Filed Pursuant to Rule 424(b)(5) Registration File No.: 333-130684-19

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 14, 2006)

$1,382,912,000 (Approximate)
Morgan Stanley Capital I Trust 2006-HQ10
as Issuing Entity

Morgan Stanley Capital I Inc.
as Depositor

Morgan Stanley Mortgage Capital Inc.
as Sponsor and Mortgage Loan Seller
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HQ10

Morgan Stanley Capital I Inc. is offering selected classes of its Series 2006-HQ10 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2006-HQ10 trust. The trust's primary assets will be 124 fixed rate mortgage loans secured by first liens on 131 multifamily and commercial properties. Distributions on the certificates will be made on the 4th business day following the 8th day or, if that day is not a business day, the next succeeding business day, of each month commencing December 2006 in accordance with the priorities described in this prospectus supplement under ‘‘Description of the Offered Certificates—Distributions.’’ Morgan Stanley Capital Services Inc. will provide interest rate swap agreements with respect to the Class A-4FL and Class A-MFL Certificates as described in this prospectus supplement under ‘‘Description of the Swap Contracts.’’ Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under ‘‘Description of the Offered Certificates—Distributions; Subordination; Allocation of Losses and Certain Expenses.’’ The Series 2006-HQ10 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsor or any of its respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

Investing in the certificates offered to you involves risks. See ‘‘Risk Factors’’ beginning on page S-41 of this prospectus supplement and page 11 of the prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance (1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description (2)	Ratings (Fitch/Moody's)
Class A-1	$41,800,000	5.131%	Fixed	AAA/Aaa
Class A-1A	$90,658,000	5.380%	Fixed	AAA/Aaa
Class A-2	$88,100,000	5.283%	Fixed	AAA/Aaa
Class A-3	$62,900,000	5.317%	Fixed	AAA/Aaa
Class A-4	$610,249,000	5.328%	Fixed	AAA/Aaa
Class A-4FL	$150,000,000	LIBOR + 0.130%	Floating	AAA/Aaa (3)
Class A-MFL	$149,101,000	LIBOR + 0.160%	Floating	AAA/Aaa (3)
Class A-J	$119,281,000	5.389%	Fixed	AAA/Aaa
Class B	$31,684,000	5.448%	Fixed	AA/Aa2
Class C	$16,774,000	5.478%	Fixed	AA-/Aa3
Class D	$22,365,000	5.547%	Fixed	A/A2

(1)    The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2)    The pass-through rates for the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates will, at all times, be fixed at their initial pass-through rate. The pass-through rate for the Class A-J Certificates will be a per annum rate equal to the lesser of 5.389% and the weighted average net mortgage rate. The pass-through rate for the Class B Certificates will be a per annum rate equal to the lesser of 5.448% and the weighted average net mortgage rate. The pass-through rate for the Class C Certificates will be a per annum rate equal to the lesser of 5.478% and the weighted average net mortgage rate. The pass-through rate for the Class D Certificates will be a per annum rate equal to the lesser of 5.547% and the weighted average net mortgage rate. The Class A-4FL Certificates will, at all times, accrue interest at a per annum rate equal to one-month LIBOR + 0.130% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial interest accrual period) subject to the limitations described in this prospectus supplement. The Class A-MFL Certificates will, at all times, accrue interest at a per annum floating rate equal to one-month LIBOR + 0.160% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial interest accrual period) subject to the limitations described in this prospectus supplement.

(3)    The ratings of the Class A-4FL and the Class A-MFL Certificates do not represent any assessment as to whether the floating rate of interest on those Classes will convert to a fixed rate, and only represent the likelihood of the receipt of interest (i) at a rate equal to 5.328%, in the case of the Class A-4FL Certificates and (ii) at a rate equal to the lesser of 5.360% and the weighted average net mortgage rate, in the case of the Class A-MFL Certificates (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See ‘‘Ratings’’ in this prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated will act as lead manager and sole bookrunner with respect to the offered certificates. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about November 9, 2006. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $1,388,743,591, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.

MORGAN STANLEY

MERRILL LYNCH & CO.	RBS GREENWICH CAPITAL

November 1, 2006

Cartier
Cartier

Waterside Shops, Naples, FL

Michigan Plaza, Chicago, IL

690

PPG Portfolio, Various

AZ Office/Retail Portfolio, Scottsdale, AZ

ULTA

The Shops at Briargate, Colorado Springs, CO

One Bethesda Center, Bethesda, MD

425 Park Avenue, New York, NY

Sony Pictures Plaza, Culver City, CA

LOWE'S

Kings Crossing Shopping Centre, Shreveport, LA

K mart

Fort Roc Portfolio, Various

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

          You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

          In this prospectus supplement, the terms "depositor," "we," "our" and
"us" refer to Morgan Stanley Capital I Inc. All appendices, schedules and exhibits to this prospectus supplement are a part of this prospectus supplement.

                                   ----------

          Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that relevant member state it has not made and will not make an offer of certificates to the public in that relevant member state prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that relevant member state at any time:

          (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c)  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the
               Prospectus Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the
Prospectus Directive in that member state and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

                                      S-3

                                 UNITED KINGDOM

          Each underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial
Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the
Financial Services and Markets Act 2000 does not apply to the Depositor; and

          (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

          The distribution of this prospectus supplement if made by a person who is not an authorized person under the Financial Services and Markets Act 2000, is being made only to, or directed only at persons who (1) are outside the
United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d)
("high net worth companies, unincorporated associations, etc.") or 19
(Investment Professionals) of the Financial Services and Market Act 2000
(Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

   Servicing of the A/B Mortgage Loans, the

APPENDIX I - Mortgage Pool Information (Tables), Loan Group 1 (Tables)
      and Loan Group 2 (Tables).........................................     I-1
APPENDIX II - Certain Characteristics of the Mortgage Loans.............    II-1
APPENDIX III - Certain Characteristics of the Mortgage Loans in Loan
   Group 2..............................................................   III-1
APPENDIX IV - Significant Loan Summaries................................    IV-1
APPENDIX V - Form of Statement to Certificateholders....................     V-1
SCHEDULE A - Rates Used in Determination of Class X Pass-Through
   Rates ...............................................................     A-1

                                       S-5

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                                EXECUTIVE SUMMARY

          This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

                                APPROXIMATE         APPROXIMATE                       APPROXIMATE
APPROXIMATE                 INITIAL CERTIFICATE       INITIAL                         PERCENT OF      WEIGHTED    PRINCIPAL
   CREDIT                        BALANCE OR        PASS-THROUGH        RATINGS           TOTAL        AVERAGE       WINDOW
  SUPPORT        CLASS        NOTIONAL AMOUNT          RATE        (FITCH/MOODY'S)   CERTIFICATES   LIFE (YRS.)    (MONTHS)
-----------   -----------   -------------------   --------------   ---------------   ------------   -----------   ---------

  30.000%     Class A-1        $   41,800,000         5.131%           AAA/Aaa           2.80%          2.99        1-53
  30.000%     Class A-1A       $   90,658,000         5.380%           AAA/Aaa           6.08%          9.34        1-119
  30.000%     Class A-2        $   88,100,000         5.283%           AAA/Aaa           5.91%          4.53        53-60
  30.000%     Class A-3        $   62,900,000         5.317%           AAA/Aaa           4.22%          7.33       60-110
  30.000%     Class A-4        $  610,249,000         5.328%           AAA/Aaa          40.93%          9.73       110-119
  30.000%     Class A-4FL      $  150,000,000     LIBOR + 0.130%       AAA/Aaa          10.06%          9.73       110-119
  20.000%     Class A-MFL      $  149,101,000     LIBOR + 0.160%       AAA/Aaa          10.00%          9.93       119-119
  12.000%     Class A-J        $  119,281,000         5.389%           AAA/Aaa           8.00%          9.93       119-119
   9.875%     Class B          $   31,684,000         5.448%           AA/Aa2            2.13%          9.93       119-119
   8.750%     Class C          $   16,774,000         5.478%           AA-/Aa3           1.13%          9.93       119-119
   7.250%     Class D          $   22,365,000         5.547%            A/A2             1.50%          9.93       119-119
   6.125%     Class E          $   16,774,000         5.606%            A-/A3            1.13%          9.93       119-119
   4.875%     Class F          $   18,638,000         5.803%          BBB+/Baa1          1.25%          9.93       119-119
   3.625%     Class G          $   18,637,000         5.824%          BBB/Baa2           1.25%          9.93       119-119
   2.750%     Class H          $   13,047,000         5.890%          BBB-/Baa3          0.88%          9.93       119-119
      --      Class J-P        $   41,002,944            --              --                --             --            --
      --      Class X-1        $1,491,010,944         0.047%           AAA/Aaa             --             --            --
      --      Class X-2        $1,458,366,000         0.503%           AAA/Aaa             --             --            --

o    The notional amount of the Class X-1 Certificates initially will be
     $1,491,010,944 and the notional amount of the Class X-2 Certificates initially will be $1,458,366,000. The Class X-1 Certificates and the Class
     X-2 Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4,
     and Class A-4FL Certificates represent the approximate credit support for those certificates in the aggregate. No other Class of Certificates will provide any credit support to the Class A-4FL Certificates for a failure by the Swap Counterparty to make any payment under the related swap agreement.

o    The initial certificate balance on the closing date may vary by up to 5%.
     Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o    The Class X-1 Certificates and the Class X-2 Certificates (together, the
     "Class X Certificates") and the Class E, Class F, Class G, Class H, Class
     J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q
     Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates, collectively as the "privately offered certificates."

o    For purposes of making distributions to the Class A-1, Class A-1A, Class
     A-2, Class A-3, Class A-4 and Class A-4FL Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

o    Loan group 1 will consist of 111 mortgage loans, representing approximately
     93.9% of the initial outstanding pool balance. Loan group 2 will consist of
     13 mortgage loans, representing approximately 6.1% of the initial outstanding pool balance, and approximately 100.0% of the principal balance of all the mortgage loans secured by multifamily properties.

o    So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
     Class A-1A, Class A-2, Class A-3, Class A-4 Certificates, the Class A-4FL
     Regular Interest and the Class X Certificates, interest distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the
     Class A-4FL Regular Interest will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on

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                                       S-6

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     the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X
     Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
     A-4 Certificates, the Class A-4FL Certificates and the Class X
     Certificates, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o    Generally, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
     and the Class A-4FL Regular Interest will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class
     A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 Certificates and the Class A-4FL Regular
     Interest have been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-MFL Regular
     Interest and the Class A-J through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1A,
     Class A-2, Class A-3 and Class A-4 Certificates and the Class A-4FL Regular
     Interest, pro rata.

o    The pass-through rates for the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates will, at all times, be fixed at their initial pass-through rate. The pass-through rate for the Class A-J Certificates will be a per annum rate equal to the lesser of 5.389% and the weighted average net mortgage rate. The pass-through rate for the Class B
     Certificates will be a per annum rate equal to the lesser of 5.448% and the weighted average net mortgage rate. The pass-through rate for the Class C
     Certificates will be a per annum rate equal to the lesser of 5.478% and the weighted average net mortgage rate. The pass-through rate for the Class D
     Certificates will be a per annum rate equal to the lesser of 5.547% and the weighted average net mortgage rate. The Class A-4FL and Class A-MFL
     Certificates will, at all times, accrue interest at a per-annum floating rate equal to one-month LIBOR + 0.130%, in the case of the Class A-4FL
     Certificates, and one-month LIBOR + 0.160%, in the case of the A-MFL
     Certificates (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial interest accrual period), subject to the limitations described in this prospectus supplement.

o    The initial LIBOR (which will be an interpolated rate based on a one-month
     LIBOR and two-month LIBOR) will be determined two (2) Banking Days before the Closing Date. Under certain circumstances described in this prospectus supplement, the interest rate for (i) the Class A-4FL Certificates may convert from a one-month LIBOR based rate to a rate equal to 5.328% and
     (ii) the Class A-MFL Certificates may convert from a one-month LIBOR based rate to a rate equal to the lesser of a fixed rate of 5.360% and the weighted average net mortgage rate. See "Description of the Swap
     Contracts--The Swap Contracts" in this prospectus supplement.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv)
     a 0% CPR. See the assumptions set forth under "Yield, Prepayment and
     Maturity Considerations" in this prospectus supplement and under
     "Structuring Assumptions" in the "Glossary of Terms."

o    The ratings of the Class A-4FL and Class A-MFL Certificates do not
     represent any assessment as to whether the floating rate of interest on such classes will convert to a fixed rate, and only represent the likelihood of the receipt of interest at a rate equal to (i) 5.328%, in the case of the Class A-4FL Certificates and (ii) in the case of the Class
     A-MFL Certificates, the lesser of 5.360% and the weighted average net mortgage rate (adjusted, if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months. See "Ratings" in this prospectus supplement.

o    It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

o    The Class A-4FL Certificates will each represent undivided beneficial related interests in a grantor trust for federal income tax purposes, which grantor trusts will be comprised of the applicable swap contract, the related floating rate account and the Class A-4FL Regular Interest. The
     Class A-MFL Certificates will also represent undivided beneficial interests in a grantor trust for federal income tax purposes, which grantor trust is comprised of the related swap contract, the related floating rate account and the Class A-MFL Regular Interest. See "Federal Income Tax Consequences"
     in this prospectus supplement.

o    The Class R-I, R-II, R-III and Class Q Certificates also represent ownership interests in the trust. Each Class Q Certificate represents a beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

          Offered certificates.

          Certificates not offered pursuant to this prospectus supplement.

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                                       S-7

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

          This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL.......................   Your certificates (along with the privately
                                 offered certificates) will represent beneficial
                                 interests in a trust created by us on the
                                 closing date. All payments to you will come
                                 only from the amounts received in connection
                                 with the assets of the trust. The trust's
                                 assets will primarily consist of 124 fixed rate
                                 mortgage loans secured by first mortgage liens
                                 on 131 commercial, manufactured housing
                                 community and multifamily properties, and with
                                 respect to each of the Class A-4FL and Class
                                 A-MFL Certificates, related swap contracts with
                                 Morgan Stanley Capital Services Inc.

TITLE OF CERTIFICATES.........   Commercial Mortgage Pass-Through Certificates,
                                 Series 2006-HQ10.

MORTGAGE POOL.................   The mortgage pool consists of 124 mortgage
                                 loans with an aggregate principal balance of
                                 all mortgage loans as of the cut-off date, of
                                 approximately $1,491,010,945, which may vary on
                                 the closing date by up to 5%. Each mortgage
                                 loan requires scheduled payments of principal
                                 and/or interest to be made monthly. For
                                 purposes of those mortgage loans that have a
                                 due date on a date other than the first of the
                                 month, we have assumed that those mortgage
                                 loans are due on the first of the month for
                                 purposes of determining their cut-off dates and
                                 cut-off date balances.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in the mortgage pool ranged from
                                 approximately $1,575,090 to approximately
                                 $120,000,000 and the mortgage loans had an
                                 approximate average balance of $12,024,282.

                                 For purposes of calculating distributions on
                                 certain classes of certificates, the mortgage
                                 loans in the mortgage pool backing the offered
                                 certificates will be divided into a loan group
                                 1 and a loan group 2.

                                 Loan group 1 will consist of all of the
                                 mortgage loans other than thirteen (13)
                                 mortgage loans that are secured by multifamily
                                 properties. Loan group 1 will consist of one
                                 hundred eleven (111) mortgage loans, with an
                                 initial outstanding loan group 1 balance of
                                 $1,400,352,160, which may vary up to 5%. Loan
                                 group 1 represents approximately 93.9% of the
                                 initial outstanding pool balance.

                                 Loan group 2 will consist of thirteen (13) of
                                 the mortgage loans that are secured by
                                 multifamily properties and have an initial
                                 outstanding loan group 2 balance of
                                 $90,658,785. Loan group 2 represents
                                 approximately 6.1% of the initial outstanding
                                 pool balance and approximately 100.0% of the
                                 principal balance of all the mortgage loans
                                 secured by multifamily properties.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in loan group 1 ranged from
                                 approximately $1,575,090 to approximately

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                                       S-8

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                                 $120,000,000 and the mortgage loans in loan
                                 group 1 had an approximate average balance of
                                 $12,615,785. As of the cut-off date, the
                                 balances of the mortgage loans in loan group 2
                                 ranged from approximately $3,393,863 to
                                 approximately $12,900,000 and the mortgage
                                 loans in loan group 2 had an approximate
                                 average balance of $6,973,753.

                                 The transfers of the mortgage loans from the
                                 mortgage loan seller to the depositor and from
                                 the depositor to the issuing entity in exchange
                                 for the certificates are illustrated below:

        --------------                --------------

           MORTGAGE                      INVESTORS
          LOAN SELLER

        --------------                --------------
           |     /|\                     |     /|\
           |      |                      |      |
MORTGAGE   |      |                      |      |
  LOANS    |      | CASH            CASH |      | CERTIFICATES
           |      |                      |      |
          \|/     |        CASH         \|/     |
        --------------                 --------------
                      /_ _ _ _ _ _ _ _
           DEPOSITOR  \                 UNDERWRITERS
                       _ _ _ _ _ _ _ \
        --------------               / --------------
           |     /|\
           |      |     CERTIFICATES
           |      |
MORTGAGE   |      |
  LOANS    |      | CERTIFICATES
          \|/     |
        --------------

        ISSUING ENTITY

        --------------

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   Morgan Stanley Capital I Trust 2006-HQ10, a New
                                 York common law trust, will issue the
                                 certificates. The trust will be formed pursuant
                                 to the pooling and servicing agreement between
                                 the depositor, the master servicer, the special
                                 servicer, the trustee and the paying agent. See
                                 "Transaction Parties--The Issuing Entity" in
                                 this prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation, is the depositor. As depositor,
                                 Morgan Stanley Capital I Inc. will acquire the
                                 mortgage loans from the mortgage loan seller
                                 and deposit them into the trust. Morgan Stanley
                                 Capital I Inc. is an affiliate of Morgan
                                 Stanley Mortgage Capital Inc., the sponsor of
                                 this transaction and the mortgage loan seller,
                                 and Morgan Stanley & Co. Incorporated, one of
                                 the

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                                 underwriters, and Morgan Stanley Capital
                                 Services Inc., the swap counterparty. See
                                 "Transaction Parties--The Depositor" in this
                                 prospectus supplement.

MASTER SERVICER...............   Wells Fargo Bank, National Association, a
                                 national banking association, will act as
                                 master servicer with respect to all of the
                                 mortgage loans in the trust. See "Servicing of
                                 the Mortgage Loans--General" and "Transaction
                                 Parties--Master Servicer" in this prospectus
                                 supplement. The master servicer will be
                                 primarily responsible for servicing and
                                 administering, directly or through
                                 sub-servicers, mortgage loans (a) as to which
                                 there is no default or reasonably foreseeable
                                 default that would give rise to a transfer of
                                 servicing to the special servicer and (b) as to
                                 which any such default or reasonably
                                 foreseeable default has been corrected,
                                 including as part of a work-out. In addition,
                                 the master servicer will be primarily
                                 responsible for making principal and interest
                                 advances and servicing advances under the
                                 pooling and servicing agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each mortgage loan. The master servicing fee
                                 rate (including any subservicing or any primary
                                 servicing fees) for Wells Fargo Bank, National
                                 Association will range, on a loan-by-loan
                                 basis, from 0.01% per annum to 0.12% per annum.
                                 In addition, the master servicer will be
                                 entitled to retain certain borrower-paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust, as
                                 additional servicing compensation.

SPECIAL SERVICER..............   LNR Partners, Inc., a Florida corporation and
                                 an affiliate of the initial operating adviser,
                                 will act as special servicer with respect to
                                 all of the mortgage loans in the trust.
                                 Generally, the special servicer will service a
                                 mortgage loan upon the occurrence of certain
                                 events that cause that mortgage loan to become
                                 a "specially serviced mortgage loan." The
                                 special servicer's principal compensation for
                                 its special servicing activities will be the
                                 special servicing fee, the workout fee and the
                                 liquidation fee. See "Servicing of the Mortgage
                                 Loans--General" and "Transaction Parties--The
                                 Special Servicer" in this prospectus
                                 supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.35% (or 0.25% in the case of
                                 Mortgage Loan No. 1 only) per annum applicable
                                 to that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each specially serviced mortgage loan, with a
                                 minimum of $4,000 per month per specially
                                 serviced mortgage loan or REO property.

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 (net of any expenses incurred by the special
                                 servicer on behalf of the trust in connection
                                 with the collection of the condemnation
                                 proceeds

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                                      S-10

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                                 and insurance proceeds) including in connection
                                 with a purchase of an A Note by the holder of
                                 the related B Note, unless otherwise provided
                                 in the related intercreditor agreement.

                                 The workout fee is a fee payable with respect
                                 to any rehabilitated mortgage loan (which means
                                 a specially serviced mortgage loan as to which
                                 three consecutive scheduled payments have been
                                 made, there is no other event causing it to
                                 constitute a specially serviced mortgage loan,
                                 and certain other conditions have been met),
                                 serviced companion mortgage loan or B Note,
                                 equal to 1.0% of the amount of each collection
                                 of interest (other than default interest and
                                 any excess interest) and principal received
                                 (including any condemnation proceeds received
                                 and applied as a collection of the interest and
                                 principal) on such mortgage loan, serviced
                                 companion mortgage loan or B Note for so long
                                 as it remains a rehabilitated mortgage loan.

                                 In addition, the special servicer will be
                                 entitled to retain certain borrower-paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust, as
                                 additional servicing compensation.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 and "Servicing of the Mortgage Loans--The
                                 Special Servicer--Special Servicer
                                 Compensation" in this prospectus supplement.

TRUSTEE AND CUSTODIAN.........   LaSalle Bank National Association, a national
                                 banking association, will act as trustee of the
                                 trust on behalf of the Series 2006-HQ10
                                 certificateholders and as custodian. See
                                 "Transaction Parties--The Trustee and the
                                 Custodian--The Trustee" in this prospectus
                                 supplement. In addition, the trustee will be
                                 primarily responsible for back-up advancing if
                                 the master servicer fails to perform its
                                 advancing obligations. Following the transfer
                                 of the underlying mortgage loans into the
                                 trust, the trustee, on behalf of the trust,
                                 will become the holder of each mortgage loan
                                 transferred to the trust.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.0015% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the scheduled
                                 principal balance of each mortgage loan. A
                                 portion of the trustee fee is payable to the
                                 paying agent.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 in this prospectus supplement.

PAYING AGENT..................   Wells Fargo Bank, National Association will act
                                 as the paying agent, certificate registrar and
                                 authenticating agent for the certificates.
                                 Wells Fargo Bank, National Association is also
                                 the master servicer. The paying agent will also
                                 have, or be responsible for appointing an agent
                                 to perform, additional duties with respect to
                                 tax administration of the issuing entity. A
                                 portion of the trustee fee is payable to the
                                 paying agent. See "Transaction Parties--The
                                 Paying Agent, Certificate Registrar and
                                 Authenticating Agent" and "Description of the
                                 Offered Certificates--Distributions--Fees and
                                 Expenses" in this prospectus supplement.

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                                      S-11

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OPERATING ADVISER.............   The holders of certificates representing more
                                 than 50% of the aggregate certificate balance
                                 of the most subordinate class of certificates
                                 outstanding at any time of determination, or,
                                 if the certificate balance of that class of
                                 certificates is less than 25% of the initial
                                 certificate balance of that class, the next
                                 most subordinate class of certificates, may
                                 appoint a representative to act as operating
                                 adviser for the purposes described in this
                                 prospectus supplement; provided, that with
                                 respect to any A/B Mortgage Loan, a holder of
                                 the related B Note will, to the extent set
                                 forth in the related intercreditor agreement,
                                 instead be entitled to the rights and powers
                                 granted to the operating adviser under the
                                 pooling and servicing agreement to the extent
                                 those rights and powers relate to the related
                                 A/B Mortgage Loan (but only so long as the
                                 holder of the related B Note is the directing
                                 holder with respect to that mortgage loan). The
                                 initial operating adviser will be LNR
                                 Securities Holdings, LLC, an affiliate of the
                                 special servicer.

SPONSOR.......................   Morgan Stanley Mortgage Capital Inc., a New
                                 York corporation, is the sponsor of this
                                 transaction. As sponsor, Morgan Stanley
                                 Mortgage Capital Inc. has organized and
                                 initiated the transactions in which the
                                 certificates will be issued and will sell
                                 mortgage loans to the depositor. The depositor
                                 will transfer the mortgage loans to the trust,
                                 and the trust will then issue the certificates.
                                 Morgan Stanley Mortgage Capital Inc. is an
                                 affiliate of the depositor, Morgan Stanley &
                                 Co. Incorporated, one of the underwriters and
                                 Morgan Stanley Capital Services Inc., the swap
                                 counterparty. See "Transaction Parties--The
                                 Sponsor, Mortgage Loan Seller and Originator"
                                 in this prospectus supplement.

MORTGAGE LOAN SELLER..........   Morgan Stanley Mortgage Capital Inc. will sell
                                 us 124 mortgage loans (which include 111
                                 mortgage loans in loan group 1 and 13 mortgage
                                 loans in loan group 2), representing 100.0% of
                                 the initial outstanding pool balance (and
                                 representing 100.0% of the initial outstanding
                                 loan group 1 balance and 100.0% of the initial
                                 outstanding loan group 2 balance). See
                                 "Transaction Parties--The Sponsor, Mortgage
                                 Loan Seller and Originator" in this prospectus
                                 supplement.

SWAP COUNTERPARTY.............   Morgan Stanley Capital Services Inc., a
                                 Delaware corporation, is the swap counterparty.
                                 The obligation of Morgan Stanley Capital
                                 Services Inc. under each swap contract will be
                                 guaranteed by Morgan Stanley. Morgan Stanley
                                 Capital Services Inc. is an affiliate of the
                                 depositor, of Morgan Stanley Mortgage Capital
                                 Inc., a sponsor of the transaction and the
                                 mortgage loan seller, and Morgan Stanley & Co.
                                 Incorporated, one of the underwriters.

ORIGINATOR....................   The mortgage loan seller or its affiliate
                                 originated the mortgage loans as to which it is
                                 acting as mortgage loan seller. See
                                 "Transaction Parties--The Sponsor, Mortgage
                                 Loan Seller and Originator" in this prospectus
                                 supplement.

UNDERWRITERS..................   Morgan Stanley & Co. Incorporated, Greenwich
                                 Capital Markets, Inc. and Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated. Morgan
                                 Stanley & Co. Incorporated is an affiliate of
                                 Morgan Stanley Mortgage Capital Inc., the
                                 sponsor and originator, of Morgan Stanley
                                 Capital Services Inc., the swap counterparty,
                                 and of the depositor.

CUT-OFF DATE..................   November 1, 2006. For purposes of the
                                 information contained in this prospectus
                                 supplement (including the appendices to this
                                 prospectus supplement), scheduled payments due
                                 in November 2006 with respect

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                                      S-12

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                                 to mortgage loans not having payment dates on
                                 the first day of each month have been deemed
                                 received on November 1, 2006, not the actual
                                 day on which the scheduled payments were due.

CLOSING DATE..................   On or about November 9, 2006.

DETERMINATION DATE............   The 8th day of each month, or, if the 8th day
                                 is not a business day, the next succeeding
                                 business day, commencing in December 2006.

DISTRIBUTION DATE.............   The 4th business day after the related
                                 determination date, commencing in December
                                 2006.

RECORD DATE...................   With respect to each distribution date, the
                                 close of business on the last business day of
                                 the preceding calendar month.

EXPECTED FINAL DISTRIBUTION
   DATES......................    Class A-1     April 12, 2011

                                  Class A-1A   October 12, 2016

                                  Class A-2    November 12, 2011

                                  Class A-3    January 12, 2016

                                  Class A-4    October 12, 2016

                                 Class A-4FL   October 12, 2016

                                 Class A-MFL   October 12, 2016

                                  Class A-J    October 12, 2016

                                   Class B     October 12, 2016

                                   Class C     October 12, 2016

                                   Class D     October 12, 2016

                                 The expected final distribution date for each
                                 class of certificates is the date on which that
                                 class is expected to be paid in full, assuming
                                 no delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates and
                                 according to the "Structuring Assumptions." Any
                                 mortgage loans with anticipated repayment dates
                                 are assumed to repay in full on those dates.
                                 The actual final distribution date for any
                                 class may be earlier or later (and could be
                                 substantially later) than the expected final
                                 distribution date.

RATED FINAL DISTRIBUTION
   DATE.......................   As to each class of certificates, the
                                 distribution date in November 2041, which is
                                 the first distribution date that follows by at
                                 least 36 months the end of the amortization
                                 term for the mortgage loan that, as of the
                                 cut-off date, has the longest remaining
                                 amortization term.

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                                      S-13

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                              OFFERED CERTIFICATES

GENERAL.......................   We are offering the following eleven (11)
                                 classes of our Series 2006-HQ10 Commercial
                                 Mortgage Pass-Through Certificates:

                                 o    Class A-l

                                 o    Class A-1A

                                 o    Class A-2

                                 o    Class A-3

                                 o    Class A-4

                                 o    Class A-4FL

                                 o    Class A-MFL

                                 o    Class A-J

                                 o    Class B

                                 o    Class C

                                 o    Class D

                                 The entire series will consist of a total of
                                 twenty-eight (28) classes, the following
                                 seventeen (17) of which are not being offered
                                 by this prospectus supplement and the
                                 accompanying prospectus: Class X-1, Class X-2,
                                 Class E, Class F, Class G, Class H, Class J,
                                 Class K, Class L, Class M, Class N, Class O,
                                 Class P, Class Q, Class R-I, Class R-II and
                                 Class R-III.

CERTIFICATE BALANCE ..........   Your certificates will have the approximate
                                 aggregate initial certificate balance presented
                                 on the cover page of this prospectus
                                 supplement, and this balance may vary by up to
                                 5% on the closing date. Mortgage loans may be
                                 removed from or added to the mortgage pool
                                 prior to the closing date within this maximum
                                 permitted variance. Any reduction or increase
                                 in the number of mortgage loans within these
                                 parameters will result in consequential changes
                                 to the initial certificate balance of each
                                 class of offered certificates and to the other
                                 statistical data contained in this prospectus
                                 supplement. No changes in the statistical data
                                 will be made in the final prospectus supplement
                                 unless such changes are material.

                                 The certificate balance at any time is the
                                 maximum amount of principal distributable to a
                                 class and is subject to adjustment on each
                                 distribution date to reflect any reductions
                                 resulting from distributions of principal to
                                 that class or any allocations of losses to the
                                 certificate balance of that class.

                                 The certificate balance of the Class A-4FL and
                                 the Class A-MFL Certificates will be equal to
                                 the certificate balance of the Class A-4FL
                                 Regular Interest and the Class A-MFL Regular
                                 Interest, respectively.

                                 The Class X-1 Certificates and Class X-2
                                 Certificates, which are private certificates,
                                 will not have certificate balances; each such
                                 class of

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                                      S-14

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                                 certificates will instead represent the right
                                 to receive distributions of interest accrued as
                                 described in this prospectus supplement on a
                                 notional amount. The notional amount of the
                                 Class X-1 Certificates will be equal to the
                                 aggregate of the certificate balances of the
                                 classes of certificates (other than the Class
                                 Q, Class X-1, Class X-2, Class R-I, Class R-II
                                 and Class R-III Certificates) outstanding from
                                 time to time.

                                 Any information provided in this prospectus
                                 supplement regarding the characteristics of the
                                 Class X-1 Certificates and the Class X-2
                                 Certificates, which are not offered pursuant to
                                 this prospectus supplement, is provided only to
                                 enhance your understanding of the offered
                                 certificates.

                                 The notional amount of the Class X-2
                                 Certificates will equal:

                                 o    during the period from the closing date
                                      through and including the distribution
                                      date occurring in November 2007, the sum
                                      of (a) the lesser of $37,184,000 and the
                                      certificate balance of the Class A-1
                                      Certificates outstanding from time to
                                      time; (b) the lesser of $90,586,000 and
                                      the certificate balance of the Class A-1A
                                      Certificates outstanding from time to
                                      time, and (c) the aggregate of the
                                      certificate balances of Class A-2, Class
                                      A-3, Class A-4, Class A-4FL, Class A-MFL,
                                      Class A-J, Class B, Class C, Class D,
                                      Class E, Class F, Class G, Class H, Class
                                      J, Class K and Class L Certificates
                                      outstanding from time to time;

                                 o    during the period following the
                                      distribution date occurring in November
                                      2007 through and including the
                                      distribution date occurring in November
                                      2008, the sum of (a) the lesser of
                                      $87,231,000 and the certificate balance of
                                      the Class A-1A Certificates outstanding
                                      from time to time, (b) the lesser of
                                      $69,925,000 and the certificate balance of
                                      the Class A-2 Certificates outstanding
                                      from time to time, (c) the aggregate of
                                      the certificate balances of the Class A-3,
                                      Class A-4, Class A-4FL, Class A-MFL, Class
                                      A-J, Class B, Class C, Class D, Class E,
                                      Class F, Class G, Class H, Class J and
                                      Class K Certificates outstanding from time
                                      to time, and (d) the lesser of $2,949,000
                                      and the certificate balance of the Class L
                                      Certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date occurring in November
                                      2008 through and including the
                                      distribution date occurring in November
                                      2009, the sum of (a) the lesser of
                                      $83,414,000 and the certificate balance of
                                      the Class A-1A Certificates outstanding
                                      from time to time, (b) the lesser of
                                      $4,850,000 and the certificate balance of
                                      the Class A-2 Certificates outstanding
                                      from time to time, (c) the aggregate of
                                      the certificate balances of the Class A-3,
                                      Class A-4, Class A-4FL, Class A-MFL, Class
                                      A-J, Class B, Class C, Class D, Class E
                                      and Class F Certificates outstanding from
                                      time to time and (d) the lesser of
                                      $14,509,000 and the certificate balance of
                                      the Class G Certificates outstanding from
                                      time to time;

                                 o    during the period following the
                                      distribution date occurring in November
                                      2009 through and including the
                                      distribution date occurring in November
                                      2010, the sum of (a) the lesser of
                                      $79,673,000 and the certificate balance of
                                      the Class A-1A

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                                      S-15

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                                      Certificates outstanding from time to
                                      time, (b) the lesser of $566,308,000 and
                                      the certificate balance of the Class A-4
                                      Certificates outstanding from time to
                                      time, (c) the lesser of $139,199,000 and
                                      the certificate balance of the Class A-4FL
                                      Certificates outstanding from time to
                                      time, (d) the aggregate of the certificate
                                      balances of the Class A-MFL, Class A-J,
                                      Class B, Class C, Class D and Class E
                                      Certificates outstanding from time to time
                                      and (e) the lesser of $5,613,000 and the
                                      certificate balance of the Class F
                                      Certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date occurring in November
                                      2010 through and including the
                                      distribution date occurring in November
                                      2011, the sum of (a) the lesser of
                                      $76,058,000 and the certificate balance of
                                      the Class A-1A Certificates outstanding
                                      from time to time, (b) the lesser of
                                      $525,211,000 and the certificate balance
                                      of the Class A-4 Certificates outstanding
                                      from time to time, (c) the lesser of
                                      $129,097,000 and the certificate balance
                                      of the Class A-4FL Certificates
                                      outstanding from time to time, (d) the
                                      aggregate of the certificate balances of
                                      the Class A-MFL, Class A-J, Class B and
                                      Class C Certificates outstanding from time
                                      to time and (e) the lesser of $19,817,000
                                      and the certificate balance of the Class D
                                      Certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date occurring in November
                                      2011 through and including the
                                      distribution date occurring in November
                                      2012, the sum of (a) the lesser of
                                      $72,500,000 and the certificate balance of
                                      the Class A-1A Certificates outstanding
                                      from time to time, (b) the lesser of
                                      $486,716,000 and the certificate balance
                                      of the Class A-4 Certificates outstanding
                                      from time to time, (c) the lesser of
                                      $119,635,000 and the certificate balance
                                      of the Class A-4FL Certificates
                                      outstanding from time to time, (d) the
                                      aggregate of the certificate balances of
                                      the Class A-MFL, Class A-J and Class B
                                      Certificates outstanding from time to time
                                      and (e) the lesser of $14,081,000 and the
                                      certificate balance of the Class C
                                      Certificates outstanding from time to
                                      time; and

                                 o    following the distribution date occurring
                                      in November 2012, $0.

                                 Accordingly, the notional amount of the Class
                                 X-1 Certificates will be reduced on each
                                 distribution date by any distributions of
                                 principal actually made on, and any losses
                                 actually allocated to the certificate balance
                                 of, any class of certificates (other than the
                                 Class X-1, Class X-2, Class Q, Class R-I, Class
                                 R-II and Class R-III Certificates) outstanding
                                 from time to time. The notional amount of the
                                 Class X-2 Certificates will be reduced on each
                                 distribution date by any distributions of
                                 principal actually made on, and any losses
                                 actually allocated to the certificate balance
                                 of any component and any class of Certificates
                                 included in the calculation of the notional
                                 amount for the Class X-2 Certificates on such
                                 distribution date, as described above. Holders
                                 of the Class X-2 Certificates will not be
                                 entitled to distributions of interest at any
                                 time following the distribution date occurring
                                 in November 2012.

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                                      S-16

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PASS-THROUGH RATES ...........   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 approximate initial pass-through rates for each
                                 class of offered certificates is set forth on
                                 the cover page of this prospectus supplement.

                                 Interest on your certificates (other than the
                                 Class A-4FL and Class A-MFL Certificates) and
                                 the Class A-4FL Regular Interest and the Class
                                 A-MFL Regular Interest will be calculated on
                                 the basis of a 360-day year consisting of
                                 twelve 30-day months, also referred to in this
                                 prospectus supplement as a 30/360 basis.
                                 Interest on the Class A-4FL and Class A-MFL
                                 Certificates will be computed on the basis of
                                 the actual number of days elapsed during the
                                 related interest accrual period and a 360-day
                                 year.

                                 The pass-through rate for the Class A-1
                                 Certificates will, at all times, be fixed at
                                 its initial rate of 5.131%. The pass-through
                                 rate for the Class A-1A Certificates will, at
                                 all times, be fixed at its initial rate of
                                 5.380%. The pass-through rate for the Class A-2
                                 Certificates will, at all times, be fixed at
                                 its initial rate of 5.283%. The pass-through
                                 rate for the Class A-3 Certificates will, at
                                 all times, be fixed at its initial rate of
                                 5.317%. The pass-through rate for the Class A-4
                                 Certificates will, at all times, be fixed at
                                 its initial rate of 5.328%. The pass-through
                                 rate for the Class A-J Certificates will be a
                                 per annum rate equal to the lesser of 5.389%
                                 and the weighted average net mortgage rate. The
                                 pass-through rate for the Class B Certificates
                                 will be a per annum rate equal to the lesser of
                                 5.448% and the weighted average net mortgage
                                 rate. The pass-through rate for the Class C
                                 Certificates will be a per annum rate equal to
                                 the lesser of 5.478% and the weighted average
                                 net mortgage rate. The pass-through rate for
                                 the Class D Certificates will be a per annum
                                 rate equal to the lesser of 5.547% and the
                                 weighted average net mortgage rate. The Class
                                 A-4FL and the Class A-MFL Certificates will, at
                                 all times, accrue interest at a per-annum rate
                                 equal to one-month LIBOR + 0.130%, in the case
                                 of the Class A-4FL Certificates, and one-month
                                 LIBOR + 0.160%, in the case of the A-MFL
                                 Certificates (provided that for the initial
                                 interest accrual period LIBOR shall be an
                                 interpolated percentage to reflect the longer
                                 initial interest accrual period), subject to
                                 the limitations described in this prospectus
                                 supplement.

                                 The weighted average net mortgage rate for a
                                 particular distribution date is a weighted
                                 average of the interest rates on the mortgage
                                 loans minus a weighted average annual
                                 administrative cost rate, which includes the
                                 master servicing fee rate (including any
                                 subservicing or primary servicing fees), any
                                 excess servicing fee rate and the trustee fee
                                 rate. The relevant weighting is based upon the
                                 respective principal balances of the mortgage
                                 loans as in effect immediately prior to the
                                 relevant distribution date. For purposes of
                                 calculating the weighted average net mortgage
                                 rate, the mortgage loan interest rates will not
                                 include any default interest rate. The mortgage
                                 loan interest rates will also be determined
                                 without regard to any loan term modifications
                                 agreed to by the special servicer or resulting
                                 from any borrower's bankruptcy or insolvency.
                                 In addition, for purposes of calculating the
                                 weighted average net mortgage rate, if a
                                 mortgage loan does not accrue interest on a
                                 30/360 basis, its interest rate for any month
                                 will, in general, be deemed to be the rate per
                                 annum that, when calculated on a 30/360 basis,
                                 will produce the amount of interest that
                                 actually accrues on that mortgage loan in that
                                 month.

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                                      S-17

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                                 With respect to the Class A-4FL and Class A-MFL
                                 Certificates, in the case of a default by the
                                 swap counterparty under the applicable swap
                                 contract, and until such default is cured or
                                 the applicable swap contract is replaced, the
                                 Class A-4FL Certificates or the Class A-MFL
                                 Certificates will accrue interest at the
                                 pass-through rate of the Class A-4FL Regular
                                 Interest or the Class A-MFL Regular Interest,
                                 as applicable, which will be equal to (i)
                                 5.328% per annum, in the case of the Class
                                 A-4FL Certificates and (ii) in the case of the
                                 Class A-MFL Certificates, the lesser of a fixed
                                 rate of 5.360% per annum and the weighted
                                 average net mortgage rate, calculated on a
                                 30/360 basis. The Class A-4FL Regular Interest
                                 and the Class A-MFL Regular Interest do not
                                 receive interest at a LIBOR-based rate. In the
                                 event that after payment of the net swap
                                 payment due from or to the swap counterparty,
                                 as the case may be, there are insufficient
                                 funds in the applicable Floating Rate Account
                                 to make the full distribution of the Class
                                 A-4FL Interest Distribution Amount or the Class
                                 A-MFL Interest Distribution Amount to the
                                 holders of the Class A-4FL Certificates, or the
                                 Class A-MFL Certificates, as the case may be,
                                 the resulting interest shortfall will be borne
                                 by the holders of the Class A-4FL Certificates
                                 and the Class A-MFL Certifactes, as the case
                                 may be.

                                 If the pass-through rate on the Class A-4FL
                                 Regular Interest or the Class A-MFL Regular
                                 Interest is reduced below 5.328% per annum or
                                 5.360% per annum, respectively, there will be a
                                 corresponding dollar-for-dollar reduction in
                                 the interest payment made by the swap
                                 counterparty to the trust and, ultimately, a
                                 corresponding decrease in the effective
                                 pass-through rate on the Class A-4FL or the
                                 Class A-MFL Certificates, as the case may be,
                                 for such distribution date.

                                 The pass-through rate applicable to the Class
                                 X-2 Certificates for the initial distribution
                                 date will equal approximately 0.503% per annum.
                                 The pass-through rate applicable to the Class
                                 X-2 Certificates for each distribution date
                                 subsequent to the initial distribution date and
                                 on or before the distribution date in November
                                 2012 will equal the weighted average of the
                                 respective strip rates (the "Class X-2 Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 notional amount of the Class X-2 Certificates
                                 outstanding immediately prior to the related
                                 distribution date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 distribution date). Each of those components
                                 will be comprised of all or a designated
                                 portion of the certificate balance of a
                                 specified class of certificates with a
                                 principal balance. If all or a designated
                                 portion of the certificate balance of any class
                                 of certificates with a principal balance is
                                 identified under "--Certificate Balance" above
                                 as being part of the total notional amount of
                                 the Class X-2 Certificates immediately prior to
                                 any distribution date, then that certificate
                                 balance (or designated portion of it) will
                                 represent one or more separate components of
                                 the total notional amount of the Class X-2
                                 Certificates for purposes of calculating the
                                 accrual of interest for the related
                                 distribution date. For any distribution date
                                 occurring in or before November 2012, on any
                                 particular component of the total notional
                                 amount of the Class X-2 Certificates
                                 immediately prior to the related distribution
                                 date, the applicable Class X-2 Strip Rate will
                                 equal the excess, if any, of:

--------------------------------------------------------------------------------

                                      S-18

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                                 o    the lesser of (a) the rate per annum
                                      corresponding to such distribution date as
                                      set forth on Schedule A attached to this
                                      prospectus supplement and (b) the weighted
                                      average net mortgage rate for such
                                      distribution date, over

                                 o    the pass-through rate for such
                                      distribution date for the class of
                                      certificates with a principal balance
                                      whose certificate balance, or a designated
                                      portion of it, comprises such component,
                                      or in the case of the Class A-4FL
                                      Certificates or the Class A-MFL
                                      Certificates, the pass-through rate on the
                                      Class A-4FL Regular Interest or the Class
                                      A-MFL Regular Interest, respectively.

                                 Under no circumstances will any Class X-2 Strip
                                 Rate be less than zero.

                                 The pass-through rate applicable to the Class
                                 X-1 Certificates for the initial distribution
                                 date will equal approximately 0.047% per annum.

                                 The pass-through rate applicable to the Class
                                 X-1 Certificates for each distribution date
                                 subsequent to the initial distribution date
                                 will equal the weighted average of the
                                 respective strip rates (the "Class X-1 Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 notional amount of the Class X-1 Certificates
                                 outstanding immediately prior to the related
                                 distribution date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 distribution date). Each of those components
                                 will be comprised of all or a designated
                                 portion of the certificate balance of one of
                                 the classes of the certificates with a
                                 principal balance. In general, the certificate
                                 balance of each class of certificates with a
                                 principal balance will constitute a separate
                                 component of the total notional amount of the
                                 Class X-1 Certificates; provided that, if a
                                 portion, but not all, of the certificate
                                 balance of any particular class of certificates
                                 with a principal balance is identified under
                                 "--Certificate Balance" above as being part of
                                 the total notional amount of the Class X-2
                                 Certificates immediately prior to any
                                 distribution date, then that identified portion
                                 of such certificate balance will also represent
                                 one or more separate components of the total
                                 notional amount of the Class X-1 Certificates
                                 for purposes of calculating the accrual of
                                 interest for the related distribution date, and
                                 the remaining portion of such certificate
                                 balance will represent one or more other
                                 separate components of the Class X-1
                                 Certificates for purposes of calculating the
                                 accrual of interest for the related
                                 distribution date. For any distribution date
                                 occurring in or before November 2012, on any
                                 particular component of the total notional
                                 amount of the Class X-1 Certificates
                                 immediately prior to the related distribution
                                 date, the applicable Class X-1 Strip Rate will
                                 be calculated as follows:

                                 o    if such particular component consists of
                                      the entire certificate balance (or a
                                      designated portion of that certificate
                                      balance) of any class of certificates with
                                      a principal balance, and if such entire
                                      certificate balance (or that designated
                                      portion) also constitutes a component of
                                      the total notional amount of the Class X-2
                                      Certificates immediately prior to the
                                      related distribution date, then the
                                      applicable Class X-1 Strip Rate will equal
                                      the excess, if any, of (a) the weighted
                                      average net mortgage rate for such
                                      distribution date, over (b) the greater of
                                      (i) the rate per annum corresponding to
                                      such distribution date as set forth on
                                      Schedule A attached to this

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                                      S-19

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                                      prospectus supplement and (ii) the
                                      pass-through rate for such distribution
                                      date for such class of certificates with a
                                      principal balance or, in the case of the
                                      Class A-4FL Certificates or the Class
                                      A-MFL Certificates, the pass-through rate
                                      on the Class A-4FL Regular Interest or the
                                      Class A-MFL Regular Interest,
                                      respectively; and

                                 o    if such particular component consists of
                                      the entire certificate balance (or a
                                      designated portion of that certificate
                                      balance) of any class of certificates with
                                      a principal balance, and if such entire
                                      certificate balance (or that designated
                                      portion) does not also constitute a
                                      component of the total notional amount of
                                      the Class X-2 Certificates immediately
                                      prior to the related distribution date,
                                      then the applicable Class X-1 Strip Rate
                                      will equal the excess, if any, of (a) the
                                      weighted average net mortgage rate for
                                      such distribution date, over (b) the
                                      pass-through rate for such distribution
                                      date for such class of certificates with a
                                      principal balance or, in the case of the
                                      Class A-4FL Certificates or the Class
                                      A-MFL Certificates, the pass-through rate
                                      on the Class A-4FL Regular Interest or the
                                      Class A-MFL Regular Interest,
                                      respectively.

                                 For any distribution date occurring after
                                 November 2012, the certificate balance of each
                                 class of certificates with a principal balance
                                 will constitute a separate component of the
                                 total notional amount of the Class X-1
                                 Certificates, and the applicable Class X-1
                                 Strip Rate with respect to each such component
                                 for each such distribution date will equal the
                                 excess, if any, of (a) the weighted average net
                                 mortgage rate for such distribution date, over
                                 (b) the pass-through rate for such distribution
                                 date for such class of certificates with a
                                 principal balance, or in the case of the Class
                                 A-4FL Certificates or the Class A-MFL
                                 Certificates, the pass-through rate on the
                                 Class A-4FL Regular Interest or the Class A-MFL
                                 Regular Interest, respectively.

                                 Under no circumstances will any Class X-1 Strip
                                 Rate be less than zero.

                                 The pass-through rate for the Class E
                                 Certificates will be a per annum rate equal to
                                 the lesser of 5.606% and the weighted average
                                 net mortgage rate. The pass-through rate for
                                 the Class F Certificates will be a per annum
                                 rate equal to the lesser of 5.803% and the
                                 weighted average net mortgage rate. The Class G
                                 Certificates will, at all times, accrue
                                 interest at a per annum rate equal to the
                                 weighted average net mortgage rate less 0.066%.
                                 The Class H Certificates will, at all times,
                                 accrue interest at a per annum rate equal to
                                 the weighted average net mortgage rate. The
                                 pass-through rate for the Class J, Class K,
                                 Class L, Class M, Class N, Class O and Class P
                                 Certificates will be a per annum rate equal to
                                 the lesser of 5.055% and the weighted average
                                 net mortgage rate. The Class Q Certificates do
                                 not have a pass-through rate and are entitled
                                 to receive only excess interest on ARD loans
                                 following the anticipated repayment date of the
                                 ARD loans.

DISTRIBUTIONS

A. AMOUNT AND ORDER OF
   DISTRIBUTIONS .............   On each distribution date, you will be entitled
                                 to receive interest and principal distributed
                                 from funds available for distribution from the
                                 mortgage loans, net of excess interest, excess
                                 liquidation proceeds and specified trust
                                 expenses, including all servicing fees, trustee
                                 fees and

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                                      S-20

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                                 related compensation, in an amount equal to
                                 your certificate's interest and principal
                                 entitlement, subject to:

                                 (i)   payment of the respective interest
                                       entitlement for any class of
                                       certificates, or the Class A-4FL Regular
                                       Interest, in the case of the Class A-4FL
                                       Certificates, and the Class A-MFL Regular
                                       Interest, in the case of the Class A-MFL
                                       Certificates, bearing an earlier
                                       alphabetical designation (except in
                                       respect of the distribution of interest
                                       among the Class A-1, Class A-1A, Class
                                       A-2, Class A-3, Class A-4, Class X-1 and
                                       Class X-2 Certificates and Class A-4FL
                                       Regular Interest, which will have the
                                       same senior priority and be distributed
                                       pro rata and except that distributions to
                                       the Class A-MFL Regular Interest will be
                                       paid after distributions to the foregoing
                                       classes and except that the Class A-J
                                       Certificates are paid after distributions
                                       to the Class A-MFL Regular Interest) and

                                 (ii)  if applicable, payment of the respective
                                       principal entitlement for the
                                       distribution date to outstanding classes
                                       of certificates, or the Class A-4FL
                                       Regular Interest, in the case of the
                                       Class A-4FL Certificates, and the Class
                                       A-MFL Regular Interest, in the case of
                                       the Class A-MFL Certficates, having an
                                       earlier alphabetical designation until
                                       the principal balance of each Class has
                                       been reduced to zero; provided that the
                                       Class A-MFL Regular Interest receives
                                       distributions of principal only after
                                       distributions of principal are made to
                                       the Class A-1, Class A-1A, Class A-2,
                                       Class A-3 and Class A-4 Certificates and
                                       the Class A-4FL Regular Interest, and
                                       that the Class A-J Certificates receive
                                       distributions of principal only after
                                       distributions are made to the Class A-MFL
                                       Regular Interest, and

                                 (iii) the Class A-4FL Certificates and the
                                       Class A-MFL Certificates receiving
                                       distributions of the Class A-4FL
                                       Available Funds and the Class A-MFL
                                       Available Funds, as the case may be, on
                                       each distribution date in the manner
                                       prescribed under "Description of the Swap
                                       Contracts" in this prospectus supplement.

                                 The Class A-1, Class A-2, Class A-3 and Class
                                 A-4 Certificates and the Class A-4FL Regular
                                 Interest will have priority to payments
                                 received in respect of mortgage loans included
                                 in loan group 1. The Class A-1A Certificates
                                 will have priority to payments received in
                                 respect of mortgage loans included in loan
                                 group 2.

B. INTEREST AND PRINCIPAL
   ENTITLEMENTS...............   A description of the interest entitlement
                                 payable to each class can be found in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. As described in that section, there
                                 are circumstances relating to the timing of
                                 prepayments in which your interest entitlement
                                 for a distribution date could be less than one
                                 full month's interest at the pass-through rate
                                 on your certificate's principal balance. In
                                 addition, the right of the master servicer, the
                                 special servicer and the trustee to
                                 reimbursement for payment of nonrecoverable
                                 advances, payment of compensation and
                                 reimbursement of certain costs and expenses
                                 will be prior to your right to receive
                                 distributions of principal or interest.

                                 The Class R-I, Class R-II, Class R-III, Class Q
                                 and Class X Certificates will not be entitled
                                 to principal distributions. The amount of
                                 principal

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                                      S-21

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                                 required to be distributed on the classes
                                 entitled to principal on a particular
                                 distribution date will, in general, be equal to
                                 the sum of:

                                 o    the principal portion of all scheduled
                                      payments, other than balloon payments, to
                                      the extent received or advanced by the
                                      master servicer or other party (in
                                      accordance with the pooling and servicing
                                      agreement) during the related collection
                                      period;

                                 o    all principal prepayments and the
                                      principal portion of balloon payments
                                      received during the related collection
                                      period;

                                 o    the principal portion of other collections
                                      on the mortgage loans received during the
                                      related collection period, for example,
                                      liquidation proceeds, condemnation
                                      proceeds, insurance proceeds and income on
                                      "real estate owned;" and

                                 o    the principal portion of proceeds of
                                      mortgage loan repurchases received during
                                      the related collection period;

                                 subject, however, to the adjustments described
                                 in this prospectus supplement. See the
                                 definition of "Principal Distribution Amount"
                                 in the "Glossary of Terms."

C. PREPAYMENT PREMIUMS/YIELD
   MAINTENANCE CHARGES........   The manner in which any prepayment premiums and
                                 yield maintenance charges received during a
                                 particular collection period will be allocated
                                 to the Class X Certificates, on the one hand,
                                 and the classes of certificates entitled to
                                 principal (other than the Class A-4FL
                                 Certificates and Class A-MFL Certificates) and
                                 the Class A-4FL Regular Interest and the Class
                                 A-MFL Regular Interest, on the other hand, is
                                 described in "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. The Class A-4FL and Class A-MFL
                                 Certificates will not be entitled to receive
                                 any prepayment premiums or yield maintenance
                                 charges for so long as the related swap
                                 contract remains in place. See "Description of
                                 the Certificates--Distributions--The Class
                                 A-4FL Certificates and the Class A-MFL
                                 Certificates" herein.

SUBORDINATION

A. GENERAL ...................   The chart below describes the manner in which
                                 the rights of various classes will be senior to
                                 the rights of other classes. Entitlement to
                                 receive principal and interest (other than
                                 excess liquidation proceeds and certain excess
                                 interest in connection with any mortgage loan
                                 having an anticipated repayment date) on any
                                 distribution date is depicted in descending
                                 order. The manner in which mortgage loan losses
                                 (including interest losses other than losses
                                 with respect to certain excess interest in
                                 connection with any mortgage loan having an
                                 anticipated repayment date) are allocated is
                                 depicted in ascending order.

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                                      S-22

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                                             -----------------------
                                             Class A-l, Class A-1A*,
                                              Class A-2, Class A-3,
                                             Class A-4, Class A-4FL,
                                                 Class-X-1** and
                                                   Class X-2**
                                             -----------------------
                                                        |
                                                        |
                                             -----------------------
                                                   Class A-MFL
                                             -----------------------
                                                        |
                                                        |
                                             -----------------------
                                                    Class A-J
                                             -----------------------
                                                        |
                                                        |
                                             -----------------------
                                                     Class B
                                             -----------------------
                                                        |
                                                        |
                                             -----------------------
                                                     Class C
                                             -----------------------
                                                        |
                                                        |
                                             -----------------------
                                                     Class D
                                             -----------------------
                                                        |
                                                        |
                                             -----------------------
                                                    Class E-P
                                             -----------------------

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                 CERTIFICATES.

                                 *The Class A-1A Certificates have a priority to
                                 entitlement to principal payments received in
                                 respect of mortgage loans included in loan
                                 group 2. The Class A-1, Class A-2, Class A-3
                                 and Class A-4 Certificates and the Class A-4FL
                                 Regular Interest have a priority entitlement to
                                 principal payments received in respect of
                                 mortgage loans included in loan group 1. See
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

                                 **Interest only certificates. No principal
                                 payments or realized loan losses in respect of
                                 principal will be allocated to the Class X-1 or
                                 Class X-2 Certificates. However, any mortgage
                                 loan losses will reduce the notional amount of
                                 the Class X-1 Certificates and mortgage loan
                                 losses allocated to any component and any class
                                 of certificates included in the calculation of
                                 the notional amount for the Class X-2
                                 Certificates will reduce the notional amount of
                                 the Class X-2 Certificates.

                                 In addition, while mortgage loan losses and
                                 available funds shortfalls will not be directly
                                 allocated to the Class A-4FL or the Class A-MFL
                                 Certificates, mortgage loan losses and
                                 available funds shortfalls may be allocated to
                                 the Class A-4FL Regular Interest or the Class
                                 A-MFL Regular Interest, in reduction of the
                                 certificate balance of the Class A-4FL Regular
                                 Interest or the Class A-MFL Regular Interest,
                                 respectively, and the amount of its respective
                                 interest entitlement. Any decrease in the
                                 certificate balance of the Class A-4FL Regular
                                 Interest

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                                      S-23

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                                 or the Class A-MFL Regular Interest, as the
                                 case may be, will result in a corresponding
                                 decrease in the certificate balance of the
                                 Class A-4FL or the Class A-MFL Certificates,
                                 respectively, and any interest shortfalls
                                 suffered by the Class A-4FL Regular Interest or
                                 the Class A-MFL Regular Interest, respectively,
                                 will reduce the amount of interest distributed
                                 on the Class A-4FL or the Class A-MFL
                                 Certifcates, respectively, to the extent
                                 described in this prospectus supplement.

B. SHORTFALLS IN AVAILABLE
   FUNDS......................   The following types of shortfalls in available
                                 funds will reduce amounts available for
                                 distribution and will be allocated in the same
                                 manner as mortgage loan losses. Among the
                                 causes of these shortfalls are the following:

                                 o    shortfalls resulting from compensation
                                      which the special servicer is entitled to
                                      receive;

                                 o    shortfalls resulting from interest on
                                      advances made by the master servicer, the
                                      trustee or the special servicer, to the
                                      extent not covered by default interest and
                                      late payment charges paid by the borrower;
                                      and

                                 o    shortfalls resulting from a reduction of a
                                      mortgage loan's interest rate by a
                                      bankruptcy court or other modification or
                                      from other unanticipated, extraordinary or
                                      default-related expenses of the trust.

                                 Reductions in distributions to the Class A-4FL
                                 Regular Interest or the Class A-MFL Regular
                                 Interest will cause a corresponding reduction
                                 in distributions to the Class A-4FL
                                 Certificates or the Class A-MFL Certificates,
                                 respectively, to the extent described in this
                                 prospectus supplement.

                                 Shortfalls in mortgage loan interest as a
                                 result of the timing of voluntary and
                                 involuntary prepayments (net of certain amounts
                                 required to be used by the master servicer to
                                 offset those shortfalls) will be allocated to
                                 each class of certificates (or the Class A-4FL
                                 Regular Interest or the Class A-MFL Regular
                                 Interest) in accordance with their respective
                                 interest entitlements as described in this
                                 prospectus supplement.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A. GENERAL....................   All numerical information in this prospectus
                                 supplement concerning the mortgage loans is
                                 approximate. All weighted average information
                                 regarding the mortgage loans reflects the
                                 weighting of the mortgage loans based upon
                                 their outstanding principal balances as of the
                                 cut-off date. With respect to mortgage loans
                                 not having due dates on the first day of each
                                 month, scheduled payments due in November 2006
                                 have been deemed received on November 1, 2006.

                                 When information presented in this prospectus
                                 supplement with respect to mortgaged properties
                                 is expressed as a percentage of the initial
                                 pool balance, the percentages are based upon
                                 the cut-off date principal balances of the
                                 related mortgage loans or with respect to an
                                 individual property securing a multi-property
                                 mortgage loan, the portions of those loan
                                 balances allocated to such properties. The
                                 allocated loan amount

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                                      S-24

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                                 for each mortgaged property securing a
                                 multi-property mortgage loan is set forth on
                                 Appendix II to this prospectus supplement.

B. PRINCIPAL BALANCES.........   The trust's primary assets will be one hundred
                                 twenty-four (124) mortgage loans (which include
                                 one hundred eleven (111) mortgage loans in loan
                                 group 1 and thirteen (13) mortgage loans in
                                 loan group 2) with an aggregate principal
                                 balance as of the cut-off date of approximately
                                 $1,491,010,945 (which includes $1,400,352,160
                                 in loan group 1 and $90,658,785 in loan group
                                 2). It is possible that the aggregate mortgage
                                 loan balance, the initial outstanding loan
                                 group 1 balance and the initial outstanding
                                 loan group 2 balance will vary by up to 5% on
                                 the closing date. As of the cut-off date, the
                                 principal balance of the mortgage loans in the
                                 mortgage pool ranged from approximately
                                 $1,575,090 to approximately $120,000,000 (and
                                 the balances of the mortgage loans ranged from
                                 approximately $1,575,090 to approximately
                                 $120,000,000 in loan group 1 and from
                                 approximately $3,393,863 to approximately
                                 $12,900,000 in loan group 2) and the mortgage
                                 loans had an approximate average balance of
                                 $12,024,282 (and an approximate average balance
                                 of $12,615,785 in loan group 1 and $6,973,753
                                 in loan group 2).

C. FEE SIMPLE/LEASEHOLD.......   One hundred twenty-eight (128) mortgaged
                                 properties, securing mortgage loans
                                 representing 97.4% of the initial outstanding
                                 pool balance (which include one hundred fifteen
                                 (115) mortgaged properties in loan group 1,
                                 representing 97.2% of the initial outstanding
                                 loan group 1 balance, and thirteen (13)
                                 mortgaged properties in loan group 2,
                                 representing 100.0% of the initial outstanding
                                 loan group 2 balance), are subject to a
                                 mortgage, deed of trust or similar security
                                 instrument that creates a first mortgage lien
                                 on a fee simple estate in those mortgaged
                                 properties.

                                 Two (2) mortgaged properties, securing mortgage
                                 loans representing 2.3% of the initial
                                 outstanding pool balance (and representing 2.4%
                                 of the initial outstanding loan group 1
                                 balance), are subject to a first mortgage lien
                                 on a leasehold interest in those mortgaged
                                 properties.

                                 One (1) mortgaged property, securing mortgage
                                 loans representing 0.3% of the initial
                                 outstanding pool balance (and representing 0.3%
                                 of the initial outstanding loan group 1
                                 balance), is subject to a mortgage, deed of
                                 trust or similar security instrument that
                                 creates a first mortgage lien on a fee interest
                                 in a portion of the mortgaged property and a
                                 leasehold interest in the remaining portion of
                                 the mortgaged property. In circumstances where
                                 both the fee and leasehold interest in the
                                 entire mortgaged property are encumbered, we
                                 have treated that as an encumbered fee
                                 interest.

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                                      S-25

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D. PROPERTY TYPES.............   The following table shows how the mortgage
                                 loans are secured by collateral which is
                                 distributed among different types of
                                 properties.

                                                   Percentage of
                                                      Initial        Number of
                                                  Outstanding Pool   Mortgaged
                                  Property Type       Balance        Properties
                                 ---------------  ----------------   ----------
                                 Retail                44.8%            63
                                 Office                30.9%            30
                                 Hospitality            6.5%            10
                                 Multifamily            6.1%            13
                                 Other                  4.7%             1
                                 Mixed Use              3.2%             4
                                 Industrial             3.0%             8
                                 Manufactured
                                   Housing
                                 Community              0.6%             1
                                 Self Storage           0.2%             1

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

E. PROPERTY LOCATION..........   The number of mortgaged properties, and the
                                 approximate percentage of the aggregate
                                 principal balance of the mortgage loans secured
                                 by mortgaged properties located in the
                                 geographic areas with the highest
                                 concentrations of mortgaged properties, are as
                                 described in the table below:

                                                   Percentage of
                                                      Initial        Number of
                                 Geographic       Outstanding Pool   Mortgaged
                                 Areas                Balance        Properties
                                 ---------------  ----------------   ----------
                                 California            12.9%            15
                                    Southern            7.9%             8
                                    Northern            5.0%             7
                                 Colorado              12.4%             9
                                 Florida               10.8%             7
                                 Arizona                8.8%            10
                                 New York               7.2%             6
                                 Illinois               7.1%             4
                                 Pennsylvania           5.4%            13

                                 The remaining mortgaged properties are located
                                 throughout twenty-five (25) other states. None
                                 of these property locations has a concentration
                                 of mortgaged properties that represents
                                 security for more than 5.0% of the initial
                                 outstanding pool balance, as of the cut-off
                                 date. Northern

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                                      S-26

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                                 California includes areas with zip codes above
                                 93600 and Southern California includes areas
                                 with zip codes of 93600 and below.

                                 For information regarding the location of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

F. OTHER MORTGAGE
      LOAN FEATURES...........   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                 o    The most recent scheduled payment of
                                      principal and interest on any mortgage
                                      loan was not thirty days or more past due,
                                      and no mortgage loan had been thirty days
                                      or more past due in the past year;

                                 o    Eleven (11) groups of mortgage loans,
                                      representing 15.9% of the initial
                                      outstanding pool balance, were made to the
                                      same borrower or to borrowers that are
                                      affiliated with one another through
                                      partial or complete direct or indirect
                                      common ownership (which include eight (8)
                                      groups of mortgage loans exclusively in
                                      loan group 1, representing 13.9% of the
                                      initial loan group 1 balance, one (1)
                                      group of mortgage loans exclusively in
                                      loan group 2, representing 7.7% of the
                                      initial loan group 2 balance and two (2)
                                      groups of mortgage loans with mortgaged
                                      loans in loan group 1 and loan group 2,
                                      representing 2.3% of the initial
                                      outstanding pool balance). Of these eleven
                                      (11) groups, the 3 largest groups
                                      represent 4.8%, 2.1% and 1.9%,
                                      respectively, of the initial outstanding
                                      pool balance. See Appendix II attached to
                                      this prospectus supplement. The related
                                      borrower concentrations of the 3 largest
                                      groups exclusively in loan group 1
                                      represent 5.1%, 2.3% and 2.0%,
                                      respectively, of the initial outstanding
                                      loan group 1 balance, the group of
                                      mortgage loans exclusively in loan group 2
                                      represents 7.7% of the initial outstanding
                                      loan group 2 balance and the two groups in
                                      loan group 1 and loan group 2 represent
                                      1.6% and 0.8%, respectively, of the
                                      initial outstanding pool balance;

                                 o    Twenty-six (26) mortgaged properties,
                                      securing mortgage loans representing 18.9%
                                      of the initial outstanding pool balance
                                      (and representing 20.1% of the initial
                                      outstanding loan group 1 balance), are
                                      each 100.0% leased to a single tenant;

                                 o    All of the mortgage loans bear interest at
                                      fixed rates;

                                 o    Fixed periodic payments on the mortgage
                                      loans are generally determined assuming
                                      interest is calculated on a 30/360 basis,
                                      but interest actually accrues and is
                                      applied on certain mortgage loans on an
                                      actual/360 basis. Accordingly, there will
                                      be less amortization of the principal
                                      balance during the term of these mortgage
                                      loans, resulting in a higher final payment
                                      on these mortgage loans; and

                                 o    No mortgage loan permits negative
                                      amortization or the deferral of accrued
                                      interest (except excess interest that
                                      would accrue in the case of any mortgage
                                      loan having an anticipated repayment date
                                      after the applicable anticipated repayment
                                      date for the related mortgage loan).

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G. BALLOON LOANS/ARD LOANS....   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    One hundred twenty-four (124) mortgage
                                      loans, representing 100.0% of the initial
                                      outstanding pool balance, are "balloon
                                      loans" (which include one hundred eleven
                                      (111) mortgage loans in loan group 1,
                                      representing 100.0% of the initial
                                      outstanding loan group 1 balance, and
                                      thirteen (13) mortgage loans in loan group
                                      2, representing 100.0% of the initial
                                      outstanding loan group 2 balance). Three
                                      (3) of these mortgage loans, representing
                                      0.8% of the initial outstanding pool
                                      balance (which include two (2) mortgage
                                      loans in loan group 1, representing 0.5%
                                      of the initial outstanding loan group 1
                                      balance, and one (1) mortgage loan in loan
                                      group 2, representing 5.1% of the initial
                                      outstanding loan group 2 balance), are
                                      mortgage loans that have an anticipated
                                      repayment date that provides for an
                                      increase in the mortgage rate and/or
                                      principal amortization at a specified date
                                      prior to stated maturity. For purposes of
                                      this prospectus supplement, we consider a
                                      mortgage loan to be a "balloon loan" if
                                      its principal balance is not scheduled to
                                      be fully or substantially amortized by the
                                      loan's stated maturity date or anticipated
                                      repayment date, as applicable.

H. INTEREST ONLY LOANS........   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Sixty-eight (68) mortgage loans,
                                      representing 38.7% of the initial
                                      outstanding pool balance (which include
                                      fifty-seven (57) mortgage loans in loan
                                      group 1, representing 35.2% of the initial
                                      outstanding loan group 1 balance, and
                                      eleven (11) mortgage loans in loan group
                                      2, representing 92.5% of the initial
                                      outstanding loan group 2 balance),
                                      currently provide for monthly payments of
                                      interest only for a portion of their
                                      respective terms, ranging from eight (8)
                                      months to eighty-four (84) months, and
                                      then provide for the monthly payment of
                                      principal and interest over their
                                      respective remaining terms; and

                                 o    Thirteen (13) mortgage loans, representing
                                      36.0% of the initial outstanding pool
                                      balance (which include thirteen (13)
                                      mortgage loans in loan group 1,
                                      representing 38.4% of the initial
                                      outstanding loan group 1 balance),
                                      currently provide for monthly payments of
                                      interest only for their entire respective
                                      terms.

I. PREPAYMENT/DEFEASANCE
      PROVISIONS..............   As of the cut-off date, all of the mortgage
                                 loans restricted voluntary principal
                                 prepayments as follows:

                                 o    One hundred five (105) mortgage loans,
                                      representing 88.4% of the initial
                                      outstanding pool balance (which include
                                      ninety-seven (97) mortgage loans in loan
                                      group 1, representing 89.6% of the initial
                                      outstanding loan group 1 balance, and
                                      eight (8) mortgage loans in loan group 2,
                                      representing 69.2% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      for a period ending on a date determined
                                      by the related mortgage note (which may be
                                      the maturity date), which period is
                                      referred to in this prospectus supplement
                                      as a lock-out period, but permit the
                                      related borrower, after an initial period
                                      of at least two years following the

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                                      date of issuance of the certificates, to
                                      defease the mortgage loan by pledging
                                      "government securities" as defined in the
                                      Investment Company Act of 1940 that
                                      provide for payment on or prior to each
                                      due date through and including the
                                      maturity date (or the earlier due date on
                                      which the mortgage loan first becomes
                                      freely prepayable) of amounts at least
                                      equal to the amounts that would have been
                                      payable on those dates under the terms of
                                      the mortgage loans and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage.

                                 o    Fifteen (15) mortgage loans, representing
                                      9.4% of the initial outstanding pool
                                      balance (which include eleven (11)
                                      mortgage loans in loan group 1,
                                      representing 8.9% of the initial
                                      outstanding loan group 1 balance, and four
                                      (4) mortgage loans in loan group 2,
                                      representing 16.6% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period provide for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1.0% of the amount prepaid.

                                 o    Two (2) mortgage loans, representing 1.0%
                                      of the initial outstanding pool balance
                                      (which include one (1) mortgage loan in
                                      loan group 1, representing 0.2% of the
                                      initial outstanding loan group 1 balance,
                                      and one (1) mortgage loan representing
                                      14.2% of the initial outstanding loan
                                      group 2 balance), has no lock-out period
                                      and permits voluntary principal
                                      prepayments at any time if accompanied by
                                      a prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1.0% of the amount prepaid.

                                 o    One (1) mortgage loan, representing 0.8%
                                      of the initial outstanding pool balance
                                      (and representing 0.9% of the initial
                                      outstanding loan group 1 balance),
                                      prohibit voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period provides for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula or
                                      1.0% of the amount prepaid, and also
                                      permits the related borrower, after an
                                      initial period of at least two years
                                      following the date of the issuance of the
                                      certificates, to defease the mortgage loan
                                      by pledging "government securities" as
                                      defined above.

                                 o    One (1) mortgage loan, representing 0.3%
                                      of the initial outstanding pool balance
                                      (and representing 0.4% of the initial
                                      outstanding loan group 1 balance), has no
                                      lock-out period and permits voluntary
                                      principal prepayments if accompanied by a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of (i) the
                                      greater of a (x) yield maintenance formula
                                      and (y) 1.0% of the amount prepaid with
                                      respect to any prepayment made prior to
                                      October 1, 2013, (ii) the lesser of (x)
                                      the greater of a yield maintenance formula
                                      and (y) 1.0% of the amount prepaid, and 3%
                                      of the outstanding balance with respect to
                                      any prepayment made from and after October
                                      1, 2013 to and including September 1,
                                      2014, (iii) the lesser of (x) the greater
                                      of a yield maintenance formula and (y)
                                      1.0% of the amount prepaid, and 2% of the
                                      outstanding debt with respect to any
                                      prepayment made from and after October 1,
                                      2014 to and including March 1, 2016, and
                                      (iv) 1.0% of the outstanding principal
                                      loan

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                                      S-29

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                                      balance with respect to any prepayment
                                      made from and after April 1, 2016 to and
                                      including June 1, 2016.

                                 Notwithstanding the above, the mortgage loans
                                 generally (i) permit prepayment in connection
                                 with casualty or condemnation and certain other
                                 matters without payment of a prepayment premium
                                 or yield maintenance charge and (ii) provide
                                 for a specified period commencing prior to and
                                 including the maturity date or the anticipated
                                 repayment date during which the related
                                 borrower may prepay the mortgage loan without
                                 payment of a prepayment premium or yield
                                 maintenance charge. See the footnotes to
                                 Appendix II attached to this prospectus
                                 supplement for more details about the various
                                 yield maintenance formulas.

                                 With respect to the prepayment and defeasance
                                 provisions set forth above, certain of the
                                 mortgage loans also include provisions
                                 described below:

                                 o    Seven (7) mortgage loans, representing
                                      2.1% of the initial outstanding pool
                                      balance (and representing 2.3% of the
                                      initial outstanding loan group 1 balance),
                                      is secured by multiple mortgaged
                                      properties and permits the release of any
                                      of the mortgaged properties after the
                                      applicable lock-out period upon the
                                      defeasance of an amount equal to 125% of
                                      the allocated loan amount of the mortgaged
                                      property being released if, among other
                                      conditions, the loan-to-value ratio of the
                                      remaining mortgaged properties immediately
                                      following the release is not greater than
                                      76% and the debt service coverage ratio of
                                      the remaining mortgaged properties
                                      immediately following the release is at
                                      least equal to 1.18x.

                                 o    One (1) mortgage loan, representing 0.5%
                                      of the initial outstanding pool balance
                                      (and representing 0.6% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of one or more of
                                      the mortgaged properties from the lien of
                                      the mortgage loan after the applicable
                                      lock-out period upon the defeasance of an
                                      amount equal to 115% of the allocated loan
                                      amount of the mortgaged property being
                                      released, if accompanied by a payment of a
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula or 1.0% of the amount
                                      prepaid, and, in each case, (a) the
                                      loan-to-value ratio of the remaining
                                      mortgaged properties immediately following
                                      the release is not greater than 78%, (b)
                                      the debt service coverage ratio of the
                                      remaining mortgaged properties immediately
                                      following the release is at least equal to
                                      1.25x, and (c) confirmation of "no
                                      downgrade" from the applicable rating
                                      agencies is received. With respect to one
                                      of the mortgaged properties, the borrower
                                      must deliver additional documents and pay
                                      a specific release price of which is
                                      outlined in Appendix II.

                                 See Appendix II attached to this prospectus
                                 supplement for specific yield maintenance
                                 provisions with respect to the prepayment and
                                 defeasance provisions set forth above.

                                 In addition, certain mortgage loans that are
                                 cross-collateralized and cross-defaulted with
                                 other mortgage loans permit the related
                                 borrower to prepay or defease one or more of
                                 the related mortgage loans and/or

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                                      S-30

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                                 release the cross-collateralization with
                                 respect to the related mortgaged property or
                                 properties, subject to the satisfaction of
                                 certain conditions.

                                 Notwithstanding the above, the mortgage loans
                                 generally provide that the related borrower may
                                 prepay the mortgage loan without prepayment
                                 premium or defeasance requirements commencing
                                 three (3) to thirty-six (36) payment dates
                                 prior to and including the maturity date or the
                                 anticipated repayment date.

                                 In addition, certain mortgage loans provide for
                                 the free release of outparcels or other
                                 portions of the related mortgaged property that
                                 were given no value or minimal value in the
                                 underwriting process, subject to the
                                 satisfaction of certain conditions. In
                                 addition, certain of the mortgage loans may
                                 permit the related borrower to substitute
                                 collateral under certain circumstances.

                                 See the footnotes to Appendix II attached to
                                 this prospectus supplement for more details
                                 concerning certain of the foregoing provisions
                                 including the method of calculation of any
                                 prepayment premium or yield maintenance charge
                                 which will vary for any mortgage loan.

J. MORTGAGE LOAN RANGES
   AND WEIGHTED AVERAGES......   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

   I.   MORTGAGE INTEREST
        RATES                    Mortgage interest rates ranging from 4.850% per
                                 annum to 6.660% per annum (and ranging from
                                 4.850% per annum to 6.650% per annum for loan
                                 group 1 and from 4.990% per annum to 6.660% per
                                 annum for loan group 2), and a weighted average
                                 mortgage interest rate of 5.918% per annum (and
                                 5.913% per annum for loan group 1 and 6.005%
                                 per annum for loan group 2);

   II.  ORIGINAL TERMS           Original terms to scheduled maturity ranging
                                 from sixty (60) months to one hundred eighty
                                 (180) months (and ranging from sixty (60)
                                 months to one hundred forty-four (144) months
                                 with respect to the mortgage loans in loans
                                 group 1, and ranging from one hundred twenty
                                 (120) months to one hundred eighty (180) months
                                 with respect to the mortgage loans in loan
                                 group 2), and a weighted average original term
                                 to scheduled maturity of one hunded seventeen
                                 (117) months (and a weighted average original
                                 term to scheduled maturity of one hundred
                                 sixteen (116) months with respect to the
                                 mortgage loans in loan group 1, and a weighted
                                 average original term to scheduled maturity of
                                 one hundred twenty-eight (128) months with
                                 respect to the mortgage loans in loan group 2);

   III. REMAINING TERMS          Remaining terms to scheduled maturity ranging
                                 from fifty-three (53) months to one hundred
                                 seventy-nine (179) months (and ranging from
                                 fifty-three (53) months to one hundred
                                 forty-two (142) months for loan group 1 and
                                 from one hundred seven (107) months to one
                                 hundred seventy-nine (179) months for loan
                                 group 2), and a weighted average remaining term
                                 to scheduled maturity of one hundred fourteen
                                 (114) months (and weighted average remaining
                                 term to scheduled maturity of one hundred
                                 thirteen (113) months for loan group 1 and one
                                 hundred twenty-three (123) months for loan
                                 group 2);

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   IV.  REMAINING AMORTIZATION
        TERMS                    Remaining amortization terms (excluding loans
                                 which provide for interest only payments for
                                 the entire loan term) ranging from two hundred
                                 sixty (260) months to three hundred sixty (360)
                                 months (and ranging from two hundred sixty
                                 (260) months to three hundred sixty (360)
                                 months for loan group 1 and from three hundred
                                 fifty-five (355) months to three hundred sixty
                                 (360) months for loan group 2), and a weighted
                                 average remaining amortization term of three
                                 hundred fifty-three (353) months (and three
                                 hundred fifty-three (353) months for loan group
                                 1 and three hundred sixty (360) months for loan
                                 group 2);

   V.   LOAN-TO-VALUE RATIOS     Loan-to-value ratios, calculated as described
                                 in this prospectus supplement, range from 22.6%
                                 to 80.0% (and range from 22.6% to 80.0% for
                                 loan group 1 and from 63.1% to 79.9% for loan
                                 group 2), and a weighted average loan-to-value
                                 ratio, calculated as described in this
                                 prospectus supplement, of 67.0% (and 66.6% for
                                 loan group 1 and 72.7% for loan group 2);

                                 For each of the mortgage loans, the
                                 loan-to-value ratio was calculated according to
                                 the methodology set forth in this prospectus
                                 supplement based on the estimate of value from
                                 a third-party appraisal, which was generally
                                 conducted after June 2005;

                                 For detailed methodologies, see "Description of
                                 the Mortgage Pool--Assessments of Property
                                 Value and Condition--Appraisals" in this
                                 prospectus supplement;

   VI.  DEBT SERVICE
        COVERAGE RATIOS          Debt service coverage ratios, determined
                                 according to the methodology presented in this
                                 prospectus supplement, ranging from 1.11x to
                                 2.72x (and ranging from 1.11x to 2.72x for loan
                                 group 1 and from 1.19x to 1.63x for loan group
                                 2) and a weighted average debt service coverage
                                 ratio, calculated as described in this
                                 prospectus supplement, of 1.55x (and 1.55x for
                                 loan group 1 and 1.45x for loan group 2). These
                                 calculations are based on underwritable cash
                                 flow and actual debt service of the related
                                 mortgage loans as described in this prospectus
                                 supplement; and

   VII. DEBT SERVICE COVERAGE
        RATIOS POST IO PERIOD    Debt Service Coverage Ratio Post IO Period,
                                 determined according to the methodology
                                 presented in this prospectus supplement,
                                 ranging from 1.07x to 2.72x (and ranging from
                                 1.11x to 2.72x for loan group 1 and from 1.07x
                                 to 1.40x for loan group 2), and a weighted
                                 average debt service coverage ratio, calculated
                                 as described in this prospectus supplement, of
                                 1.46x (and 1.48x for loan group 1 and 1.23x for
                                 loan group 2).

                                 "Debt Service Coverage Ratio Post IO Period" or
                                 "DSCR Post IO Period" means, with respect to
                                 the related mortgage loan that has an
                                 interest-only period that has not expired as of
                                 the cut-off date but will expire prior to
                                 maturity, a debt service coverage ratio
                                 calculated in the same manner as debt service
                                 coverage ratios except that the amount of the
                                 monthly debt service payment considered in the
                                 calculation is the amount of the monthly debt
                                 service payment that is due in the first month
                                 following the expiration of the applicable
                                 interest-only period. See "Description of the
                                 Mortgage Pool--Additional Mortgage Loan
                                 Information" in this prospectus supplement.

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K. NON-SERVICED MORTGAGE
   LOANS......................   The Michigan Plaza Pari Passu Loan, which, as
                                 of the cut-off date, had an aggregate
                                 outstanding principal balance of $72,000,000
                                 and represents 4.8% of the initial outstanding
                                 pool balance (and representing 5.1% of the
                                 initial outstanding loan group 1 balance), is
                                 secured by the related mortgaged properties on
                                 a pari passu basis with, and pursuant to the
                                 same mortgage as, another note that is not
                                 included in the trust (the "Michigan Plaza
                                 Companion Loan" and, together with the Michigan
                                 Plaza Pari Passu Loan, the "Michigan Plaza Loan
                                 Group") and which had an outstanding principal
                                 balance as of the cut-off date of approximately
                                 $160,000,000. The Michigan Plaza Companion Loan
                                 has the same interest rate, maturity date and
                                 amortization terms as the Michigan Plaza Pari
                                 Passu Loan.

                                 The Michigan Plaza Loan Group is currently
                                 being serviced and administered pursuant to the
                                 MSCI 2006-IQ11 Pooling and Servicing Agreement.
                                 The MSCI 2006-IQ11 Pooling and Servicing
                                 Agreement provides for servicing arrangements
                                 that are generally consistent with the terms of
                                 other comparably rated commercial mortgage loan
                                 securitizations. See "Servicing of the Mortgage
                                 Loans--Servicing of the A/B Mortgage Loans, the
                                 Michigan Plaza Loan Group and the Cherry Creek
                                 Loan Group--The Michigan Plaza Loan Group" in
                                 this prospectus supplement.

                                 The terms of the MSCI 2006-IQ11 Pooling and
                                 Servicing Agreement provide that:

                                 o    LaSalle Bank National Association, which
                                      is the trustee under the MSCI 2006-IQ11
                                      Pooling and Servicing Agreement, will, in
                                      that capacity, be the mortgagee of record
                                      with respect to the mortgaged property
                                      securing the Michigan Plaza Pari Passu
                                      Loan;

                                 o    Wells Fargo Bank, National Association,
                                      which is the general master servicer for
                                      the Michigan Plaza Pari Passu Loan under
                                      the MSCI 2006-IQ11 Pooling and Servicing
                                      Agreement, will, in that capacity, be the
                                      master servicer for the Michigan Plaza
                                      Pari Passu Loan, subject to replacement
                                      pursuant to the terms of the MSCI
                                      2006-IQ11 Pooling and Servicing Agreement;
                                      and

                                 o    LNR Partners, Inc., which is the general
                                      special servicer under the MSCI 2006-IQ11
                                      Pooling and Servicing Agreement, will, in
                                      that capacity, be the special servicer for
                                      the Michigan Plaza Pari Passu Loan,
                                      subject to replacement pursuant to the
                                      terms of the MSCI 2006-IQ11 Pooling and
                                      Servicing Agreement.

                                 See "Servicing of the Mortgage Loans--Servicing
                                 of the A/B Mortgage Loans, the Michigan Plaza
                                 Loan Group and the Cherry Creek Loan Group--The
                                 Michigan Plaza Loan Group" in this prospectus
                                 supplement.

                                 The Cherry Creek Pari Passu Loan, which, as of
                                 the cut-off date, had an aggregate outstanding
                                 principal balance of $30,000,000 and represents
                                 2.0% of the initial outstanding pool balance
                                 (and representing 2.1% of the initial
                                 outstanding loan group 1 balance), is secured
                                 by the related mortgaged properties on a pari
                                 passu basis with, and pursuant to the same
                                 mortgage as two additional notes that are not
                                 included in the trust (collectively, the
                                 "Cherry Creek Companion Loan" and, together
                                 with the Cherry Creek Pari Passu Loan, the
                                 "Cherry Creek Loan Group") and which had an
                                 aggregate outstanding principal

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                                      S-33

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                                 balance as of the cut-off date of approximately
                                 $250,000,000. The Cherry Creek Companion Loan
                                 has the same interest rate, maturity date and
                                 amortization terms as the Cherry Creek Pari
                                 Passu Loan.

                                 The Cherry Creek Loan Group is currently being
                                 serviced and administered pursuant to the MSCI
                                 2006-HQ9 Pooling and Servicing Agreement. The
                                 MSCI 2006-HQ9 Pooling and Servicing Agreement
                                 provides for servicing arrangements that are
                                 generally consistent with the terms of other
                                 comparably rated commercial mortgage loan
                                 securitizations. See "Servicing of the Mortgage
                                 Loans--Servicing of the A/B Mortgage Loans, the
                                 Michigan Plaza Loan Group and the Cherry Creek
                                 Loan Group--The Cherry Creek Loan Group" in
                                 this prospectus supplement.

                                 The terms of the MSCI 2006-HQ9 Pooling and
                                 Servicing Agreement provide that:

                                 o    HSBC Bank USA, National Association, which
                                      is the trustee under the MSCI 2006-HQ9
                                      Pooling and Servicing Agreement, will, in
                                      that capacity, be the mortgagee of record
                                      with respect to the mortgaged property
                                      securing the Cherry Creek Pari Passu Loan;

                                 o    Wells Fargo Bank, National Association,
                                      which is the master servicer under the
                                      MSCI 2006-HQ9 Pooling and Servicing
                                      Agreement, will, in that capacity, be the
                                      master servicer for the Cherry Creek Pari
                                      Passu Loan, subject to replacement
                                      pursuant to the terms of the MSCI 2006-HQ9
                                      Pooling and Servicing Agreement; and

                                 o    J.E. Robert Company, Inc., which is the
                                      special servicer under the MSCI 2006-HQ9
                                      Pooling and Servicing Agreement, will, in
                                      that capacity, be the special servicer for
                                      the Cherry Creek Pari Passu Loan, subject
                                      to replacement pursuant to the terms of
                                      the MSCI 2006-HQ9 Pooling and Servicing
                                      Agreement.

                                 See "Servicing of the Mortgage Loans--Servicing
                                 of the A/B Mortgage Loans, the Michigan Plaza
                                 Loan Group and the Cherry Creek Loan Group" in
                                 this prospectus supplement.

                                 References in this prospectus supplement,
                                 however, to the trustee, master servicer and
                                 special servicer will mean the trustee, master
                                 servicer and special servicer, respectively,
                                 under the pooling and servicing agreement
                                 related to the offered certificates unless the
                                 context clearly indicates otherwise.

ADVANCES

A. PRINCIPAL AND INTEREST
   ADVANCES...................   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer (and the trustee, if
                                 applicable) will be required to advance
                                 delinquent monthly mortgage loan payments for
                                 the mortgage loans that are part of the trust.
                                 The master servicer and the trustee will not be
                                 required to advance any additional interest
                                 accrued as a result of the imposition of any
                                 default rate or any rate increase after an
                                 anticipated repayment date. The master servicer
                                 and the trustee also are not required to
                                 advance prepayment or yield maintenance
                                 premiums, excess interest or balloon payments.
                                 With respect to any balloon payment, the master
                                 servicer (and the trustee, if applicable) will
                                 instead be required to advance an amount equal
                                 to the scheduled payment that would have been
                                 due if the related balloon

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                                 payment had not become due. If a principal and
                                 interest advance is made, the master servicer
                                 will defer rather than advance its master
                                 servicing fee and the excess servicing fee, but
                                 will advance the trustee fee.

                                 For an REO property, subject to a
                                 recoverability determination described in this
                                 prospectus supplement, the master servicer (or
                                 the trustee, if applicable) will be required to
                                 advance the scheduled payment that would have
                                 been due if the predecessor mortgage loan had
                                 remained outstanding and continued to amortize
                                 in accordance with its amortization schedule in
                                 effect immediately before the REO property was
                                 acquired.

B. SERVICING ADVANCES.........   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer, the special servicer and the
                                 trustee may also make servicing advances to pay
                                 delinquent real estate taxes, insurance
                                 premiums and similar expenses necessary to
                                 maintain and protect the mortgaged property, to
                                 maintain the lien on the mortgaged property or
                                 to enforce the mortgage loan documents, and
                                 subject to a substantially similar
                                 recoverability determination set forth in the
                                 related non-serviced mortgage loan pooling and
                                 servicing agreement, each of such parties under
                                 that agreement will be required to make
                                 servicing advances of such type with respect to
                                 any non-serviced mortgage loans.

C. INTEREST ON ADVANCES.......   All advances made by the master servicer, the
                                 special servicer or the trustee will accrue
                                 interest at a rate equal to the "prime rate" as
                                 reported in The Wall Street Journal. Advances
                                 of principal and interest made in respect of
                                 mortgage loans which have grace periods that
                                 expire on or after the determination date will
                                 not begin to accrue interest until the day
                                 succeeding the expiration date of the
                                 applicable grace period; provided that if such
                                 advance is not reimbursed from collections
                                 received from the related borrower by the end
                                 of the applicable grace period, advance
                                 interest will accrue from the date such advance
                                 is made (which will be the master servicer
                                 remittance date).

D. BACK-UP ADVANCES...........   Pursuant to the requirements of the pooling and
                                 servicing agreement, if the master servicer
                                 fails to make a required advance, the trustee
                                 will be required to make the advance, subject
                                 to the same limitations, and with the same
                                 rights of the master servicer.

E. RECOVERABILITY.............   None of the master servicer, the special
                                 servicer or the trustee (or another master
                                 servicer, special servicer, trustee or any
                                 fiscal agent with respect to a non-serviced
                                 companion mortgage loan) will be required to
                                 make any advance if the master servicer or the
                                 special servicer, as the case may be,
                                 reasonably determines that the advance would
                                 not be recoverable in accordance with the
                                 servicing standard or in the case of the
                                 trustee, in accordance with its business
                                 judgment. The trustee will be entitled, but not
                                 obligated, to rely conclusively on any
                                 determination by the master servicer, that a
                                 servicing advance if made would be a
                                 nonrecoverable advance. The master servicer and
                                 the trustee shall be bound by and conclusively
                                 rely on any determination by the special
                                 servicer that a principal and interest advance
                                 or a servicing advance if made would be a
                                 nonrecoverable advance.

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                                      S-35

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F. ADVANCES DURING AN
   APPRAISAL REDUCTION EVENT..   The occurrence of certain adverse events
                                 affecting a mortgage loan will require the
                                 special servicer to obtain a new appraisal or
                                 other valuation of the related mortgaged
                                 property. In general, if the principal amount
                                 of the mortgage loan plus all other amounts due
                                 under a mortgage loan and interest on advances
                                 made with respect to the mortgage loan exceeds
                                 90% of the value of the mortgaged property
                                 determined by an appraisal or other valuation,
                                 an appraisal reduction may be created in the
                                 amount of the excess as described in this
                                 prospectus supplement. If there exists an
                                 appraisal reduction for any mortgage loan, the
                                 interest portion of the amount required to be
                                 advanced on that mortgage loan will be
                                 proportionately reduced to the extent of the
                                 appraisal reduction. This will reduce the funds
                                 available to pay interest on the most
                                 subordinate class or classes of certificates
                                 then outstanding.

                                 In the case of any A/B mortgage loan, any
                                 appraisal reduction will be calculated in
                                 respect of that A/B mortgage loan taken as a
                                 whole and any such appraisal reduction will be
                                 allocated first to the related B note and then
                                 allocated to the related A note.

                                 See "Description of the Offered
                                 Certificates--Advances" in this prospectus
                                 supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.......................   The certificates offered to you will not be
                                 issued unless each of the classes of
                                 certificates being offered by this prospectus
                                 supplement receives the following ratings from
                                 Fitch, Inc. and Moody's Investors Service, Inc.

                                                                      Ratings
                                              Class                Fitch/Moody's
                                 -------------------------------   -------------
                                 Classes A-1, A-1A, A-2, A-3,
                                 A-4 and A-4FL                        AAA/Aaa
                                 Class A-MFL                          AAA/Aaa
                                 Class A-J                            AAA/Aaa
                                 Class B                               AA/Aa2
                                 Class C                              AA-/Aa3
                                 Class D                               A/A2

                                 A rating agency may lower or withdraw a
                                 security rating at any time. Each of the rating
                                 agencies identified above is expected to
                                 perform ratings surveillance with respect to
                                 its ratings for so long as the offered
                                 certificates remain outstanding except that a
                                 rating agency may stop performing ratings
                                 surveillance at any time, for among other
                                 reasons, if that rating agency does not have
                                 sufficient information to allow it to continue
                                 to perform ratings surveillance on the
                                 certificates. The depositor has no ability to
                                 ensure that the rating agencies will perform
                                 ratings surveillance.

                                 See "Ratings" in this prospectus supplement and
                                 "Ratings" in the prospectus for a discussion of
                                 the basis upon which ratings are given,

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                                      S-36

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                                 the limitations of and restrictions on the
                                 ratings, and the conclusions that should not be
                                 drawn from a rating.

SWAP CONTRACTS................   The trust will have the benefit of two swap
                                 contracts with Morgan Stanley Capital Services
                                 Inc., as swap counterparty, which will have
                                 initial notional amounts equal to the initial
                                 certificate balances of the Class A-4FL
                                 Certificates and the Class A-MFL Certificates,
                                 respectively. The notional amount of either
                                 swap contract will decrease to the extent of
                                 any decrease in the certificate balance of the
                                 Class A-4FL Certificates or the Class A-MFL
                                 Certificates, as the case may be. The Class
                                 A-4FL swap contract will have a maturity date
                                 of the distribution date in November 2041 (the
                                 same date as the Rated Final Distribution Date
                                 for the Class A-4FL Certificates). The Class
                                 A-MFL swap contract will have a maturity date
                                 of the distribution date in November 2041 (the
                                 same date as the Rated Final Distribution Date
                                 for the Class A-MFL Certificates). Under the
                                 swap contracts, the swap counterparty will be
                                 obligated to pay to the trust on the business
                                 day prior to each distribution date interest
                                 accrued on the notional amount of the swap
                                 contract at one-month LIBOR + 0.130%, in the
                                 case of the Class A-4FL Certificates, and
                                 one-month LIBOR + 0.160%, in the case of the
                                 Class A-MFL Certificates (based on the actual
                                 number of days in the interest accrual period
                                 for the Class A-4FL or the Class A-MFL
                                 Certificates, as the case may be, and a 360-day
                                 year), provided that for the initial interest
                                 accrual period LIBOR will be an interpolated
                                 percentage to reflect the longer initial
                                 interest accrual period. The trust will be
                                 obligated to pay to the swap counterparty, on
                                 that day, interest accrued on the notional
                                 amount of the swap contract at a rate equal to
                                 (i) 5.328% per annum, in the case of the Class
                                 A-4FL Certificates and (ii) in the case of the
                                 Class A-MFL Certificates, the lesser of a fixed
                                 rate of 5.360% per annum and the weighted
                                 average net mortgage rate (based on a year
                                 assumed to consist of twelve 30-day months). If
                                 the pass-through rate on the Class A-4FL
                                 Regular Interest is reduced below 5.328% or if
                                 there is an interest shortfall with respect to
                                 the Class A-4FL Regular Interest or an
                                 allocation of net aggregate prepayment interest
                                 shortfalls, there will be a corresponding
                                 dollar-for-dollar reduction in the interest
                                 payment made by the swap counterparty to the
                                 trust, and ultimately, a corresponding decrease
                                 in the effective pass-through rate and amounts
                                 of interest distributed on the Class A-4FL
                                 Certificates for such distribution date. If the
                                 pass-through rate on the Class A-MFL Regular
                                 Interset is reduced below 5.360% or if there is
                                 an interest shortfall with respect to the Class
                                 A-MFL Regular Interest or an allocation of net
                                 aggregate prepayment interest shortfalls, there
                                 will be a corresponding dollar-for-dollar
                                 reduction in the interest payment made by the
                                 swap counterparty to the trust, and ultimately,
                                 a corresponding decrease in the effective
                                 pass-through rate and amounts of interest
                                 distributed on the Class A-MFL Certificates for
                                 such distribution date. See "Risk
                                 Factors--Defaults Under Swap Contracts May
                                 Adversely Affect Payments on the Class A-4FL or
                                 the Class A-MFL Certificates" and "Description
                                 of the Swap Contracts" in this prospectus
                                 supplement. Morgan Stanley, who has guaranteed
                                 the obligations of the swap counterparty under
                                 each swap contract, currently has a long-term
                                 rating of "AA-" by Fitch and "Aa3" by Moody's
                                 and a short-term rating of "F1+" by Fitch and
                                 "Prime-1" by Moody's. See "Description of the
                                 Swap Contracts" and "Risk Factors--Defaults
                                 under the Applicable Swap Contract May
                                 Adversely

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                                      S-37

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                                 Affect Payments on the Class A-4FL or the Class
                                 A-MFL Certificates" in this prospectus
                                 supplement.

OPTIONAL TERMINATION..........   On any distribution date on which the aggregate
                                 principal balance of the mortgage loans is less
                                 than or equal to 1% of the initial outstanding
                                 pool balance, the special servicer, the holders
                                 of a majority of the controlling class, the
                                 master servicer and any holder of a majority
                                 interest in the Class R-I Certificates, in that
                                 order of priority, will have the option to
                                 purchase all of the remaining mortgage loans,
                                 and all property acquired through exercise of
                                 remedies in respect of any mortgage loan, at
                                 the price specified in this prospectus
                                 supplement. Exercise of this option would
                                 terminate the trust and retire the then
                                 outstanding certificates at par plus accrued
                                 interest. Provided that the aggregate principal
                                 balances of the Class A-1, Class A-1A, Class
                                 A-2, Class A-3, Class A-4, Class A-4FL, Class
                                 A-MFL, Class A-J, Class B, Class C, Class D,
                                 Class E, Class F, Class G and Class H
                                 Certificates have been reduced to zero, the
                                 trust could also be terminated in connection
                                 with an exchange of all the then outstanding
                                 certificates, including the Class X
                                 Certificates and the Class Q Certificates, but
                                 excluding the residual certificates, for
                                 mortgage loans remaining in the trust, but all
                                 of the holders of outstanding certificates of
                                 such classes would have the option to
                                 voluntarily participate in such exchange. See
                                 "Description of the Offered
                                 Certificates--Optional Termination."

REPURCHASE OR SUBSTITUTION....   The mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans, as described under
                                 "Description of the Mortgage
                                 Pool--Representations and Warranties" and
                                 "--Repurchases and Other Remedies." If the
                                 mortgage loan seller has been notified of a
                                 material breach of any of its representations
                                 and warranties or a material defect in the
                                 documentation of any mortgage loan as described
                                 under "Description of the Mortgage
                                 Pool--Repurchases and Other Remedies," then the
                                 mortgage loan seller will be required to either
                                 cure the breach, repurchase the affected
                                 mortgage loan from the trust or substitute the
                                 affected mortgage loan with another mortgage
                                 loan. If the mortgage loan seller decides to
                                 repurchase the affected mortgage loan, the
                                 repurchase would have the same effect on the
                                 offered certificates as a prepayment in full of
                                 such mortgage loan, except that the purchase
                                 will not be accompanied by any prepayment
                                 premium or yield maintenance charge. In
                                 addition, certain mortgage loans may be
                                 purchased from the trust by the holders of a B
                                 Note or mezzanine loan under certain
                                 circumstances. See "Description of the Mortgage
                                 Pool--Subordinate and Other Financing" and
                                 "Servicing of the Mortgage Loans--Servicing of
                                 the A/B Mortgage Loans, the Michigan Plaza Loan
                                 Group and the Cherry Creek Loan Group" in this
                                 prospectus supplement.

SALE OF DEFAULTED LOANS.......   Pursuant to the pooling and servicing
                                 agreement, (i) the special servicer and (ii)
                                 the holder of the certificates representing the
                                 greatest percentage interest in the controlling
                                 class of certificates, in that order, have the
                                 option to purchase from the trust any defaulted
                                 mortgage loan that is at least sixty (60) days
                                 delinquent as to any monthly debt service
                                 payment (or is delinquent as to its balloon
                                 payment) at a price equal to the fair value of
                                 such mortgage loan as determined by the special
                                 servicer for such mortgage loan (provided that
                                 if such mortgage loan is being purchased by the
                                 special servicer or a holder of certificates of
                                 the controlling class that is an affiliate of
                                 the special servicer, the trustee

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                                      S-38

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                                 will be required to verify that such price is
                                 equal to fair value). In addition, certain of
                                 the mortgage loans are subject to a purchase
                                 option upon certain events of default in favor
                                 of a subordinate lender or mezzanine lender.
                                 For more information relating to the sale of
                                 defaulted mortgage loans, see "Servicing of the
                                 Mortgage Loans--Sale of Defaulted Mortgage
                                 Loans" in this prospectus supplement.

DENOMINATIONS.................   The Class A-1, Class A-1A, Class A-2, Class
                                 A-3, Class A-4, Class A-4FL, Class A-MFL and
                                 Class A-J Certificates will be offered in
                                 minimum denominations of $25,000. The remaining
                                 offered certificates will be offered in minimum
                                 denominations of $100,000. Investments in
                                 excess of the minimum denominations may be made
                                 in multiples of $1.

REGISTRATION, CLEARANCE AND
   SETTLEMENT.................   Your certificates will be registered in the
                                 name of Cede & Co., as nominee of The
                                 Depository Trust Company, and will not be
                                 registered in your name. You will not receive a
                                 definitive certificate representing your
                                 ownership interest, except in very limited
                                 circumstances described in this prospectus
                                 supplement. As a result, you will hold your
                                 certificates only in book-entry form and will
                                 not be a certificateholder of record. You will
                                 receive distributions on your certificates and
                                 reports relating to distributions only through
                                 The Depository Trust Company, Clearstream
                                 Banking, societe anonyme or the Euroclear
                                 System or through participants in The
                                 Depository Trust Company, Clearstream Banking
                                 or Euroclear.

                                 You may hold your certificates through:

                                 o    The Depository Trust Company in the United
                                      States; or

                                 o    Clearstream Banking or Euroclear in
                                      Europe.

                                 Transfers within The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.
                                 Cross-market transfers between persons holding
                                 directly through The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be
                                 effected in The Depository Trust Company
                                 through the relevant depositories of
                                 Clearstream Banking or Euroclear.

                                 All or any portion of the certificates offered
                                 to you may be converted to definitive
                                 certificates and reissued to beneficial owners
                                 or their nominees, rather than to The
                                 Depository Trust Company or its nominee, if we
                                 notify The Depository Trust Company of our
                                 intent to terminate the book-entry system and,
                                 upon receipt of notice of such intent from The
                                 Depository Trust Company, the participants
                                 holding beneficial interests in the
                                 certificates agree to initiate such
                                 termination.

                                 We expect that the certificates offered to you
                                 will be delivered in book-entry form through
                                 the facilities of The Depository Trust Company,
                                 Clearstream Banking or Euroclear on or about
                                 the closing date.

TAX STATUS....................   Elections will be made to treat designated
                                 portions of the trust as three separate "real
                                 estate mortgage investment conduits"--REMIC I,
                                 REMIC II, and REMIC III--for federal income tax
                                 purposes. In the opinion of counsel, each such
                                 designated portion of the trust will qualify
                                 for this treatment and each class of offered
                                 certificates (other

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                                      S-39

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                                 than the Class A-4FL and Class A-MFL
                                 Certificates), the Class A-4FL Regular Interest
                                 and the Class A-MFL Regular Interest will
                                 evidence "regular interests" in REMIC III. The
                                 Class A-4FL Certificates will represent an
                                 undivided beneficial interest in a grantor
                                 trust for federal income tax purposes, which
                                 grantor trust is comprised of the Class A-4FL
                                 Regular Interest, the related Floating Rate
                                 Account and the beneficial interests of such
                                 Class in the related swap contract. The Class
                                 A-MFL Certificates will represent an undivided
                                 beneficial interest in a grantor trust for
                                 federal income tax purposes, which grantor
                                 trust is comprised of the Class A-MFL Regular
                                 Interest, the related Floating Rate Account and
                                 the beneficial interests of such Class in the
                                 related swap contract. In addition, the portion
                                 of the trust consisting of the right to excess
                                 interest (interest on each mortgage loan with
                                 an anticipated repayment date accruing after
                                 such date at a rate in excess of the rate that
                                 applied prior to such date) and the related
                                 sub-accounts will be treated as a grantor trust
                                 for federal income tax purposes. The Class Q
                                 Certificates will represent only the right to
                                 excess interest on the ARD loans held by the
                                 trust and, for federal income tax purposes,
                                 will constitute interests in a grantor trust.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes;

                                 o    Beneficial owners of offered certificates
                                      will be required to report income on the
                                      certificates in accordance with the
                                      accrual method of accounting; and

                                 o    We anticipate that the offered
                                      certificates (other than the Class A-4FL
                                      and Class A-MFL Certificates), the Class
                                      A-4FL Regular Interest and the Class A-MFL
                                      Regular Interest will be issued at a
                                      premium for federal income tax purposes.
                                      See "Material Federal Income Tax
                                      Consequences" in this prospectus
                                      supplement.

CONSIDERATIONS RELATED TO
TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT
OF 1974.......................   Subject to the satisfaction of important
                                 conditions described under "Certain ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying prospectus, the offered
                                 certificates may be purchased by persons
                                 investing assets of employee benefit plans or
                                 individual retirement accounts. Fiduciaries of
                                 such plans or accounts considering an
                                 investment in the Class A-4FL or the A-MFL
                                 Certificates should note the additional
                                 representations required with respect to the
                                 purchase of the Class A-4FL or the A-MFL
                                 Certificates as described under "ERISA
                                 Considerations" in this prospectus supplement.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement.

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                                      S-40

                                  RISK FACTORS

          You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

          The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS                            Payments under the mortgage loans are not
                                 insured or guaranteed by any governmental
                                 entity or mortgage insurer. Accordingly, the
                                 sources for repayment of your certificates are
                                 limited to amounts due with respect to the
                                 mortgage loans.

                                 You should consider all of the mortgage loans
                                 to be nonrecourse loans. Even in those cases
                                 where recourse to a borrower or guarantor is
                                 permitted under the related loan documents, we
                                 have not necessarily undertaken an evaluation
                                 of the financial condition of any of these
                                 persons. If a default occurs, the lender's
                                 remedies generally are limited to foreclosing
                                 against the specific properties and other
                                 assets that have been pledged to secure the
                                 loan. Such remedies may be insufficient to
                                 provide a full return on your investment.
                                 Payment of amounts due under a mortgage loan
                                 prior to its maturity or anticipated repayment
                                 date is dependent primarily on the sufficiency
                                 of the net operating income of the related
                                 mortgaged property. Payment of those mortgage
                                 loans that are balloon loans at maturity or on
                                 its anticipated repayment date is primarily
                                 dependent upon the borrower's ability to sell
                                 or refinance the property for an amount
                                 sufficient to repay the loan.

                                 In limited circumstances, the mortgage loan
                                 seller may be obligated to repurchase or
                                 replace a mortgage loan that it sold to us if
                                 the mortgage loan seller's representations and
                                 warranties concerning that mortgage loan are
                                 materially breached or if there are material
                                 defects in the documentation for that mortgage
                                 loan. However, there can be no assurance that
                                 any of these entities will be in a financial
                                 position to effect a repurchase or
                                 substitution. The representations and
                                 warranties address the characteristics of the
                                 mortgage loans and mortgaged properties as of
                                 the date of issuance of the certificates. They
                                 do not relieve you or the trust of the risk of
                                 defaults and losses on the mortgage loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON YOUR
CERTIFICATES                     The mortgage loans are secured by various types
                                 of income-producing commercial, multifamily and
                                 manufactured housing community properties.
                                 Commercial lending is generally thought to
                                 expose a lender

                                      S-41

                                 to greater risk than one-to-four family
                                 residential lending because, among other
                                 things, it typically involves larger loans.

                                 One hundred twenty-two (122) mortgage loans,
                                 representing 98.6% of the initial outstanding
                                 pool balance (which include one hundred ten
                                 (110) mortgage loans in loan group 1,
                                 representing 99.4% of the initial outstanding
                                 loan group 1 balance, and twelve (12) mortgage
                                 loans in loan group 2, representing 85.8% of
                                 the initial outstanding loan group 2 balance),
                                 were originated within twelve (12) months prior
                                 to the cut-off date. Consequently, these
                                 mortgage loans do not have a long-standing
                                 payment history.

                                 The repayment of a commercial mortgage loan is
                                 typically dependent upon the ability of the
                                 applicable property to produce cash flow. Even
                                 the liquidation value of a commercial property
                                 is determined, in substantial part, by the
                                 amount of the property's cash flow (or its
                                 potential to generate cash flow). However, net
                                 operating income and cash flow can be volatile
                                 and may be insufficient to cover debt service
                                 on the loan at any given time.

                                 The net operating income, cash flow and
                                 property value of the mortgaged properties may
                                 be adversely affected, among other things, by
                                 any one or more of the following factors:

                                 o    the age, design and construction quality
                                      of the property;

                                 o    the lack of any operating history in the
                                      case of a newly built or renovated
                                      mortgaged property;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of the
                                      property;

                                 o    the proximity and attractiveness of
                                      competing properties;

                                 o    the adequacy of the property's management
                                      and maintenance;

                                 o    increases in operating expenses (including
                                      common area maintenance charges) at the
                                      property and in relation to competing
                                      properties;

                                 o    an increase in the capital expenditures
                                      needed to maintain the property or make
                                      improvements;

                                 o    the dependence upon a single tenant, or a
                                      concentration of tenants in a particular
                                      business or industry;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    an increase in vacancy rates; and

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants.

                                 Other factors are more general in nature, such
                                 as:

                                 o    national, regional or local economic
                                      conditions (including plant closings,
                                      military base closings, industry slowdowns
                                      and unemployment rates);

                                      S-42

                                 o    local real estate conditions (such as an
                                      oversupply of competing properties, rental
                                      space or multifamily housing);

                                 o    demographic factors;

                                 o    decreases in consumer confidence (caused
                                      by events such as threatened or continuing
                                      military action, recent disclosures of
                                      wrongdoing or financial misstatements by
                                      major corporations and financial
                                      institutions and other factors);

                                 o    changes in consumer tastes and
                                      preferences; and

                                 o    retroactive changes in building codes.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors,
                                 as well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o    the level of tenant defaults;

                                 o    the ability to convert an unsuccessful
                                      property to an alternative use;

                                 o    new construction in the same market as the
                                      mortgaged property;

                                 o    rent control and stabilization laws or
                                      other laws impacting operating costs;

                                 o    the number and diversity of tenants;

                                 o    the rate at which new rentals occur;

                                 o    the property's operating leverage (which
                                      is the percentage of total property
                                      expenses in relation to revenue), the
                                      ratio of fixed operating expenses to those
                                      that vary with revenues, and the level of
                                      capital expenditures required to maintain
                                      the property and to retain or replace
                                      tenants; and

                                 o    in the case of residential cooperative
                                      properties, the payments received by the
                                      cooperative corporation from its
                                      tenants/shareholders, including any
                                      special assessments against the property.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will tend
                                 to have a more immediate effect on the net
                                 operating income of properties with short-term
                                 revenue sources (such as short-term or
                                 month-to-month leases) and may lead to higher
                                 rates of delinquency or defaults under mortgage
                                 loans secured by those types of properties.

                                      S-43

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND MULTIFAMILY
MORTGAGE LOANS INCLUDED IN THE
TRUST SHOULD BE EVALUATED
SEPARATELY FROM THE
PERFORMANCE OF THE MORTGAGE
LOANS IN ANY OF OUR OTHER
TRUSTS                           While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture, and as a result, each of the
                                 multifamily and commercial mortgage loans
                                 included in one of the depositor's trusts
                                 requires a unique underwriting analysis.
                                 Furthermore, economic and other conditions
                                 affecting real properties, whether worldwide,
                                 national, regional or local, vary over time.
                                 The performance of a pool of mortgage loans
                                 originated and outstanding under a given set of
                                 economic conditions may vary significantly from
                                 the performance of an otherwise comparable
                                 mortgage pool originated and outstanding under
                                 a different set of economic conditions.
                                 Accordingly, investors should evaluate the
                                 mortgage loans underlying the offered
                                 certificates independently from the performance
                                 of mortgage loans underlying any other series
                                 of certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 supplement does not include disclosure
                                 concerning the delinquency and loss experience
                                 of static pools of periodic originations by the
                                 sponsor of commercial mortgage loans (known as
                                 "static pool information"). Because of the
                                 highly heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool information for prior
                                 securitized pools, even those involving the
                                 same property types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool information showing a
                                 low level of delinquencies and defaults would
                                 not be indicative of the performance of this
                                 pool or any other pools of mortgage loans
                                 originated by the same sponsor or sponsors.
                                 Therefore, investors should evaluate this
                                 offering on the basis of the information set
                                 forth in this prospectus supplement with
                                 respect to the mortgage loans, and not on the
                                 basis of any successful performance of other
                                 pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING
HISTORY                          The properties securing certain of the mortgage
                                 loans are newly constructed and/or recently
                                 opened and, as such, have a limited operating
                                 history. There can be no assurance that any of
                                 the properties, whether newly constructed
                                 and/or recently opened or otherwise, will
                                 perform as anticipated.

                                      S-44

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason. This is because:

                                 o    converting commercial properties to
                                      alternate uses or converting single-tenant
                                      commercial properties to multi-tenant
                                      properties generally requires substantial
                                      capital expenditures; and

                                 o    zoning or other restrictions also may
                                      prevent alternative uses.

                                 The liquidation value of a mortgaged property
                                 not readily convertible to an alternative use
                                 may be substantially less than would be the
                                 case if the mortgaged property were readily
                                 adaptable to other uses. In addition, certain
                                 properties that are legally permitted to be
                                 used in a non-conforming manner may be subject
                                 to restrictions that would require compliance
                                 with current zoning laws under certain
                                 circumstances such as non-operation for a
                                 period in excess of certain timeframes. If this
                                 type of mortgaged property were liquidated and
                                 a lower liquidation value were obtained, less
                                 funds would be available for distributions on
                                 your certificates. See "Mortgaged Properties
                                 Securing The Mortgage Loans That Are Not In
                                 Compliance With Zoning And Building Code
                                 Requirements And Use Restrictions Could
                                 Adversely Affect Payments On Your
                                 Certificates."

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                 Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include, among others:

                                 o    changes in the local, regional or national
                                      economy;

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    proximity and attractiveness of competing
                                      properties;

                                 o    new construction of competing properties
                                      in the same market;

                                 o    convertibility of a property to an
                                      alternative use;

                                 o    the availability of refinancing;

                                 o    changes in interest rate levels;

                                 o    the age, quality, functionality and design
                                      of the project;

                                 o    increases in operating costs;

                                      S-45

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements; and

                                 o    increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL
BE INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A deterioration in the financial condition of a
                                 tenant can be particularly significant if a
                                 mortgaged property is leased to a single or
                                 large tenant or a small number of tenants,
                                 because rent payable by such tenants generally
                                 will represent all or a significant portion of
                                 the cash flow available to the borrower to pay
                                 its obligations to the lender. We cannot
                                 provide assurances that any major tenant will
                                 continue to perform its obligations under its
                                 lease. Twenty-six (26) of the mortgaged
                                 properties, representing 18.9% of the initial
                                 outstanding pool balance (and representing
                                 20.1% of the initial outstanding loan group 1
                                 balance), are leased to single tenants, and
                                 with respect to one (1) of those mortgaged
                                 properties, representing 0.4% of the initial
                                 outstanding pool balance (and representing 0.4%
                                 of the initial outstanding loan group 1
                                 balance), the sole tenant is related to the
                                 borrower. Mortgaged properties leased to a
                                 single tenant or a small number of tenants are
                                 more susceptible to interruptions of cash flow
                                 if a tenant fails to renew its lease or
                                 defaults under its lease. This is so because:

                                 o    the financial effect of the absence of
                                      rental income may be severe;

                                 o    more time may be required to re-lease the
                                      space; and

                                 o    substantial capital costs may be incurred
                                      to make the space appropriate for
                                      replacement tenants.

                                 Additionally, some of the tenants at the
                                 mortgaged properties (including sole tenants or
                                 other significant tenants) have lease
                                 termination option dates or lease expiration
                                 dates that are prior to or shortly after the
                                 related maturity date or anticipated repayment
                                 date. See Appendix II attached to this
                                 prospectus supplement for the lease expiration
                                 date for each of the top three (3) tenants at
                                 each mortgaged property. There are a number of
                                 other mortgaged properties that similarly have
                                 a significant amount of scheduled lease
                                 expirations or potential terminations before
                                 the maturity of the related mortgage loan,
                                 although those circumstances were generally
                                 addressed by escrow requirements or other
                                 mitigating provisions.

                                 Another factor that you should consider is that
                                 retail, industrial and office properties also
                                 may be adversely affected if there is a
                                 concentration of tenants or of tenants in the
                                 same or similar business or industry.

                                 In some cases, the sole or a significant tenant
                                 is related to the subject borrower or an
                                 affiliate of that borrower.

                                 For further information with respect to tenant
                                 concentrations, see Appendix II attached to
                                 this prospectus supplement.

                                      S-46

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES                If a mortgaged property has multiple tenants,
                                 re-leasing costs and costs of enforcing
                                 remedies against defaulting tenants may be more
                                 frequent than in the case of mortgaged
                                 properties with fewer tenants, thereby reducing
                                 the cash flow available for debt service
                                 payments. These costs may cause a borrower to
                                 default in its obligations to a lender which
                                 could reduce cash flow available for debt
                                 service payments. Multi-tenanted mortgaged
                                 properties also may experience higher
                                 continuing vacancy rates and greater volatility
                                 in rental income and expenses.

RE-LEASING RISKS                 Repayment of mortgage loans secured by retail,
                                 office and industrial properties will be
                                 affected by the expiration of leases and the
                                 ability of the related borrowers and property
                                 managers to renew the leases or to relet the
                                 space on comparable terms. Certain mortgaged
                                 properties may be leased in whole or in part to
                                 government-sponsored tenants who have the right
                                 to cancel their leases at any time because of
                                 lack of appropriations or otherwise.

                                 In addition, certain properties may have
                                 tenants that are paying rent but are not in
                                 occupancy or may have vacant space that is not
                                 leased. Any "dark" space may cause the property
                                 to be less desirable to other potential tenants
                                 or the related tenant may be more likely to
                                 default in its obligations under the lease. We
                                 cannot assure you that those tenants will
                                 continue to fulfill their lease obligations or
                                 that the space will be relet.

                                 Certain tenants at the retail properties,
                                 including without limitation anchor tenants,
                                 may have the right to terminate their leases if
                                 certain other tenants are not operating, or if
                                 their sales at the property do not reach a
                                 specified level. Even if vacated space is
                                 successfully relet, the costs associated with
                                 reletting, including tenant improvements and
                                 leasing commissions, could be substantial and
                                 could reduce cash flow from the related
                                 mortgaged properties. Sixty (60) of the
                                 mortgaged properties, securing mortgage loans
                                 representing approximately 52.7% of the initial
                                 outstanding pool balance (excluding
                                 multifamily, manufactured housing community,
                                 self storage, hospitality and certain other
                                 property types) (and representing 52.7% of the
                                 initial outstanding loan group 1 balance), as
                                 of the cut-off date, have reserves for tenant
                                 improvements and leasing commissions which may
                                 serve to defray those costs. We cannot assure
                                 you, however, that the funds (if any) held in
                                 those reserves for tenant improvements and
                                 leasing commissions will be sufficient to cover
                                 the costs and expenses associated with tenant
                                 improvements or leasing commission obligations.
                                 In addition, if a tenant defaults in its
                                 obligations to a borrower, the borrower may
                                 incur substantial costs and experience
                                 significant delays associated with enforcing
                                 rights and protecting its investment, including
                                 costs incurred in renovating or reletting the
                                 property.

                                      S-47

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    The effect of mortgage pool loan losses will be
                                 more severe:

                                 o    if the pool is comprised of a small number
                                      of loans, each with a relatively large
                                      principal amount; or

                                 o    if the losses relate to loans that account
                                      for a disproportionately large percentage
                                      of the pool's aggregate principal balance
                                      of all mortgage loans.

                                 Mortgage loans with the same borrower or
                                 related borrowers pose additional risks. Among
                                 other things, financial difficulty at one
                                 mortgaged real property could cause the owner
                                 to defer maintenance at another mortgaged real
                                 property in order to satisfy current expenses
                                 with respect to the troubled mortgaged real
                                 property; and the owner could attempt to avert
                                 foreclosure on one mortgaged real property by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting monthly payments for
                                 an indefinite period on all of the related
                                 mortgage loans.

                                 Eleven (11) groups of mortgage loans,
                                 representing 15.9% of the initial outstanding
                                 pool balance, were made to the same borrower or
                                 to borrowers that are affiliated with one
                                 another through partial or complete direct or
                                 indirect common ownership (which include eight
                                 (8) groups of mortgage loans exclusively in
                                 loan group 1, representing 13.9% of the initial
                                 loan group 1 balance, one (1) group of mortgage
                                 loans exclusively in loan group 2, representing
                                 7.7% of the initial loan group 2 balance and
                                 two (2) groups of mortgage loans with mortgaged
                                 loans in loan group 1 and loan group 2,
                                 representing 2.3% of the initial outstanding
                                 pool balance). Of these eleven (11) groups, the
                                 3 largest groups represent 4.8%, 2.1% and 1.9%,
                                 respectively, of the initial outstanding pool
                                 balance. See Appendix II attached to this
                                 prospectus supplement. The related borrower
                                 concentrations of the 3 largest groups
                                 exclusively in loan group 1 represent 5.1%,
                                 2.3% and 2.0%, respectively, of the initial
                                 outstanding loan group 1 balance, the group of
                                 mortgage loans exclusively in loan group 2
                                 represents 7.7% of the initial outstanding loan
                                 group 2 balance and the two groups in loan
                                 group 1 and loan group 2 represent 1.6% and
                                 0.8%, respectively, of the initial outstanding
                                 pool balance;

                                 The ten largest mortgage loans in the aggregate
                                 represent 46.0% of the initial outstanding pool
                                 balance. Each of the other mortgage loans
                                 represents no greater than 2.0% of the initial
                                 outstanding pool balance.

                                 The largest mortgage loan in loan group 1
                                 represents 8.6% of the initial outstanding loan
                                 group 1 balance. The second largest mortgage
                                 loan in loan group 1 represents 7.4% of the
                                 initial outstanding loan group 1 balance. The
                                 third largest mortgage loan in loan group 1
                                 represents 5.1% of the initial outstanding loan
                                 group 1 balance. Each of the other mortgage
                                 loans represents less than or equal to 5.1% of
                                 the initial outstanding loan group 1 balance.

                                      S-48

                                 The largest mortgage loan in loan group 2
                                 represents 14.2% of the initial outstanding
                                 loan group 2 balance. The second largest
                                 mortgage loan in loan group 2 represents 12.7%
                                 of the initial outstanding loan group 2
                                 balance. The third largest mortgage loan in
                                 loan group 2 represents 11.6% of the initial
                                 outstanding loan group 2 balance. Each of the
                                 other mortgage loans represents less than or
                                 equal to 10.3% of the initial outstanding loan
                                 group 2 balance.

                                 In some cases, the sole or significant tenant
                                 is related to the subject borrower. In the case
                                 of Mortgage Loan No. 85, the tenant at the
                                 related mortgaged property is the parent of the
                                 related borrower. For further information with
                                 respect to tenant concentrations, see Appendix
                                 II attached to this prospectus supplement.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A concentration of mortgaged property types
                                 also can pose increased risks. A concentration
                                 of mortgage loans secured by the same property
                                 type can increase the risk that a decline in a
                                 particular industry will have a
                                 disproportionately large impact on the pool of
                                 mortgage loans or a particular loan group. The
                                 following property types represent the
                                 indicated percentage of the initial outstanding
                                 pool balance:

                                 o    retail properties represent 44.8%;

                                 o    office properties represent 30.9%;

                                 o    hospitality properties represent 6.5%;

                                 o    multifamily properties represent 6.1%;

                                 o    other properties represent 4.7%;

                                 o    mixed use properties represent 3.2%;

                                 o    industrial properties represent 3.0%;

                                 o    manufactured housing community properties
                                      represent 0.6%; and

                                 o    self storage properties represent 0.2%.

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Concentrations of mortgaged properties in
                                 geographic areas may increase the risk that
                                 adverse economic or other developments or a
                                 natural disaster or act of terrorism affecting
                                 a particular region of the country could
                                 increase the frequency and severity of losses
                                 on mortgage loans secured by the properties. In
                                 the past, several regions of the United States
                                 have experienced significant real estate
                                 downturns

                                      S-49

                                 at times when other regions have not. Regional
                                 economic declines or adverse conditions in
                                 regional real estate markets could adversely
                                 affect the income from, and market value of,
                                 the mortgaged properties located in the region.
                                 Other regional factors--e.g., earthquakes,
                                 floods or hurricanes or changes in governmental
                                 rules or fiscal policies--also may adversely
                                 affect those mortgaged properties.

                                 The mortgaged properties are located in
                                 thirty-two (32) different states (which include
                                 thirty-one (31) states for loan group 1 and
                                 nine (9) states for loan group 2). In
                                 particular, investors should note that
                                 approximately 12.9% of the mortgaged
                                 properties, based on the initial outstanding
                                 pool balance (and 13.7% of the initial
                                 outstanding loan group 1 balance), are located
                                 in California. Mortgaged properties located in
                                 California may be more susceptible to some
                                 types of special hazards that may not be
                                 adequately covered by insurance (such as
                                 earthquakes and flooding) than properties
                                 located in other parts of the country. If a
                                 borrower does not have insurance against such
                                 risks and a severe casualty occurs at a
                                 mortgaged property, the borrower may be unable
                                 to generate income from the mortgaged property
                                 in order to make payments on the related
                                 mortgage loan. The mortgage loans generally do
                                 not require any borrowers to maintain
                                 earthquake insurance.

                                 In addition, sixty-four (64) of the mortgaged
                                 properties, based on the initial outstanding
                                 pool balance, are located in California,
                                 Colorado, Florida, Arizona, New York, Illinois
                                 and Pennsylvania respectively, and
                                 concentrations of mortgaged properties, in each
                                 case, representing less than 5.0% of the
                                 initial outstanding pool balance, also exist in
                                 several other states.

                                 For information regarding the location of the
                                 properties securing the mortgage loans included
                                 in loan group 1 and loan group 2, see Appendix
                                 I to this prospectus supplement.

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF RETAIL PROPERTIES       Sixty-three (63) of the mortgaged properties,
                                 securing mortgage loans representing 44.8% of
                                 the initial outstanding pool balance (and
                                 representing 47.7% of the initial outstanding
                                 loan group 1 balance), are retail properties.

                                 The quality and success of a retail property's
                                 tenants significantly affect the property's
                                 value. The success of retail properties can be
                                 adversely affected by local competitive
                                 conditions and changes in consumer spending
                                 patterns. A borrower's ability to make debt
                                 service payments can be adversely affected if
                                 rents are based on a percentage of the tenant's
                                 sales and sales decline or if the closure of
                                 one store gives rise to lease provisions
                                 permitting the closure of another store.

                                 An "anchor tenant" is proportionately larger in
                                 size than other tenants at a retail property
                                 and is considered to be vital in attracting
                                 customers to a retail property, whether or not
                                 the anchor tenant's premises are part of the
                                 mortgaged property. Thirty-nine (39) of the
                                 mortgaged properties, securing 27.6% of the
                                 initial outstanding pool balance (and securing
                                 29.4% of the initial loan group 1 balance), are
                                 properties

                                      S-50

                                 considered by the mortgage loan seller to be
                                 leased to or are adjacent to or are occupied by
                                 anchor tenants.

                                 The presence or absence of an anchor store in a
                                 shopping center also can be important because
                                 anchor stores play a key role in generating
                                 customer traffic and making a center desirable
                                 for other tenants. Consequently, the economic
                                 performance of an anchored retail property will
                                 be adversely affected by:

                                 o    an anchor store's failure to renew its
                                      lease;

                                 o    termination of an anchor store's lease;

                                 o    the bankruptcy or economic decline of an
                                      anchor store or self-owned anchor or its
                                      parent company; or

                                 o    the cessation of the business of an anchor
                                      store at the shopping center, even if, as
                                      a tenant, it continues to pay rent.

                                 There may be retail properties with anchor
                                 stores that are permitted to cease operating at
                                 any time if certain other stores are not
                                 operated at those locations. Furthermore, there
                                 may be non-anchor tenants that are permitted to
                                 offset all or a portion of their rent, pay rent
                                 based solely on a percentage of their sales or
                                 to terminate their leases if certain anchor
                                 stores and/or major tenants are either not
                                 operated or fail to meet certain business
                                 objectives.

                                 Retail properties also face competition from
                                 sources outside a given real estate market. For
                                 example, all of the following compete with more
                                 traditional retail properties for consumer
                                 dollars: factory outlet centers, discount
                                 shopping centers and clubs, catalogue
                                 retailers, home shopping networks, internet web
                                 sites and telemarketing. Continued growth of
                                 these alternative retail outlets, which often
                                 have lower operating costs, could adversely
                                 affect the rents collectible at the retail
                                 properties included in the mortgage pool, as
                                 well as the income from, and market value of,
                                 the mortgaged properties. Moreover, additional
                                 competing retail properties may be built in the
                                 areas where the retail properties are located,
                                 which could adversely affect the rents
                                 collectible at the retail properties included
                                 in the mortgage pool, as well as the income
                                 from, and market value of, the mortgaged
                                 properties.

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF OFFICE PROPERTIES       Thirty (30) of the mortgaged properties,
                                 securing mortgage loans representing 30.9% of
                                 the initial outstanding pool balance (and
                                 representing 32.9% of the initial outstanding
                                 loan group 1 balance), are office properties.

                                 A large number of factors may affect the value
                                 of these office properties, including:

                                 o    the quality of an office building's
                                      tenants;

                                 o    the diversity of an office building's
                                      tenants, reliance on a single or dominant
                                      tenant or tenants in a volatile industry
                                      (e.g., technology

                                      S-51

                                      and internet companies that have
                                      experienced or may in the future
                                      experience circumstances that make their
                                      businesses volatile);

                                 o    the physical attributes of the building in
                                      relation to competing buildings (e.g.,
                                      age, condition, design, location, access
                                      to transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems);

                                 o    the desirability of the area as a business
                                      location;

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees); and

                                 o    the suitability of a space for re-leasing
                                      without significant build-out costs.

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of property.

                                 Included in the office properties referenced
                                 above are ten (10) medical office properties,
                                 which secure approximately 7.9% of the initial
                                 outstanding pool balance (and representing 8.4%
                                 of the initial outstanding loan group 1
                                 balance). The performance of a medical office
                                 property may depend on the proximity of the
                                 property to a hospital or other health care
                                 establishment and on reimbursements for patient
                                 fees from private or government-sponsored
                                 insurance companies. The sudden closure of a
                                 nearby hospital may adversely affect the value
                                 of a medical office property. In addition, the
                                 performance of a medical office property may
                                 depend on reimbursements for patient fees from
                                 private or government-sponsored insurers and
                                 issues related to reimbursement (ranging from
                                 non-payment to delays in payment) from such
                                 insurers could adversely impact cash flow at
                                 such mortgaged properties. Moreover, medical
                                 office properties appeal to a narrow market of
                                 tenants and the value of a medical office
                                 property may be adversely affected by the
                                 availability of competing medical office
                                 properties.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY
PROPERTIES                       Ten (10) of the mortgaged properties, securing
                                 mortgage loans representing 6.5% of the initial
                                 outstanding pool balance (and representing 6.9%
                                 of the initial outstanding loan group 1
                                 balance), are hospitality properties. Various
                                 factors may adversely affect the economic
                                 performance of a hospitality property,
                                 including:

                                 o    adverse economic and social conditions,
                                      either local, regional, national or
                                      international which may limit the amount
                                      that can be charged for a room and reduce
                                      occupancy levels;

                                 o    the construction of competing hotels or
                                      resorts;

                                 o    continuing expenditures for modernizing,
                                      refurbishing, and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                      S-52

                                 o    franchise affiliation (or lack thereof);

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and/or operator of a hotel; and

                                 o    changes in travel patterns, terrorist
                                      attacks, increases in energy prices,
                                      strikes, relocation of highways or the
                                      construction of additional highways.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than are other types of commercial
                                 properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature. This seasonality
                                 can be expected to cause periodic fluctuations
                                 in a hotel property's revenues, occupancy
                                 levels, room rates and operating expenses.

                                 The laws and regulations relating to liquor
                                 licenses generally prohibit the transfer of
                                 those liquor licenses to any other person. In
                                 the event of a foreclosure of a hotel property
                                 with a liquor license, the special servicer on
                                 behalf of the trustee or a purchaser in a
                                 foreclosure sale would likely have to apply for
                                 a new license. There can be no assurance that a
                                 new liquor license could be obtained promptly
                                 or at all. The lack of a liquor license in a
                                 full service hotel could have an adverse impact
                                 on the revenue generated by the hotel.

                                 A mortgage loan secured by hotel property may
                                 be affiliated with a franchise company through
                                 a franchise agreement or a hotel management
                                 company through a management agreement. The
                                 performance of a hotel property affiliated with
                                 a franchise or hotel management company depends
                                 in part on the continued existence, reputation
                                 and financial strength of the franchisor or
                                 hotel management company and, with respect to a
                                 franchise company only,

                                 o    the public perception of the franchise or
                                      management company or hotel chain service
                                      mark; and

                                 o    the duration of the franchise licensing
                                      agreement or management agreement.

                                 Any provision in a franchise agreement
                                 providing for termination because of the
                                 bankruptcy of a franchisor generally will not
                                 be enforceable. Replacement franchises may
                                 require significantly higher fees. The
                                 transferability of franchise license agreements
                                 is restricted. In the event of a foreclosure,
                                 the lender or its agent would not have the
                                 right to use the franchise license without the
                                 franchisor's consent.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY
PROPERTIES                       Thirteen (13) of the mortgaged properties,
                                 securing mortgage loans representing 6.1% of
                                 the initial outstanding pool balance (which
                                 include thirteen (13) mortgaged properties in
                                 loan group 2, representing 100.0% of the
                                 initial outstanding loan group 2 balance), are
                                 multifamily properties.

                                      S-53

                                 A large number of factors may affect the value
                                 and successful operation of these multifamily
                                 properties, including:

                                 o    the physical attributes of the apartment
                                      building, such as its age, appearance and
                                      construction quality;

                                 o    the location of the property;

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                 o    the types of services and amenities
                                      provided at the property;

                                 o    the property's reputation;

                                 o    the level of mortgage interest rates and
                                      favorable income and economic conditions
                                      (which may encourage tenants to purchase
                                      rather than rent housing);

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions which may limit the rent that
                                      may be charged and which may result in
                                      increased vacancies;

                                 o    the tenant mix (such as tenants being
                                      predominantly students, military personnel
                                      or employees of a particular business or
                                      industry) and requirements that tenants
                                      meet certain criteria (such as age
                                      restrictions for senior housing);

                                 o    in the case of any student housing
                                      facilities, which may be more susceptible
                                      to damage or wear and tear than other
                                      types of multifamily housing, the reliance
                                      on the financial well-being of the college
                                      or university to which it relates,
                                      competition from on-campus housing units
                                      (which may adversely affect occupancy),
                                      the physical layout of the housing (which
                                      may not be readily convertible to
                                      traditional multifamily use), and student
                                      tenants having a higher turnover rate than
                                      other types of multifamily tenants, which
                                      in certain cases is compounded by the fact
                                      that student leases are available for
                                      periods of less than 12 months;

                                 o    state and local regulations (which may
                                      limit the ability to increase rents); and

                                 o    government assistance/rent subsidy
                                      programs (which may influence tenant
                                      mobility).

                                 In addition to state regulation of the landlord
                                 tenant relationship, certain counties and
                                 municipalities impose rent control on apartment
                                 buildings. These ordinances may limit rent
                                 increases to fixed percentages, to percentages
                                 of increases in the consumer price index, to
                                 increases set or approved by a governmental
                                 agency, or to increases determined through
                                 mediation or binding arbitration. Any
                                 limitations on a borrower's ability to raise
                                 property rents may impair such borrower's
                                 ability to repay its multifamily loan from its
                                 net operating income or the proceeds of a sale
                                 or refinancing of the related multifamily
                                 property.

                                      S-54

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants and other
                                 covenants and restrictions with respect to
                                 various tax credit, city, state and federal
                                 housing subsidies, rent stabilization or
                                 similar programs, in respect of various units
                                 within the mortgaged properties. Generally, the
                                 related mortgaged property must satisfy certain
                                 requirements, the borrower must observe certain
                                 leasing practices and/or the tenant(s) must
                                 regularly meet certain income requirements or
                                 the borrower or mortgaged property must have
                                 certain other characteristics consistent with
                                 the government policy related to the applicable
                                 program. The limitations and restrictions
                                 imposed by these programs could result in
                                 losses on the mortgage loans. In addition, in
                                 the event that the program is cancelled, it
                                 could result in less income for the project. In
                                 certain cases, housing assistance program
                                 contracts may not be assigned to the related
                                 borrower or purchaser of the property until
                                 after the origination date of the mortgage
                                 loan. We cannot assure you these contracts will
                                 ultimately be assigned. These programs may
                                 include, among others:

                                 o    rent limitations that would adversely
                                      affect the ability of borrower to increase
                                      rents to maintain the condition of their
                                      mortgaged properties and satisfy operating
                                      expense; and

                                 o    tenant income restrictions that may reduce
                                      the number of eligible tenants in those
                                      mortgaged properties and result in a
                                      reduction in occupancy rates.

                                 The difference in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be a
                                 sufficient economic incentive for some eligible
                                 tenants to reside at a subsidized or supported
                                 property that may have fewer amenities or be
                                 less attractive as a residence. As a result,
                                 occupancy levels at a subsidized or supported
                                 property may decline, which may adversely
                                 affect the value and successful operation of
                                 such property.

                                 The mortgage loan seller may have underwritten
                                 the related mortgage loan on the assumption
                                 that such assistance will continue. Loss of any
                                 applicable assistance could have an adverse
                                 effect on the ability of the related borrower
                                 to make timely payments of debt service. In
                                 addition, the restrictions described above
                                 relating to the use of the related mortgaged
                                 property could reduce the market value of the
                                 related mortgaged property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES   Eight (8) of the mortgaged properties, securing
                                 mortgage loans representing 3.0% of the initial
                                 outstanding pool balance (and representing 3.2%
                                 of the initial outstanding loan group 1
                                 balance), are industrial properties. Various
                                 factors may adversely affect the economic
                                 performance of these industrial properties,
                                 which could adversely affect payments on your
                                 certificates, including:

                                 o    reduced demand for industrial space
                                      because of a decline in a particular
                                      industry segment;

                                      S-55

                                 o    increased supply of competing industrial
                                      space because of relative ease in
                                      constructing buildings of this type;

                                 o    a property becoming functionally obsolete;

                                 o    insufficient supply of labor to meet
                                      demand;

                                 o    changes in access to the property, energy
                                      prices, strikes, relocation of highways or
                                      the construction of additional highways;

                                 o    location of the property in relation to
                                      access to transportation;

                                 o    suitability for a particular tenant;

                                 o    building design and adaptability;

                                 o    a change in the proximity of supply
                                      sources; and

                                 o    environmental hazards.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES             One (1) of the mortgaged properties, securing
                                 mortgage loans representing 0.6% of the initial
                                 outstanding pool balance (and representing 0.6%
                                 of the initial outstanding loan group 1
                                 balance), is a manufactured housing community
                                 property. Various factors may adversely affect
                                 the economic performance of manufactured
                                 housing community properties, which could
                                 adversely affect payments on your certificates,
                                 including:

                                 o    the physical attributes of the community
                                      (e.g., age, condition and design);

                                 o    the location of the community;

                                 o    the services and amenities provided by the
                                      community and its management (including
                                      maintenance and insurance);

                                 o    the strength and nature of the local
                                      economy (which may limit the amount that
                                      may be charged, the timely payments of
                                      those amounts and may reduce occupancy
                                      levels);

                                 o    state and local regulations (which may
                                      affect the property owner's ability to
                                      increase amounts charged or limit the
                                      owner's ability to convert the property to
                                      an alternate use);

                                 o    competing residential developments in the
                                      local market, such as other manufactured
                                      housing communities, apartment buildings
                                      and single family homes;

                                 o    the property's reputation;

                                      S-56

                                 o    the availability of public water and sewer
                                      facilities or the adequacy of any such
                                      privately-owned facilities; and

                                 o    the property may not be readily
                                      convertible to an alternate use.

A LARGE CONCENTRATION OF SELF
STORAGE FACILITIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF SELF STORAGE
FACILITIES

                                 One (1) of the mortgaged properties, securing
                                 mortgage loans representing 0.2% of the initial
                                 outstanding pool balance (and representing 0.2%
                                 of the initial outstanding loan group 1
                                 balance), is a self storage facility. Various
                                 factors may adversely affect the value and
                                 successful operation of a self storage facility
                                 including:

                                 o    competition, because both acquisition and
                                      development costs and break-even occupancy
                                      are relatively low;

                                 o    conversion of a self storage facility to
                                      an alternative use generally requires
                                      substantial capital expenditures;

                                 o    security concerns; and

                                 o    user privacy and ease of access to
                                      individual storage space may increase
                                      environmental risks (although lease
                                      agreements generally prohibit users from
                                      storing hazardous substances in the
                                      units).

                                 The environmental assessments discussed in this
                                 prospectus supplement did not include an
                                 inspection of the contents of the self storage
                                 units of the self storage properties.
                                 Accordingly, there is no assurance that all of
                                 the units included in the self storage
                                 properties are free from hazardous substances
                                 or will remain so in the future.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                One or more of the mortgaged properties
                                 securing the mortgage loans in the pool may be
                                 primarily secured by the related borrower's fee
                                 simple ownership in one or more condominium
                                 units.

                                 The management and operation of a condominium
                                 is generally controlled by a condominium board
                                 representing the owners of the individual
                                 condominium units, subject to the terms of the
                                 related condominium rules or by-laws.
                                 Generally, the consent of a majority of the
                                 board members is required for any actions of
                                 the condominium board. The condominium
                                 interests described above in some cases may
                                 constitute less than a majority of such voting
                                 rights and/or may not entail an ability to
                                 prevent adverse changes in the governing
                                 organizational document for the condominium
                                 entity. The condominium board is generally
                                 responsible for administration of the affairs
                                 of the condominium, including providing for
                                 maintenance and repair of common areas,
                                 adopting rules and regulations regarding common
                                 areas and obtaining insurance and repairing and
                                 restoring the common areas of the property
                                 after a casualty. There can be no assurance
                                 that the borrower under a mortgage loan secured
                                 by one or more interests in that condominium
                                 will have any control over decisions made by
                                 the related condominium board. There can be no

                                      S-57

                                 assurance that the related condominium board
                                 will always act in the best interests of the
                                 borrower under those mortgage loans.
                                 Notwithstanding the insurance and casualty
                                 provisions of the related mortgage loan
                                 documents, the condominium board may have the
                                 right to control the use of casualty proceeds.
                                 In addition, the condominium board generally
                                 has the right to assess individual unit owners
                                 for their share of expenses related to the
                                 operation and maintenance of the common
                                 elements. In the event that an owner of another
                                 unit fails to pay its allocated assessments,
                                 the related borrower may be required to pay
                                 those assessments in order to properly maintain
                                 and operate the common elements of the
                                 property. Although the condominium board
                                 generally may obtain a lien against any unit
                                 owner for common expenses that are not paid,
                                 the lien generally is extinguished if a
                                 mortgagee takes possession pursuant to a
                                 foreclosure. Each unit owner is responsible for
                                 maintenance of its respective unit and retains
                                 essential operational control over its unit.

                                 Due to the nature of condominiums and a
                                 borrower's ownership interest therein, a
                                 default on a loan secured by the borrower's
                                 interest in one or more condominium units may
                                 not allow the holder of the mortgage loan the
                                 same flexibility in realizing upon the
                                 underlying real property as is generally
                                 available with respect to properties that are
                                 not condominiums. The rights of any other unit
                                 owners, the governing documents of the owners'
                                 association and state and local laws applicable
                                 to condominiums must be considered and
                                 respected. Consequently, servicing and
                                 realizing upon that collateral could subject
                                 the trust to greater delay, expense and risk
                                 than servicing and realizing upon collateral
                                 for other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES    Certain of the tenants at some of the mortgaged
                                 properties may have been, may currently be, or
                                 may in the future become a party in a
                                 bankruptcy proceeding. The bankruptcy or
                                 insolvency of a major tenant, or a number of
                                 smaller tenants, in retail, industrial and
                                 office properties may adversely affect the
                                 income produced by the property. Under the
                                 federal bankruptcy code, a tenant/debtor has
                                 the option of affirming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim for breach of the
                                 lease would be a general unsecured claim
                                 against the tenant, absent collateral securing
                                 the claim. The claim would be limited to the
                                 unpaid rent under the lease for the periods
                                 prior to the bankruptcy petition, or earlier
                                 surrender of the leased premises, plus the rent
                                 under the lease for the greater of one year or
                                 15% of the remaining term of the lease, not to
                                 exceed three years. The actual amount of the
                                 recovery could be less than the amount of the
                                 claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Various environmental laws may make a current
                                 or previous owner or operator of real property
                                 liable for the costs of removal or remediation
                                 of hazardous or toxic substances on, under or
                                 adjacent to the property. Those laws often
                                 impose liability whether or not the owner or
                                 operator knew of, or was responsible for, the
                                 presence of the hazardous or toxic

                                      S-58

                                 substances. For example, certain laws impose
                                 liability for release of asbestos-containing
                                 materials into the air or require the removal
                                 or containment of asbestos-containing
                                 materials. In some states, contamination of a
                                 property may give rise to a lien on the
                                 property to assure payment of the costs of
                                 cleanup. In some states, this lien has priority
                                 over the lien of a pre-existing mortgage.
                                 Additionally, third parties may seek recovery
                                 from owners or operators of real properties for
                                 cleanup costs, property damage or personal
                                 injury associated with releases of, or other
                                 exposure to, hazardous substances related to
                                 the properties.

                                 The owner's liability for any required
                                 remediation generally is not limited by law and
                                 could, accordingly, exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. The presence of hazardous or toxic
                                 substances also may adversely affect the
                                 owner's ability to refinance the property or to
                                 sell the property to a third party. The
                                 presence of, or strong potential for
                                 contamination by, hazardous substances
                                 consequently can have a materially adverse
                                 effect on the value of the property and a
                                 borrower's ability to repay its mortgage loan.

                                 In addition, under certain circumstances, a
                                 lender (such as the trust) could be liable for
                                 the costs of responding to an environmental
                                 hazard. Any potential environmental liability
                                 could reduce or delay payments on the offered
                                 certificates.

ENVIRONMENTAL RISKS RELATING
TO SPECIFIC MORTGAGED
PROPERTIES MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Except for mortgaged properties securing
                                 mortgage loans that are the subject of a
                                 secured creditor impaired property policy, all
                                 of the mortgaged properties securing the
                                 mortgage loans have been subject to
                                 environmental site assessments, or in some
                                 cases an update of a previous assessment, in
                                 connection with the origination or
                                 securitization of the loans. In all cases, the
                                 environmental site assessment was a Phase I
                                 environmental assessment, although in some
                                 cases a Phase II site assessment was also
                                 performed. With respect to the mortgaged
                                 properties securing the mortgage loans that
                                 were not the subject of an environmental site
                                 assessment within eighteen months prior to the
                                 cut-off date, the mortgage loan seller either
                                 (a) represented that with respect to each such
                                 mortgaged property (i) no hazardous material is
                                 present on the mortgaged property and (ii) the
                                 mortgaged property is in material compliance
                                 with all applicable federal, state and local
                                 laws pertaining to hazardous materials or
                                 environmental hazards, in each case subject to
                                 limitations of materiality and the other
                                 qualifications set forth in the representation,
                                 or (b) provided secured creditor impaired
                                 property policies providing coverage for
                                 certain losses that may arise from adverse
                                 environmental conditions that may exist at the
                                 related mortgaged property. These reports
                                 generally did not disclose the presence or risk
                                 of environmental contamination that is
                                 considered material and adverse to the
                                 interests of the holders of the certificates;
                                 however, in certain cases, these assessments
                                 did reveal conditions that resulted in
                                 requirements that the related borrowers
                                 establish operations and maintenance plans,
                                 monitor the mortgaged property or nearby
                                 properties, abate or remediate the condition
                                 and/or provide additional security such as
                                 letters of credit, reserves or stand-alone
                                 secured creditor impaired property policies.

                                      S-59

                                 We cannot assure you that the environmental
                                 assessments revealed all existing or potential
                                 environmental risks or that all adverse
                                 environmental conditions have been completely
                                 abated or remediated or that any reserves,
                                 insurance or operations and maintenance plans
                                 will be sufficient to remediate the
                                 environmental conditions. Moreover, we cannot
                                 assure you that:

                                 o    future laws, ordinances or regulations
                                      will not impose any material environmental
                                      liability; or

                                 o    the current environmental condition of the
                                      mortgaged properties will not be adversely
                                      affected by tenants or by the condition of
                                      land or operations in the vicinity of the
                                      mortgaged properties (such as underground
                                      storage tanks).

                                 In addition, some borrowers under the mortgage
                                 loans may not have satisfied or may not satisfy
                                 all post-closing obligations required by the
                                 related mortgage loan documents with respect to
                                 environmental matters. There can be no
                                 assurance that recommended operations and
                                 maintenance plans have been implemented or will
                                 continue to be complied with.

                                 Portions of some of the mortgaged properties
                                 securing the mortgage loans may include tenants
                                 that operate as, were previously operated as or
                                 are located near other properties currently or
                                 previously operated as on-site dry-cleaners or
                                 gasoline stations. Both types of operations
                                 involve the use and storage of hazardous
                                 materials, leading to an increased risk of
                                 liability to the tenant, the landowner and,
                                 under certain circumstances, a lender (such as
                                 the trust) under environmental laws.
                                 Dry-cleaners and gasoline station operators may
                                 be required to obtain various environmental
                                 permits or licenses in connection with their
                                 operations and activities and to comply with
                                 various environmental laws, including those
                                 governing the use and storage of hazardous
                                 materials. These operations incur ongoing costs
                                 to comply with environmental laws governing,
                                 among other things, containment systems and
                                 underground storage tank systems. In addition,
                                 any liability to borrowers under environmental
                                 laws, especially in connection with releases
                                 into the environment of gasoline, dry-cleaning
                                 solvents or other hazardous substances from
                                 underground storage tank systems or otherwise,
                                 could adversely impact the related borrower's
                                 ability to repay the related mortgage loan.
                                 Certain of the mortgaged properties may have
                                 environmental contamination that has been
                                 remediated and for which no-further action
                                 letters have been issued or may be the subject
                                 of ongoing remediation.

                                 In addition, problems associated with mold may
                                 pose risks to real property and may also be the
                                 basis for personal injury claims against a
                                 borrower. Although the mortgaged properties are
                                 required to be inspected periodically, there
                                 are no generally accepted standards for the
                                 assessment of any existing mold. If left
                                 unchecked, problems associated with mold could
                                 result in the interruption of cash flow,
                                 remediation expenses and litigation which could
                                 adversely impact collections from a mortgaged
                                 property. In addition, many of the insurance
                                 policies presently covering the mortgaged
                                 properties may specifically exclude losses due
                                 to mold.

                                      S-60

                                 Before the special servicer acquires title to a
                                 mortgaged property on behalf of the trust or
                                 assumes operation of the property, it must
                                 obtain an environmental assessment of the
                                 property or rely on a recent environmental
                                 assessment. This requirement will decrease the
                                 likelihood that the trust will become liable
                                 under any environmental law. However, this
                                 requirement may effectively preclude
                                 foreclosure until a satisfactory environmental
                                 assessment is obtained, or until any required
                                 remedial action is thereafter taken. There is
                                 accordingly some risk that the mortgaged
                                 property will decline in value while this
                                 assessment is being obtained. Moreover, we
                                 cannot assure you that this requirement will
                                 effectively insulate the trust from potential
                                 liability under environmental laws. Any such
                                 potential liability could reduce or delay
                                 payments to certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS                             All of the mortgage loans are balloon loans.
                                 For purposes of this prospectus supplement, we
                                 consider a mortgage loan to be a "balloon loan"
                                 if its principal balance is not scheduled to be
                                 fully or substantially amortized by the loan's
                                 stated maturity date or anticipated repayment
                                 date, as applicable. Three (3) of these balloon
                                 mortgage loans, representing 0.8% of the
                                 initial outstanding pool balance (which
                                 includes two (2) mortgage loans in loan group
                                 1, representing 0.5% of the initial outstanding
                                 loan group 1 balance, and one (1) mortgage loan
                                 in loan group 2, representing 5.1% of the
                                 initial loan group 2 balance), are mortgage
                                 loans, which are also referred to in this
                                 prospectus supplement as "ARD Loans," that have
                                 an anticipated repayment date that provide for
                                 an increase in the mortgage rate and/or
                                 principal amortization at a specified date
                                 prior to stated maturity. These ARD Loans are
                                 structured to encourage the borrower to repay
                                 the mortgage loan in full by the specified date
                                 (which is prior to the mortgage loan's stated
                                 maturity date) upon which these increases
                                 occur. To the extent the borrower on an ARD
                                 Loan makes payments of interest accrued at a
                                 rate of interest higher than the normal
                                 mortgage interest rate, the excess interest
                                 will be distributed to the holders of the Class
                                 Q certificates. Included in these balloon loans
                                 are sixty-eight (68) mortgage loans,
                                 representing 38.7% of the initial outstanding
                                 pool balance (which include fifty-seven (57)
                                 mortgage loans in loan group 1, representing
                                 35.2% of the initial outstanding loan group 1
                                 balance, and eleven (11) mortgage loans in loan
                                 group 2, representing 92.5% of the initial
                                 outstanding loan group 2 balance), that provide
                                 for monthly payments of interest only for a
                                 portion of their respective terms ranging from
                                 eight (8) months to eighty-four (84) months and
                                 then provide for the monthly payment of
                                 principal and interest over their respective
                                 remaining terms, and thirteen (13) mortgage
                                 loans, representing 36.0% of the initial
                                 outstanding pool balance (which include
                                 thirteen (13) mortgage loans in loan group 1,
                                 representing 38.4% of the initial outstanding
                                 loan group 1 balance), that provide for monthly
                                 payments of interest only for their entire
                                 respective terms.

                                 We cannot assure you that each borrower will
                                 have the ability to repay the principal balance
                                 outstanding on the pertinent date, especially
                                 under a scenario where interest rates have
                                 increased from the historically low interest
                                 rates in effect at the time that most of the
                                 mortgage loans were originated. Balloon loans
                                 involve greater risk than fully amortizing
                                 loans because a borrower's ability to repay the
                                 loan on its anticipated

                                      S-61

                                 repayment date or stated maturity date
                                 typically will depend upon its ability either
                                 to refinance the loan or to sell the mortgaged
                                 property at a price sufficient to permit
                                 repayment. A borrower's ability to achieve
                                 either of these goals will be affected by a
                                 number of factors, including:

                                 o    the availability of, and competition for,
                                      credit for commercial real estate
                                      projects;

                                 o    prevailing interest rates;

                                 o    the fair market value of the related
                                      mortgaged property;

                                 o    the borrower's equity in the related
                                      mortgaged property;

                                 o    the borrower's financial condition;

                                 o    the operating history and occupancy level
                                      of the mortgaged property;

                                 o    tax laws; and

                                 o    prevailing general and regional economic
                                      conditions.

                                 The availability of funds in the credit markets
                                 fluctuates over time.

                                 No mortgage loan seller or any of its
                                 respective affiliates is under any obligation
                                 to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Four (4) of the mortgage loans, representing
                                 18.4% of the initial outstanding pool balance
                                 (and representing 19.6% of the initial
                                 outstanding loan group 1 balance), currently
                                 have additional financing in place that is
                                 secured by the mortgaged property or properties
                                 related to such mortgage loan. Mortgage Loan
                                 No. 1, (the "Waterside Shops Mortgage Loan")
                                 which had an outstanding principal balance as
                                 of the cut-off date of $120,000,000, is secured
                                 by the related mortgaged property, which also
                                 secures a subordinated B Note (the "Waterside
                                 Shops B Note") that had an outstanding
                                 principal balance as of the cut-off date of
                                 $45,000,000. Mortgage Loan No. 9, (the
                                 "Michigan Plaza Pari Passu Loan"), which had an
                                 outstanding principal balance as of the cut-off
                                 date of $72,000,000, is secured by the related
                                 mortgaged property on a pari passu basis with a
                                 companion note (the "Michigan Plaza Companion
                                 Loan") that had an outstanding principal
                                 balance as of the cut-off date of $160,000,000.
                                 Mortgage Loan No. 16, (the "Sony Pictures Plaza
                                 Mortgage Loan") which had an outstanding
                                 principal balance as of the cut-off date of
                                 $52,875,930, is secured by the related
                                 mortgaged property, which also secures a
                                 subordinated B Note (the "Sony Pictures Plaza B
                                 Note") that had an original outstanding
                                 principal balance of $37,000,000. Mortgage Loan
                                 No. 25, (the "Cherry Creek Pari Passu Loan"),
                                 which had an outstanding principal balance as
                                 of the cut-off date of $30,000,000, is secured
                                 by the related mortgaged property on a pari
                                 passu basis with two companion notes
                                 (collectively, the "Cherry Creek Companion
                                 Loan") that had an outstanding principal
                                 balance as of the cut-off date of $250,000,000.
                                 See "Servicing of the

                                      S-62

                                 Mortgage Loans--Servicing of the A/B Mortgage
                                 Loans, the Michigan Plaza Loan Group and the
                                 Cherry Creek Loan Group."

                                 Six (6) of the mortgage loans, representing
                                 14.8% of the initial outstanding pool balance
                                 (which include five (5) mortgage loans in loan
                                 group 1, representing 15.2% of the initial
                                 outstanding loan group 1 balance and one (1)
                                 mortgage loan in loan group 2, representing
                                 7.3% of the initial outstanding loan group 2
                                 balance), are secured by mortgaged properties
                                 that currently have additional financing in
                                 place that is not secured by that mortgaged
                                 property. With respect to Mortgage Loan Nos.
                                 2-8, 13 and 43 there is related mezzanine
                                 financing in the aggregate original principal
                                 amount of $11,000,000, $7,104,195 and
                                 $1,000,000, respectively. In general, borrowers
                                 that have not agreed to certain special purpose
                                 covenants in the related mortgage loan
                                 documents may have also incurred additional
                                 financing that is not secured by the mortgaged
                                 property.

                                 Twenty-one (21) of the mortgage loans,
                                 representing 16.2% of the initial outstanding
                                 pool balance (which include nineteen (19)
                                 mortgage loans in loan group 1, representing
                                 15.5% of the initial outstanding loan group 1
                                 balance, and two (2) mortgage loan in loan
                                 group 2, representing 26.9% of the initial
                                 outstanding loan group 2 balance), permit the
                                 borrower to enter into additional financing
                                 that is not secured by the related mortgaged
                                 property (or to retain unsecured debt existing
                                 at the time of the origination of that loan)
                                 and/or permit the owners of the borrower to
                                 enter into financing that is secured by a
                                 pledge of equity interests in the borrower. In
                                 general, borrowers that have not agreed to
                                 certain special purpose covenants in the
                                 related mortgage loan documents may also be
                                 permitted to incur additional financing that is
                                 not secured by the mortgaged property.

                                 In the case of some or all of the mortgage
                                 loans with existing subordinate or mezzanine
                                 debt, the holder of the subordinate or
                                 mezzanine loan has the right to cure certain
                                 defaults occurring on the mortgage loan and/or
                                 the right to purchase the mortgage loan from
                                 the trust if certain defaults on the mortgage
                                 loan occur. The purchase price required to be
                                 paid in connection with such a purchase is
                                 generally equal to the outstanding principal
                                 balance of the mortgage loan, together with
                                 accrued and unpaid interest on, and all unpaid
                                 servicing expenses and advances relating to,
                                 the mortgage loan. Such purchase price
                                 generally does not include a yield maintenance
                                 charge or prepayment premium. Accordingly, such
                                 purchase (if made prior to the maturity date or
                                 anticipated repayment date) will have the
                                 effect of a prepayment made without payment of
                                 a yield maintenance charge or prepayment
                                 premium.

                                 We make no representation as to whether any
                                 other secured subordinate financing currently
                                 encumbers any mortgaged property or whether a
                                 third-party holds debt secured by a pledge of
                                 equity ownership interests in a related
                                 borrower. Debt that is incurred by the owner of
                                 equity in one or more borrowers and is secured
                                 by a guaranty of the borrower or by a pledge of
                                 the equity ownership interests in those
                                 borrowers effectively reduces the equity
                                 owners' economic stake in the related mortgaged
                                 property. The existence of such debt may reduce
                                 cash flow on the related borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of a
                                 borrower will permit the value or income
                                 producing potential of a mortgaged

                                      S-63

                                 property to suffer by not making capital
                                 infusions to support the mortgaged property.

                                 Generally, all of the mortgage loans also
                                 permit the related borrower to incur other
                                 unsecured indebtedness, including but not
                                 limited to trade payables, in the ordinary
                                 course of business and to incur indebtedness
                                 secured by equipment or other personal property
                                 located at the mortgaged property.

                                 When a mortgage loan borrower, or its
                                 constituent members, also has one or more other
                                 outstanding loans, even if the loans are
                                 subordinated or are mezzanine loans not
                                 directly secured by the mortgaged property, the
                                 trust is subjected to certain risks. For
                                 example, the borrower may have difficulty
                                 servicing and repaying multiple loans. Also,
                                 the existence of another loan generally will
                                 make it more difficult for the borrower to
                                 obtain refinancing of the mortgage loan and may
                                 thus jeopardize the borrower's ability to repay
                                 any balloon payment due under the mortgage loan
                                 at maturity or to repay the mortgage loan on
                                 its anticipated repayment date. Moreover, the
                                 need to service additional debt may reduce the
                                 cash flow available to the borrower to operate
                                 and maintain the mortgaged property.

                                 Additionally, if the borrower, or its
                                 constituent members, are obligated to another
                                 lender, actions taken by other lenders could
                                 impair the security available to the trust. If
                                 a junior lender files an involuntary bankruptcy
                                 petition against the borrower, or the borrower
                                 files a voluntary bankruptcy petition to stay
                                 enforcement by a junior lender, the trust's
                                 ability to foreclose on the property will be
                                 automatically stayed, and principal and
                                 interest payments might not be made during the
                                 course of the bankruptcy case. The bankruptcy
                                 of a junior lender also may operate to stay
                                 foreclosure by the trust.

                                 Further, if another loan secured by the
                                 mortgaged property is in default, the other
                                 lender may foreclose on the mortgaged property,
                                 absent an agreement to the contrary, thereby
                                 causing a delay in payments and/or an
                                 involuntary repayment of the mortgage loan
                                 prior to maturity. The trust may also be
                                 subject to the costs and administrative burdens
                                 of involvement in foreclosure proceedings or
                                 related litigation.

                                 Even if a subordinate lender has agreed not to
                                 take any direct actions with respect to the
                                 related subordinate debt, including any actions
                                 relating to the bankruptcy of the borrower, and
                                 that the holder of the mortgage loan will have
                                 all rights to direct all such actions, there
                                 can be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinate lender.
                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plans on the grounds prebankruptcy contracts
                                 cannot override rights expressly provided by
                                 the Bankruptcy Code. This holding, which at
                                 least one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                      S-64

                                 For further information with respect to
                                 subordinate debt, mezzanine debt and other
                                 financing, see Appendix II attached to this
                                 prospectus supplement.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER CAN
RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN
AND CAN OTHERWISE ADVERSELY
IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN            Under the federal bankruptcy code, the filing
                                 of a bankruptcy petition by or against a
                                 borrower will stay the commencement or
                                 continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may reduce the amount of
                                 secured indebtedness to the then current value
                                 of the mortgaged property. Such an action would
                                 make the lender a general unsecured creditor
                                 for the difference between the then current
                                 value and the amount of its outstanding
                                 mortgage indebtedness. A bankruptcy court also
                                 may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the terms of the mortgage
                                      loan, including the repayment schedule.

                                 Additionally, the trustee of the borrower's
                                 bankruptcy or the borrower, as
                                 debtor-in-possession, has special powers to
                                 avoid, subordinate or disallow debts. In some
                                 circumstances, the claims of the mortgage
                                 lender may be subordinated to financing
                                 obtained by a debtor-in-possession subsequent
                                 to its bankruptcy.

                                 The filing of a bankruptcy petition will also
                                 stay the lender from enforcing a borrower's
                                 assignment of rents and leases. The federal
                                 bankruptcy code also may interfere with the
                                 trustee's ability to enforce any lockbox
                                 requirements. The legal proceedings necessary
                                 to resolve these issues can be time consuming
                                 and costly and may significantly delay or
                                 reduce the lender's receipt of rents. A
                                 bankruptcy court may also permit rents
                                 otherwise subject to an assignment and/or
                                 lockbox arrangement to be used by the borrower
                                 to maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the recovery with
                                 respect to borrowers in bankruptcy proceedings
                                 may be significantly delayed, and the aggregate
                                 amount ultimately collected may be
                                 substantially less than the amount owed.

                                 A number of the borrowers under the mortgage
                                 loans are limited or general partnerships.
                                 Under some circumstances, the bankruptcy of a
                                 general partner of the partnership may result
                                 in the dissolution of that partnership. The
                                 dissolution of a borrower partnership, the
                                 winding up of its affairs and the distribution
                                 of its assets could result in an early
                                 repayment of the related mortgage loan.

                                      S-65

BANKRUPTCY OR OTHER
PROCEEDINGS RELATED TO THE
SPONSOR OF A BORROWER MAY
ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                    Certain of the mortgage loans may have sponsors
                                 that have previously filed bankruptcy or been
                                 subject to foreclosure actions, which in some
                                 cases may have involved the same property that
                                 currently secures the mortgage loan. In each
                                 case, the related entity or person has emerged
                                 from bankruptcy or is not permitted to directly
                                 or indirectly manage the related borrower.
                                 However, we cannot assure you that such
                                 sponsors will not be more likely than other
                                 sponsors to utilize their rights in bankruptcy
                                 in the event of any threatened action by the
                                 mortgagee to enforce its rights under the
                                 related loan documents.

CERTAIN OF THE MORTGAGE LOANS
LACK CUSTOMARY PROVISIONS        Certain of the mortgage loans lack many
                                 provisions that are customary in mortgage loans
                                 intended for securitization. Generally, the
                                 borrowers with respect to these mortgage loans
                                 are not required to make payments to lockboxes
                                 or to maintain reserves for certain expenses,
                                 such as taxes, insurance premiums, capital
                                 expenditures, tenant improvements and leasing
                                 commissions, and the lenders under these
                                 mortgage loans do not have the right to
                                 terminate the related property manager upon the
                                 occurrence of certain events or require lender
                                 approval of a replacement property manager.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                While many of the borrowers have agreed to
                                 certain special purpose covenants to limit the
                                 bankruptcy risk arising from activities
                                 unrelated to the operation of the property,
                                 some borrowers are not special purpose
                                 entities. The loan documents and organizational
                                 documents of these borrowers that are not
                                 special purpose entities generally do not limit
                                 the purpose of the borrowers to owning the
                                 mortgaged properties and do not contain the
                                 representations, warranties and covenants
                                 customarily employed to ensure that a borrower
                                 is a special purpose entity (such as
                                 limitations on indebtedness, affiliate
                                 transactions and the conduct of other
                                 businesses, restrictions on the borrower's
                                 ability to dissolve, liquidate, consolidate,
                                 merge or sell all of its assets and
                                 restrictions upon amending its organizational
                                 documents). Consequently, these borrowers may
                                 have other monetary obligations, and certain of
                                 the loan documents provide that a default under
                                 any such other obligations constitutes a
                                 default under the related mortgage loan. In
                                 addition, many of the borrowers and their
                                 owners do not have an independent director
                                 whose consent would be required to file a
                                 bankruptcy petition on behalf of the borrower.
                                 One of the purposes of an independent director
                                 is to avoid a bankruptcy petition filing that
                                 is intended solely to benefit a borrower's
                                 affiliate and is not justified by the
                                 borrower's own economic circumstances.
                                 Therefore, the borrowers described above may be
                                 more likely to file or be subject to voluntary
                                 or involuntary bankruptcy petitions which may
                                 adversely affect payments on your certificates.

                                      S-66

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT            The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is generally responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management-intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 A property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to property maintenance and general
                                 upkeep, can improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve building
                                 value. On the other hand, management errors
                                 can, in some cases, impair short-term cash flow
                                 and the long-term viability of an income
                                 producing property.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers of the
                                 mortgaged properties. Additionally, we cannot
                                 assure you that the property managers will be
                                 in a financial condition to fulfill their
                                 management responsibilities throughout the
                                 terms of their respective management
                                 agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                   Provisions prohibiting prepayment during a
                                 lock-out period or requiring the payment of
                                 prepayment premiums or yield maintenance
                                 charges or lock-out periods may not be
                                 enforceable in some states and under federal
                                 bankruptcy law. Provisions requiring the
                                 payment of prepayment premiums or yield
                                 maintenance charges also may be interpreted as
                                 constituting the collection of interest for
                                 usury purposes. Accordingly, we cannot assure
                                 you that the obligation to pay any prepayment
                                 premium or yield maintenance charge will be
                                 enforceable either in whole or in part. Also,
                                 we cannot assure you that foreclosure proceeds
                                 will be sufficient to pay an enforceable
                                 prepayment premium or yield maintenance charge.

                                 Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a yield
                                 maintenance charge. In certain jurisdictions,
                                 collateral substitution provisions might be
                                 deemed unenforceable under applicable law or
                                 public policy, or usurious.

                                      S-67

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The mortgage loans generally do not require the
                                 related borrower to cause rent and other
                                 payments to be made into a lockbox account
                                 maintained on behalf of the lender. If rental
                                 payments are not required to be made directly
                                 into a lockbox account, there is a risk that
                                 the borrower will divert such funds for other
                                 purposes other than the payment of the mortgage
                                 loan and maintaining the mortgaged property.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS
MAY BE CHALLENGED AND THE
BENEFITS OF THESE PROVISIONS
MAY OTHERWISE BE LIMITED AND
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             The mortgage pool includes four (4) groups of
                                 mortgage loans representing 14.5% of the
                                 initial outstanding pool balance (and
                                 representing 15.4% of the initial outstanding
                                 loan group 1 balance) under which an aggregate
                                 amount of indebtedness is evidenced by multiple
                                 obligations that are cross-defaulted and
                                 cross-collateralized among multiple mortgaged
                                 properties. This arrangement attempts to reduce
                                 the risk that one mortgaged real property may
                                 not generate enough net operating income to pay
                                 debt service.

                                 Cross-collateralization arrangements involving
                                 more than one borrower could be challenged as
                                 fraudulent conveyances if:

                                 o    one of the borrowers were to become a
                                      debtor in a bankruptcy case, or were to
                                      become subject to an action brought by one
                                      or more of its creditors outside a
                                      bankruptcy case;

                                 o    the related borrower did not receive fair
                                      consideration or reasonably equivalent
                                      value when it allowed its mortgaged real
                                      property or properties to be encumbered by
                                      a lien benefiting the other borrowers; and

                                 o    the borrower was insolvent when it granted
                                      the lien, was rendered insolvent by the
                                      granting of the lien or was left with
                                      inadequate capital, or was unable to pay
                                      its debts as they matured.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on:

                                 o    the benefits realized by such borrower
                                      entity from the respective mortgage loan
                                      proceeds as compared to the value of its
                                      respective property; and

                                 o    the overall cross-collateralization.

                                 If a court were to conclude that the granting
                                 of the liens was an avoidable fraudulent
                                 conveyance, that court could subordinate all or
                                 part of the borrower's respective mortgage loan
                                 to existing or future indebtedness of that
                                 borrower. The court also could recover payments
                                 made under that mortgage loan or take other
                                 actions detrimental to the holders of the
                                 certificates, including, under certain
                                 circumstances,

                                      S-68

                                 invalidating the loan or the related mortgages
                                 that are subject to cross-collateralization.

                                 Furthermore, when multiple real properties
                                 secure a mortgage loan or group of
                                 cross-collateralized mortgage loans, the amount
                                 of the mortgage encumbering any particular one
                                 of those properties may be less than the full
                                 amount of the related mortgage loan or group of
                                 cross-collateralized mortgage loans, generally,
                                 to minimize recording tax. This mortgage amount
                                 may equal the appraised value or allocated loan
                                 amount for the mortgaged real property and will
                                 limit the extent to which proceeds from the
                                 property will be available to offset declines
                                 in value of the other properties securing the
                                 same mortgage loan or group of
                                 cross-collateralized mortgage loans.

                                 Moreover, two (2) groups of multi-property
                                 mortgage loans or crossed loan groups,
                                 representing 9.1% of the initial outstanding
                                 pool balance (and representing 9.7% of the
                                 initial outstanding loan group 1 balance), are
                                 secured by mortgaged properties located in
                                 various states. Foreclosure actions are brought
                                 in state court and the courts of one state
                                 cannot exercise jurisdiction over property in
                                 another state. Upon a default under any of
                                 these mortgage loans, it may not be possible to
                                 foreclose on the related mortgaged real
                                 properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Many of the mortgage loans do not require the
                                 borrowers to set aside funds for specific
                                 reserves controlled by the lender. Even to the
                                 extent that the mortgage loans require any
                                 reserves, we cannot assure you that any reserve
                                 amounts will be sufficient to cover the actual
                                 costs of items such as taxes, insurance
                                 premiums, capital expenditures, tenant
                                 improvements and leasing commissions (or other
                                 items for which the reserves were established)
                                 or that borrowers under the related mortgage
                                 loans will put aside sufficient funds to pay
                                 for those items. We also cannot assure you that
                                 cash flow from the properties will be
                                 sufficient to fully fund the ongoing monthly
                                 reserve requirements or to enable the borrowers
                                 under the related mortgage loans to fully pay
                                 for those items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Title insurance for a mortgaged property
                                 generally insures a lender against risks
                                 relating to a lender not having a first lien
                                 with respect to a mortgaged property, and in
                                 some cases can insure a lender against specific
                                 other risks. The protection afforded by title
                                 insurance depends on the ability of the title
                                 insurer to pay claims made upon it. We cannot
                                 assure you that:

                                 o    a title insurer will have the ability to
                                      pay title insurance claims made upon it;

                                 o    the title insurer will maintain its
                                      present financial strength; or

                                 o    a title insurer will not contest claims
                                      made upon it.

                                      S-69

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE REQUIREMENTS
AND USE RESTRICTIONS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Noncompliance with zoning and building codes
                                 may cause the borrower to experience cash flow
                                 delays and shortfalls that would reduce or
                                 delay the amount of proceeds available for
                                 distributions on your certificates. At
                                 origination of the mortgage loans, the mortgage
                                 loan seller took steps to establish that the
                                 use and operation of the mortgaged properties
                                 securing the mortgage loans were in compliance
                                 in all material respects with all applicable
                                 zoning, land-use and building ordinances,
                                 rules, regulations, and orders. Evidence of
                                 this compliance may be in the form of legal
                                 opinions, confirmations from government
                                 officials, title policy endorsements,
                                 appraisals, zoning consultants' reports and/or
                                 representations by the related borrower in the
                                 related mortgage loan documents. These steps
                                 may not have revealed all possible violations
                                 and certain mortgaged properties that were in
                                 compliance may not remain in compliance.

                                 Some violations of zoning, land use and
                                 building regulations may be known to exist at
                                 any particular mortgaged property, but the
                                 mortgage loan seller generally do not consider
                                 those defects known to them to be material or
                                 have obtained policy endorsements and/or law
                                 and ordinance insurance to mitigate the risk of
                                 loss associated with any material violation or
                                 noncompliance. In some cases, the use,
                                 operation and/or structure of a mortgaged
                                 property constitutes a permitted nonconforming
                                 use and/or structure as a result of changes in
                                 zoning laws after those mortgaged properties
                                 were constructed and the structure may not be
                                 rebuilt to its current state or be used for its
                                 current purpose if a material casualty event
                                 occurs. Insurance proceeds may not be
                                 sufficient to pay the mortgage loan in full if
                                 a material casualty event were to occur, or the
                                 mortgaged property, as rebuilt for a conforming
                                 use, may not generate sufficient income to
                                 service the mortgage loan and the value of the
                                 mortgaged property or its revenue producing
                                 potential may not be the same as it was before
                                 the casualty. If a mortgaged property could not
                                 be rebuilt to its current state or its current
                                 use were no longer permitted due to building
                                 violations or changes in zoning or other
                                 regulations, then the borrower might experience
                                 cash flow delays and shortfalls or be subject
                                 to penalties that would reduce or delay the
                                 amount of proceeds available for distributions
                                 on your certificates.

                                 Certain mortgaged properties may be subject to
                                 use restrictions pursuant to reciprocal
                                 easement or operating agreements which could
                                 limit the borrower's right to operate certain
                                 types of facilities within a prescribed radius.
                                 These limitations could adversely affect the
                                 ability of the borrower to lease the mortgaged
                                 property on favorable terms.

                                      S-70

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties. There can be no
                                 assurance that the proceeds payable in
                                 connection with a total condemnation will be
                                 sufficient to restore the related mortgaged
                                 property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use of
                                 the affected mortgaged property, or on an
                                 affected borrower's ability to meet its
                                 obligations under the related mortgage loan.
                                 Therefore, we cannot assure you that the
                                 occurrence of any condemnation will not have a
                                 negative impact upon the distributions on your
                                 certificates.

IMPACT OF TERRORIST ATTACKS
AND MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT                  On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks,
                                 resulting in the loss of many lives and massive
                                 property damage and destruction in New York
                                 City, the Washington, D.C. area and
                                 Pennsylvania. In its aftermath, there was
                                 considerable uncertainty in the world financial
                                 markets. It is impossible to predict whether,
                                 or the extent to which, future terrorist
                                 activities may occur in the United States.
                                 According to publicly available reports, the
                                 financial markets have in the past responded to
                                 the uncertainty with regard to the scope,
                                 nature and timing of current and possible
                                 future military responses led by the United
                                 States, as well as to the disruptions in air
                                 travel, substantial losses reported by various
                                 companies including airlines, insurance
                                 providers and aircraft makers, the need for
                                 heightened security across the country and
                                 decreases in consumer confidence that can cause
                                 a general slowdown in economic growth.

                                 It is impossible to predict the duration of the
                                 current military involvement of the United
                                 States in Iraq or Afghanistan and whether the
                                 United States will be involved in any other
                                 future military actions. The continued presence
                                 of United States military personnel in Iraq and
                                 Afghanistan may prompt further terrorist
                                 attacks against the United States.

                                 It is uncertain what effects the aftermath of
                                 the military operations of the United States in
                                 Iraq, any future terrorist activities in the
                                 United States or abroad and/or any consequent
                                 actions on the part of the United States
                                 Government and others, including military
                                 action, will have on: (a) United States and
                                 world financial markets, (b) local, regional
                                 and national economies, (c) real estate markets
                                 across the United States, (d) particular
                                 business segments, including those that are
                                 important to the performance of the mortgaged
                                 properties that secure the mortgage loans
                                 and/or (e) insurance costs and the availability
                                 of insurance coverage for terrorist acts,
                                 particularly for large mortgaged properties,
                                 which could adversely affect the cash flow at
                                 those mortgaged properties. In particular, the
                                 decrease in air travel may have a negative
                                 effect on certain of the mortgaged properties,
                                 including hospitality mortgaged properties and
                                 those mortgaged properties in tourist areas
                                 which could reduce the ability of those
                                 mortgaged properties to generate cash flow. As
                                 a result, the ability of the

                                      S-71

                                 mortgaged properties to generate cash flow may
                                 be adversely affected. These disruptions and
                                 uncertainties could materially and adversely
                                 affect the value of, and your ability to
                                 resell, your certificates.

IMPACT OF HURRICANE KATRINA,
HURRICANE RITA AND HURRICANE
WILMA ON THE MORTGAGE LOANS
AND YOUR INVESTMENT              The damage caused by Hurricane Katrina,
                                 Hurricane Rita and Hurricane Wilma and related
                                 windstorms, floods and tornadoes in areas of
                                 Alabama, Louisiana, Mississippi, Texas and
                                 Florida in August, September and October 2005
                                 may adversely affect certain of the mortgaged
                                 properties. As of the cut-off date, eighteen
                                 (18) of the mortgaged properties, securing
                                 mortgage loans representing 18.7% of the
                                 initial outstanding pool balance (which include
                                 fourteen (14) mortgaged properties in loan
                                 group 1, representing 17.0% of the outstanding
                                 loan group 1 balance, and four (4) mortgaged
                                 properties in loan group 2, representing 45.8%
                                 of the outstanding loan group 2 balance), are
                                 located in Alabama, Florida, Louisiana or
                                 Texas. Although it is too soon to assess the
                                 full impact of Hurricane Katrina, Hurricane
                                 Rita and Hurricane Wilma on the United States
                                 and local economies, in the short term the
                                 effects of the storms are expected to have a
                                 material adverse effect on the local economies
                                 and income producing real estate in the
                                 affected areas. Areas affected by Hurricane
                                 Katrina, Hurricane Rita and Hurricane Wilma
                                 have suffered severe flooding, wind and water
                                 damage, forced evacuations, lawlessness,
                                 contamination, gas leaks and fire and
                                 environmental damage. The devastation caused by
                                 Hurricane Katrina, Hurricane Rita and Hurricane
                                 Wilma could lead to a general economic
                                 downturn, including increased oil prices, loss
                                 of jobs, regional disruptions in travel,
                                 transportation and tourism and a decline in
                                 real-estate related investments, in particular,
                                 in the areas most directly damaged by the
                                 storms. Specifically, there can be no assurance
                                 that displaced residents of the affected areas
                                 will return, that the economies in the affected
                                 areas will recover sufficiently to support
                                 income producing real estate at pre-storm
                                 levels or that the costs of clean-up will not
                                 have a material adverse effect on the national
                                 economy. Additionally, the standard all-risk
                                 insurance policies that borrowers under the
                                 mortgage loans are required to maintain
                                 typically do not cover flood damage. Although
                                 certain mortgage loans may require borrowers to
                                 maintain additional flood insurance, there can
                                 be no assurance that the additional insurance
                                 will be sufficient to cover damage to a
                                 mortgaged property in a heavily flooded area.
                                 Because of the difficulty in obtaining
                                 information about the affected areas and
                                 mortgaged properties, it is not possible at
                                 this time to make a complete assessment of the
                                 severity of loss, the availability of insurance
                                 coverage to cover these losses and the extent
                                 and expected duration of the effects of
                                 Hurricane Katrina, Hurricane Rita and Hurricane
                                 Wilma on the mortgaged properties, the
                                 southeast states and the United States as a
                                 whole.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    The mortgaged properties may suffer casualty
                                 losses due to risks that are not covered by
                                 insurance (including acts of terrorism) or for
                                 which insurance coverage is not adequate or
                                 available at commercially reasonable rates. In
                                 addition, some of the mortgaged properties are

                                      S-72

                                 located in California and in other coastal
                                 areas of certain states, which are areas that
                                 have historically been at greater risk of acts
                                 of nature, including earthquakes, fires,
                                 hurricanes and floods. The mortgage loans
                                 generally do not require borrowers to maintain
                                 earthquake, hurricane or flood insurance and we
                                 cannot assure you that borrowers will attempt
                                 or be able to obtain adequate insurance against
                                 those risks. If a borrower does not have
                                 insurance against those risks and a casualty
                                 occurs at a mortgaged property, the borrower
                                 may be unable to generate income from the
                                 mortgaged property in order to make payments on
                                 the related mortgage loan.

                                 Moreover, if reconstruction or major repairs
                                 are required following a casualty, changes in
                                 laws that have occurred since the time of
                                 original construction may materially impair the
                                 borrower's ability to effect the reconstruction
                                 or major repairs or may materially increase
                                 their cost.

                                 As a result of these factors, the amount
                                 available to make distributions on your
                                 certificates could be reduced.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, the comprehensive general liability
                                 and business interruption or rent loss
                                 insurance policies required by typical mortgage
                                 loans (which are generally subject to periodic
                                 renewals during the term of the related
                                 mortgage loans) have been affected. To give
                                 time for private markets to develop a pricing
                                 mechanism and to build capacity to absorb
                                 future losses that may occur due to terrorism,
                                 on November 26, 2002 the Terrorism Risk
                                 Insurance Act of 2002 was enacted, which
                                 established the Terrorism Insurance Program.
                                 Under the Terrorism Insurance Program, the
                                 federal government shares the risk of loss
                                 associated with certain future terrorist acts.

                                 The Terrorism Insurance Program was originally
                                 scheduled to expire on December 31, 2005.
                                 However, on December 22, 2005, the Terrorism
                                 Risk Insurance Extension Act of 2005 was
                                 enacted, which extended the duration of the
                                 Terrorism Insurance Program until December 31,
                                 2007.

                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and through
                                 December 31, 2007 will provide some financial
                                 assistance from the United States Government to
                                 insurers in the event of another terrorist
                                 attack that results in an insurance claim. The
                                 program applies to United States risks only and
                                 to acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States Government.

                                 In addition, with respect to any act of
                                 terrorism occurring after March 31, 2006, no
                                 compensation will be paid under the Terrorism
                                 Insurance Program unless the aggregate industry
                                 losses relating to such act of terror exceed
                                 $50 million (or, if such insured losses occur
                                 in 2007, $100 million). As a result, unless the
                                 borrowers obtain separate coverage for events
                                 that do not meet these thresholds (which
                                 coverage may not be required by the respective
                                 loan documents and may not otherwise be
                                 obtainable), such events would not be covered.

                                 The Treasury Department has established
                                 procedures for the program under which the
                                 federal share of compensation will be equal to
                                 90% (or, in 2007, 85%) of that portion of
                                 insured losses that exceeds an

                                      S-73

                                 applicable insurer deductible required to be
                                 paid during each program year. The federal
                                 share in the aggregate in any program year may
                                 not exceed $100 billion (and the insurers will
                                 not be liable for any amount that exceeds this
                                 cap).

                                 Through December 2007, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002 is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses. Any state approval
                                 of those types of exclusions in force on
                                 November 26, 2002 are also voided.

                                 To the extent that uninsured or underinsured
                                 casualty losses occur with respect to the
                                 related mortgaged properties, losses on
                                 mortgage loans may result. In addition, the
                                 failure to maintain that type of insurance may
                                 constitute a default under a mortgage loan,
                                 which could result in the acceleration and
                                 foreclosure of that mortgage loan.
                                 Alternatively, the increased costs of
                                 maintaining that type of insurance could have
                                 an adverse effect on the financial condition of
                                 the mortgage loan borrowers.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are not insured for
                                 acts of terrorism. If those casualty losses are
                                 not covered by standard casualty insurance
                                 policies, then in the event of a casualty from
                                 an act of terrorism, the amount available to
                                 make distributions on your certificates could
                                 be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY
INSURANCE                        The loan documents for each mortgage loan
                                 generally require that (A) "all risk" insurance
                                 policies be maintained in an amount equal to
                                 either (i) not less than the full replacement
                                 cost of the related mortgaged property or (ii)
                                 the lesser of the full replacement cost of each
                                 related mortgaged property and the outstanding
                                 principal balance of the mortgage loan or (B)
                                 the related borrower will maintain such
                                 insurance coverages in such amounts as the
                                 lender may reasonably require. Notwithstanding
                                 such requirement, however, under insurance law,
                                 if an insured property is not rebuilt,
                                 insurance companies are generally required to
                                 pay only the "actual cash value" of the
                                 property, which is defined under state law but
                                 is generally equal to the replacement cost of
                                 the property less depreciation. The
                                 determination of "actual cash value" is both
                                 inexact and heavily dependent on facts and
                                 circumstances. Notwithstanding the requirements
                                 of the loan documents, an insurer may refuse to
                                 insure a mortgaged property for the loan amount
                                 if it determines that the "actual cash value"
                                 of the mortgaged property would be a lower
                                 amount, and even if it does insure a mortgaged
                                 property for the full loan amount, if at the
                                 time of casualty the "actual cash value" is
                                 lower, and the mortgaged property is not
                                 restored, only the "actual cash value" will be
                                 paid. Accordingly, if a borrower does not meet
                                 the conditions to restore a mortgaged property
                                 and the mortgagee elects to require the
                                 borrower to apply the insurance proceeds to
                                 repay the mortgage loan, rather than toward
                                 restoration, there can be no assurance that
                                 such proceeds will be sufficient to repay the
                                 mortgage loan.

                                      S-74

                                 Certain leases may provide that such leases are
                                 terminable in connection with a casualty or
                                 condemnation including in the event the leased
                                 premises are not repaired or restored within a
                                 specified time period.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Some of the mortgaged properties are covered by
                                 blanket insurance policies which also cover
                                 other properties of the related borrower or its
                                 affiliates. In the event that those policies
                                 are drawn on to cover losses on such other
                                 properties, the amount of insurance coverage
                                 available under those policies may thereby be
                                 reduced and could be insufficient to cover each
                                 mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY                         Licensed engineers or consultants generally
                                 inspected the mortgaged properties and prepared
                                 engineering reports in connection with the
                                 origination or securitization of the mortgage
                                 loans to assess items such as structure,
                                 exterior walls, roofing, interior construction,
                                 mechanical and electrical systems and general
                                 condition of the site, buildings and other
                                 improvements. However, we cannot assure you
                                 that all conditions requiring repair or
                                 replacement were identified. In those cases
                                 where a material condition was disclosed, that
                                 condition has been or is required to be
                                 remedied to the mortgage loan seller's
                                 satisfaction, or funds as deemed necessary by
                                 the mortgage loan seller, or the related
                                 engineer or consultant have been reserved to
                                 remedy the material condition. No additional
                                 property inspections were conducted by us in
                                 connection with the issuance of the
                                 certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES      An appraisal certified by the applicable
                                 appraiser to be in compliance with FIRREA was
                                 conducted in respect of each mortgaged property
                                 in connection with the origination or
                                 securitization of the related mortgage loan.
                                 The resulting estimated property values
                                 represent the analysis and opinion of the
                                 person performing the appraisal and are not
                                 guarantees of present or future values. The
                                 person performing the appraisal may have
                                 reached a different conclusion of value than
                                 the conclusion that would be reached by a
                                 different appraiser appraising the same
                                 property. Moreover, the values of the mortgaged
                                 properties may have changed significantly since
                                 the appraisal was performed. In addition,
                                 appraisals seek to establish the amount a
                                 typically motivated buyer would pay a typically
                                 motivated seller. Such amount could be
                                 significantly higher than the amount obtained
                                 from the sale of a mortgaged property under a
                                 distress or liquidation sale. The estimates of
                                 value reflected in the appraisals and the
                                 related loan-to-value ratios are presented for
                                 illustrative purposes only in Appendix I and
                                 Appendix II to this prospectus supplement. In
                                 each case the estimate presented is the one set
                                 forth in the most recent appraisal available to
                                 us as of the cut-off date, although we
                                 generally have not obtained updates to the
                                 appraisals. In certain cases, the appraised
                                 value may be an "as-stabilized" value rather
                                 than an "as-is" value and as such, may be
                                 subject to assumptions of certain future
                                 conditions, such as an increased

                                      S-75

                                 leased percentage. There is no assurance that
                                 the appraisal values indicated accurately
                                 reflect past, present or future market values
                                 of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                     As principal payments or prepayments are made
                                 on mortgage loans, the remaining mortgage pool
                                 may be subject to increased concentrations of
                                 property types, geographic locations and other
                                 pool characteristics of the mortgage loans and
                                 the mortgaged properties, some of which may be
                                 unfavorable. Classes of certificates that have
                                 a lower payment priority are more likely to be
                                 exposed to this concentration risk than are
                                 certificate classes with a higher payment
                                 priority. This occurs because realized losses
                                 are allocated to the class outstanding at any
                                 time with the lowest payment priority and
                                 principal on the certificates entitled to
                                 principal is generally payable in sequential
                                 order or alphabetical order (provided that the
                                 Class A-MFL Regular Interest (and
                                 correspondingly, the Class A-MFL Certificates)
                                 will be senior in right to the Class A-J
                                 Certificates), with those classes generally not
                                 being entitled to receive principal until the
                                 preceding class or classes entitled to receive
                                 principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                     As described in this prospectus supplement, the
                                 rights of the holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to
                                 those rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class
                                 A-MFL Regular Interest (and correspondingly,
                                 the Class A-MFL Certificates) will be senior in
                                 right to the Class A-J Certificates). Losses on
                                 the mortgage loans will be allocated to the
                                 Class P, Class O, Class N, Class M, Class L,
                                 Class K, Class J, Class H, Class G, Class F,
                                 Class E, Class D, Class C, Class B and Class
                                 A-J Certificates and the Class A-MFL Regular
                                 Interest (and correspondingly, the Class A-MFL
                                 Certificates), in that order, reducing amounts
                                 otherwise payable to each class. Any remaining
                                 losses would then be allocated or cause
                                 shortfalls to the Class A-1, Class A-1A, Class
                                 A-2, Class A-3 and Class A-4 Certificates and
                                 the Class A-4FL Regular Interest (and
                                 correspondingly, the Class A-4FL Certificates)
                                 pro rata, and, solely with respect to losses of
                                 interest, to the Class X Certificates, in
                                 proportion to the amounts of interest or
                                 principal distributable on those certificates.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS
OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             If the trust acquires a mortgaged property as a
                                 result of a foreclosure or deed in lieu of
                                 foreclosure, the special servicer will
                                 generally retain an

                                      S-76

                                 independent contractor to operate the property.
                                 Any net income from operations other than
                                 qualifying "rents from real property," or any
                                 rental income based on the net profits derived
                                 by any person from such property or allocable
                                 to a non-customary service, will subject the
                                 trust to a federal tax on such income at the
                                 highest marginal corporate tax rate, which is
                                 currently 35%, and, in addition, possible state
                                 or local tax. In this event, the net proceeds
                                 available for distribution on your certificates
                                 will be reduced. The special servicer may
                                 permit the trust to earn such above described
                                 "net income from foreclosure property" but only
                                 if it determines that the net after-tax benefit
                                 to certificateholders is greater than under
                                 another method of operating or leasing the
                                 mortgaged property. In addition, if the trust
                                 were to acquire one or more mortgaged
                                 properties pursuant to a foreclosure or deed in
                                 lieu of foreclosure, upon acquisition of those
                                 mortgaged properties, the trust may in certain
                                 jurisdictions, particularly in New York, be
                                 required to pay state or local transfer or
                                 excise taxes upon liquidation of such mortgaged
                                 properties. Such state or local taxes may
                                 reduce net proceeds available for distribution
                                 to the certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                Some states, including California, have laws
                                 prohibiting more than one "judicial action" to
                                 enforce a mortgage obligation. Some courts have
                                 construed the term "judicial action" broadly.
                                 In the case of any mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the master servicer or special servicer
                                 may be required to foreclose first on mortgaged
                                 properties located in states where these "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing on
                                 properties located in states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the ability to
                                 realize upon the mortgage loans may be
                                 significantly delayed and otherwise limited by
                                 the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Eleven (11) groups of mortgage loans,
                                 representing 15.9% of the initial outstanding
                                 pool balance, were made to the same borrower or
                                 to borrowers that are affiliated with one
                                 another through partial or complete direct or
                                 indirect common ownership (which include eight
                                 (8) groups of mortgage loans exclusively in
                                 loan group 1, representing 13.9% of the initial
                                 loan group 1 balance, one (1) group of mortgage
                                 loans exclusively in loan group 2, representing
                                 7.7% of the initial loan group 2 balance and
                                 two (2) groups of mortgage loans with mortgaged
                                 loans in loan group 1 and loan group 2,
                                 representing 2.3% of the initial outstanding
                                 pool balance). Of these eleven (11) groups, the
                                 3 largest groups represent 4.8%, 2.1% and 1.9%,
                                 respectively, of the initial outstanding pool
                                 balance. The related borrower concentrations of
                                 the 3 largest groups exclusively in loan group
                                 1 represent 5.1%, 2.3% and 2.0%, respectively,
                                 of the initial outstanding loan group 1
                                 balance, and the group of mortgage loans
                                 exclusively in loan group 2 represents 7.7% of
                                 the initial outstanding loan group 2 balance
                                 and the two groups in loan group 1 and loan
                                 group 2 represent 1.6% and 0.8%. For

                                      S-77

                                 additional information with respect to the loan
                                 groups described above, see Appendix II
                                 attached to this prospectus supplement.

                                 The bankruptcy or insolvency of any such
                                 borrower or respective affiliate could have an
                                 adverse effect on the operation of all of the
                                 related mortgaged properties and on the ability
                                 of the related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or controls several
                                 mortgaged properties experiences financial
                                 difficulty at one such property, it could defer
                                 maintenance at one or more other mortgaged
                                 properties in order to satisfy current expenses
                                 with respect to the mortgaged property
                                 experiencing financial difficulty, or it could
                                 attempt to avert foreclosure by filing a
                                 bankruptcy petition that might have the effect
                                 of interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES             In certain jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions which require the tenant to
                                 recognize a successor owner, following
                                 foreclosure, as landlord under the lease, the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of these provisions.
                                 Accordingly, if a mortgaged property is located
                                 in such a jurisdiction and is leased to one or
                                 more desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, that mortgaged property
                                 could experience a further decline in value if
                                 those tenants' leases were terminated. This is
                                 particularly likely if those tenants were
                                 paying above-market rents or could not be
                                 replaced.

                                 Some of the leases at the mortgaged properties
                                 securing the mortgage loans included in the
                                 trust may not be subordinate to the related
                                 mortgage. If a lease is not subordinate to a
                                 mortgage, the trust will not possess the right
                                 to dispossess the tenant upon foreclosure of
                                 the mortgaged property unless it has otherwise
                                 agreed with the tenant. If the lease contains
                                 provisions inconsistent with the mortgage
                                 (e.g., provisions relating to application of
                                 insurance proceeds or condemnation awards) or
                                 which could affect the enforcement of the
                                 lender's rights (e.g., an option to purchase
                                 the mortgaged property or a right of first
                                 refusal to purchase the mortgaged property),
                                 the provisions of the lease will take
                                 precedence over the provisions of the mortgage.

                                 Additionally, with respect to certain of the
                                 mortgage loans, the related borrower may have
                                 granted certain tenants a right of first
                                 refusal in the event a sale is contemplated or
                                 a purchase option to purchase all or a portion
                                 of the mortgaged property. Those provisions, if
                                 not waived or subordinated, may impede the
                                 lender's ability to sell the related mortgaged
                                 property at foreclosure or adversely affect the
                                 foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                  Borrowers under eight (8) mortgage loans (which
                                 include Mortgage Loan Nos. 11, 33, 48, 51, 67,
                                 69, 82 and 89), representing 6.0% of the
                                 initial outstanding pool balance (and
                                 representing 6.3% of the initial

                                      S-78

                                 loan group 1 balance), own the related
                                 mortgaged property as tenants-in-common. In
                                 general, with respect to a tenant-in-common
                                 ownership structure, each tenant-in-common owns
                                 an undivided interest in the property and if
                                 such tenant-in-common desires to sell its
                                 interest in the property (and is unable to find
                                 a buyer or otherwise needs to force a
                                 partition) the tenant-in-common has the ability
                                 to request that a court order a sale of the
                                 property and distribute the proceeds to each
                                 tenant-in-common proportionally.

                                 The bankruptcy, dissolution or action for
                                 partition by one or more of the
                                 tenants-in-common could result in an early
                                 repayment of the related mortgage loan, a
                                 significant delay in recovery against the
                                 tenant-in-common mortgagors, a material
                                 impairment in property management and a
                                 substantial decrease in the amount recoverable
                                 upon the related mortgage loan. In some cases,
                                 the related mortgage loan documents provide for
                                 full recourse to the related tenant-in-common
                                 borrower or the guarantor if a tenant-in-common
                                 files for partition or bankruptcy. In some
                                 cases, the related tenant-in-common borrower
                                 waived its right to partition, reducing the
                                 risk of partition. However, there can be no
                                 assurance that, if challenged, this waiver
                                 would be enforceable. In most cases, the
                                 related tenant-in-common borrower is a special
                                 purpose entity (in some cases
                                 bankruptcy-remote), reducing the risk of
                                 bankruptcy. The tenant-in-common structure may
                                 cause delays in the enforcement of remedies
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court stay
                                 will be reinstated. There can be no assurance
                                 that a bankruptcy proceeding by a single
                                 tenant-in-common borrower will not delay
                                 enforcement of this mortgage loan.

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A PILOT
PROGRAM OR OTHER TAX
ABATEMENT ARRANGEMENTS MAY
REDUCE PAYMENTS TO
CERTIFICATEHOLDERS               Certain of the mortgaged properties securing
                                 the mortgage loans have or may in the future
                                 have the benefit of reduced real estate taxes
                                 under a local government program of payment in
                                 lieu of taxes (often known as a PILOT program)
                                 or other tax abatement arrangements. Some of
                                 these programs or arrangements may be scheduled
                                 to terminate or have significant tax increases
                                 prior to the maturity of the related mortgage
                                 loan, resulting in higher, and in some cases
                                 substantially higher, real estate tax
                                 obligations for the related borrower. An
                                 increase in real estate taxes may impact the
                                 ability of the borrower to pay debt service on
                                 the mortgage loans. There are no assurances
                                 that any such program will continue for the
                                 duration of the related mortgage loan.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                There may be pending or threatened legal
                                 actions, suits or proceedings against the
                                 borrowers and managers of the mortgaged
                                 properties and their respective affiliates
                                 arising out of their ordinary business. We
                                 cannot assure you that any such actions, suits
                                 or proceedings would not have a material
                                 adverse effect on your certificates.

                                      S-79

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATE              Under the Americans with Disabilities Act of
                                 1990, public accommodations are required to
                                 meet certain federal requirements related to
                                 access and use by disabled persons. Borrowers
                                 may incur costs complying with the Americans
                                 with Disabilities Act. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. If a borrower
                                 incurs these costs or fines, the amount
                                 available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                     Conflicts between various certificateholders.
                                 The special servicer is given considerable
                                 latitude in determining whether and in what
                                 manner to liquidate or modify defaulted
                                 mortgage loans. The operating adviser will have
                                 the right to replace the special servicer upon
                                 satisfaction of certain conditions set forth in
                                 the pooling and servicing agreement. At any
                                 given time, the operating adviser will be
                                 controlled generally by the holders of the most
                                 subordinate, or, if its certificate principal
                                 balance is less than 25% of its original
                                 certificate balance, the next most subordinate,
                                 class of certificates, that is, the controlling
                                 class, outstanding from time to time (or with
                                 respect to an A/B Mortgage Loan or the holder
                                 of the related B Note to the extent set forth
                                 in the related intercreditor agreement), and
                                 such holders may have interests in conflict
                                 with those of the holders of the other
                                 certificates. In addition, the operating
                                 adviser will have the right to approve the
                                 determination of customarily acceptable costs
                                 with respect to insurance coverage and the
                                 right to advise the special servicer with
                                 respect to certain actions of the special
                                 servicer and, in connection with such rights,
                                 may act solely in the interest of the holders
                                 of certificates of the controlling class,
                                 without any liability to any certificateholder.
                                 For instance, the holders of certificates of
                                 the controlling class might desire to mitigate
                                 the potential for loss to that class from a
                                 troubled mortgage loan by deferring enforcement
                                 in the hope of maximizing future proceeds.
                                 However, the interests of the trust may be
                                 better served by prompt action, since delay
                                 followed by a market downturn could result in
                                 less proceeds to the trust than would have been
                                 realized if earlier action had been taken. In
                                 general, no servicer is required to act in a
                                 manner more favorable to the offered
                                 certificates than to the privately offered
                                 certificates.

                                 The master servicer, the special servicer or an
                                 affiliate of any of them may hold subordinate
                                 mortgage notes or acquire certain of the most
                                 subordinated certificates, including those of
                                 the initial controlling class. Under such
                                 circumstances, the master servicer and the
                                 special servicer may have interests that
                                 conflict with the interests of the other
                                 holders of the certificates. However, the
                                 pooling and servicing agreement will provide
                                 that the mortgage loans are to be serviced in
                                 accordance with the servicing standard and
                                 without regard to ownership of any certificates
                                 by the master servicer or the special servicer,
                                 as applicable. The initial special servicer
                                 under the pooling and servicing agreement will
                                 be LNR Partners, Inc. The initial operating
                                 adviser under the pooling and servicing
                                 agreement will be LNR Securities Holdings, LLC.

                                      S-80

                                 Conflicts between certificateholders and the
                                 non-serviced mortgage loan master servicer
                                 and/or the non-serviced mortgage loan special
                                 servicer. Any non-serviced mortgage loan will
                                 be serviced and administered pursuant to the
                                 related non-serviced mortgage loan pooling and
                                 servicing agreement, which provides for
                                 servicing arrangements that are generally
                                 consistent with the terms of other comparably
                                 rated commercial mortgage loan securitizations.
                                 Consequently, non-serviced mortgage loans will
                                 not be serviced and administered pursuant to
                                 the terms of the pooling and servicing
                                 agreement. In addition, the legal and/or
                                 beneficial owners of the other mortgage loans
                                 secured by the mortgaged property securing
                                 non-serviced mortgage loans, directly or
                                 through representatives, have certain rights
                                 under the related non-serviced mortgage loan
                                 pooling and servicing agreement and the related
                                 intercreditor agreement that affect such
                                 mortgage loans, including with respect to the
                                 servicing of such mortgage loans and the
                                 appointment of a special servicer with respect
                                 to such mortgage loans. Those legal and/or
                                 beneficial owners may have interests that
                                 conflict with your interests.

                                 Conflicts between certificateholders and the
                                 holders of subordinate notes. Pursuant to the
                                 terms of the related intercreditor agreements,
                                 in certain cases, neither the master servicer
                                 nor special servicer may enter into material
                                 amendments, modifications or extensions of a
                                 mortgage loan in a material manner without the
                                 consent of the holder of the related
                                 subordinate note, subject to the expiration of
                                 the subordinate note holder's consent rights.
                                 The holders of the subordinate notes (or their
                                 respective designees) may have interests in
                                 conflict with those of the certificateholders
                                 of the classes of offered certificates. As a
                                 result, approvals to proposed actions of the
                                 master servicer or special servicer, as
                                 applicable, under the pooling and servicing
                                 agreement may not be granted in all instances,
                                 thereby potentially adversely affecting some or
                                 all of the classes of offered certificates.

                                 Conflicts between borrowers and property
                                 managers. It is likely that many of the
                                 property managers of the mortgaged properties,
                                 or their affiliates, manage additional
                                 properties, including properties that may
                                 compete with the mortgaged properties.
                                 Affiliates of the managers, and managers
                                 themselves, also may own other properties,
                                 including competing properties. The managers of
                                 the mortgaged properties may accordingly
                                 experience conflicts of interest in the
                                 management of those mortgaged properties.

                                 Conflicts between the trust and the mortgage
                                 loan seller. The activities of the mortgage
                                 loan seller, and its affiliates or
                                 subsidiaries, may involve properties that are
                                 in the same markets as the mortgaged properties
                                 underlying the certificates. In such case, the
                                 interests of each of the mortgage loan seller,
                                 or its affiliates or subsidiaries, may differ
                                 from, and compete with, the interests of the
                                 trust, and decisions made with respect to those
                                 assets may adversely affect the amount and
                                 timing of distributions with respect to the
                                 certificates. Conflicts of interest may arise
                                 between the trust and each of the mortgage loan
                                 seller, or its affiliates or subsidiaries, that
                                 engage in the acquisition, development,
                                 operation, leasing, financing and disposition
                                 of real estate if that mortgage loan seller
                                 acquires any certificates. In particular, if
                                 certificates held by the mortgage loan seller
                                 are part of a class that is or becomes the
                                 controlling class the mortgage loan seller as
                                 part of the holders of the controlling class
                                 would have the ability to influence

                                      S-81

                                 certain actions of the special servicer under
                                 circumstances where the interests of the trust
                                 conflict with the interests of the mortgage
                                 loan seller, or its affiliates or subsidiaries,
                                 as acquirors, developers, operators, tenants,
                                 financers or sellers of real estate related
                                 assets.

                                 The mortgage loan seller, or its affiliates or
                                 subsidiaries, may acquire a portion of the
                                 certificates. Under those circumstances, they
                                 may become the controlling class, and as the
                                 controlling class, have interests that may
                                 conflict with their interests as a seller of
                                 the mortgage loans.

                                 In addition, any subordinate indebtedness
                                 secured by the related mortgaged property, any
                                 mezzanine loans and/or any future mezzanine
                                 loans related to certain of the mortgage loans
                                 may be held by the seller of such mortgage loan
                                 or affiliates or subsidiaries thereof. The
                                 holders of such subordinate indebtedness or
                                 such mezzanine loans may have interests that
                                 conflict with the interests of the holders of
                                 the certificates.

                                 Additionally, certain of the mortgage loans
                                 included in the trust may have been
                                 refinancings of debt previously held by the
                                 mortgage loan seller, or an affiliate or
                                 subsidiary of the mortgage loan seller, and the
                                 mortgage loan seller, or its affiliates or
                                 subsidiaries, may have or have had equity
                                 investments in the borrowers (or in the owners
                                 of the borrowers) or properties under certain
                                 of the mortgage loans included in the trust.
                                 The mortgage loan seller, and its affiliates or
                                 subsidiaries, have made and/or may make or have
                                 preferential rights to make loans to, or equity
                                 investments in, affiliates of the borrowers
                                 under the mortgage loans.

                                 Other Conflicts. The depositor is an affiliate
                                 of Morgan Stanley Mortgage Capital Inc., the
                                 mortgage loan seller and the sponsor, and
                                 Morgan Stanley & Co. Incorporated, one of the
                                 underwriters, and Morgan Stanley Capital
                                 Services Inc., the swap counterparty. Morgan
                                 Stanley Mortgage Capital Inc. is a party to a
                                 custodial agreement whereby LaSalle, for
                                 consideration, provides custodial services to
                                 Morgan Stanley Mortgage Capital Inc. for
                                 certain commercial mortgage loans originated or
                                 purchased by it. Pursuant to this custodial
                                 agreement, LaSalle Bank National Association is
                                 currently providing custodial services for most
                                 of the mortgage loans to be sold by Morgan
                                 Stanley Mortgage Capital Inc. to the depositor
                                 in connection with this securitization. The
                                 terms of the custodial agreement are customary
                                 for the commercial mortgage-backed
                                 securitization industry providing for the
                                 delivery, receipt, review and safekeeping of
                                 mortgage loan files.

                                 With respect to each A/B mortgage loan, the
                                 holder of the related B note may be entitled to
                                 certain consent or cure rights which may
                                 conflict with interests of the holder of the
                                 related senior mortgage loan included in the
                                 trust.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES   The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation of mortgaged properties, defaults
                                 and liquidations by borrowers, or repurchases
                                 as a result of the mortgage loan seller's
                                 material breach of representations and
                                 warranties or material defects in a mortgage
                                 loan's documentation. In addition, certain of
                                 the mortgage loans may require that, upon the

                                      S-82

                                 occurrence of certain events, funds held in
                                 escrow or proceeds from letters of credit may
                                 be applied to the outstanding principal balance
                                 of such mortgage loans.

                                 The investment performance of your certificates
                                 may vary materially and adversely from your
                                 expectations if the actual rate of prepayment
                                 is higher or lower than you anticipate.

                                 Voluntary prepayments under some of the
                                 mortgage loans are prohibited for specified
                                 lock-out periods or require payment of a
                                 prepayment premium or a yield maintenance
                                 charge or both, unless the prepayment occurs
                                 within a specified period prior to and
                                 including the anticipated repayment date or
                                 maturity date, as the case may be.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence of a
                                 prepayment premium or a yield maintenance
                                 charge or the amount of such premium or charge
                                 will be sufficient to compensate you for
                                 shortfalls in payments on your certificates on
                                 account of such prepayments. We also cannot
                                 assure you that involuntary prepayments will
                                 not occur or that borrowers will not default in
                                 order to avoid the application of lock-out
                                 periods. The rate at which voluntary
                                 prepayments occur on the mortgage loans will be
                                 affected by a variety of factors, including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lock-out
                                      period;

                                 o    the level of prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums and the ability of
                                      the master servicer or the special
                                      servicer to enforce the related
                                      provisions;

                                 o    the failure to meet requirements for
                                      release of escrows/reserves that result in
                                      a prepayment;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax or legal
                                      factors.

                                 Generally, no yield maintenance charge or
                                 prepayment premium will be required for
                                 prepayments (i) in connection with a casualty
                                 or condemnation unless an event of default has
                                 occurred or (ii) in connection with the
                                 resolution of a specially serviced mortgage
                                 loan. In addition, if the mortgage loan seller
                                 repurchases any mortgage loan from the trust
                                 due to the material breach of a representation
                                 or warranty or a material document defect or
                                 the mortgage loan is otherwise purchased from
                                 the trust (including certain purchases by the
                                 holder of a B Note or mezzanine loan), the
                                 repurchase price paid will be passed through to
                                 the holders of the certificates with the same
                                 effect as if the mortgage loan had been prepaid
                                 in part or in full, except that no yield
                                 maintenance charge or prepayment premium will
                                 be payable. Any such repurchase or purchase
                                 may, therefore, adversely affect the yield to
                                 maturity on your certificates.

                                      S-83

                                 Although all of the mortgage loans have
                                 protection against voluntary prepayments in the
                                 form of lock-out periods, defeasance
                                 provisions, yield maintenance provisions and/or
                                 prepayment premium provisions, there can be no
                                 assurance that (i) borrowers will refrain from
                                 prepaying mortgage loans due to the existence
                                 of a yield maintenance charge or prepayment
                                 premium or (ii) involuntary prepayments or
                                 repurchases will not occur.

                                 In addition, the yield maintenance formulas are
                                 not the same for all of the mortgage loans that
                                 have yield maintenance charges. This can lead
                                 to substantial variance from loan to loan with
                                 respect to the amount of yield maintenance
                                 charge that is due on the related prepayment.
                                 Also, the description in the mortgage notes of
                                 the method of calculation of prepayment
                                 premiums and yield maintenance charges is
                                 complex and subject to legal interpretation and
                                 it is possible that another person would
                                 interpret the methodology differently from the
                                 way we did in estimating an assumed yield to
                                 maturity on your certificates as described in
                                 this prospectus supplement. See Appendix II
                                 attached to this prospectus supplement for a
                                 description of the various prepayment
                                 provisions.

RELEASE OF COLLATERAL            Notwithstanding the prepayment restrictions
                                 described in this prospectus supplement,
                                 certain of the mortgage loans permit the
                                 release of a mortgaged property (or a portion
                                 of the mortgaged property) subject to the
                                 satisfaction of certain conditions described in
                                 Appendix II attached to this prospectus
                                 supplement. In order to obtain such release
                                 (other than with respect to the release of
                                 certain non-material portions of the mortgaged
                                 properties which may not require payment of a
                                 release price), the borrower is required (among
                                 other things) to pay a release price, which may
                                 include a prepayment premium or yield
                                 maintenance charge on all or a portion of such
                                 payment. In addition, certain mortgage loans
                                 provide for the release, without prepayment or
                                 defeasance, of outparcels or other portions of
                                 the related mortgaged property that were given
                                 no value or minimal value in the underwriting
                                 process, subject to the satisfaction of certain
                                 conditions. In addition, certain of the
                                 mortgage loans permit the related borrower to
                                 substitute collateral under certain
                                 circumstances. See Appendix II attached to this
                                 prospectus supplement for further details
                                 regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATES
WILL BE AFFECTED BY THE PRICE
AT WHICH THE CERTIFICATES WERE
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATES                The yield on any certificate will depend on (1)
                                 the price at which that certificate is
                                 purchased by you and (2) the rate, timing and
                                 amount of distributions on your certificate.
                                 The rate, timing and amount of distributions on
                                 any certificate will, in turn, depend on, among
                                 other things:

                                 o    the interest rate for that certificate;

                                 o    the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections (including
                                      loan purchases in connection with breaches
                                      of representations and warranties) on or
                                      in respect of the mortgage loans and the
                                      extent to

                                      S-84

                                      which those amounts are to be applied or
                                      otherwise result in a reduction of the
                                      certificate balance of such certificate;

                                 o    the rate, timing and severity of losses on
                                      or in respect of the mortgage loans or
                                      unanticipated expenses of the trust;

                                 o    the rate and timing of any reimbursement
                                      of the master servicer, the special
                                      servicer or the trustee, as applicable,
                                      out of the Certificate Account of
                                      nonrecoverable advances or advances
                                      remaining unreimbursed on a modified
                                      mortgage loan on the date of that
                                      modification;

                                 o    the timing and severity of any interest
                                      shortfalls resulting from prepayments to
                                      the extent not offset by a reduction in
                                      master servicer compensation as described
                                      in this prospectus supplement;

                                 o    the timing and severity of any reductions
                                      in the appraised value of any mortgaged
                                      property in a manner that has an effect on
                                      the amount of advancing required on the
                                      related mortgage loan; and

                                 o    the method of calculation of prepayment
                                      premiums and yield maintenance charges and
                                      the extent to which prepayment premiums
                                      and yield maintenance charges are
                                      collected and, in turn, distributed on
                                      that certificate.

                                 In addition, any change in the weighted average
                                 life of a certificate may adversely affect
                                 yield. Prepayments resulting in a shortening of
                                 weighted average lives of certificates may be
                                 made at a time of lower interest rates when you
                                 may be unable to reinvest the resulting payment
                                 of principal at a rate comparable to the
                                 effective yield anticipated when making the
                                 initial investment in certificates. Delays and
                                 extensions resulting in a lengthening of the
                                 weighted average lives of the certificates may
                                 occur at a time of higher interest rates when
                                 you may have been able to reinvest principal
                                 payments that would otherwise have been
                                 received by you at higher rates.

YOU BEAR THE RISK OF BORROWER
DEFAULTS                         The rate and timing of delinquencies or
                                 defaults on the mortgage loans could affect the
                                 following aspects of the offered certificates:

                                 o    the aggregate amount of distributions on
                                      them;

                                 o    their yields to maturity;

                                 o    their rates of principal payments; and

                                 o    their weighted average lives.

                                 The rights of holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to
                                 those rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class
                                 A-MFL Regular Interest (and correspondingly,
                                 the Class A-MFL Certificates) will be senior in
                                 right to the Class A-J Certificates). Losses on
                                 the mortgage loans will be allocated to the
                                 Class P, Class O, Class N, Class M, Class L,
                                 Class K, Class J, Class H, Class G, Class F,
                                 Class E, Class D, Class C, Class B, Class A-J

                                      S-85

                                 Certificates and the Class A-MFL Regular
                                 Interest (and correspondingly the Class A-MFL
                                 Certificates), in that order, reducing amounts
                                 otherwise payable to each class. Any remaining
                                 losses would then be allocated to the Class A-1
                                 Certificates, Class A-1A Certificates, Class
                                 A-2 Certificates, Class A-3 Certificates and
                                 Class A-4 Certificates and the Class A-4FL
                                 Regular Interest (and correspondingly the Class
                                 A-4FL Certificates), pro rata, and with respect
                                 to losses of interest only, the Class X
                                 Certificates based on their respective
                                 entitlements.

                                 If losses on the mortgage loans and/or trust
                                 expenses exceed the aggregate certificate
                                 balance of the classes of certificates
                                 subordinated to a particular class, that
                                 particular class will suffer a loss equal to
                                 the full amount of that excess up to the
                                 outstanding certificate balance of that class.

                                 If you calculate your anticipated yield based
                                 on assumed rates of default and losses that are
                                 lower than the default rate and losses actually
                                 experienced and those losses are allocable to
                                 your certificates, your actual yield to
                                 maturity will be lower than the assumed yield.
                                 Under extreme scenarios, that yield could be
                                 negative. In general, the earlier a loss is
                                 borne by your certificates, the greater the
                                 effect on your yield to maturity.

                                 Additionally, delinquencies and defaults on the
                                 mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless advances are made to cover
                                 delinquent payments or the subordination of
                                 another class of certificates fully offsets the
                                 effects of any such delinquency or default.

                                 Also, if the related borrower does not repay a
                                 mortgage loan with an anticipated repayment
                                 date by its anticipated repayment date, the
                                 effect will be to increase the weighted average
                                 life of your certificates and may reduce your
                                 yield to maturity.

                                 Furthermore, if principal and interest advances
                                 and/or servicing advances are made with respect
                                 to a mortgage loan after default and the
                                 mortgage loan is thereafter worked out under
                                 terms that do not provide for the repayment of
                                 those advances in full at the time of the
                                 workout, then any reimbursements of those
                                 advances prior to the actual collection of the
                                 amount for which the advance was made may also
                                 result in reductions in distributions of
                                 principal to the holders of the offered
                                 certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL
SERVICER, THE TRUSTEE MAY HAVE
AN ADVERSE EFFECT ON THE
PAYMENTS ON YOUR CERTIFICATES    To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, if applicable (and the
                                 related master servicer, the special servicer,
                                 the trustee or any fiscal agent in respect of
                                 any non-serviced mortgage loans), will be
                                 entitled to receive interest at the "prime
                                 rate" on unreimbursed advances they have made
                                 with respect to delinquent monthly payments or
                                 that are made with respect to the preservation
                                 and protection of the related mortgaged
                                 property or enforcement of the mortgage loan.
                                 This interest will generally accrue from the
                                 date on which the related advance is made or

                                      S-86

                                 the related expense is incurred to the date of
                                 reimbursement. No advance interest will accrue
                                 during the grace period, if any, for the
                                 related mortgage loan. This interest may be
                                 offset in part by default interest and late
                                 payment charges paid by the borrower in
                                 connection with the mortgage loan or by certain
                                 other amounts. In addition, under certain
                                 circumstances, including delinquencies in the
                                 payment of principal and interest, a mortgage
                                 loan will be serviced by the special servicer,
                                 and the special servicer is entitled to
                                 compensation for special servicing activities.
                                 The right to receive interest on advances and
                                 special servicing compensation is senior to the
                                 rights of certificateholders to receive
                                 distributions. The payment of interest on
                                 advances and the payment of compensation to the
                                 special servicer may result in shortfalls in
                                 amounts otherwise distributable on the
                                 certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Two (2) of the mortgaged properties, securing
                                 mortgage loans representing 2.3% of the initial
                                 outstanding pool balance (and representing 2.4%
                                 of the initial outstanding loan group 1
                                 balance), are subject to a first mortgage lien
                                 on a leasehold interest under a ground lease.
                                 In addition, one (1) of the mortgaged
                                 properties, securing a mortgage loan
                                 representing 0.3% of the initial outstanding
                                 pool balance (and representing 0.3% of the
                                 initial outstanding loan group 1 balance), are
                                 subject to a first mortgage lien on a fee
                                 interest in a portion of the mortgaged property
                                 and a leasehold interest in the remainder of
                                 the mortgaged property. In circumstances where
                                 both the fee and leasehold interest in the
                                 entire mortgaged property are encumbered, we
                                 have treated that as an encumbered fee
                                 interest.

                                 Leasehold mortgage loans are subject to certain
                                 risks not associated with mortgage loans
                                 secured by a lien on the fee estate of the
                                 borrower. The most significant of these risks
                                 is that if the borrower's leasehold were to be
                                 terminated upon a lease default, the lender
                                 would lose its security. Generally, each
                                 related ground lease requires the lessor to
                                 give the lender notice of the borrower's
                                 defaults under the ground lease and an
                                 opportunity to cure them, permits the leasehold
                                 interest to be assigned to the lender or the
                                 purchaser at a foreclosure sale, in some cases
                                 only upon the consent of the lessor, and
                                 contains certain other protective provisions
                                 typically included in a "mortgageable" ground
                                 lease.

                                 In addition, certain of the mortgaged
                                 properties are subject to various use
                                 restrictions imposed by the related ground
                                 lease, and these limitations could adversely
                                 affect the ability of the related borrower to
                                 lease or sell the mortgaged property on
                                 favorable terms, thus adversely affecting the
                                 borrower's ability to fulfill its obligations
                                 under the related mortgage loan.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has the
                                 right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee has
                                 the right to remain in possession of its leased
                                 premises for the rent otherwise payable under
                                 the lease for the term of the lease (including
                                 renewals). If a debtor lessee/borrower rejects
                                 any or all of the lease, the leasehold lender
                                 could succeed to the lessee/borrower's position
                                 under the lease only if the lessor specifically

                                      S-87

                                 grants the lender that right. If both the
                                 lessor and the lessee/borrowers are involved in
                                 bankruptcy proceedings, the trustee may be
                                 unable to enforce the bankrupt
                                 lessee/borrower's right to refuse to treat a
                                 ground lease rejected by a bankrupt lessor as
                                 terminated. In those circumstances, a lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage.

                                 In a decision by the United States Court of
                                 Appeals for the Seventh Circuit (Precision
                                 Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d
                                 537 (7th Cir. 2003)) the court ruled with
                                 respect to an unrecorded lease of real property
                                 that where a statutory sale of the fee interest
                                 in leased property occurs under Section 363(f)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(f)) upon the bankruptcy of a landlord, such
                                 sale terminates a lessee's possessory interest
                                 in the property, and the purchaser assumes
                                 title free and clear of any interest, including
                                 any leasehold estates. Pursuant to Section
                                 363(e) of the Bankruptcy Code (11 U.S.C.
                                 Section 363(a)), a lessee may request the
                                 bankruptcy court to prohibit or condition the
                                 statutory sale of the property so as to provide
                                 adequate protection of the leasehold interests;
                                 however, the court ruled that this provision
                                 does not ensure continued possession of the
                                 property, but rather entitles the lessee to
                                 compensation for the value of its leasehold
                                 interest, typically from the sale proceeds.
                                 While there are certain circumstances under
                                 which a "free and clear" sale under Section
                                 363(f) of the Bankruptcy Code would not be
                                 authorized (including that the lessee could not
                                 be compelled in a legal or equitable proceeding
                                 to accept a monetary satisfaction of his
                                 possessory interest, and that none of the other
                                 conditions of Section 363(f)(1)-(4) of the
                                 Bankruptcy Code otherwise permits the sale), we
                                 cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event of
                                 a statutory sale of leased property pursuant to
                                 Section 363(f) of the Bankruptcy Code, the
                                 lessee may be able to maintain possession of
                                 the property under the ground lease. In
                                 addition, we cannot provide assurances that the
                                 lessee and/or the lender will be able to recoup
                                 the full value of the leasehold interest in
                                 bankruptcy court.

                                 Some of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent payable under the ground lease increases
                                 during the term of the lease. These increases
                                 may adversely affect the cash flow and net
                                 income of the borrower from the mortgaged
                                 property.

THE MORTGAGE LOAN SELLER IS
SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP
OF THE MORTGAGE LOANS            In the event of the insolvency of the mortgage
                                 loan seller, it is possible the trust's right
                                 to payment from or ownership of the mortgage
                                 loans could be challenged, and if that
                                 challenge were successful, delays or reductions
                                 in payments on your certificates could occur.

                                 Based upon opinions of counsel that the
                                 conveyance of the mortgage loans would
                                 generally be respected in the event of
                                 insolvency of the mortgage loan seller, which
                                 opinions are subject to various assumptions and
                                 qualifications, the depositor believes that
                                 such a challenge will be unsuccessful, but
                                 there can be no assurance that a bankruptcy
                                 trustee, if applicable, or other interested
                                 party will not attempt to assert such a

                                      S-88

                                 position. Even if actions seeking those results
                                 were not successful, it is possible that
                                 payments on the certificates would be delayed
                                 while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Your certificates will not be listed on any
                                 securities exchange or traded on any automated
                                 quotation systems of any registered securities
                                 association, and there is currently no
                                 secondary market for the certificates. While
                                 the Underwriters currently intend to make a
                                 secondary market in the certificates, none of
                                 them is obligated to do so. Accordingly, you
                                 may not have an active or liquid secondary
                                 market for your certificates, which could
                                 result in a substantial decrease in the market
                                 value of your certificates. The market value of
                                 your certificates also may be affected by many
                                 other factors, including then-prevailing
                                 interest rates. Furthermore, you should be
                                 aware that the market for securities of the
                                 same type as the certificates has in the past
                                 been volatile and offered very limited
                                 liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAILS RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The interest rates on one or more classes of
                                 certificates may be based on a weighted average
                                 of the mortgage loan interest rates net of the
                                 administrative cost rate, which is calculated
                                 based upon the respective principal balances of
                                 the mortgage loans. Alternatively, the interest
                                 rate on one or more classes of the certificates
                                 may be capped at the weighted average rate.
                                 This weighted average rate is further described
                                 in this prospectus supplement under the
                                 definition of "Weighted Average Net Mortgage
                                 Rate" in the "Glossary of Terms." Any class of
                                 certificates that is either fully or partially
                                 based upon the weighted average net mortgage
                                 rate may be adversely affected by
                                 disproportionate principal payments,
                                 prepayments, defaults and other unscheduled
                                 payments on the mortgage loans. Because some
                                 mortgage loans will amortize their principal
                                 more quickly than others, the rate may
                                 fluctuate over the life of those classes of
                                 your certificates.

                                 In general, mortgage loans with relatively high
                                 mortgage interest rates are more likely to
                                 prepay than mortgage loans with relatively low
                                 mortgage interest rates. For instance, varying
                                 rates of unscheduled principal payments on
                                 mortgage loans which have interest rates above
                                 the weighted average net mortgage rate may have
                                 the effect of reducing the interest rate of
                                 your certificates.

DEFAULTS UNDER SWAP CONTRACTS
MAY ADVERSELY AFFECT PAYMENTS
ON THE CLASS A-4FL OR THE
CLASS A-MFL CERTIFICATES         The trust will have the benefit of two swap
                                 contracts with the Swap Counterparty. Morgan
                                 Stanley, who has guaranteed the obligations of
                                 the Swap Counterparty under the swap contract,
                                 currently has a long-term rating of "AA-" by
                                 Fitch and "Aa3" by Moody's and a short-term
                                 rating of "F1+" by Fitch and "Prime-1" by
                                 Moody's. Because the Class A-4FL and Class
                                 A-MFL Regular Interests accrue interest at a
                                 fixed rate of interest subject to a maximum
                                 pass-through rate equal to the weighted average
                                 net mortgage rate, the ability of the holders
                                 of the Class A-4FL or the Class A-MFL
                                 Certificates, as applicable, to receive the
                                 payment of interest at the designated
                                 pass-through rate (which

                                      S-89

                                 payment of interest may be reduced in certain
                                 circumstances as described in this prospectus
                                 supplement) will depend on payment by the Swap
                                 Counterparty pursuant to the applicable swap
                                 contract. See "Description of the Swap
                                 Contracts--The Swap Counterparty." There can be
                                 no assurance, however, that the guarantor of
                                 the Swap Counterparty's obligations under the
                                 swap contracts will maintain its ratings or
                                 have sufficient assets or otherwise be able to
                                 fulfill its obligations under the swap
                                 contracts. If the Swap Counterparty guarantor's
                                 long-term rating is not at least "A-" by Fitch
                                 or "A3" by Moody's (a "Rating Agency Trigger
                                 Event"), the Swap Counterparty will be required
                                 to post collateral, find a replacement Swap
                                 Counterparty that would not cause another
                                 Rating Agency Trigger Event or enter into any
                                 other arrangement satisfactory to Fitch and
                                 Moody's. In the event that the Swap
                                 Counterparty fails to, among other things,
                                 either post acceptable collateral, find an
                                 acceptable replacement swap counterparty or
                                 enter into any other arrangement satisfactory
                                 to Fitch and Moody's after a Rating Agency
                                 Trigger Event (a "Swap Default"), then the
                                 paying agent will be required to take such
                                 actions (following the expiration of any
                                 applicable grace period), unless otherwise
                                 directed in writing by the holders of 100% of
                                 the Class A-4FL Certificates or the Class A-MFL
                                 Certificates, as applicable, to enforce the
                                 rights of the trust under the applicable swap
                                 contract as may be permitted by the terms of
                                 the applicable swap contract and the Pooling
                                 and Servicing Agreement and use any termination
                                 payments received from the Swap Counterparty
                                 (as described in this prospectus supplement) to
                                 enter into a replacement interest rate swap
                                 contract on substantially identical terms. The
                                 costs and expenses incurred by the paying agent
                                 in connection with enforcing the rights of the
                                 trust under either swap contract will be
                                 reimbursable to the trustee out of amounts
                                 otherwise payable to the Class A-4FL
                                 Certificates or the Class A-MFL Certificates,
                                 as applicable, to the extent not reimbursed by
                                 the applicable swap counterparty or payable out
                                 of net proceeds of the liquidation of the
                                 applicable swap contract. If the costs
                                 attributable to entering into a replacement
                                 interest rate swap contract would exceed the
                                 net proceeds of the liquidation of the
                                 applicable swap contract, a replacement
                                 interest rate swap contract will not be entered
                                 into and any such proceeds will instead be
                                 distributed to the holders of the Class A-4FL
                                 Certificates or the Class A-MFL Certificates,
                                 as applicable. Following the termination of a
                                 swap contract (and during the period when the
                                 trust is pursuing remedies under the swap
                                 contract), or if a Swap Default or other
                                 default or event of termination under the
                                 applicable swap contract occurs and is
                                 continuing, the Class A-4FL Interest
                                 Distribution Amount or the Class A-MFL Interest
                                 Distribution Amount, as applicable, will be
                                 equal to the Distributable Certificate Interest
                                 Amount (as defined in this prospectus
                                 supplement) in respect of the Class A-4FL
                                 Regular Interest or the Class A-MFL Regular
                                 Interest, respectively, and the Class A-4FL
                                 Certificates or the Class A-MFL Certificates,
                                 as applicable, will accrue interest at the same
                                 rate, on the same basis and in the same manner
                                 as the Class A-4FL Regular Interest or the
                                 Class A-MFL Regular Interest, respectively. A
                                 conversion to a fixed rate might result in a
                                 temporary delay of the holders of the Class
                                 A-4FL Certificates or the Class A-MFL
                                 Certificates, as applicable, to receive payment
                                 of the related Distributable Certificate
                                 Interest Amount if DTC is not provided with
                                 sufficient notice of the resulting change in
                                 the payment terms of the Class A-4FL
                                 Certificates or the Class A-MFL Certificates,
                                 respectively.

                                      S-90

                                 Distributions on the Class A-4FL Regular
                                 Interest or the Class A-MFL Regular Interest
                                 will be subject to a maximum pass-through rate
                                 equal to the weighted average net mortgage
                                 rate. If the weighted average net mortgage rate
                                 drops below the fixed rate on the Class A-4FL
                                 Regular Interest or the Class A-MFL Regular
                                 Interest, as applicable, the amount paid to the
                                 Swap Counterparty will be reduced and interest
                                 payments by the Swap Counterparty under the
                                 applicable swap contract will be reduced, on a
                                 dollar-for-dollar basis, by an amount equal to
                                 the difference between the amount actually paid
                                 to the Swap Counterparty and the amount that
                                 would have been paid if the weighted average
                                 net mortgage rate had not dropped below such
                                 fixed rate. This will result in a corresponding
                                 reduction in the amounts paid by the Swap
                                 Counterparty pursuant to the applicable swap
                                 contract, which will result in a reduced
                                 interest payment on the Class A-4FL
                                 Certificates or the Class A-MFL Certificates,
                                 as applicable. The ratings of the Class A-4FL
                                 and the Class A-MFL Certificates do not
                                 represent any assessment as to whether the
                                 floating rate of interest on such class will
                                 convert to a fixed rate, and only represent the
                                 likelihood of the receipt of interest at a rate
                                 equal to (i) 5.328% in the case of the Class
                                 A-4FL Certificates and (ii) in the case of the
                                 Class A-MFL Certificates, the lesser of 5.360%
                                 and the weighted average net mortgage rate
                                 (adjusted, if necessary, to accrue on the basis
                                 of a 360-day year consisting of twelve
                                 30-day-months). See "Ratings" in this
                                 prospectus supplement.

                                 In addition, if the funds allocated to payment
                                 of interest distributions on the Class A-4FL
                                 Regular Interest or the Class A-MFL Regular
                                 Interest, as applicable, are insufficient to
                                 make all required interest payments on the
                                 Class A-4FL Regular Interest or the Class A-MFL
                                 Regular Interest, respectively, the amount paid
                                 to the Swap Counterparty will be reduced and
                                 interest paid by the Swap Counterparty under
                                 the applicable swap contract will be reduced,
                                 on a dollar-for-dollar basis, by an amount
                                 equal to the difference between the amount
                                 actually paid to the Swap Counterparty and the
                                 amount that would have been paid if the funds
                                 allocated to payment of interest distributions
                                 on the Class A-4FL Regular Interest or the
                                 Class A-MFL Regular Interest, respectively, had
                                 been sufficient to make all required interest
                                 payments on the Class A-4FL Regular Interest or
                                 the Class A-MFL Regular Interest, respectively.
                                 As a result, the holders of the Class A-4FL
                                 Certificates or the Class A-MFL Certificates,
                                 as applicable, may experience an interest
                                 shortfall. See "Description of the Swap
                                 Contracts" in this prospectus supplement

SENSITIVITY TO LIBOR AND YIELD
CONSIDERATIONS                   The yield to investors in the Class A-4FL and
                                 Class A-MFL Certificates will be highly
                                 sensitive to changes in the level of one-month
                                 LIBOR. Investors in the Class A-4FL and Class
                                 A-MFL Certificates should consider the risk
                                 that lower than anticipated levels of one-month
                                 LIBOR could result in actual yields that are
                                 lower than anticipated yields on the Class
                                 A-4FL and Class A-MFL Certificates.

                                 In addition, because interest payments on the
                                 Class A-4FL and Class A-MFL Certificates may be
                                 reduced or the pass-through rate may convert to
                                 a fixed rate, subject to a maximum pass-through
                                 rate equal to the weighted average net mortgage
                                 rate, in connection with certain

                                      S-91

                                 events discussed in this prospectus supplement,
                                 the yield to investors in the Class A-4FL and
                                 Class A-MFL Certificates under such
                                 circumstances may not be as high as that
                                 offered by other LIBOR-based investments that
                                 are not subject to such interest rate
                                 restrictions.

                                 In general, the earlier a change in the level
                                 of one-month LIBOR, the greater the effect on
                                 the yield to maturity to an investor in the
                                 Class A-4FL and Class A-MFL Certificates. As a
                                 result, the effect on such investor's yield to
                                 maturity of a level of one-month LIBOR that is
                                 higher (or lower) than the rate anticipated by
                                 such investor during the period immediately
                                 following the issuance of the Class A-4FL and
                                 Class A-MFL Certificates is not likely to be
                                 offset by a subsequent like reduction (or
                                 increase) in the level of one-month LIBOR.

                                 The failure by the Swap Counterparty in its
                                 obligation to make payments under the
                                 applicable swap contract, the conversion to a
                                 fixed rate that is below the rate that would
                                 otherwise be payable at the floating rate
                                 and/or the reduction of interest payments
                                 resulting from payment of interest to the Class
                                 A-4FL Regular Interest or the Class A-MFL
                                 Regular Interest, as applicable, based on a
                                 pass-through rate below 5.328% per annum, in
                                 the case of the Class A-4FL Certificates, or
                                 5.360% per annum, in the case of the Class
                                 A-MFL Certificates, would have a negative
                                 impact. There can be no assurance that a
                                 default by the Swap Counterparty and/or the
                                 conversion of the pass-through rate from a rate
                                 based on LIBOR to a fixed rate would not
                                 adversely affect the amount and timing of
                                 distributions to the holders of the Class A-4FL
                                 and Class A-MFL Certificates. See "Yield and
                                 Maturity Considerations" in this prospectus
                                 supplement.

          This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors"
section and elsewhere in this prospectus supplement.

                                      S-92

                               TRANSACTION PARTIES

THE SPONSOR, MORTGAGE LOAN SELLER AND ORIGINATOR

Morgan Stanley Mortgage Capital Inc.

          Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC") is the sponsor of this transaction and the mortgage loan seller.
MSMC is an affiliate of the depositor, the swap counterparty, and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE:
MS). The executive offices of MSMC are located at 1585 Broadway, New York, New
York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago,
Illinois, Los Angeles, California, Irvine, California, Irving, Texas, Herndon,
Virginia and Alpharetta, Georgia. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

MSMC's Commercial Mortgage Securitization Program

          MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

          Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31,
2005.

                                                                              TOTAL MSMC
                           TOTAL MSMC MORTGAGE       TOTAL MSMC MORTGAGE       MORTGAGE
          TOTAL MSMC     LOANS SECURITIZED WITH    LOANS SECURITIZED WITH       LOANS
YEAR   MORTGAGE LOANS*    AFFILIATED DEPOSITOR    NON-AFFILIATED DEPOSITOR   SECURITIZED
----   ---------------   ----------------------   ------------------------   -----------
                         (APPROXIMATE AMOUNTS IN BILLIONS OF $S)

2005         12.1                  8.2                       1.8                 10.0
2004          7.7                  5.3                       1.2                  6.5
2003          6.4                  3.3                       1.3                  4.6
2002          4.6                  2.2                       0.6                  2.8

*    Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

          MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

                                      S-93

Underwriting Standards

          Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

          Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

                                      S-94

Servicing

          MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

THE DEPOSITOR

          Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

          The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1,
2002 and terminating December 31, 2005, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $33,767,957,511. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

          Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor's duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities and (v) to sign or to contract with the master servicer to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The Depositor is required under the Underwriting Agreement to indemnify the Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

THE ISSUING ENTITY

          The issuing entity with respect to the offered certificates will be the Morgan Stanley Capital I Trust 2006-HQ10 (the "Trust"). The Trust is a New
York common law trust that will be formed on the Closing Date pursuant to the
Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such
Advances are intended to provide liquidity, rather than credit support. The
Pooling and Servicing Agreement may be amended as set in this prospectus supplement under "Description of the Offered Certificates--Amendments to the
Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under
"--The Trustee and the Custodian," "--The Paying Agent, Certificate Registrar

                                      S-95

and Authenticating Agent," "--The Master Servicer," and "--The Special Servicer"
and "Servicing of the Mortgage Loans."

          The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

          The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan seller, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

          Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a
"business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust." The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from the mortgage loan seller to the Depositor and from the
Depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to Title 11 of the United States Code
(the "Bankruptcy Code") are generally analogous to the following:

          (1) If the mortgage loan seller were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court, would determine that (i) (a) a transfer of the mortgage loans by the mortgage loan seller to the Depositor (including collection thereon) in the form and manner set forth in the Mortgage Loan Purchase Agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the mortgage loan seller from the Depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the mortgage loan seller under
Section 541(a) of the Bankruptcy Code, and thus (b) the Depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code; and

          (2) If the Depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
(a) a transfer of the related mortgage loans by the Depositor to the trust
(including the collections thereon) in the form and manner set forth in the
Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the Depositor from the trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the Depositor under Section 541(a) of the
Bankruptcy Code, and thus (b) the trust's rights to the related mortgage loans
(including the collections thereon) would not be impaired by the operation of
Section 362(a) of the Bankruptcy Code.

          Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from the mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust would be deemed to be a creditor of the mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Seller Is Subject To
Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership Of The
Mortgage Loans."

                                      S-96

THE TRUSTEE AND THE CUSTODIAN

The Trustee

          LaSalle Bank National Association ("LaSalle") will act as the trustee under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO
Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994,
LaSalle has served as trustee or paying agent on over 665 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of September 30, 2006, LaSalle serves as trustee or paying agent on over 450 commercial mortgage-backed security transactions. The depositor, the master servicer and the special servicer may maintain other banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois, 60603. Attention: Global Securities and Trust Services -
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ10, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of LaSalle is rated "A+" by S&P,
"Aa3" by Moody's and "AA-" by Fitch.

          The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "Prime-1" by
Moody's and whose long-term senior unsecured debt is at all times rated not less than "AA-" by Fitch (or "A+" by Fitch if the Trustee's short-term unsecured debt is rated at least "F-1" by Fitch) and "Aa3" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. See "Description of the
Pooling and Servicing Agreements--Duties of the Trustee," "Description of the
Pooling and Servicing Agreements--Regarding the Fees, Indemnities and Powers of
the Trustee" and "Description of the Pooling and Servicing
Agreements--Resignation and Removal of the Trustee" in the prospectus.

Duties of the Trustee

          The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing
Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing
Agreement. The trustee is required to notify Certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems in its business judgment to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer, solely in the case of Servicing Advances, that an Advance if made, would be a nonrecoverable
Advance. The master servicer and the trustee shall be bound by and conclusively rely on any determination by the Special Servicer that a P&I Advance or a
Servicing Advance if made would be a nonrecoverable Advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See "Description of the
Offered Certificates--Advances" in this prospectus supplement.

                                      S-97

          In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

          The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall not have any liability to the trust or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

          The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

          The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the
Depositor, the special servicer, the master servicer, if any, the Rating
Agencies and all Certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating
Agencies or (v) if the trustee fails to perform (or acts with negligence, bad faith, or willful misconduct in performing) any of its Exchange Act reporting or
Regulation AB obligations under the Pooling and Servicing Agreement, then the
Depositor may remove the trustee and appoint a

                                      S-98

successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii), (iv) and (v) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee without cause and appoint a successor trustee.

          Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

Trustee Compensation

          As compensation for the performance of its duties as trustee, LaSalle will be paid the monthly Trustee Fee. The Trustee Fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.0015% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the
Scheduled Principal Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the
Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and
Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

The Custodian

          LaSalle will also act as custodian under the Pooling and Servicing
Agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's
two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

          LaSalle and MSMC are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MSMC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

          Certain information set forth in this prospectus supplement concerning the trustee and custodian has been provided by it.

                                      S-99

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

          Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, as authenticating agent of the certificates
(in such capacity, the "authenticating agent") and as tax administrator. Wells
Fargo Bank is a national banking association and a wholly-owned subsidiary of
Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the mortgage loan seller, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells
Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis
Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo Bank will be paid a portion of the monthly
Trustee Fee. The paying agent and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Paying Agent

          Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form
10-K and current reports on Form 8-K that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as paying agent with respect to more than 325 series of commercial mortgage-backed securities and, as of June 30,
2006, was acting as paying agent with respect to more than $280 billion of outstanding commercial mortgage-backed securities.

          There have been no material changes to Wells Fargo Bank's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

          In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

          Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by it.

MASTER SERVICER

          Wells Fargo Bank, a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

          Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a

                                     S-100

special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

          As of September 30, 2006, the commercial mortgage servicing group of
Wells Fargo Bank was responsible for servicing approximately 10,737 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $90.7 billion, including approximately 9,418 loans securitized in approximately 85 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $86.3 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the
fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage backed securitization transactions.

          Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing
Transfer Event.

          A Wells Fargo Bank proprietary website
(www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which
Wells Fargo Bank is master servicer and also provides borrowers with access to current and historical loan and property information for these transactions.

          Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The master servicer's obligations to make Advances are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

          The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if the master servicer has actual knowledge that such party has failed to comply with its
Securities Exchange Act of 1934 reporting obligation under the trust or any other commercial mortgage loan securitization. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

          Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

          Wells Fargo & Company is the holding company for Wells Fargo Bank.
Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

          The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

                                     S-101

THE SPECIAL SERVICER

          LNR Partners, Inc. ("LNR Partners"), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer for the mortgage pool. The principal executive offices of
LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach,
Florida 33139 and its telephone number is (305) 695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

          o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

          o    investing in high-yielding real estate loans, and

          o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
               ("CMBS").

          LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over
13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 195 as of June 30, 2006.
More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31,
2001, with a then current face value in excess of $53 billion; (b) 101 domestic
CMBS pools as of December 31, 2002, with a then current face value in excess of
$67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of
December 31, 2004, with a then current face value in excess of $111 billion; (e)
142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 153 domestic CMBS pools as of June 30, 2006, with a then current face value in excess of $173 billion. Additionally, LNR
Partners has resolved over $16.8 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S.
commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S.
commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S.
commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S.
commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S.
commercial and multifamily mortgage loans during 2005 and $0.3 billion for the six months ended June 30, 2006.

          LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, North Carolina and California, and in Europe in London,
England, Paris, France and Munich, Germany. As of June 30, 2006, LNR Partners
had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2006, LNR Partners and its affiliates specially service a portfolio that included approximately 23,000 assets in the 50 states and in Europe with a then current face value in excess of $207 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the
Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR
Partners does not service any assets other than commercial real estate assets.

          LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the

                                     S-102

Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing
Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

          LNR Partners has the highest ratings afforded to special servicers by
Fitch and Moody's, respectively.

          There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR
Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing
Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR
Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets; however, LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

          LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR
Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

          No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR
Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

          There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgage backed securitization pools generally.

          There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR
Partners or of which any of its property is the subject, that is material to the
Certificateholders.

          LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

                                     S-103

          LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates and will be the initial Operating Adviser. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

          The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

                                     S-104

                     DESCRIPTION OF THE OFFERED CERTIFICATES

          Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

          The Series 2006-HQ10 Commercial Mortgage Pass-Through Certificates
will be issued on or about November 9, 2006 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

          The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

          o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and
               Scheduled Payments of principal and interest due on or before the
               Cut-off Date;

          o    any mortgaged property acquired on behalf of the
               Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

          o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan;

          o    certain rights of the Depositor under, or assigned to the
               Depositor pursuant to, the Mortgage Loan Purchase Agreement relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the mortgage loan seller regarding the mortgage loans;

          o    with respect to the Class A-4FL Certificates, the applicable Swap
               Contract, the Class A-4FL Regular Interest and funds or assets on deposit from time to time in the applicable Floating Rate
               Account; and

          o    with respect to the Class A-MFL Certificates, the applicable Swap
               Contract, the Class A-MFL Regular Interest and funds or assets on deposit from time to time in the applicable Floating Rate
               Account.

          The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

          The certificates will consist of various Classes, to be designated as:

          o    the Class A-1 Certificates, the Class A-1A Certificates, the
               Class A-2 Certificates, the Class A-3 Certificates, the Class A-4
               Certificates and the Class A-4FL Certificates;

          o    the Class X-1 Certificates and the Class X-2 Certificates;

          o    the Class A-MFL Certificates, the Class A-J Certificates, the
               Class B Certificates, the Class C Certificates, the Class D
               Certificates, the Class E Certificates, the Class F Certificates,
               the Class G Certificates, the Class H Certificates, the Class J
               Certificates, the Class K Certificates, the Class L Certificates,
               the Class M Certificates, the Class N Certificates, the Class O
               Certificates and the Class P Certificates;

          o    the Class Q Certificates; and

          o    the Class R-I Certificates, the Class R-II Certificates and the
               Class R-III Certificates.

                                      S-105

          On the Closing Date, the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest will also be issued by the trust as uncertificated regular interests in REMIC III. The Class A-4FL Regular Interest and the Class
A-MFL Regular Interest are not offered hereby. The Depositor will transfer the
Class A-4FL Regular Interest and the Class A-MFL Regular Interest and, in each case, the swap contract, to the trustee in exchange for the Class A-4FL
Certificates and the Class A-MFL Certificates, respectively. The Class A-4FL
Certificates will represent all of the beneficial ownership interest in the
Class A-4FL Regular Interest, the related Swap Contract and funds or assets on deposit from time to time in the related Floating Rate Account. The Class A-MFL
Certificates will represent all of the beneficial ownership interest in the
Class A-MFL Regular Interest, the related Swap Contract and funds or assets on deposit from time to time in the related Floating Rate Account.

          The Class A Senior, Class A-MFL and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D
Certificates will be issued in denominations of $100,000 initial Certificate
Balance and in any whole dollar denomination in excess of that amount.

          Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The
Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Certificates--Book-Entry Registration and Definitive
Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

          All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related
Certificate Owners through DTC's Participants in accordance with DTC procedures.
Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

          Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

          Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

                                      S-106

CERTIFICATE BALANCES

          Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class
A-3, Class A-4, Class A-4FL, Class A-MFL, Class A-J, Class B, Class C and Class
D Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing
Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate Balance of each Class of Offered Certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

              APPROXIMATE INITIAL       APPROXIMATE
                   AGGREGATE        PERCENT OF INITIAL       RATINGS         APPROXIMATE
   CLASS      CERTIFICATE BALANCE      POOL BALANCE      (FITCH/MOODY'S)   CREDIT SUPPORT
-----------   -------------------   ------------------   ---------------   --------------

 Class A-1        $ 41,800,000             2.80%             AAA/Aaa           30.000%
Class A-1A        $ 90,658,000             6.08%             AAA/Aaa           30.000%
 Class A-2        $ 88,100,000             5.91%             AAA/Aaa           30.000%
 Class A-3        $ 62,900,000             4.22%             AAA/Aaa           30.000%
 Class A-4        $610,249,000            40.93%             AAA/Aaa           30.000%
Class A-4FL       $150,000,000            10.06%             AAA/Aaa           30.000%
Class A-MFL       $149,101,000            10.00%             AAA/Aaa           20.000%
 Class A-J        $119,281,000             8.00%             AAA/Aaa           12.000%
  Class B         $ 31,684,000             2.13%              AA/Aa2            9.875%
  Class C         $ 16,774,000             1.13%             AA-/Aa3            8.750%
  Class D         $ 22,365,000             1.50%                A/A2            7.250%

          The percentages indicated under the column "Approximate Credit
Support" with respect to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
A-4 and Class A-4FL Certificates represent the approximate credit support for the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4 and Class A-4FL
Certificates in the aggregate. No other Class of Certificates will provide any credit support to the Class A-4FL Certificates for a failure by the Swap
Counterparty to make any payment under the related swap agreement. The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the Pass-Through
Rate on the Class A-4FL Regular Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted Average Net Mortgage Rate).

          The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate
Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable
Distribution Date, and will be further reduced by any Realized Losses and
Expense Losses allocated to the Certificate Balance of such certificate on that
Distribution Date. See "--Distributions" and "--Distributions--Subordination;
Allocation of Losses and Certain Expenses" below.

          The Interest Only Certificates will not have a Certificate Balance.
Each such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount.

          The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time. The Notional Amount of the Class X-2
Certificates will equal:

                                      S-107

          o    during the period from the Closing Date through and including the
               Distribution Date occurring in November 2007, the sum of (a) the lesser of $37,184,000 and the Certificate Balance of the Class
               A-1 Certificates outstanding from time to time; (b) the lesser of
               $90,586,000 and the Certificate Balance of the Class A-1A
               Certificates outstanding from time to time, and (c) the aggregate of the Certificate Balances of Class A-2, Class A-3, Class A-4,
               Class A-4FL, Class A-MFL, Class A-J, Class B, Class C, Class D,
               Class E, Class F, Class G, Class H, Class J, Class K and Class L
               Certificates outstanding from time to time;

          o    during the period following the Distribution Date occurring in
               November 2007 through and including the Distribution Date
               occurring in November 2008, the sum of (a) the lesser of
               $87,231,000 and the Certificate Balance of the Class A-1A
               Certificates outstanding from time to time, (b) the lesser of
               $69,925,000 and the Certificate Balance of the Class A-2
               Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class
               A-4FL, Class A-MFL, Class A-J, Class B, Class C, Class D, Class
               E, Class F, Class G, Class H, Class J and Class K Certificates
               outstanding from time to time, and (d) the lesser of $2,949,000 and the Certificate Balance of the Class L Certificates
               outstanding from time to time;

          o    during the period following the Distribution Date occurring in
               November 2008 through and including the Distribution Date
               occurring in November 2009, the sum of (a) the lesser of
               $83,414,000 and the Certificate Balance of the Class A-1A
               Certificates outstanding from time to time, (b) the lesser of
               $4,850,000 and the Certificate Balance of the Class A-2
               Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class
               A-4FL, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E
               and Class F Certificates outstanding from time to time and (d)
               the lesser of $14,509,000 and the Certificate Balance of the
               Class G Certificates outstanding from time to time;

          o    during the period following the Distribution Date occurring in
               November 2009 through and including the Distribution Date
               occurring in November 2010, the sum of (a) the lesser of
               $79,673,000 and the Certificate Balance of the Class A-1A
               Certificates outstanding from time to time, (b) the lesser of
               $566,308,000 and the Certificate Balance of the Class A-4
               Certificates outstanding from time to time, (c) the lesser of
               $139,199,000 and the certificate balance of the Class A-4FL
               Certificates outstanding from time to time, (d) the aggregate of the Certificate Balances of the Class A-MFL, Class A-J, Class B,
               Class C, Class D and Class E Certificates outstanding from time to time and (e) the lesser of $5,613,000 and the Certificate
               Balance of the Class F Certificates outstanding from time to time;

          o    during the period following the Distribution Date occurring in
               November 2010 through and including the Distribution Date
               occurring in November 2011, the sum of (a) the lesser of
               $76,058,000 and the Certificate Balance of the Class A-1A
               Certificates outstanding from time to time, (b) the lesser of
               $525,211,000 and the Certificate Balance of the Class A-4
               Certificates outstanding from time to time, (c) the lesser of
               $129,097,000 and the Certificate Balance of the Class A-4FL
               Certificates outstanding from time to time, (d) the aggregate of the Certificate Balances of the Class A-MFL, Class A-J, Class B
               and Class C Certificates outstanding from time to time and (e)
               the lesser of $19,817,000 and the Certificate Balance of the
               Class D Certificates outstanding from time to time;

          o    during the period following the Distribution Date occurring in
               November 2011 through and including the Distribution Date
               occurring in November 2012, the sum of (a) the lesser of
               $72,500,000 and the Certificate Balance of the Class A-1A
               Certificates outstanding from time to time, (b) the lesser of
               $486,716,000 and the Certificate Balance of the Class A-4
               Certificates outstanding from time to time, (c) the lesser of
               $119,635,000 and the Certificate Balance of the Class A-4FL
               Certificates outstanding from time to time, (d) the aggregate of the Certificate Balances of the Class A-MFL, Class A-J and Class
               B Certificates outstanding from time to time and (e) the lesser of $14,081,000 and the Certificate Balance of the Class C
               Certificates outstanding from time to time; and

          o    following the Distribution Date occurring in November 2012, $0.

                                      S-108

          Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any Class of Principal Balance Certificates. The Notional
Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and
Expense Losses actually allocated to the Certificate Balance of any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in November 2012. Upon initial issuance, the aggregate Notional
Amounts of the Class X-1 Certificates and Class X-2 Certificates will be
$1,491,010,944 and $1,458,366,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X
Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

          The Class Q Certificates and the Residual Certificates will not have
Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

          The Pass-Through Rate for the Class A-1 Certificates will, at all times, be fixed at its initial rate of 5.131%. The Pass-Through Rate for the
Class A-1A Certificates will, at all times, be fixed at its initial rate of
5.380%. The Pass-Through Rate for the Class A-2 Certificates will, at all times, be fixed at its initial rate of 5.283%. The Pass-Through Rate for the Class A-3
Certificates will, at all times, be fixed at its initial rate of 5.317%. The
Pass-Through Rate for the Class A-4 Certificates will, at all times, be fixed at its initial rate of 5.328%. The Pass-Through Rate for the Class A-J Certificates
will be a per annum rate equal to the lesser of 5.389% and the Weighted Average
Net Mortgage Rate. The Pass-Through Rate for the Class B Certificates will be a per annum rate equal to the lesser of 5.448% and the Weighted Average Net
Mortgage Rate. The Pass-Through Rate for the Class C Certificates will be a per annum rate equal to the lesser of 5.478% and the Weighted Average Net Mortgage
Rate. The Pass-Through Rate for the Class D Certificates will be a per annum rate equal to the lesser of 5.547% and the Weighted Average Net Mortgage Rate.
The Pass-Through Rate applicable to the Class A-4FL and the Class A-MFL
Certificates for the each Distribution Date will be equal to one-month LIBOR +
0.130%, with respect to the Class A-4FL Certificates, and LIBOR + 0.160%, with respect to the Class A-MFL Certificates, per annum (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial Interest Accrual Period) subject to the limitations described in this prospectus supplement.

          The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 0.503% per annum. The
Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution
Date subsequent to the initial Distribution Date and on or before the
Distribution Date in November 2012 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of a specified Class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any Class of Principal
Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of it) will represent one or more separate components of the total
Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before November 2012, on any particular component of the total
Notional Amount of the Class X-2 Certificates immediately prior to the related
Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

          o    the lesser of (a) the rate per annum corresponding to such
               Distribution Date as set forth on Schedule A attached to this prospectus supplement and (b) the Weighted Average Net Mortgage
               Rate for such Distribution Date, over

                                      S-109

          o    the Pass-Through Rate for such Distribution Date for the Class of
               Principal Balance Certificates, or in the case of the Class A-4FL
               Certificates or the Class A-MFL Certificates, the Pass-Through
               Rate on the Class A-4FL Regular Interest or the Class A-MFL
               Regular Interest, respectively, whose Certificate Balance, or a designated portion of it, comprises such component.

          Under no circumstances will any Class X-2 Strip Rate be less than zero.

          The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.047% per annum. The
Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of one of the classes of the Principal Balance Certificates.
In general, the Certificate Balance of each Class of Principal Balance
Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the
Certificate Balance of any particular Class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total
Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate
Balance will represent one or more other separate components of the Class X-1
Certificates for purposes of calculating the accrual of interest for the related
Distribution Date. For any Distribution Date occurring in or before November
2012, on any particular component of the total Notional Amount of the Class X-1
Certificates immediately prior to the related Distribution Date, the applicable
Class X-1 Strip Rate will be calculated as follows:

          o    if such particular component consists of the entire Certificate
               Balance (or a designated portion of that certificate balance) of any Class of Principal Balance Certificates, and if such entire
               Certificate Balance (or that designated portion) also constitutes a component of the total Notional Amount of the Class X-2
               Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such
               Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule
               A attached to this prospectus supplement and (ii) the
               Pass-Through Rate for such Distribution Date for such Class of
               Principal Balance Certificates, or in the case of the Class A-4FL
               Certificates or the Class A-MFL Certificates, the Pass-Through
               Rate on the Class A-4FL Regular Interest or the Class A-MFL
               Regular Interest, respectively; and

          o    if such particular component consists of the entire Certificate
               Balance (or a designated portion of that certificate balance) of any Class of Principal Balance Certificates, and if such entire
               Certificate Balance (or that designated portion) does not also constitute a component of the total Notional Amount of the Class
               X-2 Certificates immediately prior to the related Distribution
               Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
               such Distribution Date, over (b) the Pass-Through Rate for such
               Distribution Date for such Class of Principal Balance
               Certificates, or in the case of the Class A-4FL Certificates or the Class A-MFL Certificates, the Pass-Through Rate on the Class
               A-4FL Regular Interest or the Class A-MFL Regular Interest,
               respectively.

          For any Distribution Date occurring after November 2012, the
Certificate Balance of each Class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1
Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a)
the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the
Pass-Through Rate for such Distribution Date for such Class of Principal Balance
Certificates, or in the case of the Class A-4FL Certificates or the Class A-MFL
Certificates, the Pass-Through Rate on the Class A-4FL Regular Interest or the
Class A-MFL Regular Interest, respectively. Under no circumstances will any
Class X-1 Strip Rate be less than zero.

                                      S-110

          The Pass-Through Rate for the Class E Certificates will be a per annum rate equal to the lesser of 5.606% and the Weighted Average Net Mortgage Rate.
The Pass-Through Rate for the Class F Certificates will be a per annum rate equal to the lesser of 5.803% and the Weighted Average Net Mortgage Rate. The
Class G Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate less 0.066%. The Class H
Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate. The Pass-Through Rate for the Class J,
Class K, Class L, Class M, Class N, Class O and Class P Certificates will be a per annum rate equal to the lesser of 5.055% and the Weighted Average Net
Mortgage Rate. The Class Q Certificates do not have a Pass-Through Rate and are entitled to receive only Excess Interest on ARD Loans held by the trust only following the Anticipated Repayment Date of such ARD Loans.

          The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of that mortgage loan.

DISTRIBUTIONS

General

          Distributions on or with respect to the certificates (other than the
Class A-4FL Certificates and the Class A-MFL Certificates) and the Class A-4FL
Regular Interest and the Class A-MFL Regular Interest will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in December 2006. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates (other than the Class A-4FL Certificates and the Class A-MFL Certificates) and the
Class A-4FL Regular Interest and the Class A-MFL Regular Interest are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to the Certificateholder.

          The final distribution on any certificate (other than the Class A-4FL
Certificates and the Class A-MFL Certificates) and the Class A-4FL Regular
Interest and the Class A-MFL Regular Interest will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate (other than the Class A-4FL
Certificates and the Class A-MFL Certificates) and the Class A-4FL Regular
Interest and the Class A-MFL Regular Interest. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate (other than the Class A-4FL Certificates and the
Class A-MFL Certificates) and the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest in reimbursement of a Realized Loss or Expense Loss previously allocated to that certificate (other than the Class A-4FL
Certificates and the Class A-MFL Certificates) and the Class A-4FL Regular
Interest and the Class A-MFL Regular Interest, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a class of certificates will be allocated pro rata among those certificates based on their respective Percentage
Interests in such Class.

          Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

          Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next

                                      S-111

Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

          With respect to any Distribution Date, distributions of interest on and principal of the certificates (other than the Class A-4FL Certificates and the Class A-MFL Certificates) and the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest will be made from the Available Distribution Amount for that Distribution Date.

          With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts (unless such
Distribution Date is the final Distribution Date) will be deposited into the
Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which the related Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for the related Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest
Reserve Amounts or the interest accrual basis as described in the definition of
"Net Mortgage Rate" in the "Glossary of Terms." With respect to the Distribution
Date occurring in March of each year (or January or February if the related
Distribution Date is the final Distribution Date), the master servicer will withdraw an amount from the Interest Reserve Account in respect of each Interest
Reserve Loan equal to the related Interest Reserve Amount from the preceding
January (commencing in 2007), if applicable, and February (commencing in 2007), and remit the withdrawn amount to the paying agent to be included as part of the
Available Distribution Amount for such Distribution Date.

          Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

     TYPE/RECIPIENT                         AMOUNT                         FREQUENCY            SOURCE OF PAYMENT
-----------------------   ------------------------------------------   -----------------   ---------------------------

Fees

Servicing Fee /           The product of the portion of the per        Monthly.            Interest payment on the
Master Servicer           annum Master Servicing Fee Rate for the                          related mortgage loan.
                          master servicer applicable to such month,
                          determined in the same manner as the
                          applicable mortgage rate is determined for
                          each mortgage loan for such month, and the
                          Scheduled Principal Balance of each
                          mortgage loan, reduced by any Compensating
                          Interest Payment. The Master Servicing Fee
                          Rate (including any subservicing or
                          primary servicing fees) will range, on a
                          loan-by-loan basis, from 0.01% per annum
                          to 0.12% per annum.

Additional Servicing      o    50% of assumption fees on               Time to time.       The related fees or
Compensation /                 non-Specially Serviced Mortgage                             investment income.
Master Servicer                Loans;

                          o    all late payment fees and net default
                               interest (other than on Specially
                               Serviced Mortgage Loans) not used to
                               pay interest on Advances;

                          o    50% of assumption application, loan
                               modification, forbearance fees and
                               100.0% of extension fees on
                               non-Specially Serviced Mortgage
                               Loans;

                          o    all net investment income earned on
                               amounts on deposit in the Collection
                               Account and (if not required to be
                               paid to borrower) escrow accounts;
                               and

                                      S-112

     TYPE/RECIPIENT                         AMOUNT                         FREQUENCY            SOURCE OF PAYMENT
-----------------------   ------------------------------------------   -----------------   ---------------------------

                          o    any Prepayment Interest Excess not
                               used to offset Prepayment Interest
                               Shortfalls (other than on Specially
                               Serviced Mortgage Loans).

Special Servicing Fee /   The product of the portion of a rate equal   Monthly for         Collections on the mortgage
 Special Servicer         to 0.35% (or 0.25% in the case of Mortgage   Specially           loans in the mortgage pool.
                          Loan No. 1 only) per annum applicable to     Serviced Mortgage
                          such month, determined in the same manner    Loans and REO
                          as the applicable mortgage rate is           Properties.
                          determined for each Specially Serviced
                          Mortgage Loan for such month, and the
                          Scheduled Principal Balance of each
                          Specially Serviced Mortgage Loan, subject
                          to a minimum fee of $4,000 per month for
                          each Specially Serviced Mortgage Loan and
                          each REO Property.

Workout Fee / Special     1% of each collection of principal and       Monthly.            The related collection of
Servicer                  interest on each Rehabilitated Mortgage                          principal and/or interest.
                          Loan.

Liquidation Fee /         1% of the Liquidation Proceeds received in   Upon receipt of     The related Liquidation
Special Servicer          connection with a full or partial            Liquidation         Proceeds, Condemnation
                          liquidation of a Specially Serviced          Proceeds,           Proceeds or Insurance
                          Mortgage Loan or related REO Property        Condemnation        Proceeds
                          and/or any Condemnation Proceeds or          Proceeds and
                          Insurance Proceeds received by the trust     Insurance
                          (other than Liquidation Proceeds received    Proceeds.
                          in connection with a repurchase by the
                          mortgage loan seller or purchase by a
                          mezzanine or subordinate lender within the
                          time periods specified in the definition
                          of Liquidation Fee in this prospectus
                          supplement).

Additional Special        o    all late payment fees and net default   Time to time.       The related fee or
Servicing                      interest (on Specially Serviced                             investment income.
Compensation /                 Mortgage Loans) not used to pay
Special Servicer               interest on Advances;

                          o    50% of assumption fees on
                               non-Specially Serviced Mortgage Loans
                               and 100.0% of such fees on Specially
                               Serviced Mortgage Loans;

                          o    100.0% of assumption application,
                               loan modification, forbearance and
                               extension fees on Specially Serviced
                               Mortgage Loans and 50% of such fees
                               on Non-Specially Serviced Mortgage
                               Loans; and

                          o    all net investment income received on
                               funds in any REO Account.

Trustee Fee / Trustee &   The product of the portion of a rate equal   Monthly.            Interest on each mortgage
Paying Agent              to 0.0015% per annum applicable to such                          loan.
                          month, determined in the same manner as
                          the applicable mortgage rate is determined
                          for each mortgage loan for such month, and
                          the Scheduled Principal Balance of each
                          mortgage loan. A portion of the Trustee
                          Fee is payable to the paying agent.

                                      S-113

Expenses

Servicing Advances /      To the extent of funds available, the        Time to time.       Recoveries on the related
Master Servicer,          amount of any Servicing Advances.                                mortgage loan, or to the
Special Servicer and                                                                       extent that the party
Trustee                                                                                    making the advance
                                                                                           determines it is
                                                                                           nonrecoverable, from
                                                                                           collections in the
                                                                                           Certificate Account.

Interest on Servicing     At Advance Rate.                             When Advance is     First from late payment
Advances / Master                                                      reimbursed.         charges and default
Servicer, Special                                                                          interest in excess of the
Servicer and Trustee                                                                       regular interest rate, and
                                                                                           then from collections in
                                                                                           the Certificate Account.

P&I Advances / Master     To the extent of funds available, the        Time to time.       Recoveries on the related
Servicer and Trustee      amount of any P&I Advances.                                      mortgage loan, or to the
                                                                                           extent that the party
                                                                                           making the advance
                                                                                           determines it is
                                                                                           nonrecoverable, from
                                                                                           collections in the
                                                                                           Certificate Account.

Interest on P&I           At Advance Rate.                             When Advance is     First from late payment
Advances / Master                                                      reimbursed.         charges and default
Servicer and Trustee                                                                       interest in excess of the
                                                                                           regular interest rate, and
                                                                                           then from all collections
                                                                                           in the Certificate Account.

Indemnification           Amounts for which the trustee, the paying    From time to        All collections in the
Expenses / Trustee,       agent, the master servicer and the special   time.               Certificate Account.
Paying Agent, Master      servicer are entitled to indemnification.
Servicer and Special
Servicer

Trust Expenses not        Based on third party charges.                From time to        All collections in the
Advanced (may include                                                  time.               Certificate Account.
environmental
remediation costs,
appraisals, independent
contractor to operate
REO)

          The Pooling and Servicing Agreement does not provide for any successor master servicer or successor special servicer or successor trustee, as the case may be, to receive compensation in excess of that permitted its predecessor, except in the case where a successor cannot be found for existing compensation.
Any change to the compensation of the master servicer, special servicer or trustee would require an amendment to the Pooling and Servicing Agreement.

                                      S-114

Application of the Available Distribution Amount

          On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest, Excess Liquidation Proceeds if any for such date for the following purposes and in the following order of priority:

                    (i)  to the holders of the Class A-1, Class A-1A, Class A-2,
                         Class A-3 and Class A-4 Certificates and the Class
                         A-4FL Regular Interest and the Class X-1 and Class X-2
                         Certificates, concurrently,

o    to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4
     Certificates and the Class A-4FL Regular Interest, the Distributable
     Certificate Interest Amount in respect of each such class for such
     Distribution Date (which shall be payable from amounts in the Available
     Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such class;

o    to the holders of the Class A-1A Certificates, the Distributable
     Certificate Interest Amount in respect of such class for such Distribution
     Date (which shall be payable from amounts in the Available Distribution
     Amount attributable to Loan Group 2);

o    to the holders of the Class X-1 and Class X-2 Certificates, the
     Distributable Certificate Interest Amount in respect of that class for such
     Distribution Date;

          provided, however, that if the portion of Available Distribution
Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A
Senior, Class X-1 or Class X-2 Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

                    (ii) concurrently:

               (A) to the holders of the Class A-1, Class A-2, Class A-3 and
               Class A-4 Certificates and the Class A-4FL Regular Interest,

o    first, to the holders of the Class A-1 Certificates, the Loan Group 1
     Principal Distribution Amount for such Distribution Date and, after the
     Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution
     Date, until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal
     Distribution Amount and Loan Group 2 Principal Distribution Amount
     distributed hereunder will be reduced by any portion thereof distributed to the holders of (solely with respect to the Loan Group 2 Principal
     Distribution Amount) the Class A-1A Certificates;

o    second, upon payment in full of the aggregate Certificate Balance of the
     Class A-1 Certificates, to the holders of the Class A-2 Certificates, the
     Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution
     Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
     Class A-1 Certificates and (solely with respect to the Loan Group 2
     Principal Distribution Amount) Class A-1A Certificates;

o    third, upon payment in full of the aggregate Certificate Balance of the
     Class A-2 Certificates, to the holders of the Class A-3 Certificates, the
     Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2

                                      S-115

     Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the
     Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
     Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates, Class A-2
     Certificates and (solely with respect to the Loan Group 2 Principal
     Distribution Amount) Class A-1A Certificates;

o    fourth, upon payment in full of the aggregate Certificate Balance of the
     Class A-3 Certificates, to the holders of the Class A-4 Certificates and the Class A-4FL Regular Interest, pro rata, the Loan Group 1 Principal
     Distribution Amount for such Distribution Date and, after the Certificate
     Balance of the Class A-1A Certificates has been reduced to zero, the Loan
     Group 2 Principal Distribution Amount, until the aggregate Certificate
     Balances of the Class A-4 Certificates and the Class A-4FL Regular Interest
     has been reduced to zero; the portion of the Loan Group 1 Principal
     Distribution Amount and Loan Group 2 Principal Distribution Amount
     distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class
     A-3 Certificates and (solely with respect to the Loan Group 2 Principal
     Distribution Amount) Class A-1A Certificates; and

               (B) to the holders of the Class A-1A Certificates, the Loan Group
2 Principal Distribution Amount for such Distribution Date and, after the
Certificate Balances of the Class A-4 Certificates and the Class A-4FL Regular
Interest has been reduced to zero, the Loan Group 1 Principal Distribution
Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Loan
Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4
Certificates and Class A-4FL Regular Interest;

               (i)    to the holders of the Class A Senior Certificates (other
                      than the Class A-4FL Certificates), the Class A-4FL
                      Regular Interest and the Class X Certificates, pro rata in proportion to their respective entitlements to
                      reimbursement described in this clause, to reimburse them
                      for any Realized Losses or Expense Losses previously
                      allocated to such certificates or the Class A-4FL Regular
                      Interest and for which reimbursement has not previously
                      been fully paid (in the case of the Class X Certificates,
                      insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount),
                      plus interest on such Realized Losses or Expense Losses,
                      at one-twelfth the applicable Pass-Through Rate;

               (ii)   to the holders of the Class A-MFL Regular Interest, the
                      Distributable Certificate Interest Amount in respect of
                      such class of certificates for such Distribution Date;

               (iii)  upon payment in full of the aggregate Certificate Balance of the Class A-4 and Class A-1A Certificates and the Class
                      A-4FL Regular Interest, to the holders of the Class A-MFL
                      Regular Interest, the Principal Distribution Amount for
                      such Distribution Date until the aggregate Certificate
                      Balance of the Class A-MFL Regular Interest has been
                      reduced to zero; the portion of the Principal Distribution
                      Amount distributed under this payment priority will be
                      reduced by any portion of the Principal Distribution
                      Amount distributed to the holders of the Class A Senior
                      Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest;

               (iv)   to the holders of the Class A-MFL Regular Interest, to
                      reimburse them for any Realized Losses or Expense Losses
                      previously allocated to such class of certificates and for which reimbursement has not previously been fully paid,
                      plus interest on such Realized Losses or Expense Losses,
                      at one-twelfth the applicable Pass-Through Rate;

               (v)    to the holders of the Class A-J Certificates, the
                      Distributable Certificate Interest Amount in respect of
                      such class of certificates for such Distribution Date;

               (vi)   upon payment in full of the aggregate Certificate Balance
                      of the Class A-MFL Regular Interest, to the holders of the
                      Class A-J Certificates, the Principal Distribution Amount
                      for such Distribution Date until the aggregate Certificate
                      Balance of the Class A-J

                                      S-116

                      Certificates has been reduced to zero; the portion of the
                      Principal Distribution Amount distributed under this
                      payment priority will be reduced by any portion of the
                      Principal Distribution Amount distributed to the holders
                      of the Class A Senior Certificates (other than the Class
                      A-4FL Certificates), the Class A-4FL Regular Interest and
                      Class A-MFL Regular Interest;

               (vii)  to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                      allocated to such class of certificates and for which
                      reimbursement has not previously been fully paid, plus
                      interest on such Realized Losses or Expense Losses, at
                      one-twelfth the applicable Pass-Through Rate;

               (viii) to the holders of the Class B Certificates, the
                      Distributable Certificate Interest Amount in respect of
                      such class of certificates for such Distribution Date;

               (ix)   upon payment in full of the aggregate Certificate Balance
                      of the Class A-J Certificates, to the holders of the Class
                      B Certificates, the Principal Distribution Amount for such
                      Distribution Date until the aggregate Certificate Balance
                      of the Class B Certificates has been reduced to zero; the
                      portion of the Principal Distribution Amount distributed
                      under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                      holders of the Class A Senior Certificates (other than the
                      Class A-4FL Certificates), the Class A-4FL Regular
                      Interest and the Class A-MFL Regular Interest and the
                      Class A-J Certificates;

               (x)    to the holders of the Class B Certificates, to reimburse
                      them for any Realized Losses or Expense Losses previously
                      allocated to such class of certificates and for which
                      reimbursement has not previously been fully paid, plus
                      interest on such Realized Losses or Expense Losses, at
                      one-twelfth the applicable Pass-Through Rate;

               (xi)   to the holders of the Class C Certificates, the
                      Distributable Certificate Interest Amount in respect of
                      such class of certificates for such Distribution Date;

               (xii)  upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C
                      Certificates, the Principal Distribution Amount for such
                      Distribution Date until the aggregate Certificate Balance
                      of the Class C Certificates has been reduced to zero; the
                      portion of the Principal Distribution Amount distributed
                      under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                      holders of the Class A Senior Certificates (other than the
                      Class A-4FL Certificates), the Class A-4FL Regular
                      Interest, the Class A-MFL Regular Interest and the Class
                      A-J and Class B Certificates;

               (xiii) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                      allocated to such class of certificates and for which
                      reimbursement has not previously been fully paid, plus
                      interest on such Realized Losses or Expense Losses, at
                      one-twelfth the applicable Pass-Through Rate;

               (xiv)  to the holders of the Class D Certificates, the
                      Distributable Certificate Interest Amount in respect of
                      such class of certificates for such Distribution Date;

               (xv)   upon payment in full of the aggregate Certificate Balance
                      of the Class C Certificates, to the holders of the Class D
                      Certificates, the Principal Distribution Amount for such
                      Distribution Date until the aggregate Certificate Balance
                      of the Class D Certificates has been reduced to zero; the
                      portion of the Principal Distribution Amount distributed
                      under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                      holders of the Class A Senior Certificates (other than the
                      Class A-4FL

                                      S-117

                      Certificates), the Class A-4FL Regular Interest, the Class
                      A-MFL Regular Interest and the Class A-J, Class B and
                      Class C Certificates;

               (xvi)  to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                      allocated to such class of certificates and for which
                      reimbursement has not previously been fully paid, plus
                      interest on such Realized Losses or Expense Losses, at
                      one-twelfth the applicable Pass-Through Rate; and

               (xvii) to make payments to the holders of the private
                      certificates (other than the Class X-1 Certificates and
                      the Class X-2 Certificates) as contemplated below.

          Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

o    first, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4
     Certificates and the Class A-4FL Regular Interest, in proportion to their respective Certificate Balances, in reduction of their respective
     Certificate Balances, until the aggregate Certificate Balance of each such
     Class is reduced to zero; and

o    second, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4
     Certificates and the Class A-4FL Regular Interest, based on their respective entitlements to reimbursement, for the unreimbursed amount of
     Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

          On each Distribution Date, following the above-described distributions on the offered certificates (other than the Class A-4FL Certificates and the
Class A-MFL Certificates), the Class A-4FL Regular Interest, the Class A-MFL
Regular Interest, the Class X-1 Certificates and the Class X-2 Certificates, the
paying agent will apply the remaining portion, if any, of the Available
Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X-1
Certificates, the Class X-2 Certificates, the Class Q Certificates, and the
Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class
K, Class L, Class M, Class N, Class O and Class P Certificates:

          (1)  to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

          (2)  if the aggregate Certificate Balance of each other class of private certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate
               Certificate Balance of such class of certificates and (b) the remaining Principal Distribution Amount for such Distribution
               Date; and

          (3)  to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense
               Losses, if any, previously allocated to such class of
               certificates and for which no reimbursement has previously been paid, plus (b) all Unpaid Interest on such amounts, at
               one-twelfth the Pass-Through Rate of such Classes.

          Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates
(or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest) as
contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class Q
Certificates.

                                      S-118

          Excess Liquidation Proceeds will be deposited into the Reserve
Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance
Certificates (or, in the case of the Class A-4FL and Class A-MFL Certificates, the Class A-4FL Regular Interest and the Class A-MFL Regular Interest,
respectively)--in order of alphabetical Class designation (provided that the
Class A-MFL Regular Interest, (and correspondingly, the Class A-MFL
Certificates) will be senior in right to the Class A-J Certificates)--for any, and to the extent of, Unpaid Interest; second, Realized Losses and Expense
Losses, including interest on Advances, previously allocated to them; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance
Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer Compensation.

          The amount to be allocated to the Class A-4FL Regular Interest on each
Distribution Date will be required to be deposited into the Class A-4FL Floating
Rate Account on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap
Counterparty in respect of the Class A-4FL Regular Interest will be applied to make payments under the applicable Swap Contract as provided in this prospectus supplement under "Description of the Swap Contracts." The amounts remaining in the Class A-4FL Floating Rate Account, including any net swap payment received under the applicable Swap Contract from the Swap Counterparty, will be distributed to the holders of the Class A-4FL Certificates on the Distribution
Date as part of the Class A-4FL Available Funds.

          The amount to be allocated to the Class A-MFL Regular Interest on each
Distribution Date will be required to be deposited into the Class A-MFL Floating
Rate Account on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap
Counterparty in respect of the Class A-MFL Regular Interest will be applied to make payments under the applicable Swap Contract as provided in this prospectus supplement under "Description of the Swap Contracts." The amounts remaining in the Class A-MFL Floating Rate Account, including any net swap payment received under the applicable Swap Contract from the Swap Counterparty, will be distributed to the holders of the Class A-MFL Certificates on the Distribution
Date as part of the Class A-MFL Available Funds.

The Class A-4FL Certificates

          On each Distribution Date, the paying agent will distribute from the
Class A-4FL Available Funds to the holders of the Class A-4FL Certificates as of the related Record Date the following amounts: (i) the Class A-4FL Interest
Distribution Amount and (ii) the Class A-4FL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Contracts"
herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-4FL Certificates. No holder of a Class A-4FL
Certificate will be entitled to receive any portion of any Prepayment Premium or
Yield Maintenance Charge allocated to the Class A-4FL Regular Interest for so long as the related Swap Contract or any replacement swap contract remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the related Swap Contract.

          The Class A-4FL Certificates will accrue interest for each
Distribution Date on their Certificate Balance at a rate equal to one-month
LIBOR + 0.130% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial Interest
Accrual Period) based on the actual number of days elapsed in the related
Interest Accrual Period and a 360-day year; provided that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the related Swap Contract or if there are insufficient funds in the Class
A-4FL Floating Rate Account to pay the Swap Counterparty the full amount due to the Swap Counterparty under the related Swap Contract. Allocation of Net
Aggregate Prepayment Interest Shortfalls to the Class A-4FL Regular Interest
will reduce the amount of interest payable to the Class A-4FL Certificates by an equivalent amount. If the pass-through rate on the Class A-4FL Regular Interest is reduced below 5.328% per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap
Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-4FL Certificates for such distribution date.

          In the case of a default of the Swap Counterparty, and until such default is cured or the related Swap Contract is replaced, the Class A-4FL
Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-4FL Regular Interest. The
Pass-Through Rate of the Class A-4FL

                                      S-119

Regular Interest is equal to a fixed rate equal to 5.328% per annum (computed based on a 360-day year consisting of twelve 30-day months).

          In the event that after payment of the net swap payment due from or to the Swap Counterparty, as the case may be, there are insufficient funds in the
Class A-4FL Floating Rate Account to make the full distribution of the Class
A-4FL Interest Distribution Amount to the holders of the Class A-4FL
Certificates, the resulting interest shortfall will be borne by the holders of such Class.

The Class A-MFL Certificates

          On each Distribution Date, the paying agent will distribute from the
Class A-MFL Available Funds to the holders of the Class A-MFL Certificates as of the related Record Date the following amounts: (i) the Class A-MFL Interest
Distribution Amount and (ii) the Class A-MFL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Contracts"
herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-MFL Certificates. No holder of a Class A-MFL
Certificate will be entitled to receive any portion of any Prepayment Premium or
Yield Maintenance Charge allocated to the Class A-MFL Regular Interest for so long as the related Swap Contract or any replacement swap contract remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the related Swap Contract.

          The Class A-MFL Certificates will accrue interest for each
Distribution Date on their Certificate Balance at a rate equal to one-month
LIBOR + 0.160% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial Interest
Accrual Period) based on the actual number of days elapsed in the related
Interest Accrual Period and a 360-day year; provided that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the related Swap Contract or if there are insufficient funds in the Class
A-MFL Floating Rate Account to pay the Swap Counterparty the full amount due to the Swap Counterparty under the related Swap Contract. Allocation of Net
Aggregate Prepayment Interest Shortfalls to the Class A-MFL Regular Interest
will reduce the amount of interest payable to the Class A-MFL Certificates by an equivalent amount. If the pass-through rate on the Class A-MFL Regular Interest is reduced below 5.360% per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap
Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-MFL Certificates for such distribution date.

          In the case of a default of the Swap Counterparty, and until such default is cured or the related Swap Contract is replaced, the Class A-MFL
Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-MFL Regular Interest. The
Pass-Through Rate of the Class A-MFL Regular Interest is equal to the lesser of a fixed rate equal to 5.360% per annum and the Weighted Average Net Mortgage
Rate (computed based on a 360-day year consisting of twelve 30-day months).

          In the event that after payment of the net swap payment due from or to the Swap Counterparty, as the case may be, there are insufficient funds in the
Class A-MFL Floating Rate Account to make the full distribution of the Class
A-MFL Interest Distribution Amount to the holders of the Class A-MFL
Certificates, the resulting interest shortfall will be borne by the holders of such Class.

          For a further discussion, see "Description of the Swap Contracts"
herein.

Distributions of Prepayment Premiums and Yield Maintenance Charges

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G and Class H Certificates and the Class A-4FL Regular Interest
and the Class A-MFL Regular Interest then entitled to distributions of principal on that Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates, except the Class A-1A Certificates and the Class A-4FL Regular

                                      S-120

Interest and the Class A-MFL Regular Interest, on that Distribution Date, (b)
the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection
Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan included in Loan Group 1 and collected during the related
Collection Period remaining after those distributions described in this paragraph will be distributed to the holders of the Class X Certificates. On any
Distribution Date on or before the Distribution Date in November 2010, 94% of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and 6% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2
Certificates. After the Distribution Date in November 2010, any of such
Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.
All Prepayment Premiums or Yield Maintenance Charges allocated to the Class
A-4FL Regular Interest will be paid to the Swap Counterparty unless the applicable Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-4FL Certificates.
All Prepayment Premiums or Yield Maintenance Charges allocated to the Class
A-MFL Regular Interest will be paid to the Swap Counterparty unless the applicable Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-MFL Certificates.

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) the Base Interest Fraction for the related principal prepayment and the Class A-1A Certificates and (b) the amount of the Prepayment Premium or
Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment Premiums or Yield
Maintenance Charges relating to a mortgage loan included in Loan Group 2 and collected during the related Collection Period remaining after those distributions described in this paragraph will be distributed to the holders of the Class X Certificates. On any Distribution Date on or before the Distribution
Date in November 2010, 94% of such Prepayment Premiums or Yield Maintenance
Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and 6% of the Prepayment Premiums or Yield
Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in
November 2010, any of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the
Class X-1 Certificates.

          No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class
O, Class P or Class Q Certificates or the Residual Certificates. Any Prepayment
Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

          Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property may be acquired by the trust with respect to a Non-Serviced Mortgage Loan acquired under a Non-Serviced Mortgage
Loan Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Excess Servicing
Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and
Servicing Agreement, be treated as having remained outstanding until the REO
Property is liquidated. In connection therewith, operating revenues and other proceeds derived from the REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal
Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

                                      S-121

Appraisal Reductions

          Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and
Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or
A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled
Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be, provided, however, that if the special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by it of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the
MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the
Certificateholders.

          As a result of an appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of the mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an
Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the
Appraisal Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or
Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

          The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.
See "--Advances--P&I Advances" below.

          Each Non-Serviced Mortgage Loan is subject to provisions in its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage
Loan Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I
Advances (including advances, if any, to be made on such Non-Serviced Mortgage
Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be
made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

          As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the
Senior Certificates, and to the rights of the holders of each other class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-MFL Regular Interest (and correspondingly, the Class
A-MFL Certificates) will be senior in right to the Class A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior
Certificates.

                                      S-122

          Similarly, but to decreasing degrees and in alphabetical order of
Class designation (provided that the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) will be senior in right to the
Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate
Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution
Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

          Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

          Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of
Class designation (provided that the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) will be senior in right to the
Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate
Certificates with later alphabetical Class designations (provided that the Class
A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) will be senior in right to the Class A-J Certificates).

          Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B, Class A-J Certificates and
the Class A-MFL Regular Interest, in that order, and then to the Class A-1,
Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-4FL
Regular Interest, pro rata, and, solely with respect to losses of interest
(other than as a reduction of the Notional Amount), to the Class X-1 and Class
X-2 Certificates, pro rata with each other and with the Class A Senior
Certificates (other than the Class A-4FL Certificates) and with the Class A-4FL
Regular Interest, in each case reducing principal and/or interest otherwise payable thereon. Any allocations of Realized Losses to the Class A-4FL Regular
Interest or the Class A-MFL Regular Interest will result in an equivalent reduction to the Class A-4FL Certificates or Class A-MFL Certificates, as
applicable.

          Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection
Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the Distribution
Date for that Collection Period.

          Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates or the Class
A-4FL Regular Interest or the Class A-MFL Regular Interest on any Distribution
Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

                                      S-123

          Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced
Companion Mortgage Loans. Any additional trust expenses under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced
Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related
Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion
Mortgage Loans.

          Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

          Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

          If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

          Any Net Aggregate Prepayment Interest Shortfall for a Distribution
Date will be allocated to each Class of certificates (other than the Class A-MFL and Class A-4FL Certificates) and the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest, pro rata, in proportion to the amount of Accrued
Certificate Interest payable to such Class on such Distribution Date, in each case reducing interest otherwise payable thereon. Allocation of Net Aggregate
Prepayment Interest Shortfalls to the Class A-4FL Regular Interest or the Class
A-MFL Regular Interest will reduce the amount of interest payable to the Class
A-4FL Certificates or the Class A-MFL Certificates, respectively, by an equivalent amount. The Distributable Certificate Interest Amount in respect of any Class of certificates will be reduced to the extent any Net Aggregate
Prepayment Interest Shortfalls are allocated to such Class of certificates. See
"Servicing of the Mortgage Loans--The Master Servicer--Master Servicer
Compensation" in this prospectus supplement.

          On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

          In the case of any mortgage loan that provides for a Due Date
(including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the paying agent (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and
Balloon Payments that are received by the master servicer (from the borrower)
after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

          The special servicer, the holders of a majority of the Controlling
Class, the master servicer and the holder of the majority interest in the Class
R-I Certificates, in that order, will have the option to purchase, in whole but not

                                      S-124

in part, the mortgage loans and any other property remaining in the trust on any
Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the balance as of the Cut-off Date of the mortgage loans.

          The Purchase Price for any such purchase will be 100.0% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and Unpaid Interest at the mortgage rate--or the mortgage rate less the Master
Servicing Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. Provided that the aggregate principal balances of the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G and Class H Certificates and Class A-4FL Regular
Interest and the Class A-MFL Regular Interest have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-1, the Class X-2 and the
Class Q Certificates, but excluding the Residual Certificates, for mortgage loans remaining in the trust, but all of the holders of outstanding certificates of such classes would have the option to voluntarily participate in such exchange. Any optional termination must be conducted so as to constitute a
"qualified liquidation" of each applicable REMIC under Section 860F of the Code.

          Upon any such termination, the Purchase Price for the mortgage loans and the other property in the trust will be applied to pay accrued and Unpaid
Interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders, the Swap
Counterparty and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

          ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

          On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o    the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
     Loan, the portion of the Appraisal Reduction that is allocable to such
     Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as
     applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

          In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loan or any Serviced Companion Mortgage Loan.

                                      S-125

          None of the master servicer, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the Class A-4FL Certificates or the Class A-MFL
Certificates in the event that the Swap Counterparty fails to make a required payment under the applicable Swap Contract.

          With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and any other servicing fees payable from such Assumed
Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

          The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

          P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires on or after the Master Servicer Remittance Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such Advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

          Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for the master servicer.

          Notwithstanding the foregoing, with respect to any Non-Serviced
Mortgage Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The Non-Serviced
Mortgage Loan Pooling and Servicing Agreement for a Non-Serviced Companion
Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, the obligation to make
P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

          Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

          With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and

                                      S-126

insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o    items such as real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o    other costs and expenses necessary to maintain, manage or operate such REO
     Property.

          Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

          The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

          In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

          Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case

                                      S-127

interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such
Advance (together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)).
To the extent that the reimbursement is made from principal, the Principal
Distribution Amount otherwise payable on the certificates on the related
Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated
(in reverse sequential order in accordance with the loss allocation rules described above under "--Distributions--Subordination; Allocation of Losses and
Certain Expenses") to reduce the total principal balance of the certificates on that Distribution Date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

          The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable,
(subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above and master servicer being bound by any determination by the special servicer of nonrecoverability with respect to any such Advance in accordance with the last sentence of this paragraph)
exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Operating Adviser, the Rating Agencies, the paying agent and us (and the holders of the B Note or the Serviced Companion Mortgage
Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair)
and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer of nonrecoverability with respect to such
Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability. The master servicer and the trustee shall be bound by and conclusively rely on any determination by the special servicer of nonrecoverability with respect to such Advance.

          In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable
Advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time (but not reverse any other master servicer or special servicer's determination that a P&I Advance or Servicing Advance is a nonrecoverable Advance).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

          Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder and the Swap Counterparty on each Distribution Date:

          (a)  A statement (in the form of Appendix V) setting forth, to the extent applicable:

                                      S-128

               (i)     the date of such Distribution Date, and of the Record
                       Date, Interest Accrual Period, and Determination Date for
                       such Distribution Date;

               (ii)    the Available Distribution Amount for the Distribution
                       Date, and any other cash flows received on the mortgage
                       loans and applied to pay fees and expenses (including the
                       components of the Available Distribution Amount or such
                       other cash flows);

               (iii)   the aggregate amount of servicing fees, Special Servicing
                       Fees, other special servicing compensation and Trustee
                       Fees paid to the master servicer, the special servicer,
                       the holders of the rights to Excess Servicing Fees, the
                       trustee and the paying agent with respect to the Mortgage
                       Pool;

               (iv)    the amount of other fees and expenses accrued and paid
                       from the trust, including without limitation Advance
                       reimbursement and interest on Advances, and specifying
                       the purpose of such fees or expenses and the party
                       receiving payment of those amounts, if applicable;

               (v)     the amount, if any, of such distributions to the holders
                       of each Class of Principal Balance Certificates applied
                       to reduce the aggregate Certificate Balance of that
                       Class;

               (vi)    the amount of such distribution to holders of each Class
                       of certificates allocable to (A) interest and (B)
                       Prepayment Premiums or Yield Maintenance Charges;

               (vii)   the amount of any shortfall in principal distributions
                       and any shortfall in interest distributions to each
                       applicable Class of certificates;

               (viii)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

               (ix)    the aggregate Certificate Balance or Notional Amount of
                       each Class of certificates before and after giving effect
                       to the distribution made on such Distribution Date;

               (x)     the Pass-Through Rate applicable to each Class of
                       certificates for such Distribution Date;

               (xi)    the weighted average mortgage rate (and interest rates by
                       distributional groups or ranges) of the mortgage loans as
                       of the related Determination Date;

               (xii)   the number of outstanding mortgage loans and the
                       aggregate principal balance and Scheduled Principal
                       Balance of the mortgage loans and weighted average
                       remaining term at the close of business on the related
                       Determination Date, with respect to the Mortgage Pool and
                       with respect to each Loan Group;

               (xiii)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                       (A)  delinquent 30 to 59 days,

                       (B)  delinquent 60 to 89 days,

                       (C)  delinquent 90 days or more,

                       (D)  as to which foreclosure proceedings have been
                            commenced, or

                       (E)  as to which bankruptcy proceedings have been
                            commenced;

                                      S-129

               (xiv)   the aggregate amount and general purpose of Servicing
                       Advances and P&I Advances outstanding, separately stated,
                       that have been made by the master servicer, the special
                       servicer and the trustee with respect to the Mortgage
                       Pool and the aggregate amount and general purpose of
                       Servicing Advances and P&I Advances made by the
                       applicable Non-Serviced Mortgage Loan Master Servicer in
                       respect of the Non-Serviced Mortgage Loans;

               (xv)    the number and related principal balances of any mortgage
                       loans modified, extended or waived on a loan-by-loan
                       basis since the previous Determination Date (including a
                       description of any modifications, extensions or waivers
                       to mortgage loan terms, fees, penalties or payments
                       during the distribution period);

               (xvi)   with respect to any REO Property included in the trust,
                       the principal balance of the related mortgage loan as of
                       the date of acquisition of the REO Property and the
                       Scheduled Principal Balance of the mortgage loan;

               (xvii)  as of the related Determination Date:

                       (A)  as to any REO Property sold during the related
                            Collection Period, the date of the related
                            determination by the special servicer that it has
                            recovered all payments which it expects to be
                            finally recoverable and the amount of the proceeds
                            of such sale deposited into the applicable
                            Certificate Account, and

                       (B)  the aggregate amount of other revenues collected by
                            the special servicer with respect to each REO
                            Property during the related Collection Period and
                            credited to the applicable Certificate Account, in
                            each case identifying such REO Property by the loan
                            number of the related mortgage loan;

               (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the
                       Mortgage Pool and with respect to each Loan Group;

               (xix)   the amount of Unpaid Interest, Realized Losses or Expense
                       Losses, if any, incurred with respect to the mortgage
                       loans, including a break out by type of such Realized
                       Losses or Expense Losses, with respect to the Mortgage
                       Pool and with respect to each Loan Group;

               (xx)    Material Breaches of mortgage loan representations and
                       warranties of which the trustee, the master servicer or
                       the special servicer has received written notice;

               (xxi)   the amount of any Appraisal Reductions effected during
                       the related Collection Period on a loan-by-loan basis and
                       the total Appraisal Reductions in effect as of such
                       Distribution Date, with respect to the Mortgage Pool and
                       with respect to each Loan Group (and in the case of any
                       Non-Serviced Mortgage Loans, the amount of any appraisal
                       reductions effected under the related Non-Serviced
                       Mortgage Loan Pooling and Servicing Agreement);

               (xxii)  with respect to each Swap Contract:

                       (A)  the amounts received and paid in respect of each
                            Swap Contract for such Distribution Date and the
                            Pass-Through Rate applicable to the Class A-4FL
                            Certificates and the Class A-MFL Certificates for
                            the next succeeding Distribution Date;

                       (B)  identification of any Rating Agency Trigger Event or
                            Swap Default under either Swap Contract as of the
                            close of business on the last day of the immediately
                            preceding calendar month;

                                      S-130

                       (C)  the amount of any (i) payment by the Swap
                            Counterparty as a termination payment, (ii) payment
                            to any successor interest rate Swap Counterparty to
                            acquire a replacement swap contract, and (iii)
                            collateral posted by the Swap Counterparty in
                            connection with any Rating Agency Trigger Event
                            under either Swap Contract; and

                       (D)  the amount of and identification of any payments on
                            the Class A-4FL Certificates and the Class A-MFL
                            Certificates in addition to the amount of principal
                            and interest due on such class, such as any
                            termination payment received in connection with the
                            related Swap Contract or any payment of a Prepayment
                            Premium or Yield Maintenance Charge after the
                            termination of the applicable Swap Contract; and

          (b)  A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in
               Appendix I.

          The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

          In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

          The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the paying agent with respect to the trust through the EDGAR system.
For assistance with the paying agent's website, investors may call 301-815-6600.
The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

          In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

          On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

          The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor, the holder of any B Note and the holder of any Serviced Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the

                                      S-131

master servicer or the special servicer and delivered to the paying agent, (iii)
any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party
(other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

          The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the Swap Counterparty, the holder of
a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

          o    the Pooling and Servicing Agreement and any amendments to it;

          o    all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

          o    all officer's certificates delivered to the paying agent since the Closing Date;

          o    all accountants' reports delivered to the paying agent since the
               Closing Date;

          o    the mortgage loan files;

          o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

          o    any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's
               determination that any Advance was not or, if made, would not be, recoverable.

          Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the custodian) upon request; however, the paying agent or custodian will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the custodian, as applicable). Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

          The trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2006-HQ10." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's
Web site. The Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above.

                                      S-132

Book-Entry Certificates

          Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

          The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in November 2006:

The close of business on
November 1 (except as described   (A)   Cut-off Date.
in this prospectus supplement)

November 30                       (B)   Record Date for all Classes of
                                        Certificates.

November 1 - December 8           (C)   The Collection Period. The master
                                        servicer receives Scheduled Payments due
                                        after the Cut-off Date and any Principal
                                        Prepayments made after the Cut-off Date
                                        and on or prior to December 8.

December 8                        (D)   Determination Date.

December 13                       (E)   Master Servicer Remittance Date.

December 14                       (F)   Distribution Date.

          Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

          (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

          (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

          (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to December 8, 2006 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given

                                      S-133

Collection Period, certain payments that are either received before the
Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the
Pooling and Servicing Agreement, be deemed to be included in that Collection
Period.

          (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

          (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

          (F) The paying agent will make distributions to Certificateholders on the 4th business day after the related Determination Date of each month.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

          The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final Distribution Date for any
Class may be earlier or later (and could be substantially later) than the expected final Distribution Date.

          The Rated Final Distribution Date of each class of certificates is the
Distribution Date in November 2041.

          The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

          The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o    to cause the provisions in the Pooling and Servicing Agreement to conform to, or be consistent with, or in furtherance of, the statements made with respect to the certificates, the trust or the Pooling and Servicing
     Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust portions of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o    to modify, add to or eliminate the provisions in the Pooling and Servicing
     Agreement relating to transfers of Residual Certificates;

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

                                      S-134

o    to modify the provisions relating to the timing of reimbursements of
     Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (i) the Depositor, the master servicer and the special servicer determine that that industry standard has changed, (ii) such modification will not result in an adverse REMIC event, as evidenced by an opinion of counsel, (iii) each Rating Agency has provided confirmation that such modification will not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of Certificates, and (iv) the
     Operating Adviser consents to such modification; or

o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

          No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100.0% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portions of the trust). In certain cases, pursuant to the terms of the related intercreditor agreement, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of a B Note may be effected unless the holder of that B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

          The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o    adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

o    change the activities of the Trust, without the consent of the Holders of all Certificates affected thereby;

o    reduce the aforesaid percentages of aggregate certificate percentage or
     Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o    eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury
     Regulations and rulings promulgated under the Code;

o    adversely affect the status of any grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100.0% of the Class Q Certificateholders, the Class A-4FL
     Certificateholders or the Class A-MFL Certificateholders, as applicable; or

                                     S-135

o    adversely affect the status of any REMIC created under the Pooling and
     Servicing Agreement for federal income tax purposes without the consent of
     100.0% of the Certificateholders (including the Class R-I, Class R-II and
     Class R-III Certificateholders but excluding the Class Q
     Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under either Swap Contract without the prior written consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

          Additionally, no amendment to the Pooling and Servicing Agreement may change in any manner the obligations of the mortgage loan seller under the
Mortgage Loan Purchase Agreement without the consent of the mortgage loan seller.

EVIDENCE AS TO COMPLIANCE

          Each of the master servicer, the special servicer and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

          In addition, the master servicer, the special servicer, the paying agent and the trustee, each at its own expense, will be required under the
Pooling and Servicing Agreement, and we expect that each Servicing Function
Participant will be required under the applicable sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the
Depositor, a report (an "Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

          o    a statement of the party's responsibility for assessing
               compliance with the servicing criteria set forth in Item 1122 of
               Regulation AB applicable to it;

          o    a statement that the party used the criteria in Item 1122(d) of
               Regulation AB to assess compliance with the applicable servicing criteria;

          o    the party's assessment of compliance with the applicable
               servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

          o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

          Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation
Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company
Accounting Oversight Board, that

                                     S-136

expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                        DESCRIPTION OF THE SWAP CONTRACTS

GENERAL

          On the Closing Date, the Depositor will assign to the trustee, on behalf of the trust, the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest together with two swap contracts (each a "Swap Contract", and together, the "Swap Contracts") with Morgan Stanley Capital Services Inc., a
Delaware corporation (the "Swap Counterparty"). The Class A-4FL Certificates
will represent all of the beneficial interest in the Class A-4FL Regular
Interest, the related Swap Contract and all amounts on deposit in the Class
A-4FL Floating Rate Account (as defined below). The Class A-MFL Certificates will represent all of the beneficial interest in the Class A-MFL Regular
Interest, the related Swap Contract and all amounts on deposit in the Class
A-MFL Floating Rate Account (as defined below). The Swap Contract for the Class
A-4FL Certificates and the Swap Contract for the Class A-MFL will each have an expiration date of the Distribution Date in November 2041. Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap Counterparty will provide a report to the paying agent setting forth LIBOR for the Interest
Accrual Period for each of the Class A-4FL Certificates and the Class A-MFL
Certificates. The paying agent will be entitled to conclusively rely on such report (in the absence of manifest error).

          The paying agent will establish and maintain an account in the name of the paying agent, in trust for holders of the Class A-4FL Certificates (the
"Class A-4FL Floating Rate Account" and a "Floating Rate Account") and an
account in the name of the paying agent, in trust for holders of the Class A-MFL
Certificates (the "Class A-MFL Floating Rate Account", and a "Floating Rate
Account", and together with the Class A-4FL Floating Rate Account, the "Floating
Rate Accounts"). Promptly upon receipt of any payment of interest on the Class
A-4FL Regular Interest or the Class A-MFL Regular Interest or a payment or other receipt in respect of the applicable Swap Contract, the paying agent will deposit the same into the applicable Floating Rate Account.

          The paying agent may make withdrawals from the Class A-4FL Floating
Rate Account only for the following purposes: (i) to distribute the Class A-4FL
Available Funds for any Distribution Date to the holders of the Class A-4FL
Certificates; (ii) to withdraw any amount deposited into the Class A-4FL
Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the applicable Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the applicable Swap Contract, to replace such Swap Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-4FL Certificates (net of any costs and expenses related to the applicable Swap Contract), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the applicable Swap Contract), to the holders of the related Class A-4FL
Certificates and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the applicable
Swap Contract with respect to the applicable Swap Contract; provided that the paying agent will only be permitted to incur and reimburse itself out of the
Class A-4FL Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap
Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100% of the holders of the Class A-4FL Certificates or each Rating Agency then rating the
Class A-4FL Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class A-4FL Certificates. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the Class A-4FL Floating Rate Account to make the full distribution of the
Distributable Certificate Interest Amount to the holders of the Class A-4FL
Certificates, the resulting interest shortfall will be borne by the holders of such Class A-4FL Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-4FL Certificates in the event that the Swap
Counterparty fails to make a required payment.

                                     S-137

          The paying agent may make withdrawals from the Class A-MFL Floating
Rate Account only for the following purposes: (i) to distribute the Class A-MFL
Available Funds for any Distribution Date to the holders of the Class A-MFL
Certificates; (ii) to withdraw any amount deposited into the Class A-MFL
Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the applicable Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the applicable Swap Contract, to replace such Swap Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-MFL Certificates (net of any costs and expenses related to the applicable Swap Contract), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the applicable Swap Contract), to the holders of the related Class A-MFL
Certificates and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the applicable
Swap Contract with respect to the applicable Swap Contract; provided that the paying agent will only be permitted to incur and reimburse itself out of the
Class A-MFL Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap
Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100% of the holders of the Class A-MFL Certificates or each Rating Agency then rating the
Class A-MFL Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class A-MFL Certificates. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the Class A-MFL Floating Rate Account to make the full distribution of the
Distributable Certificate Interest Amount to the holders of the Class A-MFL
Certificates, the resulting interest shortfall will be borne by the holders of such Class A-MFL Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-MFL Certificates in the event that the Swap
Counterparty fails to make a required payment.

THE SWAP CONTRACTS

          Each Swap Contract will provide that, subject to any adjustments for
Net Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty or, if the Weighted Average Net Mortgage Rate limits the interest available for payments to the Swap Counterparty, in each case as described below, on the business day prior to each Distribution Date, commencing in December 2006, the paying agent will pay (or will instruct the master servicer to pay) an amount
(the "Fixed Interest Distribution") to the Swap Counterparty equal to 5.328% per annum, in the case of the Class A-4FL Certificates, or 5.360% per annum, in the case of the Class A-MFL Certificates, multiplied by a notional amount equal to the outstanding principal balance of the Class A-4FL Regular Interest or the
Class A-MFL Regular Interest, respectively (with respect to the Class A-4FL
Certificates, the "Class A-4FL Floating Rate Certificate Notional Amount" and
with respect to the Class A-MFL Certificates, the "Class A-MFL Floating Rate
Certificate Notional Amount") calculated on a 30/360 basis, and the Swap
Counterparty will pay an amount equal to the Class A-4FL Floating Rate
Certificate Notional Amount or the Class A-MFL Floating Rate Certificate
Notional Amount, as applicable, multiplied by the Pass-Through Rate of the Class
A-4FL Certificates or the Class A-MFL Certificates, as applicable, to the paying agent for the benefit of the holders of the Class A-4FL Certificates or the
Class A-MFL Certificates, as the case may be. The Pass-Through Rate for the
Class A-4FL Certificates is one-month LIBOR (or, in the case of the initial
Interest Accrual Period, an interpolated rate based on two-week and one-month
LIBOR) + 0.130% based on the actual number of days elapsed in the related
Interest Accrual Period and a 360-day year. The Pass-Through Rate for the Class
A-MFL Certificates is one-month LIBOR (or, in the case of the initial Interest
Accrual Period, an interpolated rate based on two-week and one-month LIBOR) +
0.160% based on the actual number of days elapsed in the related Interest
Accrual Period and a 360-day year. Required payments under each Swap Contract with respect to each Distribution Date will be made by the Swap Counterparty or the paying agent on a net basis. The Swap Counterparty will also make payments to the trust with respect to each Swap Contract on the Closing Date.

          If the debt ratings of the Swap Counterparty's Credit Support Provider fall below the levels specified for each Rating Agency as set forth in the Swap
Contract (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause a Rating Agency Trigger Event to occur or enter into another arrangement satisfactory to each Rating Agency. If the Swap
Counterparty fails to take such action, the paying agent, unless otherwise directed in writing by the

                                     S-138

holders of 100% of the Class A-4FL Certificates or the Class A-MFL Certificates,
as applicable, (and only to the extent that, and only for so long as, doing so does not lead the paying agent to incur expenses in excess of the amounts available to it from such holders for reimbursement) will be required to enforce the rights of the trust under the related Swap Contract as may be permitted by the terms of such Swap Contract and the Pooling and Servicing Agreement and use
any termination payments received from the Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under a Swap Contract will be reimbursable to the paying agent solely out of amounts in the Class A-4FL Floating Rate Account or the
Class A-MFL Floating Rate Account, as applicable, that are otherwise payable to the Class A-4FL Certificates or the Class A-MFL Certificates, respectively, to the extent not reimbursed by the Swap Counterparty; provided that either without the consent of 100% of the holders of the Class A-4FL Certificates or the Class
A-MFL Certificates, respectively, or the written confirmation of each Rating
Agency then rating the Class A-4FL Certificates or Class A-MFL Certificates,
respectively, that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class A-4FL
Certificates or the Class A-MFL Certificates, respectively, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement interest rate swap contract. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of a Swap
Contract, the paying agent will not be permitted to enter into a replacement interest rate swap contract and any such proceeds will instead be distributed to the holders of the Class A-4FL Certificates or the Class A-MFL Certificates, as
applicable. Following the termination of a Swap Contract (and during the period when the paying agent is pursuing remedies under such Swap Contract) or if a
Swap Default or other default or event of termination under a Swap Contract occurs and is continuing, until such default is cured or such Swap Contract is replaced, the Distributable Certificate Interest Amount with respect to the
Class A-4FL Certificates or the Class A-MFL Certificates, as applicable, will be equal to the Distributable Certificate Interest Amount for the Class A-4FL
Regular Interest or the Class A-MFL Regular Interest, respectively, and the
Class A-4FL Certificates or the Class A-MFL Certificates, respectively, will accrue interest at the same rate, on the same basis and in the same manner as the Class A-4FL Regular Interest or the Class A-4FL Regular Interest,
respectively. Any conversion of the Class A-4FL Certificates to a fixed interest rate subject to the Weighted Average Net Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the Class A-4FL Certificates. Any conversion of the Class A-MFL
Certificates to a fixed interest rate subject to the Weighted Average Net
Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the Class A-MFL
Certificates. A Swap Default or termination of a Swap Contract and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class A-4FL Certificates in receiving payment of the related Distributable Certificate Interest Amount on the Class A-4FL
Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class A-4FL Certificates. A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class A-MFL Certificates in receiving payment of the related Distributable Certificate Interest Amount on the Class
A-MFL Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class A-MFL Certificates.

          "Swap Default" means any failure on the part of the Swap Counterparty to (i) make a required payment under the applicable Swap Contract or (ii) post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each
Rating Agency after a Rating Agency Trigger Event as required by such Swap
Contract.

          The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Class A-4FL
Fixed Interest Distribution in respect of the Class A-4FL Regular Interest unless and until the related interest payment on such Class A-4FL Regular
Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the applicable Swap Contract and the paying agent may pay the net swap payment from amounts received on the Class
A-4FL Certificates.

                                     S-139

          The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Class A-MFL
Fixed Interest Distribution in respect of the Class A-MFL Regular Interest unless and until the related interest payment on such Class A-MFL Regular
Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the applicable Swap Contract and the paying agent may pay the net swap payment from amounts received on the Class
A-MFL Certificates.

          In addition, if the funds allocated to the payment of the Class A-4FL
Fixed Interest Distribution of the Class A-4FL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-4FL Interest Distribution Amount to the Class A-4FL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on
Class A-4FL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the
Class A-4FL Regular Interest or a reduction in the interest available to be distributed to the Class A-4FL Regular Interest for any other reason will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-4FL
Certificates.

          In addition, if the funds allocated to the payment of the Class A-MFL
Fixed Interest Distribution of the Class A-MFL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-MFL Interest Distribution Amount to the Class A-MFL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on
Class A-MFL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the
Class A-MFL Regular Interest, reduction in the interest available to be distributed to the Class A-MFL Regular Interest for any other reason or the reduction of the Weighted Average Net Mortgage Rate below 5.360% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the
Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-MFL Certificates.

          In addition to certain customary events of default and termination events contained in each Swap Contract, the Swap Counterparty will have the right to terminate the applicable Swap Contract if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing
Agreement is amended or the holders of the Class A-4FL Certificates or the Class
A-MFL Certificates or Class A-4FL Regular Interest or Class A-MFL Regular
Interest waive compliance with any provisions of the Pooling and Servicing
Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

          Upon the request of the Depositor, the Swap Counterparty may, at its option, but is not required to, (i) provide any financial information required by Regulation AB with respect to the Swap Counterparty or any guarantor of the
Swap Counterparty if providing the financial information of a guarantor is permitted under Regulation AB or (ii) assign the interest rate swap agreements at its own cost to another entity that has agreed to take the actions described in clause (i) of this sentence with respect to itself (and which has the required swap counterparty rating and to which the assignment would satisfy the
Rating Agency Condition).

SIGNIFICANCE PERCENTAGE

          The "significance percentage" with respect to the Swap Contracts is less than 10%. "Significance percentage" means the percentage that the amount of the "significance estimate" (as described below) represents of the initial aggregate Certificate Balance of the Class A-4FL Certificates and the Class
A-MFL Certificate, in the aggregate. The "significance estimate" has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the Swap
Counterparty's internal risk management process in respect of similar interest rate swap agreements.

TERMINATION PAYMENTS

          The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to either Swap Contract, to the trust if an Event of
Default or an Early Termination Date (each as defined in each Swap Contract)
occurs under the applicable Swap Contract and the Swap Counterparty is the sole
Defaulting Party or the

                                     S-140

sole Affected Party (each as defined in the Swap Contract). No other termination amounts will be payable by any party under either Swap Contract.

          Each Swap Contract will be filed with the SEC together with the
Current Report on Form 8-K (the "Form 8-K") to be filed in connection with the issuance of the offered certificates.

THE SWAP COUNTERPARTY

          The interest rate swap agreements will be provided by Morgan Stanley
Capital Services Inc. ("MSCS"), a Delaware corporation formed in 1985. Morgan
Stanley Capital Services Inc. is an affiliate of the depositor and Morgan
Stanley & Co. Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE: MWD). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

          Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of
Morgan Stanley Capital Services Inc. under its derivative instruments are 100%
guaranteed by Morgan Stanley. As of June 27, 2006, Morgan Stanley has a
long-term debt rating of "Aa3" by Moody's Investors Service, Inc. ("Moody's"),
"A+" by Standard & Poor's Ratings Services, a division of The McGraw Hill
Companies, Inc. ("S&P") and "AA-" by Fitch, Inc. ("Fitch") and a short-term debt rating of "P-1" by Moody's, "A-1" by S&P and "F1+" by Fitch.

          The information contained in this section entitled "The Swap
Counterparty" relates to and has been obtained from the Swap Counterparty.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

          o    the Pass-Through Rate for such certificate;

          o    the rate and timing of principal payments, including Principal
               Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of
               representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or
               Notional Amount of such certificate;

          o    the rate, timing and severity of Realized Losses and Expense
               Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional
               Amount of such certificate or in reduction of amounts
               distributable thereon;

          o    the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the
               Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

          o    the timing and severity of any Net Aggregate Prepayment Interest
               Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

          All Prepayment Premiums or Yield Maintenance Charges allocated to the
Class A-4FL Regular Interest or the Class A-MFL Regular Interest will be paid to the Swap Counterparty unless the applicable Swap Contract and

                                     S-141

any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-4FL Certificates or the Class A-MFL Certificates,
as applicable.

          In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable
Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 4th business day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

          The Pass-Through Rates on one or more classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more classes of certificates may be capped at such weighted average rate.
Accordingly, the yield on those classes of certificates may (and in the case of a class with a Pass-Through Rate equal to or based on the Weighted Average Net
Mortgage Rate, will) be sensitive to changes in the relative composition of the
Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In addition, the yield on the Class A-4FL and the Class A-MFL Certificates will be sensitive to levels of one-month LIBOR. In general, the effect of any such changes on the yields and Pass-Through Rates for those certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates. In the case of a default of the Swap
Counterparty, and until such default is cured or the applicable Swap Contract is replaced, the Class A-4FL and the Class A-MFL Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-4FL Regular Interest and the Class A-MFL Regular Interest,
respectively. The Pass-Through Rate of the Class A-4FL Regular Interest is a
rate equal to 5.328% per annum (computed based on a 360-day year consisting of twelve 30-day months). The Pass-Through Rate of the Class A-MFL Regular Interest
is a rate equal to the lesser of 5.360% per annum and the Weighted Average Net
Mortgage Rate (computed based on a 360-day year consisting of twelve 30-day months).

RATE AND TIMING OF PRINCIPAL PAYMENTS

          The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates.

          The yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional
Amount of such class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class
A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) will be senior in right to the Class A-J Certificates), in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate
Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable Advances or
Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to

                                     S-142

defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of the mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

          A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and the mortgage loans in
Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily mortgaged properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the Certificate Balances of the Class A-MFL Regular Interest and the
Class J through Class P Certificates have been reduced to zero, the Class A-1A
Certificates will receive principal distributions from the collections on the
Mortgage Pool, pro rata, with the Class A-1, Class A-2, Class A-3 and Class A-4
Certificates and Class A-4FL Regular Interest. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2,
Class A-3 and Class A-4 Certificates and the Class A-4FL Regular Interest will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3 and Class
A-4 Certificates and the Class A-4FL Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the
Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

          Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

          Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the
Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

          The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

          In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior Certificates (other than the

                                     S-143

Class A-4FL Certificates), Class A-4FL Regular Interest, Class A-MFL Regular
Interest, the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class X-1 and Class X-2 Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks;
however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

          Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal
Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

          If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate
(or, for the Class A-4FL Certificates or the Class A-MFL Certificates, at the
rate on the Class A-4FL Regular Interest or the Class A-MFL Regular Interest,
respectively) and may adversely affect the yield to maturity of that class of certificates for as long as it is outstanding. Any such shortfall borne by the
Class A-4FL Regular Interest or the Class A-MFL Regular Interest will be borne by the holders of the Class A-4FL Certificates or the Class A-MFL Certificates,
respectively.

LOSSES AND SHORTFALLS

          The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation (provided that the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL
Certificates) will be senior in right to the Class A-J Certificates) -- from the
Class O Certificates to the Class B Certificates, then the Class A-J
Certificates, then the Class A-MFL Regular Interest, then pro rata among the
Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates and the
Class A-4FL Regular Interest. As to each of such classes, Realized Losses and
Expense Losses will reduce (i) first, the Certificate Balance of each such class until each such Certificate Balance is reduced to zero (in the case of the
Principal Balance Certificates, the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest); (ii) second, Unpaid Interest owing to each such class and (iii) third, Distributable Certificate Interest Amounts owing to each such class, provided, that such reductions shall be allocated among the Class A-1
Certificates, Class A-1A Certificates, Class A-2 Certificates, Class A-3
Certificates and Class A-4 Certificates and the Class A-4FL Regular Interest,
and, as to their interest entitlements only, the Class X-1 Certificates and
Class X-2 Certificates, pro rata, based upon their outstanding Certificate
Balances or accrued interest, as the case may be. Net Aggregate Prepayment
Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses
generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding. In addition, although losses will not be directly allocated to the Class A-4FL or the Class A-MFL Certificates, losses allocated to the Class A-4FL Regular
Interest or the Class A-MFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-4FL Certificates or the
Class A-MFL Certificates, respectively.

                                     S-144

RELEVANT FACTORS

          The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

          The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment
Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

          We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal
Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-1A, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-4FL
Regular Interest will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class
A-1, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-4FL Regular
Interest will be particularly sensitive to prepayments on mortgage loans in Loan
Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

          The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the

                                     S-145

certificates, if the Mortgage Pool were to prepay at the indicated levels of
CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring
Assumptions.

          The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

          For the purposes of each table, the weighted average life of a certificate is determined by:

o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o    dividing the sum by the aggregate amount of the reductions in the
     Certificate Balance of such certificate.

          The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the
Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
November 2007                     88%    88%    88%    88%    88%
November 2008                     74%    74%    74%    74%    74%
November 2009                     55%    54%    52%    49%    35%
November 2010                     32%    16%     0%     0%     0%
November 2011                      0%     0%     0%     0%     0%
Weighted average life (years)   2.99   2.85   2.78   2.73   2.60

                                      S-146

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
November 2007                    100%   100%   100%   100%   100%
November 2008                    100%   100%   100%   100%   100%
November 2009                     99%    99%    99%    99%    99%
November 2010                     98%    98%    98%    98%    98%
November 2011                     97%    97%    97%    97%    97%
November 2012                     96%    96%    96%    96%    96%
November 2013                     95%    95%    95%    95%    95%
November 2014                     93%    93%    93%    93%    93%
November 2015                     79%    79%    78%    78%    74%
November 2016                      0%     0%     0%     0%     0%
Weighted average life (years)   9.34   9.33   9.31   9.29   9.09

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
November 2007                    100%   100%   100%   100%   100%
November 2008                    100%   100%   100%   100%   100%
November 2009                    100%   100%   100%   100%   100%
November 2010                    100%   100%    98%    86%    12%
November 2011                      0%     0%     0%     0%     0%
Weighted average life (years)   4.53   4.50   4.43   4.34   4.00

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
November 2007                    100%   100%   100%   100%   100%
November 2008                    100%   100%   100%   100%   100%
November 2009                    100%   100%   100%   100%   100%
November 2010                    100%   100%   100%   100%   100%
November 2011                    100%   100%   100%   100%   100%
November 2012                     80%    80%    80%    80%    80%
November 2013                     59%    58%    57%    55%    48%
November 2014                     36%    33%    30%    27%    26%
November 2015                      2%     0%     0%     0%     0%
November 2016                      0%     0%     0%     0%     0%
Weighted average life (years)   7.33   7.26   7.21   7.16   7.07

                                      S-147

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
November 2007                    100%   100%   100%   100%   100%
November 2008                    100%   100%   100%   100%   100%
November 2009                    100%   100%   100%   100%   100%
November 2010                    100%   100%   100%   100%   100%
November 2011                    100%   100%   100%   100%   100%
November 2012                    100%   100%   100%   100%   100%
November 2013                    100%   100%   100%   100%   100%
November 2014                    100%   100%   100%   100%   100%
November 2015                    100%   100%    99%    98%    96%
November 2016                      0%     0%     0%     0%     0%
Weighted average life (years)   9.73   9.69   9.66   9.61   9.39

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-4FL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
November 2007                    100%   100%   100%   100%   100%
November 2008                    100%   100%   100%   100%   100%
November 2009                    100%   100%   100%   100%   100%
November 2010                    100%   100%   100%   100%   100%
November 2011                    100%   100%   100%   100%   100%
November 2012                    100%   100%   100%   100%   100%
November 2013                    100%   100%   100%   100%   100%
November 2014                    100%   100%   100%   100%   100%
November 2015                    100%   100%    99%    98%    96%
November 2016                      0%     0%     0%     0%     0%
Weighted average life (years)   9.73   9.69   9.66   9.61   9.39

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-MFL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
November 2007                    100%   100%   100%   100%   100%
November 2008                    100%   100%   100%   100%   100%
November 2009                    100%   100%   100%   100%   100%
November 2010                    100%   100%   100%   100%   100%
November 2011                    100%   100%   100%   100%   100%
November 2012                    100%   100%   100%   100%   100%
November 2013                    100%   100%   100%   100%   100%
November 2014                    100%   100%   100%   100%   100%
November 2015                    100%   100%   100%   100%   100%
November 2016                      0%     0%     0%     0%     0%
Weighted average life (years)   9.93   9.93   9.91   9.87   9.61

                                      S-148

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
November 2007                    100%   100%   100%   100%   100%
November 2008                    100%   100%   100%   100%   100%
November 2009                    100%   100%   100%   100%   100%
November 2010                    100%   100%   100%   100%   100%
November 2011                    100%   100%   100%   100%   100%
November 2012                    100%   100%   100%   100%   100%
November 2013                    100%   100%   100%   100%   100%
November 2014                    100%   100%   100%   100%   100%
November 2015                    100%   100%   100%   100%   100%
November 2016                      0%     0%     0%     0%     0%
Weighted average life (years)   9.93   9.93   9.93   9.93   9.68

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
November 2007                    100%   100%   100%   100%   100%
November 2008                    100%   100%   100%   100%   100%
November 2009                    100%   100%   100%   100%   100%
November 2010                    100%   100%   100%   100%   100%
November 2011                    100%   100%   100%   100%   100%
November 2012                    100%   100%   100%   100%   100%
November 2013                    100%   100%   100%   100%   100%
November 2014                    100%   100%   100%   100%   100%
November 2015                    100%   100%   100%   100%   100%
November 2016                      0%     0%     0%     0%     0%
Weighted average life (years)   9.93   9.93   9.93   9.93   9.68

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
November 2007                    100%   100%   100%   100%   100%
November 2008                    100%   100%   100%   100%   100%
November 2009                    100%   100%   100%   100%   100%
November 2010                    100%   100%   100%   100%   100%
November 2011                    100%   100%   100%   100%   100%
November 2012                    100%   100%   100%   100%   100%
November 2013                    100%   100%   100%   100%   100%
November 2014                    100%   100%   100%   100%   100%
November 2015                    100%   100%   100%   100%   100%
November 2016                      0%     0%     0%     0%     0%
Weighted average life (years)   9.93   9.93   9.93   9.93   9.68

                                      S-149

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
November 2007                    100%   100%   100%   100%   100%
November 2008                    100%   100%   100%   100%   100%
November 2009                    100%   100%   100%   100%   100%
November 2010                    100%   100%   100%   100%   100%
November 2011                    100%   100%   100%   100%   100%
November 2012                    100%   100%   100%   100%   100%
November 2013                    100%   100%   100%   100%   100%
November 2014                    100%   100%   100%   100%   100%
November 2015                    100%   100%   100%   100%   100%
November 2016                      0%     0%     0%     0%     0%
Weighted average life (years)   9.93   9.93   9.93   9.93   9.68

                                      S-150

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The Mortgage Pool will consist of one hundred twenty-four (124)
fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of
$1,491,010,945, subject to a permitted variance of plus or minus 5%. The Cut-off
Date Balances of the mortgage loans range from $1,575,090 to $120,000,000, and the mortgage loans have an average Cut-off Date Balance of $12,024,282.

          For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

          Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than thirteen (13) mortgage loans that are secured by multifamily properties. Loan Group 1 will consist of one hundred eleven (111) mortgage loans, with an Initial Loan Group 1 Balance of
$1,400,352,160, subject to a permitted variance of plus or minus 5%. Loan Group
1 represents approximately 93.9% of the Initial Pool Balance.

          Loan Group 2 will consist of thirteen (13) of the mortgage loans that are secured by multifamily properties and have an Initial Loan Group 2 Balance of $90,658,785, subject to a permitted variance of plus or minus 5%. Loan Group
2 represents approximately 6.1% of the Initial Pool Balance and approximately
100.0% of the principal balance of all the mortgage loans secured by multifamily properties.

          The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from $1,575,090 to $120,000,000 and the mortgage loans in Loan Group 1 had an average Cut-off Date Balance of $12,615,785. The Cut-off Date Balances of the
mortgage loans in Loan Group 2 range from $3,393,863 to $12,900,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of
$6,973,753.

          Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage
Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

          A description of the underwriting standards for Morgan Stanley
Mortgage Capital Inc. are set forth in this prospectus supplement under "The
Sponsor, Mortgage Loan Seller and Originator--Morgan Stanley Mortgage Capital
Inc.--Underwriting Standards."

          The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsor taking into account Rating Agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

          The mortgage loans were originated between June 30, 2005 and October
12, 2006. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix IV attached to this prospectus supplement.

          One hundred twenty-eight (128) mortgaged properties, securing mortgage loans representing 97.4% of the Initial Pool Balance (which include one hundred fifteen (115) mortgaged properties in Loan Group 1, representing 97.2% of the
Initial Loan Group 1 Balance, and thirteen (13) mortgaged properties in Loan
Group 2, representing

                                      S-151

100.0% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property.

          Two (2) mortgaged properties, securing mortgage loans representing
2.3% of the Initial Pool Balance (and representing 2.4% of the Initial Loan
Group 1 Balance), are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the mortgaged properties.

          One (1) mortgaged property, securing a mortgage loan representing 0.3%
of the Initial Pool Balance (and representing 0.3% of the Initial Loan Group 1
Balance), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

          On the Closing Date, we will acquire the mortgage loans from the mortgage loan seller pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sponsor, Mortgage Loan Seller and Originator" and
"--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

          The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred twenty-four (124) mortgage loans, representing 100.0% of the Initial Pool
Balance (which include one hundred eleven (111) mortgage loans in Loan Group 1, representing 100.0% of the Initial Loan Group 1 Balance, and thirteen (13)
mortgage loans in Loan Group 2, representing 100.0% of the Initial Loan Group 2
Balance), accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

Property Types

          The mortgage loans consist of the following property types:

          o    Retail - Sixty-three (63) of the mortgaged properties, which secure 44.8% of the Initial Pool Balance, are retail properties;

          o    Office - Thirty (30) of the mortgaged properties, which secure
               30.9% of the Initial Pool Balance, are office properties;

          o    Hospitality - Ten (10) of the mortgaged properties, which secure
               6.5% of the Initial Pool Balance, are hospitality properties;

          o    Multifamily - Thirteen (13) of the mortgaged properties, which secure 6.1% of the Initial Pool Balance, are multifamily
               properties;

          o    Other - One (1) of the mortgaged properties, which secures 4.7%
               of the Initial Pool Balance, is a type of property other than those set forth in this paragraph;

          o    Mixed Use - Four (4) of the mortgaged properties, which secure
               3.2% of the Initial Pool Balance, are mixed use properties;

          o    Industrial - Eight (8) of the mortgaged properties, which secure
               3.0% of the Initial Pool Balance, are industrial properties;

                                      S-152

          o    Manufactured Housing Community - One (1) of the mortgaged
               properties, which secure 0.6% of the Initial Pool Balance, is a manufactured housing community property; and

          o    Self Storage - One (1) of the mortgaged properties, which secure
               0.2% of the Initial Pool Balance, is a self storage property.

          For information regarding the property types in Loan Group 1 or Loan
Group 2, see Appendix I to this prospectus supplement.

Property Location

          The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Colorado, Florida,
Arizona, New York, Illinois and Pennsylvania.

          o    Fifteen (15) mortgaged properties, representing security for
               12.9% of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, eight (8) of such mortgaged properties, representing security for 7.9% of the initial Pool Balance, are located in Southern California, and seven (7) mortgaged properties, representing security for 5.0% of the Initial Pool Balance, are located in Northern California.
               Northern California includes areas with zip codes above 93600 and
               Southern California includes areas with zip codes of 93600 and below;

          o    Nine (9) mortgaged properties, representing security for 12.4% of the Initial Pool Balance, are located in Colorado;

          o    Seven (7) mortgaged properties, representing security for 10.8%
               of the Initial Pool Balance, are located in Florida;

          o    Ten (10) mortgaged properties, representing security for 8.8% of the Initial Pool Balance, are located in Arizona;

          o    Six (6) mortgaged properties, representing security for 7.2% of the Initial Pool Balance, are located in New York;

          o    Four (4) mortgaged properties, representing security for 7.1% of the Initial Pool Balance, are located in Illinois; and

          o    Thirteen (13) mortgaged properties, representing security for
               5.4% of the Initial Pool Balance, are located in Pennsylvania.

          For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

          One hundred twelve (112) of the mortgage loans, representing 64.5% of the Initial Pool Balance (which include one hundred (100) mortgage loans in Loan
Group 1, representing 62.6% of the Initial Loan Group 1 Balance, and twelve (12)
mortgage loans in Loan Group 2, representing 93.2% of the Initial Loan Group 2
Balance), have Due Dates on the first day of each calendar month. Four (4) of the mortgage loans, representing 20.0% of the Initial Pool Balance (and representing 21.3% of the Initial Loan Group 1 Balance), have Due Dates on the
7th day of each calendar month. Seven (7) of the mortgage loans, representing
15.3% of the Initial Pool Balance (which include six (6) mortgage loans in Loan
Group 1, representing 15.8% of the Initial Loan Group 1 Balance, and one (1)
mortgage loan in Loan Group 2, representing 6.8% of the Initial Loan Group 2
Balance), have Due Dates on the 8th day of each calendar month. One (1) mortgage loan, representing 0.3% of the Initial Pool Balance (and representing 0.3% of the Initial Loan Group 1 Balance), has a Due Dates on the 9th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including (i) one hundred

                                      S-153

twenty-two (122) mortgage loans, representing 98.5% of the Initial Pool Balance
(which include one hundred ten (110) mortgage loans in Loan Group 1, representing 98.7% of the Initial Loan Group 1 Balance, and twelve (12) mortgage loans in Loan Group 2, representing 96.3% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days, (ii) one (1) mortgage loan, representing 1.3%
of the Initial Pool Balance (and representing 1.3% of the Initial Loan Group 1
Balance), with grace periods prior to the imposition of late payment charges of
8 business days, and (iii) one (1) mortgage loan, representing 0.2% of the
Initial Pool Balance (and representing 3.7% of the Initial Loan Group 2
Balance), with grace periods prior to the imposition of late payment charges of
15 business days.

Amortization

          The mortgage loans have the following amortization features:

          One hundred twenty-four (124) of the mortgage loans, representing
100.0% of the Initial Pool Balance (which include one hundred eleven (111)
mortgage loans in Loan Group 1, representing 100.0% of the Initial Loan Group 1
Balance, and thirteen (13) mortgage loans in Loan Group 2, representing 100.0%
of the Initial Loan Group 2 Balance), are Balloon Loans. Three (3) of these mortgage loans, representing 0.8% of the Initial Pool Balance (which includes two (2) mortgage loans in Loan Group 1, representing 0.5% of the Initial Loan
Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 5.1% of the Initial Loan Group 2 Balance), are ARD Loans. Included in these Balloon
Loans are sixty-eight (68) mortgage loans, representing 38.7% of the Initial
Pool Balance (which include fifty-seven (57) mortgage loans in Loan Group 1, representing 35.2% of the Initial Loan Group 1 Balance, and eleven (11) mortgage loans in Loan Group 2, representing 92.5% of the Initial Loan Group 2 Balance), that provide for monthly payments of interest only for a portion of their respective terms, ranging from eight (8) months to eighty-four (84) months, and then provide for the monthly payment of principal and interest over their respective remaining terms.

          Thirteen (13) mortgage loans, representing 36.0% of the Initial Pool
Balance (which include thirteen (13) mortgage loans in Loan Group 1, representing 38.4% of the Initial Loan Group 1 Balance), currently provide for monthly payments of interest only for their entire respective terms. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of twelve 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors" in this prospectus supplement.

Prepayment Restrictions

          As of the Cut-off Date, each of the mortgage loans restricted voluntary Principal Prepayments in one of the following ways:

          o    One hundred five (105) mortgage loans, representing 88.4% of the
               Initial Pool Balance (which include ninety-seven (97) mortgage loans in Loan Group 1, representing 89.6% of the Initial Loan
               Group 1 Balance, and eight (8) mortgage loans in Loan Group 2, representing 69.2% of the Initial Loan Group 2 Balance), prohibit voluntary Principal Prepayments for a period ending on a date determined by the related mortgage note (which may be the
               maturity date), which period is referred to in this prospectus supplement as a Lock-out Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined in the Investment
               Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or the earlier due date on which the mortgage loan first becomes freely
               prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    Fifteen (15) mortgage loans, representing 9.4% of the Initial
               Pool Balance (which include eleven (11) mortgage loans in Loan
               Group 1, representing 8.9% of the Initial Loan Group 1 Balance, and four (4) mortgage loans in Loan Group 2, representing 16.6%
               of the Initial Loan Group 2 Balance), prohibit

                                      S-154

               voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period provide for a Prepayment Premium or
               Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

          o    Two (2) mortgage loans, representing 1.0% of the Initial Pool
               Balance (which include one (1) mortgage loan in Loan Group 1, representing 0.2% of the Initial Loan Group 1 Balance, and one
               (1) mortgage loan representing 14.2% of the Initial Loan Group 2
               Balance), has no Lock-out Period and permits voluntary Principal
               Prepayments at any time if accompanied by a Prepayment Premium or
               Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

          o    One (1) mortgage loan, representing 0.8% of the Initial Pool
               Balance (and representing 0.9% of the Initial Loan Group 1
               Balance), prohibit voluntary Principal Prepayments during a
               Lock-out Period, and following the Lock-out Period provides for a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1.0% of the amount prepaid, and also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined above.

          o    One (1) mortgage loan, representing 0.3% of the Initial Pool
               Balance (and representing 0.4% of the Initial Loan Group 1
               Balance), has no Lock-out Period and permits voluntary Principal
               Prepayments if accompanied by a Prepayment Premium or Yield
               Maintenance Charge calculated on the basis of (i) the greater of a (x) yield maintenance formula and (y) 1.0% of the amount prepaid with respect to any prepayment made prior to October 1,
               2013, (ii) the lesser of (x) the greater of a yield maintenance formula and (y) 1.0% of the amount prepaid, and 3% of the
               outstanding balance with respect to any prepayment made from and after October 1, 2013 to and including September 1, 2014, (iii)
               the lesser of (x) the greater of a yield maintenance formula and
               (y) 1.0% of the amount prepaid, and 2% of the outstanding debt with respect to any prepayment made from and after October 1,
               2014 to and including March 1, 2016, and (iv) 1.0% of the
               outstanding principal loan balance with respect to any prepayment made from and after April 1, 2016 to and including June 1, 2016.

          Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a Prepayment Premium or Yield Maintenance Charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a Prepayment Premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

          With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

          o    Seven (7) mortgage loans, representing 2.1% of the Initial Pool
               Balance (and representing 2.3% of the Initial Loan Group 1
               Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties after the
               applicable Lock-out Period upon the defeasance of an amount equal to 125% of the allocated loan amount of the mortgaged property being released if, among other conditions, the loan-to-value ratio of the remaining mortgaged properties immediately following the release is not greater than 76% and the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to 1.18x.

          o    One (1) mortgage loan, representing 0.5% of the Initial Pool
               Balance (and representing 0.6% of the Initial Loan Group 1
               Balance), is secured by multiple mortgaged properties and permits the release of one or more of the mortgaged properties from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to 115% of the allocated loan amount of the mortgaged property being released, if
               accompanied by a payment of a Yield Maintenance Charge

                                      S-155

               calculated on the basis of the greater of a yield maintenance formula or 1.0% of the amount prepaid, and, in each case, (a) the loan-to-value ratio of the remaining mortgaged properties
               immediately following the release is not greater than 78%, (b)
               the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to
               1.25x, and (c) confirmation of "no downgrade" from the applicable rating agencies is received. With respect to one of the mortgaged properties, the borrower must deliver additional documents and pay a specific release price of which is outlined in Appendix II.

          In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, subject to the satisfaction of certain conditions.

          In addition, certain mortgage loans provide for the free release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

          Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing three (3) to thirty-six (36) payment dates prior to and including the maturity date or the anticipated repayment date.

          See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge which will vary for any mortgage loan.

Non-Recourse Obligations

          The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under the mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by the seller or any of its affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

          The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any B Note or any Serviced Companion Mortgage Loan if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any B Note and any Serviced
Companion Mortgage Loan generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

          In addition, some of the mortgage loans, any B Notes and any Serviced
Companion Mortgage Loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, B Note or Serviced
Companion Mortgage Loan documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, B Note or Serviced

                                      S-156

Companion Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the
Pooling and Servicing Agreement.

Subordinate and Other Financing

          Four (4) of the mortgage loans, representing 18.4% of the Initial Pool
Balance (and representing 19.6% of the Initial Loan Group 1 Balance), currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan No. 1, (the "Waterside
Shops Mortgage Loan"), which had an outstanding principal balance as of the
Cut-off Date of $120,000,000, representing 8.0% of the Initial Pool Balance (and representing 8.6% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property which also secures a subordinated B Note (the
"Waterside Shops B Note") that had an outstanding principal balance as of the
Cut-off Date of $45,000,000. Mortgage Loan No. 9, (the "Michigan Plaza Pari
Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $72,000,000, representing 4.8% of the Initial Pool Balance (and representing
5.1% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property on a pari passu basis with a companion note (the "Michigan Plaza
Companion Loan") that had an outstanding principal balance as of the Cut-off
Date of $160,000,000. Mortgage Loan No. 16, (the "Sony Pictures Plaza Mortgage
Loan"), which had an outstanding principal balance as of the Cut-off Date of
$52,875,930, representing 3.5% of the Initial Pool Balance (and representing
3.8% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property which also secures a subordinated B Note (the "Sony Pictures Plaza B
Note") that had an original outstanding principal balance of $37,000,000.
Mortgage Loan No. 25, (the "Cherry Creek Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $30,000,000, representing 2.0% of the Initial Pool Balance (and representing 2.1% of the
Initial Loan Group 1 Balance), is secured by the related mortgaged property on a pari passu basis with two companion notes (collectively, the "Cherry Creek
Companion Loan") that had an outstanding principal balance as of the Cut-off
Date of $250,000,000. See "Servicing of the Mortgage Loans--Servicing of the A/B
Mortgage Loans, the Michigan Plaza Loan Group and the Cherry Creek Loan Group."

          Six (6) of the mortgage loans, representing 14.8% of the Initial Pool
Balance (which include five (5) mortgage loans in Loan Group 1, representing
15.2% of the Loan Group 1 Balance and one (1) mortgage loan in Loan Group 2, representing 7.3% of the Loan Group 2 Balance), are secured by mortgaged properties that currently have additional financing in place that is not secured by that mortgaged property. With respect to Mortgage Loan Nos. 2-8, 13 and 43, there is related mezzanine financing in the aggregate amount of $11,000,000,
$7,104,195 and $1,000,000, respectively. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

          Twenty-one (21) of the mortgage loans, representing 16.2% of the
Initial Pool Balance (which include nineteen (19) mortgage loans in Loan Group
1, representing 15.5% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan Group 2, representing 26.9% of the Initial Loan Group 2 Balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of that loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

          In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The Purchase Price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such Purchase
Price generally does not include a Yield Maintenance Charge or Prepayment
Premium. Accordingly, such purchase (if made prior to the maturity date or
Anticipated Repayment Date) will have the effect of a prepayment made without payment of a Yield Maintenance Charge or Prepayment Premium.

                                      S-157

          The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

          For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

          We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of the Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

          Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

The PPG Portfolio Mortgage Loan

          Mortgage Loan Nos. 2-8 (referred to herein as the "PPG Portfolio
Mortgage Loan"), which had an outstanding principal balance as of the Cut-off
Date of $104,000,000, representing 7.0% of the Initial Pool Balance (and representing 7.4% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property (the "PPG Portfolio Mortgaged Property"). The PPG
Portfolio Mortgaged Property currently has additional subordinated mezzanine financing (the "PPG Portfolio Mezzanine Loan") in place with an original principal balance of $11,000,000 that is not secured by the PPG Portfolio
Mortgaged Property. The PPG Portfolio Mezzanine Loan is secured by a first priority perfected security interest in the ownership interests of the related borrower under the PPG Portfolio Mortgage Loan.

          Rights of the Holder of PPG Portfolio Mezzanine Loan

          Pursuant to the terms of an intercreditor agreement, the holder of the
PPG Portfolio Mezzanine Loan has certain rights with respect to the PPG
Portfolio Mortgage Loan, including, among others, the following:

          Option to Cure Defaults Under the PPG Portfolio Mortgage Loan. The
holder of the PPG Portfolio Mezzanine Loan has the right to cure monetary events of default relating to a liquidated sum of money with respect to the PPG
Portfolio Mortgage Loan, until the later of (i) five (5) business days of receipt by the holder of the PPG Portfolio Mezzanine Loan of notice of the subject event of default and (ii) the expiration of the cure provision under the
PPG Portfolio Mortgage Loan to cure such default. Generally, the holder of the
PPG Portfolio Mezzanine Loan may not cure a monetary event of default with respect to monthly scheduled debt service payments on the PPG Portfolio Mortgage
Loan for more than six (6) consecutive months. If the default is of a non-monetary nature, the holder of the PPG Portfolio Mezzanine Loan shall have the same period of time as the PPG Portfolio Mortgage Loan borrower to cure such non-monetary default, provided, however that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the holder of the PPG Portfolio Mezzanine Loan, then such holder shall be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default, so long as it meets certain conditions set forth in the related intercreditor agreement.

          Option to Purchase the PPG Portfolio Mortgage Loan. If (a) the PPG
Portfolio Mortgage Loan has been accelerated, (b) any proceeding to foreclose or otherwise enforce the PPG Mortgage or other security for the PPG Portfolio
Mortgage Loan has been commenced and is continuing or (c) the PPG Portfolio
Mortgage Loan is a Specially Serviced Mortgage Loan (each a "PPG Portfolio
Mortgage Loan Purchase Option Event"), upon ten (10) business days prior written notice, the holder of the PPG Portfolio Mezzanine Loan has the right to purchase, in whole but not in part, the PPG Portfolio Mortgage Loan for a price equal to the outstanding principal balance of the PPG Portfolio Mortgage Loan, plus accrued and unpaid interest on the PPG Portfolio Mortgage Loan, plus any
Advances, plus any interest thereon, including all other costs and expenses
(including legal fees and expenses and

                                      S-158

special servicing fees, but excluding workout or liquidation fees and any prepayment fees or premiums that would be due if the related borrower were prepaying the PPG Portfolio Mortgage Loan at the time of such purchase in violation of the prohibition against voluntary prepayment) actually incurred by the holder of the PPG Portfolio Mortgage Loan in enforcing the terms of the related PPG Portfolio Mortgage Loan documents and a liquidation fee if the PPG
Portfolio Mortgage Loan is purchased sixty (60) or more days after the delivery of written notice of intent to purchase the PPG Portfolio Mortgage Loan. The foregoing option to purchase the PPG Portfolio Mortgage Loan automatically terminates upon a transfer of the PPG Portfolio Mortgaged Property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure or if a PPG Portfolio Mortgage Loan Purchase Option Event ceases to exist (other than if it ceases to exist because of an action by the holder of the PPG Portfolio Mezzanine Loan to cure PPG Portfolio Mortgage Loan defaults under the related intercreditor agreement).

          Consent Rights. Pursuant to the related intercreditor agreement, the consent of the holder of the PPG Portfolio Mezzanine Loan is required for the holder of the PPG Portfolio Mortgage Loan to take certain actions or make any modifications to the related mortgage loan documents permitting it to take certain actions, including, but not limited to:

          o    increase the interest rate or principal amount of the PPG
               Portfolio Mortgage Loan;

          o    increase in any other material respect any monetary obligations of the borrower under the related mortgage loan documents;

          o    extend or shorten the scheduled maturity date of the PPG
               Portfolio Mortgage Loan (other than acceleration of the PPG
               Portfolio Mortgage Loan after the lapse of any cure periods granted to the holder of the PPG Portfolio Mezzanine Loan
               pursuant to the terms of the related intercreditor agreement);

          o    convert or exchange the PPG Portfolio Mortgage Loan into or for any other indebtedness or subordinate any of the PPG Portfolio
               Mortgage Loan to any indebtedness of the borrower;

          o    obtain any direct or indirect equity interest in the borrower or the borrower under the PPG Portfolio Mezzanine Loan or provide for any contingent interest, additional interest or so-called
               "kicker" measured on the basis of the cash flow or appreciation of the PPG Portfolio Mortgaged Property (or other similar equity participation);

          o    extend the period during which voluntary prepayments are
               prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge, impose any prepayment fee or premium or yield maintenance charge in
               connection with a prepayment of the PPG Portfolio Mortgage Loan when none is now required under the related mortgage loan
               documents, or increase the amount of any such prepayment fee, premium or yield maintenance charge; or

          o    increase the amount of any principal payments required under the
               PPG Portfolio Mortgage Loan or modify any related principal amortization schedule in a manner which would increase the amount of principal payments.

The Shops at Briargate Mortgage Loan

          Mortgage Loan No. 13 (referred to herein as the "Shops at Briargate
Mortgage Loan") is secured by the related mortgaged property (the "Shops at
Briargate Mortgaged Property") and has an outstanding principal balance as of the Cut-off Date of $71,395,805, representing 4.8% of the Initial Pool Balance
(and representing 5.1% of the Initial Loan Group 1 Balance), and is an asset of the trust. The Shops at Briargate Mortgaged Property currently has additional subordinated mezzanine financing (the "Shops at Briargate Mezzanine Loan") in place with an original principal balance of $7,104,195 that is not secured by the Shops at Briargate Mortgaged Property. The Shops at Briargate Mezzanine Loan
is secured by a first priority perfected security interest in the ownership interests of the related borrower under the Shops at Briargate Mortgage Loan.
The Shops at Briargate Mezzanine Loan is not an asset of the trust.

                                      S-159

          Rights of the Holder of Shops at Briargate Mezzanine Loan

          Pursuant to the terms of an intercreditor agreement, the holder of the
Shops at Briargate Mezzanine Loan has certain rights with respect to the Shops at Briargate Mortgage Loan, including, among others, the following:

          Option to Cure Defaults Under the Shops at Briargate Mortgage Loan.
The holder of the Shops at Briargate Mezzanine Loan has the right to cure monetary events of default with respect to the Shops at Briargate Mortgage Loan, within five (5) business days of the later of receipt by the holder of the Shops at Briargate Mezzanine Loan of notice of the subject event of default or the expiration of the borrower's applicable cure period. Generally, the holder of the Shops at Briargate Mezzanine Loan may not cure a monetary event of default with respect to monthly scheduled debt service payments on the Shops at
Briargate Mortgage Loan for more than four (4) consecutive months. If the default is of a non-monetary nature, the holder of the Shops at Briargate
Mezzanine Loan shall have the same period of time as the Shops at Briargate
Mortgage Loan borrower to cure such non-monetary default, provided, however that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the holder of the Shops at Briargate Mezzanine Loan, then such holder shall be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default, so long as it meets certain conditions set forth in the related intercreditor agreement.

          Option to Purchase the Shops at Briargate Mortgage Loan. If (a) the
Shops at Briargate Mortgage Loan has been accelerated or any enforcement action has been commenced and is continuing under the mortgage loan documents or (b)
the Shops at Briargate Mortgage Loan is a Specially Serviced Mortgage Loan (each a "Shops at Briargate Mortgage Loan Purchase Option Event"), upon ten business days prior written notice, the holder of the Shops at Briargate Mezzanine Loan has the right to purchase, in whole but not in part, the Shops at Briargate
Mortgage Loan for a price equal to the outstanding principal balance of the
Shops at Briargate Mortgage Loan, plus accrued and unpaid interest, and other amounts due thereon, on the Shops at Briargate Mortgage Loan, plus any advances made by the holder of the Shops at Briargate Mortgage Loan, plus any interest charged by the holder of the Shops at Briargate Mortgage Loan on any advances for monthly payments of principal and/or interest on the Shops at Briargate
Mortgage Loan and/or on any advances and all other costs and expenses (including legal fees and expenses and special servicing fees) actually incurred by the holder of the Shops at Briargate Mortgage Loan in enforcing the terms of the related mortgage loan documents. The foregoing option to purchase the Shops at
Briargate Mortgage Loan automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

          Consent Rights. Pursuant to the related intercreditor agreement, the consent of the holder of the Shops at Briargate Mezzanine Loan is required for the holder of the Shops at Briargate Mortgage Loan to take any of the following actions or to make any modifications to the related mortgage loan documents permitting it to take any of the following actions:

          o    increase the interest rate or principal amount of the Shops at
               Briargate Mortgage Loan;

          o    increase in any other material respect any monetary obligations of borrower under the related mortgage loan documents,

          o    extend or shorten the scheduled maturity date of the Shops at
               Briargate Mortgage Loan (except that the holder of the Shops at
               Briargate Mortgage Loan may permit borrower to exercise any extension options in accordance with the terms and provisions of the related mortgage loan documents),

          o    convert or exchange the Shops at Briargate Mortgage Loan into or for any other indebtedness or subordinate any of the Shops at
               Briargate Mortgage Loan to any indebtedness of borrower,

          o    amend or modify the provisions limiting transfers of interests in the borrower or the property securing the Shops at Briargate
               Mortgage Loan,

                                      S-160

          o    modify or amend the terms and provisions of the related cash management agreement with respect to the manner, timing and method of the application of payments under the related mortgage loan documents,

          o    cross default the Shops at Briargate Mortgage Loan with any other indebtedness,

          o    consent to a higher strike price with respect to any new or extended interest rate cap agreement entered into in connection with the extended term of the Shops at Briargate Mortgage Loan,

          o    extend the period during which voluntary prepayments are
               prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of any such prepayment fee, premium or yield
               maintenance charge;

          o    obtain any contingent interest, additional interest or so-called
               "kicker" measured on the basis of the cash flow or appreciation of the property securing the Shops at Briargate Mortgage Loan,
               (or other similar equity participation),

          provided, however, in no event shall the holder of the Shops at
Briargate Mortgage Loan be obligated to obtain consent from the holder of the
Shops at Briargate Mezzanine Loan to any of the modifications listed above in the case of a workout or other surrender, compromise, release, renewal, or indulgence relating to the Shops at Briargate Mortgage Loan during the existence of a an event of default under the Shops at Briargate Mortgage Loan that is continuing, except that under no conditions shall the holder of the Shops at
Briargate Mortgage Loan commit the following action without written consent of the holder of the Shops at Briargate Mezzanine Loan:

          o    increase the principal amount of the Shops at Briargate Mortgage
               Loan; or

          o    extend the period during which voluntary prepayments are
               prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of any such prepayment fee, premium or yield
               maintenance charge.

The Basin Street Landing Mortgage Loan

          Mortgage Loan No. 43 (referred to herein as the "Basin Street Landing
Mortgage Loan") is secured by the related mortgaged property (the "Basin Street
Landing Mortgaged Property") and has an outstanding principal balance as of the
Cut-off Date of $11,500,000, representing 0.8% of the Initial Pool Balance (and representing 0.8% of the Initial Loan Group 1 Balance), and is an asset of the trust. The Basin Street Landing Mortgaged Property currently has additional subordinated mezzanine financing (the "Basin Street Landing Mezzanine Loan") in place with an original principal balance of $1,000,000 that is not secured by the Basin Street Landing Mortgaged Property. The Basin Street Landing Mezzanine
Loan is secured by a first priority perfected security interest in the ownership interests of the related borrower under the Basin Street Landing Mortgage Loan.
The Basin Street Landing Mezzanine Loan is not an asset of the trust.

          Rights of the Holder of Basin Street Landing Mezzanine Loan

          Pursuant to the terms of an intercreditor agreement, the holder of the
Basin Street Landing Mezzanine Loan has certain rights with respect to the Basin
Street Landing Mortgage Loan, including, among others, the following:

          Option to Cure Defaults Under the Basin Street Landing Mortgage Loan.
The holder of the Basin Street Landing Mezzanine Loan has the right to cure monetary events of default with respect to the Basin Street Landing Mortgage
Loan, within five (5) business days of receipt by the holder of the Basin Street
Landing Mezzanine Loan of notice of the subject event of default. Generally, the holder of the Basin Street Landing Mezzanine Loan may not cure a monetary event of default with respect to monthly scheduled debt service payments on the Basin
Street Landing Mortgage Loan for more than six (6) consecutive months. If the default is of a non-monetary nature, the holder of the Basin Street Landing
Mezzanine Loan shall have the same period of time as the Basin Street Landing
Mortgage Loan borrower to cure such non-monetary default, provided, however that if such non-monetary default is

                                      S-161

susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the holder of the Basin Street Landing Mezzanine Loan, then such holder shall be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default, so long as it meets certain conditions set forth in the related intercreditor agreement.

          Option to Purchase the Basin Street Landing Mortgage Loan. If (a) the
Basin Street Landing Mortgage Loan has been accelerated or (b) any proceeding to foreclose or otherwise enforce the Basin Street Landing Mortgage or other security for the Basin Street Landing Mortgage Loan has been commenced (each a
"Basin Street Landing Mortgage Loan Purchase Option Event"), upon ten business days prior written notice, the holder of the Basin Street Landing Mezzanine Loan has the right to purchase, in whole but not in part, the Basin Street Landing
Mortgage Loan for a price equal to the outstanding principal balance of the
Basin Street Landing Mortgage Loan, plus accrued and unpaid interest on the
Basin Street Landing Mortgage Loan, plus any advances made by the holder of the
Basin Street Landing Mortgage Loan, plus any interest charged by the holder of the Basin Street Landing Mortgage Loan on any advances for monthly payments of principal and/or interest on the Basin Street Landing Mortgage Loan and/or on any advances, and all other costs and expenses (including legal fees and expenses and special servicing fees) actually incurred by the holder of the
Basin Street Landing Mortgage Loan in enforcing the terms of the related Basin
Street Landing Mortgage Loan documents and a liquidation fee if the Basin Street
Landing Mortgage Loan is purchased 60 or more days after such Basin Street
Landing Mortgage Loan becomes a Specially Serviced Mortgage Loan. The foregoing option to purchase the Basin Street Landing Mortgage Loan automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

          Consent Rights. Under the related intercreditor agreement, the consent of the holder of the Basin Street Landing Mezzanine Loan is required for the holder of the Basin Street Landing Mortgage Loan to take any of the following actions or make any modifications to the Basin Street Landing Mortgage Loan documents permitting it to take any of the following actions:

          o    increase the interest rate or principal amount of the Basin
               Street Landing Mortgage Loan except for increases in principal to cover workout costs (including closing costs in connection therewith) and servicing advances made by the holder of the Basin
               Street Landing Mortgage Loan;

          o    increase in any other material respect any monetary obligations of borrower under the related mortgage loan documents;

          o    shorten the scheduled maturity date of the Basin Street Landing
               Mortgage Loan (other than by acceleration pursuant to the related mortgage loan documents);

          o    convert or exchange the Basin Street Landing Mortgage Loan into or for any other indebtedness or subordinate any of the Basin
               Street Landing Mortgage Loan to any indebtedness of borrower;

          o    accept a grant of any lien on or security interest in any
               collateral or property of borrower or any other person not originally granted or contemplated to be granted under the related mortgage loan documents;

          o    modify or amend the terms and provisions of the cash management agreement of the Basin Street Landing Mortgage Loan with respect to the amount, manner, timing and method of the application of payments under the related mortgage loan documents or, to the extent such deposits are required under the related mortgage loan documents, waive the requirement that borrower deposit all rents into a restricted account as provided for in the cash management agreement;

          o    cross default the Basin Street Landing Mortgage Loan with any other indebtedness;

          o    obtain any equity interest in the borrower under the Basin Street
               Landing Mortgage Loan or the borrower under the Basin Street
               Landing Mezzanine Loan, or any contingent interest, additional

                                      S-162

               interest or so called "kicker" measured on the basis of the cash flow or appreciation of the property securing the Basin Street
               Landing Mortgage Loan;

          o    spread the lien of the Basin Street Landing Mortgage Loan to encumber additional real property;

          o    result in the termination of, or increase the required strike price with respect to any interest rate protection agreement required under the related mortgage loan documents or modify or amend the requirements of the related mortgage loan documents relating to any interest rate protection agreement;

          o    modify or amend the definition of "Event of Default" under the related mortgage loan documents;

          o    modify or amend the provisions limiting transfers of interests
               (direct or indirect) in the borrower or the property securing the
               Basin Street Landing Mortgage Loan;

          o    extend the period during which voluntary prepayments are
               prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the Basin
               Street Landing Mortgage Loan when none is now required or after the current maturity date of the Basin Street Landing Mortgage
               Loan or increase the amount of such prepayment fee, premium or yield maintenance charge;

          o    modify the provisions of the related mortgage loan documents relating to the establishment of reserve accounts and the amounts to be deposited into such accounts; or

          o    release any collateral for the Basin Street Landing Mortgage
               Loan;

          provided, however, in no event shall the holder of the Basin Street
Landing Mortgage Loan be obligated to obtain consent from the holder of the
Basin Street Landing Mezzanine Loan to any of the modifications listed above in the case of a workout or other surrender, compromise, release, renewal, or indulgence relating to the Basin Street Landing Mortgage Loan during the existence of a an event of default under the Basin Street Landing Mortgage Loan that is continuing, except that under no conditions shall the holder of the
Basin Street Landing Mortgage Loan commit the following action without written consent of the holder of the Basin Street Landing Mezzanine Loan:

          o    increase the principal amount of the Basin Street Landing
               Mortgage Loan except for increases in principal to cover workout costs (including closing costs in connection therewith) and servicing advances made by the holder of the Basin Street Landing
               Mortgage Loan; or

          o    extend the period during which voluntary prepayments are
               prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the Basin
               Street Landing Mortgage Loan when none is now required or after the current maturity date of the Basin Street Landing Mortgage
               Loan or increase the amount of such prepayment fee, premium or yield maintenance charge.

Loan Purpose

          Fifty-three (53) of the mortgage loans, representing 38.9% of the
Initial Pool Balance (which include fifty (50) mortgage loans in Loan Group 1, representing 39.4% of the Initial Loan Group 1 Balance, and three (3) mortgage loans in Loan Group 2, representing 32.0% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and seventy-one (71) of the mortgage loans, representing 61.1% of the Initial Pool Balance (which include sixty-one
(61) mortgage loans in Loan Group 1, representing 60.6% of the Initial Loan
Group 1 Balance, and ten (10) mortgage loans in Loan Group 2, representing 68.0%
of the Initial Loan Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

                                      S-163

Additional Collateral

          One (1) mortgage loan, representing 1.3% of the Initial Pool Balance
(and representing 1.4% of the Initial Loan Group 1 Balance), has additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II attached to this prospectus supplement.

The ARD Loans

          Three (3) mortgage loans, representing 0.8% of the Initial Pool
Balance (which include two (2) mortgage loans in Loan Group 1, representing 0.5%
of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 5.1% of the Initial Loan Group 2 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its
Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

          Forty-four (44) of the mortgage loans, representing 65.8% of the
Initial Pool Balance (which include forty-three (43) mortgage loans in Loan
Group 1, representing 69.7% of the Initial Loan Group 1 Balance, and one (1)
mortgage loan in Loan Group 2, representing 5.1% of the Initial Loan Group 2
Balance ), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

          Appendix II to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

          o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related
               borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain
               transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

          o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is
               forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on

                                      S-164

               behalf of the trust; the revenue is then applied by the
               applicable servicer on behalf of the trust according to the related mortgage loan documents.

          o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

          o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the trust
               according to the related mortgage loan documents.

          o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be
               established during the mortgage loan term.

          In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

          In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

          The appraisals for certain of the mortgaged properties state a
"stabilized value" as well as an "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the footnotes to Appendix II to this prospectus supplement.

Environmental Assessments

          An environmental site assessment was performed with respect to each mortgaged property generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with

                                      S-165

industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the
Certificateholders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks
Relating to Specific Mortgaged Properties May Adversely Affect Payments On Your
Certificates" in this prospectus supplement.

Property Condition Assessments

          In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

          In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

          The mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for the mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents.
Violations may be known to exist at any particular mortgaged property, but the mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

          Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

                                      S-166

          For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable
               Cash Flow to (b) required current debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix
               II, Appendix III and Appendix IV, the "Debt Service Coverage
               Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix
               IV, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus
               supplement, the Debt Service Coverage Ratio (unless otherwise indicated) reflects (i) with respect to any Serviced Pari Passu
               Mortgage Loan, the aggregate indebtedness evidenced by the
               Serviced Pari Passu Mortgage Loan and the related Serviced
               Companion Mortgage Loan and (ii) with respect to any Non-Serviced
               Mortgage Loan, the aggregate indebtedness evidenced by the
               Non-Serviced Mortgage Loan and the related Non-Serviced Companion
               Mortgage Loan. The Debt Service Coverage Ratio information in this prospectus supplement with respect to any A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The Debt Service
               Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related
               mortgage loan, but not the subordinated, second lien
               indebtedness.

               In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the
               respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial
               statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware
               (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The mortgage loan seller made changes to operating statements and operating information
               obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's
               evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases,
               borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable
               Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar
               properties.

               The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

                                      S-167

               Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements,
               mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
               borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the mortgage loan seller in determining the presented operating information.

               The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
               Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (2)  References to "DSCR Post IO Period" are references to "Debt
               Service Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
               Appendix IV, the "Debt Service Coverage Ratio Post IO Period" or
               "DSCR Post IO Period" for any mortgage loan is calculated
               pursuant to the definition of those terms under the "Glossary of
               Terms" in this prospectus supplement. For purposes of the
               information presented in this prospectus supplement, the Debt
               Service Coverage Ratio Post IO Period (unless otherwise
               indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and
               interest for the remaining term of the mortgage loan, the
               annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

          (3)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
               Appendix IV, the "Cut-off Date LTV," "Cut-off Date
               Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any
               mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus
               supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate
               indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan. The loan-to-value information in this prospectus supplement with respect to any A/B
               Mortgage Loan reflects the indebtedness under the related
               mortgage loan, but not the indebtedness on the related B Note.
               The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related
               mortgage loan, but not the subordinated, second lien
               indebtedness.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
               Value and Condition--Appraisals."

               When information with respect to mortgaged properties is
               expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

                                      S-168

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (4)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

          The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

          Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

          The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

          If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

          o    the outstanding principal balance of the related mortgage loan;
               and

          o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

          If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a

                                      S-169

cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

          In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

          On the Closing Date, the mortgage loan seller will sell the mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by the mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, mortgage loan seller is required in accordance with the Mortgage
Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

          The trustee will be required to review the documents delivered by mortgage loan seller with respect to the mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust.
Within 45 days following the Closing Date, pursuant to the Pooling and Servicing
Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the mortgage loan seller. Within
10 days following the Closing Date, the mortgage loan seller has agreed to submit or cause to be

                                      S-170

submitted for filing, at the expense of mortgage loan seller and, in the appropriate public office for Uniform Commercial Code filings, assignments to the trustee of financing statements relating to each mortgage loans' original mortgage note.

          The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

          In the Mortgage Loan Purchase Agreement, the mortgage loan seller has represented and warranted with respect to each of the mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1) the information presented in the schedule of the mortgage loans attached to the Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

          (2) the mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

          (3) no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

          (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

          (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

          (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

          (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

          (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

          (9) the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

          (10) the related mortgaged property is covered by an American Land
Title Association, or a comparable form (as adopted in the applicable jurisdiction) of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

          (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

          (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with

                                      S-171

respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment
(or the most recent assessment with respect to each mortgaged property) has been delivered to the Depositor, and the mortgage loan seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

          (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

          (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the Mortgage Loan Purchase
Agreement;

          (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

          (16) the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

          (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

          (18) there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

          (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

          (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage

                                      S-172

loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

          If any mortgage loan document required to be delivered to the trustee by the mortgage loan seller with respect to the mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by the mortgage loan seller regarding the characteristics of any of the mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then the mortgage loan seller will be obligated to cure such Material Document Defect or
Material Breach in all material respects within the applicable Permitted Cure
Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the mortgage loan seller to pay an amount sufficient to pay such expenses.

          If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

          o    repurchase the affected mortgage loan from the trust at the
               Purchase Price; or,

          o    at its option, if within the two-year period commencing on the
               Closing Date, replace such mortgage loan with a Qualifying
               Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

          The mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

          The foregoing obligations of the mortgage loan seller to cure a
Material Document Defect or a Material Breach in respect of any of the mortgage loans or the obligation of the mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the mortgage loan seller defaults on its obligation to do so. The mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it.

          If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage
Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans ("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the
case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be)
shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage
Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement, unless, in the case of such breach or Document Defect, (A) the mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or Material Document Defect had occurred (without regard to this paragraph) (the "Affected Loan(s)"): (i) the
Debt Service Coverage Ratio for all those Crossed Mortgage Loans (excluding the
Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the greater of (A) the Debt Service
Coverage Ratio for all those Crossed Mortgage Loans (including the Affected
Loan(s)) set forth in Appendix II to this

                                      S-173

prospectus supplement and (B) 1.25x, and (ii) the loan-to-value ratio for all those Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the lesser of (A) the current loan-to-value ratio for all those Crossed
Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II to this prospectus supplement and (B) 75%. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the mortgage loan seller to
(in which case that mortgage loan seller shall) cause to be delivered to the master servicer: (A) an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause
(ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld) and (B) an opinion of counsel that not requiring the repurchase of each such other mortgage loan will not result in an Adverse REMIC Event, as defined in the Pooling and Servicing
Agreement.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

          With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

          The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the
Servicing Standard. The applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement).
Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due on encumbrance and due on sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement. The servicing standard for any Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is
substantially similar to the Servicing Standard under the Pooling and Servicing
Agreement. Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to

                                      S-174

which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or the special servicer, as the case may be.

          Any such interest of the master servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

          Each of the master servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that none of the master servicer or the special servicer may appoint a sub-servicer after the Closing Date without the Depositor's prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. However, any sub-servicing agreement is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and
Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

          The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

          o    a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
               Adviser, the Depositor and the trustee;

          o    the master servicer or special servicer bears all costs
               associated with its resignation and the transfer of servicing;
               and

          o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
               qualification of the then current ratings on the certificates.

          Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the
Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing
Agreement.

          The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

          The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will

                                      S-175

have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

          The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans (including any B Note and
Serviced Companion Mortgage Loan) other than the Non-Serviced Mortgage Loans.
The special servicer will be responsible for servicing and administering any
Specially Serviced Mortgage Loans other than the Non-Serviced Mortgage Loans.

          Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of
Terms" in this prospectus supplement (generally regarded as "Servicing Transfer
Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

          A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

          The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

          The master servicer and the special servicer and any partner, representative, affiliate, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a B Note or a Serviced Companion Mortgage
Loan, out of collections on, and other proceeds of, the B Note or the Serviced
Companion Mortgage Loan) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and Servicing
Agreement, the mortgage loans, any B Note, any Serviced Companion Mortgage Loan or the certificates other than any loss, liability or expense incurred by reason of the master servicer's, special servicer's or such person's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

          The Non-Serviced Mortgage Loan Pooling and Servicing Agreements
generally require the consent of the trustee, as holder of the Non-Serviced
Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE A/B MORTGAGE LOANS, THE MICHIGAN PLAZA LOAN GROUP AND THE
CHERRY CREEK LOAN GROUP

THE WATERSIDE SHOPS A/B MORTGAGE LOAN

          Mortgage Loan No. 1 (referred to herein as the "Waterside Shops
Mortgage Loan") which had an outstanding principal balance as of the Cut-off
Date of $120,000,000, representing 8.0% of the Initial Pool Balance (and representing 8.6% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property (the "Waterside Shops Mortgaged Property") which also secures a subordinated Note B (the "Waterside Shops B Note") that had an original principal balance of $45,000,000. The Waterside Shops Mortgage Loan is an asset of the trust and the Waterside Shops B Note is not an asset of the trust.

                                     S-176

          Cure Rights and Purchase Rights. In the event that certain defaults exist under the Waterside Shops Mortgage Loan or the Waterside Shops B Note, the
holder of the Waterside Shops B Note will have the right, in certain circumstances, to make cure payments and cure other defaults with respect to the
Waterside Shops Mortgage Loan and to purchase the Waterside Shops Mortgage Loan for a price equal to the sum of the outstanding principal balance of the
Waterside Shops Mortgage Loan, together with accrued and unpaid interest thereon, any unpaid servicing fees, any unreimbursed Advances and interest thereon at the rate specified in the Pooling and Servicing Agreement and servicing fees and special servicing fees and all other amounts payable to the master servicer or the special servicer pursuant to the Pooling and Servicing
Agreement allocable to the Waterside Shops Mortgage Loan and interest thereon at the rate specified in the Pooling and Servicing Agreement. The right to purchase the Waterside Shops Mortgage Loan shall terminate upon the earlier of 121 days after delivery to the master servicer or special servicer, pursuant to the
Pooling and Servicing Agreement, of the option to purchase, when the Waterside
Shops Mortgaged Property becomes REO Property, as defined in the Pooling and
Servicing Agreement, or cure by the borrower.

          The Waterside Shops Controlling Holder. The initial holder of the
Waterside Shops Mortgage Loan and the Waterside Shops B Note entered into an intercreditor agreement (the "Waterside Shops Intercreditor Agreement"). Under
the Waterside Shops Intercreditor Agreement, the consent of the Waterside Shops
Controlling Holder is required for the master servicer or special servicer to take certain action, including:

          o    any proposed or actual foreclosure upon or comparable conversion
               (which may include acquisition of the REO Property) of the ownership of the Waterside Shops Mortgaged Property and other collateral securing the Waterside Shops Mortgage Loan if it comes into and continues in default or other enforcement action under the mortgage loan documents;

          o    any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date) or any material non-monetary term of the
               Waterside Shops Mortgage Loan;

          o    any proposed or actual sale of the Waterside Shops Mortgaged
               Property (other than in connection with a termination of the trust) for less than an amount equal to the aggregate of the outstanding principal balance of the Waterside Shops A/B Mortgage
               Loan as of the date of purchase, all accrued and unpaid interest on the Waterside Shops A/B Mortgage Loan to, but not including, the due date immediately following the date of purchase
               (exclusive, however, of any portion of such accrued but unpaid interest that represents default interest), all related
               unreimbursed servicing advances and all accrued and unpaid interest, if any, in respect of related advances, plus any unreimbursed reductions in the principal balance of the Waterside
               Shops Mortgage Loan that do not result in an accompanying payment of principal to the holder of the Waterside Shops Mortgage Loan or the Waterside Shops B Note or any unreimbursed additional trust expenses;

          o    any acceptance of a discounted payoff of the Waterside Shops
               Mortgage Loan;

          o    any determination to bring the Waterside Shops Mortgaged Property into compliance with applicable environmental laws or to
               otherwise address hazardous materials located at the Waterside
               Shops Mortgaged Property or REO Property;

          o    any release of collateral for the Waterside Shops Mortgage Loan or any release of the borrower or any guarantor under the
               Waterside Shops Mortgage Loan (other than in accordance with the terms of the Waterside Shops Mortgage Loan (with no material discretion by the mortgagee) or upon satisfaction of, the
               Waterside Shops Mortgage Loan);

          o    any acceptance of substitute or additional collateral for the
               Waterside Shops Mortgage Loan (other than in accordance with the terms of the Waterside Shops Mortgage Loan with no material discretion by the mortgagee) or any subordination of the liens granted under the terms of the mortgage loan documents in respect of such collateral;

                                     S-177

          o    any waiver or determination to enforce or not enforce a
               "due-on-sale" or "due-on-encumbrance" clause including any transfer of direct or indirect interests in borrower that require the consent of the mortgagee;

          o    any acceptance of an assumption agreement releasing the borrower or a guarantor from liability under the Waterside Shops Mortgage
               Loan;

          o    any acceptance of a change in the property management company or, if applicable, hotel franchise for the Waterside Shops Mortgaged
               Property or any proposed termination or material modification of the management agreement for the Waterside Shops Mortgaged
               Property;

          o    any extension of the maturity date of the Waterside Shops
               Mortgage Loan, including any extension which results in the remaining term of any related ground lease (together with
               extensions at the sole option of the lender) being less than ten
               (10) years beyond the amortization term of the Waterside Shops
               Mortgage Loan;

          o    any incurrence of additional debt by the borrower or any
               mezzanine financing by any beneficial owner of the borrower
               (except as expressly permitted by the terms of the mortgage loan documents with no material discretion by the mortgagee);

          o    the voting on any plan or reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the borrower;

          o    any workout, or any proposed modification or waiver of any provision of the mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower, and any renewal or replacement of the then-existing insurance policies (to the extent the
               mortgagee's approval is required under the mortgage loan
               documents);

          o    any sale of the Waterside Shops Mortgage Loan other than in connection with the exercise of a fair value purchase option set forth in the Pooling and Servicing Agreement or in connection with the repurchase of the Waterside Shops Mortgage Loan in connection with the breach of a representation or warranty or a document defect;

          o    any transfer of all or any portion of the Waterside Shops
               Mortgaged Property or any transfer of any direct or indirect ownership interest in the borrower (except as expressly permitted by the mortgage loan documents or any consent to an assignment and assumption of the Waterside Shops Mortgage Loan pursuant to the mortgage loan documents);

          o    any material reduction or material waiver of the borrower's obligations to pay any reserve amounts under the mortgage loan documents;

          o    any acceleration of the Waterside Shops Mortgage Loan;

          o    any subordination of any recorded document recorded in connection with the Waterside Shops Mortgage Loan;

          o    any amendment to any single purpose entity provision of the mortgage loan documents;

          o    any material alteration to the Waterside Shops Mortgaged Property
               (to the extent the mortgagee's consent is required pursuant to the mortgage loan documents);

          o    any approval of the making, material modification or termination of any lease (to the extent the mortgagee's consent is required pursuant to the mortgage loan documents);

                                     S-178

          o    any approval of annual budgets and business plans for the
               Waterside Shops Mortgaged Property, to the extent of any such approval rights in the mortgage loan documents;

          o    any forgiveness of any interest payments or principal payments of the Waterside Shops Mortgage Loan;

          o    any determination regarding the use or application of
               condemnation awards or casualty insurance proceeds to the extent the mortgagee has discretion thereover; and

          o    any waiver of any guarantor's obligations under any guaranty or indemnity.

          The "Waterside Shops Controlling Holder" is the holder of the
Waterside Shops B Note (excluding any holder of an interest in the Waterside
Shops B Note that is the borrower or a party related to the borrower), unless
(i) a Waterside Shops Control Appraisal Event has occurred and is continuing or
(ii) the holder or holders of more than 50% of the principal balance of the
Waterside Shops B Note is the borrower or related to the borrower, in which case the Waterside Shops Controlling Holder is the holder of the Waterside Shops
Mortgage Loan.

          Distributions. Under the terms of the Waterside Shops Intercreditor
Agreement, on each payment date, all amounts received from or on behalf of the borrower (other than (x) proceeds, awards or settlements to be applied to the restoration or repair of the Waterside Shops Mortgaged Property or released to the borrower, (y) amounts collected on the Waterside Shops Mortgage Loan or related REO Property that are then due and payable pursuant to the Pooling and
Servicing Agreement to the master servicer, the special servicer, the trustee or the fiscal agent and (z) all amounts for required reserves or escrows required by the mortgage loan documents to be held as reserves or escrows) will be applied in the following order of priority:

          o    first, to the holder of the Waterside Shops Mortgage Loan, an amount equal to the accrued and unpaid interest on the principal balance of the Waterside Shops Mortgage Loan at the applicable interest rate minus the applicable servicing fees;

          o    second, to the holder of the Waterside Shops Mortgage Loan, in an amount equal to all scheduled principal payments, in accordance with the schedule attached to the Waterside Shops Intercreditor
               Agreement, plus its pro rata portion of all unscheduled principal payments, if any, on the Waterside Shops Mortgage Loan (based on the principal balances of the Waterside Shops Mortgage Loan and the Waterside Shops B Note), in each case to be applied in reduction of the principal balance of the Waterside Shops
               Mortgage Loan;

          o    third, to the holder of the Waterside Shops B Note, up to the aggregate amount of all payments made by the holder of the
               Waterside Shops B Note in connection with the exercise of its cure rights under the Waterside Shops Intercreditor Agreement and unreimbursed costs and expenses relating to the Waterside Shops B
               Note;

          o    fourth, to the holder of the Waterside Shops B Note, in an amount equal to the accrued and unpaid interest on the principal balance of the Waterside Shops B Note at the applicable interest rate minus the applicable servicing fees;

          o    fifth, to the holder of the Waterside Shops B Note, in an amount equal to all scheduled principal payments, in accordance with the schedule attached to the Waterside Shops Intercreditor Agreement, plus its pro rata portion of all unscheduled principal payments, if any, on the Waterside Shops Mortgage Loan (based on the principal balances of the Waterside Shops Mortgage Loan and the
               Waterside Shops B Note), in each case to be applied in reduction of the principal balance of the Waterside Shops B Note.

          o    sixth, to the holder of the Waterside Shops Mortgage Loan, an amount equal to a pro rata share of any Prepayment Premium, assumption or other fees received in respect of the Waterside
               Shops A/B Mortgage Loan;

                                     S-179

          o    seventh, to the holder of the Waterside Shops B Note, an amount equal to a pro rata share of any Prepayment Premium, assumption or other fees received in respect of the Waterside Shops A/B
               Mortgage Loan;

          o    eighth, any default interest in excess of the accrued and unpaid interest on the principal balances of the Waterside Shops
               Mortgage Loan and the Waterside Shops B Note shall be paid on a pro rata basis to the holder of the Waterside Shops Mortgage Loan and the holder of the Waterside Shops B Note, to the extent actually paid by the borrower, not applied to interest on
               Advances and not payable to any master servicer, trustee or fiscal agent pursuant to the Pooling and Servicing Agreement;

          o    ninth, any penalty charges shall be paid on a pro rata basis to the holder of the Waterside Shops Mortgage Loan and the holder of the Waterside Shops B Note, to the extent actually paid by the borrower and not applied to interest on Advances or payable to any master servicer, trustee or fiscal agent pursuant to the
               Pooling and Servicing Agreement;

          o    tenth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to a party other than the holder of the Waterside Shops Mortgage Loan or the holder of the Waterside Shops B Note, and not otherwise applied in
               accordance with the Waterside Shops Intercreditor Agreement, such amount shall be paid to the holder of the Waterside Shops
               Mortgage Loan and the holder of the Waterside Shops B Note, pro rata (based on the initial principal balance of the Waterside
               Shops Mortgage Loan and the initial principal balance of the
               Waterside Shops B Note).

          Payments Following a Event of Default. Under the terms of the
Waterside Shops Intercreditor Agreement, following an event of default, all amounts received from or on behalf of the borrower (other than (x) proceeds, awards or settlements to be applied to the restoration or repair of the
Waterside Shops Mortgaged Property or released to the borrower, (y) amounts collected on the Waterside Shops Mortgage Loan or related REO Property that are then due and payable pursuant to the Pooling and Servicing Agreement to the master servicer, the special servicer, the trustee or the fiscal agent and (z)
all amounts for required reserves or escrows required by the mortgage loan documents to be held as reserves or escrows) will be applied in the following order of priority:

          o    first, to the holder of the Waterside Shops Mortgage Loan, in an amount equal to the accrued and unpaid interest on the principal balance of the Waterside Shops Mortgage Loan at the applicable interest rate minus the applicable servicing fees;

          o    second, to the holder of the Waterside Shops Mortgage Loan, in an amount equal to the principal balance of the Waterside Shops
               Mortgage Loan, until such amount has been paid in full;

          o    third, to the holder of the Waterside Shops B Note, up to the aggregate amount of all payments made by the holder of the
               Waterside Shops B Note in connection with the exercise of its cure rights and unreimbursed costs and expenses relating to the
               Waterside Shops B Note;

          o    fourth, to the holder of the Waterside Shops B Note, in an amount equal to the accrued and unpaid interest on the principal balance of the Waterside Shops B Note at the applicable interest rate minus the applicable servicing fees;

          o    fifth, to the holder of the Waterside Shops B Note, in an amount equal to the principal balance of the Waterside Shops B Note, until such amount has been paid in full;

          o    sixth, to the holder of Waterside Shops Mortgage Loan, in an amount equal to a pro rata share of any Prepayment Premium due in respect of the Waterside Shops Mortgage Loan (to be determined based on the principal balance of the Waterside Shops Mortgage
               Loan and the Waterside Shops B Note);

          o    seventh, to the holder of the Waterside Shops B Note, an amount equal to a pro rata share of any Prepayment Premium due in respect of the Waterside Shops Mortgage Loan (to be determined based on the principal balance of the Waterside Shops Mortgage
               Loan and the Waterside Shops B Note);

                                     S-180

          o    eighth, any default interest in excess of the accrued and unpaid interest on the principal balances of the Waterside Shops
               Mortgage Loan and the Waterside Shops B Note shall be paid on a pro rata basis to the holder of the Waterside Shops Mortgage Loan and the holder of the Waterside Shops B Note, to the extent actually paid by the borrower, not applied to interest on
               Advances and not payable to any of the master servicer, the special servicer, the trustee or any fiscal agent pursuant to the
               Pooling and Servicing Agreement;

          o    ninth, any penalty charges shall be paid on a pro rata basis to the holder of the Waterside Shops Mortgage Loan and the holder of the Waterside Shops B Note, to the extent actually paid by the borrower and not applied to interest on Advances or payable to any of the master servicer, the special servicer, the trustee or any fiscal agent pursuant to the Pooling and Servicing Agreement;

          o    tenth, if the proceeds of any foreclosure sale or any liquidation of the Waterside Shops Mortgage Loan or the Waterside Shops
               Mortgaged Property exceed the amounts required to be applied in accordance with the Waterside Shops Intercreditor Agreement, and
               (i) as a result of a workout the principal balance of the
               Waterside Shops B Note has been reduced or (ii) any realized principal loss or additional trust expense was allocated to the
               Waterside Shops B Note, such excess amount shall be paid to the holder of the Waterside Shops B Note in an amount up to the amount of the reduction in the principal balance of the Waterside
               Shops B Note as a result of such workout or realized principal loss or additional trust expense; and

          o    eleventh, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to a party other than the holder of the Waterside Shops Mortgage Loan or the holder of the Waterside Shops B Note, and not otherwise applied in
               accordance with the Waterside Shops Intercreditor Agreement, such remaining amount shall be paid to the holder of the Waterside
               Shops Mortgage Loan and the Waterside Shops B Note, pro rata
               (based on the initial principal balance of the Waterside Shops
               Mortgage Loan and the initial principal balance of the Waterside
               Shops B Note).

THE MICHIGAN PLAZA LOAN GROUP

          Mortgage Loan No. 9 (the "Michigan Plaza Pari Passu Loan"), which had an outstanding principal balance of as of the Cut-off Date of $72,000,000, representing 4.8% of the Initial Pool Balance (and representing 5.1% of the
Initial Loan Group 1 Balance), is secured by the same mortgaged property on a pari passu basis with another note, which had an outstanding principal balance of as of the Cut-off Date of $160,000,000 (the "Michigan Plaza Companion Loan")
that is not included in the trust. The Michigan Plaza Pari Passu Loan and the
Michigan Plaza Companion Loan have the same borrower and are all secured by the same mortgage instrument encumbering the same mortgaged property. The interest rate and maturity date of the Michigan Plaza Companion Loan are identical to those of the Michigan Plaza Pari Passu Loan. Payments from the borrower under the Michigan Plaza Loan Group will be applied on a pari passu basis to the
Michigan Plaza Pari Passu Loan and the Michigan Plaza Companion Loan. The
Michigan Plaza Companion Loan is not an asset of the trust. The Michigan Plaza
Companion Loan is included in a securitization known as the Morgan Stanley
Capital I Trust 2006-IQ11 ("MSCI 2006-IQ11"). The Michigan Plaza Pari Passu Loan
and the Michigan Plaza Companion Loan are collectively referred to in this prospectus supplement as the "Michigan Plaza Loan Group."

          The Michigan Plaza Loan Group is currently being serviced pursuant to the MSCI 2006-IQ11 Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make P&I Advances on the Michigan
Plaza Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Michigan Plaza Pari Passu Loan. The MSCI 2006-IQ11
Master Servicer or the MSCI 2006-IQ11 Trustee, as applicable, are required to make Servicing Advances on the Michigan Plaza Loan Group unless the MSCI
2006-IQ11 Master Servicer, the MSCI 2006-IQ11 Special Servicer or the MSCI
2006-IQ11 Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the Michigan Plaza Loan Group.

          The initial holder of the Michigan Plaza Pari Passu Loan and the initial holder of the Michigan Plaza Companion Loan entered into a co-lender agreement (the "Michigan Plaza Co-Lender Agreement"). The holder of

                                     S-181

the Michigan Plaza Companion Loan may sell or transfer the Michigan Plaza
Companion Loan at any time subject to compliance with the requirements of the
Michigan Plaza Co-Lender Agreement.

The Michigan Plaza Co-Lender Agreement

          The Michigan Plaza Co-Lender Agreement provides, among other things, for the application of payments among the Michigan Plaza Pari Passu Loan and the
Michigan Plaza Companion Loan.

          All amounts paid by the related borrower or otherwise available for payment on the Michigan Plaza Loan Group (net of various payments and reimbursements to third parties, including the MSCI 2006-IQ11 Master Servicer, the MSCI 2006-IQ11 Special Servicer and/or the MSCI 2006-IQ11 Trustee, and the
master servicer, the special servicer and/or the trustee under the Pooling and
Servicing Agreement for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that the respective holders of the Michigan Plaza Pari Passu Loan and the Michigan
Plaza Companion Loan will each receive, on a pari passu basis with each other, an amount equal to a pro rata share (based on the unpaid principal balance of the subject mortgage loan relative to the unpaid principal balance of the
Michigan Plaza Loan Group) of all scheduled payments and prepayments of principal of the Michigan Plaza Loan Group, together with all accrued and unpaid interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan.

          Following the payment of all interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) and principal due with respect to the Michigan Plaza Pari Passu Loan and the Michigan Plaza Companion Loan as contemplated by the preceding paragraph, any remaining amounts available for distribution to the holders of such mortgage loans will be applied on a pro rata and pari passu basis.

          The Michigan Plaza Co-Lender Agreement entitles the MSCI 2006-IQ11
Operating Adviser, as controlling holder with respect to the Michigan Plaza Loan
Group (the "Michigan Plaza Controlling Holder"), to approve of certain actions the MSCI 2006-IQ11 Master Servicer or MSCI 2006-IQ11 Special Servicer, as the
case may be, takes with respect to the Michigan Plaza Loan Group, as set forth in the MSCI 2006-IQ11 Pooling and Servicing Agreement. The Michigan Plaza
Controlling Holder will be entitled to replace the MSCI 2006-IQ11 Special
Servicer, with or without cause, solely in respect of the Michigan Plaza Loan
Group.

          Pursuant to the Michigan Plaza Co-Lender Agreement, the holder of the
Michigan Plaza Companion Loan will be entitled to consult with (but, except as contemplated by the prior paragraph and as described below, not direct) the MSCI
2006-IQ11 Special Servicer with respect to various servicing matters involving the Michigan Plaza Loan Group.

          Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Michigan Plaza Controlling Holder or the holder of the Michigan Plaza Companion Loan, as contemplated above, may (and the MSCI
2006-IQ11 Master Servicer or the MSCI 2006-IQ11 Special Servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause the MSCI 2006-IQ11 Master Servicer or MSCI
2006-IQ11 Special Servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the MSCI 2006-IQ11 Pooling and Servicing Agreement or violate the REMIC provisions of the Code or violate any other provisions of the MSCI 2006-IQ11 Pooling and Servicing Agreement or any provisions of the
Michigan Plaza Co-Lender Agreement. Under the MSCI 2006-IQ11 Pooling and
Servicing Agreement, if the Michigan Plaza Companion Loan is subject to a fair value purchase option, then any holder of that option will also be required to purchase the Michigan Plaza Pari Passu Loan in connection with the exercise of that option.

THE SONY PICTURES PLAZA A/B MORTGAGE LOAN

          Mortgage Loan No. 16 (referred to herein as the "Sony Pictures Plaza
Mortgage Loan") is secured by the related mortgaged property (the "Sony Pictures
Plaza Mortgaged Property") and has an outstanding principal balance as of the
Cut-off Date of $52,875,930, representing 3.5% of the Initial Pool Balance (and
3.8% of the Initial

                                     S-182

Loan Group 1 Balance), and is an asset of the trust. The mortgage on the Sony
Pictures Plaza Mortgaged Property also secures a subordinated B Note (the "Sony
Pictures Plaza B Note") that had an original principal balance of $37,000,000.
The Sony Pictures Plaza B Note is not an asset of the trust.

          Cure Rights and Purchase Rights. In the event that certain defaults exist under the Sony Pictures Plaza Mortgage Loan or the Sony Pictures Plaza B
Note, the holder of the Sony Pictures Plaza B Note will have the right, in certain circumstances, to make cure payments and cure other defaults with respect to the Sony Pictures Plaza A/B Mortgage Loan and to purchase the Sony
Pictures Plaza Mortgage Loan for a price generally equal to the outstanding principal balance of the Sony Pictures Plaza Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the Sony Pictures Plaza Mortgage Loan and other amounts payable to the holder of the Sony Pictures Plaza Mortgage Loan under the mortgage loan documents (net of any cure payments made by the holder of the Sony Pictures
Plaza B Note).

          The Controlling Holder. The initial holder of the Sony Pictures Plaza
Mortgage Loan and the Sony Pictures Plaza B Note entered into an intercreditor agreement (the "Sony Pictures Plaza Intercreditor Agreement"). Under the Sony
Pictures Plaza Intercreditor Agreement, the consent of the Sony Pictures Plaza
Controlling Holder is required for the master servicer or special servicer to take the following actions:

     o    any proposed or actual foreclosure upon or comparable conversion of the ownership of the Sony Pictures Plaza Mortgaged Property and other collateral securing the Sony Pictures Plaza A/B Mortgage Loan if it comes into and continues in default or other enforcement action under the mortgage loan documents;

     o    any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date) or any material non-monetary term of the Sony
          Pictures Plaza A/B Mortgage Loan;

     o    any acceptance of a discounted payoff of the Sony Pictures Plaza A/B
          Mortgage Loan;

     o    any determination to bring the Sony Pictures Plaza Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Sony Pictures Plaza
          Mortgaged Property;

     o    any release of collateral for the Sony Pictures Plaza A/B Mortgage
          Loan or any release of the borrower or any guarantor under the Sony
          Pictures Plaza A/B Mortgage Loan (other than in accordance with the terms of the Sony Pictures Plaza A/B Mortgage Loan, or upon satisfaction of, the Sony Pictures Plaza A/B Mortgage Loan);

     o    any acceptance of substitute or additional collateral for the Sony
          Pictures Plaza A/B Mortgage Loan (other than in accordance with the terms of the Sony Pictures Plaza A/B Mortgage Loan);

     o    any waiver or determination to enforce or not enforce a "due-on-sale"
          or "due-on-encumbrance" clause including any transfer of direct or indirect interests in borrower that require the consent of the mortgagee;

     o    any acceptance of an assumption agreement releasing the borrower or a guarantor from liability under the Sony Pictures Plaza A/B Mortgage
          Loan;

     o    any acceptance of a change in the property management company for the
          Sony Pictures Plaza Mortgaged Property or any proposed termination or material modification of the management agreement for the property securing the Sony Pictures Plaza A/B Mortgage Loan;

     o    any proposed sale of the Sony Pictures Plaza Mortgaged Property or transfer of an interest in the borrower or the Sony Pictures Plaza
          Mortgaged Property;

     o    the adoption or approval of any plan or reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the borrower;

                                     S-183

     o    any proposed modification or waiver of any provision of the mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower, and any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the mortgage loan documents); and

     o    releases of any escrows, reserve accounts or letters of credit that are not in compliance with the mortgage loan documents.

          The "Sony Pictures Plaza Controlling Holder" is the holder of the Sony
Pictures Plaza B Note unless (i) a Sony Pictures Plaza Control Appraisal Event has occurred and is continuing or (ii) the holder of the Sony Pictures Plaza B
Note is related to the borrower, in which case the Sony Pictures Plaza
Controlling Holder is the holder of the Sony Pictures Plaza Mortgage Loan. The
Sony Pictures Plaza Controlling Holder may direct the trustee to remove the special servicer at any time upon appointment and acceptance of such appointment by a successor; provided that, prior to the effectiveness of any such appointment, the trustee shall have received confirmation of the successor special servicer from the Rating Agencies. The Sony Pictures Plaza Controlling
Holder shall pay any costs and expenses in connection with the removal and appointment of the special servicer.

          The holder of the Sony Pictures Plaza B Note may sell the Sony
Pictures Plaza B Note subject to the terms of the Sony Pictures Plaza
Intercreditor Agreement.

          Distributions. Under the terms of the Sony Pictures Plaza
Intercreditor Agreement, on each payment date, all amounts received from or on behalf of the borrower prior to the occurrence of an event of default (other than early payments of rent and proceeds of a defaulted lease claim) will be applied in the following order of priority:

     o    first, on a pro rata basis in accordance with their respective percentage interests, (i) to pay to the holder of the Sony Pictures
          Plaza Mortgage Loan in an amount equal to the accrued and unpaid interest on the Sony Pictures Plaza Mortgage Loan at the applicable interest rate minus the applicable servicing fees; and (ii) to pay to the Holder of the Sony Pictures Plaza B Note an amount equal to the accrued and unpaid interest on the Sony Pictures Plaza B Note at the applicable interest rate minus the applicable servicing fees;

     o    second, on a pro rata basis in accordance with their respective percentage interests, to pay to the holder of the Sony Pictures Plaza
          Mortgage Loan and holder of the Sony Pictures Plaza B Note an amount equal to any Scheduled Payments made with respect to the Sony Pictures
          Plaza A/B Mortgage Loan;

     o    third, on a pro rata basis in accordance with their respective percentage interests, to pay to the holder of the Sony Pictures Plaza
          Mortgage Loan and the holder of the Sony Pictures Plaza B Note an amount equal to the unscheduled principal payments (other than
          Scheduled Payments, if any, made with respect to the Sony Pictures
          Plaza A/B Mortgage Loan;

     o    fourth, any Prepayment Premium, to the extent actually paid by the borrower under the Sony Pictures Plaza A/B Mortgage Loan, to the holder of the Sony Pictures Plaza Mortgage Loan and to the holder of the Sony Pictures Plaza B Note, pro rata, based on the respective amounts payable to each when the Prepayment Premium for each of the
          Sony Pictures Plaza Mortgage Loan and the Sony Pictures Plaza B Note
          is separately computed on the prepaid amount of the principal balance of each at the respective interest rate;

     o    fifth, any default interest penalty and late payment charges shall be paid to the holder of the Sony Pictures Plaza Mortgage Loan and the holder of the Sony Pictures Plaza B Note, pro rata (based on their respective percentage interests) to the extent not applied to interest on Advances or payable to any servicer, trustee or fiscal agent pursuant to the Pooling and Servicing Agreement;

     o    sixth, to the holder of the Sony Pictures Plaza B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Sony Pictures Plaza B Note with respect to the Sony
          Pictures Plaza A/B Mortgage Loan pursuant to the Sony Pictures Plaza
          Intercreditor Agreement or the Pooling and Servicing Agreement; and

                                     S-184

     o    seventh, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to a party other than the holder of the Sony Pictures Plaza Mortgage Loan or the holder of the
          Sony Pictures Plaza B Note, and not otherwise applied in accordance with the Sony Pictures Plaza Intercreditor Agreement, such amount shall be paid to the holder of the Sony Pictures Plaza Mortgage Loan and the holder of the Sony Pictures Plaza B Note, pro rata (based on the initial principal balance of the Sony Pictures Plaza Mortgage Loan and the initial principal balance of the Sony Pictures Plaza B Note.)

          Payments Following an Event of Default. Under the terms of the Sony
Pictures Plaza Intercreditor Agreement, following an event of default, all amounts received from or on behalf of the borrower will be applied in the following order of priority:

     o    first, to the holder of the Sony Pictures Plaza Mortgage Loan in an amount equal to the accrued and unpaid interest on the Sony Pictures
          Plaza Mortgage Loan at the applicable interest rate minus the applicable servicing fees;

     o    second, to the holder of the Sony Pictures Plaza Mortgage Loan in an amount equal to the outstanding principal balance of the Sony Pictures
          Plaza Mortgage Loan, until such amount has been reduced to zero;

     o    third, to the holder of the Sony Pictures Plaza B Note, in an amount equal to the accrued and unpaid interest on the Sony Pictures Plaza B
          Note at the applicable interest rate minus the applicable servicer fees;

     o    fourth, to the holder of the Sony Pictures Plaza B Note in an amount equal to the outstanding principal balance of the Sony Pictures Plaza
          B Note, until such amount has been reduced to zero;

     o    fifth, to the holder of the Sony Pictures Plaza Mortgage Loan, in an amount equal to any Prepayment Premium actually received in respect of the Sony Pictures Plaza Mortgage Loan, and then, to the holder of the
          Sony Pictures Plaza B Note in an amount equal to any Prepayment
          Premium actually received in respect of the Sony Pictures Plaza B
          Note;

     o    sixth, any default interest penalty shall be paid first, to the holder of the Sony Pictures Plaza Mortgage Loan, and then, to the holder of the Sony Pictures Plaza B Note, based on the total amount of such default interest then owing to each such holder, to the extent not applied to interest on Advances or payable to any servicer, trustee or fiscal agent pursuant to the Pooling and Servicing Agreement;

     o    seventh, to the extent late payment charges paid by the borrower are not required to be otherwise applied under the Pooling and Servicing
          Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional trust expenses or to compensate any of the master servicer, the special servicer or the trustee (in each case provided that such reimbursements or payments relate to the Sony Pictures Plaza A/B Mortgage Loan or the Sony
          Pictures Plaza Mortgaged Property), first, to the holder of the Sony
          Pictures Plaza Mortgage Loan until the late payment charges allocable to Sony Pictures Plaza Mortgage Loan have been paid in full and then, to pay the holder of the Sony Pictures Plaza B Note until the late payment charges allocable to the Sony Pictures Plaza B Note have been paid in full; notwithstanding the foregoing, in the event that the holder of the Sony Pictures Plaza B Note has previously made a cure payment, the holder of the Sony Pictures Plaza B Note shall be reimbursed for such cure payment, after all amounts that are payable at such time under this clause seventh and the preceding clauses first through sixth have been paid;

     o    eighth, to the holder of the Sony Pictures Plaza B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Sony Pictures Plaza B Note with respect to the Sony
          Pictures Plaza A/B Mortgage Loan pursuant to the Sony Pictures Plaza
          Intercreditor Agreement or the Pooling and Servicing Agreement; and

     o    ninth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to a party other than the holder of the Sony Pictures Plaza Mortgage Loan or the holder of the
          Sony Pictures Plaza B Note, and not otherwise applied in accordance with the Sony Pictures Plaza Intercreditor

                                     S-185

          Agreement, or if the proceeds of any foreclosure sale or liquidation of the Sony Pictures Plaza A/B Mortgage Loan or the related property are received in excess of the amounts required to be applied in accordance with the Sony Pictures Plaza Intercreditor Agreement, then in each such case, such remaining amount shall be paid, pro rata
          (based on the initial principal balance of the Sony Pictures Plaza
          Mortgage Loan and the initial principal balance of the Sony Pictures
          Plaza B Note), to the holder of the Sony Pictures Plaza Mortgage Loan and to the holder of the Sony Pictures Plaza B Note.

THE CHERRY CREEK LOAN GROUP

          Mortgage Loan No. 25 (the "Cherry Creek Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of
$30,000,000, representing 2.0% of the Initial Pool Balance (and representing
2.1% of the Initial Loan Group 1 Balance), is secured by the same mortgaged properties on a pari passu basis with two additional notes (collectively, the
"Cherry Creek Companion Loan"). The Cherry Creek Pari Passu Loan and the Cherry
Creek Companion Loan have the same borrower and are all secured by the same mortgage instrument encumbering the same mortgaged property. The interest rate and maturity date of the Cherry Creek Companion Loan are identical to those of the Cherry Creek Pari Passu Loan. Payments from the borrower under the Cherry
Creek Loan Group will be applied on a pari passu basis to the Cherry Creek Pari
Passu Loan and the Cherry Creek Companion Loan. The Cherry Creek Companion Loan
is not an asset of the trust. The Cherry Creek Companion Loan is included in a securitization known as the Morgan Stanley Capital I Trust 2006-HQ9 ("MSCI
2006-HQ9"). The Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan
are collectively referred to in this prospectus supplement as the "Cherry Creek
Loan Group."

          The Cherry Creek Loan Group is currently being serviced pursuant to the MSCI 2006-HQ9 Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make P&I Advances on the Cherry
Creek Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Cherry Creek Pari Passu Loan. The MSCI 2006-HQ9 Master
Servicer or the MSCI 2006-HQ9 Trustee, as applicable, are required to make
Servicing Advances on the Cherry Creek Loan Group unless the MSCI 2006-HQ9
Master Servicer, the MSCI 2006-HQ9 Special Servicer or the MSCI 2006-HQ9
Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the Cherry Creek Loan Group.

          The holders of the Cherry Creek Pari Passu Loan and the Cherry Creek
Companion Loan have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan and provides, in general, that:

          o    The Cherry Creek Pari Passu Loan and the Cherry Creek Companion
               Loan are of equal priority with each other and no portion of any of them will have priority or preference over any of the others;
               and

          o    All payments, proceeds and other recoveries on or in respect of the Cherry Creek Pari Passu Loan and the Cherry Creek Companion
               Loan will be applied to the Cherry Creek Pari Passu Loan and the
               Cherry Creek Companion Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and any fiscal agent and any other service providers with respect to the Cherry Creek
               Companion Loan, in accordance with the terms of the Pooling and
               Servicing Agreement).

          Sale of Defaulted Mortgage Loan. Under the MSCI 2006-HQ9 Pooling and
Servicing Agreement, if the Cherry Creek Companion Loan is subject to a fair value purchase option, then any holder of that option will also be required to purchase the Cherry Creek Pari Passu Loan in connection with the exercise of that option.

                                     S-186

THE MASTER SERVICER

Master Servicer Compensation

          The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, B Note and Serviced Companion Mortgage Loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on Escrow Accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer as provided in the Pooling and
Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any
Advances and additional trust expenses pursuant to the terms of the Pooling and
Servicing Agreement.

          The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

          In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are non-Specially Serviced Mortgage Loans. The special servicer will process and approve assumptions relating to the mortgage loans in the trust.

          In the event that the master servicer resigns or is no longer master servicer for any reason, the master servicer will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

          If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of
Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an Event of Default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate immediately upon the date which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if an Event of Default
occurs solely by reason of the occurrence of a default of certain sub-servicers under the related primary servicing or sub-servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing or sub-servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing of sub-servicing default occurred.

          The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

                                     S-187

          Upon termination of the master servicer under the Pooling and
Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and
(ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer.

          However, if the master servicer is terminated solely due to an Event of Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and
Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the
Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

          The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

THE SPECIAL SERVICER

Special Servicer Compensation

          The special servicer will be entitled to receive:

          o    a Special Servicing Fee;

          o    a Workout Fee; and

          o    a Liquidation Fee.

          The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to Certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the

                                     S-188

related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

          The special servicer is also permitted to retain, in general, 100.0%
of all application fees, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, 50% of such fees on Non-Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for
REO Property collections, and other charges specified in the Pooling and
Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the
Workout Fee will be obligations of the trust and will represent Expense Losses.
The Special Servicer Compensation will be payable in addition to the Master
Servicing Fee payable to the master servicer.

          In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to process and approve assumptions with respect to all mortgage loans. If Prepayment Interest
Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest
Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

          As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser (or any B Note holder to the extent described under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the
Michigan Plaza Loan Group and the Cherry Creek Loan Group" above) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and
Servicing Agreement.

          If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above, but not necessarily in amount.

Termination of Special Servicer

          The trustee may, and the Operating Adviser may direct the trustee to, terminate the special servicer upon a Special Servicer Event of Default. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing
Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer may be replaced by the trustee as described in the Pooling and Servicing
Agreement. The Pooling and Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a
Special Servicer Event of Default or voluntary resignation.

          The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

          In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.
The Sony Pictures Plaza Controlling Holder may terminate the special servicer at any time in accordance with the terms described in this prospectus supplement under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the
Michigan Plaza Loan Group and the Cherry Creek Loan Group."

                                     S-189

THE OPERATING ADVISER

          An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

          o    any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

          o    any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

          o    any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
               Certificates--Optional Termination";

          o    any determination to bring an REO Property into compliance with applicable environmental laws;

          o    any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

          o    any acceptance of a discounted payoff;

          o    any waiver of a "due on sale" or "due on encumbrance" clause
               (except with respect to subordinate debt with respect to the mortgage loans secured by residential cooperative properties, as permitted pursuant to the terms of the Pooling and Servicing
               Agreement);

          o    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

          o    any release of collateral for a Specially Serviced Mortgage Loan
               (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan); and

          o    any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender.

          Other than with respect to a proposed sale of a Specially Serviced
Mortgage Loan, the Operating Adviser will also be entitled to advise the special servicers with respect to the foregoing actions.

          In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

          At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

          The Operating Adviser will be responsible for its own expenses.

          Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicers, as applicable, then the master servicer or

                                     S-190

special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

          We anticipate that an affiliate of the initial special servicer will purchase certain non-offered classes of certificates, including the Class P
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

          Notwithstanding the foregoing, the special servicer may reject any advice, direction or objection by the Operating Adviser if such advice, direction or objection would:

          o    require or cause the special servicer to violate any law of any applicable jurisdiction;

          o    require or cause the special servicer to violate the provisions of the Pooling and Servicing Agreement, including those requiring the special servicer to act in accordance with the Servicing
               Standard under the Pooling and Servicing Agreement and not to impair the status of any REMIC created under the Pooling and
               Servicing Agreement as a REMIC; and

          o    require or cause the special servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement

          Neither the master servicer nor special servicer will follow any such direction or initiate any such actions. The rights of the Operating Adviser are subject to the rights of any holder of a B Note as described under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the Michigan Plaza Loan
Group and the Cherry Creek Loan Group."

          Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

          Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer will have the right to permit non-material, routine modifications to the performing (non-specially serviced) mortgage loans, pursuant to the terms of the Pooling and Servicing Agreement.

          Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

          o    reduce the amounts owing under any Specially Serviced Mortgage
               Loan by forgiving principal, accrued interest and/or any
               Prepayment Premium or Yield Maintenance Charge;

          o    reduce the amount of the Scheduled Payment on any Specially
               Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

          o    forbear in the enforcement of any right granted under any
               mortgage note or mortgage relating to a Specially Serviced
               Mortgage Loan;

          o    extend the maturity date of any Specially Serviced Mortgage Loan;
               and/or

          o    accept a Principal Prepayment during any Lock-out Period;

                                     S-191

          provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders (or if the related mortgage loan relates to a B Note or Serviced Companion Mortgage Loan, equal to or exceeding the recovery to Certificateholders and the holders of such
B Note or Serviced Companion Mortgage Loan, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

          In no event, however, will the special servicer be permitted to:

          o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final
               Distribution Date; or

          o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
               Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

          Additionally, subject to any restrictions applicable to REMICs and to limitations imposed by the Pooling and Servicing Agreement, the applicable special servicer will be permitted to modify performing mortgage loans subject to such special servicer consulting with counsel, and under certain circumstances or if such special servicer deems it necessary, the receipt of an opinion from counsel stating that such modification will not result in the violation of any REMIC provisions under the Code.

          Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of
Certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Certain
Expenses" in this prospectus supplement.

          The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the
Certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

          The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

          The Pooling and Servicing Agreement grants to (a) the special servicer and (b) the holder of the certificates representing the greatest Percentage
Interest in the Controlling Class, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced
Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment, subject to the rights of any related mezzanine note holder or B Note holder). The "Option
Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. Prior to the special servicer's determination of fair value referred to in the preceding sentence, the fair value of a mortgage loan shall be deemed to be an amount equal to the
Purchase Price plus (i) any prepayment penalty or Yield Maintenance Charge then payable upon the prepayment of such mortgage loan and (ii) the reasonable fees and expenses of the special servicer, the master servicer and the trustee incurred in connection with the sale of the mortgage loan. In determining fair value, the special servicer shall take into account, among other factors, the results of any appraisal obtained in accordance with the Pooling and Servicing
Agreement within the prior twelve months; any views on fair value expressed by independent investors in comparable mortgage loans (provided that the special servicer shall not be obligated to solicit such views); the period and amount of any delinquency; whether to the special servicer's actual knowledge, the mortgage loan is in default to avoid a prepayment restriction; the physical condition of the related mortgaged property; the state of the local economy; the expected recoveries from the mortgage loan if the special servicer were

                                     S-192

to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all
Certificateholders. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest Percentage Interest in the
Controlling Class that is affiliated with the special servicer or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is equal to fair value.

          The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the mortgage loan seller pursuant to the
Pooling and Servicing Agreement or (v) been purchased by the holder of a related
B Note or mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

          Additionally, each holder of a B Note may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement and to the extent described under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the Michigan Plaza Loan Group and the Cherry Creek Loan
Group" above.

FORECLOSURES

          The special servicer may at any time, with notification to and consent of the Operating Adviser (or B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

          If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all
Certificateholders (and with respect to any B Note or Serviced Companion
Mortgage Loan, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

          If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement.

                                     S-193

"Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I, at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I, would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO
Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

          For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus.
Three separate REMIC elections will be made with respect to designated portions of the trust other than those portions of the trust consisting of (i) the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest
Grantor Trust"), (ii) the separate trust that holds the Class A-4FL Regular
Interest, the rights of the Class A-4FL Certificates in respect of payments on the applicable Swap Contract and the Class A-4FL Floating Rate Account (the
"Class A-4FL Grantor Trust") and (iii) the separate trust that holds the Class
A-MFL Regular Interest, the rights of the Class A-MFL Certificates in respect of payments on the applicable Swap Contract and the Class A-MFL Floating Rate
Account (the "Class A-MFL Grantor Trust"). Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

          o    the making of proper elections;

          o    the accuracy of all representations made with respect to the mortgage loans;

          o    ongoing compliance with all provisions of the Pooling and
               Servicing Agreement and other related documents and no amendments to them;

          o    ongoing compliance with any Non-Serviced Mortgage Loan Pooling and Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

                                     S-194

          o    ongoing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury
               Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II, and REMIC III; (3)
the REMIC Regular Certificates, the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) each of the Excess Interest
Grantor Trust, the Class A-4FL Grantor Trust and the Class A-MFL Grantor Trust
will be treated as a grantor trust for federal income tax purposes; (5) the
Class Q Certificates will represent a beneficial ownership of the assets of the
Excess Interest Grantor Trust; (6) each of the Class A-4FL Certificates will represent beneficial ownership of the assets of the Class A-4FL Grantor Trust.;
and (7) the Class A-MFL Certificates will represent beneficial ownership of the assets of the Class A-MFL Grantor Trust.

          The offered certificates (other than the Class A-4FL Certificates and the Class A-MFL Certificates), the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest will be regular interests issued by REMIC III. The Class
A-4FL Grantor Trust will consist of the Class A-4FL Regular Interest, the applicable Swap Contract and the Class A-4FL Floating Rate Account, and the
Class A-4FL Certificates will represent an undivided beneficial interest such assets. The Class A-MFL Grantor Trust will consist of the Class A-MFL Regular
Interest, the applicable Swap Contract and the Class A-MFL Floating Rate
Account, and the Class A-MFL Certificates will represent an undivided beneficial interest such assets. See "Federal Income Tax Consequences--Taxation of Owners
of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

          Except as provided below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations. In the case of the Class
A-4FL Certificates and the Class A-MFL Certificates, the above discussion applies only to the beneficial interest in the Class A-4FL Regular Interest and the Class A-MFL Regular Interest, respectively.

          Moreover, the offered certificates (other than the Class A-4FL and the
Class A-MFL Certificates) will be "qualified mortgages" under Section 860G(a)(3)
of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Because the Class A-4FL Certificates and the Class A-MFL Certificates will represent an undivided beneficial interest in the applicable Swap Contract and the applicable Floating Rate Account, they will not be suitable assets for resecuritization in a REMIC. Offered certificates
(other than the Class A-4FL Certificates and the Class A-MFL Certificates), the
Class A-4FL Regular Interest and the Class A-MFL Regular Interest held by certain financial institutions will constitute "evidences of indebtedness"
within the meaning of Section 582(c)(1) of the Code other than any portion of the the basis of the Class A-4FL Certificates and the Class A-MFL Certificates
allocable to the applicable Swap Contract.

          The offered certificates (other than the Class A-4FL Certificates and the Class A-MFL Certificates), the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates (other than the Class
A-4FL Certificates and the Class A-MFL Certificates), the Class A-4FL Regular
Interest and the Class A-MFL Regular Interest shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the
prospectus.

                                     S-195

ORIGINAL ISSUE DISCOUNT AND PREMIUM

          We anticipate that the offered certificates (other than the Class
A-4FL and Class A-MFL Certificates), the Class A-4FL Regular Interest and the
Class A-MFL Regular Interest will be issued at a premium for federal income tax purposes. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such
Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

          Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates (or the Class
A-4FL Regular Interest or the Class A-MFL Regular Interest) issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in
the prospectus.

          The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

          Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge
to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected
Prepayment Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. It appears that
Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance
Charges.

TAXATION OF THE SWAP CONTRACTS

          Each holder of a Class A-4FL Certificate or Class A-MFL Certificate
will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the applicable Swap
Contract.

          Holders of the Class A-4FL Certificates or Class A-MFL Certificates
must allocate the price they pay for their Certificates between their interests in the Class A-4FL Regular Interest or Class A-MFL Regular Interest, as
applicable, and the applicable Swap Contract based on their relative fair market values. The portion, if any, allocated to the applicable Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-4FL Certificates or Class A-MFL Certificates, as applicable. If the Swap Premium is paid by a holder, it will reduce the purchase price for the
Class A-4FL Certificates or Class A-MFL Certificates allocable to the Class
A-4FL Regular Interest or Class A-MFL Regular Interest, respectively. If the
Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the Class A-4FL Regular Interest or Class A-MFL Regular
Interest, as applicable. If the applicable Swap Contract is on-market, no amount of the

                                     S-196

purchase price will be allocable to it. Holders of the Class A-4FL Certificates and Class A-MFL Certificates should consult tax advisors as to whether a Swap
Premium should be deemed to be paid or received with respect to such
Certificates. A holder of a Class A-4FL Certificate or Class A-MFL Certificate
generally will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the applicable Swap Contract
(adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap
Premium (or some other reasonable rate). Prospective purchasers of Class A-4FL
Certificates or Class A-MFL Certificates should consult tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not expected that any
Swap Premium would be treated in part as a loan under Treasury Regulations.

          Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Swap
Contract must be netted against payments made under the applicable Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the
Class A-4FL Certificates or Class A-MFL Certificates.

          Any amount of proceeds from the sale, redemption or retirement of a
Class A-4FL Certificate or Class A-MFL Certificate that is considered to be allocated to the holder's rights under the applicable Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a
"termination payment" allocable to that Class A-4FL Certificate or Class A-MFL
Certificate, as applicable, under Treasury Regulations. A holder of a Class
A-4FL Certificate or a Class A-MFL Certificate will have gain or loss from such a termination equal to (A) (i) any termination payment it received or is deemed to have received under the applicable Swap Contract minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the applicable Swap Contract or (B) (i) any termination payment it paid or is deemed to have paid under the applicable Swap
Contract minus (ii) the unamortized portion of any Swap Premium received or deemed received upon entering into or acquiring its interest in the applicable
Swap Contract. Gain or loss realized upon the termination of the applicable Swap
Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

          The Class A-4FL Certificates and Class A-MFL Certificates,
representing a beneficial ownership in the Class A-4FL Regular Interest and the
Class A-MFL Regular Interest, respectively, and the applicable Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code
Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the applicable Swap Contract would be short term. If the holder of a Class A-4FL Certificate or Class A-MFL Certificate
incurred or continued to incur indebtedness to acquire or hold such Class A-4FL
Certificate or Class A-MFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the applicable Swap Contract.

ADDITIONAL CONSIDERATIONS

          The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

          Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II, REMIC III, the Excess Interest
Grantor Trust, the Class A-4FL Grantor Trust and the Class A-MFL Grantor Trust
will be the obligation of the paying agent, and not of any master servicer.

                                     S-197

          For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

          The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 12.9% of the Initial
Pool Balance), Colorado (approximately 12.4% of the Initial Pool Balance) and
Florida (approximately 10.8% of the Initial Pool Balance), which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

          Under California law, a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

COLORADO

          Mortgage loans in Colorado are typically secured by a deed of trust to the public trustee. Mortgages and deeds of trust to a private trustee, both of which require a judicial foreclosure, are valid but used infrequently. Following a default, the foreclosure is commenced by filing with the appropriate public trustee of the county wherein the property is located, two notices of election and demand for sale. Within ten working days following the receipt of the notice, the public trustee records the notice of election and demand for sale with the clerk and recorder of the county, and commences publication of the notice of sale once a week for five consecutive weeks. During the publication period a summary proceeding is brought in the District Court to obtain an order authorizing sale from the court. The issues before the court are limited to whether the owner is in the armed forces and protected under the Solders' and
Sailors' Civil Relief Act and whether a default has occurred under the indebtedness or the security instrument. A court order authorizing the sale is a prerequisite to the public trustee's sale. Under Colorado law the borrower, a guarantor, or a holder of a junior encumbrance is entitled to cure the default if the default is solely monetary, and if a notice of the intent to cure is filed with the public trustee or sheriff conducting the sale at least fifteen days prior to the scheduled foreclosure sale. At the scheduled foreclosure sale the property is sold by the public trustee to the highest bidder, who is usually the foreclosing lender. An uncontested public trustee foreclosure procedure, not including the redemption periods and the issuance of a public trustee's deed, typically takes approximately fifty to seventy days to complete. Except for agricultural real estate, the redemption period for the owner, or any other person who is liable after the foreclosure sale for a deficiency, is seventy-five days. The redemption period for the owner or any other person who is liable for a deficiency, where the foreclosed property is agricultural real estate, is six months. A holder of a lien that is junior to the one being foreclosed has an additional period of redemption. The price for redemption is the sum for which the property was sold at the foreclosure sale, with interest from the date of the sale, plus any taxes or other charges authorized with interest on such charges from the date paid. Interest is chargeable at the default rate specified in the instrument or if no default rate is specified, at the regular rate specified. In order to recover a deficiency, the holder of the indebtedness must bid, at minimum, its good faith estimate of the fair market value of the property being sold.

                                     S-198

FLORIDA

          Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered.
During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a "one action rule" or "anti deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed.

CERTAIN ERISA CONSIDERATIONS

          ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. ERISA and Section 4975 of the
Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and most non-U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS AND PROHIBITED TRANSACTIONS

          Under Section 3(42) of ERISA and the U.S. Department of Labor ("DOL")
regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. If the assets of the trust were deemed to constitute
Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

          Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

          In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance
Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

                                     S-199

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

          With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

          o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
               obligations that meet the conditions and requirements of the
               Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

          The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
               transaction with an unrelated party;

          o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

          o    the trustee cannot be an affiliate of any member of the
               Restricted Group, other than an underwriter. The "Restricted
               Group" consists of the Underwriters, the Depositor, the Swap
               Counterparty, the sponsor, the master servicer, the special servicer, any person responsible for servicing a Non-Serviced
               Mortgage Loan or any related REO Property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

          o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
               the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the 1933 Act.

          A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

          Before purchasing any such class of certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "securities"
for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its

                                     S-200

own determination as to the availability of the exemptive relief provided in the
Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

          Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

          o    the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          We believe that the Exemptions will apply to the acquisition and holding of the offered certificates (except for the Class A-4FL Certificates and the Class A-MFL Certificates to the extent of the applicable Swap Contract) by
Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than
5% of the aggregate principal balance of the assets of the trust.

          The Swap Contract benefiting the Class A-4FL Certificates does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-4FL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-4FL
Regular Interest without taking into account payments made or received with respect to the Swap Contract and (ii) the rights and obligations under the applicable Swap Contract. A Plan's purchase and holding of a Class A-4FL
Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap
Counterparty unless an exemption is available.

          The Swap Contract benefiting the Class A-MFL Certificates does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-MFL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-MFL
Regular Interest without taking into account payments made or received with respect to the Swap Contract and (ii) the rights and obligations under the applicable Swap Contract. A Plan's purchase and holding of a Class A-MFL
Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap
Counterparty unless an exemption is available.

          Accordingly, as long as the applicable Swap Contract is in effect, no
Plan or other person using Plan assets may acquire or hold any interest in a
Class A-4FL Certificate or Class A-MFL Certificate unless such acquisition or holding is eligible for the exemptive relief available under the statutory transaction exemption available under Section 408(b)(17) of ERISA to "service providers" to Plans (provided that such service provider is neither a fiduciary with respect to the plan assets used to acquire the Certificates nor an affiliate of such fiduciary and that the transaction is for "adequate consideration") or PTE 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers")
or similar exemption under similar law (collectively, the "Investor-Based
Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions (in particular, fiduciary self-dealing transactions prohibited by ERISA Section 406(b)). Plan fiduciaries should consult their legal

                                     S-201

counsel concerning this analysis and the applicability of the Investor-Based
Exemptions. Each beneficial owner of a Class A-4FL Certificate or Class A-MFL
Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Class A-4FL Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

INSURANCE COMPANY GENERAL ACCOUNTS

          Based on the reasoning of the United States Supreme Court in John
Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a
Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the
Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of
Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

          Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

          Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

          Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

                                     S-202

          No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

          We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the mortgage loan sellers and to the payment of expenses in connection with the issuance of the certificates.

                                     S-203

                              PLAN OF DISTRIBUTION

          We have entered into an Underwriting Agreement with Morgan Stanley &
Co., Greenwich Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the terms and conditions set forth in the Underwriting
Agreement, we have agreed to sell to each Underwriter and each Underwriter has agreed severally to purchase from us, the respective aggregate Certificate
Balance of each class of offered certificates presented below.

           UNDERWRITERS              CLASS A-1     CLASS A-1A    CLASS A-2     CLASS A-3      CLASS A-4     CLASS A-4FL
---------------------------------   -----------   -----------   -----------   -----------   ------------   ------------

Morgan Stanley & Co. Incorporated   $41,800,000   $90,658,000   $88,100,000   $62,900,000   $610,249,000   $150,000,000
Greenwich Capital Markets, Inc.     $         0   $         0   $         0   $         0   $          0   $          0
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated               $         0   $         0   $         0   $         0   $          0   $          0
      Total......................   $41,800,000   $90,658,000   $88,100,000   $62,900,000   $610,249,000   $150,000,000

           UNDERWRITERS              CLASS A-MFL     CLASS A-J      CLASS B       CLASS C       CLASS D
---------------------------------   ------------   ------------   -----------   -----------   -----------

Morgan Stanley & Co. Incorporated   $149,101,000   $119,281,000   $31,684,000   $16,774,000   $22,365,000
Greenwich Capital Markets, Inc.     $          0   $          0   $         0   $         0   $         0
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated               $          0   $          0   $         0   $         0   $         0
      Total......................   $149,101,000   $119,281,000   $31,684,000   $16,774,000   $22,365,000

          Morgan Stanley & Co. Incorporated will act as lead manager and sole bookrunner with respect to the offered certificates.

          The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $1,388,743,591, plus accrued interest on the certificates.

          The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

          One or more affiliates of the Underwriters have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers. Affiliates of the Underwriters, including

                                     S-204

Bear Stearns Commercial Mortgage Securities Inc., engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk
Factors--Conflicts of Interest May Have An Adverse Effect On Your Certificates"
in this prospectus supplement.

          In connection with the offering, the Underwriters may purchase and sell the offered certificates in the open market. These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involve the sale by the
Underwriter of a greater number of certificates than it is required to purchase from Morgan Stanley Capital I Inc. in the offering. An Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the
Underwriter if the certificates are repurchased by the Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise. We expect that an affiliate of Morgan
Stanley & Co. Incorporated will purchase approximately $150,000,000 of the Class
A-4FL Certificates and all of the Class A-MFL Certificates for its own account.

          The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about November 9, 2006, which is the sixth business day following the date of pricing of the certificates.

          Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

          The Underwriters and any dealers that participate with the
Underwriters in the distribution of the offered certificates will be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of
1933, as amended.

          We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

          One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

          The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an
Underwriter, and Morgan Stanley Mortgage Capital Inc., the mortgage loan seller, and Morgan Stanley Capital Services Inc., the swap counterparty.

                                  LEGAL MATTERS

          The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for us by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New
York. Certain legal matters will be passed upon for Morgan Stanley Mortgage
Capital Inc. by Latham & Watkins LLP, for Wells Fargo Bank, National
Association, in its capacity as master servicer, by Sidley Austin LLP, New York,
New York, for Wells Fargo Bank, National Association, in its capacity as paying agent, certificate registrar and authenticating agent, by Kennedy Covington
Lobdell & Hickman, LLP, and for LNR Partners, Inc., in its capacity as special servicer, by Bilzin Sumberg Baena Price & Axelrod LLP, Miami, Florida.

                                     S-205

                                     RATINGS

          It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and Moody's.

CLASS            FITCH   MOODY'S
--------------   -----   -------
Class A-1.....    AAA      Aaa
Class A-1A....    AAA      Aaa
Class A-2.....    AAA      Aaa
Class A-3.....    AAA      Aaa
Class A-4.....    AAA      Aaa
Class A-4FL...    AAA      Aaa
Class A-MFL...    AAA      Aaa
Class A-J.....    AAA      Aaa
Class B.......    AA       Aa2
Class C.......    AA-      Aa3
Class D.......     A       A2

          It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the
Offered Certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, for among other reasons, if that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 36 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

          The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

          The ratings of the Class A-4FL Certificates and the Class A-MFL
Certificates do not represent any assessment as to whether the floating rate of interest on such Classes will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the respective Pass-Through Rates on the Class A-4FL Regular Interest and Class A-MFL Regular Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted Average
Net Mortgage Rate). In addition, the ratings on the Class A-4FL Certificates and the Class A-MFL Certificates do not address (i) the likelihood of receipt by the holders of the Class A-4FL Certificates or the Class A-MFL Certificates of the
timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms, (ii) in the event that the Swap
Counterparty defaults on its obligations under the applicable Swap Contract, the likelihood that the holders of the Class A-4FL Certificates or the Class A-MFL
Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the applicable Swap Contract that were not recovered from the Swap Counterparty, (iii) to the extent to which interest on the Class A-4FL Certificates will be reduced due to the allocation of Net Aggregate Prepayment Interest Shortfalls or reduction in payment by the
Swap Counterparty if the Pass-Through Rate of the Class A-4FL Regular Interest
is reduced below 5.328% or (iv) to the extent to which interest on the Class
A-MFL Certificates will be reduced due to

                                     S-206

the allocation of Net Aggregate Prepayment Interest Shortfalls or reduction in payment by the Swap Counterparty if the Pass-Through Rate of the Class A-MFL
Regular Interest is reduced below 5.360%.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                     S-207

                                GLOSSARY OF TERMS

          The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

          Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

          "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note (or notes) included in the trust.

          "A/B Mortgage Loan" means the Waterside Shops A/B Mortgage Loan, the
Sony Pictures Plaza A/B Mortgage Loan or any mortgage loan serviced under the
Pooling and Servicing Agreement that is divided into a senior mortgage note(s)
and one or more subordinated mortgage note(s), one or more of which senior mortgage note(s) is included in the trust. References in this prospectus supplement to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related subordinated note(s).

          "Accrued Certificate Interest" means, in respect of each class of
Certificates and for the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except in the case of the Class A-4FL
Certificates and the Class A-MFL Certificates, where it will be calculated on the basis of the actual number of days elapsed in the related Interest Accrual
Period and a 360 day year.

          "Additional Servicer" means each affiliate of the master servicer,
MSMC, the paying agent, the Depositor or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of the master servicer, MSMC, the paying agent, the Depositor or any Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

          "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate (and
in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II.

          "Advance Rate" means a rate equal to the "Prime Rate" as reported in
The Wall Street Journal from time to time.

          "Advances" means Servicing Advances and P&I Advances, collectively.

          "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

          "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

          "Appraisal Event" means not later than the earliest of the following:

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

                                     S-208

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

          "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

          the sum of:

o    the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or Loan Pair;

o    to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or
     A/B Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
     Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account
     (but were not deposited) in respect of the related mortgaged property or
     REO Property, as the case may be,

          over

o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
     (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note (and, as set forth in the related intercreditor agreement if there is more than one subordinated note) and then allocated to the related A Note.

          "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

          "Assumed Scheduled Payment" means an amount deemed due in respect of:

                                     S-209

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that the Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

          "Available Distribution Amount" means in general, for any Distribution
Date:

          (1)  all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
               represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that
               represents one or more of the following:

               o    Scheduled Payments collected but due on a Due Date
                    subsequent to the related Collection Period;

               o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

               o    amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the trustee
                    and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

               o    amounts deposited in the Certificate Account in error;

               o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                    Amounts with respect to the Interest Reserve Loans to be
                    deposited into the Interest Reserve Account;

               o    in the case of the REO Property related to an A/B Mortgage
                    Loan, all amounts received with respect to such A/B Mortgage
                    Loan that are required to be paid to the holder of the
                    related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

               o    in the case of any B Note or Serviced Companion Mortgage
                    Loan, the portion of such amounts payable to the holders of any B Note or Serviced Companion Mortgage Loan that are
                    required to be deposited into the related B Note or Serviced
                    Companion Mortgage Loan custodial account;

          (2)  to the extent not already included in clause (1), any P&I
               Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

          (3)  if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the
               Interest Reserve Account.

                                     S-210

          "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

          "Balloon LTV" - See "Balloon LTV Ratio."

          "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

          "Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in
London, England.

          "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

          "Base Interest Fraction" means, with respect to any Principal
Prepayment of any mortgage loan that provides for payment of a Prepayment
Premium or Yield Maintenance Charge, and with respect to any class of certificates (except for the Class A-4FL Certificates and the Class A-MFL
Certificates) and the Class A-4FL Regular Interest and the Class A-MFL Regular
Interest, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class of certificates or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest, as
applicable, and (ii) the Discount Rate used in calculating the Prepayment
Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment
Premium or Yield Maintenance Charge with respect to that principal prepayment
(or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on that Class of certificates, then the Base Interest
Fraction shall be equal to 1.0.

          "B Note" means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note(s) not included in the trust, which are subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

          "Certificate Account" means one or more separate accounts established and maintained by the master servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

          "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate or the Class A-4FL Regular Interest
or the Class A-MFL Regular Interest will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

          "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

          "Certificate Owner" means an entity acquiring an interest in an offered certificate.

                                     S-211

          "Cherry Creek Companion Loan" means the loan that is secured by the
Cherry Creek Pari Passu Mortgage on a pari passu basis with the Cherry Creek
Pari Passu Loan.

          "Cherry Creek Intercreditor Agreement" means the intercreditor agreement between the holder of the Cherry Creek Pari Passu Loan and the holder of the Cherry Creek Companion Loan.

          "Cherry Creek Loan Group" means the Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan.

          "Cherry Creek Pari Passu Loan" means Mortgage Loan No. 25.

          "Cherry Creek Pari Passu Mortgage" means the mortgage securing the
Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan.

          "Class" means the designation applied to the offered certificates, the
Class A-4FL Regular Interest, the Class A-MFL Regular Interest and the private certificates, pursuant to this prospectus supplement.

          "Class A Senior Certificates" means the Class A-1 Certificates, the
Class A-1A Certificates, the Class A-2 Certificates, the Class A-3 Certificates,
the Class A-4 Certificates and the Class A-4FL Certificates (or as the context requires, the Class A-4FL Regular Interest).

          "Class A-4FL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-4FL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-4FL Regular Interest pursuant to the applicable Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-4FL Regular Interest for so long as the applicable Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-4FL Regular Interest pursuant to the applicable Swap Contract; and (c) all amounts incurred by the trustee in connection with enforcing the rights of the trust under the applicable Swap Contract.

          "Class A-4FL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Contract is in effect and there exists no continuing payment default under the applicable
Swap Contract, the aggregate amount of interest received by the trustee from the
Swap Counterparty in respect of the Class A-4FL Regular Interest pursuant to the terms of the applicable Swap Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-4FL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable
Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a Swap Default occurs and is continuing, the
Class A-4FL Interest Distribution Amount will equal the Distributable
Certificate Interest Amount in respect of the Class A-4FL Regular Interest.

          "Class A-4FL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-4FL Regular Interest on such Distribution Date.

          "Class A-4FL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-4FL Certificates.

          "Class A-MFL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-MFL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-MFL Regular Interest pursuant to the applicable Swap Contract, but excluding the following:

                                     S-212

(a) all amounts of Prepayment Premiums and Yield Maintenance Charges allocated to the Class A-MFL Regular Interest for so long as the applicable Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the applicable Swap
Contract; and (c) all amounts incurred by the trustee in connection with enforcing the rights of the trust under the applicable Swap Contract.

          "Class A-MFL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Contract is in effect and there exists no continuing payment default under the applicable
Swap Contract, the aggregate amount of interest received by the trustee from the
Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the terms of the applicable Swap Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-MFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable
Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a Swap Default occurs and is continuing, the
Class A-MFL Interest Distribution Amount will equal the Distributable
Certificate Interest Amount in respect of the Class A-MFL Regular Interest.

          "Class A-MFL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-MFL Regular Interest on such Distribution Date.

          "Class A-MFL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-MFL Certificates.

          "Class X Certificates" means the Class X-1 Certificates and Class X-2
Certificates.

          "Clearstream Bank" means Clearstream Bank, societe anonyme.

          "Closing Date" means on or about November 9, 2006.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

          "Compensating Interest" means, with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans resulting from Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage
Loan or Serviced Companion Mortgage Loan) during the related Collection Period over (B) the aggregate of the Prepayment Interest Excesses received in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans
(but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same related Collection Period.
Notwithstanding the foregoing, such Compensating Interest shall not (i) exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of the mortgage loans including REO Properties (but not including any B Note,
Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution
Date, if the master servicer applied the subject Principal Prepayment in accordance with the terms of the related mortgage loan documents and (ii) be required to be paid on any Prepayment Interest Shortfalls to the extent incurred in respect of any Specially Serviced Mortgage Loans.

          "Compensating Interest Payment" means any payment of Compensating
Interest.

                                     S-213

          "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced
Mortgage Loan will be included in Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

          "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

          "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

          "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of
Subordinate Certificates.

          "CPR" - See "Constant Prepayment Rate" above.

          "Cut-off Date" means November 1, 2006. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in November 2006 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on November 1, 2006, not the actual day on which the scheduled payments were due.

          "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

          "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

          "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

          "Debt Service Coverage Ratio" or "DSCR" means the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the
Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

                                     S-214

          "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Depositor" means Morgan Stanley Capital I Inc.

          "Determination Date" means the 8th day of each month, or, if such day is not a business day, the next succeeding business day.

          "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

          "Distributable Certificate Interest Amount" means, in respect of any
Class of certificates (other than the Class A-4FL Certificates and the Class
A-MFL Certificates) and the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such Class or Classes of certificates or Class A-4FL Regular Interest or Class A-MFL Regular
     Interest for such Distribution Date, reduced (to not less than zero) by:

               o    any Net Aggregate Prepayment Interest Shortfalls or
                    Prepayment Interest Shortfalls allocated to such Class or
                    Classes for such Distribution Date; and

               o    Realized Losses and Expense Losses, in each case
                    specifically allocated with respect to such Distribution
                    Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance
                    with the terms of the Pooling and Servicing Agreement; plus

o    the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding
     Distribution Date; plus

o    if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
     Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
     Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
     Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

          "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

          "Distribution Date" means, with respect to any Determination Date, the
4th business day after the related Determination Date.

          "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

          "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

                                     S-215

          "DSCR" - See "Debt Service Coverage Ratio."

          "DTC" means The Depository Trust Company.

          "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

          "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P-1" by Moody's and "F-1" by Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "A2" by Moody's and at least "AA-" by Fitch
(or "A-" by Fitch so long as the short-term unsecured debt obligations are rated not less than "F-1" by Fitch), if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the trustee, the paying agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) and whose long-term senior unsecured debt obligations or other long-term deposits, or the trustee's or paying agent's parent's long-term senior unsecured debt obligations or other long-term deposits, are rated at least "Baa3" by Moody's, or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by confirmation that the use of any such account as the Certificate
Account or the Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates.
Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo
Bank, National Association, a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of Moody's, and "F-1" in the case of Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa2" in the case of Moody's and at least "A+" in the case of Fitch, if the deposits are to be held in the account for more than
30 days.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Account" means one or more custodial accounts established and maintained by the master servicer pursuant to the Pooling and Servicing
Agreement.

          "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

          "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement (other than with respect to the duties described under
     "Description of the Offered Certificates - Evidence as to Compliance" in
     this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange
     Act of 1934 of which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of Default)
     which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee;
     provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

                                     S-216

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the master servicer receives actual knowledge that Moody's has (i)
     qualified, downgraded or withdrawn its rating or ratings of one or more
     Classes of certificates, or (ii) placed one or more Classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating;

o    the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of certificates;

o    the master servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch for a continuous period of 60 days.

          Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates -
Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation
AB and the Securities Exchange Act of 1934 or the failure of the master servicer to terminate certain of those parties for such failures, will constitute an event of default that entitles the Depositor or another party to terminate that party. In some circumstances, such an event of default may be waived by the
Depositor in its sole discretion.

          "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

          "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

          "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in

                                     S-217

full had been made with respect to such mortgage loan (or, in the case of an REO
Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO
Property related to a Loan Pair, a prepayment in full had been made with respect to both the Serviced Pari Passu Mortgage Loan and the Serviced Companion
Mortgage Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of a Serviced Pari Passu Mortgage
Loan, Excess Liquidation Proceeds means only the pro rata share of such proceeds that are available to the Trust.

          "Excess Servicing Fee" means an additional fee payable to the master servicer that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

          "Excess Servicing Fee Rate" means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess
Servicing Fee. There will be no Excess Servicing Fee payable on any of the mortgage loans.

          "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

          "Expense Losses" means, among other things:

o    any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

          "Financial Market Publishers" means TREPP, LLC and Intex Solutions,
Inc., or any successor entities thereof.

          "Fitch" means Fitch, Inc.

          "Fixed Interest Distribution" means, with respect to the Master
Servicer Remittance Date prior to each Distribution Date, the amount of interest the trust is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the applicable Swap Contract.

          "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance
Company General Accounts.

          "Initial Loan Group 1 Balance" means the aggregate Cut-off Date
Balance of the mortgage loans in Loan Group 1, or $1,400,352,160.

          "Initial Loan Group 2 Balance" means the aggregate Cut-off Date
Balance of the mortgage loans in Loan Group 2, or $90,658,785.

          "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,491,010,945.

                                     S-218

          "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

          "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, B Note or Serviced
Companion Mortgage Loan, other than amounts required to be paid to the related borrower. With respect to the mortgaged property or properties securing any
Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance
Proceeds, and with respect to the mortgaged property or properties securing any
Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

          "Interest Accrual Period" means, with respect to each Distribution
Date, (i) for each class of REMIC Regular Certificates and for the Class A-4FL
Regular Interest and the Class A-MFL Regular Interest, the calendar month immediately preceding the month in which such Distribution Date occurs and (ii)
for the Class A-4FL Certificates and the Class A-MFL Certificates, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution Date.

          "Interest Only Certificates" means the Class X Certificates.

          "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

          "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

          "Interest Reserve Loan" - See "Non-30/360 Loan" below.

          "Interest Reset Date" means the day that is two (2) Banking Days prior to the start of the related Interest Accrual Period.

          "LIBOR" or "one-month LIBOR" means with respect to each Interest
Accrual Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank
Offering Rate" as of 11:00 a.m., London time, on the Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap Counterparty in its sole discretion (each, a "Reference
Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New
York City, New York selected by the Swap Counterparty at approximately 11:00
a.m. New York City time on the first day of such Interest Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. One-month LIBOR for the initial Interest Accrual Period will be determined two (2) Banking Days before the Closing Date, provided that for the initial Interest Accrual Period LIBOR shall be an interpolated percentage to reflect the longer initial Interest Accrual Period, as set forth in the applicable Swap Contract.

          "Liquidation Fee" means 1.0% of the related Liquidation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property or portion thereof and/or any Condemnation Proceeds and
Insurance Proceeds (net of any expenses incurred by the special servicer on behalf of the trust in connection with the collection of Condemnation Proceeds and Insurance Proceeds) provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by the mortgage loan seller due to a breach of a representation and warranty or
Document Defect, such fee will only be paid by the mortgage loan seller and due to the special servicer if repurchased after the date that is 90 (or, if the related seller is diligently

                                     S-219

attempting to cure such breach or document defect, 180) days or more after the mortgage loan seller receives notice of the breach or defect causing the repurchase and (B) in the case of a repurchase of a mortgage loan by a related subordinate or mezzanine lender, such fee will only be due to the special servicer if repurchased 60 days after the master servicer, the special servicer or the trustee receives notice of the default causing the repurchase. For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of (i) an A Note by the holder of the related B Note or (ii) a mortgage loan by the holder of the related mezzanine loan, unless otherwise specifically set forth in the related intercreditor agreement.

          "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan, B Note or Serviced Companion Mortgage Loan or related REO
Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the
Certificateholders.

          "Loan Group" means Loan Group 1 or Loan Group 2, as applicable.

          "Loan Group Principal Distribution Amount" means the Loan Group 1
Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

          "Loan Group 1" means that distinct loan group consisting of one hundred eleven (111) mortgage loans, representing approximately 93.9% of the
Initial Pool Balance, that are secured by property types other than multifamily properties that secure thirteen (13) of the mortgage loans.

          "Loan Group 1 Principal Distribution Amount" means, for any
Distribution Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

          "Loan Group 2" means that distinct loan group consisting of thirteen
(13) mortgage loans, representing approximately 6.1% of the Initial Pool Balance and comprised of thirteen (13) mortgage loans that are secured by multifamily properties.

          "Loan Group 2 Principal Distribution Amount" means, for any
Distribution Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

          "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

          "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

          "MAI" means Member of the Appraisal Institute.

          "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

          "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and any B Note and any Serviced Companion Mortgage
Loan.

          "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage
Loans), any B Note and any Serviced Companion Mortgage Loan in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.
The Master Servicing Fee Rate (including any subservicing or primary servicing fees) for Wells Fargo Bank, National Association will range, on a loan by loan basis, from 0.01% per annum to 0.12% per annum.

                                     S-220

          "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

          "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

          "Michigan Plaza Companion Loan" means the loan that is secured by the
Michigan Plaza Pari Passu Mortgage on a pari passu basis with the Michigan Plaza
Pari Passu Loan.

          "Michigan Plaza Intercreditor Agreement" means the intercreditor agreement between the holder of the Michigan Plaza Pari Passu Loan and the holder of the Michigan Plaza Companion Loan.

          "Michigan Plaza Loan Group" means the Michigan Plaza Pari Passu Loan and the Michigan Plaza Companion Loan.

          "Michigan Plaza Pari Passu Loan" means Mortgage Loan No. 9.

          "Michigan Plaza Pari Passu Mortgage" means the mortgage securing the
Michigan Plaza Pari Passu Loan and the Michigan Plaza Companion Loan.

          "Money Term" means, with respect to any mortgage loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage File" means the following documents, among others:

o    the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    unless the mortgage loan is registered on MERS, an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o    unless the mortgage loan is registered on MERS, an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

                                     S-221

          "Mortgage Loan Purchase Agreement" means the agreement entered into between the Depositor and the mortgage loan seller.

          "Mortgage Pool" means the one hundred twenty-four (124) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$1,491,010,945, which may vary on the Closing Date by up to 5%.

          "MSCI 2006-HQ9" means the securitization known as the Morgan Stanley
Capital I Trust Series 2006-HQ9.

          "MSCI 2006-HQ9 Master Servicer" means the "master servicer" under the
MSCI 2006-HQ9 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

          "MSCI 2006-HQ9 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, dated as of August 1, 2006, between Morgan Stanley Capital
I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, J.E. Robert Company, Inc., as special servicer, HSBC Bank USA,
National Association, as trustee, and LaSalle Bank National Association, as paying agent and certificate registrar.

          "MSCI 2006-HQ9 Special Servicer" means the "special servicer" under the MSCI 2006-HQ9 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is J.E. Robert Company, Inc.

          "MSCI 2006-HQ9 Trustee" means the "trustee" under the MSCI 2006-HQ9
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is HSBC Bank USA, National Association.

          "MSCI 2006-IQ11" means the securitization known as the Morgan Stanley
Capital I Trust Series 2006-IQ11.

          "MSCI 2006-IQ11 Master Servicer" means the "master servicer" under the
MSCI 2006-IQ11 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

          "MSCI 2006-IQ11 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, dated as of June 1, 2006, between Morgan Stanley Capital I
Inc., as depositor, Wells Fargo Bank, National Association, as master servicer,
LNR Partners, Inc. as special servicer, LaSalle Bank National Association, as trustee, paying agent and certificate registrar.

          "MSCI 2006-IQ11 Special Servicer" means the "special servicer" under the MSCI 2006-IQ11 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LNR Partners, Inc.

          "MSCI 2006-IQ11 Trustee" means the "trustee" under the MSCI 2006-IQ11
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association.

          "MSMC" means Morgan Stanley Mortgage Capital Inc.

          "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

          "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the excess of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans (including Specially Serviced Mortgage Loans)
during any Collection Period over the Compensating Interest to be paid by the master servicer (or any sub-servicer, if applicable according to the related sub-servicing agreement) on such Distribution Date.

          "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition,

                                     S-222

because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360 Loan:

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable
     Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year (or January or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest Reserve
     Account for the preceding January (commencing in 2007), if applicable, and
     February (commencing in 2007).

          "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the "NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

          "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months.

          "Non-Serviced Companion Mortgage Loan" means any loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Cherry Creek
Companion Loan and the Michigan Plaza Companion Loan.

          "Non-Serviced Mortgage Loan" means any mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loans in the trust are the Cherry Creek Pari Passu Loan and the Michigan Plaza Pari Passu
Loan.

          "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan.

          "Non-Serviced Mortgage Loan Group" means the Cherry Creek Loan Group and the Michigan Plaza Loan Group.

          "Non-Serviced Mortgage Loan Master Servicer" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "Non-Serviced Mortgage Loan Mortgage" means each of the Cherry Creek
Pari Passu Mortgage and the Michigan Plaza Pari Passu Mortgage, as applicable.

          "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
MSCI 2006-HQ9 Pooling and Servicing Agreement or the MSCI 2006-IQ11 Pooling and
Servicing Agreement, as applicable.

          "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

                                     S-223

          "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of the
Principal Balance Certificates outstanding from time to time.

          "OID" means original issue discount.

          "Operating Adviser" means that entity (or its designee) appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B
Mortgage Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing
Agreement to the extent such rights and powers relate to the related A/B
Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related intercreditor agreement). The initial Operating Adviser will be LNR Securities Holdings, LLC.

          "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

          "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees and other servicing fees payable from such Scheduled Payments or Assumed
Scheduled Payments), other than any Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding
Determination Date.

          "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

          "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Participants" means DTC's participating organizations.

          "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under
Section 4975 of the Code).

          "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates or the Class Q Certificates)
or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest accrues interest.

          "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional
Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

          "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the "Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

          "Permitted Cure Period" means, for the purposes of any Material
Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the mortgage

                                     S-224

loan seller or receipt by the mortgage loan seller of notice of such Material
Document Defect or Material Breach, as the case may be. However, if such
Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure
Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced
Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was
identified in a certification delivered to the mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

          "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

          "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of November 1, 2006 between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, LNR
Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and Wells Fargo Bank, National Association, as paying agent and certificate registrar.

          "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any
Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special
Servicing Fee.

          "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing
Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (net of the Master Servicing Fee, the Excess Servicing Fee,
     the Pari Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage
     Loan) and the Special Servicing Fee, if the related mortgage loan is a
     Specially Serviced Mortgage Loan, and the Trustee Fee), on the Scheduled
     Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Excess Servicing Fee, the Pari
     Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan), the Special Servicing Fee, if the related mortgage loan is a Specially
     Serviced Mortgage Loan, and the Trustee Fee).

          "Prepayment Premium" means, with respect to any mortgage loan, B Note or Serviced Companion Mortgage Loan for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, B Note or Serviced
Companion Mortgage Loan.

                                     S-225

          "Principal Balance Certificates" means, upon initial issuance, the
Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-4FL, Class
A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

          "Principal Distribution Amount" equals, in general, for any
Distribution Date, the aggregate of the following:

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any B
     Note or Serviced Companion Mortgage Loan or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan))
     and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation
     Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any
     B Note or Serviced Companion Mortgage Loan) during the related Collection
     Period and that were identified and applied by the master servicer as recoveries of principal.

          The following amounts shall generally reduce the Principal
Distribution Amount (and, in each case, will be allocated first to the Loan
Group Principal Distribution Amount applicable to the related mortgage loan, and then to the other Loan Group Principal Distribution Amount) to the extent applicable:

o    if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related Distribution
     Date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution
     Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the Distribution Date following the
     Collection Period in which the subsequent recovery occurs); and

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the
     Collection Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan Group
     Principal Distribution Amount applicable to the related mortgage loan) for the Distribution Date following the Collection Period in which the subsequent recovery occurs).

          So long as both the Class A-4 and Class A-1A Certificates and the
Class A-4FL Regular Interest remain outstanding, the Principal Distribution
Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution Date after the Certificate Balance of the
Class A-4 Certificates, Class A-1A Certificates or the Class A-4FL Regular
Interest has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

                                     S-226

          "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

          "PTCE" means a DOL Prohibited Transaction Class Exemption.

          "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but Unpaid
Interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion
Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the
Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced
Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by the mortgage loan seller pursuant to the Mortgage Loan
Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above) plus, in connection with a purchase by the mortgage loan seller, any Liquidation Fee payable by the mortgage loan seller in accordance with the proviso contained in the definition of "Liquidation Fee."

          "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

          "Rated Final Distribution Date" means the first Distribution Date that follows by at least 36 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

          "Rating Agencies" means Fitch and Moody's.

          "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such Liquidation
     Proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

          If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any

                                     S-227

Collection Period will therefore result in the allocation of those amounts as
Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution Date for that
Collection Period.

          "Record Date" means, (i) with respect to each class of offered certificates, other than the Class A-4FL Certificates and the Class A-MFL
Certificates, for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs and
(ii) with respect to the Class A-4FL Certificates and the Class A-MFL
Certificates, the business day immediately preceding the related Distribution
Date.

          "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

          "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, B Note or Serviced Companion Mortgage Loan that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

          "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

          "REMIC Regular Certificates" means the Senior Certificates (other than the Class A-4FL Certificates) and the Subordinate Certificates (other than the
Class A-MFL Certificates).

          "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan
Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

          "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

          "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

          "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

          "Residual Certificates" means the Class R-I Certificates, the Class
R-II Certificates and the Class R-III Certificates.

                                     S-228

          "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "Scheduled Payment" means, in general, for any mortgage loan, B Note or Serviced Companion Mortgage Loan on any Due Date, the amount of the Scheduled
Payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, B Note or Serviced Companion Mortgage Loan subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

          "Scheduled Principal Balance" means, in respect of any mortgage loan,
B Note, Serviced Companion Mortgage Loan, Loan Pair or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

          "Senior Certificates" means the Class A Senior Certificates and the
Class X Certificates.

          "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. There are no Serviced Companion Mortgage Loans related to the trust.

          "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. There are no Serviced Pari Passu
Mortgage Loans related to the trust.

          "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

          "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

          "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any B Note and any Serviced Companion Mortgage Loan, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any B Note or any Serviced Companion Mortgage Loan, the related holder of such B Note or Serviced Companion Mortgage Loan, as applicable) as a collective whole, taking into account the subordinate nature of such B Note (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any B Note and any Serviced Companion Mortgage Loan and any
related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

                                     S-229

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o    with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any B Note, any Serviced Companion
     Mortgage Loans or, if a mortgage loan, B Note or any Serviced Companion
     Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the
     Certificateholders and the holder of the related B Note or the Serviced
     Companion Mortgage Loan, as applicable, all taken as a collective whole taking into account the subordinate nature of such B Note) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net Mortgage Rate, in the case of the mortgage loans (other than any A Note or Serviced Pari Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and
     the related Serviced Companion Mortgage Loan, in the case of a Loan Pair);
     and without regard to:

               i.   any other relationship that the master servicer or the
                    special servicer, as the case may be, or any of their
                    affiliates may have with the related borrower;

               ii.  the ownership of any certificate or any interest in any
                    Serviced Companion Mortgage Loan, any B Note, any
                    Non-Serviced Companion Mortgage Loan, or any mezzanine loan related to a mortgage loan by the master servicer or the
                    special servicer, as the case may be, or any of their
                    affiliates;

               iii. the master servicer's obligation to make Advances;

               iv.  the right of the master servicer (or any of their
                    affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any
                    compensation payable to it, under the Pooling and Servicing
                    Agreement or with respect to any particular transaction; and

               v.   any obligation of the master servicer (or any of its
                    affiliates) to repurchase any mortgage loan from the trust.

          "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage
Loan), a B Note or a Serviced Companion Mortgage Loan to become a Specially
Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any
A Note, it will be deemed to have occurred also with respect to the related B
Note; provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with the respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

          "Sony Pictures Plaza A/B Mortgage Loan" means the Sony Pictures Plaza
Mortgage Loan and the Sony Pictures Plaza B Note.

          "Sony Pictures Plaza B Note" means, with respect to the Sony Pictures
Mortgage Loan, the related B Note.

                                     S-230

          "Sony Pictures Plaza Control Appraisal Event" means, with respect to the Sony Pictures Plaza A/B Mortgage Loan, as of any date of determination if
(a) (i) the initial unpaid principal balance of the related Sony Pictures Plaza
B Note minus (ii) the sum of (x) any payments of principal (whether as scheduled amortization, prepayments of principal or otherwise) allocated to, and received on, the Sony Pictures Plaza B Note, (y) any Appraisal Reduction amount in effect as of such date of determination for the Sony Pictures Plaza Mortgage Loan and
(z) any realized losses and unreimbursed expenses allocated to the Sony Pictures
Plaza Mortgage Loan is less than (b) 25% of the difference between (x) the initial unpaid principal balance of the Sony Pictures Plaza B Note and (y) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on, the Sony Pictures Plaza B Note.

          "Sony Pictures Plaza Mortgage Loan" means Mortgage Loan No. 16.

          "Specially Serviced Mortgage Loan" means the following:

o    a payment default shall have occurred on a mortgage loan (x) at its maturity date (except, if (a) the mortgagor is making the related Assumed
     Scheduled Payment, (b) the mortgagor notifies the master servicer (who shall promptly forward such notice to the special servicer and the
     Operating Advisor) of its intent to refinance such mortgage loan and is diligently pursuing such refinancing, (c) the mortgagor delivers a firm commitment to refinance acceptable to the Operating Adviser on or prior to the maturity date, and (d) such refinancing occurs within 60 days of such default which 60 day period may be extended to 120 days at the Operating
     Adviser's discretion) or (y) if any other payment is more than 60 days past due or has not been made on or before the second Due Date following the Due
     Date such payment was due;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which a
     Balloon Payment is past due, and the master servicer or the special servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which, to the master servicer's or the special servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the master servicer or the special servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the master servicer or the special servicer has knowledge of a default
     (other than a failure by the related borrower to pay principal or interest)
     which, in the judgment of the master servicer or the special servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which, in the judgment of the master servicer or the special servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or the special servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan (as the case may be).

                                     S-231

          "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

          "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
     Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any
     Class or certificates and such notice is not rescinded within 60 days;

o    the special servicer has been downgraded to a servicer rating level below
     CSS3, or its then equivalent, by Fitch and such downgrade remains in effect for at least 60 days;

                                     S-232

o    the servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of certificates that remains in effect for at least 60 days, or (ii) placed one or more Classes of certificates on
     "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either (i) or (ii), citing servicing concerns with the special servicer as the sole and material factor in such rating action; or

o    the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities Exchange
     Act of 1934, as amended, and the Trust's disclosure obligations under
     Regulation AB by the time provided for in the Pooling and Servicing
     Agreement.

          Under certain circumstances, the failure by the special servicer to terminate a sub-servicer appointed by it because that sub-servicers failed to perform duties similar to those described under "Description of the Offered
Certificates - Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange Act of 1934, will constitute an event of default that entitles the Depositor or another party to terminate the special servicer. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

          "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.35% (or 0.25% in the case of Mortgage Loan No. 1 only) per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially
Serviced Mortgage Loan, with a minimum of $4,000 per month per Specially
Serviced Mortgage Loan or REO property.

          "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement, and the
     Pass-Through Rates of the Class A-4FL Certificates and the Class A-MFL
     Certificates remain at their initial rates;

o    the Closing Date for the sale of the certificates is November 9, 2006;

o    distributions on the certificates are made on the 12th day of each month, commencing in December 2006;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
     Charge, Prepayment Premium or a defeasance requirement, and otherwise
     Principal Prepayments are made on the mortgage loans at the indicated
     levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o    no mortgage loan exercises its partial release option;

                                     S-233

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
     Advances outstanding as of the date of modification of any mortgage loan and any related interest on such Advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

          "Subordinate Certificates" means the Class A-MFL Certificates (or, as the context requires, the Class A-MFL Regular Interest) and the Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O and Class P Certificates.

          "Swap Counterparty" means Morgan Stanley Capital Services Inc. or any successor thereto.

          "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S.
government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable)
of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

          "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

          "UCF" - See "Underwritable Cash Flow."

          "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          "Underwriters" means Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

          "Unpaid Interest" means, on any Distribution Date with respect to any class of interests (including the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest) or certificates (other than the Residual Certificates, the Class Q Certificates, the Class A-4FL Certificates and the Class A-MFL
Certificates), the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution
Date.

          "WAC" - See "Weighted Average Net Mortgage Rate."

          "Wells Fargo" means Wells Fargo Bank, National Association.

          "Waterside Shops A/B Mortgage Loan" means the Waterside Shops Mortgage
Loan and the Waterside Shops B Note.

                                     S-234

          "Waterside Shops B Note" means, with respect to the Waterside Shops
Mortgage Loan, the related B Note.

          "Waterside Shops Control Appraisal Event" means, with respect to the
Waterside Shops A/B Mortgage Loan, as of any date of determination if (a) (i)
the initial unpaid principal balance of the Waterside Shops B Note minus (ii)
the sum of (x) any principal payments (whether as scheduled amortization, principal payments or otherwise), allocated to, and received on, the Waterside
Shops B Note, (y) any Appraisal Reduction amount in effect as of such date of determination for the Waterside Shops Mortgage Loan and (z) any realized losses allocated to the Waterside Shops B Note plus (iii) the amount of any reserve collateral posted by holder of the Waterside Shops B Note is less than (b) 25%
of the difference between (x) the initial unpaid principal balance of the
Waterside Shops B Note and (y) principal payments (whether as scheduled amortization, principal payments or otherwise) allocated to, and received on, the Waterside Shops B Note.

          "Waterside Shops Mortgage Loan" means Mortgage Loan No. 1.

          "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (and in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

          "Workout Fee" means that fee, payable with respect to any
Rehabilitated Mortgage Loan, B Note or Serviced Companion Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any
Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, B Note or Serviced Companion Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan.

          "Yield Maintenance Charge" means, with respect to any Distribution
Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

                                     S-235

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS

                                                           PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                MORTGAGE       DATE           DATE     MORTGAGE    TERM      AVERAGE   PERIOD     DATE     BALLOON
LOAN SELLER                      LOANS      BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  --------  --------------  -----------  --------  ---------  --------  --------  --------  --------

Morgan Stanley Mortgage
   Capital Inc.                    124     1,491,010,945     100.0      5.918       114       1.55      1.46      67.0      61.7
                                   ---    --------------     -----      -----       ---       ----      ----      ----      ----
TOTAL:                             124    $1,491,010,945     100.0%     5.918%      114       1.55x     1.46x     67.0%     61.7%
                                   ===    ==============     =====      =====       ===       ====      ====      ====      ====

CUT-OFF DATE BALANCES

                                                           PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                MORTGAGE       DATE           DATE     MORTGAGE    TERM      AVERAGE   PERIOD     DATE     BALLOON
CUT-OFF DATE BALANCE ($)         LOANS      BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  --------  --------------  -----------  --------  ---------  --------  --------  --------  --------

1,000,001 - 2,000,000                5         8,894,537       0.6      6.262       117       1.38      1.25      71.7      62.3
2,000,001 - 3,000,000               14        36,694,004       2.5      6.174       117       1.34      1.21      74.5      65.9
3,000,001 - 4,000,000               15        51,358,494       3.4      6.177       117       1.32      1.24      70.7      62.4
4,000,001 - 5,000,000               13        57,702,658       3.9      6.225       115       1.40      1.24      73.6      65.0
5,000,001 - 6,000,000                8        44,139,339       3.0      5.928       116       1.32      1.24      74.2      64.8
6,000,001 - 7,000,000               12        78,635,036       5.3      6.177       112       1.45      1.28      72.3      64.9
7,000,001 - 8,000,000                7        52,948,073       3.6      6.182       117       1.40      1.27      71.8      63.1
8,000,001 - 9,000,000                8        67,087,545       4.5      6.103       107       1.35      1.28      72.1      62.0
9,000,001 - 10,000,000               4        37,952,323       2.5      6.048       116       1.44      1.27      75.1      67.1
10,000,001 - 15,000,000             19       230,342,147      15.4      6.072       120       1.42      1.26      71.0      64.1
15,000,001 - 20,000,000              6       109,512,444       7.3      5.920       116       1.38      1.25      70.7      61.4
20,000,001 - 30,000,000              4       101,305,104       6.8      5.762       117       1.58      1.58      67.0      64.6
30,000,001 >=                        9       614,439,240      41.2      5.731       111       1.73      1.70      60.8      58.5
                                   ---    --------------     -----      -----       ---       ----      ----      ----      ----
TOTAL:                             124    $1,491,010,945     100.0%     5.918%      114       1.55x     1.46x     67.0%     61.7%
                                   ===    ==============     =====      =====       ===       ====      ====      ====      ====

Minimum: $1,575,090
Maximum: $120,000,000
Weighted Average: $12,024,282

                                       I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

                                                           PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                MORTGAGE       DATE           DATE     MORTGAGE    TERM      AVERAGE   PERIOD     DATE     BALLOON
STATE                            LOANS      BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  --------  --------------  -----------  --------  ---------  --------  --------  --------  --------

California - Southern                8       117,325,930       7.9      5.558       113       1.76      1.66      55.4      48.8
California - Northern                7        75,096,066       5.0      5.821       116       1.40      1.21      70.1      63.7
Colorado                             9       185,090,805      12.4      5.966       117       1.47      1.37      71.4      69.1
Florida                              7       161,705,413      10.8      5.545       115       2.02      2.01      54.1      51.8
Arizona                             10       131,866,992       8.8      5.916       119       1.40      1.33      76.2      72.6
New York                             6       107,539,329       7.2      5.856       118       2.20      2.19      40.9      39.8
Illinois                             4       105,399,815       7.1      6.045        73       1.34      1.32      72.1      68.9
Pennsylvania                        13        81,084,853       5.4      6.152       118       1.42      1.22      77.7      70.6
Maryland                             3        67,108,833       4.5      5.794       119       1.38      1.38      68.5      66.7
Louisiana                            4        56,995,402       3.8      6.008       118       1.17      1.17      73.1      61.3
Texas                                6        51,407,152       3.4      6.034       129       1.48      1.32      71.0      60.3
Nevada                               6        44,780,266       3.0      5.785       115       1.41      1.23      74.8      65.3
Indiana                              5        38,702,000       2.6      6.035       118       1.49      1.26      77.0      71.0
South Carolina                       3        38,543,302       2.6      6.066       117       1.28      1.28      67.0      54.8
Tennessee                            5        35,696,120       2.4      6.423       109       1.37      1.28      68.6      61.1
New Jersey                           5        27,825,000       1.9      6.318       116       1.44      1.24      75.0      68.3
Connecticut                          3        25,258,276       1.7      6.297       122       1.28      1.18      75.0      65.7
Massachusetts                        4        22,434,588       1.5      6.226       117       1.41      1.28      75.1      64.5
Ohio                                 3        16,530,766       1.1      6.081       116       1.33      1.20      75.2      65.6
Oregon                               3        15,712,000       1.1      6.082       117       1.35      1.14      72.3      66.4
Minnesota                            1        13,200,000       0.9      6.350       116       1.40      1.40      63.8      63.8
Michigan                             2        12,628,108       0.8      5.807       108       1.47      1.47      69.9      53.3
Virginia                             3         9,514,408       0.6      6.165       116       1.28      1.28      71.0      60.8
Alabama                              1         9,400,000       0.6      6.270       117       1.41      1.21      75.2      67.1
Georgia                              2         7,811,296       0.5      5.921       118       1.23      1.23      78.1      66.4
Idaho                                1         6,000,000       0.4      6.245       118       1.37      1.18      73.2      66.5
Utah                                 1         4,350,000       0.3      6.150       117       1.43      1.22      79.1      71.8
Washington                           1         4,340,000       0.3      6.200       119       1.41      1.21      69.4      61.9
Alaska                               1         4,300,000       0.3      6.390       119       1.46      1.26      71.7      62.9
Missouri                             1         4,246,514       0.3      6.040       119       1.50      1.50      65.8      56.1
North Carolina                       1         3,393,863       0.2      6.060       118       1.40      1.40      64.0      54.6
Maine                                1         3,318,849       0.2      5.950       118       1.22      1.22      71.4      60.7
Delaware                             1         2,405,000       0.2      6.120       118       1.41      1.20      76.0      69.0
                                   ---    --------------     -----      -----       ---       ----      ----      ----      ----
TOTAL:                             131    $1,491,010,945     100.0%     5.918%      114       1.55x     1.46x     67.0%     61.7%
                                   ===    ==============     =====      =====       ===       ====      ====      ====      ====

                                       I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES

                                                                          PERCENT BY    WEIGHTED     WEIGHTED
                                                           AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                       NUMBER OF         CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
PROPERTY TYPE                    MORTGAGED PROPERTIES     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------------   --------------   ------------   --------   -----------

Retail
   Anchored                                14              276,471,651        18.5        5.692        118
   Unanchored                              24              256,291,788        17.2        6.091        115
   Free Standing                           19               87,881,226         5.9        6.185        117
   Shadow Anchored                          6               47,595,448         3.2        5.714        115
                                          ---           --------------       -----        -----        ---
      SUBTOTAL:                            63           $  668,240,113        44.8%       5.912%       117
                                          ---           --------------       -----        -----        ---
Office
   Urban                                    7              233,177,459        15.6        5.661         98
   Medical                                 10              118,220,000         7.9        5.916        119
   Suburban                                13              109,124,397         7.3        6.220        116
                                          ---           --------------       -----        -----        ---
      SUBTOTAL:                            30           $  460,521,855        30.9%       5.859%       108
                                          ---           --------------       -----        -----        ---
Hospitality
   Limited Service                         10               97,254,580         6.5        6.212        113
                                          ---           --------------       -----        -----        ---
      SUBTOTAL:                            10           $   97,254,580         6.5%       6.212%       113
                                          ---           --------------       -----        -----        ---
Multifamily
   Garden                                   7               47,250,000         3.2        6.191        132
   Mid Rise                                 1               12,900,000         0.9        4.990        107
   Student Housing                          1               10,500,000         0.7        6.180        116
   Low Rise                                 2               10,464,922         0.7        6.137        116
   High Rise                                2                9,543,863         0.6        6.124        119
                                          ---           --------------       -----        -----        ---
      SUBTOTAL:                            13           $   90,658,785         6.1%       6.005%       123
                                          ---           --------------       -----        -----        ---
Other
   Leased Fee                               1               70,000,000         4.7        5.750        119
                                          ---           --------------       -----        -----        ---
      SUBTOTAL:                             1           $   70,000,000         4.7%       5.750%       119
                                          ---           --------------       -----        -----        ---
Mixed Use
   Retail/Office                            2               33,285,000         2.2        5.943        116
   Multifamily/Office/Retail                1               11,500,000         0.8        6.150        116
   Office/Multifamily                       1                2,400,000         0.2        6.150        117
                                          ---           --------------       -----        -----        ---
      SUBTOTAL:                             4           $   47,185,000         3.2%       6.004%       116
                                          ---           --------------       -----        -----        ---
Industrial
   Light Industrial                         3               17,880,329         1.2        6.050        115
   Warehouse                                2               14,919,844         1.0        5.749        109
   Flex Industrial                          3               12,485,021         0.8        5.972        115
                                          ---           --------------       -----        -----        ---
      SUBTOTAL:                             8           $   45,285,195         3.0%       5.930%       113
                                          ---           --------------       -----        -----        ---
Manufactured Housing
   Community
   Manufactured Housing
      Community                             1                9,000,000         0.6        6.100        118
                                          ---           --------------       -----        -----        ---
      SUBTOTAL:                             1           $    9,000,000         0.6%       6.100%       118
                                          ---           --------------       -----        -----        ---
Self Storage
   Self Storage                             1                2,865,417         0.2        6.210        116
                                          ---           --------------       -----        -----        ---
      SUBTOTAL:                             1           $    2,865,417         0.2%       6.210%       116
                                          ---           --------------       -----        -----        ---
TOTAL:                                    131           $1,491,010,945       100.0%       5.918%       114
                                          ===           ==============       =====        =====        ===

                                               WEIGHTED        WEIGHTED      WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE     BALLOON
PROPERTY TYPE                    DSCR (x)       DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   ----------

Retail
   Anchored                        1.81           1.76           59.9          55.8
   Unanchored                      1.34           1.29           73.5          69.5
   Free Standing                   1.35           1.23           72.6          65.2
   Shadow Anchored                 1.42           1.19           76.4          69.0
                                   ----           ----           ----          ----
      SUBTOTAL:                    1.54x          1.47x          68.0%         63.2%
                                   ----           ----           ----          ----
Office
   Urban                           1.51           1.49           63.7          60.0
   Medical                         1.42           1.19           77.3          71.6
   Suburban                        1.37           1.26           73.5          67.2
                                   ----           ----           ----          ----
      SUBTOTAL:                    1.46x          1.36x          69.5%         64.7%
                                   ----           ----           ----          ----
Hospitality
   Limited Service                 1.48           1.43           70.5          58.8
                                   ----           ----           ----          ----
      SUBTOTAL:                    1.48x          1.43x          70.5%         58.8%
                                   ----           ----           ----          ----
Multifamily
   Garden                          1.45           1.23           70.8          62.8
   Mid Rise                        1.63           1.28           76.3          67.7
   Student Housing                 1.40           1.19           75.0          70.4
   Low Rise                        1.32           1.18           73.2          65.2
   High Rise                       1.40           1.27           74.2          67.0
                                   ----           ----           ----          ----
      SUBTOTAL:                    1.45x          1.23x          72.7%         65.1%
                                   ----           ----           ----          ----
Other
   Leased Fee                      2.72           2.72           22.6          22.6
                                   ----           ----           ----          ----
      SUBTOTAL:                    2.72x          2.72x          22.6%         22.6%
                                   ----           ----           ----          ----
Mixed Use
   Retail/Office                   1.26           1.19           75.3          72.8
   Multifamily/Office/Retail       1.42           1.21           66.8          59.5
   Office/Multifamily              1.45           1.23           71.9          65.2
                                   ----           ----           ----          ----
      SUBTOTAL:                    1.31x          1.20x          73.1%         69.1%
                                   ----           ----           ----          ----
Industrial
   Light Industrial                1.38           1.24           71.8          62.7
   Warehouse                       1.51           1.51           60.9          47.9
   Flex Industrial                 1.30           1.17           75.7          66.9
                                   ----           ----           ----          ----
      SUBTOTAL:                    1.40x          1.31x          69.3%         59.0%
                                   ----           ----           ----          ----
Manufactured Housing
   Community
   Manufactured Housing
      Community                    1.42           1.21           76.9          68.4
                                   ----           ----           ----          ----
      SUBTOTAL:                    1.42x          1.21x          76.9%         68.4%
                                   ----           ----           ----          ----
Self Storage
   Self Storage                    1.25           1.25           66.8          57.3
                                   ----           ----           ----          ----
      SUBTOTAL:                    1.25x          1.25x          66.8%         57.3%
                                   ----           ----           ----          ----
TOTAL:                             1.55x          1.46x          67.0%         61.7%
                                   ====           ====           ====          ====

                                       I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES

                                                                    PERCENT BY     WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE      AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING
MORTGAGE RATE (%)                MORTGAGE LOANS      BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   -------------   --------   -----------

4.501 - 5.000                            2            65,775,930         4.4         4.877        116
5.001 - 5.500                            3           158,448,318        10.6         5.354        117
5.501 - 6.000                           26           528,982,658        35.5         5.803        118
6.001 - 6.500                           87           691,795,474        46.4         6.190        109
6.501 - 7.000                            6            46,008,565         3.1         6.586        126
                                       ---        --------------       -----         -----        ---
TOTAL:                                 124        $1,491,010,945       100.0%        5.918%       114
                                       ===        ==============       =====         =====        ===

                                               WEIGHTED         WEIGHTED    WEIGHTED
                                 WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                DSCR (x)       DSCR (x)        LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

4.501 - 5.000                      2.06          1.99             46.5        39.2
5.001 - 5.500                      2.20          2.20             48.7        47.8
5.501 - 6.000                      1.55          1.45             68.3        63.2
6.001 - 6.500                      1.36          1.26             72.0        66.0
6.501 - 7.000                      1.40          1.28             69.6        59.8
                                   ----          ----             ----        ----
TOTAL:                             1.55x         1.46x            67.0%       61.7%
                                   ====          ====             ====        ====

Minimum: 4.850%
Maximum: 6.660%
Weighted Average: 5.918%

SEASONING

                                                                    PERCENT BY     WEIGHTED    WEIGHTED
                                                     AGGREGATE       AGGREGATE      AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING
SEASONING (MOS.)                 MORTGAGE LOANS     BALANCE ($)     BALANCE (%)     RATE (%)  TERM (MOS.)
------------------------------   --------------   --------------   -------------   --------   -----------

= 0                                      1             7,600,000         0.5         6.450        120
1 - 5                                  113         1,326,222,831        88.9         5.924        117
6 - 11                                   8           135,839,795         9.1         5.948         82
12 -  23                                 2            21,348,318         1.4         5.172        106
                                       ---        --------------       -----         -----        ---
TOTAL:                                 124        $1,491,010,945       100.0%        5.918%       114
                                       ===        ==============       =====         =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
SEASONING (MOS.)                 DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

= 0                                1.39          1.39             66.7        52.6
1 - 5                              1.57          1.48             66.4        61.1
6 - 11                             1.33          1.30             72.5        67.5
12 - 23                            1.59          1.38             72.9        60.8
                                   ----          ----             ----        ----
TOTAL:                             1.55x         1.46x            67.0%       61.7%
                                   ====          ====             ====        ====

Minimum: 0 mos.
Maximum: 16 mos.
Weighted Average: 3 mos.

                                       I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL TERMS TO STATED MATURITY

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
ORIGINAL TERM TO STATED             NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

<= 60                                    4            91,607,203         6.1        6.127         54
85 - 120                               116         1,349,357,284        90.5        5.894        117
121 - 180                                4            50,046,458         3.4        6.188        135
                                       ---        --------------       -----        -----        ---
TOTAL:                                 124        $1,491,010,945       100.0%       5.918%       114
                                       ===        ==============       =====        =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
ORIGINAL TERM TO STATED           AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MATURITY (MOS.)                  DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

<= 60                              1.30          1.29            71.5         71.0
85 - 120                           1.56          1.47            66.6         61.2
121 - 180                          1.54          1.43            69.2         57.8
                                   ----          ----            ----         ----
TOTAL:                             1.55x         1.46x           67.0%        61.7%
                                   ====          ====            ====         ====

Minimum: 60 mos.
Maximum: 180 mos.
Weighted Average: 117 mos.

REMAINING TERMS TO STATED MATURITY

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
REMAINING TERM TO STATED            NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

<= 60                                    4            91,607,203         6.1        6.127         54
85 - 120                               117         1,371,662,388        92.0        5.896        117
121 - 180                                3            27,741,354         1.9        6.347        150
                                       ---        --------------       -----        -----        ---
TOTAL:                                 124        $1,491,010,945       100.0%       5.918%       114
                                       ===        ==============       =====        =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
REMAINING TERM TO STATED          AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MATURITY (MOS.)                  DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

<= 60                              1.30          1.29            71.5         71.0
85 - 120                           1.56          1.47            66.7         61.2
121 - 180                          1.57          1.39            68.5         56.6
                                   ----          ----            ----         ----
TOTAL:                             1.55x         1.46x           67.0%        61.7%
                                   ====          ====            ====         ====

Minimum: 53 mos.
Maximum: 179 mos.
Weighted Average: 114 mos.

                                       I-5

                                  APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
ORIGINAL AMORTIZATION TERM          NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
(MOS.)                           MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

BALLOON LOANS
   Interest Only                        13           537,270,805        36.0        5.807        108
   241 - 300                            10            79,066,695         5.3        6.122        110
   301 - 360                           101           874,673,444        58.7        5.968        118
                                       ---        --------------       -----        -----        ---
TOTAL:                                 124        $1,491,010,945       100.0%       5.918%       114
                                       ===        ==============       =====        =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
ORIGINAL AMORTIZATION TERM        AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
(MOS.)                           DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

BALLOON LOANS
   Interest Only                   1.76          1.76            59.7         59.7
   241 - 300                       1.36          1.36            69.7         55.3
   301 - 360                       1.44          1.29            71.3         63.5
                                   ----          ----            ----         ----
TOTAL:                             1.55x         1.46x           67.0%        61.7%
                                   ====          ====            ====         ====

Minimum: 276 mos.
Maximum: 360 mos.
Weighted Average: 355 mos.

REMAINING AMORTIZATION TERMS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
REMAINING AMORTIZATION TERM         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
(MOS.)                           MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

BALLOON LOANS
   Interest Only                        13           537,270,805        36.0        5.807        108
   241 - 300                            10            79,066,695         5.3        6.122        110
   301 - 360                           101           874,673,444        58.7        5.968        118
                                       ---        --------------       -----        -----        ---
TOTAL:                                 124        $1,491,010,945       100.0%       5.918%       114
                                       ===        ==============       =====        =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
REMAINING AMORTIZATION TERM       AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
(MOS.)                           DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

BALLOON LOANS
   Interest Only                   1.76          1.76            59.7         59.7
   241 - 300                       1.36          1.36            69.7         55.3
   301 - 360                       1.44          1.29            71.3         63.5
                                   ----          ----            ----         ----
TOTAL:                             1.55x         1.46x           67.0%        61.7%
                                   ====          ====            ====         ====

Minimum: 260 mos.
Maximum: 360 mos.
Weighted Average: 353 mos.

                                       I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

DEBT SERVICE COVERAGE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
DEBT SERVICE                        NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
COVERAGE RATIO (x)               MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

1.11 - 1.20                             13           119,200,355        8.0         6.048        117
1.21 - 1.30                             17           239,465,465       16.1         6.141         98
1.31 - 1.40                             35           314,902,572       21.1         6.113        113
1.41 - 1.50                             46           469,641,305       31.5         5.979        118
1.51 - 1.60                              6            43,783,318        2.9         5.980        129
1.61 - 1.70                              1            12,900,000        0.9         4.990        107
1.71 - 1.80                              1            11,250,000        0.8         6.070        123
1.81 - 1.90                              1             6,992,000        0.5         6.294        116
2.01 - 2.50                              3           202,875,930       13.6         5.219        118
2.51 - 3.00                              1            70,000,000        4.7         5.750        119
                                       ---        --------------      -----         -----        ---
TOTAL:                                 124        $1,491,010,945      100.0%        5.918%       114
                                       ===        ==============      =====         =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
DEBT SERVICE                      AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
COVERAGE RATIO (x)               DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

1.11 - 1.20                        1.15          1.15            73.4         64.4
1.21 - 1.30                        1.27          1.26            72.5         68.1
1.31 - 1.40                        1.37          1.28            70.4         64.3
1.41 - 1.50                        1.43          1.26            75.6         69.7
1.51 - 1.60                        1.55          1.36            68.9         58.0
1.61 - 1.70                        1.63          1.28            76.3         67.7
1.71 - 1.80                        1.71          1.45            68.6         58.4
1.81 - 1.90                        1.90          1.63            76.0         69.8
2.01 - 2.50                        2.22          2.22            45.4         43.6
2.51 - 3.00                        2.72          2.72            22.6         22.6
                                   ----          ----            ----         ----
TOTAL:                             1.55x         1.46x           67.0%        61.7%
                                   ====          ====            ====         ====

Minimum: 1.11x
Maximum: 2.72x
Weighted Average: 1.55x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
POST IO PERIOD DEBT SERVICE         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
COVERAGE RATIO (x)               MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

1.01 - 1.10                              1             8,200,000         0.5        6.100        118
1.11 - 1.20                             46           436,173,355        29.3        6.022        117
1.21 - 1.30                             46           449,371,465        30.1        6.061        106
1.31 - 1.40                             16           181,377,572        12.2        6.103        116
1.41 - 1.50                              9           127,572,305         8.6        6.000        119
1.51 - 1.60                              1             8,448,318         0.6        5.450        104
1.61 - 1.70                              1             6,992,000         0.5        6.294        116
2.01 - 2.50                              3           202,875,930        13.6        5.219        118
2.51 - 3.00                              1            70,000,000         4.7        5.750        119
                                       ---        --------------       -----        -----        ---
TOTAL:                                 124        $1,491,010,945       100.0%       5.918%       114
                                       ===        ==============       =====        =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
POST IO PERIOD DEBT SERVICE       AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
COVERAGE RATIO (x)               DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
---------------------------      --------   --------------   ------------   --------

1.01 - 1.10                        1.26          1.07            72.9         66.1
1.11 - 1.20                        1.33          1.17            75.3         68.4
1.21 - 1.30                        1.36          1.25            73.3         67.5
1.31 - 1.40                        1.38          1.37            67.5         61.2
1.41 - 1.50                        1.46          1.44            73.6         69.1
1.51 - 1.60                        1.53          1.53            67.6         50.3
1.61 - 1.70                        1.90          1.63            76.0         69.8
2.01 - 2.50                        2.22          2.22            45.4         43.6
2.51 - 3.00                        2.72          2.72            22.6         22.6
                                   ----          ----            ----         ----
TOTAL:                             1.55x         1.46x           67.0%        61.7%
                                   ====          ====            ====         ====

Minimum: 1.07x
Maximum: 2.72x
Weighted Average: 1.46x

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF     CUT-OFF DATE     CUT-OFF DATE   MORTGAGE    REMAINING
LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

20.1 - 30.0                              1            70,000,000        4.7        5.750         119
30.1 - 40.0                              1            52,875,930        3.5        4.850         118
40.1 - 50.0                              2           150,000,000       10.1        5.349         118
50.1 - 60.0                              3            20,742,592        1.4        5.906         117
60.1 - 70.0                             29           256,601,047       17.2        6.181         118
70.1 - 75.0                             43           464,925,083       31.2        6.082         106
75.1 - 80.0                             45           475,866,293       31.9        5.940         117
                                       ---        --------------      -----        -----         ---
TOTAL:                                 124        $1,491,010,945      100.0%       5.918%        114
                                       ===        ==============      =====        =====         ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)          DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

20.1 - 30.0                        2.72          2.72            22.6         22.6
30.1 - 40.0                        2.16          2.16            39.2         32.2
40.1 - 50.0                        2.24          2.24            47.6         47.6
50.1 - 60.0                        1.37          1.37            56.6         47.7
60.1 - 70.0                        1.40          1.33            66.5         57.6
70.1 - 75.0                        1.33          1.25            73.0         68.6
75.1 - 80.0                        1.39          1.23            77.6         71.1
                                   ----          ----            ----         ----
TOTAL:                             1.55x         1.46x           67.0%        61.7%
                                   ====          ====            ====         ====

Minimum: 22.6%
Maximum: 80.0%
Weighted Average: 67.0%

BALLOON LOAN-TO-VALUE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
BALLOON LOAN-TO-VALUE              NUMBER OF       CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
RATIO (%)                        MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

20.1 - 30.0                              1            70,000,000        4.7        5.750         119
30.1 - 40.0                              1            52,875,930        3.5        4.850         118
40.1 - 50.0                              5           170,742,592       11.5        5.417         118
50.1 - 55.0                              8            96,504,669        6.5        6.191         123
55.1 - 60.0                             17           118,525,738        7.9        6.109         117
60.1 - 65.0                             26           195,178,748       13.1        6.141         115
65.1 - 70.0                             47           307,929,464       20.7        6.032         115
70.1 - 80.0                             19           479,253,805       32.1        5.973         108
                                       ---        --------------      -----        -----         ---
TOTAL:                                 124        $1,491,010,945      100.0%       5.918%        114
                                       ===        ==============      =====        =====         ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
BALLOON LOAN-TO-VALUE             AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
RATIO (%)                        DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

20.1 - 30.0                        2.72          2.72            22.6         22.6
30.1 - 40.0                        2.16          2.16            39.2         32.2
40.1 - 50.0                        2.13          2.13            48.7         47.6
50.1 - 55.0                        1.38          1.36            65.5         53.2
55.1 - 60.0                        1.40          1.33            68.3         58.3
60.1 - 65.0                        1.30          1.23            72.0         62.9
65.1 - 70.0                        1.42          1.22            74.8         67.6
70.1 - 80.0                        1.35          1.26            76.0         73.9
                                   ----          ----            ----         ----
TOTAL:                             1.55x         1.46x           67.0%        61.7%
                                   ====          ====            ====         ====

Minimum: 22.6%
Maximum: 78.6%
Weighted Average: 61.7%

AMORTIZATION TYPES

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
AMORTIZATION TYPE                MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

Interest Only, Then Amortizing
   Balloon                              68           577,321,000       38.7        6.019         118
Interest Only                           13           537,270,805       36.0        5.807         108
Amortizing Balloon                      43           376,419,140       25.2        5.924         116
                                       ---        --------------      -----        -----         ---
TOTAL:                                 124        $1,491,010,945      100.0%       5.918%        114
                                       ===        ==============      =====        =====         ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
AMORTIZATION TYPE                DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

Interest Only, Then Amortizing
   Balloon                         1.44          1.21            74.9         68.1
Interest Only                      1.76          1.76            59.7         59.7
Amortizing Balloon                 1.42          1.42            65.4         54.7
                                   ----          ----            ----         ----
TOTAL:                             1.55x         1.46x           67.0%        61.7%
                                   ====          ====            ====         ====

                                       I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

PREPAYMENT RESTRICTIONS              NOV-06           NOV-07           NOV-08           NOV-09
------------------------------   --------------   --------------   --------------   --------------

Locked Out                                98.61%           98.04%           89.12%           89.18%
Yield Maintenance Total                    1.39%            1.96%           10.88%           10.25%
Open                                       0.00%            0.00%            0.00%            0.58%
                                 --------------   --------------   --------------   --------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%
                                 ==============   ==============   ==============   ==============
Pool Balance Outstanding         $1,491,010,945   $1,485,912,449   $1,479,925,786   $1,471,534,896
% Initial Pool Balance                   100.00%           99.66%           99.26%           98.69%

PREPAYMENT RESTRICTIONS              NOV-10           NOV-11           NOV-12           NOV-13
------------------------------   --------------   --------------   --------------   --------------

Locked Out                                83.58%           88.99%           89.04%           88.60%
Yield Maintenance Total                   10.19%           11.01%           10.96%           10.90%
Open                                       6.23%            0.00%            0.00%            0.50%
                                 --------------   --------------   --------------   --------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%
                                 ==============   ==============   ==============   ==============
Pool Balance Outstanding         $1,461,036,659   $1,358,615,292   $1,344,985,116   $1,330,315,418
% Initial Pool Balance                    97.99%           91.12%           90.21%           89.22%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS              NOV-14           NOV-15           NOV-16           NOV-17
------------------------------   --------------   --------------   --------------   --------------

Locked Out                                88.67%           86.71%         60.26%           100.00%
Yield Maintenance Total                   10.83%            9.69%          0.00%             0.00%
Open                                       0.50%            3.60%         39.74%             0.00%
                                 --------------   --------------    -----------       -----------
TOTALS                                   100.00%          100.00%        100.00%           100.00%
                                 ==============   ==============    ===========       ===========
Pool Balance Outstanding         $1,314,642,448   $1,280,447,128    $24,193,632       $14,280,843
% Initial Pool Balance                    88.17%           85.88%          1.62%             0.96%

PREPAYMENT RESTRICTIONS              NOV-18           NOV-19           NOV-20           NOV-21
------------------------------   --------------   --------------   --------------   --------------

Locked Out                             100.00%          100.00%          100.00%          0.00%
Yield Maintenance Total                  0.00%            0.00%            0.00%          0.00%
Open                                     0.00%            0.00%            0.00%          0.00%
                                   ----------       ----------       ----------          -----
TOTALS                                 100.00%          100.00%          100.00%          0.00%
                                   ==========       ==========       ==========          =====
Pool Balance Outstanding           $9,919,195       $9,695,213       $9,457,494          $   0
% Initial Pool Balance                   0.67%            0.65%            0.63%          0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

                                       I-9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLERS

                                                                    PERCENT BY    WEIGHTED    WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
LOAN SELLER                      MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

Morgan Stanley Mortgage
Capital Inc.                           111         1,400,352,160       100.0        5.913        113
                                       ---        --------------       -----        -----        ---
TOTAL:                                 111        $1,400,352,160       100.0%       5.913%       113
                                       ===        ==============       =====        =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN SELLER                      DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

Morgan Stanley Mortgage
   Capital Inc.                    1.55          1.48            66.6         61.4
                                   ----          ----            ----         ----
TOTAL:                             1.55x         1.48x           66.6%        61.4%
                                   ====          ====            ====         ====

CUT-OFF DATE BALANCES

                                                                    PERCENT BY    WEIGHTED    WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
CUT-OFF DATE BALANCE ($)         MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

1,000,001 - 2,000,000                    5             8,894,537          0.6       6.262        117
2,000,001 - 3,000,000                   14            36,694,004          2.6       6.174        117
3,000,001 - 4,000,000                   11            37,529,709          2.7       6.171        117
4,000,001 - 5,000,000                   12            53,052,658          3.8       6.269        115
5,000,001 - 6,000,000                    8            44,139,339          3.2       5.928        116
6,000,001 - 7,000,000                   10            65,885,036          4.7       6.193        110
7,000,001 - 8,000,000                    6            45,918,073          3.3       6.190        118
8,000,001 - 9,000,000                    7            58,887,545          4.2       6.104        106
9,000,001 - 10,000,000                   3            28,652,323          2.0       6.073        115
10,000,001 - 15,000,000                 16           195,442,147         14.0       6.103        117
15,000,001 - 20,000,000                  6           109,512,444          7.8       5.920        116
20,000,001 - 30,000,000                  4           101,305,104          7.2       5.762        117
30,000,001 >=                            9           614,439,240         43.9       5.731        111
                                       ---        --------------       -----        -----        ---
TOTAL:                                 111        $1,400,352,160       100.0%       5.913%       113
                                       ===        ==============       =====        =====        ===

                                                  WEIGHTED        WEIGHTED     WEIGHTED
                                    WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                     AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)            DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------      --------   --------------   ------------   --------

1,000,001 - 2,000,000                 1.38          1.25            71.7         62.3
2,000,001 - 3,000,000                 1.34          1.21            74.5         65.9
3,000,001 - 4,000,000                 1.32          1.24            72.6         63.9
4,000,001 - 5,000,000                 1.39          1.24            73.6         65.0
5,000,001 - 6,000,000                 1.32          1.24            74.2         64.8
6,000,001 - 7,000,000                 1.46          1.30            71.5         64.1
7,000,001 - 8,000,000                 1.40          1.29            71.5         62.5
8,000,001 - 9,000,000                 1.37          1.30            71.9         61.4
9,000,001 - 10,000,000                1.44          1.29            74.0         65.0
10,000,001 - 15,000,000               1.40          1.26            70.8         64.3
15,000,001 - 20,000,000               1.38          1.25            70.7         61.4
20,000,001 - 30,000,000               1.58          1.58            67.0         64.6
30,000,001 >=                         1.73          1.70            60.8         58.5
                                      ----          ----            ----         ----
TOTAL:                                1.55x         1.48x           66.6%        61.4%
                                      ====          ====            ====         ====

Minimum: $1,575,090
Maximum: $120,000,000
Weighted Average: $12,615,785

                                      I-10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES

                                                            PERCENT BY
                                                             AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                                  NUMBER       AGGREGATE      CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                    OF          CUT-OFF        DATE      AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                 MORTGAGED       DATE         BALANCE   MORTGAGE    TERM      AVERAGE   PERIOD     DATE     BALLOON
STATE                           PROPERTIES    BALANCE ($)       (%)     RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  ----------  --------------  ----------  --------  ---------  --------  --------  ------    --------

California - Southern                 8        117,325,930      8.4      5.558       113       1.76      1.66      55.4      48.8
California - Northern                 7         75,096,066      5.4      5.821       116       1.40      1.21      70.1      63.7
Colorado                              7        178,090,805     12.7      5.954       117       1.47      1.37      71.7      69.5
Florida                               6        151,205,413     10.8      5.501       115       2.07      2.06      52.7      50.5
Arizona                              10        131,866,992      9.4      5.916       119       1.40      1.33      76.2      72.6
New York                              6        107,539,329      7.7      5.856       118       2.20      2.19      40.9      39.8
Illinois                              4        105,399,815      7.5      6.045        73       1.34      1.32      72.1      68.9
Maryland                              3         67,108,833      4.8      5.794       119       1.38      1.38      68.5      66.7
Pennsylvania                         11         65,634,853      4.7      6.177       118       1.42      1.22      77.3      69.9
Louisiana                             4         56,995,402      4.1      6.008       118       1.17      1.17      73.1      61.3
Nevada                                6         44,780,266      3.2      5.785       115       1.41      1.23      74.8      65.3
South Carolina                        3         38,543,302      2.8      6.066       117       1.28      1.28      67.0      54.8
Tennessee                             5         35,696,120      2.5      6.423       109       1.37      1.28      68.6      61.1
Indiana                               4         31,672,000      2.3      6.014       118       1.51      1.28      77.7      71.9
New Jersey                            5         27,825,000      2.0      6.318       116       1.44      1.24      75.0      68.3
Connecticut                           3         25,258,276      1.8      6.297       122       1.28      1.18      75.0      65.7
Massachusetts                         4         22,434,588      1.6      6.226       117       1.41      1.28      75.1      64.5
Texas                                 3         20,407,152      1.5      6.343       118       1.35      1.35      70.1      58.5
Minnesota                             1         13,200,000      0.9      6.350       116       1.40      1.40      63.8      63.8
Michigan                              2         12,628,108      0.9      5.807       108       1.47      1.47      69.9      53.3
Ohio                                  2         11,880,766      0.8      6.220       118       1.24      1.17      75.8      65.8
Alabama                               1          9,400,000      0.7      6.270       117       1.41      1.21      75.2      67.1
Georgia                               2          7,811,296      0.6      5.921       118       1.23      1.23      78.1      66.4
Oregon                                2          7,512,000      0.5      6.062       117       1.44      1.22      71.7      66.6
Virginia                              2          6,079,486      0.4      6.174       116       1.33      1.33      70.7      60.5
Idaho                                 1          6,000,000      0.4      6.245       118       1.37      1.18      73.2      66.5
Utah                                  1          4,350,000      0.3      6.150       117       1.43      1.22      79.1      71.8
Washington                            1          4,340,000      0.3      6.200       119       1.41      1.21      69.4      61.9
Alaska                                1          4,300,000      0.3      6.390       119       1.46      1.26      71.7      62.9
Missouri                              1          4,246,514      0.3      6.040       119       1.50      1.50      65.8      56.1
Maine                                 1          3,318,849      0.2      5.950       118       1.22      1.22      71.4      60.7
Delaware                              1          2,405,000      0.2      6.120       118       1.41      1.20      76.0      69.0
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
TOTAL:                              118     $1,400,352,160    100.0%     5.913%      113       1.55x     1.48x     66.6%     61.4%
                                    ===     ==============    =====      =====       ===       ====      ====      ====      ====

                                      I-11

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PROPERTY TYPES

                                                            PERCENT BY
                                                             AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                                  NUMBER       AGGREGATE      CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                    OF          CUT-OFF        DATE      AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                 MORTGAGED       DATE         BALANCE   MORTGAGE    TERM      AVERAGE   PERIOD     DATE     BALLOON
PROPERTY TYPE                   PROPERTIES    BALANCE ($)       (%)     RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  ----------  --------------  ----------  --------  ---------  --------  --------  ------    --------

Retail
   Anchored                          14        276,471,651     19.7      5.692       118       1.81      1.76      59.9      55.8
   Unanchored                        24        256,291,788     18.3      6.091       115       1.34      1.29      73.5      69.5
   Free Standing                     19         87,881,226      6.3      6.185       117       1.35      1.23      72.6      65.2
   Shadow Anchored                    6         47,595,448      3.4      5.714       115       1.42      1.19      76.4      69.0
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
      SUBTOTAL:                      63     $  668,240,113     47.7%     5.912%      117       1.54x     1.47x     68.0%     63.2%
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
Office
   Urban                              7        233,177,459     16.7      5.661        98       1.51      1.49      63.7      60.0
   Medical                           10        118,220,000      8.4      5.916       119       1.42      1.19      77.3      71.6
   Suburban                          13        109,124,397      7.8      6.220       116       1.37      1.26      73.5      67.2
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
      SUBTOTAL:                      30     $  460,521,855     32.9%     5.859%      108       1.46x     1.36x     69.5%     64.7%
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
Hospitality
   Limited Service                   10         97,254,580      6.9      6.212       113       1.48      1.43      70.5      58.8
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
      SUBTOTAL:                      10     $   97,254,580      6.9%     6.212%      113       1.48x     1.43x     70.5%     58.8%
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
Other
   Leased Fee                         1         70,000,000      5.0      5.750       119       2.72      2.72      22.6      22.6
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
      SUBTOTAL:                       1     $   70,000,000      5.0%     5.750%      119       2.72X     2.72X     22.6%     22.6%
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
Mixed Use
   Retail/Office                      2         33,285,000      2.4      5.943       116       1.26      1.19      75.3      72.8
   Multifamily/Office/Retail          1         11,500,000      0.8      6.150       116       1.42      1.21      66.8      59.5
   Office/Multifamily                 1          2,400,000      0.2      6.150       117       1.45      1.23      71.9      65.2
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
      SUBTOTAL:                       4     $   47,185,000      3.4%     6.004%      116       1.31x     1.20x     73.1%     69.1%
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
Industrial
   Light Industrial                   3         17,880,329      1.3      6.050       115       1.38      1.24      71.8      62.7
   Warehouse                          2         14,919,844      1.1      5.749       109       1.51      1.51      60.9      47.9
   Flex Industrial                    3         12,485,021      0.9      5.972       115       1.30      1.17      75.7      66.9
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
      SUBTOTAL:                       8     $   45,285,195      3.2%     5.930%      113       1.40x     1.31x     69.3%     59.0%
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
Manufactured Housing Community
   Manufactured Housing
   Community                          1          9,000,000      0.6      6.100       118       1.42       1.21     76.9      68.4
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
      SUBTOTAL:                       1     $    9,000,000      0.6%     6.100%      118       1.42x     1.21x     76.9%     68.4%
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
Self Storage
   Self Storage                       1          2,865,417      0.2      6.210       116       1.25       1.25     66.8      57.3
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
      SUBTOTAL:                       1     $    2,865,417      0.2%     6.210%      116       1.25x     1.25x     66.8%     57.3%
                                    ---     --------------    -----      -----       ---       ----      ----      ----      ----
TOTAL:                              118     $1,400,352,160    100.0%     5.913%      113       1.55x     1.48x     66.6%     61.4%
                                    ===     ==============    =====      =====       ===       ====      ====      ====      ====

                                      I-12

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE RATES

                                                           PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
MORTGAGE RATE (%)                 LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  --------  --------------  -----------  --------  ---------  --------  --------  --------  --------

<= 5.000                             1        52,875,930        3.8      4.850       118       2.16     2.16      39.2      32.2
5.001 - 5.500                        3       158,448,318       11.3      5.354       117       2.20     2.20      48.7      47.8
5.501 - 6.000                       24       515,032,658       36.8      5.800       118       1.55     1.46      68.1      63.0
6.001 - 6.500                       78       639,486,689       45.7      6.194       109       1.36     1.27      72.0      66.0
6.501 - 7.000                        5        34,508,565        2.5      6.562       109       1.33     1.24      71.1      62.3
                                   ---    --------------      -----      -----       ---       ----     ----      ----      ----
TOTAL:                             111    $1,400,352,160      100.0%     5.913%      113       1.55x    1.48x     66.6%     61.4%
                                   ===    ==============      =====      =====       ===       ====     ====      ====      ====

Minimum: 4.850%
Maximum: 6.650%
Weighted Average: 5.913%

SEASONING

                                                           PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
SEASONING (MOS.)                  LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  --------  --------------  -----------  --------  ---------  --------  --------  --------  --------

= 0                                  1         7,600,000        0.5      6.450       120       1.39     1.39      66.7      52.6
1 - 5                              102     1,253,114,046       89.5      5.908       117       1.58     1.49      66.0      60.9
6 - 11                               7       131,189,795        9.4      5.956        80       1.33     1.30      72.5      67.6
12 - 23                              1         8,448,318        0.6      5.450       104       1.53     1.53      67.6      50.3
                                   ---    --------------      -----      -----       ---       ----     ----      ----      ----
TOTAL:                             111    $1,400,352,160      100.0%     5.913%      113       1.55x    1.48x     66.6%     61.4%
                                   ===    ==============      =====      =====       ===       ====     ====      ====      ====

Minimum: 0 mos.
Maximum: 16 mos.
Weighted Average: 3 mos.

                                      I-13

                                   Appendix I
                           Mortgage Pool Information
                                  Loan Group 1

ORIGINAL TERMS TO STATED MATURITY

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
ORIGINAL TERM TO STATED             NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

<= 60                                    4            91,607,203         6.5        6.127         54
85 - 120                               104         1,270,198,499        90.7        5.893        117
121 - 180                                3            38,546,458         2.8        6.047        122
                                       ---        --------------       -----        -----        ---
TOTAL:                                 111        $1,400,352,160       100.0%       5.913%       113
                                       ===        ==============       =====        =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
ORIGINAL TERM TO STATED           AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MATURITY (MOS.)                  DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

<= 60                              1.30          1.29            71.5         71.0
85 - 120                           1.57          1.49            66.2         60.8
121 - 180                          1.52          1.44            70.5         59.5
                                   ----          ----            ----         ----
TOTAL:                             1.55x         1.48x           66.6%        61.4%
                                   ====          ====            ====         ====

Minimum: 60 mos.
Maximum: 144 mos.
Weighted Average: 116 mos.

REMAINING TERMS TO STATED MATURITY

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
REMAINING TERM TO STATED            NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

<= 60                                    4            91,607,203         6.5        6.127         54
85 - 120                               105         1,292,503,603        92.3        5.895        117
121 - 180                                2            16,241,354         1.2        6.125        129
                                       ---        --------------       -----        -----        ---
TOTAL:                                 111        $1,400,352,160       100.0%       5.913%       113
                                       ===        ==============       =====        =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
REMAINING TERM TO STATED          AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MATURITY (MOS.)                  DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

<= 60                              1.30          1.29            71.5         71.0
85 - 120                           1.57          1.49            66.2         60.8
121 - 180                          1.56          1.38            71.1         59.7
                                   ----          ----            ----         ----
TOTAL:                             1.55x         1.48x           66.6%        61.4%
                                   ====          ====            ====         ====

Minimum: 53 mos.
Maximum: 142 mos.
Weighted Average: 113 mos.

                                      I-14

                                   Appendix I
                            Mortgage Pool Information
                                  Loan Group 1

ORIGINAL AMORTIZATION TERMS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
ORIGINAL AMORTIZATION TERM          NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
(MOS.)                           MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

BALLOON LOANS
   Interest Only                        13           537,270,805        38.4        5.807        108
   241 - 300                            10            79,066,695         5.6        6.122        110
   301 - 360                            88           784,014,659        56.0        5.964        117
                                       ---        --------------       -----        -----        ---
TOTAL:                                 111        $1,400,352,160       100.0%       5.913%       113
                                       ===        ==============       =====        =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
ORIGINAL AMORTIZATION TERM        AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
(MOS.)                           DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

BALLOON LOANS
   Interest Only                   1.76          1.76            59.7         59.7
   241 - 300                       1.36          1.36            69.7         55.3
   301 - 360                       1.43          1.29            71.1         63.3
                                   ----          ----            ----         ----
TOTAL:                             1.55x         1.48x           66.6%        61.4%
                                   ====          ====            ====         ====

Minimum: 276 mos.
Maximum: 360 mos.
Weighted Average: 354 mos.

REMAINING AMORTIZATION TERMS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
REMAINING AMORTIZATION TERM         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
(MOS.)                           MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

BALLOON
   Interest Only                        13           537,270,805        38.4        5.807        108
   241 - 300                            10            79,066,695         5.6        6.122        110
   301 - 360                            88           784,014,659        56.0        5.964        117
                                       ---        --------------       -----        -----        ---
TOTAL:                                 111        $1,400,352,160       100.0%       5.913%       113
                                       ===        ==============       =====        =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
REMAINING AMORTIZATION TERM       AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
(MOS.)                           DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

BALLOON
   Interest Only                    1.76           1.76          59.7         59.7
   241 - 300                        1.36           1.36          69.7         55.3
   301 - 360                        1.43           1.29          71.1         63.3
                                    ----           ----          ----         ----
TOTAL:                              1.55x          1.48x         66.6%        61.4%
                                    ====           ====          ====         ====

Minimum: 260 mos.
Maximum: 360 mos.
Weighted Average: 353 mos.

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS

                                                           PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO     MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
(x)                               LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  --------  --------------  -----------  --------  ---------  --------  --------  --------  --------

1.11 - 1.20                         12       115,765,433       8.3       6.045      117       1.15      1.15      73.5      64.5
1.21 - 1.30                         16       231,265,465      16.5       6.143       97       1.27      1.26      72.5      68.1
1.31 - 1.40                         28       274,228,709      19.6       6.107      113       1.37      1.29      70.1      64.0
1.41 - 1.50                         45       460,341,305      32.9       5.979      118       1.43      1.26      75.6      69.7
1.51 - 1.60                          4        27,633,318       2.0       5.741      111       1.52      1.35      69.8      59.1
1.71 - 1.80                          1        11,250,000       0.8       6.070      123       1.71      1.45      68.6      58.4
1.81 - 1.90                          1         6,992,000       0.5       6.294      116       1.90      1.63      76.0      69.8
2.01 - 2.50                          3       202,875,930      14.5       5.219      118       2.22      2.22      45.4      43.6
2.51 - 3.00                          1        70,000,000       5.0       5.750      119       2.72      2.72      22.6      22.6
                                   ---    --------------     -----       -----      ---       ----      ----      ----      ----
TOTAL:                             111    $1,400,352,160     100.0%      5.913%     113       1.55X     1.48X     66.6%     61.4%
                                   ===    ==============     =====       =====      ===       ====      ====      ====      ====

Minimum: 1.11x
Maximum: 2.72x
Weighted Average: 1.55x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                           PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
POST IO PERIOD DEBT SERVICE     MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
COVERAGE RATIO (x)                LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  --------  --------------  -----------  --------  ---------  --------  --------  --------  --------

1.11 - 1.20                         39       395,458,433      28.2      6.008       117       1.32      1.17      75.5      68.5
1.21 - 1.30                         43       422,521,465      30.2      6.099       106       1.35      1.25      73.1      67.4
1.31 - 1.40                         14       166,483,709      11.9      6.065       112       1.36      1.36      67.7      61.9
1.41 - 1.50                          9       127,572,305       9.1      6.000       119       1.46      1.44      73.6      69.1
1.51 - 1.60                          1         8,448,318       0.6      5.450       104       1.53      1.53      67.6      50.3
1.61 - 1.70                          1         6,992,000       0.5      6.294       116       1.90      1.63      76.0      69.8
2.01 - 2.50                          3       202,875,930      14.5      5.219       118       2.22      2.22      45.4      43.6
2.51 - 3.00                          1        70,000,000       5.0      5.750       119       2.72      2.72      22.6      22.6
                                   ---    --------------     -----      -----       ---       ----      ----      ----      ----
TOTAL:                             111    $1,400,352,160     100.0%     5.913%      113       1.55X     1.48X     66.6%     61.4%
                                   ===    ==============     =====      =====       ===       ====      ====      ====      ====

Minimum: 1.11x
Maximum: 2.72x
Weighted Average: 1.48x

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS

                                                           PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
LOAN-TO-VALUE RATIO (%)           LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  --------  --------------  -----------  --------  ---------  --------  --------  --------  --------

20.1 - 30.0                          1        70,000,000       5.0      5.750       119       2.72      2.72      22.6      22.6
30.1 - 40.0                          1        52,875,930       3.8      4.850       118       2.16      2.16      39.2      32.2
40.1 - 50.0                          2       150,000,000      10.7      5.349       118       2.24      2.24      47.6      47.6
50.1 - 60.0                          3        20,742,592       1.5      5.906       117       1.37      1.37      56.6      47.7
60.1 - 70.0                         25       234,707,185      16.8      6.156       115       1.39      1.33      66.7      57.9
70.1 - 75.0                         37       424,510,161      30.3      6.082       105       1.32      1.26      72.9      68.8
75.1 - 80.0                         42       447,516,293      32.0      5.964       117       1.38      1.23      77.6      71.1
                                   ---    --------------     -----      -----       ---       ----      ----      ----      ----
TOTAL:                             111    $1,400,352,160     100.0%     5.913%      113       1.55X     1.48X     66.6%     61.4%
                                   ===    ==============     =====      =====       ===       ====      ====      ====      ====

Minimum: 22.6%
Maximum: 80.0%
Weighted Average: 66.6%

BALLOON LOAN-TO-VALUE RATIOS

                                                           PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE RATIO     MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
(%)                               LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  --------  --------------  -----------  --------  ---------  --------  --------  --------  --------

0.1 - 10.0                           1        70,000,000       5.0      5.750       119       2.72      2.72      22.6      22.6
30.1 - 40.0                          1        52,875,930       3.8      4.850       118       2.16      2.16      39.2      32.2
40.1 - 50.0                          5       170,742,592      12.2      5.417       118       2.13      2.13      48.7      47.6
50.1 - 55.0                          6        81,610,806       5.8      6.130       116       1.35      1.35      65.7      53.3
55.1 - 60.0                         15       111,525,738       8.0      6.098       117       1.40      1.34      68.6      58.3
60.1 - 65.0                         25       191,743,825      13.7      6.141       115       1.30      1.23      72.0      62.9
65.1 - 70.0                         42       268,549,464      19.2      6.082       115       1.41      1.22      74.9      67.7
70.1 - 80.0                         16       453,303,805      32.4      5.966       107       1.35      1.27      75.9      74.0
                                   ---    --------------     -----      -----       ---       ----      ----      ----      ----
TOTAL:                             111    $1,400,352,160     100.0%     5.913%      113       1.55X     1.48X     66.6%     61.4%
                                   ===    ==============     =====      =====       ===       ====      ====      ====      ====

Minimum: 22.6%
Maximum: 78.6%
Weighted Average: 61.4%

AMORTIZATION TYPES

                                                           PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF         CUT-OFF       CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                MORTGAGE       DATE           DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
AMORTIZATION TYPE                 LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  --------  --------------  -----------  --------  ---------  --------  --------  --------  --------

Interest Only                       13       537,270,805      38.4      5.807       108       1.76      1.76      59.7      59.7
Interest Only, Then Amortizing
   Balloon                          57       493,491,000      35.2      6.022       117       1.43      1.21      75.2      68.5
Amortizing Balloon                  41       369,590,355      26.4      5.920       116       1.42      1.42      65.4      54.7
                                   ---    --------------     -----      -----       ---       ----      ----      ----      ----
TOTAL:                             111    $1,400,352,160     100.0%     5.913%      113       1.55X     1.48X     66.6%     61.4%
                                   ===    ==============     =====      =====       ===       ====      ====      ====      ====

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

PREPAYMENT RESTRICTIONS              NOV-06           NOV-07            NOV-08          NOV-09
------------------------------   --------------   --------------   --------------   --------------

Locked Out                                99.44%           98.84%           90.41%           90.46%
Yield Maintenance Total                    0.56%            1.16%            9.59%            8.92%
Open                                       0.00%            0.00%            0.00%            0.61%
                                 --------------   --------------   --------------   --------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%
                                 ==============   ==============   ==============   ==============
Pool Balance Outstanding         $1,400,352,160   $1,395,331,611   $1,389,492,008   $1,381,664,325
% Initial Pool Balance                   100.00%           99.64%           99.22%           98.67%

PREPAYMENT RESTRICTIONS              NOV-10           NOV-11           NOV-12           NOV-13
------------------------------   --------------   --------------   --------------   --------------

Locked Out                                84.50%           90.34%           90.39%           89.90%
Yield Maintenance Total                    8.87%            9.66%            9.61%            9.56%
Open                                       6.63%            0.00%            0.00%            0.54%
                                 --------------   --------------   --------------   --------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%
                                 ==============   ==============   ==============   ==============
Pool Balance Outstanding         $1,371,931,633   $1,270,449,713   $1,257,998,128   $1,244,595,481
% Initial Pool Balance                    97.97%           90.72%           89.83%           88.88%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS              NOV-14           NOV-15            NOV-16          NOV-17
------------------------------   --------------   --------------   --------------   --------------

Locked Out                               89.97%           87.05%        30.68%         100.00%
Yield Maintenance Total                   9.50%            9.48%         0.00%           0.00%
Open                                      0.53%            3.47%        69.32%           0.00%
                                 --------------   --------------   -----------      ----------
TOTALS                                  100.00%          100.00%       100.00%         100.00%
                                 ==============   ==============   ===========      ==========
Pool Balance Outstanding         $1,230,268,281   $1,208,897,812   $13,869,278      $4,152,251
% Initial Pool Balance                   87.85%           86.33%         0.99%           0.30%

PREPAYMENT RESTRICTIONS              NOV-18           NOV-19           NOV-20           NOV-21
------------------------------   --------------   --------------   --------------   --------------

Locked Out                            0.00%
Yield Maintenance Total               0.00%
Open                                  0.00%
                                     -----
TOTALS                                0.00%
                                     =====
Pool Balance Outstanding             $   0
% Initial Pool Balance                0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

                                      I-18

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS

                                                                   PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE      AVERAGE      AVERAGE
                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE    REMAINING
LOAN SELLER                      MORTGAGE LOANS    BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   -------------   --------   -----------

Morgan Stanley Mortgage
   Capital Inc.                         13          90,658,785       100.0         6.005        123
                                       ---         -----------       -----         -----        ---
TOTAL:                                  13         $90,658,785       100.0%        6.005%       123
                                       ===         ===========       =====         =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
LOAN SELLER                      DSCR (x)      DSCR (x)         LTV (%)     LTV (%)
------------------------------   --------   --------------   ------------   --------

Morgan Stanley Mortgage
   Capital Inc.                    1.45         1.23             72.7         65.1
                                   ----         ----             ----         ----
TOTAL:                             1.45x        1.23x            72.7%        65.1%
                                   ====         ====             ====         ====

CUT-OFF DATE BALANCES

                                                                   PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE      AVERAGE      AVERAGE
                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE    REMAINING
CUT-OFF DATE BALANCE ($)         MORTGAGE LOANS    BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   -------------   --------   -----------

3,000,001 - 4,000,000                    4          13,828,785        15.3         6.194        116
4,000,001 - 5,000,000                    1           4,650,000         5.1         5.725        113
6,000,001 - 7,000,000                    2          12,750,000        14.1         6.093        118
7,000,001 - 8,000,000                    1           7,030,000         7.8         6.130        117
8,000,001 - 9,000,000                    1           8,200,000         9.0         6.100        118
9,000,001 - 10,000,000                   1           9,300,000        10.3         5.970        118
10,000,001 - 15,000,000                  3          34,900,000        38.5         5.898        133
                                       ---         -----------       -----         -----        ---
TOTAL:                                  13         $90,658,785       100.0%        6.005%       123
                                       ===         ===========       =====         =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)         DSCR (x)       DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

3,000,001 - 4,000,000              1.33         1.23             65.4         58.2
4,000,001 - 5,000,000              1.54         1.28             73.8         65.1
6,000,001 - 7,000,000              1.39         1.19             76.7         69.5
7,000,001 - 8,000,000              1.38         1.18             74.0         67.1
8,000,001 - 9,000,000              1.26         1.07             72.9         66.1
9,000,001 - 10,000,000             1.47         1.24             78.5         73.5
10,000,001 - 15,000,000            1.55         1.29             72.2         63.4
                                   ----         ----             ----         ----
TOTAL:                             1.45x        1.23x            72.7%        65.1%
                                   ====         ====             ====         ====

Minimum: $3,393,863
Maximum: $12,900,000
Weighted Average: $6,973,753

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES

                                                                        PERCENT BY    WEIGHTED     WEIGHTED
                                                          AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                       NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
STATE                            MORTGAGED PROPERTIES    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------------   ------------   ------------   --------   -----------

Texas                                      3             31,000,000         34.2        5.831        136
Pennsylvania                               2             15,450,000         17.0        6.046        118
Florida                                    1             10,500,000         11.6        6.180        116
Oregon                                     1              8,200,000          9.0        6.100        118
Indiana                                    1              7,030,000          7.8        6.130        117
Colorado                                   2              7,000,000          7.7        6.280        116
Ohio                                       1              4,650,000          5.1        5.725        113
Virginia                                   1              3,434,922          3.8        6.150        115
North Carolina                             1              3,393,863          3.7        6.060        118
                                         ---            -----------        -----        -----        ---
TOTAL:                                    13            $90,658,785        100.0%       6.005%       123
                                         ===            ===========        =====        =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
STATE                            DSCR (x)       DSCR (x)         LTV (%)     LTV (%)
------------------------------   --------   --------------   ------------   --------

Texas                               1.57          1.30           71.5         61.5
Pennsylvania                        1.44          1.22           79.1         73.6
Florida                             1.40          1.19           75.0         70.4
Oregon                              1.26          1.07           72.9         66.1
Indiana                             1.38          1.18           74.0         67.1
Colorado                            1.37          1.17           63.1         58.4
Ohio                                1.54          1.28           73.8         65.1
Virginia                            1.19          1.19           71.6         61.3
North Carolina                      1.40          1.40           64.0         54.6
                                    ----          ----           ----         ----
TOTAL:                              1.45x         1.23x          72.7%        65.1%
                                    ====          ====           ====         ====

                                      I-20

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PROPERTY TYPES

                                                                        PERCENT BY    WEIGHTED     WEIGHTED
                                                          AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                       NUMBER OF        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
PROPERTY TYPE                    MORTGAGED PROPERTIES    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------------   ------------   ------------   --------   -----------

Multifamily
   Garden                                  7              47,250,000       52.1        6.191         132
   Mid Rise                                1              12,900,000       14.2        4.990         107
   Student Housing                         1              10,500,000       11.6        6.180         116
   Low Rise                                2              10,464,922       11.5        6.137         116
   High Rise                               2               9,543,863       10.5        6.124         119
                                         ---             -----------      -----        -----         ---
TOTAL:                                    13             $90,658,785      100.0%       6.005%        123
                                         ===             ===========      =====        =====         ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
PROPERTY TYPE                    DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

Multifamily
   Garden                          1.45          1.23            70.8         62.8
   Mid Rise                        1.63          1.28            76.3         67.7
   Student Housing                 1.40          1.19            75.0         70.4
   Low Rise                        1.32          1.18            73.2         65.2
   High Rise                       1.40          1.27            74.2         67.0
                                   ----          ----            ----         ----
TOTAL:                             1.45x         1.23x           72.7%        65.1%
                                   ====          ====            ====         ====

                                      I-21

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE RATES

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
MORTGAGE RATE (%)                MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   ------------   --------   -----------

<= 5.000                                 1          12,900,000        14.2       4.990         107
5.501 - 6.000                            2          13,950,000        15.4       5.888         116
6.001 - 6.500                            9          52,308,785        57.7       6.143         117
6.501 - 7.000                            1          11,500,000        12.7       6.660         179
                                       ---         -----------       -----       -----         ---
TOTAL:                                  13         $90,658,785       100.0%      6.005%        123
                                       ===         ===========       =====       =====         ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                DSCR (x)      DSCR (x)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

<= 5.000                           1.63          1.28            76.3         67.7
5.501 - 6.000                      1.49          1.25            76.9         70.7
6.001 - 6.500                      1.36          1.18            72.4         65.8
6.501 - 7.000                      1.60          1.40            64.9         52.2
                                   ----          ----            ----         ----
TOTAL:                             1.45x         1.23x           72.7%        65.1%
                                   ====          ====            ====         ====

Minimum: 4.990%
Maximum: 6.660%
Weighted Average: 6.005%

SEASONING

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
SEASONING (MOS.)                 MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   ------------   --------   -----------

1 - 5                                   11          73,108,785        80.6       6.202         127
6 - 11                                   1           4,650,000         5.1       5.725         113
12 - 23                                  1          12,900,000        14.2       4.990         107
                                       ---         -----------       -----       -----         ---
TOTAL:                                  13         $90,658,785       100.0%      6.005%        123
                                       ===         ===========       =====       =====         ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE        AVERAGE       AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
SEASONING (MOS.)                 DSCR (x)       DSCR (x)        LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

1 - 5                              1.41          1.22            72.0         64.7
6 - 11                             1.54          1.28            73.8         65.1
12 - 23                            1.63          1.28            76.3         67.7
                                   ----          ----            ----         ----
TOTAL:                             1.45x         1.23x           72.7%        65.1%
                                   ====          ====            ====         ====

Minimum: 1 mos.
Maximum: 13 mos.
Weighted Average: 4 mos.

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL TERMS TO STATED MATURITY

                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
ORIGINAL TERM TO STATED               NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   ------------   --------   -----------

85 - 120                                12          79,158,785         87.3      5.910         115
121 - 180                                1          11,500,000         12.7      6.660         179
                                       ---         -----------       -----       -----         ---
TOTAL:                                  13         $90,658,785       100.0%      6.005%        123
                                       ===         ===========       =====       =====         ===

                                                  WEIGHTED       WEIGHTED   WEIGHTED
                                 WEIGHTED          AVERAGE        AVERAGE    AVERAGE
ORIGINAL TERM TO STATED           AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MATURITY (MOS.)                  DSCR (x)         DSCR (x)        LTV (%)    LTV (%)
------------------------------   --------   --------------   ------------   --------

85 - 120                           1.42          1.21            73.8         67.0
121 - 180                          1.60          1.40            64.9         52.2
                                   ----          ----            ----         ----
TOTAL:                             1.45x         1.23x           72.7%        65.1%
                                   ====          ====            ====         ====

Minimum: 120 mos.
Maximum: 180 mos.
Weighted Average: 128 mos.

REMAINING TERMS TO STATED MATURITY

                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE
REMAINING TERM TO STATED              NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   ------------   --------   -----------

85 - 120                                12          79,158,785        87.3       5.910         115
121 - 180                                1          11,500,000        12.7       6.660         179
                                        --         -----------       -----       -----         ---
TOTAL:                                  13         $90,658,785       100.0%      6.005%        123
                                        ==         ===========       =====       =====         ===

                                                  WEIGHTED       WEIGHTED   WEIGHTED
                                 WEIGHTED          AVERAGE        AVERAGE    AVERAGE
REMAINING TERM TO STATED          AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MATURITY (MOS.)                  DSCR (x)         DSCR (x)        LTV (%)    LTV (%)
------------------------------   --------   --------------   ------------   --------

85 - 120                           1.42          1.21            73.8         67.0
121 - 180                          1.60          1.40            64.9         52.2
                                   ----          ----            ----         ----
TOTAL:                             1.45x         1.23x           72.7%        65.1%
                                   ====          ====            ====         ====

Minimum: 107 mos.
Maximum: 179 mos.
Weighted Average: 123 mos.

                                      I-23

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS

                                                        PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER    AGGREGATE    AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF       CUT-OFF      CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION TERM      MORTGAGE     DATE          DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
(MOS.)                            LOANS   BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  --------  -----------  -----------  --------  ---------  --------  --------  --------  --------

BALLOON LOANS
   301 - 360                       13      90,658,785     100.0      6.005       123       1.45      1.23      72.7      65.1
                                  ---     -----------     -----      -----       ---       ----      ----      ----      ----
TOTAL:                             13     $90,658,785     100.0%     6.005%      123       1.45x     1.23x     72.7%     65.1%
                                  ===     ===========     =====      =====       ===       ====      ====      ====      ====

Minimum: 360 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

REMAINING AMORTIZATION TERMS

                                                        PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER    AGGREGATE    AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF       CUT-OFF      CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING AMORTIZATION TERM     MORTGAGE     DATE          DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
(MOS.)                            LOANS   BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  --------  -----------  -----------  --------  ---------  --------  --------  --------  --------

BALLOON LOANS
   301 - 360                       13      90,658,785     100.0      6.005       123       1.45      1.23      72.7      65.1
                                  ---     -----------     -----      -----       ---       ----      ----      ----      ----
TOTAL:                             13     $90,658,785     100.0%     6.005%      123       1.45x     1.23x     72.7%     65.1%
                                  ===     ===========     =====      =====       ===       ====      ====      ====      ====

Minimum: 355 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

                                      I-24

                                  APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS

                                                        PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER    AGGREGATE    AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF       CUT-OFF      CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE           MORTGAGE     DATE          DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
RATIO (x)                         LOANS   BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  --------  -----------  -----------  --------  ---------  --------  --------  --------  --------

1.11 - 1.20                         1       3,434,922       3.8      6.150       115       1.19      1.19      71.6      61.3
1.21 - 1.30                         1       8,200,000       9.0      6.100       118       1.26      1.07      72.9      66.1
1.31 - 1.40                         7      40,673,863      44.9      6.151       117       1.39      1.20      72.4      66.1
1.41 - 1.50                         1       9,300,000      10.3      5.970       118       1.47      1.24      78.5      73.5
1.51 - 1.60                         2      16,150,000      17.8      6.391       160       1.58      1.37      67.5      55.9
1.61 - 1.70                         1      12,900,000      14.2      4.990       107       1.63      1.28      76.3      67.7
                                  ---     -----------     -----      -----       ---       ----      ----      ----      ----
TOTAL:                             13     $90,658,785     100.0%     6.005%      123       1.45x     1.23x     72.7%     65.1%
                                  ===     ===========     =====      =====       ===       ====      ====      ====      ====

Minimum: 1.19x
Maximum: 1.63x
Weighted Average: 1.45x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                        PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                 NUMBER    AGGREGATE    AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF       CUT-OFF      CUT-OFF     AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
POST IO PERIOD DEBT SERVICE     MORTGAGE     DATE          DATE     MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
COVERAGE RATIO (x)                LOANS   BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------  --------  -----------  -----------  --------  ---------  --------  --------  --------  --------

1.01 - 1.10                         1       8,200,000       9.0      6.100       118       1.26      1.07      72.9      66.1
1.11 - 1.20                         7      40,714,922      44.9      6.159       117       1.37      1.18      73.0      66.7
1.21 - 1.30                         3      26,850,000      29.6      5.457       112       1.56      1.27      76.6      69.3
1.31 - 1.40                         2      14,893,863      16.4      6.523       165       1.55      1.40      64.7      52.7
                                  ---     -----------     -----      -----       ---       ----      ----      ----      ----
TOTAL:                             13     $90,658,785     100.0%     6.005%      123       1.45x     1.23x     72.7%     65.1%
                                  ===     ===========     =====      =====       ===       ====      ====      ====      ====

Minimum: 1.07x
Maximum: 1.40x
Weighted Average: 1.23x

                                      I-25

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

LOAN-TO-VALUE RATIOS

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   ------------   --------   -----------

60.1 - 70.0                             4           21,893,863        24.1        6.445        149
70.1 - 75.0                             6           40,414,922        44.6        6.076        116
75.1 - 80.0                             3           28,350,000        31.3        5.565        113
                                      ---          -----------       -----        -----        ---
TOTAL:                                 13          $90,658,785       100.0%       6.005%       123
                                      ===          ===========       =====        =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)          DSCR (x)       DSCR (x)        LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

60.1 - 70.0                        1.49          1.33            64.2         54.5
70.1 - 75.0                        1.36          1.17            73.8         66.8
75.1 - 80.0                        1.53          1.25            77.8         70.9
                                   ----          ----            ----         ----
TOTAL:                             1.45x         1.23x           72.7%        65.1%
                                   ====          ====            ====         ====

Minimum: 63.1%
Maximum: 79.9%
Weighted Average: 72.7%

BALLOON LOAN-TO-VALUE RATIOS

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
BALLOON LOAN-TO-VALUE               NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
RATIO (%)                        MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   ------------   --------   -----------

50.1 - 55.0                             2           14,893,863        16.4        6.523        165
55.1 - 60.0                             2            7,000,000         7.7        6.280        116
60.1 - 65.0                             1            3,434,922         3.8        6.150        115
65.1 - 70.0                             5           39,380,000        43.4        5.686        114
70.1 - 80.0                             3           25,950,000        28.6        6.100        117
                                      ---          -----------       -----        -----        ---
TOTAL:                                 13          $90,658,785       100.0%       6.005%       123
                                      ===          ===========       =====        =====        ===

                                                WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE     AVERAGE
BALLOON LOAN-TO-VALUE             AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
RATIO (%)                        DSCR (x)       DSCR (x)        LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

50.1 - 55.0                        1.55          1.40            64.7         52.7
55.1 - 60.0                        1.37          1.17            63.1         58.4
60.1 - 65.0                        1.19          1.19            71.6         61.3
65.1 - 70.0                        1.46          1.20            74.5         66.6
70.1 - 80.0                        1.43          1.21            77.4         72.3
                                   ----          ----            ----         ----
TOTAL:                             1.45x         1.23x           72.7%        65.1%
                                   ====          ====            ====         ====

Minimum: 52.2%
Maximum: 73.8%
Weighted Average: 65.1%

AMORTIZATION TYPES

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                    AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
AMORTIZATION TYPE                MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   ------------   ------------   --------   -----------

Interest Only, Then Amortizing
   Balloon                             11           83,830,000        92.5        5.997        124
Amortizing Balloon                      2            6,828,785         7.5        6.105        116
                                      ---          -----------       -----        -----        ----
TOTAL:                                 13          $90,658,785       100.0%       6.005%       123
                                      ===          ===========       =====        =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
AMORTIZATION TYPE                DSCR (X)       DSCR (X)        LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

Interest Only, Then Amortizing
   Balloon                         1.46          1.23            73.1         65.7
Amortizing Balloon                 1.29          1.29            67.8         58.0
                                   ----          ----            ----         ----
TOTAL:                             1.45X         1.23X           72.7%        65.1%
                                   ====          ====            ====         ====

                                      I-26

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

PREPAYMENT RESTRICTIONS             NOV-06        NOV-07        NOV-08        NOV-09
------------------------------   -----------   -----------   -----------   -----------

Locked Out                             85.77%        85.76%        69.24%        69.37%
Yield Maintenance Total                14.23%        14.24%        30.76%        30.63%
Open                                    0.00%         0.00%         0.00%         0.00%
                                 -----------   -----------   -----------   -----------
TOTALS                                100.00%       100.00%       100.00%       100.00%
                                 -----------   -----------   -----------   -----------
Pool Balance Outstanding         $90,658,785   $90,580,838   $90,433,777   $89,870,571
% Initial Pool Balance                100.00%        99.91%        99.75%        99.13%

PREPAYMENT RESTRICTIONS             NOV-10        NOV-11        NOV-12        NOV-13
------------------------------   -----------   -----------   -----------   -----------

Locked Out                             69.49%        69.58%        69.65%        69.71%
Yield Maintenance Total                30.51%        30.42%        30.35%        30.29%
Open                                    0.00%         0.00%         0.00%         0.00%
                                 -----------   -----------   -----------   -----------
TOTALS                                100.00%       100.00%       100.00%       100.00%
                                 -----------   -----------   -----------   -----------
Pool Balance Outstanding         $89,105,026   $88,165,579   $86,986,988   $85,719,937
% Initial Pool Balance                 98.29%        97.25%        95.95%        94.55%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS             NOV-14        NOV-15        NOV-16        NOV-17
------------------------------   -----------   -----------   -----------   -----------

Locked Out                             69.78%        80.98%       100.00%       100.00%
Yield Maintenance Total                30.22%        13.25%         0.00%         0.00%
Open                                    0.00%         5.77%         0.00%         0.00%
                                 -----------   -----------   -----------   -----------
TOTALS                                100.00%       100.00%       100.00%       100.00%
                                 -----------   -----------   -----------   -----------
Pool Balance Outstanding         $84,374,167   $71,549,315   $10,324,354   $10,128,593
% Initial Pool Balance                 93.07%        78.92%        11.39%        11.17%

PREPAYMENT RESTRICTIONS             NOV-18       NOV-19       NOV-20    NOV-21
------------------------------   ----------   ----------   ----------   ------

Locked Out                           100.00%      100.00%      100.00%   0.00%
Yield Maintenance Total                0.00%        0.00%        0.00%   0.00%
Open                                   0.00%        0.00%        0.00%   0.00%
                                 ----------   ----------   ----------   ------
TOTALS                               100.00%      100.00%      100.00%   0.00%
                                 ----------   ----------   ----------   ------
Pool Balance Outstanding         $9,919,195   $9,695,213   $9,457,494   $   0
% Initial Pool Balance                10.94%       10.69%       10.43%   0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

                                      I-27

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA        CMSA         MORTGAGE     LOAN
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  GROUP  PROPERTY NAME(2)
-------------------------------------------------------------------------------------------------------------------

     1        1         1-001          MSMC         1    Waterside Shops
              2                                          PPG Portfolio - Roll-up
     2                  2-001          MSMC         1    PPG Portfolio - Longmont (I)
     3                  2-002          MSMC         1    PPG Portfolio - Gateway (I)
     4                  2-003          MSMC         1    PPG Portfolio - Panorama (I)
     5                  2-004          MSMC         1    PPG Portfolio - Centennial (I)
     6                  2-005          MSMC         1    PPG Portfolio - Preston (I)
     7                  2-006          MSMC         1    PPG Portfolio - South Bend Allied (I)
     8                  2-007          MSMC         1    PPG Portfolio - South Bend Ortho (I)
     9        3         3-001          MSMC         1    Michigan Plaza
                                                         AZ Office/Retail Portfolio - Roll-up
    10        4         4-001          MSMC         1    AZ Office/Retail Portfolio - La Mirada Shopping Center (A)
    11        5         5-001          MSMC         1    AZ Office/Retail Portfolio - Seville Retail (A)
    12        6         6-001          MSMC         1    AZ Office/Retail Portfolio - Seville Office (A)
    13        7         7-001          MSMC         1    The Shops at Briargate
    14        8         8-001          MSMC         1    425 Park Avenue
    15        9         9-001          MSMC         1    One Bethesda Center
    16       10        10-001          MSMC         1    Sony Pictures Plaza
    17       11        11-001          MSMC         1    Kings Crossing Shopping Centre
                                                         Fort Roc Portfolio - Roll-up
    18       12        12-001          MSMC         1    Fort Roc Portfolio - Penn Plaza (B)
    19       13        13-001          MSMC         1    Fort Roc Portfolio - Eckerd, Philadelphia (B)
    20       14        14-001          MSMC         1    Fort Roc Portfolio - Staples, Rotterdam (B)
    21       15        15-001          MSMC         1    Fort Roc Portfolio - Eckerd, McMinnville (B)
    22       16        16-001          MSMC         1    Fort Roc Portfolio - Kmart Plaza (B)
    23       17        17-001          MSMC         1    Fort Roc Portfolio - Rite Aid, Watertown (B)
    24       18        18-001          MSMC         1    Fort Roc Portfolio - Rite Aid, Wilmington (B)
    25       19        19-001          MSMC         1    Cherry Creek Shopping Center
    26       20        20-001          MSMC         1    633 Third Avenue
    27       21        21-001          MSMC         1    Hilton Garden Inn O'Hare
    28       22        22-001          MSMC         1    Southport Town Center
    29       23        23-001          MSMC         1    Covenant Transport Headquarters
    30       24        24-001          MSMC         1    Promenade Clock Tower
    31       25        25-001          MSMC         1    Courtyard by Marriott - Charleston
    32       26        26-001          MSMC         1    Village at Sandhill Forum Center
    33       27        27-001          MSMC         1    Revere Marketplace
    34       28        28-001          MSMC         1    Burbank Shopping Center
    35       29        29-001          MSMC         1    Centex Office Building
    36       30        30-001          MSMC         1    Home Depot - Plymouth
    37       31        31-001          MSMC         2    The Texan Apartments
    38       32        32-001          MSMC         1    Waterman Grove
    39       33        33-001          MSMC         1    Civic Center Tower
    40       34        34-001          MSMC         1    West Haven Shopping Center
    41       35        35-001          MSMC         1    Kings Super Market - Morristown
    42       36        36-001          MSMC         2    Copperwood Apartments
    43       37        37-001          MSMC         1    Basin Street Landing
    44       38        38-001          MSMC         1    160 Inverness Drive Offices
    45       39        39-001          MSMC         1    State Farm Operations Center - Baton Rouge
    46       40        40-001          MSMC         1    Hilton Garden Inn Scottsdale
    47       41        41-001          MSMC         1    Walnut St Retail & Banana Republic
    48       42        42-001          MSMC         1    Willow Creek Town Center
    49       43        43-001          MSMC         1    Campbells Run Business Center
    50       44        44-001          MSMC         2    Campus Club Apartments
    51       45        45-001          MSMC         1    West Oaks Plaza
    52       46        46-001          MSMC         1    Pilot Medical Office
    53       47        47-001          MSMC         2    Castle Ridge Apartments
    54       48        48-001          MSMC         1    Phoenix Plaza III
    55       49        49-001          MSMC         1    Dutch Hollow MHC
    56       50        50-001          MSMC         1    Norris Furniture & Interiors -  Naples
    57       51        51-001          MSMC         1    Palisades Highlands
    58       52        52-001          MSMC         1    A&P Warehouse
    59       53        53-001          MSMC         1    Croft Commons
    60       54        54-001          MSMC         2    Chesapeake Pointe
    61       55        55-001          MSMC         1    Hampton Inn - West Springfield
             56                                          Gloucester Portfolio - Roll-up
    62                 56-001          MSMC         1    Gloucester Portfolio - Retail (II)
    63                 56-002          MSMC         1    Gloucester Portfolio - Office (II)
    64       57        57-001          MSMC         1    Omkar Medical Plaza
    65       58        58-001          MSMC         1    Brookshire Suites Hotel
    66       59        59-001          MSMC         1    Holiday Inn Express Sea World
    67       60        60-001          MSMC         1    Bells Shopping Center
    68       61        61-001          MSMC         1    Parkway Shops-Riverpark Centre
    69       62        62-001          MSMC         1    Evans Corporate Park
    70       63        63-001          MSMC         2    Purdue Student Housing
    71       64        64-001          MSMC         1    Home Decor Facility
    72       65        65-001          MSMC         1    RLJ Hotel Portfolio Hammond
    73       66        66-001          MSMC         1    Hampton Inn & Suites - Destin
    74       67        67-001          MSMC         2    Laurel Canyon Apartments Phase II
    75       68        68-001          MSMC         1    Kings Super Market - Cresskill
    76       69        69-001          MSMC         1    Lake Clearwater Office Building
    77       70        70-001          MSMC         1    Embassy Office Building
    78       71        71-001          MSMC         1    East Street Trading Center
    79       72        72-001          MSMC         1    Willow Station Shopping Center
    80       73        73-001          MSMC         1    4 Home Depot Drive
    81       74        74-001          MSMC         2    Walnut Towers
    82       75        75-001          MSMC         1    Keystone Square Shopping Center
    83       76        76-001          MSMC         1    River Run Office Center
    84       77        77-001          MSMC         1    Calusa Centre
    85       78        78-001          MSMC         1    Alrue Import Building
    86       79        79-001          MSMC         1    Lincoln Park Shopping Center
    87       80        80-001          MSMC         1    Country Club Center
    88       81        81-001          MSMC         1    CVS & Shops - Roswell
    89       82        82-001          MSMC         1    Baker Street Square
    90       83        83-001          MSMC         1    Coronado Trails Plaza
    91       84        84-001          MSMC         1    8 Progress Drive
    92       85        85-001          MSMC         1    12776 Foothill Boulevard
    93       86        86-001          MSMC         1    Kings Super Market - Montclair
    94       87        87-001          MSMC         2    Amherst Meadows
    95       88        88-001          MSMC         1    Clinton Town Center
    96       89        89-001          MSMC         1    Mission Village
    97       90        90-001          MSMC         1    Northern Lights Medical Center
    98       91        91-001          MSMC         1    Dick's Sporting Goods - Akron
    99       92        92-001          MSMC         1    Bootheel Plaza
   100       93        93-001          MSMC         1    Wingate Inn - Auburn Hills
   101       94        94-001          MSMC         1    357 Office Building
   102       95        95-001          MSMC         1    Colonial Bank Building
   103       96        96-001          MSMC         1    Centre Plaza
   104       97        97-001          MSMC         1    Walgreens - Covington
   105       98        98-001          MSMC         1    The Shoppes at Rostraver
   106       99        99-001          MSMC         1    Comfort Inn & Bonanza Steakhouse
   107      100       100-001          MSMC         2    Yukon Court Apartments
   108      101       101-001          MSMC         2    Eagle Crest Apartments
   109      102       102-001          MSMC         2    Eagle Mill Apartments
   110      103       103-001          MSMC         1    Plaza II Medical Office Building
   111      104       104-001          MSMC         2    Westgrove Tower
   112      105       105-001          MSMC         1    CVS - South Portland
   113      106       106-001          MSMC         1    Arlington Plaza
   114      107       107-001          MSMC         1    Shoppes at Westgate
   115      108       108-001          MSMC         1    Walgreens - Georgetown
   116      109       109-001          MSMC         1    Walgreens - Crowley
   117      110       110-001          MSMC         1    Kings Super Market - Summit
   118      111       111-001          MSMC         1    Crescent Business Center
   119      112       112-001          MSMC         1    Armored Mini Storage
   120      113       113-001          MSMC         1    CVS - Clear Lake
   121      114       114-001          MSMC         1    Bethelview Corners
   122      115       115-001          MSMC         1    Lakeside Plaza
   123      116       116-001          MSMC         1    7366 North Oracle Road
   124      117       117-001          MSMC         1    974 Veterans Way
   125      118       118-001          MSMC         1    5061 East Sahara Avenue
   126      119       119-001          MSMC         1    11411 West 183rd Street
   127      120       120-001          MSMC         1    Valley Brook Business Park
   128      121       121-001          MSMC         1    Street of Shoppes
   129      122       122-001          MSMC         1    Kings Super Market - Maplewood
   130      123       123-001          MSMC         1    3101 Travis Boulevard
   131      124       124-001          MSMC         1    Curry Retail
                                                         TOTALS AND WEIGHTED AVERAGES:

MORTGAGE       LOAN PURPOSE
LOAN NO.  (ACQUISITION/REFINANCE)  STREET ADDRESS
-------------------------------------------------------------------------------------------------------------------

     1          Acquisition        5415 Tamiami Trail North

     2           Refinance         1551 Professional Parkway
     3           Refinance         690 Cofco Center Court
     4           Refinance         660 Golden Ridge Road
     5           Refinance         14000 East Arapahoe Road
     6           Refinance         2809 East Harmony Road
     7           Refinance         53990 Carmichael Drive
     8           Refinance         53880 Carmichael Drive
     9           Refinance         205 North Michigan Ave and 225 North Michigan Ave

    10          Acquisition        8900 East Pinnacle Peak Road
    11          Acquisition        7001 E. Indian Bend Road
    12          Acquisition        7001 E. Indian Bend Road
    13           Refinance         1605-1925 Briargate Parkway
    14           Refinance         425 Park Avenue
    15          Acquisition        4800 Hampden Lane
    16           Refinance         10000 Washington Boulevard
    17          Acquisition        7141 Youree Drive

    18          Acquisition        3045 North Fifth Street Highway
    19          Acquisition        3601 Aramingo Avenue
    20          Acquisition        1400 Altamont Avenue
    21          Acquisition        318 N Chancery Street
    22          Acquisition        1127 South State Street
    23          Acquisition        315 Arsenal Street
    24          Acquisition        3801 North Market Street
    25           Refinance         3000 First Avenue
    26           Refinance         633 Third Avenue
    27           Refinance         2930 South River Road
    28           Refinance         2140-2155 Jefferson Boulevard, 2105 Linden Road & 2050 Lake Washington Boulevard
    29          Acquisition        400 Birmingham Highway
    30           Refinance         225 Santa Monica Blvd
    31           Refinance         35 Lockwood Drive
    32           Refinance         210-240 Forum Drive
    33          Acquisition        825, 845, 855, 945, 955, & 965 West Craig Road
    34           Refinance         1000 North San Fernando Boulevard
    35           Refinance         8665 East Hartford Drive
    36          Acquisition        1705 Annapolis Lane North
    37           Refinance         2616 Salado Street
    38           Refinance         9304-9332 Elk Grove Boulevard & 9308 Waterman Road
    39           Refinance         675 North First Street
    40          Acquisition        470 Elm Street
    41          Acquisition        191 South Street
    42          Acquisition        4407 S. Panther Creek Drive
    43           Refinance         101 2nd Street
    44           Refinance         160 Inverness Drive West
    45           Refinance         2370 Towne Center Boulevard
    46           Refinance         8550 East Princess Drive
    47           Refinance         5406-08, 5411, 5509-11, 5520, 5524, & 5542 Walnut Street
    48           Refinance         1001-1017 E. Bidwell Street
    49           Refinance         100, 300, 400, 500, 600 Business Center Drive
    50          Acquisition        5651 East Fletcher Avenue
    51           Refinance         2703 State Highway 6
    52           Refinance         100 Pilot Medical Park Drive
    53           Refinance         850 Baldwin Street
    54           Refinance         6440-6480 West Flamingo Road
    55          Acquisition        2495 Royal Mine Road
    56           Refinance         5015 Tamiami Trail North
    57          Acquisition        514-548 Palisades Drive
    58          Acquisition        18718 Borman Avenue
    59           Refinance         95 Scovill Street
    60           Refinance         4400 SE Naef Road
    61          Acquisition        1011 Riverdale Street

    62           Refinance         199-235 Main Street; 102 Rogers Street
    63           Refinance         33 Commercial Street; 10 Beach Court
    64           Refinance         1310 Las Tablas Road
    65           Refinance         120 East Lombard Street
    66           Refinance         2861 Cinema Ridge
    67          Acquisition        8318 Bustleton Avenue
    68          Acquisition        50 West Bridge Street
    69          Acquisition        8350 East Evans Road
    70          Acquisition        140 South Pierce Street; 217 South Pierce Street; 400 South Grant Street; 428 &
                                   436 Chauncey Street; 221Wood Street; 102 Wood Street
    71           Refinance         21325 Superior Street
    72          Acquisition        7740 Corinne Drive
    73           Refinance         10861 Highway 98
    74           Refinance         10809 Westwood Loop
    75          Acquisition        54-70 Union Avenue
    76          Acquisition        3755 East 82nd Street
    77          Acquisition        795 Ridge Lake Boulevard
    78           Refinance         801 East Street
    79           Refinance         1127-1187 N. Willow Avenue
    80           Refinance         4 Home Depot Drive
    81           Refinance         7070 Forward Avenue
    82           Refinance         403-595 Keystone Avenue
    83          Acquisition        600-727 E. Riverpark Lane
    84           Refinance         11230 S.W. 137th Avenue
    85           Refinance         10-40 45th Avenue
    86           Refinance         6830 Stirling Road
    87          Acquisition        1770, 1776, 1780 W Horizon Ridge Parkway
    88           Refinance         895-905 Holcomb Bridge Rd
    89          Acquisition        1200 NE Baker Street
    90          Acquisition        7625-85 South Rainbow Boulevard
    91          Acquisition        8 Progress Drive
    92          Acquisition        12776 Foothill Boulevard
    93          Acquisition        644 Valley Road
    94           Refinance         1602 First Street
    95          Acquisition        1867 North 2000 West
    96          Acquisition        212 5th Street
    97           Refinance         1863 & 1867 Airport Way
    98           Refinance         4036 Medina Road
    99           Refinance         1780 First Street
   100          Acquisition        2200 Featherstone Road
   101          Acquisition        357 & 367 Riverside Drive
   102           Refinance         856 3rd Avenue
   103           Refinance         4815 Centre Avenue
   104           Refinance         71041 Highway 21
   105          Acquisition        Route 74 and Country Club Road
   106          Acquisition        330 Commerce Park Drive
   107           Refinance         4585 Yukon Court
   108           Refinance         9699 West 16th Avenue
   109           Refinance         1400 West Marshall Street
   110          Acquisition        739 President Place
   111           Refinance         4700 Westgrove Street
   112           Refinance         51 Market Street
   113           Refinance         1324 State Street
   114           Refinance         4011 Lauderdale Drive
   115          Acquisition        1080 N. Fraser Street
   116           Refinance         806 Odd Fellows Road
   117          Acquisition        784-788 Springfield Avenue
   118           Refinance         10406 Lakeridge Parkway
   119           Refinance         1625 West Chandler Boulevard
   120           Refinance         1610 Nasa Road 1
   121           Refinance         2320 Atlanta Highway
   122           Refinance         4080 Washington Road
   123          Acquisition        7366 North Oracle Road
   124           Refinance         974 Veteran's Way
   125          Acquisition        5061 East Sahara Avenue
   126           Refinance         11411 West 183rd Street
   127           Refinance         375 Valley Brook Road
   128          Acquisition        1600 West Ridge Road
   129          Acquisition        157 Maplewood Avenue
   130          Acquisition        3101 Travis Boulevard
   131           Refinance         906 - 914 North Scottsdale Road

MORTGAGE
LOAN NO.   CITY               STATE  ZIP CODE  PROPERTY TYPE                   PROPERTY SUB-TYPE               UNITS/SF(3)
--------------------------------------------------------------------------------------------------------------------------

    1      Naples               FL     34108   Retail                          Anchored                           265,664

    2      Longmont             CO     80501   Office                          Medical                            103,542
    3      Phoenix              AZ     85008   Office                          Medical                             76,731
    4      Golden               CO     80401   Office                          Medical                             64,568
    5      Centennial           CO     80112   Office                          Medical                             56,173
    6      Fort Collins         CO     80525   Office                          Suburban                            57,031
    7      South Bend           IN     46635   Office                          Medical                             41,124
    8      South Bend           IN     46635   Office                          Medical                             36,269
    9      Chicago              IL     60601   Office                          Urban                            1,868,569

   10      Scottsdale           AZ     85255   Retail                          Unanchored                         148,773
   11      Scottsdale           AZ     85258   Retail                          Unanchored                          90,333
   12      Scottsdale           AZ     85258   Office                          Suburban                            90,893
   13      Colorado Springs     CO     80920   Retail                          Unanchored                         225,922
   14      New York             NY     10022   Other                           Leased Fee                         551,549
   15      Bethesda             MD     20850   Office                          Urban                              180,683
   16      Culver City          CA     90232   Office                          Urban                              328,847
   17      Shreveport           LA     71105   Retail                          Anchored                           272,136

   18      Muhlenberg           PA     19605   Retail                          Anchored                           176,889
   19      Philadelphia         PA     13134   Retail                          Free Standing                       12,739
   20      Rotterdam            NY     12303   Retail                          Free Standing                       24,000
   21      McMinnville          TN     37110   Retail                          Free Standing                       12,762
   22      Ephrata              PA     17522   Retail                          Free Standing                       94,500
   23      Watertown            NY     13601   Retail                          Free Standing                       11,699
   24      Wilmington           DE     19802   Retail                          Free Standing                       11,180
   25      Denver               CO     80206   Retail                          Anchored                           547,457
   26      New York             NY     10017   Mixed Use                       Retail/Office                       41,023
   27      Des Plaines          IL     60018   Hospitality                     Limited Service                        253
   28      West Sacramento      CA     95691   Retail                          Shadow Anchored                     66,830
   29      Chattanooga          TN     37419   Office                          Suburban                           243,150
   30      Santa Monica         CA     90401   Office                          Urban                               54,148
   31      Charleston           SC     29401   Hospitality                     Limited Service                        179
   32      Columbia             SC     29229   Retail                          Unanchored                         171,160
   33      North Las Vegas      NV     89031   Retail                          Shadow Anchored                     57,028
   34      Burbank              CA     91504   Retail                          Anchored                           103,778
   35      Scottsdale           AZ     85255   Office                          Urban                               67,945
   36      Plymouth             MN     55420   Retail                          Free Standing                      111,847
   37      Austin               TX     78705   Multifamily                     Mid Rise                                62
   38      Elk Grove            CA     95624   Retail                          Unanchored                          44,330
   39      San Jose             CA     95112   Office                          Urban                              110,213
   40      West Haven           CT     06516   Retail                          Anchored                            84,505
   41      Morristown           NJ     07960   Retail                          Free Standing                       40,979
   42      The Woodlands        TX     77381   Multifamily                     Garden                                 300
   43      Petaluma             CA     94952   Mixed Use                       Multifamily/Office/Retail           58,276
   44      Englewood            CO     80231   Office                          Suburban                           108,707
   45      Baton Rouge          LA     70806   Office                          Urban                               65,438
   46      Scottsdale           AZ     85255   Hospitality                     Limited Service                        122
   47      Pittsburgh           PA     15232   Retail                          Unanchored                          48,392
   48      Folsom               CA     95630   Retail                          Unanchored                          36,310
   49      Pittsburgh           PA     15205   Office                          Suburban                           131,832
   50      Tampa                FL     33617   Multifamily                     Student Housing                         64
   51      Houston              TX     77082   Retail                          Unanchored                         162,257
   52      Birmingham           AL     35235   Office                          Medical                             59,053
   53      Pittsburgh           PA     15234   Multifamily                     Garden                                 112
   54      Las Vegas            NV     89103   Mixed Use                       Retail/Office                       54,586
   55      Belleville           IL     62226   Manufactured Housing Community  Manufactured Housing Community         464
   56      Naples               FL     34103   Retail                          Free Standing                       45,878
   57      Pacific Palisades    CA     90272   Retail                          Unanchored                          25,080
   58      Detroit              MI     48228   Industrial                      Warehouse                          649,112
   59      Waterbury            CT     06706   Office                          Suburban                            92,512
   60      Milwaukie            OR     97267   Multifamily                     Garden                                 159
   61      West Springfield     MA     10890   Hospitality                     Limited Service                        126
   62      Gloucester           MA     01930   Retail                          Anchored                            31,897
   63      Gloucester           MA     01930   Mixed Use                       Office/Multifamily                  19,642
   64      Templeton            CA     93465   Office                          Medical                             49,690
   65      Baltimore            MD     21202   Hospitality                     Limited Service                         97
   66      San Antonio          TX     78238   Hospitality                     Limited Service                         84
   67      Philadelphia         PA     19152   Retail                          Anchored                            84,529
   68      Berea                OH     44017   Retail                          Anchored                            88,961
   69      Scottsdale           AZ     85260   Industrial                      Flex Industrial                     71,578
   70      West Lafayette       IN     47906   Multifamily                     Low Rise                               104
   71      Chatsworth           CA     91311   Industrial                      Light Industrial                    97,810
   72      Hammond              IN     46323   Hospitality                     Limited Service                         78
   73      Destin               FL     32550   Hospitality                     Limited Service                         74
   74      San Antonio          TX     78254   Multifamily                     Garden                                 104
   75      Cresskill            NJ     07626   Retail                          Free Standing                       24,528
   76      Indianapolis         IN     46240   Office                          Suburban                            54,192
   77      Memphis              TN     38119   Office                          Suburban                            54,469
   78      Frederick            MD     21701   Industrial                      Warehouse                          168,614
   79      Clovis               CA     93611   Retail                          Anchored                            31,500
   80      Plymouth             MA     02360   Retail                          Unanchored                          17,850
   81      Pittsburgh           PA     15217   Multifamily                     High Rise                               98
   82      Reno                 NV     89503   Retail                          Anchored                            64,244
   83      Boise                ID     83706   Office                          Suburban                            65,964
   84      Miami                FL     33186   Retail                          Unanchored                          36,920
   85      Long Island City     NY     11101   Industrial                      Light Industrial                    61,000
   86      Davie                FL     33024   Retail                          Unanchored                          46,190
   87      Henderson            NV     89012   Retail                          Unanchored                          21,195
   88      Roswell              GA     30076   Retail                          Anchored                            14,405
   89      McMinnville          OR     97128   Retail                          Anchored                            46,762
   90      Las Vegas            NV     89118   Retail                          Unanchored                          18,475
   91      Shelton              CT     06484   Office                          Suburban                            63,500
   92      Sylmar               CA     91331   Industrial                      Light Industrial                    43,911
   93      Montclair            NJ     07043   Retail                          Free Standing                       17,172
   94      Massillon            OH     44646   Multifamily                     Garden                                 150
   95      Clinton              UT     84015   Retail                          Shadow Anchored                     34,186
   96      Wenatchee            WA     98801   Retail                          Unanchored                          32,116
   97      Fairbanks            AK     99701   Office                          Medical                             45,037
   98      Akron                OH     44333   Retail                          Free Standing                       60,000
   99      Kennett              MO     63857   Retail                          Anchored                           118,694
  100      Auburn Hills         MI     48326   Hospitality                     Limited Service                        102
  101      Franklin             TN     37064   Office                          Suburban                            42,202
  102      Naples               FL     34102   Office                          Suburban                            10,320
  103      Pittsburgh           PA     15213   Retail                          Unanchored                          13,230
  104      Covington            LA     70433   Retail                          Free Standing                       14,490
  105      Belle Vernon         PA     17815   Retail                          Unanchored                          13,484
  106      New Columbia         PA     17856   Hospitality                     Limited Service                        120
  107      Wheat Ridge          CO     80033   Multifamily                     Garden                                  96
  108      Lakewood             CO     80215   Multifamily                     Garden                                  93
  109      Richmond             VA     23220   Multifamily                     Low Rise                                45
  110      Smyrna               TN     37167   Office                          Medical                             21,115
  111      Raleigh              NC     27606   Multifamily                     High Rise                              166
  112      South Portland       ME     04106   Retail                          Free Standing                       14,692
  113      Santa Barbara        CA     93101   Retail                          Unanchored                          10,485
  114      Richmond             VA     23233   Retail                          Unanchored                          12,570
  115      Georgetown           SC     29440   Retail                          Free Standing                       14,820
  116      Crowley              LA     70526   Retail                          Free Standing                       14,820
  117      Summit               NJ     07901   Retail                          Free Standing                       10,917
  118      Ashland              VA     23005   Industrial                      Flex Industrial                     43,648
  119      Chandler             AZ     85224   Self Storage                    Self Storage                        52,985
  120      Houston              TX     77058   Retail                          Free Standing                       11,326
  121      Cumming              GA     30040   Retail                          Unanchored                          10,775
  122      Peters Township      PA     15317   Retail                          Unanchored                          10,429
  123      Tucson               AZ     85704   Retail                          Unanchored                           9,919
  124      Redmond              OR     97756   Retail                          Shadow Anchored                     14,311
  125      Las Vegas            NV     89142   Retail                          Shadow Anchored                      9,400
  126      Orland Park          IL     60467   Industrial                      Flex Industrial                     35,526
  127      Peters Township      PA     15317   Office                          Suburban                            17,610
  128      Greece               NY     14615   Retail                          Unanchored                          21,391
  129      Maplewood            NJ     07040   Retail                          Free Standing                        7,300
  130      Fairfield            CA     94534   Retail                          Shadow Anchored                      5,627
  131      Tempe                AZ     85283   Retail                          Unanchored                           5,739

MORTGAGE                                                         PERCENT   PERCENT LEASED
LOAN NO.        YEAR BUILT                YEAR RENOVATED        LEASED(4)  AS OF DATE(4)   SECURITY TYPE(5)  LIEN POSITION
------------------------------------------------------------------------------------------------------------------------------

    1               1992                        2006                98.4%     09/08/2006    Fee                   First

    2               2002                        NAP                 73.9%     08/24/2006    Fee                   First
    3               2002                        NAP                 92.2%     08/24/2006    Fee                   First
    4               2000                        NAP                100.0%     08/24/2006    Fee                   First
    5               1997                        NAP                 91.7%     08/24/2006    Fee                   First
    6               2001                        NAP                100.0%     08/24/2006    Fee                   First
    7               2000                        NAP                100.0%     08/24/2006    Fee                   First
    8               2000                        NAP                100.0%     08/24/2006    Fee                   First
    9            1981 / 1984         1996 / 1999 / 2000 / 2002      76.8%     08/01/2006    Fee                   First

   10               1996                        NAP                 92.0%     06/30/2006    Fee                   First
   11               1990                        NAP                 91.5%     06/30/2006    Fee                   First
   12               1986                        NAP                 63.9%     06/30/2006    Fee                   First
   13               2003                        NAP                 97.8%     07/31/2006    Fee                   First
   14               1957                        NAP                100.0%     11/01/2006    Fee                   First
   15               1986                        NAP                100.0%     09/30/2006    Fee                   First
   16               1986                        NAP                100.0%     08/01/2006    Fee                   First
   17               2005                        NAP                100.0%     06/01/2006    Fee                   First

   18               1972                        NAP                 98.3%     07/14/2006    Fee                   First
   19               2000                        NAP                100.0%     11/01/2006    Fee                   First
   20               1999                        NAP                100.0%     11/01/2006    Fee                   First
   21               2005                        NAP                100.0%     11/01/2006    Fee                   First
   22               1981                        NAP                100.0%     07/14/2006    Fee                   First
   23               1998                        NAP                100.0%     07/14/2006    Fee                   First
   24               1999                        NAP                100.0%     07/14/2006    Fee                   First
   25             1989-1991                     1998                97.4%     01/01/2006    Leasehold             First
   26               1960                        NAP                100.0%     08/09/2006    Fee                   First
   27               2005                        NAP                 50.8%     12/31/2005    Fee                   First
   28               2005                        NAP                 76.2%     08/01/2006    Fee                   First
   29               1996                        2000               100.0%     02/28/2006    Fee                   First
   30               1929                    2003 / 2005             82.3%     08/21/2006    Fee                   First
   31               1997                        2004                77.1%     06/30/2006    Fee                   First
   32               2004                        NAP                100.0%     06/01/2006    Fee                   First
   33             2005-2006                     NAP                 89.5%     08/01/2006    Fee                   First
   34             1962-1988                     NAP                100.0%     06/26/2006    Fee                   First
   35               2005                        NAP                100.0%     06/30/2006    Fee                   First
   36               1997                        NAP                100.0%     11/01/2006    Fee                   First
   37               2005                        NAP                 96.8%     06/30/2006    Fee                   First
   38             2005-2006                     NAP                 90.2%     08/08/2006    Fee                   First
   39               1966                        1997                92.5%     05/17/2006    Fee                   First
   40               2006                        NAP                 89.3%     06/19/2006    Fee                   First
   41               1973                        1995               100.0%     11/01/2006    Fee                   First
   42               1982                        2006                88.7%     05/31/2006    Fee                   First
   43               2004                        NAP                 98.1%     05/04/2006    Fee                   First
   44               1981                        NAP                 93.2%     06/01/2006    Fee                   First
   45               2006                        NAP                100.0%     06/05/2006    Fee                   First
   46               2005                        NAP                 66.0%     07/31/2006    Fee                   First
   47        1910 / 1987 / 2000          1998 / 2003 / 2005        100.0%     06/20/2006    Fee                   First
   48               1991                        NAP                 96.7%     06/01/2006    Fee                   First
   49             1987-1990                     NAP                 94.3%     09/01/2006    Fee                   First
   50               2005                        NAP                 88.3%     05/31/2006    Fee                   First
   51               1985                        NAP                 85.6%     05/31/2006    Fee                   First
   52               2005                        NAP                100.0%     06/26/2006    Fee                   First
   53               2004                        NAP                 96.4%     07/31/2006    Fee                   First
   54            1988 / 1992                    NAP                 85.3%     08/01/2006    Fee                   First
   55               1970                        NAP                 97.4%     05/31/2006    Fee                   First
   56               1991                        NAP                100.0%     05/02/2006    Fee                   First
   57               1987                        NAP                 92.4%     07/31/2006    Fee                   First
   58               1967                        NAP                100.0%     06/01/2005    Fee                   First
   59               1910                        1985                91.4%     05/12/2006    Fee                   First
   60               1988                        NAP                100.0%     07/19/2006    Fee                   First
   61               1989                        2006                70.1%     06/30/2006    Fee                   First

   62     1965 / 1966 / 1968 / 2004             NAP                 82.5%     07/20/2006    Fee                   First
   63            1900 / 1930             1970 / 1986 / 2001        100.0%     07/20/2006    Fee                   First
   64               2006                        NAP                100.0%     08/11/2006    Fee                   First
   65               1985                        1991                66.1%     06/30/2006    Fee                   First
   66               2005                        NAP                 76.3%     06/30/2006    Fee                   First
   67               1962                    1989 / 1999             87.5%     07/01/2006    Fee                   First
   68               1951                        1995                90.1%     07/11/2006    Fee                   First
   69               1996                        NAP                 89.3%     05/31/2006    Fee                   First
   70             1985-1996                     NAP                100.0%     08/01/2006    Fee                   First
   71               1977                        NAP                100.0%     11/01/2006    Fee                   First
   72               1998                        2004                78.5%     03/31/2006    Fee                   First
   73               2005                        NAP                 65.2%     07/31/2006    Fee                   First
   74               2006                        NAP                 80.0%     07/26/2006    Fee                   First
   75               1975                        1994               100.0%     11/01/2006    Fee                   First
   76               1988                        2006                93.5%     06/30/2006    Fee                   First
   77               2004                        NAP                 87.5%     05/12/2006    Fee                   First
   78               1970                        NAP                 95.6%     06/30/2006    Fee                   First
   79               2002                        NAP                100.0%     07/31/2006    Fee                   First
   80               2006                        NAP                100.0%     08/01/2006    Fee                   First
   81               1970                        2003               100.0%     08/15/2006    Fee                   First
   82        1960 / 1966 / 1976                 NAP                100.0%     05/23/2006    Fee                   First
   83     1987 / 1988 / 1990 / 1991             NAP                 95.1%     08/10/2006    Fee                   First
   84               1985                        1997               100.0%     07/31/2006    Fee                   First
   85               1931                    2001 / 2006             95.9%     08/01/2006    Fee                   First
   86               1987                        1998                97.2%     08/31/2006    Fee                   First
   87               2005                        NAP                 92.9%     07/11/2006    Fee                   First
   88               2002                        NAP                100.0%     06/07/2006    Fee                   First
   89               1981                        NAP                100.0%     06/30/2006    Fee                   First
   90               2006                        NAP                100.0%     08/15/2006    Fee                   First
   91               1984                        1999                75.2%     07/17/2006    Fee                   First
   92               1982                        NAP                100.0%     11/01/2006    Fee                   First
   93               1950                        1999               100.0%     11/01/2006    Fee                   First
   94               1978                        NAP                 92.0%     08/20/2006    Fee                   First
   95               1999                        NAP                 98.1%     06/30/2006    Fee                   First
   96               1960                        1999                83.5%     08/28/2006    Fee                   First
   97            1979 / 2002                    NAP                 94.4%     09/26/2006    Fee                   First
   98               1995                        NAP                100.0%     06/08/2006    Leasehold             First
   99               1973             1983 / 1984 / 1988 / 1989     100.0%     10/04/2006    Fee / Leasehold       First
  100               1998                     2003-2005              53.9%     06/30/2006    Fee                   First
  101            1980 / 1986                    NAP                 96.5%     06/14/2006    Fee                   First
  102               2003                        NAP                100.0%     05/31/2006    Fee                   First
  103               2006                        NAP                 88.4%     09/01/2006    Fee                   First
  104               2006                        NAP                100.0%     08/01/2006    Fee                   First
  105               2005                        NAP                 88.9%     08/10/2006    Fee                   First
  106               1987                     2004-2005              57.9%     05/31/2006    Fee                   First
  107               1961                        NAP                 96.9%     06/30/2006    Fee                   First
  108               1960                        1994                97.8%     06/30/2006    Fee                   First
  109               1914                        2003               100.0%     05/22/2006    Fee                   First
  110               2003                        NAP                100.0%     05/15/2006    Fee                   First
  111               1986                        NAP                 94.0%     07/01/2006    Fee                   First
  112               1957                        NAP                100.0%     07/17/2006    Fee                   First
  113               1965                        NAP                100.0%     07/10/2006    Fee                   First
  114             2005-2006                     NAP                100.0%     05/18/2006    Fee                   First
  115               2006                        NAP                100.0%     07/13/2006    Fee                   First
  116               2006                        NAP                100.0%     08/01/2006    Fee                   First
  117               1950                        1995               100.0%     11/01/2006    Fee                   First
  118               2005                        NAP                100.0%     07/31/2006    Fee                   First
  119               1997                        NAP                 96.8%     03/31/2006    Fee                   First
  120               1997                        NAP                100.0%     06/30/2006    Fee                   First
  121               2005                        NAP                100.0%     09/07/2006    Fee                   First
  122               2006                        NAP                100.0%     06/20/2006    Fee                   First
  123            2005 / 2006                    NAP                 78.2%     09/11/2006    Fee                   First
  124               2006                        NAP                100.0%     06/05/2006    Fee                   First
  125               2006                        NAP                100.0%     05/30/2006    Fee                   First
  126               2003                        NAP                 90.9%     04/01/2006    Fee                   First
  127               1958                        1999               100.0%     07/01/2006    Fee                   First
  128               1978                        NAP                100.0%     05/19/2006    Fee                   First
  129               1954                        1999               100.0%     11/01/2006    Fee                   First
  130               2006                        NAP                100.0%     07/19/2006    Fee                   First
  131               2006                        NAP                 79.1%     04/12/2006    Fee                   First

MORTGAGE           RELATED               ORIGINAL      CUT-OFF DATE   CUT-OFF DATE BALANCE              FIRST PAYMENT  FIRST PAYMENT
LOAN NO.        BORROWER LIST             BALANCE       BALANCE(6)       PER UNIT OR SF      NOTE DATE    DATE (P&I)     DATE (IO)
------------------------------------------------------------------------------------------------------------------------------------

    1                 NAP             $  120,000,000  $  120,000,000         $    452       09/28/2006       NAP         11/07/2006

    2                 NAP             $   25,300,000  $   25,300,000         $    239       10/06/2006    11/08/2011     11/08/2006
    3                 NAP             $   20,725,000  $   20,725,000         $    239       10/06/2006    11/08/2011     11/08/2006
    4                 NAP             $   16,375,000  $   16,375,000         $    239       10/06/2006    11/08/2011     11/08/2006
    5                 NAP             $   12,640,000  $   12,640,000         $    239       10/06/2006    11/08/2011     11/08/2006
    6                 NAP             $   10,880,000  $   10,880,000         $    239       10/06/2006    11/08/2011     11/08/2006
    7                 NAP             $    9,920,000  $    9,920,000         $    239       10/06/2006    11/08/2011     11/08/2006
    8                 NAP             $    8,160,000  $    8,160,000         $    239       10/06/2006    11/08/2011     11/08/2006
    9                 NAP             $   72,000,000  $   72,000,000         $    124       03/14/2006       NAP         05/07/2006

   10             10, 11, 12          $   32,200,000  $   32,200,000         $    218       09/18/2006       NAP         11/01/2006
   11             10, 11, 12          $   25,000,000  $   25,000,000         $    218       09/18/2006       NAP         11/01/2006
   12             10, 11, 12          $   14,800,000  $   14,800,000         $    218       09/18/2006       NAP         11/01/2006
   13                 NAP             $   71,395,805  $   71,395,805         $    316       06/29/2006       NAP         08/01/2006
   14                 NAP             $   70,000,000  $   70,000,000         $    127       10/06/2006       NAP         11/08/2006
   15                 NAP             $   53,000,000  $   53,000,000         $    293       09/29/2006       NAP         11/07/2006
   16                 NAP             $   53,000,000  $   52,875,930         $    161       08/21/2006    10/07/2006        NAP
   17                 NAP             $   39,000,000  $   38,967,505         $    143       09/27/2006    11/01/2006        NAP

   18     18, 19, 20, 21, 22, 23, 24  $   13,555,000  $   13,555,000         $     92       08/22/2006    10/01/2009     10/01/2006
   19     18, 19, 20, 21, 22, 23, 24  $    4,370,000  $    4,370,000         $     92       08/22/2006    10/01/2009     10/01/2006
   20     18, 19, 20, 21, 22, 23, 24  $    3,310,000  $    3,310,000         $     92       08/22/2006    10/01/2009     10/01/2006
   21     18, 19, 20, 21, 22, 23, 24  $    2,770,000  $    2,770,000         $     92       08/22/2006    10/01/2009     10/01/2006
   22     18, 19, 20, 21, 22, 23, 24  $    2,740,000  $    2,740,000         $     92       08/22/2006    10/01/2009     10/01/2006
   23     18, 19, 20, 21, 22, 23, 24  $    2,450,000  $    2,450,000         $     92       08/22/2006    10/01/2009     10/01/2006
   24     18, 19, 20, 21, 22, 23, 24  $    2,405,000  $    2,405,000         $     92       08/22/2006    10/01/2009     10/01/2006
   25                 NAP             $   30,000,000  $   30,000,000         $    511       05/11/2006       NAP         07/08/2006
   26                 NAP             $   24,000,000  $   24,000,000         $    585       08/24/2006       NAP         10/01/2006
   27                 NAP             $   22,500,000  $   22,305,104         $ 88,162       01/27/2006    03/01/2006        NAP
   28                 NAP             $   20,000,000  $   20,000,000         $    299       05/15/2006    07/01/2011     07/01/2006
   29                 NAP             $   18,900,000  $   18,841,120         $     77       06/01/2006    08/01/2006        NAP
   30                 NAP             $   18,600,000  $   18,600,000         $    344       09/29/2006    11/01/2008     11/01/2006
   31                 NAP             $   18,600,000  $   18,501,735         $103,362       06/29/2006    08/01/2006        NAP
   32                 NAP             $   17,000,000  $   16,969,588         $     99       08/31/2006    10/01/2006        NAP
   33               33, 90            $   16,600,000  $   16,600,000         $    291       05/05/2006    07/01/2008     07/01/2006
   34                 NAP             $   14,250,000  $   14,250,000         $    137       06/29/2006    08/01/2008     08/01/2006
   35                 NAP             $   13,500,000  $   13,451,485         $    198       06/23/2006    08/01/2006        NAP
   36                 NAP             $   13,200,000  $   13,200,000         $    118       06/22/2006       NAP         08/01/2006
   37                 NAP             $   12,900,000  $   12,900,000         $208,065       09/06/2005    11/01/2008     11/01/2005
   38                 NAP             $   12,500,000  $   12,475,618         $    281       08/29/2006    10/01/2006        NAP
   39                 NAP             $   12,000,000  $   12,000,000         $    109       06/29/2006    08/01/2013     08/01/2006
   40                 NAP             $   12,000,000  $   12,000,000         $    142       09/25/2006    11/01/2009     11/01/2006
   41        41, 75, 93, 117, 129     $   11,700,000  $   11,700,000         $    286       07/27/2006    09/01/2009     09/01/2006
   42                 NAP             $   11,500,000  $   11,500,000         $ 38,333       09/19/2006    11/01/2008     11/01/2006
   43                 NAP             $   11,500,000  $   11,500,000         $    197       06/20/2006    08/01/2008     08/01/2006
   44                 NAP             $   11,500,000  $   11,500,000         $    106       08/01/2006    09/01/2011     09/01/2006
   45                 NAP             $   11,295,000  $   11,250,044         $    172       07/21/2006    09/01/2006        NAP
   46                 NAP             $   11,250,000  $   11,250,000         $ 92,213       05/16/2006    03/01/2007     07/01/2006
   47          47, 81, 103, 122       $   11,000,000  $   11,000,000         $    227       06/29/2006    08/08/2009     08/08/2006
   48               48, 79            $   10,950,000  $   10,950,000         $    302       05/23/2006    07/01/2009     07/01/2006
   49                 NAP             $   10,560,000  $   10,560,000         $     80       09/19/2006    11/01/2009     11/01/2006
   50                 NAP             $   10,500,000  $   10,500,000         $164,063       06/28/2006    08/01/2011     08/01/2006
   51                 NAP             $   10,000,000  $    9,967,323         $     61       06/16/2006    08/01/2006        NAP
   52                 NAP             $    9,400,000  $    9,400,000         $    159       07/11/2006    09/01/2008     09/01/2006
   53               53, 127           $    9,300,000  $    9,300,000         $ 83,036       08/03/2006    10/01/2011     10/01/2006
   54                 NAP             $    9,285,000  $    9,285,000         $    170       01/25/2006    03/01/2008     03/01/2006
   55                 NAP             $    9,000,000  $    9,000,000         $ 19,397       08/15/2006    10/01/2008     10/01/2006
   56                 NAP             $    8,600,000  $    8,502,717         $    185       02/14/2006    04/01/2006        NAP
   57                 NAP             $    8,475,000  $    8,475,000         $    338       08/17/2006       NAP         10/01/2006
   58                 NAP             $    8,700,000  $    8,448,318         $     13       06/30/2005    08/01/2005        NAP
   59                 NAP             $    8,300,000  $    8,266,922         $     89       06/01/2006    07/01/2006        NAP
   60                 NAP             $    8,200,000  $    8,200,000         $ 51,572       08/31/2006    10/01/2009     10/01/2006
   61                 NAP             $    8,175,000  $    8,144,588         $ 64,640       07/21/2006    09/01/2006        NAP

   62                 NAP             $    5,650,000  $    5,650,000         $    156       08/01/2006    09/01/2009     09/01/2006
   63                 NAP             $    2,400,000  $    2,400,000         $    156       08/01/2006    09/01/2009     09/01/2006
   64                 NAP             $    8,000,000  $    8,000,000         $    161       08/31/2006    10/01/2009     10/01/2006
   65                 NAP             $    7,650,000  $    7,637,307         $ 78,735       08/17/2006    10/01/2006        NAP
   66                 NAP             $    7,600,000  $    7,600,000         $ 90,476       10/12/2006    12/01/2006        NAP
   67                 NAP             $    7,600,000  $    7,600,000         $     90       08/11/2006    10/01/2010     10/01/2006
   68                 NAP             $    7,600,000  $    7,580,766         $     85       07/19/2006    09/01/2006        NAP
   69                 NAP             $    7,500,000  $    7,500,000         $    105       04/12/2006    06/01/2009     06/01/2006
   70                 NAP             $    7,030,000  $    7,030,000         $ 67,596       07/31/2006    09/01/2009     09/01/2006
   71               71, 92            $    7,000,000  $    7,000,000         $     72       06/23/2006    08/01/2008     08/01/2006
   72                 NAP             $    6,992,000  $    6,992,000         $ 89,641       06/14/2006    02/01/2010     08/01/2006
   73                 NAP             $    7,000,000  $    6,982,203         $ 94,354       08/31/2006    10/01/2006        NAP
   74                 NAP             $    6,600,000  $    6,600,000         $ 63,462       08/18/2006    10/01/2008     10/01/2006
   75        41, 75, 93, 117, 129     $    6,600,000  $    6,600,000         $    269       06/22/2006    08/01/2009     08/01/2006
   76                 NAP             $    6,600,000  $    6,600,000         $    122       08/04/2006    10/01/2009     10/01/2006
   77                 NAP             $    6,535,000  $    6,535,000         $    120       06/30/2006    08/01/2008     08/01/2006
   78                 NAP             $    6,500,000  $    6,471,526         $     38       05/05/2006    07/01/2006        NAP
   79               48, 79            $    6,375,000  $    6,375,000         $    202       05/23/2006    07/01/2009     07/01/2006
   80                 NAP             $    6,240,000  $    6,240,000         $    350       08/15/2006    10/01/2008     10/01/2006
   81          47, 81, 103, 122       $    6,150,000  $    6,150,000         $ 62,755       09/19/2006    11/08/2010     11/08/2006
   82                 NAP             $    6,100,000  $    6,089,307         $     95       08/04/2006    10/01/2006        NAP
   83                 NAP             $    6,000,000  $    6,000,000         $     91       08/14/2006    10/01/2009     10/01/2006
   84                 NAP             $    6,000,000  $    5,978,848         $    162       06/28/2006    08/01/2006        NAP
   85                 NAP             $    6,000,000  $    5,955,329         $     98       02/23/2006    04/01/2006        NAP
   86                 NAP             $    5,700,000  $    5,641,645         $    122       12/21/2005    02/01/2006        NAP
   87                 NAP             $    5,400,000  $    5,375,958         $    254       05/18/2006    07/01/2006        NAP
   88                 NAP             $    5,100,000  $    5,095,559         $    354       09/21/2006    11/01/2006        NAP
   89                 NAP             $    5,062,000  $    5,062,000         $    108       07/31/2006    09/01/2011     09/01/2006
   90               33, 90            $    5,030,000  $    5,030,000         $    272       09/13/2006    11/01/2008     11/01/2006
   91                 NAP             $    5,000,000  $    4,991,354         $     79       08/15/2006    10/01/2006        NAP
   92               71, 92            $    4,925,000  $    4,925,000         $    112       06/23/2006    08/01/2007     08/01/2006
   93        41, 75, 93, 117, 129     $    4,800,000  $    4,800,000         $    280       06/22/2006    08/01/2009     08/01/2006
   94                 NAP             $    4,650,000  $    4,650,000         $ 31,000       03/23/2006    05/01/2008     05/01/2006
   95                 NAP             $    4,350,000  $    4,350,000         $    127       07/25/2006    09/09/2009     09/09/2006
   96                 NAP             $    4,340,000  $    4,340,000         $    135       09/21/2006    11/01/2008     11/01/2006
   97                 NAP             $    4,300,000  $    4,300,000         $     95       09/28/2006    11/01/2007     11/01/2006
   98                 NAP             $    4,300,000  $    4,300,000         $     72       09/13/2006    11/01/2008     11/01/2006
   99                 NAP             $    4,250,000  $    4,246,514         $     36       09/28/2006    11/01/2006        NAP
  100                 NAP             $    4,200,000  $    4,179,790         $ 40,978       06/14/2006    08/01/2006        NAP
  101                 NAP             $    4,150,000  $    4,150,000         $     98       06/30/2006    08/01/2008     08/01/2006
  102                 NAP             $    4,100,000  $    4,100,000         $    397       07/12/2006    09/01/2009     09/01/2006
  103          47, 81, 103, 122       $    3,920,000  $    3,920,000         $    296       09/07/2006    11/08/2008     11/08/2006
  104              104, 116           $    3,750,000  $    3,743,292         $    258       09/01/2006    10/01/2006        NAP
  105                 NAP             $    3,680,000  $    3,680,000         $    273       08/21/2006    10/01/2011     10/01/2006
  106                 NAP             $    3,675,000  $    3,661,853         $ 30,515       07/18/2006    09/01/2006        NAP
  107              107, 108           $    3,500,000  $    3,500,000         $ 36,458       06/29/2006    08/01/2011     08/01/2006
  108              107, 108           $    3,500,000  $    3,500,000         $ 37,634       06/29/2006    08/01/2009     08/01/2006
  109                 NAP             $    3,450,000  $    3,434,922         $ 76,332       05/31/2006    07/01/2006        NAP
  110                 NAP             $    3,400,000  $    3,400,000         $    161       06/05/2006    08/01/2008     08/01/2006
  111                 NAP             $    3,400,000  $    3,393,863         $ 20,445       08/03/2006    10/01/2006        NAP
  112                 NAP             $    3,325,000  $    3,318,849         $    226       08/22/2006    10/01/2006        NAP
  113                 NAP             $    3,200,000  $    3,200,000         $    305       07/31/2006       NAP         09/01/2006
  114              114, 118           $    3,200,000  $    3,189,176         $    254       06/13/2006    08/01/2006        NAP
  115                 NAP             $    3,080,000  $    3,071,978         $    207       07/14/2006    09/01/2006        NAP
  116              104, 116           $    3,040,000  $    3,034,562         $    205       09/01/2006    10/01/2006        NAP
  117        41, 75, 93, 117, 129     $    2,925,000  $    2,925,000         $    268       05/30/2006    07/01/2009     07/01/2006
  118              114, 118           $    2,900,000  $    2,890,310         $     66       06/01/2006    08/01/2006        NAP
  119                 NAP             $    2,875,000  $    2,865,417         $     54       06/29/2006    08/01/2006        NAP
  120                 NAP             $    2,847,000  $    2,839,829         $    251       07/14/2006    09/01/2006        NAP
  121                 NAP             $    2,725,000  $    2,715,737         $    252       06/14/2006    08/01/2006        NAP
  122          47, 81, 103, 122       $    2,648,000  $    2,648,000         $    254       06/29/2006    08/08/2008     08/08/2006
  123                 NAP             $    2,500,000  $    2,500,000         $    252       07/28/2006    09/01/2007     09/01/2006
  124                 NAP             $    2,450,000  $    2,450,000         $    171       06/26/2006    08/01/2009     08/01/2006
  125                 NAP             $    2,400,000  $    2,400,000         $    255       06/12/2006    08/01/2007     08/01/2006
  126                 NAP             $    2,100,000  $    2,094,711         $     59       07/28/2006    09/01/2006        NAP
  127               53, 127           $    1,900,000  $    1,900,000         $    108       08/03/2006    10/01/2008     10/01/2006
  128                 NAP             $    1,824,000  $    1,824,000         $     85       07/27/2006    09/01/2007     09/01/2006
  129        41, 75, 93, 117, 129     $    1,800,000  $    1,800,000         $    247       05/30/2006    07/01/2009     07/01/2006
  130                 NAP             $    1,800,000  $    1,795,448         $    319       08/23/2006    10/01/2006        NAP
  131                 NAP             $    1,579,000  $    1,575,090         $    274       07/14/2006    09/01/2006        NAP
                                      $1,492,507,805  $1,491,010,945

MORTGAGE                   GRACE               LOCKBOX         LOCKBOX        ORIGINAL TERM  REMAINING TERM     ORIGINAL
LOAN NO.  MATURITY DATE  PERIOD(7)  ARD LOAN    STATUS           TYPE          TO MATURITY     TO MATURITY   AMORT. TERM(8)
---------------------------------------------------------------------------------------------------------------------------

    1       10/07/2016        0         No     In-Place          Hard              120             119             IO

    2       10/08/2016        0         No     In-Place          Hard              120             119            360
    3       10/08/2016        0         No     In-Place          Hard              120             119            360
    4       10/08/2016        0         No     In-Place          Hard              120             119            360
    5       10/08/2016        0         No     In-Place          Hard              120             119            360
    6       10/08/2016        0         No     In-Place          Hard              120             119            360
    7       10/08/2016        0         No     In-Place          Hard              120             119            360
    8       10/08/2016        0         No     In-Place          Hard              120             119            360
    9       04/07/2011        0         No     In-Place          Hard               60              53             IO

   10       10/01/2016        5         No     In-Place          Hard              120             119             IO
   11       10/01/2016        5         No     In-Place          Hard              120             119             IO
   12       10/01/2016        5         No     In-Place          Hard              120             119             IO
   13       07/01/2016        0         No     In-Place          Hard              120             116             IO
   14       10/08/2016        0         No     In-Place          Hard              120             119             IO
   15       10/07/2016        0         No     In-Place          Hard              120             119             IO
   16       09/07/2016        0         No     In-Place          Hard              120             118            360
   17       10/01/2016        5         No    Springing          Hard              120             119            360

   18       09/01/2016        5         No       None            NAP               120             118            360
   19       09/01/2016        5         No       None            NAP               120             118            360
   20       09/01/2016        5         No       None            NAP               120             118            360
   21       09/01/2016        5         No       None            NAP               120             118            360
   22       09/01/2016        5         No       None            NAP               120             118            360
   23       09/01/2016        5         No       None            NAP               120             118            360
   24       09/01/2016        5         No       None            NAP               120             118            360
   25       06/08/2016        0         No     In-Place          Hard              120             115             IO
   26       09/01/2016        5         No     In-Place          Hard              120             118             IO
   27       08/01/2016        5         No       None            NAP               126             117            360
   28       06/01/2016        0         No     In-Place          Hard              120             115            360
   29       07/01/2016        8         No     In-Place          Hard              120             116            360
   30       10/01/2016        5         No     In-Place          Hard              120             119            360
   31       07/01/2016        5         No       None            NAP               120             116            300
   32       09/01/2016        5         No       None            NAP               120             118            360
   33       06/01/2016        5         No       None            NAP               120             115            360
   34       07/01/2016        5         No    Springing          Hard              120             116            360
   35       07/01/2016        0         No    Springing          Hard              120             116            360
   36       07/01/2016        5         No    Springing          Hard              120             116             IO
   37       10/01/2015        5         No       None            NAP               120             107            360
   38       09/01/2016        5         No       None            NAP               120             118            360
   39       07/01/2016        5         No       None            NAP               120             116            360
   40       10/01/2016        5         No     In-Place          Hard              120             119            360
   41       08/01/2016        5         No       None            NAP               120             117            360
   42       10/01/2021        5         No       None            NAP               180             179            360
   43       07/01/2016        0         No     In-Place          Hard              120             116            360
   44       08/01/2016        5         No     In-Place          Hard              120             117            360
   45       08/01/2016        5         No     In-Place          Hard              120             117            300
   46       02/01/2017        5         No       None            NAP               128             123            360
   47       07/08/2016        0         No     In-Place          Hard              120             116            360
   48       06/01/2016        5         No       None            NAP               120             115            360
   49       10/01/2016        5         No       None            NAP               120             119            360
   50       07/01/2016        5         No       None            NAP               120             116            360
   51       07/01/2016        5         No    Springing          Hard              120             116            360
   52       08/01/2016        5         No       None            NAP               120             117            360
   53       09/01/2016        5         No       None            NAP               120             118            360
   54       02/01/2016        5         No       None            NAP               120             111            360
   55       09/01/2016        5         No       None            NAP               120             118            360
   56       03/01/2016        5         No    Springing          Hard              120             112            300
   57       09/01/2011        5         No       None            NAP                60              58             IO
   58       07/01/2015        5         No     In-Place          Hard              120             104            276
   59       06/01/2016        5         No    Springing          Hard              120             115            360
   60       09/01/2016        5         No       None            NAP               120             118            360
   61       08/01/2016        5         No       None            NAP               120             117            300

   62       08/01/2016        5         No    Springing          Hard              120             117            360
   63       08/01/2016        5         No    Springing          Hard              120             117            360
   64       09/01/2016        5         No    Springing          Hard              120             118            360
   65       09/01/2016        0         No     In-Place          Hard              120             118            360
   66       11/01/2016        5         No       None            NAP               120             120            300
   67       09/01/2016        5         No       None            NAP               120             118            360
   68       08/01/2016        5         No       None            NAP               120             117            360
   69       05/01/2016        5         No       None            NAP               120             114            360
   70       08/01/2016        5         No       None            NAP               120             117            360
   71       07/01/2016        5         No    Springing          Hard              120             116            360
   72       07/01/2016        0         No     In-Place  Soft Springing Hard       120             116            360
   73       09/01/2011        5         No       None            NAP                60              58            300
   74       09/01/2016        5         No       None            NAP               120             118            360
   75       07/01/2016        5         No       None            NAP               120             116            360
   76       09/01/2016        5         No       None            NAP               120             118            360
   77       07/01/2016        5         No       None            NAP               120             116            360
   78       06/01/2016        5         No       None            NAP               120             115            360
   79       06/01/2016        5         No       None            NAP               120             115            360
   80       09/01/2016        5         No       None            NAP               120             118            360
   81       10/08/2016        0         No       None            NAP               120             119            360
   82       09/01/2016        5         No    Springing          Hard              120             118            360
   83       09/01/2016        5         No       None            NAP               120             118            360
   84       07/01/2016        5         No       None            NAP               120             116            360
   85       03/01/2016        5         No       None            NAP               120             112            360
   86       01/01/2016        5         No       None            NAP               120             110            360
   87       06/01/2016        5         No       None            NAP               120             115            360
   88       10/01/2016        5         No       None            NAP               120             119            360
   89       08/01/2016        5         No    Springing          Hard              120             117            360
   90       10/01/2016        5         No       None            NAP               120             119            360
   91       09/01/2018        5         No    Springing          Hard              144             142            360
   92       07/01/2016        5         No       None            NAP               120             116            360
   93       07/01/2016        5         No       None            NAP               120             116            360
   94       04/01/2016        5        Yes    Springing          Hard              120             113            360
   95       08/09/2016        0         No       None            NAP               120             117            360
   96       10/01/2016        5         No       None            NAP               120             119            360
   97       10/01/2016        5         No       None            NAP               120             119            360
   98       10/01/2016        5        Yes    Springing          Hard              120             119            360
   99       10/01/2016        5         No       None            NAP               120             119            360
  100       07/01/2016        5         No       None            NAP               120             116            300
  101       07/01/2011        5         No       None            NAP                60              56            360
  102       08/01/2016        5         No    Springing          Hard              120             117            360
  103       10/08/2016        0         No       None            NAP               120             119            360
  104       09/01/2016        5         No     In-Place          Hard              120             118            360
  105       09/01/2016        5         No     In-Place          Hard              120             118            360
  106       08/01/2016        5         No       None            NAP               120             117            300
  107       07/01/2016        5         No       None            NAP               120             116            360
  108       07/01/2016        5         No       None            NAP               120             116            360
  109       06/01/2016        5         No       None            NAP               120             115            360
  110       07/01/2016        5         No       None            NAP               120             116            360
  111       09/01/2016       15         No       None            NAP               120             118            360
  112       09/01/2016        5         No       None            NAP               120             118            360
  113       08/01/2016        5         No       None            NAP               120             117             IO
  114       07/01/2016        5         No       None            NAP               120             116            360
  115       08/01/2016        5         No       None            NAP               120             117            360
  116       09/01/2016        5         No     In-Place          Hard              120             118            360
  117       06/01/2016        5         No       None            NAP               120             115            360
  118       07/01/2016        5         No       None            NAP               120             116            360
  119       07/01/2016        5         No       None            NAP               120             116            360
  120       08/01/2016        5        Yes    Springing          Soft              120             117            360
  121       07/01/2016        5         No       None            NAP               120             116            360
  122       07/08/2016        0         No       None            NAP               120             116            360
  123       08/01/2016        5         No       None            NAP               120             117            360
  124       07/01/2016        5         No       None            NAP               120             116            360
  125       07/01/2016        5         No       None            NAP               120             116            360
  126       08/01/2016        5         No       None            NAP               120             117            360
  127       09/01/2016        5         No       None            NAP               120             118            360
  128       08/01/2016        5         No       None            NAP               120             117            360
  129       06/01/2016        5         No       None            NAP               120             115            360
  130       09/01/2016        5         No    Springing          Hard              120             118            300
  131       08/01/2016        5         No       None            NAP               120             117            360
                                                                                   117             114            355

MORTGAGE   REMAINING   MORTGAGE      MONTHLY       MONTHLY    THIRD MOST RECENT  THIRD MOST RECENT  SECOND MOST RECENT
LOAN NO.  AMORT. TERM    RATE    PAYMENT (P&I)  PAYMENT (IO)                NOI      NOI DATE                      NOI
----------------------------------------------------------------------------------------------------------------------

    1          IO       5.376%           NAP      $545,079                  NAP         NAP                $ 5,973,894

    2         360       5.830%      $148,932      $124,623                  NAP         NAP                $ 1,912,952
    3         360       5.830%      $122,001      $102,087                  NAP         NAP                $ 1,805,804
    4         360       5.830%      $ 96,394      $ 80,660                  NAP         NAP                $ 1,453,095
    5         360       5.830%      $ 74,407      $ 62,262                  NAP         NAP                $ 1,019,239
    6         360       5.830%      $ 64,047      $ 53,593                  NAP         NAP                $   900,990
    7         360       5.830%      $ 58,396      $ 48,864                  NAP         NAP                $   960,774
    8         360       5.830%      $ 48,035      $ 40,195                  NAP         NAP                $   715,577
    9          IO       6.050%           NAP      $368,042          $16,119,958        2003                $15,698,492

   10          IO       5.900%           NAP      $160,516          $ 2,876,627        2004                $ 2,803,286
   11          IO       5.900%           NAP      $124,624          $ 1,763,245        2004                $ 2,009,889
   12          IO       5.900%           NAP      $ 73,777          $   993,077        2004                $ 1,164,094
   13          IO       6.332%           NAP      $381,964          $ 5,672,974        2004                $ 5,852,768
   14          IO       5.750%           NAP      $340,075                  NAP         NAP                        NAP
   15          IO       5.660%           NAP      $253,455                  NAP         NAP                $ 3,530,435
   16         358       4.850%      $279,677           NAP                  NAP         NAP                        NAP
   17         359       5.980%      $233,323           NAP                  NAP         NAP                $ 1,972,827

   18         360       6.120%      $ 82,318      $ 70,091          $ 1,174,902        2004                $ 1,244,209
   19         360       6.120%      $ 26,538      $ 22,597                  NAP         NAP                        NAP
   20         360       6.120%      $ 20,101      $ 17,115                  NAP         NAP                        NAP
   21         360       6.120%      $ 16,822      $ 14,323                  NAP         NAP                        NAP
   22         360       6.120%      $ 16,640      $ 14,168                  NAP         NAP                        NAP
   23         360       6.120%      $ 14,879      $ 12,669                  NAP         NAP                        NAP
   24         360       6.120%      $ 14,605      $ 12,436                  NAP         NAP                        NAP
   25          IO       5.240%           NAP      $132,819          $29,185,285        2003                $30,057,699
   26          IO       6.060%           NAP      $122,883          $ 1,061,948        2004                $ 1,322,028
   27         351       5.990%      $134,754           NAP                  NAP         NAP                $ 2,277,882
   28         360       5.550%      $114,186      $ 93,785                  NAP         NAP                        NAP
   29         356       6.480%      $119,212           NAP                  NAP         NAP                        NAP
   30         360       5.770%      $108,781      $ 90,677                  NAP         NAP                        NAP
   31         296       6.030%      $120,181           NAP          $ 1,875,820        2004                $ 2,318,868
   32         358       6.100%      $103,019           NAP                  NAP         NAP                        NAP
   33         360       5.590%      $ 95,192      $ 78,402                  NAP         NAP                        NAP
   34         360       6.540%      $ 90,445      $ 78,741          $ 1,441,367        2004                $ 1,454,533
   35         356       5.900%      $ 80,073           NAP                  NAP         NAP                        NAP
   36          IO       6.350%           NAP      $ 70,820          $ 1,144,783        2004                $ 1,145,679
   37         360       4.990%      $ 69,171      $ 54,388                  NAP         NAP                        NAP
   38         358       5.710%      $ 72,629           NAP                  NAP         NAP                        NAP
   39         360       6.100%      $ 72,719      $ 61,847          $ 1,574,341        2004                $ 1,365,627
   40         360       6.150%      $ 73,107      $ 62,354                  NAP         NAP                        NAP
   41         360       6.240%      $ 71,963      $ 61,685                  NAP         NAP                        NAP
   42         360       6.660%      $ 73,902      $ 64,711          $ 1,453,339        2004                $ 1,345,047
   43         360       6.150%      $ 70,061      $ 59,756                  NAP         NAP                        NAP
   44         360       6.170%      $ 70,210      $ 59,950          $   103,928        2004                $   572,422
   45         297       6.050%      $ 73,119           NAP                  NAP         NAP                        NAP
   46         360       6.070%      $ 67,957      $ 57,697                  NAP         NAP                        NAP
   47         360       6.210%      $ 67,443      $ 57,716          $ 1,028,624        2003                $ 1,039,619
   48         360       5.740%      $ 63,832      $ 53,105          $   829,070  T-9 (12/04) Ann.          $   921,823
   49         360       6.220%      $ 64,814      $ 55,496          $ 1,004,124        2004                $ 1,121,645
   50         360       6.180%      $ 64,173      $ 54,826                  NAP         NAP                        NAP
   51         356       6.290%      $ 61,832           NAP          $   731,176        2004                $   982,806
   52         360       6.270%      $ 58,000      $ 49,797                  NAP         NAP                        NAP
   53         360       5.970%      $ 55,579      $ 46,910                  NAP         NAP                $   556,054
   54         360       5.640%      $ 53,538      $ 44,246          $   580,838        2003                $   674,901
   55         360       6.100%      $ 54,540      $ 46,385          $   166,960        2004                $   241,069
   56         292       5.790%      $ 54,311           NAP                  NAP         NAP                        NAP
   57          IO       6.300%           NAP      $ 45,112          $   673,753        2003                $   654,770
   58         260       5.450%      $ 55,364           NAP                  NAP         NAP                        NAP
   59         355       6.540%      $ 52,680           NAP          $   418,445        2004                $   183,569
   60         360       6.100%      $ 49,692      $ 42,262          $   479,090        2004                $   517,724
   61         297       6.420%      $ 54,790           NAP          $ 1,106,721        2003                $ 1,179,125

   62         360       6.150%      $ 34,421      $ 29,358                  NAP         NAP                $   413,305
   63         360       6.150%      $ 14,621      $ 12,471                  NAP         NAP                $   203,997
   64         360       6.100%      $ 48,480      $ 41,231                  NAP         NAP                        NAP
   65         358       6.430%      $ 48,002           NAP          $   613,619        2004                $   934,936
   66         300       6.450%      $ 51,079           NAP                  NAP         NAP                        NAP
   67         360       6.127%      $ 46,188      $ 39,343                  NAP         NAP                        NAP
   68         357       6.220%      $ 46,646           NAP                  NAP         NAP                        NAP
   69         360       5.810%      $ 44,054      $ 36,817                  NAP         NAP                $   526,218
   70         360       6.130%      $ 42,738      $ 36,410          $   588,181        2004                $   606,203
   71         360       6.110%      $ 42,465      $ 36,137                  NAP         NAP                        NAP
   72         360       6.294%      $ 43,251      $ 37,182          $   933,742        2004                $   904,428
   73         298       6.400%      $ 46,828           NAP                  NAP         NAP                        NAP
   74         360       6.030%      $ 39,698      $ 33,626                  NAP         NAP                        NAP
   75         360       6.410%      $ 41,327      $ 35,745                  NAP         NAP                        NAP
   76         360       6.220%      $ 40,509      $ 34,685          $   727,449        2004                $   685,052
   77         360       6.320%      $ 40,535      $ 34,896          $   244,465        2004                $   297,754
   78         355       6.140%      $ 39,558           NAP          $   752,084        2004                $   829,881
   79         360       5.740%      $ 37,162      $ 30,917          $   528,338        2004                $   614,361
   80         360       6.070%      $ 37,693      $ 32,002                  NAP         NAP                        NAP
   81         360       6.160%      $ 37,507      $ 32,008          $   322,199        2004                $   427,516
   82         358       6.190%      $ 37,321           NAP          $   683,704        2003                $   669,640
   83         360       6.245%      $ 36,924      $ 31,659          $   536,053        2004                $   595,487
   84         356       5.980%      $ 35,896           NAP          $   514,605        2004                $   586,019
   85         352       5.890%      $ 35,550           NAP          $   351,924        2003                $   447,320
   86         350       5.650%      $ 32,902           NAP          $   399,545        2003                $   393,978
   87         355       6.070%      $ 32,619           NAP                  NAP         NAP                        NAP
   88         359       5.810%      $ 29,957           NAP                  NAP         NAP                $   407,037
   89         360       6.020%      $ 30,414      $ 25,747          $   480,092        2004                $   527,681
   90         360       5.720%      $ 29,258      $ 24,309                  NAP         NAP                        NAP
   91         358       6.250%      $ 30,786           NAP          $   239,625        2004                $   266,284
   92         360       6.160%      $ 30,036      $ 25,633                  NAP         NAP                        NAP
   93         360       6.410%      $ 30,056      $ 25,996                  NAP         NAP                        NAP
   94         360       5.725%      $ 27,062      $ 22,492          $   458,409        2003                $   479,880
   95         360       6.150%      $ 26,501      $ 22,603          $   338,562        2004                $   388,233
   96         360       6.200%      $ 26,581      $ 22,735          $   382,107        2004                $   312,256
   97         360       6.390%      $ 26,869      $ 23,216          $   547,517   T-12 (06/30/04)          $   552,324
   98         360       6.220%      $ 26,392      $ 22,598                  NAP         NAP                $   416,810
   99         359       6.040%      $ 25,590           NAP          $   472,530        2003                $   489,793
  100         296       6.530%      $ 28,437           NAP          $   378,291        2004                $   537,713
  101         360       6.650%      $ 26,642      $ 23,317          $   465,844        2003                $   390,107
  102         360       6.130%      $ 24,925      $ 21,235                  NAP         NAP                $   294,264
  103         360       6.160%      $ 23,907      $ 20,402                  NAP         NAP                        NAP
  104         358       6.100%      $ 22,725           NAP                  NAP         NAP                        NAP
  105         360       6.080%      $ 22,253      $ 18,904                  NAP         NAP                        NAP
  106         297       6.630%      $ 25,113           NAP          $   424,082        2004                $   474,860
  107         360       6.280%      $ 21,618      $ 18,571          $   383,549        2004                $   320,126
  108         360       6.280%      $ 21,618      $ 18,571          $   310,939        2004                $   327,813
  109         355       6.150%      $ 21,018           NAP          $   326,174        2004                $   304,445
  110         360       6.270%      $ 20,979      $ 18,012                  NAP         NAP                        NAP
  111         358       6.060%      $ 20,516           NAP          $   371,018        2004                $   406,470
  112         358       5.950%      $ 19,828           NAP                  NAP         NAP                $   171,899
  113          IO       6.180%           NAP      $ 16,709          $   216,220        2003                $   286,682
  114         356       6.150%      $ 19,495           NAP                  NAP         NAP                        NAP
  115         357       6.100%      $ 18,665           NAP                  NAP         NAP                        NAP
  116         358       6.100%      $ 18,422           NAP                  NAP         NAP                        NAP
  117         360       6.290%      $ 18,086      $ 15,545                  NAP         NAP                        NAP
  118         356       6.200%      $ 17,762           NAP                  NAP         NAP                        NAP
  119         356       6.210%      $ 17,627           NAP          $   223,034        2004                $   254,093
  120         357       6.240%      $ 17,511           NAP          $   251,453        2004                $   251,453
  121         356       6.130%      $ 16,566           NAP                  NAP         NAP                        NAP
  122         360       6.110%      $ 16,064      $ 13,670                  NAP         NAP                        NAP
  123         360       6.220%      $ 15,344      $ 13,138                  NAP         NAP                        NAP
  124         360       6.150%      $ 14,926      $ 12,731                  NAP         NAP                        NAP
  125         360       6.160%      $ 14,637      $ 12,491                  NAP         NAP                        NAP
  126         357       6.240%      $ 12,916           NAP                  NAP         NAP                        NAP
  127         360       6.010%      $ 11,404      $  9,648          $   223,970        2004                $   225,341
  128         360       6.290%      $ 11,278      $  9,694                  NAP         NAP                        NAP
  129         360       6.290%      $ 11,130      $  9,566                  NAP         NAP                        NAP
  130         298       6.430%      $ 12,075           NAP                  NAP         NAP                        NAP
  131         357       6.310%      $  9,784           NAP                  NAP         NAP                        NAP
              353       5.918%

MORTGAGE   SECOND MOST RECENT  MOST RECENT    MOST RECENT NOI     UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE
LOAN NO.        NOI DATE               NOI          DATE                    EGI       EXPENSES            NOI       RESERVES
------------------------------------------------------------------------------------------------------------------------------

    1             2004         $ 4,983,822          2005            $18,977,607    $ 3,750,822    $15,226,784     $  387,094

    2             2004         $ 1,930,806          2005            $ 2,609,461    $   796,300    $ 1,813,161     $   67,302
    3             2004         $ 1,863,462          2005            $ 2,645,362    $   730,630    $ 1,914,732     $   43,794
    4             2004         $ 1,492,914          2005            $ 2,347,801    $   866,920    $ 1,480,881     $   37,772
    5             2004         $ 1,030,105          2005            $ 1,700,307    $   633,121    $ 1,067,186     $   36,942
    6             2004         $   950,013          2005            $ 1,429,400    $   488,844    $   940,556     $   29,117
    7             2004         $   989,597          2005            $ 1,024,117    $    30,724    $   993,394     $   26,293
    8             2004         $   737,044          2005            $   762,185    $    22,866    $   739,319     $   24,497
    9             2004         $19,066,449          2005            $44,309,532    $23,465,723    $20,843,809     $2,668,227

   10             2005         $ 2,659,285    T-12 (06/30/06)       $ 4,050,873    $ 1,028,608    $ 3,022,265     $  331,769
   11             2005         $ 2,139,752    T-12 (06/30/06)       $ 2,989,474    $   781,738    $ 2,207,736     $  137,173
   12             2005         $ 1,583,123    T-12 (06/30/06)       $ 2,456,343    $   999,828    $ 1,456,515     $  161,911
   13             2005         $ 6,369,135    T-12 (06/30/06)       $ 8,767,180    $ 2,816,192    $ 5,950,988     $  189,376
   14             NAP                  NAP          NAP             $11,118,197    $         0    $11,118,197     $        0
   15             2004         $ 1,771,825          2005            $ 6,571,299    $ 2,101,763    $ 4,469,536     $  370,757
   16             NAP                  NAP          NAP             $ 8,093,979    $   242,819    $ 7,851,160     $  586,316
   17             2005         $ 3,272,626    T-12 (05/31/06)       $ 3,787,693    $   584,715    $ 3,202,978     $   97,850

   18             2005         $ 1,336,689  T-3 (03/31/06) Ann.     $ 1,803,187    $   553,821    $ 1,249,367     $   76,062
   19             NAP                  NAP          NAP             $   399,498    $    11,985    $   387,513     $    5,095
   20             NAP                  NAP          NAP             $   355,845    $    50,275    $   305,570     $   12,240
   21             NAP                  NAP          NAP             $   250,910    $     7,527    $   243,383     $    5,039
   22             NAP                  NAP          NAP             $   267,524    $    10,701    $   256,823     $   17,010
   23             NAP                  NAP          NAP             $   230,131    $     6,904    $   223,228     $    4,680
   24             NAP                  NAP          NAP             $   225,463    $     6,764    $   218,699     $    4,472
   25             2004         $30,913,166          2005            $45,474,046    $13,326,120    $32,147,926     $  553,618
   26             2005         $   916,020  T-6 (06/30/06) Ann.     $ 2,593,266    $   860,884    $ 1,732,382     $   26,512
   27     T-4 (11/30/05) Ann.  $ 2,686,363  T-11 (07/31/06) Ann.    $ 9,503,702    $ 6,721,836    $ 2,781,866     $  380,148
   28             NAP                  NAP          NAP             $ 2,241,088    $   564,174    $ 1,676,914     $   81,235
   29             NAP                  NAP          NAP             $ 2,255,157    $    67,655    $ 2,187,502     $  243,150
   30             NAP                  NAP          NAP             $ 2,581,942    $   895,065    $ 1,686,877     $   96,384
   31             2005         $ 2,693,788    T-12 (06/30/06)       $ 5,581,058    $ 3,489,967    $ 2,091,091     $  215,731
   32             NAP          $   453,424          2005            $ 2,614,079    $   933,853    $ 1,680,226     $  102,696
   33             NAP                  NAP          NAP             $ 1,785,756    $   356,224    $ 1,429,532     $   52,949
   34             2005         $ 1,449,386    T-12 (06/30/06)       $ 1,732,666    $   359,959    $ 1,372,707     $   71,607
   35             NAP          $ 1,350,257    T-12 (04/30/06)       $ 1,702,047    $   478,659    $ 1,223,388     $   82,213
   36             2005         $ 1,146,122    T-12 (03/31/06)       $ 1,253,078    $    47,399    $ 1,205,678     $   16,777
   37             NAP          $ 1,471,064  T-6 (06/30/06) Ann.     $ 1,609,518    $   531,534    $ 1,077,984     $   15,500
   38             NAP                  NAP          NAP             $ 1,652,347    $   426,075    $ 1,226,272     $   61,619
   39             2005         $ 1,246,295    T-12 (04/30/06)       $ 2,197,866    $ 1,028,584    $ 1,169,282     $  134,460
   40             NAP                  NAP          NAP             $ 1,251,169    $   216,784    $ 1,034,385     $   12,446
   41             NAP                  NAP          NAP             $ 1,134,205    $    34,026    $ 1,100,179     $   26,636
   42             2005         $ 1,270,898    T-12 (05/31/06)       $ 2,433,767    $ 1,116,431    $ 1,317,335     $   75,000
   43             NAP          $   704,981          2005            $ 1,523,295    $   464,960    $ 1,058,335     $   40,894
   44             2005         $   788,736    T-12 (05/31/06)       $ 1,936,468    $   792,770    $ 1,143,698     $  115,229
   45             NAP                  NAP          NAP             $ 1,726,884    $   431,712    $ 1,295,173     $   94,966
   46             NAP          $ 1,367,299    T-12 (07/31/06)       $ 4,006,255    $ 2,661,322    $ 1,344,933     $  160,250
   47             2004         $ 1,047,698          2005            $ 1,270,801    $   280,030    $   990,771     $   50,328
   48             2005         $   886,281    T-12 (03/31/06)       $ 1,250,099    $   337,451    $   912,648     $   36,674
   49             2005         $ 1,024,703    T-12 (06/30/06)       $ 2,019,261    $   909,938    $ 1,109,322     $  159,517
   50             NAP                  NAP          NAP             $ 1,754,025    $   816,706    $   937,319     $   19,200
   51             2005         $ 1,022,029    T-12 (02/28/06)       $ 1,627,687    $   511,097    $ 1,116,590     $   90,864
   52             NAP                  NAP          NAP             $ 1,274,739    $   372,513    $   902,226     $   62,596
   53             2005         $   785,093    T-12 (06/30/06)       $ 1,256,492    $   400,954    $   855,538     $   28,000
   54             2004         $   837,174          2005            $ 1,182,385    $   313,503    $   868,882     $   59,499
   55             2005         $   240,093    T-12 (05/31/06)       $ 1,342,595    $   528,095    $   814,500     $   23,200
   56             NAP                  NAP          NAP             $   828,098    $    24,843    $   803,255     $   27,527
   57             2004         $   470,247          2005            $ 1,071,210    $   312,767    $   758,442     $   16,854
   58             NAP                  NAP          NAP             $ 1,292,148    $    25,843    $ 1,266,305     $  251,161
   59             2005         $   388,013    T-12 (03/31/06)       $ 1,311,463    $   443,254    $   868,209     $  111,940
   60             2005         $   611,847  T-7 (07/31/06) Ann.     $ 1,258,264    $   579,332    $   678,932     $   39,750
   61             2004         $ 1,142,237    T-12 (06/30/06)       $ 3,283,592    $ 2,234,333    $ 1,049,259     $  131,344

   62             2004         $   467,589          2005            $   766,969    $   201,777    $   565,192     $   33,900
   63             2004         $   211,598          2005            $   332,853    $   115,478    $   217,374     $   21,986
   64             NAP                  NAP          NAP             $ 1,179,182    $   391,861    $   787,321     $   35,806
   65             2005         $ 1,136,154  T-3 (03/31/06) Ann.     $ 3,989,088    $ 2,990,511    $   998,577     $  159,564
   66             NAP          $   904,719    T-12 (06/30/06)       $ 2,316,500    $ 1,374,895    $   941,605     $   92,660
   67             NAP                  NAP          NAP             $ 1,029,591    $   263,311    $   766,280     $   69,262
   68             NAP          $   597,947          2005            $   979,725    $   259,901    $   719,824     $   43,591
   69             2004         $   567,923          2005            $   894,266    $   259,034    $   635,233     $   45,810
   70             2005         $   659,474    T-12 (05/31/06)       $   970,908    $   341,621    $   629,287     $   26,000
   71             NAP                  NAP          NAP             $   806,374    $   157,038    $   649,336     $   39,124
   72             2005         $ 1,052,599    T-12 (03/31/06)       $ 2,378,350    $ 1,435,596    $   942,754     $   95,134
   73             NAP          $   917,488    T-12 (07/31/06)       $ 2,023,387    $ 1,156,467    $   866,920     $   80,935
   74             NAP          $   543,113  T-5 (06/30/06) Ann.     $   969,643    $   381,524    $   588,119     $   26,000
   75             NAP                  NAP          NAP             $   649,349    $    19,480    $   629,868     $   15,869
   76             2005         $   680,190    T-12 (06/30/06)       $ 1,097,677    $   455,195    $   642,482     $   67,198
   77             2005         $   453,970    T-12 (04/30/06)       $ 1,130,241    $   444,852    $   685,389     $  101,857
   78             2005         $   830,177  T-6 (06/30/06) Ann.     $   979,479    $   221,201    $   758,278     $   57,329
   79             2005         $   580,661    T-12 (03/31/06)       $   828,266    $   241,136    $   587,130     $   32,130
   80             NAP                  NAP          NAP             $   642,980    $    99,615    $   543,365     $   14,816
   81             2005         $   618,809    T-12 (07/31/06)       $ 1,014,361    $   436,892    $   577,469     $   38,755
   82             2004         $   658,433          2005            $   961,348    $   309,833    $   651,515     $   90,457
   83             2005         $   553,569    T-12 (06/30/06)       $ 1,029,798    $   424,945    $   604,853     $   83,115
   84             2005         $   567,089    T-12 (06/30/06)       $   934,197    $   334,436    $   599,761     $   36,182
   85             2004         $   413,079          2005            $   756,168    $   179,549    $   576,619     $   34,800
   86             2004         $   453,800          2005            $   829,810    $   293,854    $   535,956     $   48,500
   87             NAP                  NAP          NAP             $   619,721    $   126,654    $   493,067     $   24,374
   88             2004         $   433,634          2005            $   541,893    $    85,686    $   456,207     $    6,482
   89             2005         $   519,984    T-12 (05/31/06)       $   606,894    $   123,655    $   483,239     $   36,006
   90             NAP                  NAP          NAP             $   557,744    $    98,107    $   459,637     $   22,355
   91             2005         $   317,542    T-12 (03/31/06)       $ 1,075,403    $   515,451    $   559,952     $  113,030
   92             NAP                  NAP          NAP             $   645,557    $   177,271    $   468,286     $   17,565
   93             NAP                  NAP          NAP             $   469,490    $    14,085    $   455,405     $   11,162
   94             2004         $   497,886          2005            $   802,825    $   350,254    $   452,570     $   37,500
   95             2005         $   442,889  T-5 (05/31/06) Ann.     $   543,239    $   130,276    $   412,964     $   23,931
   96             2005         $   294,271    T-12 (07/31/06)       $   582,138    $   166,080    $   416,059     $   30,948
   97       T-12 (06/30/05)    $   518,512    T-12 (06/30/06)       $ 1,011,132    $   550,392    $   460,740     $   55,396
   98             2005         $   416,125    T-12 (05/31/06)       $   406,600    $    12,198    $   394,402     $   42,029
   99             2004         $   512,873          2005            $   721,805    $   200,156    $   521,649     $   60,534
  100             2005         $   574,353    T-12 (03/31/06)       $ 1,819,043    $ 1,285,919    $   533,124     $   70,916
  101             2004         $   386,434          2005            $   721,535    $   297,657    $   423,878     $   45,237
  102             2004         $   338,895          2005            $   496,738    $   144,253    $   352,485     $    7,018
  103             NAP                  NAP          NAP             $   445,829    $    88,130    $   357,699     $   20,772
  104             NAP                  NAP          NAP             $   323,800    $     9,714    $   314,086     $    1,449
  105             NAP                  NAP          NAP             $   410,150    $    67,490    $   342,660     $   14,293
  106             2005         $   473,196    T-12 (05/31/06)       $ 1,654,029    $ 1,155,648    $   498,381     $   66,161
  107             2005         $   329,211    T-12 (03/31/06)       $   710,232    $   372,866    $   337,366     $   27,872
  108             2005         $   314,566    T-12 (03/31/06)       $   705,432    $   380,991    $   324,441     $   26,154
  109             2005         $   297,188    T-12 (02/28/06)       $   452,664    $   140,217    $   312,447     $   12,375
  110             NAP          $   262,786    T-12 (04/30/06)       $   472,112    $   142,781    $   329,331     $   25,127
  111             2005         $   434,680    T-12 (06/30/06)       $   908,142    $   521,147    $   386,995     $   41,500
  112             2005         $   198,620    T-12 (06/30/06)       $   345,971    $    53,797    $   292,174     $    2,204
  113             2004         $   290,631          2005            $   374,122    $    89,595    $   284,527     $   15,414
  114             NAP                  NAP          NAP             $   405,417    $    63,314    $   342,103     $   17,096
  115             NAP                  NAP          NAP             $   267,500    $     8,025    $   259,475     $    1,482
  116             NAP                  NAP          NAP             $   260,500    $     7,815    $   252,685     $    1,482
  117             NAP                  NAP          NAP             $   283,718    $     8,512    $   275,206     $    7,096
  118             NAP                  NAP          NAP             $   373,105    $    68,674    $   304,431     $   33,172
  119             2005         $   265,305  T-4 (04/30/06) Ann.     $   476,675    $   205,206    $   271,469     $    7,948
  120             2005         $   251,453    T-12 (05/31/06)       $   331,782    $    81,432    $   250,349     $    6,569
  121             NAP                  NAP          NAP             $   308,397    $    60,711    $   247,686     $   12,160
  122             NAP                  NAP          NAP             $   295,033    $    49,896    $   245,137     $   13,766
  123             NAP                  NAP          NAP             $   302,028    $    68,351    $   233,677     $   12,201
  124             NAP                  NAP          NAP             $   316,725    $    87,492    $   229,233     $   11,735
  125             NAP                  NAP          NAP             $   276,158    $    53,924    $   222,234     $   11,280
  126             NAP          $   131,993          2005            $   329,681    $   121,229    $   208,452     $   17,805
  127             2005         $   224,580    T-12 (06/30/06)       $   272,094    $    73,348    $   198,746     $   23,245
  128             NAP                  NAP          NAP             $   332,839    $   139,792    $   193,047     $   19,893
  129             NAP                  NAP          NAP             $   178,025    $     5,341    $   172,684     $    4,745
  130             NAP                  NAP          NAP             $   243,347    $    66,199    $   177,148     $    7,709
  131             NAP                  NAP          NAP             $   201,524    $    46,203    $   155,321     $    8,551

MORTGAGE  UNDERWRITABLE      NOI         NCF          NCF POST IO      CUT-OFF DATE  BALLOON     BALLOON     APPRAISED    VALUATION
LOAN NO.      CASH FLOW  DSCR (x)(9)  DSCR (x)(9)  PERIOD DSCR (x)(9)      LTV         LTV       BALANCE      VALUE(10)    DATE(11)
------------------------------------------------------------------------------------------------------------------------------------

    1       $14,839,690      2.33        2.27             2.27             47.4%      47.4%   $120,000,000  $252,900,000  08/14/2006

    2       $ 1,745,859      1.46        1.41             1.18             79.1%      73.9%   $ 23,651,120  $ 35,400,000  09/10/2006
    3       $ 1,870,938      1.46        1.41             1.18             79.1%      73.9%   $ 19,374,287  $ 23,600,000  09/11/2006
    4       $ 1,443,109      1.46        1.41             1.18             79.1%      73.9%   $ 15,307,790  $ 20,500,000  09/10/2006
    5       $ 1,030,244      1.46        1.41             1.18             79.1%      73.9%   $ 11,816,212  $ 15,800,000  09/10/2006
    6       $   911,439      1.46        1.41             1.18             79.1%      73.9%   $ 10,170,916  $ 13,600,000  09/10/2006
    7       $   967,101      1.46        1.41             1.18             79.1%      73.9%   $  9,273,483  $ 12,400,000  09/10/2006
    8       $   714,822      1.46        1.41             1.18             79.1%      73.9%   $  7,628,187  $ 10,200,000  09/10/2006
    9       $18,175,583      1.46        1.28             1.28             72.1%      72.1%   $ 72,000,000  $321,600,000  03/02/2006

   10       $ 2,690,497      1.55        1.41             1.41             78.6%      78.6%   $ 32,200,000  $ 41,700,000  08/27/2006
   11       $ 2,070,564      1.55        1.41             1.41             78.6%      78.6%   $ 25,000,000  $ 32,000,000  06/01/2006
   12       $ 1,294,605      1.55        1.41             1.41             78.6%      78.6%   $ 14,800,000  $ 17,900,000  06/30/2006
   13       $ 5,761,612      1.30        1.26             1.26             74.8%      74.8%   $ 71,395,805  $ 95,500,000  03/30/2006
   14       $11,118,197      2.72        2.72             2.72             22.6%      22.6%   $ 70,000,000  $310,000,000  07/19/2006
   15       $ 4,098,779      1.47        1.35             1.35             70.7%      70.7%   $ 53,000,000  $ 75,000,000  09/06/2006
   16       $ 7,264,843      2.34        2.16             2.16             39.2%      32.2%   $ 43,458,957  $135,000,000  07/25/2006
   17       $ 3,105,128      1.14        1.11             1.11             75.7%      64.3%   $ 33,127,424  $ 51,500,000  04/26/2006

   18       $ 1,173,305      1.47        1.41             1.20             76.0%      69.0%   $ 12,294,800  $ 17,800,000  06/01/2006
   19       $   382,418      1.47        1.41             1.20             76.0%      69.0%   $  3,963,724  $  5,825,000  06/01/2006
   20       $   293,330      1.47        1.41             1.20             76.0%      69.0%   $  3,002,271  $  4,300,000  06/09/2006
   21       $   238,344      1.47        1.41             1.20             76.0%      69.0%   $  2,512,475  $  3,765,000  06/07/2006
   22       $   239,813      1.47        1.41             1.20             76.0%      69.0%   $  2,485,264  $  3,500,000  06/01/2006
   23       $   218,548      1.47        1.41             1.20             76.0%      69.0%   $  2,222,225  $  3,100,000  06/11/2006
   24       $   214,227      1.47        1.41             1.20             76.0%      69.0%   $  2,181,409  $  3,275,000  06/01/2006
   25       $31,594,308      2.16        2.12             2.12             48.6%      48.6%   $ 30,000,000  $575,600,000  03/31/2006
   26       $ 1,705,871      1.17        1.16             1.16             75.0%      75.0%   $ 24,000,000  $ 32,000,000  07/19/2006
   27       $ 2,401,718      1.72        1.49             1.49             70.0%      59.3%   $ 18,872,747  $ 31,850,000  11/22/2005
   28       $ 1,595,680      1.49        1.42             1.16             77.8%      72.5%   $ 18,622,498  $ 25,700,000  02/03/2006
   29       $ 1,944,352      1.53        1.36             1.36             62.8%      54.3%   $ 16,286,858  $ 30,000,000  01/19/2006
   30       $ 1,590,494      1.55        1.46             1.22             72.7%      64.2%   $ 16,426,638  $ 25,600,000  02/01/2006
   31       $ 1,875,360      1.45        1.30             1.30             69.2%      54.1%   $ 14,469,622  $ 26,750,000  03/30/2006
   32       $ 1,577,530      1.36        1.28             1.28             64.2%      54.8%   $ 14,486,912  $ 26,450,000  07/16/2006
   33       $ 1,376,582      1.52        1.46             1.21             77.2%      67.9%   $ 14,597,460  $ 21,500,000  05/02/2006
   34       $ 1,301,100      1.45        1.38             1.20             67.9%      61.0%   $ 12,801,031  $ 21,000,000  04/26/2006
   35       $ 1,141,174      1.27        1.19             1.19             69.0%      58.7%   $ 11,441,714  $ 19,500,000  09/22/2006
   36       $ 1,188,901      1.42        1.40             1.40             63.8%      63.8%   $ 13,200,000  $ 20,700,000  04/11/2006
   37       $ 1,062,484      1.65        1.63             1.28             76.3%      67.7%   $ 11,437,168  $ 16,900,000  05/05/2005
   38       $ 1,164,653      1.41        1.34             1.34             58.6%      49.4%   $ 10,530,569  $ 21,300,000  08/22/2006
   39       $ 1,034,822      1.58        1.39             1.19             68.6%      66.2%   $ 11,587,319  $ 17,500,000  05/23/2006
   40       $ 1,021,939      1.38        1.37             1.16             76.4%      69.4%   $ 10,892,931  $ 15,700,000  08/08/2006
   41       $ 1,073,543      1.49        1.45             1.24             75.0%      68.2%   $ 10,636,853  $ 15,600,000  04/12/2006
   42       $ 1,242,335      1.70        1.60             1.40             64.9%      52.2%   $  9,244,957  $ 17,725,000  10/24/2006
   43       $ 1,017,441      1.48        1.42             1.21             66.8%      59.5%   $ 10,244,333  $ 17,210,000  04/19/2006
   44       $ 1,028,468      1.59        1.43             1.22             70.8%      66.5%   $ 10,796,893  $ 16,240,000  06/28/2006
   45       $ 1,200,207      1.48        1.37             1.37             65.0%      50.8%   $  8,790,071  $ 17,300,000  06/01/2006
   46       $ 1,184,683      1.94        1.71             1.45             68.6%      58.4%   $  9,577,110  $ 16,400,000  04/02/2006
   47       $   940,443      1.43        1.36             1.16             76.9%      69.9%   $  9,997,266  $ 14,300,000  06/01/2006
   48       $   875,974      1.43        1.37             1.14             73.5%      66.2%   $  9,860,167  $ 14,900,000  04/11/2006
   49       $   949,806      1.67        1.43             1.22             78.2%      71.1%   $  9,598,371  $ 13,500,000  07/28/2006
   50       $   918,119      1.42        1.40             1.19             75.0%      70.4%   $  9,861,401  $ 14,000,000  05/11/2006
   51       $ 1,025,726      1.50        1.38             1.38             71.0%      61.1%   $  8,571,545  $ 14,040,000  04/02/2006
   52       $   839,630      1.51        1.41             1.21             75.2%      67.1%   $  8,393,458  $ 12,500,000  05/21/2006
   53       $   827,538      1.52        1.47             1.24             78.5%      73.5%   $  8,708,380  $ 11,850,000  06/23/2006
   54       $   809,383      1.64        1.52             1.26             76.1%      67.0%   $  8,173,681  $ 12,200,000  12/06/2005
   55       $   791,300      1.46        1.42             1.21             76.9%      68.4%   $  8,005,833  $ 11,700,000  06/27/2006
   56       $   775,728      1.23        1.19             1.19             72.7%      56.7%   $  6,637,723  $ 11,700,000  01/24/2006
   57       $   741,588      1.40        1.37             1.37             65.7%      65.7%   $  8,475,000  $ 12,900,000  06/07/2006
   58       $ 1,015,144      1.91        1.53             1.53             67.6%      50.3%   $  6,286,638  $ 12,500,000  03/04/2005
   59       $   756,270      1.37        1.20             1.20             71.9%      62.3%   $  7,162,319  $ 11,500,000  02/16/2006
   60       $   639,182      1.34        1.26             1.07             72.9%      66.1%   $  7,434,844  $ 11,250,000  06/29/2006
   61       $   917,915      1.60        1.40             1.40             76.8%      60.8%   $  6,439,685  $ 10,600,000  07/01/2006

   62       $   531,292      1.56        1.45             1.23             71.9%      65.2%   $  5,127,962  $  8,100,000  06/09/2006
   63       $   195,388      1.56        1.45             1.23             71.9%      65.2%   $  2,178,249  $  3,100,000  06/09/2006
   64       $   751,514      1.59        1.52             1.29             62.7%      56.9%   $  7,253,507  $ 12,750,000  06/30/2006
   65       $   839,013      1.73        1.46             1.46             67.0%      57.7%   $  6,580,350  $ 11,400,000  08/01/2006
   66       $   848,945      1.54        1.39             1.39             66.7%      52.6%   $  5,991,499  $ 11,400,000  07/26/2006
   67       $   697,018      1.62        1.48             1.26             79.2%      73.1%   $  7,016,382  $  9,600,000  06/24/2006
   68       $   676,233      1.29        1.21             1.21             77.4%      66.3%   $  6,499,551  $  9,800,000  06/30/2006
   69       $   589,423      1.44        1.33             1.11             76.5%      69.0%   $  6,764,338  $  9,800,000  01/23/2006
   70       $   603,287      1.44        1.38             1.18             74.0%      67.1%   $  6,378,053  $  9,500,000  06/26/2006
   71       $   610,212      1.50        1.41             1.20             71.4%      63.6%   $  6,230,182  $  9,800,000  05/01/2006
   72       $   847,620      2.11        1.90             1.63             76.0%      69.8%   $  6,417,294  $  9,200,000  06/01/2006
   73       $   785,985      1.54        1.40             1.40             70.5%      64.4%   $  6,378,729  $  9,900,000  05/10/2006
   74       $   562,119      1.46        1.39             1.18             73.7%      65.4%   $  5,861,851  $  8,960,000  09/07/2006
   75       $   613,999      1.47        1.43             1.24             75.0%      68.4%   $  6,020,587  $  8,800,000  04/12/2006
   76       $   575,284      1.54        1.38             1.18             75.5%      68.6%   $  5,997,631  $  8,740,000  07/11/2006
   77       $   583,532      1.64        1.39             1.20             74.3%      66.4%   $  5,843,057  $  8,800,000  04/26/2006
   78       $   700,949      1.60        1.48             1.48             52.2%      44.7%   $  5,546,241  $ 12,400,000  03/23/2006
   79       $   555,000      1.58        1.50             1.24             75.0%      67.5%   $  5,740,508  $  8,500,000  03/24/2006
   80       $   528,549      1.41        1.38             1.17             77.0%      68.5%   $  5,547,033  $  8,100,000  06/04/2006
   81       $   538,714      1.50        1.40             1.20             79.9%      73.8%   $  5,681,899  $  7,700,000  08/09/2006
   82       $   561,058      1.45        1.25             1.25             67.5%      57.8%   $  5,211,687  $  9,020,000  06/24/2006
   83       $   521,739      1.59        1.37             1.18             73.2%      66.5%   $  5,454,928  $  8,200,000  06/23/2006
   84       $   563,580      1.39        1.31             1.31             72.9%      62.2%   $  5,097,185  $  8,200,000  05/22/2006
   85       $   541,819      1.35        1.27             1.27             72.6%      62.0%   $  5,084,743  $  8,200,000  12/30/2005
   86       $   487,456      1.36        1.23             1.23             75.2%      63.9%   $  4,792,085  $  7,500,000  08/23/2005
   87       $   468,693      1.26        1.20             1.20             72.6%      62.1%   $  4,598,348  $  7,400,000  07/15/2006
   88       $   449,725      1.27        1.25             1.25             79.6%      67.3%   $  4,310,367  $  6,400,000  06/06/2006
   89       $   447,233      1.56        1.45             1.23             74.4%      69.8%   $  4,743,283  $  6,800,000  06/25/2006
   90       $   437,282      1.58        1.50             1.25             74.0%      65.3%   $  4,437,148  $  6,800,000  09/01/2006
   91       $   446,922      1.52        1.21             1.21             76.8%      62.6%   $  4,070,249  $  6,500,000  06/29/2006
   92       $   450,721      1.52        1.47             1.25             71.4%      62.3%   $  4,300,599  $  6,900,000  05/01/2006
   93       $   444,244      1.46        1.42             1.23             75.0%      68.4%   $  4,378,608  $  6,400,000  04/12/2006
   94       $   415,070      1.68        1.54             1.28             73.8%      65.1%   $  4,101,957  $  6,300,000  01/19/2006
   95       $   389,033      1.52        1.43             1.22             79.1%      71.8%   $  3,948,077  $  5,500,000  06/07/2006
   96       $   385,111      1.53        1.41             1.21             69.4%      61.9%   $  3,869,974  $  6,250,000  08/01/2006
   97       $   405,345      1.65        1.46             1.26             71.7%      62.9%   $  3,776,039  $  6,000,000  07/05/2006
   98       $   352,373      1.45        1.30             1.11             72.9%      65.0%   $  3,835,979  $  5,900,000  06/02/2006
   99       $   461,114      1.70        1.50             1.50             65.8%      56.1%   $  3,616,361  $  6,450,000  06/05/2006
  100       $   462,208      1.56        1.35             1.35             74.6%      59.3%   $  3,321,278  $  5,600,000  05/01/2006
  101       $   378,640      1.51        1.35             1.18             75.5%      73.1%   $  4,022,265  $  5,500,000  05/06/2006
  102       $   345,467      1.38        1.36             1.16             74.5%      67.6%   $  3,719,775  $  5,500,000  05/16/2006
  103       $   336,927      1.46        1.38             1.17             79.6%      70.9%   $  3,492,400  $  4,925,000  08/10/2006
  104       $   312,637      1.15        1.15             1.15             72.0%      61.5%   $  3,195,643  $  5,200,000  08/12/2006
  105       $   328,367      1.51        1.45             1.23             80.0%      75.0%   $  3,450,851  $  4,600,000  06/29/2006
  106       $   432,220      1.65        1.43             1.43             73.2%      58.3%   $  2,914,457  $  5,000,000  05/26/2006
  107       $   309,494      1.51        1.39             1.19             63.1%      59.3%   $  3,291,334  $  5,550,000  04/27/2006
  108       $   298,287      1.46        1.34             1.15             63.1%      57.4%   $  3,185,101  $  5,550,000  04/27/2006
  109       $   300,072      1.24        1.19             1.19             71.6%      61.3%   $  2,944,619  $  4,800,000  04/13/2006
  110       $   304,204      1.52        1.41             1.21             75.6%      67.5%   $  3,036,712  $  4,500,000  05/03/2006
  111       $   345,495      1.57        1.40             1.40             64.0%      54.6%   $  2,894,035  $  5,300,000  05/31/2006
  112       $   289,970      1.23        1.22             1.22             71.4%      60.7%   $  2,821,145  $  4,650,000  07/07/2006
  113       $   269,112      1.42        1.34             1.34             61.5%      61.5%   $  3,200,000  $  5,200,000  07/01/2006
  114       $   325,007      1.46        1.39             1.39             65.8%      56.3%   $  2,731,949  $  4,850,000  04/10/2006
  115       $   257,993      1.16        1.15             1.15             69.0%      59.0%   $  2,624,978  $  4,450,000  05/03/2006
  116       $   251,203      1.14        1.14             1.14             71.4%      61.0%   $  2,590,601  $  4,250,000  08/01/2006
  117       $   268,110      1.48        1.44             1.24             75.0%      68.2%   $  2,661,720  $  3,900,000  04/12/2006
  118       $   271,258      1.43        1.27             1.27             76.1%      65.2%   $  2,479,383  $  3,800,000  04/10/2006
  119       $   263,522      1.28        1.25             1.25             66.8%      57.3%   $  2,458,713  $  4,290,000  05/31/2006
  120       $   243,780      1.19        1.16             1.16             76.1%      65.3%   $  2,436,152  $  3,730,000  04/30/2006
  121       $   235,526      1.25        1.18             1.18             75.4%      64.6%   $  2,325,085  $  3,600,000  11/02/2006
  122       $   231,371      1.49        1.41             1.20             79.0%      70.4%   $  2,356,789  $  3,350,000  05/22/2006
  123       $   221,477      1.48        1.40             1.20             74.4%      65.1%   $  2,185,769  $  3,360,000  06/21/2006
  124       $   217,498      1.50        1.42             1.21             66.2%      60.1%   $  2,224,156  $  3,700,000  04/15/2006
  125       $   210,954      1.48        1.41             1.20             77.4%      67.6%   $  2,095,723  $  3,100,000  05/28/2006
  126       $   190,646      1.34        1.23             1.23             72.2%      62.0%   $  1,796,951  $  2,900,000  05/05/2006
  127       $   175,501      1.72        1.52             1.28             78.4%      69.6%   $  1,686,751  $  2,425,000  07/12/2006
  128       $   173,154      1.66        1.49             1.28             79.3%      69.5%   $  1,597,531  $  2,300,000  05/03/2006
  129       $   167,939      1.50        1.46             1.26             75.0%      68.2%   $  1,637,981  $  2,400,000  04/12/2006
  130       $   169,439      1.22        1.17             1.17             58.7%      46.3%   $  1,418,169  $  3,060,000  07/11/2006
  131       $   146,769      1.32        1.25             1.25             65.6%      56.4%   $  1,353,818  $  2,400,000  04/23/2006
                             1.64x       1.55x            1.46x            67.0%      61.7%

MORTGAGE                                                       LEASE
LOAN NO.  LARGEST TENANT(12)                              EXPIRATION DATE   % NSF  SECOND LARGEST TENANT(12)
--------------------------------------------------------------------------------------------------------------------------

     1    Saks Fifth Avenue                                  11/30/2012     16.9%  Barnes and Noble Bookstores

     2    Longmont United Hospital                           05/31/2007     18.9%  Front Range Orthopedic Center
     3    Phoenix Orthopaedic Ambulatory Center              10/31/2017     25.4%  Arizona Orthopaedic Associates, PC
     4    Lakewood Orthopedic Clinic, P.C.                   05/30/2015     48.2%  Golden Ridge Surgery Center LLC
     5    Colorado Allergy & Asthma                          01/31/2018     16.1%  Colorado Sports Medicine
     6    Poudre Valley Health Care, Inc.                    09/30/2008     36.1%  Comcast of Colorado IX, LLC
     7    Allied Physicians Surgery Ctr                      12/21/2018    100.0%  NAP
     8    South Bend Ortho                                   12/21/2018    100.0%  NAP
     9    Blue Cross and Blue Shield Association             04/14/2012     10.7%  MCI Telecommunications

    10    Walgreens                                          06/23/2056     10.7%  Mastro's - Even Par
    11    In Celebration of Golf                             05/31/2013     13.8%  Ruth Chris Steakhouse
    12    Club Med                                           10/31/2006     19.5%  Little Gym
    13    Williams-Sonoma Stores, Inc.                       01/31/2016     10.7%  Pier 1 Imports
    14    425 Park Avenue Ground Lessee, L.P.                07/19/2090    100.0%  NAP
    15    Boston Consulting Group                            12/31/2009     18.2%  Paley, Rothman, Goldstein
    16    Sony Pictures Entertainment, Inc.                  12/31/2027    100.0%  NAP
    17    Lowe's Home Improvement                            09/30/2024     42.6%  Circuit City

    18    Kmart                                              02/28/2012     61.3%  Jo-Ann Fabrics
    19    Eckerd Corporation                                 01/08/2020    100.0%  NAP
    20    Staples                                            09/30/2014    100.0%  NAP
    21    Eckerd Corporation                                 02/22/2026    100.0%  NAP
    22    K-Mart Corporation                                 08/31/2017     97.9%  Fulton Bank
    23    Rite Aid                                           09/01/2018    100.0%  NAP
    24    Rite Aid                                           08/31/2019    100.0%  NAP
    25    Cherry Creek Stadium 8                             01/31/2010      5.3%  Gap/Gap Kids, The
    26    TSI East 41, Inc.                                  05/31/2018     58.6%  JP MorganChase (1)
    27    NAP                                                   NAP           NAP  NAP
    28    Blockbuster Inc.                                   08/31/2011      9.0%  Wells Fargo Bank
    29    Covenant Transport                                 02/28/2025    100.0%  NAP
    30    Mike Garret & Tommy Stoikovich                     04/30/2016      9.4%  Bug Editorial, Inc.
    31    NAP                                                   NAP           NAP  NAP
    32    Rhodes Acquisitions, LLC                           07/31/2016     26.3%  BGI of Columbia, LLC
    33    Sizzler                                            01/31/2026     10.2%  Bob's Big Boy
    34    Kmart                                              07/31/2009     69.9%  Chuck E Cheese
    35    Centex Homes                                       02/14/2013    100.0%  NAP
    36    Home Depot USA, Inc.                               01/31/2018    100.0%  NAP
    37    NAP                                                   NAP           NAP  NAP
    38    Heart 2 Heart Memories, LLC                        01/31/2011      7.1%  Kovar's
    39    Chicago Title                                      12/31/2010     14.0%  Deep Nines Technologies
    40    The Stop & Shop Supermarket Company                05/31/2026     75.1%  SEI/Aaron's, Inc.
    41    Kings Super Market, Inc.                           05/01/2026    100.0%  NAP
    42    NAP                                                   NAP           NAP  NAP
    43    Heffernan Insurance Brokers                        04/30/2010     15.7%  Graffitti Restaurant
    44    Time Warner                                        11/30/2012     49.9%  The United States Postal Service
    45    State Farm Mutual Automobile Insurance Company     06/30/2013    100.0%  NAP
    46    NAP                                                   NAP           NAP  NAP
    47    Pottery Barn                                       01/31/2010     32.6%  Banana Republic
    48    IHOP                                               06/30/2015     11.0%  Golden 1 Credit Union
    49    Fisher Scientific                                  01/31/2016     31.1%  Pittsburgh Trane Sales Agency
    50    NAP                                                   NAP           NAP  NAP
    51    First American Title/Toys R Us                     03/31/2008     21.7%  Bollywood Cinema
    52    Birmingham Heart Clinic, P.C.                      01/31/2016     35.3%  Bajaj & Malik, M.D, P.C.
    53    NAP                                                   NAP           NAP  NAP
    54    World Savings                                      12/05/2009      8.8%  James Willardsen
    55    NAP                                                   NAP           NAP  NAP
    56    Norris Furniture & Interiors, Inc.                 02/28/2021    100.0%  NAP
    57    Collar & Leash                                     08/31/2007     12.8%  Adderley School
    58    A&P Warehouse                                      03/31/2025    100.0%  NAP
    59    City Health Dept                                   01/31/2008     26.3%  St. Mary's Hospital
    60    NAP                                                   NAP           NAP  NAP
    61    NAP                                                   NAP           NAP  NAP

    62    Walgreens                                          04/30/2032     56.7%  FNBI
    63    Rockport Publishers                                04/30/2007     55.2%  Childrens Friend
    64    RASLO                                              12/31/2016     20.8%  Dialysis Center of Templeton
    65    NAP                                                   NAP           NAP  NAP
    66    NAP                                                   NAP           NAP  NAP
    67    Bells Market                                       01/31/2020     38.6%  Rite Aid
    68    Giant Eagle Supermarket                            07/16/2026     59.0%  Dollar Tree Store
    69    Classic Custom Cabinetry                           09/30/2007     16.3%  Kona Coast Provisions, Inc.
    70    NAP                                                   NAP           NAP  NAP
    71    Home Decor Company                                 06/04/2016    100.0%  NAP
    72    NAP                                                   NAP           NAP  NAP
    73    NAP                                                   NAP           NAP  NAP
    74    NAP                                                   NAP           NAP  NAP
    75    Kings Super Markets, Inc.                          05/01/2026    100.0%  NAP
    76    Davis Homes                                        12/31/2012     39.8%  Pearson Partners
    77    Ford & Harrison                                    02/28/2012     33.6%  Strategic Financial
    78    Fairchild Controls Corp.                           12/31/2007     13.6%  New Horizon Van Lines, Inc.
    79    Washington Mutual                                  10/31/2012     14.3%  Happy Hearts Dance
    80    Sleepy's, Inc.                                     07/31/2011     39.2%  Hatsuhana Japanese Restaurant
    81    NAP                                                   NAP           NAP  NAP
    82    Albertsons                                         08/21/2011     51.2%  Truckee Meadows CC
    83    ASC Development, LL                                11/30/2008     11.8%  Idaho Financial Associates (1)
    84    Discount/Advance Auto Parts                        10/31/2007     16.1%  Kendall Express Inc. (Chuckwagon)
    85    Alrue Import Corp                                  04/30/2020     41.7%  EMSIG Manufacturing
    86    Sterling Country Kitchen                           12/31/2006     11.6%  Edward J. Buonopane, MD
    87    Shelter Mutual Insurance                           04/30/2011     24.8%  Settebello
    88    CVS                                                12/12/2022     75.5%  Mr. Taco
    89    Dollar Tree                                        05/31/2013     53.5%  Rent-A-Center
    90    Ready Set Learn                                    05/01/2026     20.5%  Mattress Store
    91    New England Acquisition                            11/30/2017     65.5%  Noresco
    92    Tuff Shed                                          07/31/2007     41.9%  Transportation Concepts
    93    Kings Super Markets, Inc.                          05/01/2026    100.0%  NAP
    94    NAP                                                   NAP           NAP  NAP
    95    Dollar Tree                                        03/31/2012     30.1%  Susie's Deals
    96    Aaron's Rents                                      01/31/2012     24.3%  Village Pets
    97    Fairbanks Urgent Care                              12/31/2008     19.2%  Renal Care Group Alaska
    98    Dick's Sporting Goods, Inc.                        07/31/2020    100.0%  NAP
    99    Wallace & Owen                                     07/31/2021     20.5%  Stage
   100    NAP                                                   NAP           NAP  NAP
   101    Smart Data Strategies                              06/30/2008     29.8%  Deep Blue, Inc.
   102    Colonial Bank                                      07/31/2023     56.3%  Flexi International Software
   103    Aspen Dental                                       05/31/2011     27.2%  Qdoba Mexican Grill
   104    Walgreens Co. Inc.                                 04/30/2081    100.0%  NAP
   105    Aspen Dental                                       02/28/2016     22.2%  Mar-Bill Jewelers
   106    NAP                                                   NAP           NAP  NAP
   107    NAP                                                   NAP           NAP  NAP
   108    NAP                                                   NAP           NAP  NAP
   109    NAP                                                   NAP           NAP  NAP
   110    OB-GYN Associates, P.C.                            04/30/2015     19.5%  Top Flight (Pain Management Group)
   111    NAP                                                   NAP           NAP  NAP
   112    Rite Aide                                          01/31/2011     72.1%  Asia Restaurant
   113    Carlito's Restaurant                               07/31/2008     18.4%  Delphine Gallery
   114    Casablanca                                         05/31/2011     23.6%  California Tortilla
   115    Walgreen Co.                                       06/26/2081    100.0%  NAP
   116    Walgreen Co.                                       06/30/2081    100.0%  NAP
   117    Kings Super Markets, Inc.                          05/01/2026    100.0%  NAP
   118    AFL Network Services                               07/03/2011     58.8%  Electronic Systems, Inc.
   119    NAP                                                   NAP           NAP  NAP
   120    CVS Pharmacy, Inc.                                 07/29/2017    100.0%  NAP
   121    Moe's Southwest Grill                              11/30/2015     24.1%  Starbucks
   122    Prescription Center Plus                           04/30/2016     23.0%  Joe Daddy's Gourmet Barbecue Restaurant
   123    Tres Amigos De Mexico                              10/30/2010     50.4%  Shoe House
   124    Rebound Physical Therapy                           04/03/2011     42.8%  Kyoto Japanese Garden
   125    Neighborhood Dental Inc.                           04/30/2013     21.3%  JGBG Enterprises
   126    Pump It Up                                         03/01/2010     30.5%  Bautz Development
   127    Integrated Assembly Systems                        11/30/2009     23.9%  Data Science Automation
   128    Gruttadauri Bakery                                 06/30/2014     19.2%  Sylvan Learning Center
   129    Kings Super Markets, Inc.                          05/01/2026    100.0%  NAP
   130    Original Mel's                                     06/30/2016     64.5%  Patelco Credit Union
   131    NextCare                                           09/30/2016     55.7%  Quiznos

MORTGAGE       LEASE                                                                               LEASE              TAX ESCROW
LOAN NO.  EXPIRATION DATE  % NSF  THIRD LARGEST TENANT(12)                                    EXPIRATION DATE  % NSF   IN PLACE
--------------------------------------------------------------------------------------------------------------------------------

     1      08/31/2010      9.0%  Gap/Gap Kids/Baby Gap                                          02/28/2013     5.3%      No

     2      03/31/2017     13.8%  Front Range Orthopedic Surgery Center                          04/30/2017    13.7%      Yes
     3      11/30/2017     16.2%  Physiotherapy Associates                                       10/31/2017     9.9%      Yes
     4      06/30/2015     29.6%  Physiotherapy Associates Inc.                                  06/30/2015    16.1%      Yes
     5      02/28/2011     10.7%  John Steve Geraghty, M.D.                                      03/31/2013     8.9%      Yes
     6      11/30/2009     15.3%  Northern Colorado Real Estate Partnership, LLC                 10/31/2009    13.1%      Yes
     7          NAP          NAP  NAP                                                               NAP          NAP      Yes
     8          NAP          NAP  NAP                                                               NAP          NAP      Yes
     9      04/30/2011      5.4%  Omnicom                                                        05/31/2016     5.4%      Yes

    10      11/30/2008      6.2%  Troon Management Company, Inc.                                 10/17/2009     6.0%      Yes
    11      12/31/2020     10.3%  Roy's                                                          06/30/2014     7.0%      Yes
    12      06/30/2011     12.0%  World Nutrition                                                01/07/2015     9.8%      Yes
    13      05/31/2013      4.7%  Ulta Salon & Cosmetics                                         08/31/2013     4.5%      Yes
    14          NAP          NAP  NAP                                                               NAP          NAP      No
    15      12/31/2014     16.5%  Cogema (Areva)                                                 09/30/2013    14.0%      No
    16          NAP          NAP  NAP                                                               NAP          NAP      No
    17      01/31/2021     12.4%  Linens 'N Things                                               01/31/2016     9.8%      Yes

    18      01/31/2012      6.7%  Dollar Tree                                                    04/30/2009     5.7%      Yes
    19          NAP          NAP  NAP                                                               NAP          NAP      No
    20          NAP          NAP  NAP                                                               NAP          NAP      No
    21          NAP          NAP  NAP                                                               NAP          NAP      No
    22      05/31/2015      2.1%  NAP                                                               NAP          NAP      No
    23          NAP          NAP  NAP                                                               NAP          NAP      No
    24          NAP          NAP  NAP                                                               NAP          NAP      No
    25      01/31/2013      3.7%  Express                                                        01/31/2010     3.6%      No
    26      09/30/2023     40.7%  Tobmar International                                           06/30/2012     0.7%      Yes
    27          NAP          NAP  NAP                                                               NAP          NAP      Yes
    28      08/31/2025      8.2%  Bank of America                                                10/31/2025     8.1%      Yes
    29          NAP          NAP  NAP                                                               NAP          NAP      No
    30      09/30/2015      8.1%  Orion Systems International                                    04/30/2013     8.1%      Yes
    31          NAP          NAP  NAP                                                               NAP          NAP      Yes
    32      07/31/2016     22.5%  Gregg Appliances, Inc.                                         10/31/2015    17.5%      Yes
    33      11/01/2025      9.6%  Ruby Tuesday's                                                 02/01/2026     9.4%      Yes
    34      07/31/2009     11.7%  Anna's Linens                                                  11/30/2008     4.3%      Yes
    35          NAP          NAP  NAP                                                               NAP          NAP      Yes
    36          NAP          NAP  NAP                                                               NAP          NAP      No
    37          NAP          NAP  NAP                                                               NAP          NAP      Yes
    38      11/30/2011      6.8%  Global One, Inc                                                03/31/2011     6.8%      No
    39      08/21/2008      6.9%  Mass Mutual Life Insurance Co.                                 02/28/2007     6.9%      No
    40      05/31/2007      8.3%  Fairfield Wine & Spirits                                       07/31/2016     5.9%      No
    41          NAP          NAP  NAP                                                               NAP          NAP      No
    42          NAP          NAP  NAP                                                               NAP          NAP      Yes
    43      06/30/2015      8.7%  First American Title                                           08/31/2009     4.1%      Yes
    44      10/31/2011     24.7%  First Trust Corporation                                        05/31/2014    18.6%      Yes
    45          NAP          NAP  NAP                                                               NAP          NAP      Yes
    46          NAP          NAP  NAP                                                               NAP          NAP      Yes
    47      03/31/2015     30.7%  American Apparel                                               01/31/2016    14.9%      No
    48      06/30/2010     11.0%  Chipotle Mexican Grill, Inc.                                   03/31/2011     9.4%      Yes
    49      12/31/2013     14.7%  Aethon Corporation                                             04/30/2010     9.5%      Yes
    50          NAP          NAP  NAP                                                               NAP          NAP      Yes
    51      12/31/2012     12.9%  Goodwill Select                                                10/15/2011     7.5%      Yes
    52      01/31/2016     12.5%  Gastroenterology Associates of North-Central Alabama, P.C.     01/31/2016    12.2%      Yes
    53          NAP          NAP  NAP                                                               NAP          NAP      No
    54      07/31/2010      6.4%  Sunburst                                                       08/31/2011     5.2%      Yes
    55          NAP          NAP  NAP                                                               NAP          NAP      Yes
    56          NAP          NAP  NAP                                                               NAP          NAP      No
    57      12/31/2006     11.2%  Lucia's Italian Kitchen                                        05/31/2007    11.2%      No
    58          NAP          NAP  NAP                                                               NAP          NAP      No
    59      02/28/2016     21.6%  St. Mary's Hospital                                            01/31/2010    18.2%      Yes
    60          NAP          NAP  NAP                                                               NAP          NAP      Yes
    61          NAP          NAP  NAP                                                               NAP          NAP      Yes

    62      09/30/2009      8.2%  World Revival Church                                           05/31/2007     6.0%      Yes
    63      04/30/2009     15.3%  Penn Photography                                               10/31/2006    15.3%      Yes
    64      05/30/2016     16.9%  Surgis Inc Templeton Surgery Center                            06/30/2016    16.2%      Yes
    65          NAP          NAP  NAP                                                               NAP          NAP      Yes
    66          NAP          NAP  NAP                                                               NAP          NAP      Yes
    67      02/28/2010     13.3%  Dollar Mania                                                   12/31/2006     7.5%      Yes
    68      01/31/2008      9.9%  Panini's                                                       01/31/2009     6.7%      No
    69      05/31/2007      8.4%  Three R Construction                                           03/31/2010     7.2%      No
    70          NAP          NAP  NAP                                                               NAP          NAP      Yes
    71          NAP          NAP  NAP                                                               NAP          NAP      Yes
    72          NAP          NAP  NAP                                                               NAP          NAP      Yes
    73          NAP          NAP  NAP                                                               NAP          NAP      Yes
    74          NAP          NAP  NAP                                                               NAP          NAP      Yes
    75          NAP          NAP  NAP                                                               NAP          NAP      No
    76      06/30/2010     20.4%  Barrett & Stokely                                              12/31/2009    11.9%      Yes
    77      10/31/2010     32.9%  Dental Implant Center                                          04/30/2012    11.6%      Yes
    78      07/31/2008     11.1%  Headware USA                                                   01/31/2009    10.5%      Yes
    79      07/31/2010      9.1%  Domino Pizza                                                   02/28/2010     8.0%      Yes
    80      08/31/2026     22.4%  Phillips Bookstore                                             07/31/2016    19.6%      Yes
    81          NAP          NAP  NAP                                                               NAP          NAP      No
    82      09/30/2012     13.6%  Pierieno's Restaurant                                          12/31/2009     6.9%      Yes
    83      09/30/2008     10.2%  Small Mine Development                                         05/31/2012     8.9%      Yes
    84      04/30/2008      9.3%  Taiyo Japanese Restaurant                                      10/31/2007     6.4%      Yes
    85      04/01/2011     31.1%  Rhonda Fienman Frames                                          10/01/2007    16.4%      Yes
    86      09/30/2009      9.0%  Childrens Learning Center                                      12/31/2007     7.2%      Yes
    87      12/31/2008     11.7%  Valley Wine and Cheese                                         05/31/2009    11.3%      Yes
    88      06/30/2011     13.2%  Dry Clean Express                                              02/16/2018    11.3%      No
    89      03/31/2011     10.6%  Shari's                                                        01/31/2009     7.9%      Yes
    90      09/30/2011     15.7%  Creative Nails                                                 05/01/2011    13.0%      Yes
    91      05/31/2008      9.7%  NETI                                                           11/30/2017     8.1%      No
    92      09/30/2012     37.3%  CUSA CC, LLC                                                   07/31/2018    20.8%      Yes
    93          NAP          NAP  NAP                                                               NAP          NAP      No
    94          NAP          NAP  NAP                                                               NAP          NAP      Yes
    95      07/07/2012     16.5%  Blockbuster Video                                              10/31/2009    11.9%      Yes
    96      12/31/2006     10.2%  Radio Shack                                                    03/31/2011     8.2%      No
    97      04/30/2013     18.6%  FMH Home Health Care                                           12/31/2006     9.0%      Yes
    98          NAP          NAP  NAP                                                               NAP          NAP      No
    99      01/31/2011     13.6%  Aldi                                                           02/28/2010    12.2%      Yes
   100          NAP          NAP  NAP                                                               NAP          NAP      Yes
   101      06/30/2009     11.2%  TLC Medicine                                                   12/31/2009     6.7%      Yes
   102      06/30/2010     43.7%  NAP                                                               NAP          NAP      Yes
   103      07/31/2011     17.8%  Penn Station East Coast Subs                                   01/31/2012    12.7%      No
   104          NAP          NAP  NAP                                                               NAP          NAP      No
   105      07/31/2011     21.9%  Starbucks                                                      04/30/2016    13.6%      Yes
   106          NAP          NAP  NAP                                                               NAP          NAP      Yes
   107          NAP          NAP  NAP                                                               NAP          NAP      Yes
   108          NAP          NAP  NAP                                                               NAP          NAP      Yes
   109          NAP          NAP  NAP                                                               NAP          NAP      Yes
   110      03/31/2016     19.3%  Ewing Orthodontics Inc.                                        05/31/2015    17.3%      Yes
   111          NAP          NAP  NAP                                                               NAP          NAP      Yes
   112      02/28/2011     27.9%  NAP                                                               NAP          NAP      Yes
   113      11/30/2007     16.4%  Diani                                                          08/31/2008    14.0%      No
   114      06/30/2016     20.0%  My Girlfriend's Kitchen                                        05/31/2013    16.9%      Yes
   115          NAP          NAP  NAP                                                               NAP          NAP      No
   116          NAP          NAP  NAP                                                               NAP          NAP      No
   117          NAP          NAP  NAP                                                               NAP          NAP      No
   118      08/31/2010     41.2%  NAP                                                               NAP          NAP      Yes
   119          NAP          NAP  NAP                                                               NAP          NAP      Yes
   120          NAP          NAP  NAP                                                               NAP          NAP      No
   121      09/30/2015     18.1%  North Atlanta Family Practice                                  11/30/2010    16.5%      Yes
   122      05/31/2011     22.8%  Starbucks                                                      03/31/2016    15.6%      No
   123      10/30/2015     27.8%  NAP                                                               NAP          NAP      Yes
   124      03/31/2011     17.3%  Uptown Shipping                                                02/12/2011    12.6%      Yes
   125      10/31/2010     16.0%  Flavio Santander                                               04/30/2011    14.9%      Yes
   126      03/08/2012     21.2%  Extreme Bikes                                                  02/28/2009    16.5%      Yes
   127      07/31/2012     20.2%  Pittsburgh Forest Products                                     05/31/2007    18.6%      No
   128      12/31/2009     13.4%  Golden Tans                                                    07/14/2009    12.0%      Yes
   129          NAP          NAP  NAP                                                               NAP          NAP      No
   130      12/31/2010     35.5%  NAP                                                               NAP          NAP      No
   131      03/31/2016     23.4%  NAP                                                               NAP          NAP      Yes
                                                                                                                         63.0%

MORTGAGE     INSURANCE     CAPITAL EXPENDITURE         TI/LC
LOAN NO.  ESCROW IN PLACE  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)
---------------------------------------------------------------------

     1          No                  No                  No

     2          No                  No                  Yes
     3          No                  No                  Yes
     4          No                  No                  Yes
     5          No                  No                  Yes
     6          No                  No                  Yes
     7          No                  No                  Yes
     8          No                  No                  Yes
     9          Yes                Yes                  Yes

    10          No                 Yes                  Yes
    11          No                 Yes                  Yes
    12          No                 Yes                  Yes
    13          No                 Yes                  Yes
    14          No                  No                  No
    15          No                  No                  No
    16          No                  No                  No
    17          Yes                 No                  No

    18          No                  No                  No
    19          No                  No                  No
    20          No                  No                  No
    21          No                  No                  No
    22          No                  No                  No
    23          No                  No                  No
    24          No                  No                  No
    25          No                  No                  No
    26          No                  No                  No
    27          No                 Yes                  No
    28          No                 Yes                  Yes
    29          No                  No                  No
    30          Yes                Yes                  Yes
    31          No                 Yes                  No
    32          Yes                Yes                  No
    33          Yes                 No                  Yes
    34          No                 Yes                  Yes
    35          No                  No                  No
    36          No                  No                  No
    37          Yes                Yes                  No
    38          No                  No                  No
    39          No                  No                  No
    40          No                  No                  No
    41          No                  No                  Yes
    42          No                 Yes                  No
    43          No                 Yes                  Yes
    44          No                 Yes                  No
    45          No                  No                  No
    46          No                 Yes                  No
    47          No                 Yes                  Yes
    48          Yes                Yes                  Yes
    49          No                 Yes                  Yes
    50          Yes                Yes                  No
    51          Yes                Yes                  Yes
    52          Yes                Yes                  Yes
    53          No                 Yes                  No
    54          Yes                Yes                  Yes
    55          Yes                Yes                  No
    56          No                  No                  No
    57          No                  No                  No
    58          No                  No                  Yes
    59          Yes                Yes                  Yes
    60          No                  No                  No

    61          No                  No                  No
    62          Yes                Yes                  Yes
    63          Yes                Yes                  Yes
    64          Yes                Yes                  Yes
    65          No                 Yes                  No
    66          No                 Yes                  No
    67          No                 Yes                  Yes
    68          No                  No                  No
    69          No                 Yes                  Yes
    70          No                 Yes                  No
    71          No                 Yes                  Yes
    72          Yes                 No                  No
    73          Yes                 No                  No
    74          No                  No                  No
    75          No                  No                  No
    76          Yes                Yes                  Yes
    77          Yes                Yes                  No
    78          No                  No                  No
    79          Yes                Yes                  Yes
    80          Yes                Yes                  Yes
    81          No                 Yes                  No
    82          Yes                Yes                  Yes
    83          No                 Yes                  No
    84          No                  No                  No
    85          Yes                Yes                  Yes
    86          No                 Yes                  Yes
    87          No                 Yes                  Yes
    88          No                  No                  No
    89          No                 Yes                  Yes
    90          Yes                Yes                  Yes
    91          No                 Yes                  Yes
    92          No                 Yes                  Yes
    93          No                  No                  No
    94          No                 Yes                  No
    95          Yes                Yes                  Yes
    96          Yes                 No                  Yes
    97          Yes                Yes                  Yes
    98          No                 Yes                  No
    99          Yes                Yes                  Yes
   100          No                 Yes                  No
   101          No                  No                  Yes
   102          Yes                Yes                  Yes
   103          No                 Yes                  No
   104          No                  No                  No
   105          Yes                Yes                  Yes
   106          Yes                 No                  No
   107          No                 Yes                  No
   108          No                 Yes                  No
   109          Yes                Yes                  No
   110          Yes                Yes                  Yes
   111          No                  No                  No
   112          Yes                 No                  No
   113          No                  No                  No
   114          No                  No                  Yes
   115          No                  No                  No
   116          No                  No                  No
   117          No                  No                  No
   118          No                  No                  Yes
   119          Yes                Yes                  No
   120          No                  No                  No
   121          Yes                Yes                  No
   122          No                 Yes                  Yes
   123          No                  No                  Yes
   124          Yes                 No                  No
   125          Yes                Yes                  Yes
   126          No                  No                  Yes
   127          No                 Yes                  Yes
   128          Yes                Yes                  Yes
   129          No                  No                  No
   130          No                 Yes                  Yes
   131          No                 Yes                  No
               24.6%              46.5%                43.2%

MORTGAGE                                       OTHER                                                  SPRINGING
LOAN NO.                               ESCROW DESCRIPTION(15)                                   ESCROW DESCRIPTION(16)
--------------------------------------------------------------------------------------------------------------------------

     1                            Initial Tenant Allowance Reserve                         RE Tax, Insurance, TI/LC, Other

     2      Vacant Space Reserve, Marketing and Promotions Reserve, CAM Charges Reserve        Insurance, CapEx, TI/LC
     3      Vacant Space Reserve, Marketing and Promotions Reserve, CAM Charges Reserve        Insurance, CapEx, TI/LC
     4      Vacant Space Reserve, Marketing and Promotions Reserve, CAM Charges Reserve        Insurance, CapEx, TI/LC
     5      Vacant Space Reserve, Marketing and Promotions Reserve, CAM Charges Reserve        Insurance, CapEx, TI/LC
     6      Vacant Space Reserve, Marketing and Promotions Reserve, CAM Charges Reserve        Insurance, CapEx, TI/LC
     7      Vacant Space Reserve, Marketing and Promotions Reserve, CAM Charges Reserve        Insurance, CapEx, TI/LC
     8      Vacant Space Reserve, Marketing and Promotions Reserve, CAM Charges Reserve        Insurance, CapEx, TI/LC
     9                                          NAP                                                      NAP

    10                                    Holdback Reserve                                            Insurance
    11                                    Holdback Reserve                                            Insurance
    12                                    Holdback Reserve                                            Insurance
    13                                    Tenant Holdback                                             Insurance
    14                                          NAP                                                      NAP
    15                                    Tenant Holdback                                        CapEx, TI/LC, Other
    16                                          NAP                                           RE Tax, Insurance, TI/LC
    17                                          NAP                                            Insurance, CapEx, TI/LC

    18                                          NAP                                               Insurance, TI/LC
    19                                          NAP                                           RE Tax, Insurance, TI/LC
    20                                          NAP                                           RE Tax, Insurance, TI/LC
    21                                          NAP                                           RE Tax, Insurance, TI/LC
    22                                          NAP                                           RE Tax, Insurance, TI/LC
    23                                          NAP                                           RE Tax, Insurance, TI/LC
    24                                          NAP                                           RE Tax, Insurance, TI/LC
    25                                          NAP                                        RE Tax, Insurance, TI/LC, Other
    26                                          NAP                                            Insurance, CapEx, TI/LC
    27                                          NAP                                                   Insurance
    28                         Debt Service Reserve, Earnout Reserve                              Insurance, TI/LC
    29                                          NAP                                        RE Tax, Insurance, CapEx, TI/LC
    30                     Occupancy Holdback, Rent Reserve, TILC Reserve                               TI/LC
    31                                          NAP                                                   Insurance
    32                                          NAP                                                     TI/LC
    33                                    Tenant Holdback                                           CapEx, TI/LC
    34                                          NAP                                                   Insurance
    35                                          NAP                                                   Insurance
    36                                          NAP                                        RE Tax, Insurance, CapEx, TI/LC
    37                                          NAP                                                      NAP
    38                   Rent Reserve, Tenant Holdback, Occupancy Holdback                        RE Tax, Insurance
    39                                          NAP                                           RE Tax, Insurance, TI/LC
    40                                          NAP                                           RE Tax, Insurance, CapEx
    41                                          NAP                                               RE Tax, Insurance
    42    Renovation Reserve, Residual Receipts Account Reserve, Casualty Repairs Reserve               CapEx
    43                                          NAP                                               Insurance, TI/LC
    44                                          NAP                                               Insurance, TI/LC
    45                                          NAP                                            Insurance, CapEx, TI/LC
    46                                          NAP                                                   Insurance
    47                                          NAP                                           RE Tax, Insurance, Other
    48                                  Debt Service Reserve                                            TI/LC
    49                                          NAP                                                 TI/LC, Other
    50                                          NAP                                                      NAP
    51                                    Tenant Holdback                                               TI/LC
    52                             Contingent Liabilities Reserve                                        NAP
    53                                          NAP                                               RE Tax, Insurance
    54                                          NAP                                                      NAP
    55                                          NAP                                                      NAP
    56                                Cash Collateral Reserve                                     RE Tax, Insurance
    57                                          NAP                                           RE Tax, Insurance, CapEx
    58                                          NAP                                           RE Tax, Insurance, Other
    59                                    Tenant Holdback                                           TI/LC, Other
    60                                Cash Collateral Reserve                                     Insurance, CapEx
    61                                          NAP                                                     CapEx

    62                                    Earnout Reserve                                               TI/LC
    63                            Tenant Holdback, Earnout Reserve                                      TI/LC
    64                                 Lease Renewal Reserve                                        TI/LC, Other
    65                                          NAP                                                   Insurance
    66                                          NAP                                                   Insurance
    67                                          NAP                                               Insurance, TI/LC
    68                                          NAP                                           RE Tax, Insurance, CapEx
    69                                          NAP                                           RE Tax, Insurance, TI/LC
    70                                          NAP                                                   Insurance
    71                                  Debt Service Reserve                                   Insurance, TI/LC, Other
    72                                          NAP                                                      NAP
    73                                          NAP                                                     CapEx
    74                                    Earnout Reserve                                               CapEx
    75                                          NAP                                               RE Tax, Insurance
    76                                          NAP                                                     TI/LC
    77                                    Earnout Reserve                                               TI/LC
    78                                          NAP                                                      NAP
    79                                          NAP                                                     TI/LC
    80                                    Tenant Holdback                                               TI/LC
    81                                          NAP                                               RE Tax, Insurance
    82                                          NAP                                                 TI/LC, Other
    83                               Near Term Rollover Reserve                                         TI/LC
    84                                          NAP                                                   Insurance
    85                                     Rent Holdback                                                 NAP
    86                                 Lease Renewal Reserve                                      Insurance, TI/LC
    87                                     Rent Holdback                                          Insurance, TI/LC
    88                                          NAP                                        RE Tax, Insurance, CapEx, TI/LC
    89                                          NAP                                            Insurance, TI/LC, Other
    90              Cash Collateral Reserve, Security Agreement Deposit Reserve                          NAP
    91                                          NAP                                           RE Tax, Insurance, TI/LC
    92                                          NAP                                                   Insurance
    93                                          NAP                                               RE Tax, Insurance
    94                                          NAP                                                   Insurance
    95                                    Tenant Holdback                                           TI/LC, Other
    96                                          NAP                                                     TI/LC
    97                    Near Term Rollover Reserve, Vacant Space Reserve                              TI/LC
    98                                 Additional Tax Reserve                                 RE Tax, Insurance, TI/LC
    99                                          NAP                                                 CapEx, TI/LC
   100                                          NAP                                                   Insurance
   101                                          NAP                                                   Insurance
   102                                          NAP                                                     TI/LC
   103                                          NAP                                           RE Tax, Insurance, TI/LC
   104                                          NAP                                           RE Tax, Insurance, TI/LC
   105                                     Rent Holdback                                                TI/LC
   106                                          NAP                                                     CapEx
   107                                          NAP                                               Insurance, TI/LC
   108                                          NAP                                               Insurance, TI/LC
   109                                          NAP                                                      NAP
   110                                  Litigation Holdback                                             TI/LC
   111                                          NAP                                                     TI/LC
   112                                          NAP                                                 CapEx, TI/LC
   113                                          NAP                                                     TI/LC
   114                                          NAP                                            Insurance, CapEx, TI/LC
   115                                     Rent Holdback                                   RE Tax, Insurance, CapEx, TI/LC
   116                                          NAP                                           RE Tax, Insurance, TI/LC
   117                                          NAP                                               RE Tax, Insurance
   118                                     Rent Holdback                                   Insurance, CapEx, TI/LC, Other
   119                                          NAP                                                      NAP
   120                                          NAP                                        RE Tax, Insurance, CapEx, TI/LC
   121                                    Holdback Reserve                                              TI/LC
   122                                    Tenant Holdback                                         RE Tax, Insurance
   123                                    Holdback Reserve                                        Insurance, TI/LC
   124                                          NAP                                                     TI/LC
   125                                    Tenant Holdback                                               TI/LC
   126                                          NAP                                            Insurance, CapEx, TI/LC
   127                                          NAP                                           RE Tax, Insurance, TI/LC
   128                                          NAP                                                     TI/LC
   129                                          NAP                                               RE Tax, Insurance
   130                                          NAP                                        RE Tax, Insurance, TI/LC, Other
   131                                    Tenant Holdback                                           TI/LC, Other

MORTGAGE  INITIAL CAPITAL EXPENDITURE  MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE           INITIAL TI/LC
LOAN NO.       ESCROW REQUIREMENT(17)       ESCROW REQUIREMENT(18)           ESCROW BALANCE(19)  ESCROW REQUIREMENT(20)
-------------------------------------------------------------------------------------------------------------------------

     1                             $0                           $0                           $0                      $0

     2                             $0                           $0                           $0                $152,184
     3                             $0                           $0                           $0                $112,778
     4                             $0                           $0                           $0                 $94,901
     5                             $0                           $0                           $0                 $82,562
     6                             $0                           $0                           $0                 $83,823
     7                             $0                           $0                           $0                 $60,443
     8                             $0                           $0                           $0                 $53,308
     9                        $70,795                      $14,494                     $184,328              $2,515,910

    10                        $16,087                       $1,984                      $16,087                 $90,473
    11                         $9,064                       $1,118                       $9,064                 $53,193
    12                         $9,909                       $1,222                       $9,909                 $58,956
    13                             $0                       $2,887                       $2,887                      $0
    14                             $0                           $0                           $0                      $0
    15                             $0                           $0                           $0                      $0
    16                             $0                           $0                           $0                      $0
    17                             $0                           $0                           $0                      $0

    18                             $0                           $0                           $0                      $0
    19                             $0                           $0                           $0                      $0
    20                             $0                           $0                           $0                      $0
    21                             $0                           $0                           $0                      $0
    22                             $0                           $0                           $0                      $0
    23                             $0                           $0                           $0                      $0
    24                             $0                           $0                           $0                      $0
    25                             $0                           $0                           $0                      $0
    26                             $0                           $0                           $0                      $0
    27                             $0                      $16,940                     $102,632                      $0
    28                             $0                         $835                       $1,670                      $0
    29                             $0                           $0                           $0                      $0
    30                             $0                         $902                           $0                      $0
    31                             $0                      $17,978                           $0                      $0
    32                             $0                       $2,140                           $0                      $0
    33                             $0                           $0                           $0                      $0
    34                         $1,470                       $1,470                       $2,941                  $4,324
    35                             $0                           $0                           $0                      $0
    36                             $0                           $0                           $0                      $0
    37                             $0                       $1,292                      $12,920                      $0
    38                             $0                           $0                           $0                      $0
    39                             $0                           $0                           $0                      $0
    40                             $0                           $0                           $0                      $0
    41                             $0                           $0                           $0                $317,000
    42                     $2,186,105                           $0                   $2,186,105                      $0
    43                             $0                       $1,214                       $1,214                      $0
    44                             $0                       $1,812                           $0                      $0
    45                             $0                           $0                           $0                      $0
    46                             $0                      $10,038                      $20,082                      $0
    47                             $0                         $605                         $605                      $0
    48                             $0                         $454                         $908                      $0
    49                             $0                       $2,197                           $0                      $0
    50                             $0                       $1,867                       $1,867                      $0
    51                             $0                       $2,163                       $2,163                $150,000
    52                           $738                         $738                           $0                  $2,461
    53                             $0                       $2,333                           $0                      $0
    54                             $0                         $682                       $4,092                 $50,000
    55                             $0                       $1,933                           $0                      $0
    56                             $0                           $0                           $0                      $0
    57                             $0                           $0                           $0                      $0
    58                             $0                           $0                           $0           $500,000 (LOC)
    59                             $0                       $1,542                       $3,084                $200,000
    60                             $0                           $0                           $0                      $0
    61                             $0                           $0                           $0                      $0

    62                             $0                         $490                           $0                      $0
    63                             $0                         $302                           $0                      $0
    64                             $0                         $829                           $0                      $0
    65                             $0                      $13,297                           $0                      $0
    66                             $0                       $3,861                           $0                      $0
    67                             $0                       $2,252                           $0                      $0
    68                             $0                           $0                           $0                      $0
    69                             $0                         $716                       $2,149                      $0
    70                             $0                       $2,167                           $0                      $0
    71                             $0                       $1,233                       $1,233                      $0
    72                             $0            1/12 of 4% of EGI                           $0                      $0
    73                             $0                           $0                           $0                      $0
    74                             $0                           $0                           $0                      $0
    75                             $0                           $0                           $0                      $0
    76                             $0                         $813                           $0                      $0
    77                             $0                         $908                       $1,816                      $0
    78                             $0                           $0                           $0                      $0
    79                             $0                         $394                         $788                      $0
    80                             $0                         $223                           $0                      $0
    81                             $0                       $3,230                           $0                      $0
    82                             $0                         $803                           $0                      $0
    83                        $80,394                       $1,099                      $80,394                      $0
    84                             $0                           $0                           $0                      $0
    85                             $0                         $763                       $3,815                      $0
    86                             $0                         $500                       $3,500                $100,000
    87                             $0                         $265                         $530                $371,508
    88                             $0                           $0                           $0                      $0
    89                             $0                         $585                           $0                      $0
    90                             $0                         $231                           $0                      $0
    91                             $0                       $1,058                           $0                $325,000
    92                             $0                         $549                         $549                      $0
    93                             $0                           $0                           $0                      $0
    94                             $0                       $3,125                      $12,500                      $0
    95                             $0                         $427                           $0                      $0
    96                             $0                           $0                           $0                      $0
    97                       $150,000                         $750                     $150,000                $100,000
    98                             $0                       $1,350                           $0                      $0
    99                        $23,004                           $0                      $23,004                $110,000
   100                             $0                       $4,890                           $0                      $0
   101                             $0                           $0                           $0                 $80,000
   102                             $0                         $172                           $0                      $0
   103                             $0                       $1,985                           $0                      $0
   104                             $0                           $0                           $0                      $0
   105                             $0                         $169                           $0                      $0
   106                             $0                           $0                           $0                      $0
   107                             $0                       $2,400                       $2,400                      $0
   108                             $0                       $2,325                       $2,325                      $0
   109                             $0                       $1,031                       $2,063                      $0
   110                           $264                         $264                         $528                  $3,129
   111                             $0                           $0                           $0                      $0
   112                             $0                           $0                           $0                      $0
   113                             $0                           $0                           $0                      $0
   114                             $0                           $0                           $0                      $0
   115                             $0                           $0                           $0                      $0
   116                             $0                           $0                           $0                      $0
   117                             $0                           $0                           $0                      $0
   118                             $0                           $0                           $0                      $0
   119                             $0                         $662                         $662                      $0
   120                             $0                           $0                           $0                      $0
   121                             $0                         $135                         $135                      $0
   122                             $0                         $130                         $130                      $0
   123                             $0                           $0                           $0                      $0
   124                             $0                           $0                           $0                      $0
   125                             $0                         $118                         $118                      $0
   126                             $0                           $0                           $0                 $35,000
   127                             $0                         $338                           $0                 $50,000
   128                             $0                         $267                           $0                      $0
   129                             $0                           $0                           $0                      $0
   130                             $0                          $70                           $0                      $0
   131                             $0                          $72                           $0                      $0
                           $2,547,830                     $148,089                   $2,851,197              $5,756,954

MORTGAGE           MONTHLY TI/LC           CURRENT TI/LC  ENVIRONMENTAL     INTEREST
LOAN NO.  ESCROW REQUIREMENT(21)      ESCROW BALANCE(22)    INSURANCE    ACCRUAL METHOD  SEASONING(23)
------------------------------------------------------------------------------------------------------

     1                        $0                      $0        Yes         Actual/360          1

     2                        $0                $152,184         No         Actual/360          1
     3                        $0                $112,778         No         Actual/360          1
     4                        $0                 $94,901         No         Actual/360          1
     5                        $0                 $82,562         No         Actual/360          1
     6                        $0                 $83,823         No         Actual/360          1
     7                        $0                 $60,443         No         Actual/360          1
     8                        $0                 $53,308         No         Actual/360          1
     9                   $30,833              $2,360,715         No         Actual/360          7

    10                   $11,158                 $90,473         No         Actual/360          1
    11                    $6,549                 $53,193         No         Actual/360          1
    12                    $7,802                 $58,956         No         Actual/360          1
    13                    $9,624                  $9,624         No         Actual/360          4
    14                        $0                      $0         No         Actual/360          1
    15                        $0                      $0         No         Actual/360          1
    16                        $0                      $0         No         Actual/360          2
    17                        $0                      $0         No         Actual/360          1

    18                        $0                      $0         No         Actual/360          2
    19                        $0                      $0         No         Actual/360          2
    20                        $0                      $0         No         Actual/360          2
    21                        $0                      $0         No         Actual/360          2
    22                        $0                      $0         No         Actual/360          2
    23                        $0                      $0         No         Actual/360          2
    24                        $0                      $0         No         Actual/360          2
    25                        $0                      $0         No         Actual/360          5
    26                        $0                      $0         No         Actual/360          2
    27                        $0                      $0         No         Actual/360          9
    28                    $2,962                  $5,924         No         Actual/360          5
    29                        $0                      $0         No         Actual/360          4
    30                    $7,175                      $0         No         Actual/360          1
    31                        $0                      $0         No         Actual/360          4
    32                        $0                      $0         No         Actual/360          2
    33                    $3,544                  $7,091         No         Actual/360          5
    34                   $11,385                 $15,711         No         Actual/360          4
    35                        $0                      $0         No         Actual/360          4
    36                        $0                      $0         No         Actual/360          4
    37                        $0                      $0         No         Actual/360         13
    38                        $0                      $0         No         Actual/360          2
    39                        $0                      $0         No         Actual/360          4
    40                        $0                      $0         No         Actual/360          1
    41                        $0                $317,000         No         Actual/360          3
    42                        $0                      $0         No         Actual/360          1
    43                    $1,854                  $1,854         No         Actual/360          4
    44                        $0                      $0         No         Actual/360          3
    45                        $0                      $0         No         Actual/360          3
    46                        $0                      $0         No         Actual/360          5
    47                    $3,500                  $3,500         No         Actual/360          4
    48                    $3,026                  $6,052         No         Actual/360          5
    49                    $6,250                      $0         No         Actual/360          1
    50                        $0                      $0         No         Actual/360          4
    51                        $0                $150,102         No         Actual/360          4
    52                    $2,461                  $2,461         No         Actual/360          3
    53                        $0                      $0         No         Actual/360          2
    54                    $4,167                 $75,002         No         Actual/360          9
    55                        $0                      $0         No         Actual/360          2
    56                        $0                      $0         No         Actual/360          8
    57                        $0                      $0         No         Actual/360          2
    58                    $8,333  $108,329; $500,000 LOC         No         Actual/360          16
    59                        $0                $200,230         No         Actual/360          5
    60                        $0                      $0         No         Actual/360          2
    61                        $0                      $0         No         Actual/360          3

    62                    $2,063                      $0         No         Actual/360          3
    63                    $1,270                      $0         No         Actual/360          3
    64                    $2,155                      $0         No         Actual/360          2
    65                        $0                      $0         No         Actual/360          2
    66                        $0                      $0         No         Actual/360          0
    67                    $3,750                      $0         No         Actual/360          2
    68                        $0                      $0         No         Actual/360          3
    69                    $2,917                  $8,757         No         Actual/360          6
    70                        $0                      $0         No         Actual/360          3
    71                    $2,853                  $2,853         No         Actual/360          4
    72                        $0                      $0         No         Actual/360          4
    73                        $0                      $0         No         Actual/360          2
    74                        $0                      $0         No         Actual/360          2
    75                        $0                      $0         No         Actual/360          4
    76                    $2,258                      $0         No         Actual/360          2
    77                        $0                      $0         No         Actual/360          4
    78                        $0                      $0         No         Actual/360          5
    79                    $2,625                  $5,250         No         Actual/360          5
    80                      $738                      $0         No         Actual/360          2
    81                        $0                      $0         No         Actual/360          1
    82                    $5,000                      $0         No         Actual/360          2
    83                        $0                      $0         No         Actual/360          2
    84                        $0                      $0         No         Actual/360          4
    85                    $3,815                 $19,075         No         Actual/360          8
    86                        $0                $102,377         No         Actual/360         10
    87                    $1,325                $173,909         No         Actual/360          5
    88                        $0                      $0         No         Actual/360          1
    89                    $2,962                      $0         No         Actual/360          3
    90                    $1,540                      $0         No         Actual/360          1
    91                        $0                $325,000         No         Actual/360          2
    92                    $1,281                  $1,281         No         Actual/360          4
    93                        $0                      $0         No         Actual/360          4
    94                        $0                      $0         No         Actual/360          7
    95                    $1,567                      $0         No         Actual/360          3
    96                    $2,500                      $0         No         Actual/360          1
    97                        $0                $100,000         No         Actual/360          1
    98                        $0                      $0         No         Actual/360          1
    99                        $0                $110,000         No         Actual/360          1
   100                        $0                      $0         No         Actual/360          4
   101                        $0                 $80,005         No         Actual/360          4
   102                    $1,829                      $0         No         Actual/360          3
   103                        $0                      $0         No         Actual/360          1
   104                        $0                      $0         No         Actual/360          2
   105                    $1,023                      $0         No         Actual/360          2
   106                        $0                      $0         No         Actual/360          3
   107                        $0                      $0         No         Actual/360          4
   108                        $0                      $0         No         Actual/360          4
   109                        $0                      $0         No         Actual/360          5
   110                    $3,129                  $6,258         No         Actual/360          4
   111                        $0                      $0         No         Actual/360          2
   112                        $0                      $0         No         Actual/360          2
   113                        $0                      $0         No         Actual/360          3
   114                    $1,048                  $1,048         No         Actual/360          4
   115                        $0                      $0         No         Actual/360          3
   116                        $0                      $0         No         Actual/360          2
   117                        $0                      $0         No         Actual/360          5
   118                    $1,833                  $1,833         No         Actual/360          4
   119                        $0                      $0         No         Actual/360          4
   120                        $0                      $0         No         Actual/360          3
   121                        $0                      $0         No         Actual/360          4
   122                      $750                    $750         No         Actual/360          4
   123                    $1,000                      $0         No         Actual/360          3
   124                        $0                      $0         No         Actual/360          4
   125                      $783                    $783         No         Actual/360          4
   126                        $0                 $35,000         No         Actual/360          3
   127                        $0                 $50,000         No         Actual/360          2
   128                      $833                      $0         No         Actual/360          3
   129                        $0                      $0         No         Actual/360          5
   130                      $469                      $0         No         Actual/360          2
   131                        $0                      $0         No         Actual/360          3
                        $173,937              $5,630,395                                        3

                              PREPAYMENT CODE(24)
MORTGAGE  -----------------------------------------------------------      YM       ADMINISTRATIVE  MORTGAGE
LOAN NO.  LO  DEF  DEF/YM1.00  YM3.00  YM2.00  YM1.00  YM  1.00  OPEN  FORMULA(25)   COST RATE(26)  LOAN NO.
------------------------------------------------------------------------------------------------------------

     1    25   88                                                 7                     2.150            1

     2    25   91                                                 4                     2.150            2
     3    25   91                                                 4                     2.150            3
     4    25   91                                                 4                     2.150            4
     5    25   91                                                 4                     2.150            5
     6    25   91                                                 4                     2.150            6
     7    25   91                                                 4                     2.150            7
     8    25   91                                                 4                     2.150            8
     9    31   22                                                 7                     1.150            9

    10    25   88                                                 7                     2.150           10
    11    25   88                                                 7                     2.150           11
    12    25   88                                                 7                     2.150           12
    13    28   88                                                 4                     2.150           13
    14    25   91                                                 4                     2.150           14
    15    25   88                                                 7                     2.150           15
    16    26   91                                                 3                     2.150           16
    17    23                                      93              4         A           2.150           17

    18    26   90                                                 4                     5.150           18
    19    26   90                                                 4                     5.150           19
    20    26   90                                                 4                     5.150           20
    21    26   90                                                 4                     5.150           21
    22    26   90                                                 4                     5.150           22
    23    26   90                                                 4                     5.150           23
    24    26   90                                                 4                     5.150           24
    25    29   87                                                 4                     1.150           25
    26    26   90                                                 4                     2.150           26
    27    33                                      89              4         B           2.150           27
    28    29   87                                                 4                     7.150           28
    29    28   88                                                 4                     2.150           29
    30    25   91                                                 4                     2.150           30
    31    28   88                                                 4                     2.150           31
    32    26   87                                                 7                     2.150           32
    33    29   87                                                 4                     2.150           33
    34    28   88                                                 4                     2.150           34
    35    28   89                                                 3                     2.150           35
    36    28   88                                                 4                     7.150           36
    37    0                                      116              4         C           2.150           37
    38    26   90                                                 4                     2.150           38
    39    28           88                                         4         C           2.150           39
    40    25   92                                                 3                     7.150           40
    41    27   89                                                 4                     2.150           41
    42    25  151                                                 4                     2.150           42
    43    28   88                                                 4                     2.150           43
    44    27   89                                                 4                     2.150           44
    45    27   89                                                 4                     2.150           45
    46    29                                      95              4         B           2.150           46
    47    28   88                                                 4                     7.150           47
    48    29   87                                                 4                     2.150           48
    49    25   91                                                 4                     7.150           49
    50    28   88                                                 4                     2.150           50
    51    28   88                                                 4                     2.150           51
    52    27   89                                                 4                     2.150           52
    53    26   90                                                 4                     8.150           53
    54    33   83                                                 4                     2.150           54
    55    26   90                                                 4                     2.150           55
    56    32   84                                                 4                     2.150           56
    57    5                                       30             25         D           2.150           57
    58    40   76                                                 4                     2.150           58
    59    29   87                                                 4                     2.150           59
    60    26   90                                                 4                     2.150           60
    61    27   89                                                 4                     2.150           61

    62    27                                      89              4         C          12.150           62
    63    27                                      89              4         C          12.150           63
    64    26   90                                                 4                     2.150           64
    65    26   87                                                 7                     2.150           65
    66    24   89                                                 7                     2.150           66
    67    26   90                                                 4                     2.150           67
    68    27                                      89              4         E           8.150           68
    69    30   86                                                 4                     2.150           69
    70    27   89                                                 4                    12.150           70
    71    28   79                                                13                     2.150           71
    72    28   56                                                36                     2.150           72
    73    23                                      24             13         D           2.150           73
    74    26   90                                                 4                     2.150           74
    75    28   88                                                 4                     2.150           75
    76    47                                      69              4         F           7.150           76
    77    28   88                                                 4                     2.150           77
    78    29   87                                                 4                     2.150           78
    79    29   87                                                 4                     2.150           79
    80    26                                      90              4         D           2.150           80
    81    25   91                                                 4                     8.150           81
    82    26   90                                                 4                    12.150           82
    83    26   90                                                 4                     2.150           83
    84    28                                      88              4         G           2.150           84
    85    32   84                                                 4                     2.150           85
    86    34   79                                                 7                     2.150           86
    87    29   87                                                 4                     2.150           87
    88    0                      12      18       83         3    4         H           2.150           88
    89    27   89                                                 4                     2.150           89
    90    25   91                                                 4                     2.150           90
    91    26  114                                                 4                     2.150           91
    92    28   79                                                13                     2.150           92
    93    28   88                                                 4                     2.150           93
    94    31                                      82              7         I           2.150           94
    95    27   89                                                 4                     2.150           95
    96    25   91                                                 4                    12.150           96
    97    25   91                                                 4                     7.150           97
    98    25   91                                                 4                     2.150           98
    99    25   91                                                 4                     2.150           99
   100    28   88                                                 4                     2.150          100
   101    28   19                                                13                    12.150          101
   102    27   89                                                 4                     2.150          102
   103    25   91                                                 4                     8.150          103
   104    26   90                                                 4                     2.150          104
   105    26   90                                                 4                     2.150          105
   106    27   89                                                 4                     2.150          106
   107    28                                      88              4         J          12.150          107
   108    28                                      88              4         J          12.150          108
   109    29   87                                                 4                     2.150          109
   110    28   88                                                 4                     2.150          110
   111    26                                      90              4         G           2.150          111
   112    26   90                                                 4                     2.150          112
   113    27   89                                                 4                     2.150          113
   114    28   88                                                 4                     2.150          114
   115    27   89                                                 4                     2.150          115
   116    26   90                                                 4                     2.150          116
   117    29   87                                                 4                     2.150          117
   118    28   88                                                 4                     2.150          118
   119    59                                      57              4         C           2.150          119
   120    27   89                                                 4                     2.150          120
   121    0                                      116              4         B           2.150          121
   122    28   88                                                 4                     8.150          122
   123    27   89                                                 4                    12.150          123
   124    28   88                                                 4                     2.150          124
   125    28   88                                                 4                     2.150          125
   126    27   89                                                 4                     2.150          126
   127    26   90                                                 4                     8.150          127
   128    27   89                                                 4                     2.150          128
   129    29   87                                                 4                     2.150          129
   130    26   90                                                 4                     2.150          130
   131    27   89                                                 4                     2.150          131
                                                                                        2.795

FOOTNOTES TO APPENDIX II

1    "MSMC" denotes Morgan Stanley Mortgage Capital Inc. as Seller.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by roman numeral coding: Mortgage Loan
     Nos. 2-8 and 62-63. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values, and/or Underwritable Cash
     Flows or loan documents. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan
     Nos. 10-12 and 18-24. For the purpose of the statistical information set forth in this Prospectus Supplement as to such
     single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF DSCR
     (Post IO Period), Cut-off Date LTV, Balloon LTV and Cut-off Date Balance
     per Unit or SF, are calculated on an aggregate basis.

3    "Units/SF" refers to square feet, units, pads or rooms as applicable for each mortgaged property. Certain of the mortgage loans that are secured by retail and/or office properties include in-line and/or anchor ground lease parcels in the calculation of total property square footage.

4    In general for each mortgaged property, "Percent Leased" was determined based on an appraisal, income statement, estoppels, rent roll, management summary report, occupancy report, operating statement, financial statement or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

5    With respect to Mortgage Loan No. 1, Waterside Shops, the borrower holds a leasehold interest (in addition to the fee interest) in a parcel of land that has room for approximately 55 parking spaces.

     With respect to Mortgage Loan No. 106, Comfort Inn & Bonanza Steakhouse, a
     portion of the property is subject to a ground lease. However, the ground lessor, an affiliate of the borrower, has joined in the mortgage and pledged its fee interest to lender. As such, the loan is disclosed as a fee loan.

6    The Cut-off Date is November 1, 2006 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in November 2006 were due on November 1, 2006, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for
     Mortgage Loan Nos. 1, 9, 15 and 16 which are due on the 7th of the month,
     Mortgage Loan Nos. 2-8, 14, 25, 47, 81, 103 and 122 which are due on the
     8th of the month; and Mortgage Loan No. 95 which is due on the 9th of the month.

     With respect to Mortgage Loan No. 9, Michigan Plaza, (referred to herein as the "Michigan Plaza Loan" and the "Michigan Plaza Pari Passu Loan"), such mortgage loan is comprised of one note with an aggregate outstanding principal balance as of the Cut-off Date of $72,000,000 that is secured by the mortgaged property on a pari passu basis with one other note (the
     "Michigan Plaza Companion Loan") that is not included in the Trust. The
     Michigan Plaza Companion Loan had an outstanding principal balance as of the Cut-off Date of $160,000,000. The Michigan Plaza Companion Loan has the
     same interest rate, maturity date and amortization term as the Michigan
     Plaza Pari Passu Loan. For the purposes of the information presented in this prospectus supplement with respect to the Michigan Plaza Loan, the
     Underwritten NOI, Underwritten Cash Flow, NOI DSCR, NCF DSCR, NCF DSCR
     (Post IO Period), Cut-off Date LTV, Balloon LTV and Cut-off Date Balance
     per Unit or SF reflect the aggregate indebtedness evidenced by the Michigan
     Plaza Pari Passu Loan and the Michigan Plaza Companion Loan. Please see
     Appendix IV for more details.

     With respect to Mortgage Loan No. 25 (referred to herein as the "Cherry
     Creek Loan" and the "Cherry Creek Pari Passu Loan"), the mortgage loan is comprised of one note with an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000 that is secured by the mortgaged properties on a pari passu basis with two other notes (the "Cherry Creek Companion
     Loan") that are not included in the trust. The Cherry Creek Companion Loan had an outstanding principal balance as of the Cut-off Date of
     $250,000,000. The Cherry Creek Companion Loan has the same interest rate, maturity date and amortization term as the Cherry Creek Pari Passu Loan.
     For purposes of the information presented in this Prospectus Supplement with respect to the Cherry Creek Mall Loan, the Underwritten NOI,
     Underwritten Cash Flow, NOI DSCR, NCF DSCR, NCF DSCR (Post IO Period),
     Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF,
     reflect the aggregate indebtedness evidenced by the Cherry Creek Pari Passu
     Loan and the Cherry Creek Companion Loan. Please see Appendix IV for more details.

                                      II-1

     With respect to Mortgage Loan No. 1, Waterside Shops, the $120,000,000 loan represents the senior financing interest in an A/B note loan structure with an original principal balance of $165,000,000. The B Note has an original principal balance as of the Cut-off Date of $45,000,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B
     Note is 65.2% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.60x.

     With respect to Mortgage Loan No. 16, Sony Pictures Plaza, the $53,000,000
     loan represents the senior financing interest in an A/B note loan structure with an original principal balance of $90,000,000. The B Note has an original principal balance as of the Cut-off Date of $37,000,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B
     Note is 66.7% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 2.16x. At any time during the loan term, provided no event of default has occurred, the interest rate on the B Note may be reset once such that it does not exceed 8.5% and such that there is sufficient excess cash flow to accumulate $10,000,000 of rollover funds by
     December 31, 2012.

     With respect to Mortgage Loan Nos. 2-8, PPG Portfolio, the borrower has mezzanine financing in the amount of $11,000,000.

     With respect to Mortgage Loan No. 13, The Shops at Briargate, the borrower has mezzanine financing in the amount of $7,104,195.

     With respect to Mortgage Loan No. 27, Hilton Garden Inn O'Hare, the
     borrower has unsecured subordinate financing for approximately $129,067.
     The borrower shall be permitted to increase the debt to $500,000 so long as the maturity is at least six months beyond the mortgage loan term.

     With respect to Mortgage Loan No. 43, Basin Street Landing, the borrower has mezzanine financing in the amount of $1,000,000.

     With respect to Mortgage Loan No. 74, Laurel Canyon Apartments Phase II,
     the borrower has unsecured subordinate financing in the amount of $384,000.

     With respect to Mortgage Loan No. 100, Wingate Inn - Auburn Hills, the
     borrower has an unsecured franchise note with an initial balance of
     $250,000.

     With respect to Mortgage Loan No. 15, One Bethesda Center, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 27, Hilton Garden Inn O'Hare, the
     borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80%,
     (ii) the combined DSCR is not less than 1.25x and (iii) rating agency confirmation is obtained.

     With respect to Mortgage Loan No. 31, Courtyard by Marriott - Charleston,
     the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed
     70%, (ii) the combined DSCR is not less than 1.25x and (iii) rating agency confirmation is obtained.

     With respect to Mortgage Loan No. 32, Village at Sandhill Forum Center, the
     borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and
     (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 37, The Texan Apartments, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80%, (ii) the combined DSCR is not less than 1.20x, (iii) the mezzanine financing is not obtained within ninety days before or after the sale or securitization of the loan and (iv) rating agency confirmation is obtained.

     With respect to Mortgage Loan No. 38, Waterman Grove, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 75% and (ii) the combined DSCR

                                      II-2

     is not less than 1.25x.

     With respect to Mortgage Loan No. 42, Copperwood Apartments, the borrower has the right in the future to obtain unsecured subordinate financing from an affiliate provided that, among other conditions, (i) the outstanding principal amount of such debt shall never exceed $2,500,000, provided, however, upon the completion of the repairs and release of the entirety of the renovation deposit as described in the reserve and security agreement, the maximum permitted principal amount of such subordinate debt shall never exceed $250,000.

     Additionally, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, the outstanding principal balance of the debt shall never exceed $3,886,105.

     With respect to Mortgage Loan No. 46, Hilton Garden Inn Scottsdale, the
     borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80%, and
     (ii) the combined DSCR is not less than 1.25x.

     Additionally, the borrower has the right in the future to obtain subordinate unsecured financing of up to $1,200,000 less the amount of any outstanding trade payables and unsecured operational debt provided that, among other conditions, (i) the interest rate of such loan does not exceed
     6% per annum, and (ii) the maturity date of such loan has a maturity date at least six months beyond the term of the subject mortgage loan.

     So long as any portion of the permitted subordinate unsecured financing is outstanding, the borrower is not permitted to obtain mezzanine financing.

     With respect to Mortgage Loan No. 51, West Oaks Plaza, the borrower has the right in the future to obtain unsecured subordinate financing provided that, among other conditions, (i) the combined LTV does not exceed 80% (ii)
     the combined DSCR is not less than 1.10x, (iii) the note shall be payable out of cash flow only and (iv) the holder of the note shall be a financial institution with a minimum net worth of $250,000,000 who is in the business of providing financing on commercial real estate projects.

     With respect to Mortgage Loan No. 56, Norris Furniture & Interiors -
     Naples, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85%, (ii) the combined DSCR is not less than 1.15x and (iii)
     rating agency confirmation is obtained.

     With respect to Mortgage Loan No. 57, Palisades Highlands, the borrower has the right in the future upon a sale of the mortgaged property to obtain mezzanine financing provided that, among other conditions, (i) the combined
     LTV does not exceed 90% and (ii) the combined DSCR is not less than 1.10x.

     With respect to Mortgage Loan No. 61, Hampton Inn - West Springfield, the
     borrower has the right no earlier than ninety days following the securitization of the mortgage loan to obtain mezzanine financing up to a maximum of $700,000.

     With respect to Mortgage Loan Nos. 62-63, Gloucester Portfolio, the
     borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85%,
     (ii) the combined DSCR is not less than 1.10x and (iii) rating agency confirmation is obtained.

     With respect to Mortgage Loan No. 72, RLJ Hotel Portfolio Hammond, the
     borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80%,
     (ii) the combined DSCR is not less than the DSCR at loan closing and (iii)
     rating agency confirmation is obtained. To the extent that the mezzanine financing bears interest at a floating rate, it shall require an interest rate cap acceptable to lender.

     With respect to Mortgage Loan No. 73, Hampton Inn & Suites - Destin, the
     borrower has the right after September 1, 2008 to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 80, 4 Home Depot Drive, the borrower has the right, from and after September 1, 2008, to obtain subordinate mezzanine financing provided that, among other conditions, (i) the combined
     LTV does not exceed 80%, (ii) the combined DSCR is not less than 1.20x and
     (iii) rating agency confirmation is obtained.

                                      II-3

     With respect to Mortgage Loan No. 84, Calusa Centre, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 97, Northern Lights Medical Center, the
     borrower has the right in the future to obtain unsecured subordinate financing provided that, among other conditions, (i) the combined LTV does not exceed 85%, (ii) the combined DSCR is not less than 1.10x, (iii) the amount of such debt shall not exceed $500,000, (iv) the note shall be payable out of cash flow only and (v) the holder of the note shall be a financial institution with a minimum net worth of $250,000,000 who is in the business of providing financing on commercial real estate projects.

     With respect to Mortgage Loan No. 101, 357 Office Building, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii)
     the combined DSCR is not less than 1.10x.

     With respect to Mortgage Loan No. 112, CVS - South Portland, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) CVS is in occupancy, open for business and paying rent and (ii) the combined DSCR is not less than 1.05x.

     With respect to Mortgage Loan No. 128, Street of Shoppes, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) rating agency confirmation is obtained.

     With respect to Mortgage Loan Nos. 10-12, AZ Office/Retail Portfolio, after the lockout period, the borrower may defease an individual loan provided that the remaining loans have a combined DSCR of at least 1.40x, and a combined LTV of no greater than 70%. If these tests are not reached, the borrower shall prepay the loans pro rata in an amount such that the DSCR and LTV tests are achieved in the aggregate, along with a penalty equal to the greater of 1% of the outstanding principal balance and yield maintenance.

     With respect to Mortgage Loan Nos. 18-24, Fort Roc Portfolio, the borrower may obtain release of any individual property from the
     cross-collateralization and the lien of the mortgage after the applicable lock-out period provided that among other conditions, (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, (ii) the LTV of the remaining portfolio is equal to or less than 76% and (iii) the DSCR on the remaining portfolio is equal to or greater than 1.18x.

     With respect to Mortgage Loan Nos. 62-63, Gloucester Portfolio, after the lock-out period, the borrower may obtain release of any individual property from the cross-collateralization and the lien of the mortgage provided that, among other conditions, (i) the borrower pays a release price equal to 115% of the allocated loan amount of the released property together with the applicable yield maintenance premium, (ii) the LTV of the remaining property is equal to or less than 78%, (iii) the DSCR of the remaining property is equal to or greater than 1.25x and (iv) rating agency confirmation is obtained.

     To obtain release of the multifamily property located at 10 Beach Court, the borrower must, in addition to satisfying the above conditions, (i)
     deliver an appraisal for the multifamily property as an individual property, (ii) provide evidence that the property has been legally subdivided from the office property tax lot and (iii) pay a release price of 115% of 75% of the appraised value together with the applicable yield maintenance premium. The lender will determine the new release price for the office property by subtracting the multifamily release price from
     $2,760,000.

     With respect to Mortgage Loan Nos. 99, Bootheel Plaza, the mortgage loan permits the release of a parcel from the lien of the related mortgage on or after 12 months after the note date provided that, among other conditions,
     (i) the LTV of the remaining property is not greater than 66% and (ii) the
     DSCR of the remaining property immediately following the release is at least 1.50x.

     After the partial release, the borrower may not lease space on the release parcel to and terminate the lease of any tenant leasing space at the remaining property unless, after the commencement date of the new lease on the released parcel, among other conditions, (i) the LTV of the remaining property is not greater than 66% and (ii) the DSCR of the remaining property immediately following the release is at least 1.50x.

                                      II-4

7    The "Grace Period" shown is the grace period to charge late interest.

8    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

9    The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans. The indicated NCF Post IO
     Period DSCR reflects scheduled payments after any applicable partial interest only periods.

10   With respect to Mortgage Loan No. 42, Copperwood Apartments, the appraised value is based on the renovation of the subject property. A total of
     $5,993,345 in reserves is in place until all renovations and construction have been completed pursuant to the loan documents. The "as-is" value is
     $12,100,000.

     With respect to Mortgage Loan No. 62, Gloucester Portfolio - Retail, the
     appraised value is based on stabilization of the subject property. A
     $600,000 reserve is in place until (i) the actual DSCR is at least 1.20x,
     (ii) the DSCR on a 10.09% constant is at least 0.85x, and (iii) the property achieves an occupancy of at least 95%. All statistics must be reached on a combined portfolio basis. The "as-is" value is $7,800,000.

     With respect to Mortgage Loan No. 121, Bethelview Corners, the appraised value is based on the stabilization of the subject property. A $275,000 reserve is in place until (i) 100% of the net leaseable area is leased to tenants that are in occupancy and paying rent, and (ii) the actual DSCR assuming 5% vacancy is equal to or greater than 1.18x. The "as-is" value is
     $3,550,000.

     With respect to Mortgage Loan No. 123, 7366 North Oracle Road, the
     appraised value is based on the stabilization of the subject property. A
     $575,000 reserve is in place until (i) the actual DSCR is at least 1.20x,
     (ii) the DSCR on a 10.09% constant is at least 0.88x, and (iii) the property achieves an occupancy of at least 92%. The "as-is" value is
     $3,225,000.

     With respect to Mortgage Loan No. 131, Curry Retail, the appraised value is based on the stabilization of the subject property. There is full recourse to the guarantor for the entire loan amount until certain conditions are satisfied and the property has stabilized. The "as-is" value is $1,900,000.

11   "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

12   "Largest Tenant", "Second Largest Tenant" and "Third Largest Tenant" refer to the tenant that represents the greatest percentage, the second greatest percentage and the third greatest percentage, respectively, of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same lease expiration date, and may not include minor spaces with different expiration dates.

13   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, other and self storage mortgaged properties.

15   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective mortgage loan documents.

                                      II-5

17   "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

     With respect to Mortgage Loan No. 72, RLJ Hotel Portfolio Hammond, initial escrow amounts indicated are generally for PIP work and are held, maintained, and disbursed by the Escrow Agent, Commonwealth Land Title
     Insurance Company.

18   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the mortgage loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

     With respect to Mortgage Loan No. 72, RLJ Hotel Portfolio Hammond, ongoing monthly escrows for capital expenditures are paid by the borrower to the property management company, White Lodging Services Corporation. In the event that property management ceases to collect such monthly reserves, the borrower will escrow certain monthly reserve amounts into a lender-controlled reserve account.

19   "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the September 2006, or in some cases, October 2006 due dates for the loans.

20   "Initial TI/LC Escrow Requirement" indicates the amount of the escrow or in certain cases the letter of credit that was deposited at loan closing.

     With respect to Mortgage Loan Nos. 2-8, PPG Portfolio, the amount under
     Initial TI/LC reserve is also dedicated to CapEx.

21   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the mortgage loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22   "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the September 2006, or in some cases,
     October 2006 due dates for the mortgage loans.

23   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

24   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity. "LO" represents the lock-out period. "DEF"
     represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1.00%. "YM1" represents the greater of yield maintenance and 1.00%. "1.0%" represents the penalty percentage to be paid of the outstanding balance at the time the loan is prepaid. "Open"
     represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of
     "Prepayment Code" represents the number of payments in the Original Term to
     Maturity for which such provision applies.

     With respect to Mortgage Loan No. 88, CVS & Shops - Roswell, the prepayment provisions are as follows:

     i) on any payment date prior to October 1, 2013, the premium will be the greater of 1% and yield maintenance;

     ii) from October 1, 2013 through September 1, 2014, the premium will be the lesser of (the greater of 1% and yield maintenance) and 3% of the outstanding debt;

     iii) from October 1, 2014 through March 1, 2016, the premium will be the lesser of (the greater of 1% and yield maintenance) and 2% of the outstanding debt; and

     iv) from April 1, 2016 through June 1, 2016, the premium will be 1% of the outstanding principal loan balance.

     With respect to Mortgage Loan No. 15, One Bethesda Center, in the event that the DSCR falls below 1.10x, the borrower may prepay the debt in an amount such that the DSCR equals 1.10x, subject to the greater of yield maintenance and 1% of the outstanding principal loan balance.

     With respect to Mortgage Loan Nos. 41, 75, 93, 117 and 129, Kings Super
     Market - Morristown, Kings Super Market - Cresskill, Kings Super Market -
     Montclair, Kings Super Market - Summit and Kings Super Market - Maplewood,
     after the lockout period, the borrower is permitted to partially prepay the loan in an amount up to 33.33% of the original amount with payment of a yield maintenance premium with a 1% floor.

                                      II-6

     With respect to Mortgage Loan No. 87, Country Club Center, if on or before
     June 1, 2007, the DSCR fails to reach 1.20x or greater, then the borrower will be required to prepay a portion of the debt such that the outstanding principal balance, when the monthly installment of interest and principal is recomputed, has a DSCR of 1.20x. Such prepayment shall be subject to the greater of yield maintenance and 1% of the outstanding principal loan balance.

     With respect to Mortgage Loan No. 120, CVS - Clear Lake, the tenant doing business as CVS Pharmacy, Inc. has the option under the lease to substitute the subject property with another improved property that has an equal or greater value, a lease that reflects an equal or greater rent and a longer lease term. The substitute property must have a value not less than and be in the same state as the current property, subject to landlord's and lender's approval. If such substitution occurs during the lockout period, the borrower will be obligated to prepay the entire outstanding debt along with a payment equal to the greater of 1% of the outstanding principal balance and yield maintenance. If such substitution occurs after the lockout period, the borrower will be obligated to either effectuate a full defeasance or prepay the entire outstanding debt along with a payment equal to the greater of 1% of the outstanding principal balance and yield maintenance.

     With respect to Mortgage Loan No. 121, Bethelview Corners, at closing, the borrower deposited $275,000 with lender pending lease-up and rent commencement of a then-vacant space. The space has since been leased to
     Firehouse Subs. Release conditions for the reserve are no event of default, tenant is paying rent, and the DSCR is at least 1.18x. Prior to July 1,
     2008 and on not more than one occasion, the borrower may request a disbursement. If the DSCR is less than 1.18x, lender will calculate the portion of the reserve sufficient to pay down the loan to achieve the required DSCR, and hold that amount as additional collateral for the loan.
     The tenant's lease commenced in July 2006, and has five months to build out its space. Occupancy and rent commencement are anticipated in December
     2006.

     With respect to Mortgage Loan No. 121, Bethelview Corners, the lockout (LO)
     period is defined as such time, if any, the borrower has satisfied the release requirements of the holdback reserve as outlined in the related
     Reserve & Security Agreement.

25   Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 10 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E" ... "J". Any exceptions to these formulas are shown below such formulas. Summaries of the 10 formulas are listed beginning on page II-9.

26   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

27   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by number 1, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the mortgage loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those mortgage loans that permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                                      Partial
Mtg.                           Escrow or LOC    Escrowed Holdback                   Prepayment
Loan                              Release      or Letter of Credit   Outside Date     Premium
 No.       Property Name         Conditions       Initial Amount      for Release   Provisions
----   ---------------------   -------------   -------------------   ------------   ----------

 28    Southport Town Center         1              $4,500,000        05/01/2007        YM1

     All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-7

RELEASE CONDITIONS

1    The reserve may be released if:

     (a) no event of default has occurred and is continuing; (b) the occupancy is equal to or greater than the occupancy on the later of loan closing date or the date of the most recent release of earnout reserve funds, if any and
     (c) each tenant at the property is in full occupancy, open for business, and paying full rent.

                                      II-8

YIELD MAINTENANCE FORMULAS

A.   The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the
     Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
     Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the
     Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield
     Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
     Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
     Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

B.   The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (A) one percent (1%) of the original principal amount of this
     Note or (B) the present value as of the Prepayment Date of the Calculated
     Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H.15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

C.   The Prepayment Consideration shall equal an amount equal to the greater of
     (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
     Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount
     Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate"
     is the rate which, when compounded monthly, is equivalent to the Treasury
     Rate (as hereinafter defined), when compounded semi-annually. The "Treasury
     Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-9

D.   The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (A) one percent (1%) of the outstanding principal amount of this
     Note or (B) the present value as of the Prepayment Date of the Calculated
     Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H.15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

E.   "Yield Maintenance Premium" shall mean an amount equal to the greater of
     (a) 1% of the original principal balance of this Note and (b) the present value as of the Prepayment Date of the Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield
     Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
     Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
     Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F.   The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the product of (i) the ratio of the amount of the principal balance of this
     Note being prepaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (ii) the present value as of the
     Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount
     Rate less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate plus fifty (50)
     basis points, when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in
     Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
     Treasury Rate. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. The "Prepayment
     Date" shall be the date on which Lender receives the Yield Maintenance
     Premium. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

G.   For purposes of this Article 6 only, the term "YIELD MAINTENANCE PREMIUM"
     shall equal an amount equal to the greater of (i) one percent (1%) of the remaining principal balance of this Note, or (ii) the product of (A) the ratio of the amount of the remaining principal balance of this Note over the outstanding principal balance of this Note on the Prepayment

                                      II-10

     Date (after subtracting the scheduled principal payment on such Prepayment
     Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment
     Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined)
     less the amount of the outstanding principal balance of this Note on the
     Prepayment Date (after subtracting the scheduled principal payment on such
     Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the
     Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) The term "Lockout Period Expiration Date" shall mean the date which is the earlier of (A) the second anniversary of the date that is the "startup day," within the meaning of Section 860G(a) (9) of the IRS Code, of a REMIC that holds this Note or (B) the five (5) year anniversary of the first day of the first full calendar month following the date of this Note. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

H.   The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (A) one percent (1%) of the entire Debt on the Prepayment Date or (B) the present value as of the Prepayment Date of the Calculated
     Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H.15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

I.   The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (A) one percent (1%) of the original principal amount of this
     Note or (B) the present value as of the Prepayment Date of the Calculated
     Payments from the Prepayment Date through the first day of the Open
     Prepayment Period determined by discounting such payments at the Discount
     Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term
     "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
     used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
     Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the
     Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
     week ending prior to the Prepayment Date, of U.S. Treasury Constant
     Maturities with maturity dates (one longer or one shorter) most nearly approximating the first day of the Open Prepayment Period. In the event
     Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in
     U.S. Treasury obligations or otherwise.

J.   (iii) the greater of (a) 1% of the principal balance of this Note, or (b)
     the Yield Maintenance Premium (hereinafter defined). "Yield Maintenance
     Premium" shall mean an amount equal to the present value as of the
     Prepayment Date (hereinafter defined) of the Calculated Payments
     (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the

                                      II-11

     term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield
     Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
     Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
     Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-12

APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

MORTGAGE   MORTGAGE
LOAN NO.   LOAN SELLER   PROPERTY NAME                       STREET ADDRESS
--------   -----------   ---------------------------------   -------------------------------------------------------------------

   37      MSMC          The Texan Apartments                2616 Salado Street
   42      MSMC          Copperwood Apartments               4407 S. Panther Creek Drive
   50      MSMC          Campus Club Apartments              5651 East Fletcher Avenue
   53      MSMC          Castle Ridge Apartments             850 Baldwin Street
   60      MSMC          Chesapeake Pointe                   4400 SE Naef Road
   70      MSMC          Purdue Student Housing              140 South Pierce Street; 217 South Pierce Street; 400 South Grant
                                                             Street; 428 & 436 Chauncey Street; 221 Wood Street; 102 Wood Street
   74      MSMC          Laurel Canyon Apartments Phase II   10809 Westwood Loop
   81      MSMC          Walnut Towers                       7070 Forward Avenue
   94      MSMC          Amherst Meadows                     1602 First Street
  107      MSMC          Yukon Court Apartments              4585 Yukon Court
  108      MSMC          Eagle Crest Apartments              9699 West 16th Avenue
  109      MSMC          Eagle Mill Apartments               1400 West Marshall Street
  111      MSMC          Westgrove Tower                     4700 Westgrove Street
                         TOTAL:

                                                                                                                     CUT-OFF DATE
MORTGAGE                                                                                              CUT-OFF DATE    BALANCE PER
LOAN NO.   CITY             COUNTY             STATE   ZIP CODE   PROPERTY TYPE   PROPERTY SUB-TYPE      BALANCE      UNIT OR PAD
--------   --------------   ----------------   -----   --------   -------------   -----------------   ------------   ------------

   37      Austin           Travis               TX     78705     Multifamily     Mid Rise             $12,900,000     $208,065
   42      The Woodlands    Montgomery           TX     77381     Multifamily     Garden               $11,500,000     $ 38,333
   50      Tampa            Hillsborough         FL     33617     Multifamily     Student Housing      $10,500,000     $164,063
   53      Pittsburgh       Allegheny            PA     15234     Multifamily     Garden               $ 9,300,000     $ 83,036
   60      Milwaukie        Clackamas            OR     97267     Multifamily     Garden               $ 8,200,000     $ 51,572
   70      West Lafayette   Tippecanoe           IN     47906     Multifamily     Low Rise             $ 7,030,000     $ 67,596
   74      San Antonio      Bexar                TX     78254     Multifamily     Garden               $ 6,600,000     $ 63,462
   81      Pittsburgh       Allegheny            PA     15217     Multifamily     High Rise            $ 6,150,000     $ 62,755
   94      Massillon        Stark                OH     44646     Multifamily     Garden               $ 4,650,000     $ 31,000
  107      Wheat Ridge      Jefferson            CO     80033     Multifamily     Garden               $ 3,500,000     $ 36,458
  108      Lakewood         Jefferson            CO     80215     Multifamily     Garden               $ 3,500,000     $ 37,634
  109      Richmond         City of Richmond     VA     23220     Multifamily     Low Rise             $ 3,434,922     $ 76,332
  111      Raleigh          Wake                 NC     27606     Multifamily     High Rise            $ 3,393,863     $ 20,445
                                                                                                       $90,658,785

                                                                            STUDIOS                1 BEDROOM
                                                                   ---------------------   ---------------------
MORTGAGE                               UTILITIES                     NO. OF     AVG RENT     NO. OF     AVG RENT
LOAN NO.   NOTE DATE                PAID BY TENANT                 UNITS/PADS    PER MO.   UNITS/PADS    PER MO.
--------   ---------   -----------------------------------------   ----------   --------   ----------   --------

    37      09/06/05            Electric, Water, Sewer                   0         NAP           9       $1,293
    42      09/19/06                   Electric                          0         NAP         264       $  670
    50      06/28/06   Electric (any amount over $120 per month)         0         NAP           0          NAP
    53      08/03/06             Electric, Gas, Water                    0         NAP          32       $  797
    60      08/31/06                   Electric                          0         NAP          96       $  585
    70      07/31/06                Electric, Water                      0         NAP          19       $  546
    74      08/18/06                Electric, Water                      0         NAP          48       $  723
    81      09/19/06            Electric, Water, Sewer                   0         NAP          33       $  776
    94      03/23/06                Electric, Trash                      0         NAP          69       $  460
   107      06/29/06                 Electric, Gas                       0         NAP           0          NAP
   108      06/29/06                 Electric, Gas                       0         NAP           5       $  510
   109      05/31/06                   Electric                          0         NAP           5       $  628
   111      08/03/06                   Electric                        110        $525          38       $  627

                  2 BEDROOM              3 BEDROOM                4 BEDROOM              OTHER UNITS
           ---------------------   ---------------------   ---------------------   ---------------------
MORTGAGE     NO. OF     AVG RENT     NO. OF     AVG RENT     NO. OF     AVG RENT     NO. OF     AVG RENT     NO. OF
LOAN NO.   UNITS/PADS    PER MO.   UNITS/PADS    PER MO.   UNITS/PADS    PER MO.   UNITS/PADS    PER MO.   ELEVATORS
--------   ----------   --------   ----------   --------   ----------   --------   ----------   --------   ---------

    37         20        $2,543        25        $2,604         8        $3,650         0          NAP         1
    42         36        $  719         0           NAP         0           NAP         0          NAP         0
    50          0           NAP         0           NAP        64        $2,300         0          NAP         0
    53         55        $  953        25        $1,228         0           NAP         0          NAP         0
    60         63        $  752         0           NAP         0           NAP         0          NAP         0
    70         68        $  753         8        $1,060         9        $1,240         0          NAP         0
    74         56        $  886         0           NAP         0           NAP         0          NAP         0
    81         65        $  966         0           NAP         0           NAP         0          NAP         2
    94         81        $  517         0           NAP         0           NAP         0          NAP         0
   107         72        $  650        24        $  700         0           NAP         0          NAP         0
   108         40        $  630        42        $  725         6        $  810         0          NAP         0
   109         40        $  892         0           NAP         0           NAP         0          NAP         1
   111         18        $  720         0           NAP         0           NAP         0          NAP         0

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - WATERSIDE SHOPS
--------------------------------------------------------------------------------

                      [4 PHOTOS OF WATERSIDE SHOPS OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - WATERSIDE SHOPS
--------------------------------------------------------------------------------

                        [MAP OF WATERSIDE SHOPS OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - WATERSIDE SHOPS
--------------------------------------------------------------------------------

                     [SITE PLAN OF WATERSIDE SHOPS OMITTED]

                                      IV-3

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - WATERSIDE SHOPS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):              $120,000,000

CUT-OFF DATE BALANCE(1):          $120,000,000

LOAN PURPOSE:                     Acquisition

SHADOW RATING (FITCH/MOODY'S):    BBB+/A3

FIRST PAYMENT DATE:               November 7, 2006

INTEREST RATE:                    5.376125%

AMORTIZATION:                     Interest Only

ARD:                              NAP

HYPERAMORTIZATION:                NAP

MATURITY DATE:                    October 7, 2016

EXPECTED MATURITY BALANCE:        $120,000,000

SPONSORS:                         The Forbes Company, The Taubman Company,
                                  Oregon PERS

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Locked out until the earlier of September 28,
                                  2009 or 2 years after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  April 7, 2016.

LOAN PER SF(1):                   $451.70

UP-FRONT RESERVES:                Tenant Allowance:   $4,950,000

ONGOING RESERVES:                 RE Tax:             Springing
                                  Insurance:          Springing
                                  Ground Rent:        Springing
                                  TI/LC:              Springing

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Retail

PROPERTY SUB-TYPE:                Anchored

LOCATION:                         Naples, FL

YEAR BUILT/RENOVATED:             1992 / 2006

PERCENT LEASED(2):                98.4%

SQUARE FOOTAGE(3):                265,664

THE COLLATERAL:                   Anchored

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              The Forbes Company

3RD MOST RECENT NET OP. INCOME:   NAP

2ND MOST RECENT NET OP. INCOME:   $5,973,894

MOST RECENT NET OP. INCOME:       $4,983,822

U/W NET OP. INCOME:               $15,226,784

U/W NET CASH FLOW:                $14,839,690

U/W OCCUPANCY(2):                 98.4%

APPRAISED VALUE:                  $252,900,000

CUT-OFF DATE LTV(1):              47.4%

MATURITY DATE LTV(1):             47.4%

DSCR(1):                          2.27x

POST IO DSCR(1):                  NAP
--------------------------------------------------------------------------------

(1)  The subject $120,000,000 loan represents the "A" portion of a $165,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the $120,000,000 "A" financing.

(2)  Percent Leased is based on the rent roll dated September 8, 2006.
     Collateral leased only.

(3)  Total square footage excludes the US Bank Trust outparcel (not a part of collateral).

THE WATERSIDE SHOPS LOAN

          THE LOAN. The largest loan (the "Waterside Shops Loan") as evidenced by the Promissory Notes (the "Waterside Shops Note") is secured by a first priority Fee Mortgage, Assignment of Leases and Rents and Security Agreement
(the "Waterside Shops Mortgage") encumbering the 265,664 square foot regional shopping mall known as Waterside Shops, located in Naples, Florida (the
"Waterside Shops Property"). The Waterside Shops Loan was originated on
September 28, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

          THE BORROWER. The borrower is Waterside at Pelican Bay LLC, a Delaware limited liability company (the "Waterside Shops Borrower") that owns no material asset other than the Waterside Shops Property and related interests. The
Waterside Shops Borrower is a subsidiary of The Forbes Company, The Taubman
Company and Oregon Public Employees Retirement System, the sponsors of the
Waterside Shops Loan (the "Waterside Shops Sponsor").

          THE PROPERTY. The Waterside Shops Property is located in Naples,
Florida, at 5415 Tamiami Trail North. The Waterside Shops Property was
originally constructed in 1992 and renovated in 2006. It consists of nine one-story retail buildings comprising a regional shopping mall totaling 265,664 square feet. A portion of the Waterside Shops Property is ground leased by the
Waterside Shops Borrower

                                      IV-4

pursuant to a ground lease, dated as of May 20, 1994, between H.M.A. Building
Executive Suites, Inc., as lessor, and Pelican Falls Associates, Ltd., as lessee
(as amended, the "Ground Lease"). The Ground Lease was assigned to the Waterside
Shops Borrower on September 22, 2006. Its term expires August 31, 2024, subject to three successive options for Waterside Shops Borrower to renew the lease for ten years. The Waterside Shops Property is situated on approximately 32.5 acres and includes approximately 1,800 parking spaces. The Waterside Shops Property is anchored by a 44,969 square foot Saks Fifth Avenue department store and a new
Nordstrom department store that is expected to open in 2008.

          The following table presents certain information relating to the anchor tenants at the Waterside Shops Property:

                                       CREDIT RATING OF                           OPERATING
                                        PARENT COMPANY              COLLATERAL    COVENANT
      ANCHOR        PARENT COMPANY   (FITCH/MOODY'S/S&P)     GLA     INTEREST    EXPIRATION
-----------------   --------------   -------------------   ------   ----------   ----------

Saks Fifth Avenue     Saks, Inc.           B/B3/B+         44,969       Yes          NAP
                                                           ------
TOTAL                                                      44,969
                                                           ======

          The following table presents certain information relating to the lease rollover at the Waterside Shops Property:

                           LEASE ROLLOVER SCHEDULE (1)

                              AVERAGE BASE    % OF TOTAL   CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET     % OF SF    RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING       ROLLING       ROLLING        ROLLING        REVENUES ROLLING
-------------   -----------   ------------   -----------   ----------   ---------------   -----------------

    Vacant            1            0.00           2%            2%             0%                  0%
     2006             1           45.00           1%            2%             1%                  1%
     2007             1           30.40           2%            4%             1%                  2%
     2008             2           43.33           2%            6%             2%                  4%
     2009             2           69.84           1%            7%             2%                  6%
     2010             2           27.99          10%           17%             7%                 13%
     2011             1           90.91           0%           18%             1%                 14%
     2012             5           24.40          20%           38%            12%                 26%
     2013             3           28.46           8%           46%             5%                 31%
     2014             1           40.00           3%           49%             3%                 34%
     2015            11           61.48           9%           58%            14%                 48%
2016 & Beyond        28           52.09          42%          100%            52%                100%

(1)  Schedule for collateral only and excludes the 10,000 square foot US Bank
     Trust outparcel.

          The following table presents certain information relating to the major tenants at the Waterside Shops Property:

                                                                                  % OF TOTAL     ANNUALIZED
                               CREDIT RATING                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                  (FITCH/        TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
        TENANT NAME           MOODY'S/S&P)(1)     NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
---------------------------   ---------------   -------   ----   -------------   ------------   ------------   ----------

Saks Fifth Avenue                 B/B3/B+        44,969    17%        931,050          8%          $20.70      11/30/2012
Barnes and Noble Bookstores      --/--/--        23,973     9%        617,305          5%          $25.75      08/31/2010
Gap/Gap Kids/Baby Gap         BBB-/Baa3/BBB-     14,047     5%        282,126          2%          $20.08      02/28/2013
                                                -------   ---      ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                           82,989    31%      1,830,481         16%          $22.06
                                                =======   ===      ==========        ===           ======

Other Tenants                     Various       178,416    67%      9,484,029         84%          $53.16          NAP
Vacant Space                        NAP           4,259     2%              0          0%          $ 0.00          NAP
                                                -------   ---      ----------        ---           ------
TOTAL/WEIGHTED AVERAGE(2)                       265,664   100%     11,314,510        100%          $43.28
                                                =======   ===      ==========        ===           ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Total square footage excludes the US Bank Trust outparcel (not a part of collateral).

          ESCROWS AND RESERVES. Upon the occurrence and continuance of a lockbox trigger event the Waterside Shops Borrower is required to deposit into a reserve account monthly 1/12 of the total annual amount of any insurance, real estate taxes, ground rent for the ground leased portion of the Property, and $16,394 for TI/LC reserves (total TI/LC reserve capped at $393,456). A lockbox trigger period occurs upon an event of default and until such event of default is cured and no other event of default has occurred and is continuing, or when the DSCR is less than 1.20x, until it increases to at least 1.20x for two consecutive months and no event of default has occurred and is continuing.

                                      IV-5

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Waterside Shops Loan.

          PROPERTY MANAGEMENT. The Waterside Shops Property is managed by The
Forbes Company, which is a sponsor of the Waterside Shops Loan. The management agreement is subordinate to the Waterside Shops Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The
Waterside Shops Property is additionally encumbered by a B-Note with an original principal balance as of the Cut-off Date of $45,000,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B-Note is 65.2% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the
B-Note is 1.60x.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Waterside Shops Loan and the Waterside Shops Property is set forth on Appendix II hereto.

                                      IV-6

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                     MORTGAGE LOAN NOS. 2-8 - PPG PORTFOLIO
--------------------------------------------------------------------------------

                       [5 PHOTOS OF PPG PORTFOLIO OMITTED]

                                      IV-7

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NOS. 2-8 - PPG PORTFOLIO
--------------------------------------------------------------------------------

                         [MAP OF PPG PORTFOLIO OMITTED]

                                      IV-8

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NOS. 2-8 - PPG PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $104,000,000

CUT-OFF DATE BALANCE:            $104,000,000

LOAN PURPOSE:                    Refinance

SHADOW RATING (FITCH/MOODY'S):   NAP

FIRST PAYMENT DATE:              November 8, 2006

INTEREST RATE:                   5.830%

AMORTIZATION:                    Interest only through October 8, 2011.
                                 Principal and interest payments of $612,211.45
                                 beginning November 8, 2011 through the maturity
                                 date

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   October 8, 2016

EXPECTED MATURITY BALANCE:       $97,221,995

SPONSOR:                         Partners Property Group

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out until the earlier of October 6, 2010
                                 or 2 years after the REMIC "start-up" day, with
                                 U.S. Treasury defeasance thereafter. Prepayable
                                 without penalty from and after July 8, 2016.

LOAN PER SF(1):                  $238.84

UP-FRONT RESERVES:               RE Tax:                     $475,118
                                 TI/LC and Cap Ex:           $640,000
                                 Marketing and Promotions:   $600,000
                                 CAM Charges:                $1,500,000
                                 Vacant Space:               $1,760,000

ONGOING RESERVES:                RE Tax:      1/12 of annual taxes
                                 Insurance:   Springing
                                 Cap Ex:      Springing
                                 TI/LC:       Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio of 7 assets

PROPERTY TYPE:                    Office

PROPERTY SUB-TYPE:                See table below

LOCATION:                         See table below

YEAR BUILT/RENOVATED:             See table below

PERCENT LEASED:                   See table below

SQUARE FOOTAGE:                   See table below

THE COLLATERAL:                   Six medical and one suburban office buildings

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Medical Properties Management Group, LLC

3RD MOST RECENT NET OP. INCOME:   NAP

2ND MOST RECENT NET OP. INCOME:   $8,768,431

MOST RECENT NET OP. INCOME:       $8,993,942

U/W NET OP. INCOME:               $8,949,228

U/W NET CASH FLOW:                $8,683,512

U/W OCCUPANCY:                    89.0%

APPRAISED VALUE:                  $131,500,000

U/W OCCUPANCY:                    89.0%

CUT-OFF DATE LTV(1):              79.1%

MATURITY DATE LTV(1):             73.9%

DSCR(1):                          1.41x

POST IO DSCR(1):                  1.18x
--------------------------------------------------------------------------------

(1)  All LTV, DSCR and Loan per SF numbers in this table are calculated on a combined-property basis.

THE PPG PORTFOLIO LOAN

          THE LOAN. The second largest loan (the "PPG Portfolio Loan") as evidenced by the Promissory Note (the "PPG Portfolio Note") is secured by seven office properties (the "PPG Portfolio Property"), each of which is a fee estate and each of which is encumbered by a Deed of Trust and Security Agreement or
Mortgage and Security Agreement (collectively, the "PPG Portfolio Mortgage").
The properties are located in Longmont, Colorado; Phoenix, Arizona; Golden,
Colorado; Centennial, Colorado; Fort Collins, Colorado; South Bend, Indiana (two
properties). The PPG Portfolio Loan was originated on October 6, 2006 by or on behalf of Morgan Stanley Capital Inc.

          THE BORROWER. The borrower consists of two co-borrowing entities, PPG
MOB Fund IA LLC and PPG MOB Fund IB LLC, each a Delaware limited liability company (the "PPG Portfolio Borrower"), that owns no material asset other than the PPG Portfolio Property and

                                      IV-9

related interests. The PPG Portfolio Borrower is a subsidiary of Partners
Property Group, the sponsor of the PPG Portfolio Loan (the "PPG Portfolio
Sponsor").

          THE PROPERTY. The encumbered property (the "PPG Portfolio Property")
is comprised of six medical and one suburban office building properties totaling
435,438 square feet of office space. The PPG Portfolio Property located in
Longmont, Colorado at 1551 Professional Parkway is located approximately 2 miles south of the central business district of Longmont. It was originally constructed in 2002, consists of a 103,542 square foot, two-story medical office building, is situated on approximately 7.5 acres and includes 359 parking spaces.

          The PPG Portfolio Property located in Phoenix, Arizona at 690 Cofco
Center Court was originally constructed in 2002, consists of a 76,731 square foot, two-story medical office building, is situated on approximately 4.8 acres and includes 350 parking spaces.

          The PPG Portfolio Property located in Golden, Colorado at 660 Golden
Ridge Road is located approximately 15 miles southwest of Denver. It was originally constructed in 2000, consists of a 64,568 square foot, two-story medical office building, is situated on approximately 6.9 acres and includes 241 parking spaces.

          The PPG Portfolio Property located in Centennial, Colorado at 14000
East Arapahoe Road is located approximately 15 miles southeast of Denver. It was originally constructed in 1997, consists of a 56,173 square foot, three-story medical office building, is situated on approximately 5.3 acres and includes 361 parking spaces.

          The PPG Portfolio Property located in Fort Collins, Colorado at 2809
East Harmony Road is located approximately 5 miles southeast of the central business district of Fort Collins. It was originally constructed in 2001, consists of a 57,031 square foot, three-story suburban office building, is situated on approximately 3.8 acres and includes 189 parking spaces.

          The other PPG Portfolio Property located in South Bend, Indiana at
53990 Carmichael Drive is located approximately three miles northeast of the central business district of South Bend. It was originally constructed in 2000, consists of a 41,124 square foot, one-story medical office building, is situated on approximately 6.8 acres and includes 145 parking spaces.

          The PPG Portfolio Property located in South Bend, Indiana at 53880
Carmichael Drive is located approximately three miles northeast of the central business district of South Bend. It was originally constructed in 2000, consists of a 36,269 square foot, two-story medical office building, is situated on approximately 3.3 acres and includes 170 parking spaces.

                                    ALLOCATED                      OWNERSHIP   YEAR BUILT/   PERCENT
     PROPERTY         LOCATION     LOAN AMOUNT    PROPERTY TYPE     INTEREST    RENOVATED     LEASED   SQUARE FOOTAGE
-----------------   ------------   -----------   ---------------   ---------   -----------   -------   --------------

Longmont              Longmont     $25,300,000    Medical Office      Fee       2002 / NAP     73.9%       103,542
Gateway                Phoenix     $20,725,000    Medical Office      Fee       2002 / NAP     92.2%        76,731
Panorama               Golden      $16,375,000    Medical Office      Fee       2000 / NAP    100.0%        64,568
Centennial           Centennial    $12,640,000    Medical Office      Fee       1997 / NAP     91.7%        56,173
Preston             Fort Collins   $10,880,000   Suburban Office      Fee       2001 / NAP    100.0%        57,031
South Bend Allied    South Bend    $ 9,920,000    Medical Office      Fee       2000 / NAP    100.0%        41,124
South Bend Ortho     South Bend    $ 8,160,000    Medical Office      Fee       2000 / NAP    100.0%        36,269

         LEASE ROLLOVER SCHEDULE

                              AVERAGE BASE    % OF TOTAL   CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET     % OF SF    RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING       ROLLING       ROLLING        ROLLING        REVENUES ROLLING
-------------   -----------   ------------   -----------   ----------   ---------------   -----------------

    Vacant           13          $ 0.00            9%            9%             0%                 0%
     2006             0          $ 0.00            0%            9%             0%                 0%
     2007             7          $21.10            3%           12%             3%                 3%
     2008             8          $18.19            9%           21%             7%                11%
     2009            10          $20.10            7%           28%             7%                18%
     2010             6          $20.39            5%           33%             4%                22%
     2011             1          $21.77            1%           34%             1%                23%
     2012             8          $21.47            5%           40%             5%                28%
     2013             2          $20.04            2%           41%             1%                30%
     2014             0          $ 0.00            0%           41%             0%                30%
     2015             4          $24.86           15%           56%            17%                47%
2016 & Beyond        12          $26.65           44%          100%            53%               100%

                                      IV-10

          The following table presents certain information relating to the major tenants at the PPG Portfolio Property:

                                                                                      % OF TOTAL    ANNUALIZED
                                    CREDIT RATING                     ANNUALIZED      ANNUALIZED   UNDERWRITTEN
                                       (FITCH/       TENANT  % OF    UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
         TENANT NAME(3)           MOODY'S/ S&P)(1)    NRSF   NRSF  BASE RENT ($)(2)    BASE RENT   ($ PER NRSF)  EXPIRATION(3)
--------------------------------  ----------------  -------  ----  ----------------  ------------  ------------  -------------

Allied Physicians Surgery Center      --/--/--       41,124    9%     $1,049,018           11%        $25.51       12/14/2018
South Bend Orthopedics                --/--/--       36,269    8%     $  781,300            8%        $21.54       12/14/2018
Panorama Orthopedics, P.C.            --/--/--       31,143    7%     $  503,294            5%        $16.16       05/30/2015
                                                    -------   --      ----------           --         ------
TOTAL/WEIGHTED AVERAGE                              108,536   25%     $2,333,612           24%        $21.50
                                                    =======   ==      ==========           ==         ======

Other Tenants                            NAP        289,233   66%     $7,208,742           76%        $24.92        Various
Vacant Space                             NAP         37,669    9%     $        0            0%        $ 0.00          NAP
                                                    -------  ---      ----------          ---         ------
TOTAL/WEIGHTED AVERAGE                              435,438  100%     $9,542,354          100%        $23.99
                                                    =======  ===      ==========          ===         ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  TI underwriting of $9,320 is excluded from Annualized Underwritten Base
     Rent total.

(3)  Tenant names and expiration dates are taken from the underwritten rent roll.

          ESCROWS AND RESERVES. The PPG Portfolio Borrower is required to escrow
1/12 of annual real estate taxes and insurance premiums, noting however that the ongoing insurance escrow is waived so long as the borrower maintains an approved blanket policy and provides proof of payment. The amounts shown are the current monthly collections. The PPG Portfolio Borrower has deposited $640,000 as an upfront tenant improvement and leasing commission and capital expenditures reserve. If there is less than $450,000 remaining on or after the payment date occurring in October 2011, then the PPG Portfolio Borrower shall deposit $7,500 monthly, up to a cap of $450,000 in the reserve at any time. The PPG Portfolio
Borrower has deposited $600,000 as an upfront marketing and promotions reserve,
$1,500,000 as an upfront CAM charges reserve and $1,760,000 as an upfront vacant space reserve.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the PPG Portfolio Loan.

          PROPERTY MANAGEMENT. The PPG Portfolio Property is managed by Medical
Properties Management Group, LLC, a Colorado Limited Liability Company, an
affiliate of PPG Portfolio Borrower. The management agreement is subordinate to the PPG Portfolio Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent company of the PPG Portfolio Borrower, PPG MOB Fund II LLC, has obtained mezzanine financing in the amount of $11,000,000 at a fixed rate of 11.25% on a five-year term with no amortization for the overall seven-property portfolio transaction. An intercreditor agreement is in effect between the lender and the mezzanine loan lender.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the PPG Portfolio Loan and the PPG Portfolio Property is set forth on Appendix II hereto.

                                      IV-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      IV-12

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - MICHIGAN PLAZA
--------------------------------------------------------------------------------

                      [2 PHOTOS OF MICHIGAN PLAZA OMITTED]

                                      IV-13

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - MICHIGAN PLAZA
--------------------------------------------------------------------------------

                         [MAP OF MICHIGAN PLAZA OMITTED]

                                      IV-14

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - MICHIGAN PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):              $72,000,000

CUT-OFF DATE BALANCE(1):          $72,000,000

LOAN PURPOSE:                     Refinance

SHADOW RATING (FITCH/MOODY'S):    NAP

FIRST PAYMENT DATE:               May 7, 2006

INTEREST RATE:                    6.050%

AMORTIZATION:                     Interest Only

ARD:                              NAP

HYPERAMORTIZATION:                NAP

MATURITY DATE:                    April 7, 2011

EXPECTED MATURITY BALANCE(1):     $72,000,000

SPONSORS:                         Sir Joseph Hotung and Loeb Partners Realty
                                  Development Corporation

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Lockout until the earlier of March 14, 2009 or
                                  two years after the REMIC start-up date, with
                                  U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  October 7, 2010.

LOAN PER SF(1):                   $124.16

UP-FRONT RESERVES:                RE Tax:                    $910,897
                                  Insurance:                 $372,703
                                  Cap Ex:                    $70,795
                                  TI/LC:                     $2,515,910
                                  Deferred Maintenance(2):   $761,041

ONGOING RESERVES:                 RE Tax:                    $910,897
                                  Insurance:                 $3,110
                                  Cap Ex:                    $14,494
                                  TI/LC:                     $30,833

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Office

PROPERTY SUB-TYPE:                Urban

LOCATION:                         Chicago, IL

YEAR BUILT/RENOVATED:             1981, 1984 / 1996, 1999, 2000, 2002

PERCENT LEASED(3):                76.8%

SQUARE FOOTAGE:                   1,868,569

THE COLLATERAL:                   Two connected office buildings, one 44
                                  stories and the other 25 stories

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Loeb Partners Realty LLC

3RD MOST RECENT NET OP. INCOME:   $16,119,958

2ND MOST RECENT NET OP. INCOME:   $15,698,492

MOST RECENT NET OP. INCOME:       $19,066,449

U/W NET OP. INCOME:               $20,843,809

U/W NET CASH FLOW:                $18,175,583

U/W OCCUPANCY:                    76.8%

APPRAISED VALUE:                  $321,600,000

CUT-OFF DATE LTV(1):              72.1%

MATURITY DATE LTV(1):             72.1%

DSCR(1):                          1.28x

POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  The subject $72,000,000 loan represents an approximately 31.0% pari passu interest in a $232,000,000 total mortgage loan (the "Michigan Plaza Whole
     Loan") secured by the Michigan Plaza Property. The Loan per SF, LTV and
     DSCR numbers in this table are based on the total $232,000,000 whole loan financing.

(2)  The deferred maintenance reserve was established at closing for upgrade and maintenance work on elevator cars at the Michigan Plaza Property.

(3)  Percent Leased is based on underwritten rent roll dated August 1, 2006.

THE MICHIGAN PLAZA LOAN

          THE LOAN. The third largest loan (the "Michigan Plaza Loan"), as evidenced by that certain Promissory Note A2, is secured by a first priority fee
Mortgage and Security Agreement, as amended by that certain Amendment to
Mortgage and Security Agreement and Assignment of Leases and Rents encumbering the two connected office buildings with 1,868,569 aggregate square feet collectively known as Michigan Plaza, located in Chicago, IL (the "Michigan
Plaza Property"). The Michigan Plaza Loan was originated on December 29, 2004, and amended on March 14, 2006, by or on behalf of Morgan Stanley Mortgage
Capital Inc.

                                      IV-15

          The Michigan Plaza Loan represents an approximately 31.0% pari passu interest in the $232,000,000 Michigan Plaza Whole Loan. The Michigan Plaza Loan
is secured by the Michigan Plaza Property, on a pari passu basis, with the other
A-Note mortgage loan, which has the same interest rate, maturity date and amortization term as the Michigan Plaza Loan. Such other A Note mortgage loan is referred to in this prospectus supplement as the "Michigan Plaza Companion
Loan." Only the Michigan Plaza Loan is included in the trust.

          THE BORROWER. The borrower is Michigan Plaza LLC, a Delaware limited liability company (the "Michigan Plaza Borrower"). The Michigan Plaza Borrower
is a single-purpose, bankruptcy-remote entity controlled by the sponsors, Loeb
Partners Realty Development Corporation and Sir Joseph Hotung. Loeb Partners
Realty Development Corporation is a family-run, privately-held real estate company that makes opportunistic investments in real estate properties, with its major focus on the creation and enhancement of the value of these properties through repositioning, renovation and intensive asset management. Loeb Partners
Realty Development Corporation's current portfolio consists of more than
12,000,000 square feet of income-producing real estate. Sir Joseph Hotung, a
British citizen, is a private investor and the current chairman and managing director of Ho Hung Hing Estates Ltd., a major property and financial investment company in Asia.

          THE PROPERTY. The Michigan Plaza Property, which consists of a 954,862 square foot, 44-story office building and a 913,707 square foot, 25-story office building, is located in the central business district of Chicago, IL. The
Michigan Plaza Property was originally constructed in 1981 and 1984 and was renovated in 1996, 1999, 2000 and 2002. The Michigan Plaza Property is
interconnected by a common entrance lobby and shares the lowest 16 floors. The property has a total of 561 revenue-generating, indoor, heated parking spaces.
The Michigan Plaza Property is connected to the Randolph Street Metro Station, which is one of five commuter rail stations that serve Chicago's suburban areas.

          The following table shows scheduled lease expirations at the Michigan
Plaza Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

                             LEASE ROLLOVER SCHEDULE

                                    AVERAGE          % OF TOTAL                     % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    UNDERWRITTEN BASE    SQUARE FEET   CUMULATIVE % OF   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING     RENT PER SF ROLLING     ROLLING        SF ROLLING         ROLLING        REVENUES ROLLING
-------------   -----------   -------------------   -----------   ---------------   ---------------   -----------------

    Vacant           39              $ 0.00              23%             23%               14%                 0%
     2006            14              $13.79               5%             29%                5%                 5%
     2007            15              $25.45               4%             33%                7%                12%
     2008            10              $14.90               9%             42%                8%                20%
     2009             7              $19.83               1%             43%                2%                21%
     2010             8              $23.09               2%             45%                4%                25%
     2011             7              $27.22               7%             52%               12%                37%
     2012             9              $22.49              18%             70%               25%                62%
     2013             4              $20.82               6%             76%                8%                70%
     2014             5              $25.47               3%             79%                4%                74%
     2015             1              $20.60               0%             79%                0%                75%
2016 & Beyond        19              $19.35              21%            100%               25%               100%

                                      IV-16

          The following table presents certain information relating to the major tenants at the Michigan Plaza Property:

                                                                                      % OF TOTAL     ANNUALIZED
                                 CREDIT RATING                         ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                    (FITCH/         TENANT    % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
         TENANT NAME            MOODY'S/S&P)(1)      NRSF     NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-----------------------------   ---------------   ---------   ----   -------------   ------------   ------------   ----------

Blue Cross and Blue Shield
   Association                      A/--/--         199,967    11%    $ 4,297,012          14%         $21.49      Various(2)
MCI Telecommunications             A-/Baa3/B+       100,634     5%    $ 2,918,386          10%         $29.00      04/30/2011
Omnicom                            A-/Baa1/A-       100,129     5%    $ 1,755,204           6%         $17.53      05/31/2016
Midas International                 --/--/--         83,453     4%    $ 1,293,234           4%         $15.50      05/01/2008
Fox Television                     BBB/--/ --        83,002     4%    $ 1,650,682           6%         $19.89      12/31/2022
Accenture                          --/--/ A+         82,468     4%    $   824,170           3%         $ 9.99      Various(3)
Unilever Home & Personal Care       --/A1/--         77,383     4%    $ 1,690,819           6%         $21.85      07/31/2013
Teng & Associates                   --/--/--         66,370     4%    $ 1,393,770           5%         $21.00      12/01/2012
                                                    -------   ---     -----------         ---          ------
TOTAL/WEIGHTED AVERAGE                              793,406    42%    $15,823,275          53%         $19.94
                                                    =======   ===     ===========         ===          ======

Other Tenants                         NAP           640,799    34%    $13,847,091          47%         $21.61        Various
Vacant Space                          NAP           434,364    23%    $         0           0%         $ 0.00          NAP
                                                  ---------   ---     -----------         ---          ------
TOTAL/WEIGHTED AVERAGE                            1,868,569   100%    $29,670,366         100%         $20.69
                                                  =========   ===     ===========         ===          ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Blue Cross and Blue Shield Association have expiration dates of April 14,
     2012 (199,861 square feet) and November 19, 2019 (106 square feet).

(3)  Accenture has expiration dates of September 30, 2007 (9,078 square feet)
     and November 29, 2006 (73,390 square feet).

          ESCROWS AND RESERVES. The Michigan Plaza Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. Due to excess funds in the insurance reserve, the monthly payment will be $3,110 for the remainder of 2006, though it does not represent 1/12 of the annual premium.
If at any time the lender reasonably determines that such amounts will not be sufficient to pay the taxes or insurance premiums, the Michigan Plaza Borrower will be required to make up the applicable deficiency. The Michigan Plaza
Borrower is also required to escrow $14,494 each month into a capital expenditures reserve and $30,833 each month into a tenant improvement, tenant allowances and leasing commissions reserve.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Michigan Plaza Loan. The lockbox will be in place until the Michigan
Plaza Loan is paid in full.

          PROPERTY MANAGEMENT. The Michigan Plaza Property is managed by Loeb
Partners Realty LLC, an affiliate of the Michigan Plaza Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Michigan Plaza Loan and the Michigan Plaza Property is set forth on Appendix II hereto.

                                      IV-17

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                                      IV-18

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              MORTGAGE LOAN NOS. 10-12 - AZ OFFICE/RETAIL PORTFOLIO
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                                     IV-19

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              MORTGAGE LOAN NOS. 10-12 - AZ OFFICE/RETAIL PORTFOLIO
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                                     IV-20

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              MORTGAGE LOAN NOS. 10-12 - AZ OFFICE/RETAIL PORTFOLIO
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                                     IV-21

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              MORTGAGE LOAN NOS. 10-12 - AZ OFFICE/RETAIL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):              $72,000,000

CUT-OFF DATE BALANCE:             $72,000,000

LOAN PURPOSE:                     Acquisition

SHADOW RATING (FITCH/MOODY'S):    NAP

FIRST PAYMENT DATE:               November 1, 2006

INTEREST RATE:                    5.900%

AMORTIZATION:                     Interest Only

ARD:                              NAP

HYPERAMORTIZATION:                NAP

MATURITY DATE:                    October 1, 2016

EXPECTED MATURITY BALANCE:        $72,000,000

SPONSORS:                         Matteson Real Estate Equities, Inc., James
                                  Blake, Duncan Matteson, Jr., Karl Bakhtiari,
                                  Peter Kleis

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Locked out until the earlier of September 18,
                                  2010 or 2 years after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  April 1, 2016.

LOAN PER SF(1):                   $218.18

UP-FRONT RESERVES:                RE Tax:      $435,181
                                  CapEx:       $35,060
                                  TI/LC:       $202,623
                                  Holdback:    $8,400,000

ONGOING RESERVES:                 RE Tax:      $71,950/month
                                  Insurance:   Springing
                                  Cap Ex:      $4,324/month
                                  TI/LC:       $25,509/month

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio of three assets

PROPERTY TYPE:                    Office and Retail

PROPERTY SUB-TYPE:                Suburban (for the office property) and
                                  Unanchored (for the retail property)

LOCATION:                         Scottsdale, AZ

YEAR BUILT/RENOVATED:             See table below

PERCENT LEASED(2):                84.1%

SQUARE FOOTAGE:                   See table below

THE COLLATERAL:                   One multi-tenant office building, one
                                  multi-tenant retail building and one mixed
                                  office/retail complex with 7 buildings

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Matteson Realty Services, Inc.

3RD MOST RECENT NET OP. INCOME:   $5,632,949

2ND MOST RECENT NET OP. INCOME:   $5,977,269

MOST RECENT NET OP. INCOME:       $6,382,160

U/W NET OP. INCOME:               $6,686,516

U/W NET CASH FLOW:                $6,055,666

U/W OCCUPANCY:                    91.8%

APPRAISED VALUE(1):               $91,600,000

CUT-OFF DATE LTV(1):              78.6%

MATURITY DATE LTV(1):             78.6%

DSCR(1):                          1.41x

POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  The subject $72,00,000 loan represents the aggregate principal amount of three cross-defaulted and cross-collateralized loans in the amount of
     $32,200,000, $25,000,000, and $14,800,000. All LTV, DSCR, Loan per SF and
     appraisal numbers in this table are determined on a combined-property basis.

(2)  Percent Leased is based on rent rolls dated June 30, 2006.

THE AZ OFFICE/RETAIL PORTFOLIO LOAN

          THE LOAN. The fourth largest loan (the "AZ Office/Retail Portfolio
Loan") as evidenced by the Promissory Note (the "AZ Office/Retail Portfolio
Note") is secured by three office/retail properties (collectively, the "AZ
Office/Retail Portfolio Property"), each of which is a fee estate and each of which is encumbered by an Amended and Restated Deed of Trust, Assignment of
Leases and Rents, Security Agreement and Fixture Filing (collectively, the "AZ
Office/Retail Portfolio Mortgage"). The properties are located in Scottsdale,
Arizona. The AZ Office/Retail Portfolio Loan was originated on September 18,
2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

                                     IV-22

          THE BORROWER. The borrower is a group of single-purpose entities, none of which owns any material assets other than the AZ Office/Retail Portfolio and related interests. The entities are SPI AZ, LLC, an Arizona limited liability company, HCA AZ, LLC, an Arizona limited liability company, MPI AZ, LLC, an
Arizona limited liability company, GCCI AZ, LLC, an Arizona limited liability company, KB LMS, LLC, an Arizona limited liability company, and KB LMS II, LLC, an Arizona limited liability company (collectively, the "AZ Office/Retail
Portfolio Borrower"). Each of the entities which comprise the AZ Office/Retail
Portfolio Borrower own the AZ Office/Retail Portfolio as tenants-in-common, except with regard to the Seville Office and Seville Retail properties, where
GCCI AZ, LLC is not among the tenants-in-common owning the particular property.
The AZ Office/Retail Portfolio Borrower is a direct subsidiary of Matteson Real
Estate Equities, Inc., one of the sponsors of the AZ Office/Retail Portfolio
Loan. James Blake, Duncan Matteson, Jr., Karl Bakhtiari, and Peter Kleis are the
other sponsors of the AZ Office/Retail Portfolio Loan.

          THE PROPERTY. The AZ Office/Retail Portfolio Property is comprised of three properties totaling 329,999 net square feet.

          The AZ Office/Retail Portfolio Property known as La Mirada Shopping
Center is located in Scottsdale, Arizona, at 8900 East Pinnacle Peak Road. The
subject property is a retail and office complex, containing seven buildings, that was originally constructed in 1996. It consists of 148,773 net square feet, is situated on approximately 15.9 acres and includes 600 parking spaces. The largest tenants are a 15,930 square foot Walgreens and 9,255 square foot
Maestro's - Even Par.

          The AZ Office/Retail Portfolio Property known as Seville Retail is located in Scottsdale, Arizona, at 7001 E. Indian Bend Road. The subject property is a one-story multi-tenant community shopping center that was originally constructed in 1990. It consists of 90,333 net square feet, is situated on approximately 9.7 acres and includes 300 parking spaces. The largest tenants are a 12,430 square foot In Celebration of Golf store and a 9,321 square foot Ruth Chris' Steakhouse.

          The AZ Office/Retail Portfolio Property known as Seville Office is located in Scottsdale, Arizona, at 7001 E. Indian Bend Road in a suburban area.
It is a two-story "L" shaped multi-tenant Class A office building that was originally constructed in 1986. It consists of 90,893 net square feet and includes 170 parking spaces.

                                            ALLOCATED                  OWNERSHIP  YEAR BUILT/              SQUARE
        PROPERTY               LOCATION    LOAN AMOUNT  PROPERTY TYPE   INTEREST   RENOVATED   OCCUPANCY  FOOTAGE
-------------------------  --------------  -----------  -------------  ---------  -----------  ---------  -------

La Mirada Shopping Center  Scottsdale, AZ  $32,200,000      Retail        Fee      1996 / NAP    92.0%    148,773
Seville Retail             Scottsdale, AZ  $25,000,000      Retail        Fee      1990 / NAP    91.5%     90,333
Seville Office             Scottsdale, AZ  $14,800,000      Office        Fee      1986 / NAP    63.9%     90,893

                             LEASE ROLLOVER SCHEDULE

                                                                               % OF TOTAL
                                                                                U/W BASE
                                                  % OF TOTAL                     RENTAL     CUMULATIVE % OF
               # OF LEASES    AVERAGE U/W BASE   SQUARE FEET  CUMULATIVE % OF   REVENUES   TOTAL BASE RENTAL
    YEAR         ROLLING    RENT PER SF ROLLING    ROLLING      SF ROLLING       ROLLING    REVENUES ROLLING
-------------  -----------  -------------------  -----------  ---------------  ----------  -----------------

    Vacant          12             $ 0.00            16%             16%            0%             0%
     MTM             5             $16.59             2%             17%            1%             1%
     2006            9             $23.99             8%             26%            9%            10%
     2007            8             $29.20             7%             32%            9%            19%
     2008           18             $24.75            14%             46%           16%            35%
     2009           14             $25.96             9%             55%           10%            45%
     2010            9             $28.18             8%             63%           10%            55%
     2011            9             $28.13             8%             71%           10%            66%
     2012            3             $25.20             2%             73%            3%            69%
     2013            4             $22.59             6%             80%            7%            75%
     2014            1             $27.31             2%             81%            2%            78%
     2015            6             $26.33             9%             91%           11%            89%
2016 & Beyond        5             $26.70             9%            100%           11%           100%

                                     IV-23

          The following table presents certain information relating to the major tenants at the AZ Office/Retail Portfolio Property:

                                                                           % OF TOTAL    ANNUALIZED
                            CREDIT RATING                    ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                              (FITCH/        TENANT  % OF   UNDERWRITTEN  UNDERWRITTEN   BASE RENT      LEASE
      TENANT NAME(3)       MOODY'S/S&P)(1)    NRSF   NRSF  BASE RENT ($)   BASE RENT    ($ PER NRSF)  EXPIRATION (3)
-------------------------  ---------------  -------  ----  -------------  ------------  ------------  --------------

Club Med                       --/--/--      17,683    5%    $  411,130         6%         $23.25       10/31/2006
Walgreens                     --/Aa3/A+      15,930    5%    $  297,576         4%         $18.68       06/23/2016
In Celebration of Golf(2)      --/--/--      13,508    4%    $  264,816         4%         $19.60        Various(2)
                                             ------  ---     ----------       ---          ------
TOTAL/WEIGHTED AVERAGE                       47,121   14%    $  973,522        14%         $20.66
                                             ======  ===     ==========       ===          ======
Other Tenants                    NAP        230,546   70%    $6,233,713        86%         $27.04        Various
Vacant Space                     NAP         52,332   16%    $        0         0%            NAP          NAP
                                            -------  ---     ----------       ---          ------
TOTAL/WEIGHTED AVERAGE                      329,999  100%    $7,207,235       100%         $21.84
                                            =======  ===     ==========       ===          ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  For In Celebration of Golf, 12,430 square feet expires on May 31, 2013 and
     1,078 square feet expires on April 30, 2010.

(3)  Tenant names and expiration dates are taken from the underwritten rent roll.

          TRANSFERS. The AZ Office/Retail Portfolio Loan allows for permitted transfers of individual properties within the AZ Office/Retail Portfolio, provided certain conditions are satisfied, including that after giving effect to such transfer: (a) the transferred property shall have a DSCR of not less than
1.40x and a LTV ratio of no greater than 70% based upon an updated appraisal, provided that in the event the property does not satisfy such DSCR and LTV requirements, the AZ Office/Retail Portfolio Borrower may voluntarily prepay the
AZ Office/Retail Portfolio Loan by an amount that would cause the DSCR and LTV requirements when calculated on the reduced principal amount of the loan with respect to the transferred property to be met, with any such prepayment to include the applicable yield maintenance premium on the amount so prepaid; and
(b) the remaining related properties in the AZ Office/Retail Portfolio shall have an aggregate DSCR of not less than 1.40x and a LTV ratio of no greater than
70% based upon updated appraisals, provided that in the event the related properties do not satisfy such aggregate DSCR and LTV requirements, the AZ
Office/Retail Portfolio Borrower may voluntarily prepay the related loans on a pro-rata basis by an amount that would cause the aggregate DSCR and LTV requirements when calculated on the reduced principal amounts of the related loans to be met, with any such prepayment to include the applicable yield maintenance premium on the amount so prepaid. Simultaneously with any such conveyance, the individual mortgage and other loan documents shall no longer secure or be cross-defaulted with the related loans and related mortgages, the individual note shall no longer be secured by the related mortgages or any other related loan documents, and the loan shall no longer be cross-defaulted with the related loans or related loan documents.

          DEFEASANCE. Upon a defeasance of one of the loans in the AZ
Office/Retail Portfolio, the AZ Office/Retail Portfolio Borrower shall prepay the outstanding principal balance of the remaining notes in an amount equal to the release amount for the loan being defeased multiplied by a fraction, the numerator of which is the outstanding principal balance of the loan and the denominator of which is the aggregate principal balance of the loan and the related loans not being defeased, together with interest that would have accrued on such amount through the next monthly payment date and the applicable yield maintenance premium.

          ESCROWS AND RESERVES. The AZ Office/Retail Portfolio Borrower is
required to escrow $71,950 for real estate taxes monthly. If an event of default occurs, or failure by the AZ Office/Retail Portfolio Borrower to provide evidence of blanket payment 30 days prior to due date, the AZ Office/Retail
Portfolio Borrower is required to escrow 1/12 of annual insurance premiums monthly. The amounts shown are the current monthly collections. Additionally, the AZ Office/Retail Portfolio Borrower shall deposit $4,324 monthly into a reserve account for payment of replacements, as well as $25,509 monthly into a reserve account for the payment of tenant improvements and leasing commissions.
At the closing, the AZ Office/Retail Portfolio Borrower also made an initial deposit of $8,400,000 into a holdback account. The holdback will be released to the AZ Office/Retail Portfolio Borrower if (i) the AZ Office/Retail Portfolio
Property achieves an adjusted aggregate DSCR of not less than 1.20x on an assumed 360 month amortization schedule and (ii) no Default or Event of Default has occurred and is continuing and no Trigger Event (see discussion below) has occurred since the closing date. Upon the occurrence and continuance of a
Trigger Period (see discussion below), the AZ Office/Retail Portfolio Borrower is required to make additional deposits into reserves to cover cash management servicing fees, as well as deposits for payment of interest and late payments, as required, and debt service payments. A Trigger Period is defined as the period commencing on the date of the occurrence of either one or both of the following Trigger Events: (a) an Event of Default or (b) the determination by
Lender at any time that the aggregate DSCR is less than 1.00x. The Trigger
Period shall remain in effect until the Event of Default has been cured and, if there was a determination by Lender that the aggregate DSCR was less than 1.00x, the aggregate DSCR is equal to or greater than 1.00x for two consecutive calendar months. In lieu of making cash deposits in any of the reserve accounts, the AZ Office/Retail Portfolio may deliver to the lender a letter of credit in an amount equal to the amount required to be on deposit.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the AZ Office/Retail Portfolio Loan. The lockbox will be in place until the
AZ Office/Retail Portfolio Loan has been paid in full.

                                     IV-24

          PROPERTY MANAGEMENT. The AZ Office/Retail Portfolio Property is
managed by Matteson Realty Services Inc., which is an affiliate of the AZ
Office/Retail Portfolio Loan's sponsor.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the AZ Office/Retail
Portfolio Loan and the AZ Office/Retail Portfolio Property is set forth on
Appendix II hereto.

                                     IV-25

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                                     IV-26

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                  MORTGAGE LOAN NO. 13 - THE SHOPS AT BRIARGATE
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                                      IV-27

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                  MORTGAGE LOAN NO. 13 - THE SHOPS AT BRIARGATE
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                                      IV-28

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                  MORTGAGE LOAN NO. 13 - THE SHOPS AT BRIARGATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $71,395,805

CUT-OFF DATE BALANCE:             $71,395,805

LOAN PURPOSE:                     Refinance

SHADOW RATING (FITCH/MOODY'S):    NAP

FIRST PAYMENT DATE:               August 1, 2006

INTEREST RATE:                    6.332%

AMORTIZATION:                     Interest Only

ARD:                              NAP

HYPERAMORTIZATION:                NAP

MATURITY DATE:                    July 1, 2016

EXPECTED MATURITY BALANCE:        $71,395,805

SPONSOR:                          Poag & McEwan Lifestyle Centers, LLC

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Locked out until the earlier of June 29, 2011
                                  or 2 years after the REMIC "start-up" day,
                                  with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  April 1, 2016.

LOAN PER SF:                      $316.02

UP-FRONT RESERVES:                RE Tax:              337,869
                                  Acorn Holdback:   $1,400,000
                                  NY&CO Holdback:   $3,200,000

ONGOING RESERVES:                 RE Tax:           $  112,623
                                  Cap Ex:           $    2,887
                                  TI/LC:            $    9,624

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Retail

PROPERTY SUB-TYPE:                Unanchored

LOCATION:                         Colorado Springs, CO

YEAR BUILT/RENOVATED:             2003 / NAP

PERCENT LEASED(1):                97.8%

SQUARE FOOTAGE:                   225,922

THE COLLATERAL:                   A four-building shopping center

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              PM Lifestyle Shopping Centers, LLC

3RD MOST RECENT NET OP. INCOME:   $5,672,974

2ND MOST RECENT NET OP. INCOME:   $5,852,768

MOST RECENT NET OP. INCOME:       $6,369,135

U/W NET OP. INCOME:               $5,950,988

U/W NET CASH FLOW:                $5,761,612

U/W OCCUPANCY:                    92.8%

APPRAISED VALUE:                  $95,500,000

CUT-OFF DATE LTV:                 74.8%

MATURITY DATE LTV:                74.8%

DSCR:                             1.26x

POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated July 31, 2006.

THE SHOPS AT BRIARGATE LOAN

          THE LOAN. The fifth largest loan (the "Shops at Briargate Loan") as evidenced by the Promissory Note (the "Shops at Briargate Note") is secured by a first priority fee Deed of Trust and Security Agreement (the "Shops at Briargate
Mortgage") encumbering the 225,922 square foot regional shopping center known as the Shops at Briargate, located in Colorado Springs, Colorado (the "Shops at
Briargate Property"). The Shops at Briargate Loan was originated on June 29,
2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

          THE BORROWER. The borrower is CS Lifestyle Center, LLC, a Delaware limited liability company (the "Shops at Briargate Borrower") that owns no material asset other than the Shops at Briargate Property and related interests.
The Shops at Briargate Borrower is a direct subsidiary of Poag & McEwan
Lifestyle Centers, LLC, the sponsor of the Shops at Briargate Loan (the "Shops at Briargate Sponsor").

          THE PROPERTY. The Shops at Briargate Property is located in Colorado
Springs, Colorado, at 1605-1925 Briargate Parkway. The Shops at Briargate
Property is located in a suburban retail corridor approximately 60 miles south of metropolitan Denver. The Shops at Briargate Property was originally constructed in 2003. It consists of 45 total in-line retail units in four buildings and three restaurant

                                      IV-29

ground-leased pad sites. The Shops at Briargate Property is situated on approximately 29.2 acres and has approximately 1,224 parking spaces.

                           LEASE ROLLOVER SCHEDULE(1)

                              AVERAGE BASE                                % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   % OF TOTAL    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING     SF ROLLING   OF SF ROLLING       ROLLING        REVENUES ROLLING
-------------   -----------   ------------   ----------   -------------   ---------------   -----------------

    Vacant            2          $ 0.00           5%             5%              0%                  0%
     2006             0            NAP            0%             5%              0%                  0%
     2007             0            NAP            0%             5%              0%                  0%
     2008             2          $28.28           3%             8%              3%                  3%
     2009             2          $28.15           4%            12%              4%                  7%
     2010             1          $38.50           1%            13%              2%                  9%
     2011             1          $33.70           1%            14%              1%                 10%
     2012             1          $50.00           1%            15%              2%                 12%
     2013            16          $28.14          35%            50%             37%                 49%
     2014            13          $27.47          28%            78%             29%                 78%
     2015             2          $34.34           4%            82%              5%                 83%
2016 & Beyond         5          $25.00          18%           100%             17%                100%

(1)  Excludes ground-renting tenants: Biaggi's, Champp's Restaurant, and P.F.
     Chang's.

The following table presents certain information relating to the major tenants the Shops at Briargate Property:

                                                                                        % OF TOTAL     ANNUALIZED
                                    CREDIT RATING                        ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                       (FITCH/         TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN    BASE RENT        LEASE
          TENANT NAME             MOODY'S/S&P)(1)       NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-------------------------------   -----------------   -------   ----   -------------   ------------   ------------   ----------

Williams-Sonoma Stores, Inc.(2)        --/--/--        24,100    11%     $  674,800         12%          $28.00      01/31/2016
Pier 1 Imports                         --/--/B         10,523     5%     $  263,075          5%          $25.00      05/31/2013
Ulta Salon & Cosmetics                 --/--/--        10,200     5%     $  224,400          4%          $22.00      08/31/2013
                                                      -------   ---      ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                                 44,823    20%     $1,162,275         20%          $25.93
                                                      =======   ===      ==========        ===           ======
Other Tenants                            NAP          145,337    64%     $4,164,266         73%          $28.65        Various
Ground Tenants(3)                        NAP           25,026    11%     $  409,000          7%          $16.34        Various
Vacant Space                             NAP           10,736     5%     $     0.00          0%          $ 0.00          NAP
                                                      -------   ---      ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                                225,922   100%     $5,735,541        100%          $25.39
                                                      =======   ===      ==========        ===           ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Williams-Sonoma Stores, Inc. includes Williams-Sonoma, Pottery Barn, and
     Pottery Barn Kids.

(3)  Ground tenants consist of three tenants that lease pad sites at the Shops at Briargate Property.

          ESCROWS AND RESERVES. The Shops at Briargate Borrower is required to escrow on a monthly basis 1/12 of annual real estate taxes. In addition, the
Shops at Briargate Borrower is required to escrow on a monthly basis $2,887 for capital expenditures up to a maximum balance of $34,645, and $9,624 for tenant improvements and leasing commissions up to a maximum balance of $800,000. Upon the occurrence and during the continuance of an event of default, or failure to provide evidence of payment of insurance premiums, the Shops at Briargate
Borrower is required to escrow on a monthly basis 1/12 of annual insurance premiums. At closing, the Shops at Briargate Borrower deposited $1,400,000 into a tenant improvement reserve to be used in connection with the space leased to
Christopher & Banks Inc. d/b/a/ Acorn (or an acceptable replacement tenant). At closing, the Shops at Briargate Borrower deposited $3,200,000 into a tenant improvement reserve to be used in connection with the space leased to Lerner New
York, Inc. d/b/a/ New York & Company (or an acceptable replacement tenant).

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Shops at Briargate Loan.

          PROPERTY MANAGEMENT. The Shops at Briargate Property is managed by PM
Lifestyle Shopping Centers, LLC, which is an affiliate of the Shops at Briargate
Borrower and the Shops at Briargate sponsor. The management agreement is subordinate to the Shops at Briargate Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent company of the Shops at Briargate Borrower, Poag & McEwan Lifestyle
Centers--Colorado Springs, LLC, has obtained 10-year mezzanine financing in the amount of $7,104,195. The annual

                                     IV-30

debt service during the first three years will be $456,085, increasing to
$1,266,816 in years four through ten. An intercreditor agreement is in effect between the lender and the mezzanine loan lender.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Shops at Briargate Loan and the Shops at Briargate Property is set forth on Appendix II hereto.

                                      IV-31

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                                      IV-32

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 - 425 PARK AVENUE
--------------------------------------------------------------------------------

                      [2 PHOTOS OF 425 PARK AVENUE OMITTED]

                                      IV-33

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 - 425 PARK AVENUE
--------------------------------------------------------------------------------

                        [MAP OF 425 PARK AVENUE OMITTED]

                                      IV-34

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 - 425 PARK AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $70,000,000

CUT-OFF DATE BALANCE:            $70,000,000

LOAN PURPOSE:                    Refinance

SHADOW RATING (FITCH/MOODY'S):   AAA/Aaa

FIRST PAYMENT DATE:              November 8, 2006

INTEREST RATE:                   5.750%

AMORTIZATION:                    Interest Only

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   October 8, 2016

EXPECTED MATURITY BALANCE:       $70,000,000

SPONSOR:                         Goelet Family

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out until the earlier of October 6, 2009
                                 or 2 years after the REMIC "start-up" day, with
                                 U.S. Treasury defeasance thereafter. Prepayable
                                 without penalty from and after July 8, 2016

LOAN PER SF:                     $126.92

UP-FRONT RESERVES:               None

ONGOING RESERVES:                RE Tax:      NAP
                                 Insurance:   NAP
                                 Cap Ex:      NAP
                                 TI/LC:       NAP

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Other

PROPERTY SUB-TYPE:                Leased Fee

LOCATION:                         New York, NY

YEAR BUILT/RENOVATED:             1957 / NAP

PERCENT LEASED(1):                100.0%

SQUARE FOOTAGE:                   551,549

THE COLLATERAL:                   31-story office building

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              425 Park Avenue Borrower

3RD MOST RECENT NET OP. INCOME:   NAP

2ND MOST RECENT NET OP. INCOME:   NAP

MOST RECENT NET OP. INCOME:       NAP

U/W NET OP. INCOME:               $11,118,197

U/W NET CASH FLOW:                $11,118,197

U/W OCCUPANCY:                    NAP

APPRAISED VALUE:                  $310,000,000

CUT-OFF DATE LTV:                 22.6%

MATURITY DATE LTV:                22.6%

DSCR:                             2.72x

POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the underwritten rent roll dated November 1,
     2006

THE 425 PARK AVENUE LOAN

          THE LOAN. The sixth largest loan (the "425 Park Avenue Loan") is secured by a first priority mortgage and security agreement (the "425 Park
Avenue Mortgage") encumbering the fee interests underlying 425 Park Avenue, a
31-story, 551,549 square foot office building located in midtown Manhattan (the
"425 Park Avenue Property"). The 425 Park Avenue Loan was originated on October
6, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

          THE BORROWER. The borrower is 425 Estate Borrowing LLC and 425 Venture
Borrowing LLC (collectively, the "425 Park Avenue Borrower") that owns no material asset other than the 425 Park Avenue Property and related interests.
The 425 Park Avenue Borrower is wholly owned and controlled by members of the
Goelet Family, the sponsor of the 425 Park Avenue Loan.

          THE PROPERTY. The 425 Park Avenue Property is located in midtown
Manhattan. The improvements on the property were built in 1957 and are subject to a ground lease which expires in 2090 between the 425 Park Avenue Borrower, as landlord, and 425 Park Avenue Lessee, L.P., as tenant.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 425 Park Avenue Loan. The lockbox will be in place until the loan has been paid in full.

                                      IV-35

          PROPERTY MANAGEMENT. The 425 Park Avenue Property is managed by the
425 Park Avenue Borrower. If the borrower executes a management agreement, that management agreement must be subordinate to the 425 Park Avenue Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the 425 Park Avenue Loan and the 425 Park Avenue Property is set forth in Appendix II.

                                      IV-36

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 15 - ONE BETHESDA CENTER
--------------------------------------------------------------------------------

                    [4 PHOTOS OF ONE BETHESDA CENTER OMITTED]

                                      IV-37

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 15 - ONE BETHESDA CENTER
--------------------------------------------------------------------------------

                      [MAP OF ONE BETHESDA CENTER OMITTED]

                                      IV-38

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 15 - ONE BETHESDA CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $53,000,000

CUT-OFF DATE BALANCE:            $53,000,000

LOAN PURPOSE:                    Acquisition

SHADOW RATING (FITCH/MOODY'S):   NAP

FIRST PAYMENT DATE:              November 7, 2006

INTEREST RATE:                   5.660%

AMORTIZATION:                    Interest Only

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   October 7, 2016

EXPECTED MATURITY BALANCE:       $53,000,000

SPONSOR:                         Brookfield Properties Corporation

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out until the earlier of September 29,
                                 2009 or 2 years after the REMIC "start-up" day,
                                 with U.S. Treasury defeasance thereafter.
                                 Prepayable without penalty from and after April
                                 7, 2016.

LOAN PER SF:                     $293.33

UP-FRONT RESERVES:               Preferred Office TI:   $898,776
                                 Cambridge Occupancy:   $216,000
                                 Guaranty in lieu of
                                 Tenant Reserves:       $11,769,680

ONGOING RESERVES:                Cap Ex:                Springing
                                 TI/LC:                 Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Urban

LOCATION:                        Bethesda, MD

YEAR BUILT/RENOVATED:            1986 / NAP

PERCENT LEASED(1):               100.0%

SQUARE FOOTAGE:                  180,683

THE COLLATERAL:                  12-story office tower and a 2-story detached
                                 retail/office building

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Brookfield Financial Properties, L.P.

3RD MOST RECENT NET OP. INCOME:  NAP

2ND MOST RECENT NET OP. INCOME:  $3,530,435

MOST RECENT NET OP. INCOME:      $1,771,825

U/W NET OP. INCOME:              $4,469,536

U/W NET CASH FLOW:               $4,098,779

U/W OCCUPANCY                    95.0%

APPRAISED VALUE:                 $75,000,000

CUT-OFF DATE LTV:                70.7%

MATURITY DATE LTV:               70.7%

DSCR:                            1.35x

POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated September 30, 2006.

THE ONE BETHESDA CENTER LOAN

          THE LOAN. The seventh largest loan (the "One Bethesda Center Loan") as evidenced by the Promissory Note (the "One Bethesda Center Note") is secured by a first priority fee Indemnity Deed of Trust and Security Agreement (the "One
Bethesda Center Mortgage") encumbering the 180,683 square foot office building facility known as One Bethesda Center, located in Bethesda, Maryland (the "One
Bethesda Center Property"). The One Bethesda Center Loan was originated on
September 29, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

          THE BORROWER. The borrower is Brookfield Properties One Bethesda
Subsidiary LLC, a Delaware limited liability company (the "One Bethesda Center
Borrower"). The One Bethesda Center Mortgage was granted by Brookfield
Properties One Bethesda Co. LLC (the "Trustor"), which is affiliated with the
One Bethesda Center Borrower and owns no material asset other than the One
Bethesda Center Property and related interests. The One Bethesda Center Borrower is indirectly owned by Brookfield Properties Corporation, the sponsor of the One
Bethesda Center Loan. Brookfield Properties Corporation (NYSE: BPO) is one of
North America's largest commercial real estate companies and focuses on the ownership, development and management of premier assets in the downtown core of high-growth North American cities. It is led by Ric Clark as Chief Executive
Officer and Gordon Arnell as Chairman of the Board.

          THE PROPERTY. The One Bethesda Center Property is located in Bethesda,
Maryland, at 4800 Hampden Lane, approximately seven miles north of downtown
Washington, DC. The One Bethesda Center Property was originally constructed in
1986. It consists of a 171,691 square foot, 12-story office tower and an 8,992 square foot, two-story detached retail/office building, which are connected by a

                                      IV-39

brick paved plaza. The One Bethesda Center Property is situated on approximately
0.98 acres and includes a four-level, sub-grade parking garage with 396 parking spaces.

                             LEASE ROLLOVER SCHEDULE

                                                                                            CUMULATIVE %
                              AVERAGE BASE   % OF TOTAL    CUMULATIVE   % OF TOTAL BASE    OF TOTAL BASE
                # OF LEASES    RENT PER SF   SQUARE FEET     % OF SF    RENTAL REVENUES   RENTAL REVENUES
     YEAR         ROLLING        ROLLING       ROLLING       ROLLING        ROLLING           ROLLING
-------------   -----------   ------------   -----------   ----------   ---------------   ---------------

    Vacant            0          $ 0.00           0%            0%            0%                  0%
     2006             0          $ 0.00           0%            0%            0%                  0%
     2007             0          $ 0.00           0%            0%            0%                  0%
     2008             1          $40.59           1%            1%            2%                  2%
     2009             4          $35.97          19%           20%           20%                 21%
     2010             4          $33.00           5%           25%            5%                 26%
     2011             0          $ 0.00           0%           25%            0%                 26%
     2012             0          $ 0.00           0%           25%            0%                 26%
     2013             1          $36.38          14%           39%           15%                 41%
     2014             2          $33.04          18%           57%           17%                 58%
     2015             3          $23.80           3%           60%            2%                 60%
2016 & Beyond         7          $34.62          40%          100%           40%                100%

          The following table presents certain information relating to the major tenants at the One Bethesda Center Property:

                                                                                        % OF TOTAL    ANNUALIZED
                                    CREDIT RATING                         ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                       (FITCH/       TENANT              UNDERWRITTEN  UNDERWRITTEN    BASE RENT      LEASE
           TENANT NAME             MOODY'S/S&P)(1)    NRSF   % OF NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)  EXPIRATION
---------------------------------  ---------------  -------  ---------  -------------  ------------  ------------  ----------

Boston Consulting Group                --/--/--      32,725      18%      $1,194,463        19%         $36.50     12/31/2009
Paley, Rothman, Goldstein              --/--/--      29,498      16%      $  973,847        16%         $33.01     12/31/2014
Cogema (Areva)                         --/--/--      25,279      14%      $  919,644        15%         $36.38     09/30/2013
Preferred Offices                      --/--/--      19,433      11%      $  728,738        12%         $37.50     03/31/2017
Eakin-Youngentob Associates            --/--/--      17,422      10%      $  584,857         9%         $33.57     03/31/2016
Cambridge Systematics                  --/--/--      12,866       7%      $  431,011         7%         $33.50     03/31/2017
Brookfield Properties Corporation      --/--/--      11,378       6%      $  398,230         6%         $35.00     09/30/2016
Salamandra                             --/--/--      11,152       6%      $  371,473         6%         $33.31     01/31/2016
                                                    -------     ---       ----------       ---          ------
TOTAL/WEIGHTED AVERAGE                              159,753      88%      $5,602,261        90%         $35.07
                                                    =======     ===       ==========       ===          ======
Other Tenants                             NAP        19,085      11%      $  609,638        10%         $31.94       Various
Storage Space(2)                          NAP         1,845       1%      $   28,345         0%         $15.36       Various
Vacant Space                              NAP             0       0%      $        0         0%         $ 0.00         NAP
                                                    -------     ---       ----------       ---          ------
TOTAL/WEIGHTED AVERAGE                              180,683     100%      $6,240,244       100%         $34.54
                                                    =======     ===       ==========       ===          ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Storage space is attributed to existing tenants in varying amounts

          ESCROWS AND RESERVES. At closing, the One Bethesda Center Borrower deposited $898,776 into a tenant improvement reserve to be used in connection with the space leased to PBC - One Bethesda, LLC (the "Preferred Office Space").
On the first payment date, the One Bethesda Center Borrower will deposit
$216,000 into a rent reserve in connection with the Cambridge Systematics, Inc.
lease. In addition, the One Bethesda Center Borrower has provided guaranties for the following: (i) $3,982,300 in connection with the re-measured space at the
One Bethesda Center Property; (ii) $500,000 in connection with space leased to
The Boston Consulting Group, Inc.; and (iii) $7,287,380 in connection with rental payments for the Preferred Office Space. Upon the occurrence and during the continuance of an event of default, the One Bethesda Center Borrower is required to escrow $3,613 for capital expenditures and $27,553 for tenant improvements and leasing commissions monthly.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the One Bethesda Center Loan.

          PROPERTY MANAGEMENT. The One Bethesda Center Property is managed by
Brookfield Financial Properties, L.P., which is an affiliate of both the One
Bethesda Center Borrower and the One Bethesda Center Loan's sponsor.

                                      IV-40

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. A constituent party of the Trustor may incur mezzanine financing secured by the 100% direct or indirect equity ownership interest held by the constituent party in the Trustor, subject to the satisfaction of certain conditions, including the following: (i) no event of default exists; (ii) the mezzanine loan term is coterminous with or longer than the term of the One Bethesda Center Loan; (iii) the future mezzanine lender delivers an intercreditor agreement of acceptable form and in compliance with rating agency guidelines; (iv) the aggregate DSCR (together with the One
Bethesda Center Loan) is equal to or greater than 1.20x; and (v) the aggregate
LTV ratio (together with the One Bethesda Center Loan) is equal to or less than
80%.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the One Bethesda Center Loan and the One Bethesda Center Property is set forth on Appendix II hereto.

                                      IV-41

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      IV-42

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 16 - SONY PICTURES PLAZA
--------------------------------------------------------------------------------

                    [3 PHOTOS OF SONY PICTURES PLAZA OMITTED]

                                      IV-43

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 16 - SONY PICTURES PLAZA
--------------------------------------------------------------------------------

                      [MAP OF SONY PICTURES PLAZA OMITTED]

                                      IV-44

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 16 - SONY PICTURES PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):             $53,000,000

CUT-OFF DATE BALANCE:            $52,875,930

LOAN PURPOSE:                    Refinance

SHADOW RATING (FITCH/MOODY'S):   AA+/Baa2

FIRST PAYMENT DATE:              October 7, 2006

INTEREST RATE:                   4.850%

AMORTIZATION:                    360 months

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   September 7, 2016

EXPECTED MATURITY BALANCE:       $43,458,957

SPONSOR:                         Shurl Curci

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out until the earlier of August 21, 2010
                                 or 2 years after the REMIC "start-up" day, with
                                 U.S. Treasury defeasance thereafter. Prepayable
                                 without penalty from and after July 7, 2016.

LOAN PER SF:                     $160.79

UP-FRONT RESERVES:               None

ONGOING RESERVES:                RE Tax:      Springing
                                 Insurance:   Springing
                                 TI/LC:       Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Office

PROPERTY SUB-TYPE:                Urban

LOCATION:                         Culver City, CA

YEAR BUILT/RENOVATED:             1986 / NAP

PERCENT LEASED(2):                100.0%

SQUARE FOOTAGE:                   328,847

THE COLLATERAL:                   8-story Class A office building

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Transpacific Development Company

3RD MOST RECENT NET OP. INCOME:   NAP

2ND MOST RECENT NET OP. INCOME:   NAP

MOST RECENT NET OP. INCOME:       NAP

U/W NET OP. INCOME:               $7,851,160

U/W NET CASH FLOW:                $7,264,843

U/W OCCUPANCY:                    95.0%

APPRAISED VALUE:                  $135,000,000

CUT-OFF DATE LTV:                 39.2%

MATURITY DATE LTV:                32.2%

DSCR:                             2.16x

POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  The Sony Pictures Plaza Loan represents the $53,000,000 A-Note of a
     $90,000,000 mortgage loan. All data and statistics herein are based on this
     A-Note only unless otherwise noted.

(2)  Percent Leased is based on the rent roll as of August 1, 2006.

THE SONY PICTURE PLAZA LOAN

          THE LOAN. The eighth largest loan (the "Sony Pictures Plaza Loan"), as evidenced by the Promissory Note A (the "Sony Pictures Plaza Note"), is secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and
Fixture Filing (the "Sony Pictures Plaza Mortgage") encumbering the 328,847 square foot office building known as Sony Pictures Plaza, located in Culver
City, CA (the "Sony Pictures Plaza Property"). The Sony Pictures Plaza Loan was
originated on August 21, 2006 by or on behalf of Morgan Stanley Mortgage Capital
Inc.

          THE BORROWER. The borrower is TCE-Filmland Holdings LLC, a Delaware limited liability company (the "Sony Pictures Plaza Borrower") that owns no material asset other than the Sony Pictures Plaza Property and related interests. The Sony Pictures Plaza Borrower is wholly owned and controlled by
Shurl Curci and his associates. Shurl Curci, the sponsor of the Sony Pictures
Plaza Loan, is the founder of Transpacific Development Company. Since 1954,
Transpacific Development Company has developed nearly 10 million square feet of office, retail, and industrial space.

          THE PROPERTY. The Sony Pictures Plaza Property is located in Culver
City, CA, part of Los Angeles County, at 10000 Washington Boulevard. It was
constructed in 1986 and is fully occupied by Sony Pictures Entertainment, Inc., a wholly owned subsidiary of Sony Corporation (BBB+/A2/A-). The property is distinguished by its pyramid design and eight-story atrium. Approximately 750 parking spaces are located in an underground parking structure.

                                      IV-45

          The following table presents certain information relating to the tenancy of the Sony Pictures Plaza Property:

                                                                                         % OF TOTAL     ANNUALIZED
                                      CREDIT RATING                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                         (FITCH/        TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT    LEASE
           TENANT NAME              MOODY'S/S&P) (1)     NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION (2)
---------------------------------   ----------------   -------   ----   -------------   ------------   ------------   --------------

Sony Pictures Entertainment, Inc.      BBB+/A2/A-      328,847   100%     $8,520,000        100%          $25.91        12/31/2027
                                                       -------   ---      ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                                 328,847   100%     $8,520,000        100%          $25.91
                                                       =======   ===      ==========        ===           ======

(1)  Rating is that of the parent company whether or not the parent guarantees the lease.

(2)  Sony Pictures Entertainment, Inc. has termination rights exercisable as of
     January 1, 2013, January 1, 2018 and January 1, 2023

          ESCROWS AND RESERVES. The Sony Pictures Plaza Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums, if any, unless
(a) no Event of Default has occurred and is continuing, (b) Sony Pictures
Entertainment, Inc., as sole tenant of the property, is not in default under the terms of its lease and (c) Sony Pictures Entertainment, Inc. is paying the taxes and insurance premiums for the property pursuant to the terms of the Loan
Agreement, and the taxes and insurance premiums are current. In addition, during a Cash Trap Period (as defined below), in addition to its other obligations, the
Sony Pictures Plaza Borrower will be required to escrow payments for monthly operating expenses, and the remaining funds, if any, shall be deposited in a rollover account. Funds escrowed in the rollover account shall be used for reimbursement of certain tenant improvement costs and leasing commissions anticipated to be incurred by the Sony Pictures Plaza Borrower if Sony Pictures
Entertainment, Inc. exercises its January 1, 2013 termination option and vacates the property. If Sony Pictures Entertainment, Inc. does not exercise its termination option, or if all tenant improvements have been performed and all leasing commissions paid, and the entire property (or such lesser portion thereof as is reasonably acceptable to Lender) has been leased to tenants whose terms each extend to or beyond July 7, 2017, any remaining rollover funds shall be remitted to the borrower. A Cash Trap Period shall commence on a date to be determined by Lender, based on the rent for Sony Pictures Entertainment, Inc.
(to be reset as of January 1, 2008 based on fair market value) such that
$10,000,000 will be anticipated to accumulate in the rollover account by
December 31, 2012. A Cash Trap Period shall continue until $10,000,000 has accumulated in the account.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Sony Pictures Plaza Loan. The lockbox will be in place until the loan has been paid in full.

          PROPERTY MANAGEMENT. The Sony Pictures Plaza Property is managed by
Transpacific Development Company, which is an affiliate of the Sony Pictures
Plaza Borrower and of the Sony Pictures Plaza Loan's sponsor. The management agreement is subordinate to the Sony Pictures Plaza Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Sony
Pictures Plaza Property is additionally encumbered by a $37,000,000 B-Note subordinate to the Sony Pictures Plaza Note. The B-Note is currently held by an affiliate of the Borrower. The interest rate on the B-Note is currently 0% and the Sony Pictures Plaza Borrower is currently obligated to pay neither principal nor interest in consideration of the B-Note. The holder of the B-Note and the
Sony Pictures Plaza Borrower may reset the B-Note's interest rate at any time provided (a) no Event of Default has occurred and is continuing, (b) they have provided prior written notice to Lender, (c) only one reset is permitted during the term of the Loan, (d) the reset B-Note Rate shall not exceed 8.5% and (e)
there would be sufficient excess cash flow to accumulate $10,000,000 of rollover funds by December 31, 2012

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Sony Pictures Plaza Loan and the Sony Pictures Plaza Property is set forth in Appendix II.

                                      IV-46

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 17 - KINGS CROSSING SHOPPING CENTRE
--------------------------------------------------------------------------------

              [3 PHOTOS OF KINGS CROSSING SHOPPING CENTRE OMITTED]

                                      IV-47

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 17 - KINGS CROSSING SHOPPING CENTRE
--------------------------------------------------------------------------------

                 [MAP OF KINGS CROSSING SHOPPING CENTRE OMITTED]

                                      IV-48

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 17 - KINGS CROSSING SHOPPING CENTRE
--------------------------------------------------------------------------------

              [SITE PLAN OF KINGS CROSSING SHOPPING CENTRE OMITTED]

                                      IV-49

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 17 - KINGS CROSSING SHOPPING CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $39,000,000

CUT-OFF DATE BALANCE:            $38,967,505

LOAN PURPOSE:                    Acquisition

SHADOW RATING (FITCH/MOODY'S):   NAP

FIRST PAYMENT DATE:              November 1, 2006

INTEREST RATE:                   5.980%

AMORTIZATION:                    360 months

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   October 1, 2016

EXPECTED MATURITY BALANCE:       $33,127,423

SPONSOR:                         HART Medical Investors, LP

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out until October 1, 2008. Prepayable
                                 subject to the payment of the greater of (i) a
                                 yield maintenance premium and (ii) 1% of the
                                 principal balance thereafter. Prepayable
                                 without penalty from and after July 1, 2016.

LOAN PER SF:                     $143.19

UP-FRONT RESERVES:               RE Tax:      $223,500

ONGOING RESERVES:                Cap Ex:      Springing
                                 RE Tax:      $22,350
                                 TI/LC:       Springing
                                 Insurance:   Springing

LOCKBOX:                         Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Shreveport, LA

YEAR BUILT/RENOVATED:            2005 / NAP

PERCENT LEASED(1):               100.0%

SQUARE FOOTAGE:                  272,136

THE COLLATERAL:                  10-building retail center

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             SDI Realty, Ltd.

3RD MOST RECENT NET OP. INCOME:  NAP

2ND MOST RECENT NET OP. INCOME:  $1,972,827

MOST RECENT NET OP. INCOME:      $3,272,626

U/W NET OP. INCOME:              $3,202,978

U/W NET CASH FLOW:               $3,105,128

U/W OCCUPANCY:                   96.5%

APPRAISED VALUE:                 $51,500,000

CUT-OFF DATE LTV:                75.7%

MATURITY DATE LTV:               64.3%

DSCR:                            1.11x

POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated June 1, 2006.

THE KINGS CROSSING SHOPPING CENTRE

          THE LOAN. The ninth largest loan (the "Kings Crossing Shopping Centre
Loan") as evidenced by the Promissory Note (the "Kings Crossing Shopping Centre
Note") is secured by a first priority fee Mortgage and Security Agreement (the
"Kings Crossing Shopping Centre Mortgage") encumbering the 272,136 square foot retail center known as Kings Crossing Shopping Centre, located in Shreveport,
Louisiana (the "Kings Crossing Shopping Centre Property"). The Kings Crossing
Shopping Centre Loan was originated on September 27, 2006 by or on behalf of
Morgan Stanley Mortgage Capital Inc.

          THE BORROWER. The borrower is HART Kings Crossing, LLC, a Delaware limited liability company (the "Kings Crossing Shopping Centre Borrower") that owns no material asset other than the Kings Crossing Shopping Centre Property and related interests. The Kings Crossing Shopping Centre Borrower is 28.9%
owned by HART Medical Investors, LP, the sponsor of the Kings Crossing Shopping
Centre Loan. HART Medical Investors, LP is a capital provider for the acquisition and development of long-term care and retirement facilities, and owns, operates, manages and leases skilled nursing facilities to qualified operators. It is 99% owned by Health Asset Realty, LP and 1% owned by HART
Realty Advisor Limited Partnership.

          THE PROPERTY. The Kings Crossing Shopping Centre Property is located in Shreveport, Louisiana, at 7141 Youree Drive, in the center of Shreveport's retail hub. The Kings Crossing Shopping Centre Property was originally constructed in 2005. It consists of a 272,136 square foot retail power center, with ten one-story buildings, including 5 ground lease parcels. The Kings
Crossing Shopping

                                      IV-50

Centre Property is situated on approximately 38.480 acres and includes 1,615 parking spaces. Its largest tenant is Lowe's Home Improvement
Center ("Lowe's"); the Kings Crossing Shopping Centre Property is also anchored by Circuit City, Linens 'N Things and PetSmart. Lowe's has the right to terminate its lease ("go dark") at any time. Lowe's is on a ground lease and owns its own approximately 116,000 square foot of improvements.

                             LEASE ROLLOVER SCHEDULE

                              AVERAGE BASE    % OF TOTAL   CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET    % OF SF     RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING       ROLLING        ROLLING      ROLLING         ROLLING        REVENUES ROLLING
-------------   -----------   ------------   -----------   ----------   ---------------   -----------------

    Vacant           0           $ 0.00           0%            0%             0%                  0%
     2006            0           $ 0.00           0%            0%             0%                  0%
     2007            0           $ 0.00           0%            0%             0%                  0%
     2008            0           $ 0.00           0%            0%             0%                  0%
     2009            0           $ 0.00           0%            0%             0%                  0%
     2010            7           $24.31           5%            5%            10%                 10%
     2011            1           $25.91           1%            6%             2%                 12%
     2012            0           $ 0.00           0%            6%             0%                 12%
     2013            0           $ 0.00           0%            6%             0%                 12%
     2014            0           $ 0.00           0%            6%             0%                 12%
     2015            6           $16.43          24%           25%            25%                 37%
2016 & Beyond        7           $10.37          63%          100%            65%                100%

The following table presents certain information relating to the major tenants at the Kings Crossing Shopping Centre Property:

                                                                               % OF TOTAL     ANNUALIZED
                            CREDIT RATING                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                               (FITCH/        TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT        LEASE
      TENANT NAME(2)       MOODY'S/S&P)(1)     NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION(2)
------------------------   ---------------   -------   ----   -------------   ------------   ------------   -------------

Lowe's Home Improvement        A+/A1/A+      116,000    43%     $  750,000         22%          $ 6.47        09/01/2024
Circuit City                   --/--/--       33,799    12%     $  532,334         16%          $15.75        01/31/2021
Linens 'N Things               B-/B3/B        26,789    10%     $  314,771          9%          $11.75        01/31/2016
PetsMart                       --/--/BB       19,682     7%     $  309,992          9%          $15.75        09/30/2015
World Market (Cost Plus)       --/--/--       18,230     7%     $  259,778          8%          $14.25        01/31/2016
                                             -------   ---      ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                       214,500    79%     $2,166,875         64%          $10.10
                                             =======   ===      ==========        ===           ======
Other Tenants                    NAP          57,636    21%     $1,203,632         36%          $20.88         Various
Vacant Space                     NAP               0     0%     $        0          0%          $    0           NAP
                                             -------   ---      ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                       272,136   100%     $3,370,507        100%          $12.39
                                             =======   ===      ==========        ===           ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Tenant names and expiration dates are taken from the underwritten rent roll.

          ESCROWS AND RESERVES. The Kings Crossing Shopping Centre Borrower is
required to escrow 1/12 of annual real estate taxes monthly. If an even of default occurs or failure by the Kings Crossing Shopping Centre Borrower to provide evidence of blanket payment 30 days prior to due date, the Kings
Crossing Shopping Centre Borrower is require to escrow 1/12 of annual insurance premium monthly. The amounts shown are the current monthly collections. From and after the occurrence of a monetary event of default or a Lowe's trigger event
(described below), the Kings Crossing Shopping Centre Borrower is required to escrow $1,124 for capital expenditures and $7,030 for tenant improvements and leasing commissions monthly.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox will be established if any of the following trigger conditions occur: (a) a monetary event of default, or
(b) a Lowe's trigger event, which means the occurrence of any one or more of the following events: (i) the filing of a voluntary or involuntary bankruptcy petition by or with respect to Lowe's, (ii) Lowe's "going dark" under the Lowe's lease or otherwise vacating its premises, or (iii) the termination of the Lowe's lease or Lowe's providing a termination notice prior to the expiration date set forth therein. The lockbox will be in place until the Kings Crossing Shopping
Centre Loan has been paid in full.

          PROPERTY MANAGEMENT. The Kings Crossing Shopping Centre Property is
managed by SDI Realty, Ltd. The management agreement is subordinate to the Kings
Crossing Shopping Centre Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

                                      IV-51

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Kings Crossing Shopping
Centre Loan and the Kings Crossing Shopping Centre Property is set forth on
Appendix II hereto.

                                      IV-52

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 18-24 - FORT ROC PORTFOLIO
--------------------------------------------------------------------------------

                    [3 PHOTOS OF FORT ROC PORTFOLIO OMITTED]

                                      IV-53

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 18-24 - FORT ROC PORTFOLIO
--------------------------------------------------------------------------------

                       [MAP OF FORT ROC PORTFOLIO OMITTED]

                                      IV-54

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 18-24 - FORT ROC PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $31,600,000

CUT-OFF DATE BALANCE:            $31,600,000

LOAN PURPOSE:                    Acquisition

SHADOW RATING (FITCH/MOODY'S):   NAP

FIRST PAYMENT DATE:              October 1, 2006

INTEREST RATE:                   6.120%

AMORTIZATION:                    Interest only through September 1, 2009.
                                 Principal and interest payments of $191,902.78
                                 beginning October 1, 2009 through the maturity
                                 date.

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   September 1, 2016

EXPECTED MATURITY BALANCE:       $28,662,168

SPONSOR:                         Fort Roc Realty, LLC

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out until the earlier of September 1,
                                 2011 or 2 years after the REMIC "start-up" day,
                                 with U.S. Treasury defeasance thereafter.
                                 Prepayable without penalty from and after June
                                 1, 2016.

LOAN PER SF(1):                  $91.92

UP-FRONT RESERVES:               RE Taxes:               $26,136
                                 Deferred Maintenance:   $4,230
                                 Environmental:          $7,500

ONGOING RESERVES:                RE Taxes(2):            $26,136/month
                                 Insurance:              Springing

LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio of 7 assets.

PROPERTY TYPE:                       Retail

PROPERTY SUB-TYPE:                   Various

LOCATION:                            See table below

YEAR BUILT/RENOVATED:                See table below

PERCENT LEASED(3):                   See table below

SQUARE FOOTAGE:                      343,769

THE COLLATERAL:                      Five single-tenant retail properties, one
                                     retail property with two tenants and one
                                     with multiple tenants.

OWNERSHIP INTEREST:                  Fee

PROPERTY MANAGEMENT:                 Fort Roc Realty, LLC

3RD MOST RECENT NET OP. INCOME(4):   NAP

2ND MOST RECENT NET OP. INCOME(4):   NAP

MOST RECENT NET OP. INCOME(4):       NAP

U/W NET OP. INCOME:                  $2,884,582

U/W NET CASH FLOW:                   $2,759,984

U/W OCCUPANCY:                       94.5%

APPRAISED VALUE(1):                  $41,565,000

CUT-OFF DATE LTV(1):                 76.0%

MATURITY DATE LTV(1):                69.0%

DSCR(1):                             1.41x

POST IO DSCR(1):                     1.20x
--------------------------------------------------------------------------------

(1)  All Loan per SF, Square Footage, Appraised Value, LTV and DSCR numbers in this table are calculated on a combined-property basis.

(2)  The Ongoing RE Tax Escrow is for the Penn Plaza property. The other properties have springing RE Tax Escrows

(3)  Percent Leased is based on the rent rolls or leases dated July 14, 2006 or
     November 1, 2006.

(4)  Penn Plaza has $1,174,902 of 3rd Most Recent Net Op. Income, $1,244,209 of
     2nd Most Recent Net. Op. Income, and $1,336,689 of Most Recent Net Op.
     Income

THE FORT ROC PORTFOLIO LOAN

          THE LOAN. The tenth largest loan (the "Fort Roc Portfolio Loan") as evidenced by the Promissory Note (the "Fort Roc Portfolio Note") is secured by seven retail properties (the "Fort Roc Portfolio Property"), each of which is a fee estate and each of which is encumbered by a Mortgage and Security Agreement
(collectively, the "Fort Roc Portfolio Mortgage"). The properties are located in
Muhlenberg, Pennsylvania; Philadelphia, Pennsylvania; Rotterdam, New York;
McMinnville, Tennessee; Ephrata, Pennsylvania; Watertown, New York; and
Wilmington, Delaware. The Fort Roc Portfolio Loan was originated on August 22,
2006 by or on behalf of Morgan Stanley Capital Inc.

          THE BORROWER. The borrower is a group of single-purpose entities, none of which owns any material assets other than the Fort Roc Portfolio Property and related interests. The entities are 2101 Bedford Realty LLC, which owns two properties; 75 Hawthorne Realty LLC, which owns one property; 201-221 Realty
LLC, which owns three properties; and 909 Ave. T LLC, which owns one property
(collectively, the "Fort Roc Portfolio Borrower"). The Fort Roc Portfolio
Borrower is a wholly-owned subsidiary of Fort Roc Realty, LLC, the sponsor of the Fort Roc Portfolio Loan (the "Fort Roc Portfolio Sponsor").

                                      IV-55

          THE PROPERTY. The encumbered property (the "Fort Roc Portfolio
Property") is comprised of seven properties totaling 343,769 square feet of retail space.

          The Fort Roc Portfolio property located in Muhlenberg, Pennsylvania at
3045 North Fifth Street Highway is located approximately 12.2 miles north of
Reading and 55 miles northwest of Philadelphia. It was originally constructed in
1972, consists of a 176,889 square foot, Kmart-anchored shopping center with 15 additional tenants, is situated on approximately 19.15 acres and includes 1003 parking spaces.

          The Fort Roc Portfolio property located in Philadelphia, Pennsylvania at 3601 Aramingo Avenue is located in the Port Richmond section of Philadelphia.
It was originally constructed in 2000, consists of a 12,739 square foot, one-story Eckerd drug store, is situated on approximately 1.4 acres and includes
70 parking spaces.

          The Fort Roc Portfolio property located in Rotterdam, New York at 1400
Altamont Avenue is located in a suburban retail corridor approximately 13 miles northwest of Albany. It was originally constructed in 1999, consists of a 24,000 square foot, one-story Staples office supply store, is situated on approximately
0.551 acres and includes 206 parking spaces.

          The Fort Roc Portfolio property located in McMinnville, Tennessee at
318 N Chancery Street is located approximately 65 miles southeast of Nashville and 53 miles northwest of Chattanooga. It was originally constructed in 2005, consists of a 12,762 square foot, one-story Eckerd drug store, is situated on approximately 1.8 acres and includes 32 parking spaces.

          The Fort Roc Portfolio property located in Ephrata, Pennsylvania at
1127 South State Street Highway is located approximately 60 miles west of
Philadelphia and approximately 35 miles east of Harrisburg. It was originally constructed in 1981, consists of two one-story buildings including a 92,500 square foot Kmart department store and a 2,000 square foot Fulton Bank, is situated on approximately 12.3 acres and includes 260 parking spaces.

          The Fort Roc Portfolio property located in Watertown, New York at 315
Arsenal Street is located approximately 60 miles north of Syracuse and 30 miles from the Canadian border. It was originally constructed in 1998, consists of an
11,699 square foot, one-story Rite Aid drug store, is situated on approximately one acre and includes 44 parking spaces.

          The Fort Roc Portfolio property located in Wilmington, Delaware at
3801 North Market Street is located approximately 27 miles southwest of
Philadelphia. It was originally constructed in 1999, consists of an 11,180 square foot, one-story Rite Aid drug store, is situated on approximately one acre and includes 49 parking spaces.

                                          ALLOCATED LOAN                            OWNERSHIP   YEAR BUILT/                SQUARE
      PROPERTY             LOCATION           AMOUNT            PROPERTY TYPE        INTEREST   RENOVATED     OCCUPANCY   FOOTAGE
--------------------   ----------------   --------------   ----------------------   ---------   -----------   ---------   -------

Penn Plaza             Muhlenberg, PA       $13,555,000       Retail, Anchored         Fee       1972 / NAP      98.3%    176,889
Eckerd, Philadelphia   Philadelphia, PA     $ 4,370,000     Retail, Free-Standing      Fee       2000 / NAP     100.0%     12,739
Staples, Rotterdam     Rotterdam, NY        $ 3,310,000    Retail, Free- Standing      Fee       1999 / NAP     100.0%     24,000
Eckerd, Wilmington     McMinnville, TN      $ 2,770,000     Retail, Free-Standing      Fee       2005 / NAP     100.0%     12,762
Kmart Plaza            Ephrata, PA          $ 2,740,000     Retail, Free-Standing      Fee       1981 / NAP     100.0%     94,500
Rite Aid, Wilmington   Wilmington, DE       $ 2,405,000     Retail, Free-Standing      Fee       1999 / NAP     100.0%     11,180
Rite Aid, Watertown    Watertown, NY        $ 2,450,000     Retail, Free-Standing      Fee       1998 / NAP     100.0%     11,699

                                      IV-56

                        PORTFOLIO LEASE ROLLOVER SCHEDULE

                              AVERAGE BASE    % OF TOTAL   CUMULATIVE   % OF TOTAL BASE   CUMULATIVE % OF TOTAL
                # OF LEASES    RENT PER SF   SQUARE FEET     % OF SF    RENTAL REVENUES    BASE RENTAL REVENUES
     YEAR         ROLLING        ROLLING       ROLLING       ROLLING        ROLLING              ROLLING
-------------   -----------   ------------   -----------   ----------   ---------------   ---------------------

    Vacant           1           $ 0.00           1%            1%             0%                    0%
     2006            0           $ 0.00           0%            1%             0%                    0%
     2007            2           $ 9.61           5%            5%             5%                    5%
     2008            0           $ 0.00           0%            5%             0%                    5%
     2009            4           $12.15           6%           11%             8%                   13%
     2010            3           $12.63           3%           15%             5%                   18%
     2011            2           $15.02           2%           17%             4%                   22%
     2012            1           $ 4.15          32%           49%            15%                   37%
     2013            1           $13.00           1%           49%             1%                   37%
     2014            1           $13.48           7%           56%            11%                   48%
     2015            1           $31.97           1%           57%             2%                   50%
2016 & Beyond        7           $10.30          43%          100%            50%                  100%

The following table presents certain information relating to the major tenants at the Fort Roc Portfolio Properties:

                                                                                  % OF TOTAL     ANNUALIZED
                          CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             (FITCH/        TENANT                UNDERWRITTEN   UNDERWRITTEN   BASE RENT          LEASE
    TENANT NAME(2)       MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION(2)
----------------------   ---------------   -------   ---------   -------------   ------------   ------------   -------------

Kmart (Penn Plaza)         BB/Ba1/BB+      108,445       32%       $  450,000         15%          $ 4.15        02/28/2012
Kmart (Kmart Plaza)        BB/Ba1/BB+       92,500       27%       $  203,483          7%          $ 2.20        08/31/2017
Staples                   BBB+/Baa2/BBB     24,000        7%       $  323,507         11%          $13.48        09/30/2014
                                           -------      ---        ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                     224,945       65%       $  976,990         32%          $ 4.34
                                           =======      ===        ==========        ===           ======
Other Tenants                  NAP         115,875       34%       $2,083,956         68%          $17.98          Various
Vacant Space                   NAP           2,949        1%       $        0          0%          $ 0.00            NAP
                                           -------      ---        ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                     343,769      100%       $3,060,946        100%          $ 8.98
                                           =======      ===        ==========        ===           ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Tenant names and lease expiration dates are taken from the underwritten rent roll.

          ESCROWS AND RESERVES. Payment into the TI/LC reserve is suspended so long as tenants at each of the properties provide a minimum combined net annual income of $2,500,000, remain open for business and are not debtors in a bankruptcy proceeding. If net annual income falls below $2,500,000, monthly escrow collections of $15,000 are required. Any lease termination fees will be deposited into the TI/LC account. Payment into the RE Tax escrow is suspended for six of the properties until an EOD or failure to pay taxes. A $26,136 monthly RE Tax escrow is in place for the Penn Plaza property. Payment into the
Insurance escrow is suspended until an EOD or the property is not satisfactorily insured or insurance is not prepaid for 12 months. The Fort Roc Portfolio
Borrower has deposited $7,500 as an upfront environmental reserve with respect to the Penn Plaza property; $4,230 as a deferred maintenance reserve with respect to the Rite Aid Wilmington property and $26,136 as a RE Tax escrow with respect to the Penn Plaza property.

          LOCKBOX AND CASH MANAGEMENT. There is no lockbox in place with respect to the Fort Roc Portfolio Loan.

          PROPERTY MANAGEMENT. The Fort Roc Portfolio Property is managed by the
Fort Roc Portfolio Sponsor. The management agreement is subordinate to the Fort
Roc Portfolio Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. The Fort Roc Portfolio Borrower may obtain a release of any property by defeasance, provided the Fort Roc Portfolio Borrower satisfies certain conditions, including (a) the Fort Roc Portfolio Borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, (b) the LTV ratio with respect to of the remaining portfolio is equal to or less than 76%, and (c) the DSCR with respect to the remaining portfolio is equal to or greater than 1.18x.

          Certain additional information regarding the Fort Roc Portfolio Loan and the Fort Roc Portfolio Property is set forth on Appendix II hereto.

                                      IV-57

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                           DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------
Certificate Distribution Detail                                             2
Certificate Factor Detail                                                   3
Reconciliation Detail                                                       4
Other Required Information                                                  5
Cash Reconciliation Detail                                                  6
Ratings Detail                                                              8
Current Mortgage Loan and Property Stratification Tables                  8 - 16
Mortgage Loan Detail                                                       17
NOI Detail                                                                 18
Principal Prepayment Detail                                                19
Historical Detail                                                          20
Delinquency Loan Detail                                                    21
Specially Serviced Loan Detail                                           22 - 23
Advance Summary                                                            24
Modified Loan Detail                                                       25
Historical Liquidated Loan Detail                                          26
Historical Bond / Collateral Realized Loss Reconciliation                  27
Interest Shortfall Reconciliation Detail                                 28 - 29
Defeased Loan Detail                                                       30
Supplemental Reporting                                                     31

                                    DEPOSITOR

Morgan Stanley Capital I Inc.
1585 Broadway
New York, NY 10036

Contact: General Information Number
Phone Number: (212) 761-4700

                                 MASTER SERVICER

Wells Fargo Bank, N.A.
1320 Willow Pass Road, Suite 300
investorreporting@wellsfargo.com
Concord, CA 94520

Contact: Myung J. Nam
Phone Number:

                                SPECIAL SERVICER

LNR Partners, Inc.
1601 Washington Avenue
Suite 800
Miami Beach, FL 33139

Contact: Vickie Taylor
Phone Number: (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                  Realized Loss/
                                                                                    Additional                           Current
             Pass-Through Original Beginning   Principal    Interest   Prepayment      Trust         Total     Ending Subordination
Class  CUSIP     Rate      Balance  Balance  Distribution Distribution   Premium   Fund Expenses Distribution Balance   Level (1)
------ ----- ------------ -------- --------- ------------ ------------ ---------- -------------- ------------ ------- -------------

 A-1           0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
 A-1A          0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
 A-2           0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
 A-3           0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
 A-4           0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
A-4FL          0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
A-MFL          0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
 A-J           0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  B            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  C            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  D            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  E            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  F            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  G            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  H            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  J            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  K            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  L            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  M            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  N            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  O            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  P            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
  Q            0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
 R-I           0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
R-II           0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
R-III          0.000000%    0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
                            ----      ----       ----         ----        ----          ----         ----       ----       ----
Totals                      0.00      0.00       0.00         0.00        0.00          0.00         0.00       0.00       0.00
                            ====      ====       ====         ====        ====          ====         ====       ====       ====

                            Original  Beginning                                           Ending
              Pass-Through  Notional   Notional     Interest   Prepayment      Total     Notional
Class  CUSIP      Rate       Amount     Amount   Distribution    Premium   Distribution   Amount
-----  -----  ------------  --------  ---------  ------------  ----------  ------------  --------

 X-1              0.000000      0.00       0.00          0.00        0.00          0.00      0.00
 X-2              0.000000      0.00       0.00          0.00        0.00          0.00      0.00

(1)  Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                            CERTIFICATE FACTOR DETAIL

                                                                   Realized Loss/
               Beginning    Principal     Interest    Prepayment  Additional Trust    Ending
Class  CUSIP    Balance   Distribution  Distribution    Premium    Fund Expenses     Balance
-----  -----  ----------  ------------  ------------  ----------  ----------------  ----------

 A-1          0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
A-1A          0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
 A-2          0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
 A-3          0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
 A-4          0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
A-4FL         0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
A-MFL         0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
 A-J          0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  B           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  C           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  D           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  E           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  F           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  G           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  H           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  J           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  K           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  L           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  M           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  N           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  O           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  P           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
  Q           0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
 R-I          0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
 R-II         0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000
R-III         0.00000000    0.00000000    0.00000000  0.00000000     0.00000000     0.00000000

               Beginning                              Ending
                Notional    Interest    Prepayment   Notional
Class  CUSIP     Amount   Distribution    Premium     Amount
-----  -----  ----------  ------------  ----------  ----------
 X-1          0.00000000    0.00000000  0.00000000  0.00000000
 X-2          0.00000000    0.00000000  0.00000000  0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                             RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

               Stated     Unpaid                                                          Stated      Unpaid       Current
             Beginning   Beginning                                                        Ending      Ending      Principal
             Principal   Principal   Scheduled   Unscheduled    Principal    Realized   Principal   Principal   Distribution
Loan Group    Balance     Balance    Principal    Principal    Adjustments     Loss      Balance     Balance       Amount
----------   ---------   ---------   ---------   -----------   -----------   --------   ---------   ---------   ------------

     1          0.00        0.00        0.00         0.00          0.00        0.00        0.00        0.00         0.00
     2          0.00        0.00        0.00         0.00          0.00        0.00        0.00        0.00         0.00
                ----        ----        ----         ----          ----        ----        ----        ----         ----
   Total        0.00        0.00        0.00         0.00          0.00        0.00        0.00        0.00         0.00
                ====        ====        ====         ====          ====        ====        ====        ====         ====

CERTIFICATE INTEREST RECONCILIATION

                                           Net                                                                          Remaining
                                        Aggregate                 Distributable                                           Unpaid
                            Accrued    Prepayment  Distributable   Certificate              Additional                Distributable
        Accrual  Accrual  Certificate   Interest    Certificate      Interest     WAC CAP   Trust Fund    Interest     Certificate
Class    Dates     Days     Interest    Shortfall     Interest      Adjustment   Shortfall   Expenses   Distribution     Interest
------  -------  -------  -----------  ----------  -------------  -------------  ---------  ----------  ------------  -------------

 A-1       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-1A      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-2       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-3       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-4       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-4FL      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-MFL      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-J       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 X-1       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 X-2       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  B        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  C        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  D        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  E        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  F        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  G        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  H        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  J        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  K        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  L        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  M        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  N        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  O        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  P        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  Q        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
                  ---         ----        ----          ----           ----         ----       ----         ----           ----
Totals              0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
                  ===         ====        ====          ====           ====         ====       ====         ====           ====

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                    0.00
Master Servicing Fee Summary
   Current Period Accrued Master Servicing Fees                      0.00
   Less Delinquent Master Servicing Fees                             0.00
   Less Reductions to Master Servicing Fees                          0.00
   Plus Master Servicing Fees for Delinquent Payments Received       0.00
   Plus Adjustments for Prior Master Servicing Calculation           0.00
   Total Master Servicing Fees Collected                             0.00
Current 1 Month LIBOR Rate                                       0.000000%
Next 1 Month LIBOR Rate                                          0.000000%

(1)  The Available Distribution Amount includes any Prepayment Premiums

Appraisal Reduction Amount

         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER       App. Red.
Number    Effected     Amount         Date
------   ---------   ----------   -----------

Total

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

   INTEREST:
      Interest paid or advanced                               0.00
      Interest reductions due to Non-Recoverability
         Determinations                                       0.00
      Interest Adjustments                                    0.00
      Deferred Interest                                       0.00
      Net Prepayment Interest Shortfall                       0.00
      Net Prepayment Interest Excess                          0.00
      Extension Interest                                      0.00
      Interest Reserve Withdrawal                             0.00
                                                                     ----
         TOTAL INTEREST COLLECTED                                    0.00
   PRINCIPAL:
      Scheduled Principal                                     0.00
      Unscheduled Principal                                   0.00
         Principal Prepayments                                0.00
         Collection of Principal after Maturity Date          0.00
         Recoveries from Liquidation and Insurance Proceeds   0.00
         Excess of Prior Principal Amounts paid               0.00
         Curtailments                                         0.00
      Negative Amortization                                   0.00
      Principal Adjustments                                   0.00
                                                                     ----
         TOTAL PRINCIPAL COLLECTED                                   0.00
   OTHER:
      Prepayment Penalties/Yield Maintenance                  0.00
      Repayment Fees                                          0.00
      Borrower Option Extension Fees                          0.00
      Equity Payments Received                                0.00
      Net Swap Counterparty Payments Received                 0.00
                                                                     ----
         TOTAL OTHER COLLECTED                                       0.00
                                                                     ----
TOTAL FUNDS COLLECTED                                                0.00
                                                                     ====
TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                    0.00
      Trustee Fee                                             0.00
      Certificate Administration Fee                          0.00
      Insurer Fee                                             0.00
      Miscellaneous Fee                                       0.00
                                                                     ----
         TOTAL FEES                                                  0.00
   ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                  0.00
      ASER Amount                                             0.00
      Special Servicing Fee                                   0.00
      Rating Agency Expenses                                  0.00
      Attorney Fees & Expenses                                0.00
      Bankruptcy Expense                                      0.00
      Taxes Imposed on Trust Fund                             0.00
      Non-Recoverable Advances                                0.00
      Other Expenses                                          0.00
                                                                     ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                        0.00
   INTEREST RESERVE DEPOSIT                                          0.00
   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                   0.00
      Principal Distribution                                  0.00
      Prepayment Penalties/Yield Maintenance                  0.00
      Borrower Option Extension Fees                          0.00
      Equity Payments Paid                                    0.00
      Net Swap Counterparty Payments Paid                     0.00
                                                                     ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS               0.00
                                                                     ----
TOTAL FUNDS DISTRIBUTED                                              0.00
                                                                     ====

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                                 RATINGS DETAIL

                Original Ratings      Current Ratings (1)
              ---------------------  ---------------------
Class  CUSIP  Fitch  Moody's  S & P  Fitch  Moody's  S & P
-----  -----  -----  -------  -----  -----  -------  -----
 A-1
A-1A
 A-2
 A-3
 A-4
A-4FL
A-MFL
 A-J
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q

NR  - Designates that the class was not rated by the above agency at the time of original issuance.

X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1)   For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                             % of
Scheduled   # of  Scheduled  Agg.  WAM         Weighted
 Balance   loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------  -----  ---------  ----  ---  ---  ------------

Totals

                                    STATE (3)

                          % of
       # of    Scheduled  Agg.  WAM         Weighted
State  Props.   Balance   Bal.  (2)  WAC  Avg DSCR (1)
-----  ------  ---------  ----  ---  ---  ------------

Totals

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                  % of
 Debt Service    # of   Scheduled  Agg. WAM          Weighted
Coverage Ratio  loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------  -----  ---------  ----  ---  ---  ------------

Totals

                                    NOTE RATE

                             % of
            # of  Scheduled  Agg.  WAM         Weighted
Note Rate  loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------  -----  ---------  ----  ---  ---  ------------

Totals

                             PROPERTY TYPE (3)

                                 % of
                # of  Scheduled  Agg.  WAM         Weighted
Property Type  Props.  Balance   Bal.  (2)  WAC  Avg DSCR (1)
-------------  -----  ---------  ----  ---  ---  ------------

Totals

                                    SEASONING

                             % of
            # of  Scheduled  Agg.  WAM         Weighted
Seasoning  loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------  -----  ---------  ----  ---  ---  ------------

Totals

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

    Anticipated       # of   Scheduled   % of Agg.   WAM           Weighted
Remaining Term (2)   loans    Balance       Bal.     (2)   WAC   Avg DSCR (1)
------------------   -----   ---------   ---------   ---   ---   ------------

Totals

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

    Remaining        # of   Scheduled   % of Agg.                   Weighted Avg
Amortization Term   loans    Balance       Bal.     WAM (2)   WAC     DSCR (1)
-----------------   -----   ---------   ---------   -------   ---   ------------

Totals

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

 Remaining     # of   Scheduled   % of Agg.   WAM           Weighted
Stated Term   loans    Balance       Bal.     (2)   WAC   Avg DSCR (1)
-----------   -----   ---------   ---------   ---   ---   ------------

Totals

                             AGE OF MOST RECENT NOI

Age of Most    # of   Scheduled   % of Agg.                   Weighted Avg
 Recent NOI   loans    Balance       Bal.     WAM (2)   WAC     DSCR (1)
-----------   -----   ---------   ---------   -------   ---   ------------

Totals

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES GROUP I

                               SCHEDULED BALANCE

Scheduled    # of   Scheduled   % of Agg.                   Weighted Avg
 Balance    loans    Balance       Bal.     WAM (2)   WAC     DSCR (1)
---------   -----   ---------   ---------   -------   ---   ------------

Totals

                                    STATE (3)

          # of    Scheduled   % of Agg.                   Weighted Avg
State    Props.    Balance       Bal.     WAM (2)   WAC     DSCR (1)
------   ------   ---------   ---------   -------   ---   ------------

Totals

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES GROUP I

                          DEBT SERVICE COVERAGE RATIO

 Debt Service     # of   Scheduled   % of Agg.                   Weighted Avg
Coverage Ratio   loans    Balance       Bal.     WAM (2)   WAC     DSCR (1)
--------------   -----   ---------   ---------   -------   ---   ------------

Totals

                                   NOTE RATE

             # of   Scheduled   % of Agg.                   Weighted Avg
Note Rate   loans    Balance       Bal.     WAM (2)   WAC     DSCR (1)
---------   -----   ---------   ---------   -------   ---   ------------

Totals

                               PROPERTY TYPE (3)

                 # of    Scheduled   % of Agg.                   Weighted Avg
Property Type   Props.    Balance       Bal.     WAM (2)   WAC     DSCR (1)
-------------   ------   ---------   ---------   -------   ---   ------------

Totals

                                   SEASONING

             # of   Scheduled   % of Agg.                   Weighted Avg
Seasoning   loans    Balance       Bal.     WAM (2)   WAC     DSCR (1)
---------   -----   ---------   ---------   -------   ---   ------------

Totals

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                         % of
Anticipated Remaining   # of  Scheduled  Agg.  WAM       Weighted Avg
       Term (2)        loans   Balance   Bal.  (2)  WAC    DSCR (1)
---------------------  -----  ---------  ----  ---  ---  ------------

Totals

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                          % of
Remaining Amortization   # of  Scheduled  Agg.  WAM       Weighted Avg
         Term           loans   Balance   Bal.  (2)  WAC    DSCR (1)
---------------------   -----  ---------  ----  ---  ---  ------------

Totals

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                         % of
   Remaining Stated     # of  Scheduled  Agg.  WAM       Weighted Avg
         Term          loans   Balance   Bal.  (2)  WAC    DSCR (1)
---------------------  -----  ---------  ----  ---  ---  ------------

Totals

                             AGE OF MOST RECENT NOI

                                         % of
     Age of Most        # of  Scheduled  Agg.  WAM       Weighted Avg
      Recent NOI       loans   Balance   Bal.  (2)  WAC    DSCR (1)
---------------------  -----  ---------  ----  ---  ---  ------------

Totals

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                                         % of
       Scheduled        # of  Scheduled  Agg.  WAM       Weighted Avg
        Balance        loans   Balance   Bal.  (2)  WAC    DSCR (1)
---------------------  -----  ---------  ----  ---  ---  ------------

Totals

                                   STATE (3)

                                         % of
                        # of  Scheduled  Agg.  WAM       Weighted Avg
        State          Props.  Balance   Bal.  (2)  WAC    DSCR (1)
---------------------  -----  ---------  ----  ---  ---  ------------

Totals

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                         % of
     Debt Service       # of  Scheduled  Agg.  WAM       Weighted Avg
    Coverage Ratio     loans   Balance   Bal.  (2)  WAC    DSCR (1)
---------------------  -----  ---------  ----  ---  ---  ------------

Totals

                                    NOTE RATE

                                         % of
                        # of  Scheduled  Agg.  WAM       Weighted Avg
      Note Rate        loans   Balance   Bal.  (2)  WAC    DSCR (1)
---------------------  -----  ---------  ----  ---  ---  ------------

Totals

                                PROPERTY TYPE (3)

                                         % of
                        # of  Scheduled  Agg.  WAM       Weighted Avg
    Property Type      Props.  Balance   Bal.  (2)  WAC    DSCR (1)
---------------------  -----  ---------  ----  ---  ---  ------------

Totals

                                    SEASONING

                                         % of
                        # of  Scheduled  Agg.  WAM       Weighted Avg
      Seasoning        loans   Balance   Bal.  (2)  WAC    DSCR (1)
---------------------  -----  ---------  ----  ---  ---  ------------

Totals

See footnotes on last page of this section.

Copyright Wells Fargo Bank, N.A.                                   Page 15 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

    Anticipated       # of   Scheduled   % of Agg.   WAM         Weighted Avg
Remaining Term (2)   loans    Balance       Bal.     (2)   WAC     DSCR (1)
------------------   -----   ---------   ---------   ---   ---   ------------

Totals

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

    Remaining        # of   Scheduled   % of Agg.                   Weighted Avg
Amortization Term   loans    Balance       Bal.     WAM (2)   WAC     DSCR (1)
-----------------   -----   ---------   ---------   -------   ---   ------------

Totals

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

 Remaining     # of   Scheduled   % of Agg.                   Weighted Avg
Stated Term   loans    Balance       Bal.     WAM (2)   WAC     DSCR (1)
-----------   -----   ---------   ---------   -------   ---   ------------

Totals

                             AGE OF MOST RECENT NOI

Age of Most    # of   Scheduled   % of Agg.                   Weighted Avg
 Recent NOI   loans    Balance       Bal.     WAM (2)   WAC     DSCR (1)
-----------   -----   ---------   ---------   -------   ---   ------------

Totals

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                              MORTGAGE LOAN DETAIL

                                                                          Anticipated
 Loan           Property                  Interest   Principal    Gross    Repayment    Maturity
Number   ODCR   Type (1)   City   State    Payment    Payment    Coupon       Date        Date
------   ----   --------   ----   -----   --------   ---------   ------   -----------   --------

Totals

          Neg.   Beginning    Ending     Paid   Appraisal   Appraisal    Res.    Mod.
 Loan    Amort   Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number   (Y/N)    Balance     Balance    Date      Date       Amount      (2)     (3)
------   -----   ---------   ---------   ----   ---------   ---------   ------   ----

Totals

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                                   NOI DETAIL

                                            Ending       Most       Most    Most Recent
 Loan           Property                  Scheduled     Recent     Recent    NOI Start     Most Recent
Number   ODCR     Type     City   State    Balance    Fiscal NOI     NOI        Date      NOI End Date
------   ----   --------   ----   -----   ---------   ----------   ------   -----------   ------------

Total

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                           PRINCIPAL PREPAYMENT DETAIL

                                                Principal Prepayment Amount                 Prepayment Penalties
                         Offering Document  ---------------------------------  ---------------------------------------------
Loan Number  Loan Group   Cross-Reference   Payoff Amount  Curtailment Amount  Prepayment Premium  Yield Maintenance Premium
-----------  ----------  -----------------  -------------  ------------------  ------------------  -------------------------

Totals

Copyright, Wells Fargo Bank, N.A.                                  Page 19 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                                HISTORICAL DETAIL

                                                 Delinquencies
              ----------------------------------------------------------------------------------
Distribution  30-59 Days    60-89 Days   90 Days or More  Foreclosure      REO     Modifications
    Date      #  Balance  #     Balance  #      Balance  #    Balance  #  Balance  #     Balance
------------ --  ------- --     ------- --      ------- --    ------- --  ------- --     -------

                     Prepayments           Rate and Maturities
              ------------------------  -----------------------
Distribution  Curtailments    Payoff    Next Weighted Avg.
    Date      #    Balance  #  Balance  Coupon       Remit  WAM
------------  --   ------- --  -------  ------       -----  ---

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright Wells Fargo Bank, N.A.                                   Page 20 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                             DELINQUENCY LOAN DETAIL

                                                            Current     Outstanding  Status of  Resolution  Servicing
             Offering Document  # of Months      Paid        P & I         P & I      Mortgage   Strategy    Transfer  Foreclosure
Loan Number   Cross-Reference     Delinq.    Through Date  Advances **   Advances     Loan (1)   Code (2)      Date       Date
-----------  -----------------  -----------  ------------  -----------  -----------  ---------  ----------  ---------  -----------

              Actual    Outstanding
             Principal   Servicing   Bankruptcy   REO
Loan Number   Balance     Advances      Date     Date
-----------  ---------  -----------  ----------  ----

Totals

                           (1) Status of Mortgage Loan

A  - Payments Not Received But Still in Grace Period
B  - Late Payment But Less Than 1 Month Delinquent
0  - Current
1  - One Month Delinquent
2  - Two Months Delinquent
3  - Three or More Months Delinquent
4  - Assumed Scheduled Payment (Performing Matured Loan)
7  - Foreclosure
9  - REO

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 21 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                    SPECIALLY SERVICED LOAN DETAIL - PART 1

                            Offering      Servicing   Resolution
Distribution    Loan        Document       Transfer    Strategy    Scheduled   Property           Interest
    Date       Number   Cross-Reference      Date      Code (1)     Balance    Type (2)   State     Rate
------------   ------   ---------------   ---------   ----------   ---------   --------   -----   --------

                            Net                                        Remaining
Distribution    Actual   Operating    NOI          Note   Maturity   Amortization
    Date       Balance     Income    Date   DSCR   Date     Date         Term
------------   -------   ---------   ----   ----   ----   --------   ------------

                          (1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

Copyright, Wells Fargo Bank, N.A.                                  Page 22 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

                            Offering      Resolution      Site                                        Other REO
Distribution    Loan        Document       Strategy    Inspection   Phase 1   Appraisal   Appraisal    Property
    Date       Number   Cross-Reference    Code (1)       Date        Date       Date       Value      Revenue    Comment
------------   ------   ---------------   ----------   ----------   -------   ---------   ---------   ---------   -------

                          (1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 23 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                                 ADVANCE SUMMARY

                                       Outstanding   Current Period Interest
 Loan       Current      Outstanding    Servicing      on P&I and Servicing
 Group   P&I Advances   P&I Advances     Advances         Advances Paid
------   ------------   ------------   -----------   -----------------------
   1         0.00           0.00           0.00                0.00
   2         0.00           0.00           0.00                0.00
             ----           ----           ----                ----
Totals       0.00           0.00           0.00                0.00
             ====           ====           ====                ====

Copyright, Wells Fargo Bank, N.A.                                  Page 24 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                              MODIFIED LOAN DETAIL

            Offering
 Loan       Document     Pre-Modification  Post-Modification  Pre-Modification  Post-Modification  Modification  Modification
Number  Cross-Reference       Balance           Balance         Interest Rate     Interest Rate        Date       Description
------  ---------------  ----------------  -----------------  ----------------  -----------------  ------------  ------------

Totals

Copyright, Wells Fargo Bank, N.A.                                  Page 25 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                        HISTORICAL LIQUIDATED LOAN DETAIL

                                           Most     Gross                                    Date of                        Loss to
                                Fees,     Recent    Sales      Net     Net Proceeds          Current   Current               Loan
                   Beginning  Advances, Appraised Proceeds   Proceeds    Available  Realized  Period   Period   Cumulative   with
Distribution       Scheduled     and      Value   or Other Received on      for      Loss to Adj. to Adjustment Adjustment Cum Adj.
    Date     ODCR   Balance  Expenses *   or BPO  Proceeds Liquidation Distribution   Trust   Trust   to Trust   to Trust  to Trust
------------ ----- --------- ---------- --------- -------- ----------- ------------ -------- ------- ---------- ---------- --------

Current
   Total

Cumulative
   Total

*     Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 26 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                Offering                 Aggregate
                Document    Beginning     Realized    Prior Realized       Amounts        Interest
Distribution     Cross-     Balance at    Loss on    Loss Applied to     Covered by     (Shortages)/
    Date       Reference   Liquidation    on Loans     Certificates    Credit Support     Excesses
------------   ---------   -----------   ---------   ---------------   --------------   ------------

Totals

                                                Realized Loss                       (Recoveries)/
                Modification     Additional       Applied to      Recoveries of    Losses Applied
Distribution     /Appraisal     (Recoveries)   Certificates to   Realized Losses   to Certificate
    Date       Reduction Adj.     /Expenses          Date          Paid as Cash       Interest
------------   --------------   ------------   ---------------   ---------------   --------------

Totals

Copyright, Wells Fargo Bank, N.A.                                  Page 27 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

                                                                                                           Modified
 Offering      Stated      Current                                                     Non-                Interest   Additional
 Document    Principal     Ending       Special Servicing Fees                    Recoverable  Interest      Rate        Trust
  Cross-    Balance at   Scheduled  ------------------------------        (PPIS)   (Scheduled     on     (Reduction)     Fund
Reference  Contribution   Balance   Monthly  Liquidation  Work Out  ASER  Excess    Interest)  Advances    /Excess      Expense
---------  ------------  ---------  -------  -----------  --------  ----  ------  -----------  --------  -----------  ----------

Totals

Copyright, Wells Fargo Bank, N.A.                                  Page 28 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                   Reimb of Advances to the Servicer
    Offering     Stated Principal  Current Ending  ---------------------------------
    Document         Balance at       Scheduled                    Left to Reimburse  Other (Shortfalls)/
Cross-Reference     Contribution       Balance      Current Month    Master Servicer        Refunds        Comments
---------------  ----------------  --------------  --------------  -----------------  -------------------  --------

Totals

Interest Shortfall Reconciliation Detail Part 2 Total                    0.00

Interest Shortfall Reconciliation Detail Part 1 Total                    0.00

Total Interest Shortfall Allocated to Trust                              0.00

Copyright, Wells Fargo Bank, N.A.                                  Page 29 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                              DEFEASED LOAN DETAIL

              Offering Document   Ending Scheduled
Loan Number    Cross-Reference         Balance       Maturity Date   Note Rate   Defeasance Status
-----------   -----------------   ----------------   -------------   ---------   -----------------

Totals

Copyright, Wells Fargo Bank, N.A.                                  Page 30 of 31

[WELLS FARGO LOGO]                 MORGAN STANLEY CAPITAL I INC.           -----------------------------------------
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   For Additional Information please contact
                                          SERIES 2006-HQ10                          CTSLink Customer Service
                                                                                         (301) 815-6600
WELLS FARGO BANK, N.A.                                                      Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                   -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                    PAYMENT DATE:                  12/14/2006
COLUMBIA, MD 21045-1951                                                    RECORD DATE:                   11/30/2006
                                                                           DETERMINATION DATE:            12/08/2006

                             SUPPLEMENTAL REPORTING

Copyright, Wells Fargo Bank, N.A.                                  Page 31 of 31

                                   SCHEDULE A
                                   ----------

            Rates Used in Determination of Class X Pass-Through Rates

DISTRIBUTION
    DATE       BALANCE
------------   -------
 12/12/2006    5.86025%
 01/12/2007    5.86026%
 02/12/2007    5.86027%
 03/12/2007    5.86042%
 04/12/2007    6.05662%
 05/12/2007    5.86028%
 06/12/2007    6.05663%
 07/12/2007    5.86030%
 08/12/2007    6.05664%
 09/12/2007    6.05665%
 10/12/2007    5.86031%
 11/12/2007    6.05666%
 12/12/2007    5.86032%
 01/12/2008    6.05666%
 02/12/2008    5.86032%
 03/12/2008    5.86038%
 04/12/2008    6.05667%
 05/12/2008    5.86033%
 06/12/2008    6.05668%
 07/12/2008    5.86034%
 08/12/2008    6.05670%
 09/12/2008    6.05670%
 10/12/2008    5.86035%
 11/12/2008    6.05668%
 12/12/2008    5.86034%
 01/12/2009    5.86034%
 02/12/2009    5.86034%
 03/12/2009    5.86057%
 04/12/2009    6.05667%
 05/12/2009    5.86032%
 06/12/2009    6.05666%
 07/12/2009    5.86032%
 08/12/2009    6.05666%
 09/12/2009    6.05665%
 10/12/2009    5.85805%
 11/12/2009    6.05430%
 12/12/2009    5.85801%
 01/12/2010    5.85798%
 02/12/2010    5.85796%
 03/12/2010    5.85826%
 04/12/2010    6.05415%
 05/12/2010    5.85787%
 06/12/2010    6.05410%
 07/12/2010    5.85781%
 08/12/2010    6.05218%
 09/12/2010    6.05216%
 10/12/2010    5.85372%
 11/12/2010    6.04141%
 12/12/2010    5.84553%
 01/12/2011    5.84549%
 02/12/2011    5.84546%
 03/12/2011    5.84579%
 04/12/2011    6.04121%
 05/12/2011    5.84533%
 06/12/2011    6.04113%
 07/12/2011    5.84526%
 08/12/2011    6.04106%
 09/12/2011    6.04103%
 10/12/2011    5.84516%
 11/12/2011    6.04096%
 12/12/2011    5.84509%
 01/12/2012    6.04089%
 02/12/2012    5.84502%
 03/12/2012    5.84515%
 04/12/2012    6.04078%
 05/12/2012    5.84492%
 06/12/2012    6.04070%
 07/12/2012    5.84484%
 08/12/2012    6.04063%
 09/12/2012    6.04060%
 10/12/2012    5.84474%
 11/12/2012    6.04052%

                                        1

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                                   ----------

          Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)   multifamily or commercial mortgage loans;

          2)   mortgage pass-through certificates or mortgage backed securities;

          3)   direct obligations of the United States or other governmental agencies; or

          4)   any combination of the 1-3, above.

     The certificates of any series may consist of one or more classes. A given class may:

          o    provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes in respect of distributions;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
               retirement of one or more other classes;

          o    provide for sequential distributions of principal;

          o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-39 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

     Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY
                  THE DATE OF THIS PROSPECTUS IS MARCH 14, 2006

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o    the timing of interest and principal payments;

          o    applicable interest rates;

          o    information about the trust fund's assets;

          o    information about any credit support or cash flow agreement;

          o    the rating for each class of certificates;

          o    information regarding the nature of any subordination;

          o    any circumstance in which the trust fund may be subject to early termination;

          o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o    the aggregate principal amount of each class of certificates;

          o    information regarding any master servicer, sub-servicer or special servicer; and

          o    whether the certificates will be initially issued in definitive or book-entry form.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                                   ----------

     Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Important Notice About Information Presented In This Prospectus And The

   Distributions on the Certificates of Prepayment Premiums or in Respect

                                        i

   Retained Interest; Servicing Compensation and Payment of Expenses......    63
   Evidence as to Compliance..............................................    63
   Matters Regarding a Master Servicer, a Special Servicer and the

                                       ii

                                       iii

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.........   Mortgage Pass-Through Certificates, issuable in
                                 series.

MORTGAGE POOL.................   Each trust fund will consist primarily of one
                                 or more segregated pools of:

                                 (1)  multifamily or commercial mortgage loans;

                                 (2)  mortgage pass-through certificates or
                                      mortgage backed securities;

                                 (3)  direct obligations of the United States or
                                      other governmental agencies; or

                                 (4)  any combination of 1-3 above.

                                 as to some or all of the mortgage loans,
                                 assignments of the leases of the related
                                 mortgaged properties or assignments of the
                                 rental payments due under those leases.

                                 Each trust fund for a series of certificates
                                 may also include:

                                 o    insurance or guarantees for the loans,
                                      letters of credit, insurance policies and
                                      surety bonds, the establishment of one or
                                      more reserve funds or any combination of
                                      the foregoing; and

                                 o    guaranteed investment contracts, interest
                                      rate exchange or interest rate swap, cap,
                                      floor or collar agreements or currency
                                      exchange or swap agreements.

                                 RELEVANT PARTIES AND DATES

ISSUING ENTITY................   The issuing entity with respect to each series
                                 will be a New York common law trust formed by
                                 the depositor and containing the assets
                                 described in this prospectus and specified in
                                 the related prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation and a wholly-owned subsidiary of
                                 Morgan Stanley.

MASTER SERVICER...............   Each master servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. A master servicer may be
                                 an affiliate of Morgan Stanley Capital I Inc.

PRIMARY SERVICER..............   Each primary servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. The primary servicer may
                                 be an affiliate of Morgan Stanley Capital I
                                 Inc.

SPECIAL SERVICER..............   The special servicer, if any, for each series
                                 of certificates will be named, or the
                                 circumstances in accordance with which a
                                 special servicer will be appointed will be
                                 described, in the related prospectus
                                 supplement. The special servicer may be an
                                 affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

OTHER PARTIES.................   If so specified in the prospectus supplement
                                 for a series, there may be one or more
                                 additional parties to the related pooling and
                                 servicing agreement, including but not limited
                                 to (i) a paying agent, which will make payments
                                 and perform other specified duties with respect
                                 to the certificates, (ii) a certificate
                                 registrar, which will maintain the register of
                                 certificates and perform certain duties with
                                 respect to certificate transfer, (iii) an
                                 authenticating agent, which will countersign
                                 the certificates on behalf of the trustee
                                 and/or (iv) a fiscal agent, which will be
                                 required to make advances if the trustee fails
                                 to do so when required.

SPONSOR.......................   The sponsor or sponsors for each series of
                                 certificates will be named in the related
                                 prospectus supplement. The sponsor will
                                 initiate the issuance of a series of
                                 certificates and will sell mortgage loans to
                                 the depositor. If specified in the related
                                 prospectus supplement, the sponsor may be
                                 Morgan Stanley Mortgage Capital Inc., an
                                 affiliate of the depositor.

SELLERS.......................   The seller or sellers of the mortgage loans or
                                 other assets will be named in the related
                                 prospectus supplement. A seller may be an
                                 affiliate of Morgan Stanley Capital I Inc.
                                 Morgan Stanley Capital I Inc. will purchase the
                                 mortgage loans or other assets, on or before
                                 the issuance of the related series of
                                 certificates.

ORIGINATORS...................   If the mortgage loans or other assets have been
                                 originated by an entity other than the related
                                 sponsor or loan seller, the prospectus
                                 supplement will identify the related originator
                                 and set forth certain information with respect
                                 thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.........   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

   (A) MORTGAGE ASSETS........   The mortgage loans and the mortgage backed
                                 securities, or one or the other, with respect
                                 to each series of certificates will consist of
                                 a pool of:

                                 o    multifamily or commercial mortgage loans
                                      or both;

                                 o    mortgage pass-through certificates or
                                      other mortgage backed securities
                                      evidencing interests in or secured by
                                      mortgage loans; or

                                 o    a combination of mortgage loans and
                                      mortgage backed securities.

                                 The mortgage loans will not be guaranteed or
                                 insured by:

                                 o    Morgan Stanley Capital I Inc. or any of
                                      its affiliates; or

                                       -2-

                                 o    unless the prospectus supplement so
                                      provides, any governmental agency or
                                      instrumentality or other person.

                                 The mortgage loans will be secured by first
                                 liens or junior liens on, or security interests
                                 in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively owned
                                      dwelling units; or

                                 o    office buildings, shopping centers, retail
                                      stores, hotels or motels, nursing homes,
                                      hospitals or other health care-related
                                      facilities, mobile home parks, warehouse
                                      facilities, mini-warehouse facilities or
                                      self-storage facilities, industrial
                                      plants, congregate care facilities, mixed
                                      use commercial properties or other types
                                      of commercial properties.

                                 Generally, the mortgage loans:

                                 o    will be secured by properties located in
                                      any of the fifty states, the District of
                                      Columbia or the Commonwealth of Puerto
                                      Rico;

                                 o    will have individual principal balances at
                                      origination of at least $25,000;

                                 o    will have original terms to maturity of
                                      not more than 40 years; and

                                 o    will be originated by persons other than
                                      Morgan Stanley Capital I Inc.

                                 Each mortgage loan may provide for the
                                 following payment terms:

                                 o    Each mortgage loan may provide for no
                                      accrual of interest or for accrual of
                                      interest at a fixed or adjustable rate or
                                      at a rate that may be converted from
                                      adjustable to fixed, or vice versa, from
                                      time to time at the borrower's election.
                                      Adjustable mortgage rates may be based on
                                      one or more indices.

                                 o    Each mortgage loan may provide for
                                      scheduled payments to maturity or payments
                                      that adjust from time to time to
                                      accommodate changes in the interest rate
                                      or to reflect the occurrence of certain
                                      events.

                                 o    Each mortgage loan may provide for
                                      negative amortization or accelerated
                                      amortization.

                                 o    Each mortgage loan may be fully amortizing
                                      or require a balloon payment due on the
                                      loan's stated maturity date.

                                 o    Each mortgage loan may contain
                                      prohibitions on prepayment or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with a
                                      prepayment.

                                 o    Each mortgage loan may provide for
                                      payments of principal, interest or both,
                                      on due dates that occur monthly,
                                      quarterly, semi-annually or at another
                                      interval as specified in the related
                                      prospectus supplement.

                                       -3-

   (B) GOVERNMENT
       SECURITIES.............   If the related prospectus supplement so
                                 specifies, the trust fund may include direct
                                 obligations of the United States, agencies of
                                 the United States or agencies created by
                                 government entities which provide for payment
                                 of interest or principal or both.

   (C) COLLECTION
       ACCOUNTS...............   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. The person(s)
                                 designated in the related prospectus supplement
                                 will, to the extent described in this
                                 prospectus and the prospectus supplement,
                                 deposit into this account all payments and
                                 collections received or advanced with respect
                                 to the trust fund's assets. The collection
                                 account may be either interest-bearing or
                                 non-interest-bearing, and funds may be held in
                                 the account as cash or invested in short-term,
                                 investment grade obligations.

   (D) CREDIT SUPPORT.........   If the related prospectus supplement so
                                 specifies, one or more classes of certificates
                                 may be provided with partial or full protection
                                 against certain defaults and losses on a trust
                                 fund's mortgage loans and mortgage backed
                                 securities.

                                 This protection may be provided by one or more
                                 of the following means:

                                 o    subordination of one or more other classes
                                      of certificates,

                                 o    cross-support provisions

                                 o    loan insurance policies or guarantees,

                                 o    letters of credit,

                                 o    certificate insurance policies or surety
                                      bonds,

                                 o    reserve fund or funds or

                                 o    a combination thereof.

                                 The related prospectus supplement will describe
                                 the amount and types of credit support, the
                                 entity providing the credit support, if
                                 applicable, and related information. If a
                                 particular trust fund includes mortgage backed
                                 securities, the related prospectus supplement
                                 will describe any similar forms of credit
                                 support applicable to those mortgage backed
                                 securities.

   (E) CASH FLOW
       AGREEMENTS.............   If the related prospectus supplement so
                                 provides, the trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the collection accounts will be
                                 invested at a specified rate. The trust fund
                                 also may include agreements (as described
                                 below) designed to reduce the effects of
                                 interest rate or currency exchange rate
                                 fluctuations on the trust fund's assets or on
                                 one or more classes of certificates.

                                 Agreements of this sort may include:

                                 o    interest rate exchange or interest rate
                                      swap agreements,

                                 o    interest rate cap, floor or collar
                                      agreements,

                                       -4-

                                 o    currency exchange or swap agreements, or

                                 o    Other interest rate or currency
                                      agreements. Currency exchange or swap
                                      agreements might be included in a trust
                                      fund if some or all of the mortgage loans
                                      or mortgage backed securities, such as
                                      mortgage loans secured by mortgaged
                                      properties located outside the United
                                      States, are denominated in a non United
                                      States currency.

                                 The related prospectus supplement will describe
                                 the principal terms of any guaranteed
                                 investment contract or other such agreement and
                                 provide information with respect to the
                                 obligor. If a particular trust fund includes
                                 mortgage backed securities, the related
                                 prospectus supplement will describe any
                                 guaranteed investment contract or other
                                 agreements applicable to those mortgage backed
                                 securities.

REPURCHASES AND SUBSTITUTIONS
  OF MORTGAGE ASSETS;
  ACQUISITION OF ADDITIONAL
  MORTGAGE ASSETS.............   If and to the extent described in the related
                                 prospectus supplement, Morgan Stanley Capital I
                                 Inc. a mortgage asset seller or another
                                 specified person or entity may make or assign
                                 to or for the benefit of one of our trusts
                                 various representations and warranties, or may
                                 be obligated to deliver to one of our trusts
                                 various documents, in either case relating to
                                 some or all of the mortgage assets transferred
                                 to that trust. A material breach of one of
                                 those representations and warranties or a
                                 failure to deliver a material document may,
                                 under the circumstances described in the
                                 related prospectus supplement, give rise to an
                                 obligation to repurchase the affected mortgage
                                 asset(s) out of the subject trust or to replace
                                 the affected mortgage asset(s) with other
                                 mortgage asset(s) that satisfy the criteria
                                 specified in the related prospectus supplement
                                 or to reimburse the related trust fund for any
                                 related losses. See "Description of the
                                 Agreements--Assignment of Assets--Repurchases"
                                 and "--Representations and
                                 Warranties--Repurchases" herein.

                                 In addition, if so specified in the related
                                 prospectus supplement, if a mortgage loan
                                 backing a series of certificates defaults, it
                                 may be subject to a fair value purchase option
                                 or other purchase option under the related
                                 pooling and servicing agreement or another
                                 agreement, or may be subject to a purchase
                                 option on the part of another lender whose loan
                                 is secured by the related real estate
                                 collateral or by a security interest in the
                                 equity in the related borrower. Further, if so
                                 specified in the related prospectus supplement,
                                 a special servicer or other specified party for
                                 a trust fund may be obligated to sell a
                                 mortgage asset that is in default. See
                                 "Description of the Agreements--Realization
                                 Upon Defaulted Whole Loans" herein.

                                 In general, the initial total principal balance
                                 of the mortgage assets in a trust will equal or
                                 exceed the initial total principal balance of
                                 the related certificates. If the initial total
                                 principal balance of the related mortgage
                                 assets is less than the initial total principal
                                 balance of any series, we may arrange an
                                 interim deposit of cash or liquid investments
                                 with the trustee to cover the shortfall. For
                                 the period specified in the related prospectus
                                 supplement, following the initial issuance of
                                 that series, we will be entitled to obtain a
                                 release of the deposited cash or investments in
                                 exchange for the deposit of a corresponding
                                 amount of

                                       -5-

                                 mortgage assets. If we fail to deliver mortgage
                                 assets sufficient to make up the entire
                                 shortfall within that specified period, any of
                                 the cash or investments remaining on deposit
                                 with the related trustee will be used to pay
                                 down the principal balance of the related
                                 certificates, as described in the related
                                 prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, the related trustee may be
                                 authorized or required to apply collections on
                                 the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 assets that conform to the description of
                                 mortgage assets in this prospectus, and satisfy
                                 the criteria set forth in the related
                                 prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding or revolving period, then
                                 we will indicate in the related prospectus
                                 supplement, among other things, (i) the term or
                                 duration of the prefunding or revolving period
                                 and for prefunding periods, the amount of
                                 proceeds to be deposited in the prefunding
                                 account and the percentage of the mortgage
                                 asset pool represented by those proceeds, (ii)
                                 for revolving periods, the maximum amount of
                                 additional assets that may be acquired during
                                 the revolving period, if applicable, and the
                                 percentage of the mortgage asset pool
                                 represented by those assets and (iii) any
                                 limitation on the ability to add pool assets.

DISTRIBUTIONS ON
CERTIFICATES..................   Each series of certificates will have the
                                 following characteristics:

                                 o    if the certificates evidence an interest
                                      in a trust fund that includes mortgage
                                      loans, the certificates will be issued
                                      pursuant to a pooling agreement;

                                 o    if the certificates evidence an interest
                                      in a trust fund that does not include
                                      mortgage loans, the certificates will be
                                      issued pursuant to a trust agreement;

                                 o    each series of certificates will include
                                      one or more classes of certificates;

                                 o    each series of certificates, including any
                                      class or classes not offered by this
                                      prospectus, will represent, in the
                                      aggregate, the entire beneficial ownership
                                      interest in the related trust fund;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      interest certificates, will have a stated
                                      principal amount;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      principal certificates, will accrue
                                      interest based on a fixed, floating,
                                      variable or adjustable interest rate.

                                 The related prospectus supplement will specify
                                 the principal amount, if any, and the interest
                                 rate, if any, for each class of certificates.
                                 In the case of a floating, variable or
                                 adjustable interest rate, the related
                                 prospectus supplement will specify the method
                                 for determining the rate.

                                 The certificates will not be guaranteed or
                                 insured by Morgan Stanley Capital I Inc. or any
                                 of its affiliates. If the related prospectus
                                 supplement so provides, the certificates may be
                                 insured or guaranteed by an entity specified
                                 therein. Otherwise, the certificates also will
                                 not

                                       -6-

                                 be guaranteed or insured by any governmental
                                 agency or instrumentality or by any other
                                 person.

     (A) INTEREST.............   Each class of certificates offered to you,
                                 other than stripped principal certificates and
                                 certain classes of stripped interest
                                 certificates, will accrue interest at the rate
                                 indicated in the prospectus supplement.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement.

                                 Interest distributions:

                                 o    on stripped interest certificates may be
                                      made on the basis of the notional amount
                                      for that class, as described in the
                                      related prospectus supplement;

                                 o    may be reduced to the extent of certain
                                      delinquencies, losses, prepayment interest
                                      shortfalls, and other contingencies
                                      described in this prospectus and the
                                      related prospectus supplement.

     (B) PRINCIPAL............   The certificates of each series initially will
                                 have an aggregate principal balance no greater
                                 than the outstanding principal balance of the
                                 trust fund's assets as of the close of business
                                 on the first day of the month during which the
                                 trust fund is formed, after application of
                                 scheduled payments due on or before that date,
                                 whether or not received. The related prospectus
                                 supplement may provide that the principal
                                 balance of the trust fund's assets will be
                                 determined as of a different date. The
                                 principal balance of a certificate at a given
                                 time represents the maximum amount that the
                                 holder is then entitled to receive of principal
                                 from future cash flow on the assets in the
                                 related trust fund.

                                 Unless the prospectus supplement provides
                                 otherwise, distributions of principal:

                                 o    will be made on each distribution date to
                                      the holders of the class or classes of
                                      certificates entitled to principal
                                      distributions, until the principal
                                      balances of those certificates have been
                                      reduced to zero; and

                                 o    will be made on a pro rata basis among all
                                      of the certificates of a given class or by
                                      random selection, as described in the
                                      prospectus supplement or otherwise
                                      established by the trustee.

                                 Stripped interest or interest-only certificates
                                 will not have a principal balance and will not
                                 receive distributions of principal.

ADVANCES......................   Unless the related prospectus supplement
                                 otherwise provides, if a scheduled payment on a
                                 mortgage loan is delinquent and the master
                                 servicer determines that an advance would be
                                 recoverable, the master servicer will, in most
                                 cases, be required to advance the shortfall.
                                 Neither Morgan Stanley Capital I Inc. nor any
                                 of its affiliates will have any responsibility
                                 to make those advances.

                                 The master servicer:

                                 o    will be reimbursed for advances from
                                      subsequent recoveries from the delinquent
                                      mortgage loan or from other sources, as
                                      described in this prospectus and the
                                      related prospectus supplement; and

                                       -7-

                                 o    will be entitled to interest on advances,
                                      if specified in the related prospectus
                                      supplement.

                                 If a particular trust fund includes mortgage
                                 backed securities, the prospectus supplement
                                 will describe any advance obligations
                                 applicable to those mortgage backed securities.

TERMINATION...................   The related prospectus supplement may provide
                                 for the optional early termination of the
                                 series of certificates through repurchase of
                                 the trust fund's assets by a specified party,
                                 under specified circumstances.

                                 The related prospectus supplement may provide
                                 for the early termination of the series of
                                 certificates in various ways including:

                                 o    optional early termination where a party
                                      identified in the prospectus supplement
                                      could repurchase the trust fund assets
                                      pursuant to circumstances specified in the
                                      prospectus supplement;

                                 o    termination through the solicitation of
                                      bids for the sale of all or a portion of
                                      the trust fund assets in the event the
                                      principal amount of a specified class or
                                      classes declines by a specified percentage
                                      amount on or after a specified date.

REGISTRATION OF CERTIFICATES..   If the related prospectus supplement so
                                 provides, one or more classes of the
                                 certificates being offered to you will
                                 initially be represented by one or more
                                 certificates registered in the name of Cede &
                                 Co., as the nominee of Depository Trust
                                 Company. If the certificate you purchase is
                                 registered in the name of Cede & Co., you will
                                 not be entitled to receive a definitive
                                 certificate, except under the limited
                                 circumstances described in this prospectus.

TAX STATUS OF THE
   CERTIFICATES...............   The certificates of each series will constitute
                                 either:

                                 o    regular interests and residual interests
                                      in a trust treated as a real estate
                                      mortgage investment conduit--known as a
                                      REMIC--under Sections 860A through 860G of
                                      the Internal Revenue Code; or

                                 o    interests in a trust treated as a grantor
                                      trust under applicable provisions of the
                                      Internal Revenue Code.

     (A) REMIC...............    The regular certificates of the REMIC generally
                                 will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Some of the regular certificates of
                                 the REMIC may be issued with original issue
                                 discount for federal income tax purposes.

                                 A portion or, in certain cases, all of the
                                 income from REMIC residual certificates:

                                 o    may not be offset by any losses from other
                                      activities of the holder of those
                                      certificates;

                                 o    may be treated as unrelated business
                                      taxable income for holders of the residual
                                      certificates of the REMIC that are subject
                                      to tax on unrelated business taxable
                                      income, as defined in Section 511 of the
                                      Internal Revenue Code; and

                                 o    may be subject to U.S. withholding tax.

                                       -8-

                                 To the extent described in this prospectus and
                                 the related prospectus supplement, the
                                 certificates offered to you will be treated as:

                                 o    assets described in section 7701(a)(19)(C)
                                      of the Internal Revenue Code; and

                                 o    "real estate assets" within the meaning of
                                      sections 856(c)(4)(A) and 856(c)(5)(B) of
                                      the Internal Revenue Code.

     (B) GRANTOR TRUST........   If no election is made to treat the trust fund
                                 relating to a series of certificates as a
                                 REMIC, the trust fund will be classified as a
                                 grantor trust and not as an association taxable
                                 as a corporation for federal income tax
                                 purposes. If the trust fund is a grantor trust,
                                 you will be treated as an owner of an undivided
                                 pro rata interest in the mortgage pool or pool
                                 of securities and any other assets held by the
                                 trust fund. In certain cases the certificates
                                 may represent interests in a portion of a trust
                                 fund as to which one or more REMIC elections,
                                 as described above, are also made.

                                 Investors are advised to consult their tax
                                 advisors and to review "Federal Income Tax
                                 Consequences" in this prospectus and the
                                 related prospectus supplement.

ERISA CONSIDERATIONS..........   If you are subject to Title I of the Employee
                                 Retirement Income Security Act of 1974, as
                                 amended--also known as ERISA, or Section 4975
                                 of the Internal Revenue Code, you should
                                 carefully review with your legal advisors
                                 whether the purchase or holding of certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 under either statute.

                                 In general, the related prospectus supplement
                                 will specify that some of the classes of
                                 certificates may not be transferred unless the
                                 trustee and Morgan Stanley Capital I Inc.
                                 receive a letter of representations or an
                                 opinion of counsel to the effect that:

                                 o    the transfer will not result in a
                                      violation of the prohibited transaction
                                      provisions of ERISA or the Internal
                                      Revenue Code;

                                 o    the transfer will not cause the assets of
                                      the trust fund to be deemed "plan assets"
                                      for purposes of ERISA or the Internal
                                      Revenue Code; and

                                 o    the transfer will not subject any of the
                                      trustee, Morgan Stanley Capital I Inc. or
                                      any servicer to additional obligations.

LEGAL INVESTMENT..............   The related prospectus supplement will specify
                                 whether any classes of the offered certificates
                                 will constitute "mortgage related securities"
                                 for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and the sale of the
                                 offered certificates.

                                       -9-

RATING........................   At the date of issuance, each class of
                                 certificates of each series that are offered to
                                 you will be rated not lower than investment
                                 grade by one or more nationally recognized
                                 statistical rating agencies.

                                      -10-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
   MARKET MAY MAKE IT
   DIFFICULT FOR YOU TO RESELL
   YOUR CERTIFICATES..........   Secondary market considerations may make your
                                 certificates difficult to resell or less
                                 valuable than you anticipated for a variety of
                                 reasons, including:

                                 o    there may not be a secondary market for
                                      the certificates;

                                 o    if a secondary market develops, we cannot
                                      assure you that it will continue or will
                                      provide you with the liquidity of
                                      investment you may have anticipated. Lack
                                      of liquidity could result in a substantial
                                      decrease in the market value of your
                                      certificates;

                                 o    the market value of your certificates will
                                      fluctuate with changes in interest rates;

                                 o    the secondary market for certificates
                                      backed by residential mortgages may be
                                      more liquid than the secondary market for
                                      certificates backed by multifamily and
                                      commercial mortgages so if your liquidity
                                      assumptions were based on the secondary
                                      market for certificates backed by
                                      residential mortgages, your assumptions
                                      may not be correct;

                                 o    certificateholders have no redemption
                                      rights; and

                                 o    secondary market purchasers are limited to
                                      this prospectus, the related prospectus
                                      supplement and to the reports delivered to
                                      certificateholders for information
                                      concerning the certificates.

                                 Morgan Stanley & Co. Incorporated currently
                                 expects to make a secondary market in your
                                 certificates, but it has no obligation to do
                                 so.

THE TRUST FUND'S ASSETS MAY BE
   INSUFFICIENT TO ALLOW FOR
   REPAYMENT IN FULL ON YOUR
   CERTIFICATES...............   Unless the related prospectus supplement so
                                 specifies, the sole source of payment on your
                                 certificates will be proceeds from the assets
                                 included in the trust fund for each series of
                                 certificates and any form of credit enhancement
                                 specified in the related prospectus supplement.
                                 You will not have any claim against, or
                                 security interest in, the trust fund for any
                                 other series. In addition, in general, there is
                                 no recourse to Morgan Stanley Capital I Inc. or
                                 any other entity, and neither the certificates
                                 nor the underlying mortgage loans are
                                 guaranteed or insured by any governmental
                                 agency or instrumentality or any other entity.

                                      -11-

                                 Therefore, if the trust fund's assets are
                                 insufficient to pay you your expected return,
                                 in most situations you will not receive payment
                                 from any other source. Exceptions include:

                                 o    loan repurchase obligations in connection
                                      with a breach of certain of the
                                      representations and warranties; and

                                 o    advances on delinquent loans, to the
                                      extent the master servicer deems the
                                      advance will be recoverable.

                                 Because some of the representations and
                                 warranties with respect to the mortgage loans
                                 or mortgage backed securities may have been
                                 made or assigned in connection with transfers
                                 of the mortgage loans or mortgage backed
                                 securities prior to the closing date, the
                                 rights of the trustee and the
                                 certificateholders with respect to those
                                 representations or warranties will be limited
                                 to their rights as assignees. Unless the
                                 related prospectus supplement so specifies,
                                 neither Morgan Stanley Capital I Inc., the
                                 master servicer nor any affiliate thereof will
                                 have any obligation with respect to
                                 representations or warranties made by any other
                                 entity.

                                 There may be accounts, as described in the
                                 related prospectus supplement, maintained as
                                 credit support. The amounts in these accounts
                                 may be withdrawn, under conditions described in
                                 the related prospectus supplement. Any
                                 withdrawn amounts will not be available for the
                                 future payment of principal or interest on the
                                 certificates.

                                 If a series of certificates consists of one or
                                 more classes of subordinate certificates, the
                                 amount of any losses or shortfalls in
                                 collections of assets on any distribution date
                                 will be borne first by one or more classes of
                                 the subordinate certificates, as described in
                                 the related prospectus supplement. Thereafter,
                                 those losses or shortfalls will be borne by the
                                 remaining classes of certificates, in the
                                 priority and manner and subject to the
                                 limitations specified in the related prospectus
                                 supplement.

PREPAYMENTS AND REPURCHASES
   MAY REDUCE THE YIELD ON
   YOUR CERTIFICATES..........   The yield on your certificates may be reduced
                                 by prepayments on the mortgage loans or
                                 mortgage backed securities because prepayments
                                 affect the average life of the certificates.
                                 Prepayments can be voluntary, if permitted, and
                                 involuntary, such as prepayments resulting from
                                 casualty or condemnation, defaults and
                                 liquidations or repurchases upon breaches of
                                 representations and warranties. The investment
                                 performance of your certificates may vary
                                 materially and adversely from your expectation
                                 if the actual rate of prepayment is higher or
                                 lower than you anticipated.

                                 Voluntary prepayments may require the payment
                                 of a yield maintenance or prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 existence of the prepayment premium will cause
                                 a borrower to refrain from prepaying its
                                 mortgage loan nor can we assure you of the rate
                                 at which prepayments will occur. Morgan Stanley
                                 Mortgage Capital Inc., under certain
                                 circumstances, may be required to repurchase a
                                 mortgage loan from the trust fund if there has
                                 been a breach of a representation or warranty.
                                 The repurchase price paid will be passed
                                 through to you, as a certificateholder, with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except that no

                                      -12-

                                 prepayment premium or yield maintenance charge
                                 would be payable. Such a repurchase may
                                 therefore adversely affect the yield to
                                 maturity on your certificates.

                                 In a pool of mortgage loans, the rate of
                                 prepayment is unpredictable as it is influenced
                                 by a variety of factors including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums;

                                 o    the servicer's ability to enforce those
                                      yield maintenance charges or prepayment
                                      premiums;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax, legal or other
                                      factors.

                                 There can be no assurance that the rate of
                                 prepayments will conform to any model described
                                 in this prospectus or in the related prospectus
                                 supplement.

                                 Some of the certificates may be more sensitive
                                 to prepayments than other certificates and in
                                 certain cases, the certificateholder holding
                                 these certificates may fail to recoup its
                                 original investment. You should carefully
                                 consider the specific characteristics of the
                                 certificates you purchase, as well as your
                                 investment approach and strategy. For instance,
                                 if you purchase a certificate at a premium, a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate and your actual yield may be lower
                                 than your anticipated yield. Similarly, if you
                                 purchase a certificate which provides for the
                                 payment of interest only, or a certificate
                                 which provides for the payment of interest only
                                 after the occurrence of certain events, such as
                                 the retirement of one or more other classes of
                                 certificates of a series, you will probably be
                                 extremely sensitive to prepayments because a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate.

IF PREPAYMENT PREMIUMS ARE NOT
   ENFORCED, YOUR CERTIFICATES
   MAY BE ADVERSELY
   AFFECTED...................   The yield on your certificates may be less than
                                 anticipated because the prepayment premium or
                                 yield maintenance required under certain
                                 prepayment scenarios may not be enforceable in
                                 some states or under federal bankruptcy laws.

                                 o    Some courts may consider the prepayment
                                      premium to be usurious.

                                      -13-

                                 o    Even if the prepayment premium is
                                      enforceable, we cannot assure you that
                                      foreclosure proceeds will be sufficient to
                                      pay the prepayment premium.

                                 o    Although the collateral substitution
                                      provisions related to defeasance are not
                                      suppose to be treated as a prepayment and
                                      should not affect your certificates, we
                                      cannot assure you that a court will not
                                      interpret the defeasance provisions as
                                      requiring a prepayment premium; nor can we
                                      assure you that if it is treated as a
                                      prepayment premium, the court will find
                                      the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
   AMORTIZATION MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES...............   As principal payments or prepayments are made
                                 on a mortgage loan, the mortgage pool will be
                                 exposed to concentration risks with respect to
                                 the diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers.
                                 Classes that have a later sequential
                                 designation or a lower payment priority are
                                 more likely to be exposed to these
                                 concentration risks than are classes with an
                                 earlier sequential designation or higher
                                 priority. This is so because principal on the
                                 certificates will be payable in sequential
                                 order, and no class entitled to a distribution
                                 of principal will receive its principal until
                                 the principal amount of the preceding class or
                                 classes entitled to receive principal have been
                                 reduced to zero.

RATINGS DO NOT GUARANTY
   PAYMENT....................   Any rating assigned by a rating agency to a
                                 class of certificates reflects the rating
                                 agency's assessment of the likelihood that
                                 holders of the class of certificates will
                                 receive the payments to which they are
                                 entitled.

                                 o    The ratings do not assess the likelihood
                                      that you will receive timely payments on
                                      your certificates.

                                 o    The ratings do not assess the likelihood
                                      of prepayments, including those caused by
                                      defaults.

                                 o    The ratings do not assess the likelihood
                                      of early optional termination of the
                                      certificates.

                                 Each rating agency rating classes of a
                                 particular series will determine the amount,
                                 type and nature of credit support required for
                                 that series. This determination may be based on
                                 an actuarial analysis of the behavior of
                                 mortgage loans in a larger group taking into
                                 account the appraised value of the real estate
                                 and the commercial and multifamily real estate
                                 market.

                                 o    We cannot assure you that the historical
                                      data supporting the actuarial analysis
                                      will accurately reflect or predict the
                                      rate of delinquency, foreclosure or loss
                                      that will be experienced by the mortgage
                                      loans in a particular series.

                                 o    We cannot assure you that the appraised
                                      value of any property securing a mortgage
                                      loan in a particular series will remain
                                      stable throughout the life of your
                                      certificate.

                                      -14-

                                 o    We cannot assure you that the real estate
                                      market will not experience an overall
                                      decline in property values nor can we
                                      assure you that the outstanding balance of
                                      any mortgage loan in a particular series
                                      will always be less than the market value
                                      of the property securing the mortgage
                                      loan.

RATINGS DO NOT GUARANTY
   VALUE .....................   If one or more rating agencies downgrade
                                 certificates of a series, your certificate will
                                 decrease in value. Because none of Morgan
                                 Stanley Capital I Inc., the seller, the master
                                 servicer, the trustee or any affiliate has any
                                 obligation to maintain a rating of a class of
                                 certificates, you will have no recourse if your
                                 certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
   MAY BE VOLATILE AND
   INSUFFICIENT TO ALLOW
   TIMELY PAYMENT ON YOUR
   CERTIFICATES ..............   Repayment of a commercial or multifamily
                                 mortgage loan is dependent on the income
                                 produced by the property. Therefore, the
                                 borrower's ability to repay a mortgage loan
                                 depends primarily on the successful operation
                                 of the property and the net operating income
                                 derived from the property. Net operating income
                                 can be volatile and may be adversely affected
                                 by factors such as:

                                 o    economic conditions causing plant closings
                                      or industry slowdowns;

                                 o    an oversupply of available retail space,
                                      office space or multifamily housing;

                                 o    changes in consumer tastes and
                                      preferences;

                                 o    decrease in consumer confidence;

                                 o    retroactive changes in building codes;

                                 o    the age, design and construction quality
                                      of the property, including perceptions
                                      regarding the attractiveness, convenience
                                      or safety of the property;

                                 o    the age, design, construction quality and
                                      proximity of competing properties;

                                 o    increases in operating expenses due to
                                      external factors such as increases in
                                      heating or electricity costs;

                                 o    increases in operating expenses due to
                                      maintenance or improvements required at
                                      the property;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                 o    the concentration of a particular business
                                      type in a building;

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants; and

                                      -15-

                                 o    the property's "operating leverage."

                                 Operating leverage refers to the percentage of
                                 total property expenses in relation to revenue,
                                 the ratio of fixed operating expenses to those
                                 that vary with revenue and the level of capital
                                 expenditures required to maintain the property
                                 and retain or replace tenants.

                                 If a commercial property is designed for a
                                 specific tenant, net operating income may be
                                 adversely affected if that tenant defaults
                                 under its obligations because properties
                                 designed for a specific tenant often require
                                 substantial renovation before it is suitable
                                 for a new tenant. As a result, the proceeds
                                 from liquidating this type of property
                                 following foreclosure might be insufficient to
                                 cover the principal and interest due under the
                                 loan.

                                 It is anticipated that a substantial portion of
                                 the mortgage loans included in any trust fund
                                 will be nonrecourse loans or loans for which
                                 recourse may be restricted or unenforceable.
                                 Therefore, if a borrower defaults, recourse may
                                 be had only against the specific property and
                                 any other assets that have been pledged to
                                 secure the related mortgage loan.

PROPERTY VALUE MAY BE
   ADVERSELY AFFECTED EVEN
   WHEN THERE IS NO CHANGE IN
   CURRENT OPERATING INCOME ..   Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include among others:

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    the availability of refinancing; and

                                 o    changes in interest rate levels or yields
                                      required by investors in income-producing
                                      commercial properties.

THE PROSPECTIVE PERFORMANCE OF
   THE COMMERCIAL AND
   MULTIFAMILY MORTGAGE LOANS
   INCLUDED IN EACH TRUST
   SHOULD BE EVALUATED
   SEPARATELY FROM THE
   PERFORMANCE OF THE MORTGAGE
   LOANS IN ANY OF OUR OTHER
   TRUSTS ....................   While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as

                                      -16-

                                 a result, each of the multifamily and
                                 commercial mortgage loans included in one of
                                 the depositor's trusts requires a unique
                                 underwriting analysis. Furthermore, economic
                                 and other conditions affecting real properties,
                                 whether worldwide, national, regional or local,
                                 vary over time. The performance of a pool of
                                 mortgage loans originated and outstanding under
                                 a given set of economic conditions may vary
                                 significantly from the performance of an
                                 otherwise comparable mortgage pool originated
                                 and outstanding under a different set of
                                 economic conditions. Accordingly, investors
                                 should evaluate the mortgage loans underlying
                                 the offered certificates independently from the
                                 performance of mortgage loans underlying any
                                 other series of offered certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 does not include disclosure concerning the
                                 delinquency and loss experience of static pools
                                 of periodic originations by the sponsor of
                                 assets of the type to be securitized (known as
                                 "static pool data"). Because of the highly
                                 heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool data for prior
                                 securitized pools, even those involving the
                                 same asset types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool data showing a low
                                 level of delinquencies and defaults would not
                                 be indicative of the performance of this pool
                                 or any other pools of mortgage loans originated
                                 by the same sponsor. Therefore, investors
                                 should evaluate this offering on the basis of
                                 the information set forth in the related
                                 prospectus supplement with respect to the
                                 mortgage loans, and not on the basis of any
                                 successful performance of other pools of
                                 securitized commercial mortgage loans.

VARIOUS TYPES OF INCOME-
   PRODUCING PROPERTIES MAY
   SECURE MORTGAGE LOANS
   UNDERLYING A SERIES OF
   CERTIFICATES AND EACH TYPE
   OF INCOME-PRODUCING
   PROPERTY MAY PRESENT
   SPECIAL RISKS .............   The mortgage loans underlying a series of
                                 certificates may be secured by numerous types
                                 of multifamily and commercial properties. The
                                 adequacy of an income-producing property as
                                 security for a mortgage loan depends in large
                                 part on its value and ability to generate net
                                 operating income. The relative importance of
                                 any factor affecting the value or operation of
                                 an income-producing property will depend on the
                                 type and use of the property, and the type and
                                 use of a particular income-producing property
                                 may present special risks. Additionally, many
                                 types of commercial properties are not readily
                                 convertible to alternative uses if the original
                                 use is not successful or may require
                                 significant capital expenditures to effect any
                                 conversion to an alternative use.

                                      -17-

THE OPERATION OF COMMERCIAL
   PROPERTIES IS DEPENDENT
   UPON SUCCESSFUL
   MANAGEMENT ................   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 A good property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to the maintenance of improvements, can
                                 improve cash flow, reduce vacancy, leasing and
                                 repair costs and preserve building value. On
                                 the other hand, management errors can, in some
                                 cases, impair short-term cash flow and the long
                                 term viability of an income-producing property.
                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Morgan Stanley Capital I Inc. makes no
                                 representation or warranty as to the skills of
                                 any present or future managers. Additionally,
                                 Morgan Stanley Capital I Inc. cannot assure you
                                 that the property managers will be in a
                                 financial condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

YOU SHOULD CONSIDER THE
   NUMBER OF MORTGAGE LOANS
   IN THE POOL ...............   Assuming pools of equal aggregate unpaid
                                 principal balances, the concentration of
                                 default, foreclosure and loss in a trust fund
                                 containing fewer mortgage loans will generally
                                 be higher than that in trust fund containing
                                 more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
   OR GUARANTEED AND YOUR
   SOURCE FOR REPAYMENTS IS
   LIMITED ...................   Payments under the mortgage loans are generally
                                 not insured or guaranteed by any person or
                                 entity.

                                 In general, the borrowers under the mortgage
                                 loans will be entities created to own or
                                 purchase the related commercial property. The
                                 borrowers are set up this way, in significant
                                 part, to isolate the property from the debts
                                 and liabilities of the person creating the
                                 entity. In most cases, the loan will represent
                                 a nonrecourse obligation of the related
                                 borrower secured by the lien of the related
                                 mortgage and the related lease assignments.
                                 Even if the loan is recourse, the borrower
                                 generally will not have any significant assets
                                 other than the property or properties and the
                                 related leases, which will be pledged to the
                                 trustee. Therefore, payments on the loans and,
                                 in turn, payments of principal and interest on
                                 your certificates, will depend primarily or
                                 solely on rental payments by the lessees. Those
                                 rental payments will, in turn, depend on

                                      -18-

                                 continued occupancy by, or the creditworthiness
                                 of, those lessees. Both continued occupancy and
                                 creditworthiness may be adversely affected by a
                                 general economic downturn or an adverse change
                                 in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
   REPAY THE REMAINING
   PRINCIPAL BALANCE ON ITS
   MATURITY DATE WHICH WOULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Some of the mortgage loans may not be fully
                                 amortizing over their terms to maturity and
                                 will require substantial principal
                                 payments--i.e., balloon payments--at their
                                 stated maturity. Mortgage loans with balloon
                                 payments involve a greater degree of risk
                                 because a borrower's ability to make a balloon
                                 payment typically will depend upon its ability
                                 either to timely refinance the loan or to
                                 timely sell the mortgaged property. However,
                                 refinancing a loan or selling the property will
                                 be affected by a number of factors, including:

                                 o    interest rates;

                                 o    the borrower's equity in the property;

                                 o    the financial condition and operating
                                      history of the borrower and the property;

                                 o    tax laws;

                                 o    renewability of operating licenses;

                                 o    prevailing economic conditions and the
                                      availability of credit for commercial and
                                      multifamily properties;

                                 o    with respect to certain multifamily
                                      properties and mobile home parks, rent
                                      control laws; and

                                 o    with respect to hospitals, nursing homes
                                      and convalescent homes, reimbursement
                                      rates from private and public coverage
                                      providers.

YOUR CERTIFICATES WILL BEAR
   LOSSES IF INSUFFICIENT
   FUNDS ARE AVAILABLE TO
   SATISFY ANY JUNIOR MORTGAGE
   LOANS .....................   If the prospectus supplement so specifies, some
                                 of the mortgage loans may be secured primarily
                                 by junior mortgages. In the event of a
                                 liquidation, satisfaction of a mortgage loan
                                 secured by a junior mortgage will be
                                 subordinate to the satisfaction of the related
                                 senior mortgage loan. If the proceeds are
                                 insufficient to satisfy the junior mortgage and
                                 the related senior mortgage, the junior
                                 mortgage loan in the trust fund would suffer a
                                 loss and the class of certificate you own may
                                 bear that loss. Therefore, any risks of
                                 deficiencies associated with first mortgage
                                 loans will be even greater in the case of
                                 junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ..............   If the related prospectus supplement so
                                 specifies, a master servicer, a sub servicer or
                                 a special servicer will be permitted, within
                                 prescribed parameters, to extend and modify
                                 whole loans that are in default or as

                                      -19-

                                 to which a payment default is imminent. Any
                                 ability to extend or modify may apply, in
                                 particular, to whole loans with balloon
                                 payments. In addition, a master servicer, a sub
                                 servicer or a special servicer may receive a
                                 workout fee based on receipts from, or proceeds
                                 of, those whole loans. While any entity
                                 granting this type of extension or modification
                                 generally will be required to determine that
                                 the extension or modification is reasonably
                                 likely to produce a greater recovery on a
                                 present value basis than liquidation, there is
                                 no assurance this will be the case.
                                 Additionally, if the related prospectus
                                 supplement so specifies, some of the mortgage
                                 loans included in the mortgage pool may have
                                 been subject to workouts or similar
                                 arrangements following prior periods of
                                 delinquency and default.

TENANT BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT
   ON YOUR CERTIFICATES ......   The bankruptcy or insolvency of a major tenant,
                                 or of a number of smaller tenants may adversely
                                 affect the income produced by a mortgaged
                                 property. Under the Bankruptcy Code, a tenant
                                 has the option of assuming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim would be a general
                                 unsecured claim against the tenant, absent
                                 collateral securing the claim. The claim would
                                 be limited to the unpaid rent reserved for the
                                 periods prior to the bankruptcy petition or the
                                 earlier surrender of the leased premises, which
                                 are unrelated to the rejection, plus the
                                 greater of one year's rent or 15% of the
                                 remaining rent reserved under the lease, but
                                 not more than three years' rent to cover any
                                 rejection related claims.

BORROWER BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT
   ON YOUR CERTIFICATES ......   Under the Bankruptcy Code, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the real property owned
                                 by that borrower, as well as the commencement
                                 or continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may prevent a lender from
                                 foreclosing on the mortgaged property, subject
                                 to certain protections available to the lender.
                                 As part of a restructuring plan, a court also
                                 may reduce the amount of secured indebtedness
                                 to the then-value of the mortgaged property.
                                 Such an action would make the lender a general
                                 unsecured creditor for the difference between
                                 the then-value and the amount of its
                                 outstanding mortgage indebtedness. A bankruptcy
                                 court also may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the mortgage loan's
                                      repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the mortgaged
                                 property in a manner that would substantially
                                 diminish the position of the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain

                                      -20-

                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under the Bankruptcy Code, the lender will be
                                 stayed from enforcing a borrower's assignment
                                 of rents and leases. The Bankruptcy Code also
                                 may interfere with the lender's ability to
                                 enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and may significantly
                                 delay the receipt of rents. Rents also may
                                 escape an assignment to the extent they are
                                 used by the borrower to maintain the mortgaged
                                 property or for other court authorized
                                 expenses.

                                 As a result of the foregoing, the lender's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

SOPHISTICATION OF THE BORROWER
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   In general, the mortgage loans will be made to
                                 partnerships, corporations or other entities
                                 rather than individuals. This may entail
                                 greater risks of loss from delinquency and
                                 foreclosure than do single family mortgage
                                 loans. In addition, the borrowers under
                                 commercial mortgage loans may be more
                                 sophisticated than the average single family
                                 home borrower. This may increase the likelihood
                                 of protracted litigation or the likelihood of
                                 bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
   LOSSES OR RISKS WHICH COULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Although the prospectus supplement for a series
                                 of certificates will describe the credit
                                 support for the related trust fund, the credit
                                 support will be limited in amount and coverage
                                 and may not cover all potential losses or
                                 risks. Use of credit support will be subject to
                                 the conditions and limitations described in the
                                 prospectus and in the related prospectus
                                 supplement. Moreover, any applicable credit
                                 support may not cover all potential losses or
                                 risks. For example, credit support may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates, which
                                 may include certificates being offered to you.
                                 Although subordination is intended to reduce
                                 the senior certificateholders' risk of
                                 delinquent distributions or ultimate losses,
                                 the amount of subordination will be limited and
                                 may decline under certain circumstances. In
                                 addition, if principal payments are made in a
                                 specified order of priority, and limits exist
                                 with respect to the aggregate amount of claims
                                 under any related credit support, the credit
                                 support may be exhausted before the principal
                                 of the certificate classes with lower priority
                                 has been repaid. Significant losses and
                                 shortfalls on the assets consequently may fall
                                 primarily upon classes of certificates having a
                                 lower payment priority.

                                 The amount of any credit support supporting one
                                 or more classes of certificates being offered
                                 to you, including the subordination of one or
                                 more classes will be determined on the basis of
                                 criteria established by

                                      -21-

                                 each pertinent rating agency. Those criteria
                                 will be based on an assumed level of defaults,
                                 delinquencies, other losses or other factors.
                                 However, the loss experience on the related
                                 mortgage loans or mortgage backed securities
                                 may exceed the assumed levels. See "Description
                                 of Credit Support."

                                 Regardless of the form of any credit
                                 enhancement, the amount of coverage will be
                                 limited and, in most cases, will be subject to
                                 periodic reduction, in accordance with a
                                 schedule or formula. The master servicer
                                 generally will be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates, if the applicable rating agency
                                 indicates that the then current ratings will
                                 not be adversely affected. A rating agency may
                                 lower the ratings of any series of certificates
                                 if the obligations of any credit support
                                 provider are downgraded. The ratings also may
                                 be lowered if losses on the related mortgage
                                 loans or MBS substantially exceed the level
                                 contemplated by the rating agency at the time
                                 of its initial rating analysis. Neither Morgan
                                 Stanley Capital I Inc., the master servicer nor
                                 any of their affiliates will have any
                                 obligation to replace or supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any ratings of any series of
                                 certificates.

INVESTORS IN SUBORDINATE
   CLASSES OF CERTIFICATES MAY
   BE SUBJECT TO DELAYS IN
   PAYMENT AND MAY NOT RECOVER
   THEIR INITIAL
   INVESTMENTS ...............   To the extent described in this prospectus, the
                                 subordinate certificateholders' rights to
                                 receive distributions with respect to the
                                 assets to which they would otherwise be
                                 entitled will be subordinate to the rights of
                                 the senior certificateholders and of the master
                                 servicer, if the master servicer is paid its
                                 servicing fee, including any unpaid servicing
                                 fees with respect to one or more prior periods,
                                 and is reimbursed for certain unreimbursed
                                 advances and unreimbursed liquidation expenses.
                                 As a result, investors in subordinate
                                 certificates must be prepared to bear the risk
                                 that they may be subject to delays in payment
                                 and may not recover their initial investments.

                                 The yields on the subordinate certificates may
                                 be extremely sensitive to the loss experience
                                 of the assets and the timing of any losses. If
                                 the actual rate and amount of losses
                                 experienced by the assets exceed the rate and
                                 amount assumed by an investor, the yields to
                                 maturity on the subordinate certificates may be
                                 lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
   LOAN PROVISIONS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The mortgage loans may contain due-on-sale
                                 clauses, which permit a lender to accelerate
                                 the maturity of the mortgage loan if the
                                 borrower sells, transfers or conveys the
                                 related mortgaged property or its interest in
                                 the mortgaged property and debt-acceleration
                                 clauses, which permit a lender to accelerate
                                 the loan upon a monetary or non-monetary
                                 default by the borrower. These clauses are
                                 generally enforceable. The courts of all states
                                 will enforce clauses providing for acceleration
                                 in the event of a material payment default. The
                                 equity courts, however, may refuse to enforce
                                 these clauses if acceleration of the
                                 indebtedness would be inequitable, unjust or
                                 unconscionable.

                                      -22-

                                 If the related prospectus supplement so
                                 specifies, the mortgage loans will be secured
                                 by an assignment of leases and rents. Pursuant
                                 to those assignments, the borrower typically
                                 assigns its right, title and interest as
                                 landlord under the leases on the related
                                 mortgaged property and the income derived from
                                 the leases to the lender as further security
                                 for the related mortgage loan, while retaining
                                 a license to collect rents as long as there is
                                 no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. These assignments are
                                 typically not perfected as security interests
                                 prior to actual possession of the cash flows.
                                 Some state laws may require that the lender
                                 take possession of the mortgaged property and
                                 obtain judicial appointment of a receiver
                                 before becoming entitled to collect the rents.
                                 In addition, if bankruptcy or similar
                                 proceedings are commenced by or in respect of
                                 the borrower, the lender's ability to collect
                                 the rents may be adversely affected. See "Legal
                                 Aspects of the Mortgage Loans and the
                                 Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
   MORTGAGED PROPERTIES MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Real property pledged as security for a
                                 mortgage loan may be subject to environmental
                                 risks. Under federal law and the laws of
                                 certain states, contamination of a property may
                                 give rise to a lien on the property to assure
                                 the costs of cleanup. In several states, this
                                 type of lien has priority over the lien of an
                                 existing mortgage against the property.
                                 Moreover, the presence of hazardous or toxic
                                 substances, or the failure to remediate the
                                 property, may adversely affect the owner or
                                 operator's ability to borrow using the property
                                 as collateral. In addition, under the laws of
                                 some states and under CERCLA and other federal
                                 law, a lender may become liable, as an "owner
                                 operator," for costs of addressing releases or
                                 threatened releases of hazardous substances
                                 that require remedy at a property, if agents or
                                 employees of the lender have become
                                 sufficiently involved in the management or
                                 operations of the borrower. Liability may be
                                 imposed even if the environmental damage or
                                 threat was caused by a prior owner.

                                 Under certain circumstances, a lender also
                                 risks this type of liability on foreclosure of
                                 the mortgage. Unless the related prospectus
                                 supplement specifies otherwise, neither the
                                 master servicer, the sub-servicer nor the
                                 special servicer may acquire title to a
                                 mortgaged property or take over its operation
                                 unless the master servicer has previously
                                 determined, based upon a report prepared by a
                                 person who regularly conducts environmental
                                 audits, that:

                                 o    the mortgaged property is in compliance
                                      with applicable environmental laws, and
                                      there are no circumstances present at the
                                      mortgaged property for which
                                      investigation, testing, monitoring,
                                      containment, clean-up or remediation could
                                      be required under any federal, state or
                                      local law or regulation; or

                                 o    if the mortgaged property is not in
                                      compliance with applicable environmental
                                      laws or circumstances requiring any of the
                                      foregoing actions are present, that it
                                      would be in the best economic interest of
                                      the trust fund to acquire title to the
                                      mortgaged property and take the actions as
                                      would be necessary and appropriate to
                                      effect compliance or respond to those
                                      circumstances.

                                      -23-

                                 See "Legal Aspects of the Mortgage Loans and
                                 Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
   YOU MAY NOT BE ELIGIBLE TO
   PURCHASE CERTIFICATES .....   Generally, ERISA applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of those plans. Due to the
                                 complexity of regulations governing those
                                 plans, prospective investors that are subject
                                 to ERISA are urged to consult their own counsel
                                 regarding consequences under ERISA of
                                 acquisition, ownership and disposition of the
                                 offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
   SHOULD IMPACT YOUR DECISION
   TO PURCHASE A REMIC
   RESIDUAL CERTIFICATE ......   Except as provided in the prospectus
                                 supplement, REMIC residual certificates are
                                 anticipated to have "phantom income" associated
                                 with them. That is, taxable income is
                                 anticipated to be allocated to the REMIC
                                 residual certificates in the early years of the
                                 existence of the related REMIC--even if the
                                 REMIC residual certificates receive no
                                 distributions from the related REMIC--with a
                                 corresponding amount of losses allocated to the
                                 REMIC residual certificates in later years.
                                 Accordingly, the present value of the tax
                                 detriments associated with the REMIC residual
                                 certificates may significantly exceed the
                                 present value of the tax benefits related
                                 thereto, and the REMIC residual certificates
                                 may have a negative "value."

                                 Moreover, the REMIC residual certificates will,
                                 in effect, be allocated an amount of gross
                                 income equal to the non-interest expenses of
                                 the REMIC, but those expenses will be
                                 deductible only as itemized deductions, and
                                 will be subject to all the limitations
                                 applicable to itemized deductions, by holders
                                 of REMIC residual certificates that are
                                 individuals. Accordingly, investment in the
                                 REMIC residual certificates generally will not
                                 be suitable for individuals or for certain
                                 pass-through entities, such as partnerships or
                                 S corporations, that have individuals as
                                 partners or shareholders. In addition, REMIC
                                 residual certificates are subject to
                                 restrictions on transfer. Finally, prospective
                                 purchasers of a REMIC residual certificate
                                 should be aware that Treasury Department
                                 regulations do not permit certain REMIC
                                 residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
   WITH SERVICING THE
   PROPERTIES MAY EFFECT THE
   TIMING OF PAYMENTS ON YOUR
   CERTIFICATES ..............   Under certain circumstances, the consent or
                                 approval of the holders of a specified
                                 percentage of the aggregate principal balance
                                 of all outstanding certificates of a series or
                                 a similar means of allocating decision-making
                                 will be required to direct certain actions. The
                                 actions may include directing the special
                                 servicer or the master servicer regarding
                                 measures to be taken with respect to some of
                                 the mortgage loans and real estate owned
                                 properties and amending the relevant pooling
                                 agreement or trust agreement. The consent or
                                 approval of these holders will be sufficient to
                                 bind all certificateholders of the relevant
                                 series. See "Description of the
                                 Agreements--Events of Default," "--Rights Upon
                                 Event of Default," and "--Amendment."

                                      -24-

LITIGATION ARISING OUT OF
   ORDINARY BUSINESS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   There may be pending or threatened legal
                                 proceedings against the borrowers and managers
                                 of the mortgaged properties and their
                                 respective affiliates arising out of the
                                 ordinary business of the borrowers, managers
                                 and affiliates. This litigation could cause a
                                 delay in the payment on your certificates.
                                 Therefore, we cannot assure you that this type
                                 of litigation would not have a material adverse
                                 effect on your certificates.

COMPLIANCE WITH THE AMERICANS
   WITH DISABILITIES ACT OF
   1990 MAY BE EXPENSIVE AND
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   Under the Americans with Disabilities Act of
                                 1990, all public accommodations are required to
                                 meet federal requirements related to access and
                                 use by disabled persons. Borrowers may incur
                                 costs complying with the Americans with
                                 Disabilities Act of 1990. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. These costs of
                                 complying with the Americans with Disabilities
                                 Act of 1990 and the possible imposition of
                                 fines for noncompliance would result in
                                 additional expenses on the mortgaged
                                 properties, which could have an adverse effect
                                 on your certificates.

IF YOUR CERTIFICATE IS
   BOOK-ENTRY, YOU WILL NOT BE
   RECOGNIZED AS A
   CERTIFICATEHOLDER
   BY THE TRUSTEE ............   If the prospectus supplement so provides, one
                                 or more classes of the certificates offered to
                                 you will be initially represented by one or
                                 more certificates for each class registered in
                                 the name of Cede & Co., the nominee for the
                                 Depository Trust Company. If you purchase this
                                 type of certificate:

                                 o    your certificate will not be registered in
                                      your name or the name of your nominee;

                                 o    you will not be recognized by the trustee
                                      as a certificateholder; and

                                 o    you will be able to exercise your right as
                                      a certificateholder only through the
                                      Depository Trust Company and its
                                      participating organizations.

                                 You will be recognized as a certificateholder
                                 only if and when definitive certificates are
                                 issued. See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates."

                                 ----------
This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -25-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o    mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

          o    direct obligations of the United States, agencies of the United
               States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b)
               non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o    Multifamily Properties which are residential properties
               consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
               hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
               self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                      -26-

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                      -27-

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                      -28-

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

          o    the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o    a projection of value based upon the property's projected net cash flow; or

          o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value;

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate;

          o    more than one of the appraisal methods may be used and each may produce significantly different results; and

          o    if a high Loan-to-Value Ratio accompanies a high Debt Service
               Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                      -29-

LOAN COMBINATIONS

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o    the type of property securing the mortgage loans, e.g.,
               multifamily property or commercial property and the type of property in each category;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the Loan-to-Value
               Ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the state or states in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o    with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the
               adjustable rate loan and the frequency of monthly payment
               adjustments;

          o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

                                      -30-

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Generally, the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

                                      -31-

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company;

          o    the market price of the MBS and the basis on which the market price was determined; and

          o    if the issuer of the MBS is required to file reports under the
               Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

                                      -32-

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding paragraph and, in particular, will disclose the
Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any

                                      -33-

guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an

                                      -34-

Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                      -35-

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                      -36-

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

     FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

GENERAL

     It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC") will be a sponsor or co-sponsor for each series; however if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities

                                      -37-

will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan
Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway,
New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los Angeles, California and Irvine, California. MSMC
originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

     MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by
MSMC for the four years ending on December 31, 2005.

                                              TOTAL MSMC LOANS        TOTAL MSMC LOANS
YEAR (APPROXIMATE                             SECURITIZED WITH     SECURITIZED WITH NON-   TOTAL MSMC LOANS
AMTS IN BILLIONS-$'S)   TOTAL MSMC LOANS*   AFFILIATED DEPOSITOR    AFFILIATED DEPOSITOR      SECURITIZED
---------------------   -----------------   --------------------   ---------------------   ----------------

2005                           12.1                  8.2                    1.8                  10.0
2004                            7.7                  5.3                    1.2                   6.5
2003                            6.4                  3.3                    1.3                   4.6
2002                            4.6                  2.2                    0.6                   2.8

*    MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total
     MSMC Loans Securitized includes loans in both public and private securitizations.

     MSMC's large mortgage loan program typically originates loans larger than
$75 million, although MSMC's conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC's securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

     Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.
The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls,

                                      -38-

current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

     Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

SERVICING

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

                                      -39-

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

     Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                      -40-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

     o    provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

     o    be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

     o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

     o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

     o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

     Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                      -41-

     If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

                                      -42-

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
               Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

     If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                      -43-

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each
Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                      -44-

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

     With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will

                                      -45-

be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Generally, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7)  the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                      -46-

          o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o    whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o    if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9)  with respect to any Whole Loan liquidated during the related Due
          Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o    the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o    the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
               Property or the related mortgage loan and

          o    the amount of any loss to certificateholders in respect of the related mortgage loan;

                                      -47-

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate
          Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related
          Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution
          Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
          Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
          Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o    assumption and modification fees collected during the related Due
               Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                      -48-

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                      -49-

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.
               This servicer will service all or a significant number of Whole
               Loans directly without a subservicer. References in this
               prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole
               Loans directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                      -50-

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the
               Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                      -51-

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase

                                      -52-

or replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole
Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either

                                      -53-

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

     Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds,
          together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4)  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

     (6)  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements";

     (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
          Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
          "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
          "--

                                      -54-

          Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
          Certificates--Termination";

     (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
          Interest; Servicing Compensation and Payment of Expenses";

     (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

     Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1)  to make distributions to the certificateholders on each Distribution
          Date;

     (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
          Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and
          Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole
          Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and
          Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
          Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
          Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3)
          above while these amounts remain outstanding and unreimbursed;

     (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on,

                                      -55-

          mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

     (7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
          Regarding a Master Servicer and the Depositor";

     (8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate
          Account;

     (11) to pay the person entitled thereto any amounts deposited in the
          Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

     (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
          Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

     (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of
          certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (17) to pay the person entitled thereto any amounts deposited in the
          Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase"
          and "--Representations and Warranties; Repurchases" or otherwise;

     (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (19) to clear and terminate the Certificate Account at the termination of the trust fund.

OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which

                                      -56-

the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
               Due-on-Sale clause; attempting to cure delinquencies;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
               responsible for filing and settling claims in respect of
               particular Whole Loans under any applicable instrument of Credit
               Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

                                      -57-

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees.;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a

                                      -58-

Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

     If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

                                      -59-

Subject to the foregoing, the special servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the special servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

                                      -60-

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the

                                      -61-

addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the
Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or
Due-on-Encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

                                      -62-

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that

                                      -63-

expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

     The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the
               prosecution of an enforcement action in respect of any specific
               Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
               Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the

                                      -64-

certificateholders, and the master servicer, the special servicer or Morgan
Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
          Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
          Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
          Rights; and

     (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

     With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating
Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the

                                      -65-

applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other percentage as may be specified in the related prospectus supplement) of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

                                      -66-

     (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the
          Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within
30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its

                                      -67-

property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or
(iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then
Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement.
If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause (or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

     If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2)  any conditions to payment thereunder not otherwise described in this prospectus;

     (3)  the conditions, if any, under which the amount of coverage under the
          Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5)  information regarding the obligor under any instrument of Credit
          Support, including:

          o    a brief description of its principal business activities;

                                      -68-

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o    its total assets, and its stockholders' or policyholders'
               surplus, if applicable, as of the date specified in the
               prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                      -69-

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

                                      -70-

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

                                      -71-

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

                                      -72-

FORECLOSURE

     GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

                                      -73-

     NON JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                      -74-

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

     o    the Internal Revenue Service grants an REO Extension, or

     o    It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                      -75-

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

     The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                      -76-

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

     (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

     (7)  A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the
          Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                      -77-

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

     If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                      -78-

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

                                      -79-

          o    To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                      -80-

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    In certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property?

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and
Deposit

                                      -81-

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    If the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                      -82-

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

     Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
               Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

                                      -83-

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

          o    Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                      -84-

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                      -85-

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc. This summary is based on laws, regulations, including REMIC
Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the

                                      -86-

trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o    A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the

                                      -87-

               extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    A grantor trust certificate owned by a REMIC will represent
               "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

                                      -88-

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

     For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

                                      -89-

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

          1.   Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

                                      -90-

          o    No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91 49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own Prepayment
Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.
Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.
Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

                                      -91-

          2.   Grantor Trust Certificates Representing Interests in Loans Other
               Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days

                                      -92-

in the period to determine the daily portion of OID for each day in the period.
With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.   Grantor Trust Certificates Representing Interests in Adjustable
               Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

                                      -93-

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July
18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o    a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the Treasury
Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts"
that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account,
(ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

                                      -94-

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of
REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.
While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

                                      -95-

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC
Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs,
respectively, will be considered REMIC Regular Certificates or REMIC Residual
Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each

                                      -96-

series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the
Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when

                                      -97-

prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

                                      -98-

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent

                                      -99-

interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular
Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular
Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

                                      -100-

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have
OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at

                                      -101-

maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such
               REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC
Regular Certificate substantially contemporaneously with acquiring the REMIC
Regular Certificate; the REMIC Regular Certificate is part of a straddle; the
REMIC Regular Certificate is marketed or sold as producing capital gains; or
other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC
Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular

                                      -102-

Certificate is allocable to pre issuance accrued interest and the REMIC Regular
Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular
Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the
OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first
Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag
Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued OID, to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o    the REMIC Regular Certificateholder does not actually or
               constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
               REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular
               Certificateholder.

                                      -103-

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular
Certificateholder of a trade or business within the United States, then the
Non-U.S. REMIC Regular Certificateholder will not be subject to the 30%
withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular
Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

                                      -104-

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the
REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-interest
               Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

                                      -105-

          o    the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income

                                      -106-

over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

                                      -107-

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual

                                      -108-

Certificateholder with respect to the REMIC Residual Certificate, and decreased
-- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual
Certificate and by the distributions received thereon by the REMIC Residual
Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC
Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related
Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC
Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

                                      -109-

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular

                                      -110-

Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of
Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to
United States withholding tax when paid or otherwise distributed, or when the
REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual
Certificates do not have significant value. See "--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC
Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)  any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

                                      -111-

          o    a partnership, trust or estate; and

          o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

     (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and
          (iii) that the transferee will not cause income with respect to the
          REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

     (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

                                      -112-

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in
                    Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the
                    interest will be to another eligible corporation in a
                    transaction which will also satisfy clauses (1) and (2)
                    above and this clause (3)(ii) and (c) the facts and
                    circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of
                    consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a
                    reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                    the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual
                    interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through

                                      -113-

entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

     Reportable Transactions. Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the
Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of

                                      -114-

ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or
Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

     AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90 24, Exemption Application No. D 8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67
Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
               & Co. Incorporated or any of its affiliates is the sole
               underwriter or the manager or co manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1)  The acquisition of the certificates by an ERISA Plan is on terms --
          including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

     (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service,
          Inc. and Standard & Poor's Ratings Services, a division of The
          McGraw-Hill Companies, Inc.;

     (3)  The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
          the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans;
          the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

                                      -115-

     (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "securities" for purposes of the
               Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for

                                      -116-

certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of

                                      -117-

loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as
"commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).
The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus

                                      -118-

supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

                                      -119-

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports (other than annual reports on Form 10-K) filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield, or by telephone at (212) 761 4000. Morgan Stanley Capital I Inc.
has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto.

                                      -120-

The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference
Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at
1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                      -121-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                      -122-

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                      -123-

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

                                      -124-

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "IRS" means the Internal Revenue Service.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

     "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                      -125-

     "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

                                      -126-

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of
Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

B. applicable law; and

C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

                                      -127-

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

                                      -128-

     "Value" means,

     (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

     (b) the lesser of

          o    the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o    the sales price for that property; or

     (c) the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

                                      -129-